As filed with the Securities and Exchange Commission on February 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARAMARK Holdings Corporation

ARAMARK Corporation

(Exact name of registrant as specified in its charter)

Delaware	5812	20-8236097
Delaware	5812	95-2051630
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ARAMARK Tower

1101 Market Street

Philadelphia, Pennsylvania 19107

(215) 238-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen R. Reynolds, Esq.

Executive Vice President, General Counsel and Secretary

ARAMARK Tower

1101 Market Street

Philadelphia, Pennsylvania 19107

(215) 238-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

Approximate date of commencement of proposed offer: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer	☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.75% Senior Notes due 2020	(1)	(1)	(1)	(1)
Guarantees of 5.75% Senior Notes due 2020(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required.
(2)	See inside facing page for additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Registrant Guarantors

Exact Name of Registrant as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (IF NONE WRITE N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number
1st & Fresh, LLC	Delaware	26-3147608	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Addison Concessions, Inc.	Delaware	23-3068280	1101 Market Street, Philadelphia, PA 19107	215-238-3000

American Snack & Beverage, LLC	Florida	65-0099517	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK American Food Services, LLC	Ohio	34-4197320	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Asia Management, LLC	Delaware	20-1697406	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Aviation Services Limited Partnership	Delaware	36-3940986	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Business & Industry, LLC	Delaware	26-3147457	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Business Center, LLC	Delaware	46-3549461	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Business Dining Services of Texas, LLC	Texas	23-2573583	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Business Facilities, LLC	Delaware	26-3674871	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Campus, LLC	Delaware	23-3102688	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Capital Asset Services, LLC	Wisconsin	39-1551693	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Cleanroom Services (Puerto Rico), Inc.	Delaware	20-2644041	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Cleanroom Services, LLC	Delaware	23-2062167	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Confection, LLC	Delaware	36-2392940	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Construction and Energy Services, LLC	Delaware	27-3359653	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Construction Services, Inc.	Delaware	27-4284479	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Consumer Discount Company	Pennsylvania	23-2704523	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Correctional Services, LLC	Delaware	23-2778485	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK CTS, LLC	Delaware	36-4503103	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Exact Name of Registrant as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (IF NONE WRITE N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number

ARAMARK Distribution Services, Inc.	Illinois	36-1164580	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Educational Group, LLC	Delaware	23-2573586	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Educational Services of Texas, LLC	Texas	23-1717332	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Educational Services of Vermont, Inc.	Vermont	23-2263511	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Educational Services, LLC	Delaware	23-1354443	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Engineering Associates, LLC	Delaware	36-4358960	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Entertainment, LLC	Delaware	11-2145117	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Executive Management Services USA, Inc.	Delaware	23-3029011	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Facilities Management, LLC	Delaware	23-2636400	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Facility Management Corporation of Iowa	Iowa	13-3444248	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Facility Services, LLC	Delaware	20-8482211	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK FHC Business Services, LLC	Delaware	85-0485361	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK FHC Campus Services, LLC	Delaware	85-0485370	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK FHC Correctional Services, LLC	Delaware	85-0485374	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK FHC Healthcare Support Services, LLC	Delaware	85-0485377	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK FHC Kansas, Inc.	Kansas	04-3719118	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK FHC Refreshment Services, LLC	Delaware	85-0485381	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK FHC School Support Services, LLC	Delaware	85-0485386	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK FHC Services, LLC	Delaware	16-1653189	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK FHC Sports and Entertainment Services, LLC	Delaware	85-0485389	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Exact Name of Registrant as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (IF NONE WRITE N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number

ARAMARK FHC, LLC	Delaware	02-0652458	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Food and Support Services Group, Inc.	Delaware	23-2573585	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Food Service Corporation of Kansas	Kansas	13-3703705	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Food Service of Texas, LLC	Texas	74-1310443	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Food Service, LLC	Delaware	23-0404985	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK FSM, LLC	Delaware	37-1462108	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Healthcare Support Services of Texas, Inc.	Texas	23-2575102	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Healthcare Support Services of the Virgin Islands, Inc.	Delaware	23-2654936	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Healthcare Support Services, LLC	Delaware	23-1530221	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Healthcare Technologies, LLC	Delaware	33-0694408	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK India Holdings LLC	Delaware	20-5396223	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Industrial Services, LLC	Delaware	38-2712298	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Japan, Inc.	Delaware	37-1437224	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Kitty Hawk, Inc.	Idaho	23-2167428	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Management, LLC	Delaware	26-1597527	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Marketing Services Group, Inc.	Delaware	23-1630859	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Management Services Limited Partnership	Delaware	36-3797749	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK North Carolina Technical Services, LLC	Delaware	26-0771431	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Organizational Services, Inc.	Delaware	23-3029013	1101 Market Street, Philadelphia, PA 19107	215-238-3000
ARAMARK Processing, LLC	Delaware	26-2621089	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Exact Name of Registrant as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (IF NONE WRITE N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number

ARAMARK Qatar, LLC	Delaware	26-0727676	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Rail Services, LLC	Delaware	26-3519724	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK RAV, LLC	Delaware	38-3655870	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK RBI, INC.	Delaware	23-2732825	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Refreshment Services of Tampa, LLC	Delaware	26-2829924	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Refreshment Services, LLC	Delaware	23-1673482	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Schools Facilities, LLC	Delaware	26-3674561	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Schools, LLC	Delaware	23-3102689	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK SCM, Inc.	Delaware	04-3652050	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Senior Living Services, LLC	Delaware	20-0648583	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Senior Notes Company	Delaware	23-2693518	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Services Management of HI, Inc.	Hawaii	23-2983665	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Services Management of IL, Inc.	Illinois	23-2983669	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Services Management of MI, Inc.	Michigan	23-2983689	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Services Management of NJ, Inc.	New Jersey	23-2983702	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Services Management of OH, Inc.	Ohio	23-2983707	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Services Management of SC, Inc.	South Carolina	23-2983715	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Services Management of WI, Inc.	Wisconsin	23-2983725	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Services of Kansas, Inc.	Kansas	23-2525399	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Services of Puerto Rico, Inc.	Delaware	66-0231810	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Exact Name of Registrant as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (IF NONE WRITE N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number

ARAMARK SM Management Services, Inc.	Delaware	36-3744854	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK SMMS LLC	Delaware	23-3099982	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK SMMS Real Estate LLC	Delaware	23-3099984	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Sports and Entertainment Group, LLC	Delaware	23-2573588	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Sports and Entertainment Services of Texas, LLC	Texas	23-2573584	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Sports and Entertainment Services, LLC	Delaware	23-1664232	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Sports Facilities, LLC	Delaware	20-3808955	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Sports, LLC	Delaware	23-3102690	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Summer Games 1996, LLC	Delaware	23-2820402	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Technical Services North Carolina, Inc.	North Carolina	56-0893678	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Togwotee, LLC	Delaware	26-2259208	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK U.S. Offshore Services, LLC	Delaware	23-3020180	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK Uniform & Career Apparel Group, Inc.	Delaware	23-2816365	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Uniform & Career Apparel, LLC	Delaware	95-3082883	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Uniform Manufacturing Company	Delaware	23-2449947	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Uniform Services (Baltimore) LLC	Delaware	20-4488478	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Uniform Services (Carmelo) LLC	Delaware	None	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Uniform Services (Matchpoint) LLC	Delaware	20-5396299	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Uniform Services (Midwest) LLC	Delaware	20-4799404	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Uniform Services (Rochester) LLC	Delaware	75-3102371	115 North First Street, Burbank, CA 91502	215-238-3000

Exact Name of Registrant as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (IF NONE WRITE N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number

ARAMARK Uniform Services (Santa Ana) LLC	Delaware	20-0989729	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Uniform Services (Syracuse) LLC	Delaware	61-1437731	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Uniform Services (Texas) LLC	Delaware	20-4488401	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Uniform Services (West Adams) LLC	Delaware	20-2038791	115 North First Street, Burbank, CA 91502	215-238-3000

ARAMARK Venue Services, Inc.	Delaware	23-2986471	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK WTC, LLC	Delaware	45-5145553	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ARAMARK/HMS, LLC	Delaware	51-0363060	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Brand Coffee Service, Inc.	Texas	74-1875393	1101 Market Street, Philadelphia, PA 19107	215-238-3000

COHR Holdings, Inc.	Delaware	20-4226554	1101 Market Street, Philadelphia, PA 19107	215-238-3000

COHR Inc.	Delaware	95-4752572	1101 Market Street, Philadelphia, PA 19107	215-238-3000

D.G. Maren II, Inc.	Delaware	23-2921096	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Delsac VIII, Inc.	Delaware	23-2449950	115 North First Street, Burbank, CA 91502	215-238-3000

Filterfresh Coffee Service, Inc.	Delaware	14-1676557	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Filterfresh Franchise Group, LLC	Delaware	04-3527632	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Fine Host Holdings, LLC	Delaware	42-1567694	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Genesis Technology Partners, LLC	Nebraska	47-0814621	1101 Market Street, Philadelphia, PA 19107	215-238-3000

GTP Acquisition Co.	Delaware	20-0414323	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Harrison Conference Associates, LLC	Delaware	11-2516961	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Harrison Conference Center of Glen Cove, Inc.	New York	11-2385640	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Harrison Conference Center of Lake Bluff, Inc.	Illinois	36-2679415	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Exact Name of Registrant as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (IF NONE WRITE N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number

Harrison Conference Services of Massachusetts, LLC	Massachusetts	04-2528586	1101 Market Street, Philadelphia, PA 19107	215-238-3000
Harrison Conference Services of North Carolina, LLC	North Carolina	11-3092159	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Harrison Conference Services of Princeton, Inc.	New Jersey	11-2730949	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Harrison Conference Services of Wellesley, LLC	Massachusetts	04-2969190	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Harry M. Stevens, Inc. of New Jersey	New Jersey	13-5589767	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Harry M. Stevens, Inc. of Penn	Pennsylvania	13-6097356	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Harry M. Stevens, LLC	Delaware	20-8482129	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Kowalski-Dickow Associates, LLC	Wisconsin	39-1453115	1101 Market Street, Philadelphia, PA 19107	215-238-3000

L&N Uniform Supply, LLC	California	95-2309531	115 North First Street, Burbank, CA 91502	215-238-3000

Lake Tahoe Cruises, LLC	California	94-2599810	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Landy Textile Rental Services, LLC	Delaware	20-8482253	115 North First Street, Burbank, CA 91502	215-238-3000

Lifeworks Restaurant Group, LLC	Delaware	27-2146749	1101 Market Street, Philadelphia, PA 19107	215-238-3000

MPBP Holdings, Inc.	Delaware	20-8146134	1101 Market Street, Philadelphia, PA 19107	215-238-3000

MyAssistant, Inc.	Pennsylvania	23-3050214	1101 Market Street, Philadelphia, PA 19107	215-238-3000

New ARAMARK LLC	Delaware	46-1787432	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Old Time Coffee Co.	California	77-0546919	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Overall Laundry Services, Inc.	Washington	91-1138829	115 North First Street Burbank, CA 91502	215-238-3000

Paradise Hornblower, LLC	California	94-3136374	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Potomac Coffee, LLC	Delaware	11-3720904	1101 Market Street, Philadelphia, PA 19107	215-238-3000

ReMedPar, Inc.	Delaware	52-2349972	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Restaura, Inc.	Michigan	38-1206635	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Exact Name of Registrant as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (IF NONE WRITE N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number

Shoreline Operating Company, Inc.	California	77-0484063	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Tahoe Rocket LP	California	94-3390484	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Travel Systems, LLC	Nevada	88-0119879	1101 Market Street, Philadelphia, PA 19107	215-238-3000

Van Houtte USA Holdings Inc.	Delaware	33-1157779	1101 Market Street, Philadelphia, PA 19107	215-238-3000

The information in this prospectus is not complete and may be changed. The securities covered by this prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated February 21, 2014

ARAMARK Corporation

5.75% Senior Notes due 2020

The 5.75% Senior Notes due 2020 (the “notes”) bear interest at a rate of 5.75% per annum and will mature on March 15, 2020.

We may redeem some or all of the notes at any time on or after March 15, 2015 at the redemption prices set forth in this prospectus. We may redeem some or all of the notes prior to March 15, 2015, at a price equal to 100% of the principal amount of the notes redeemed plus the applicable “make-whole” premium as described in this prospectus. We may also redeem up to 40% of the notes at any time before March 15, 2015, at a price equal to 105.750% using the proceeds of certain equity offerings.

The notes are senior unsecured obligations of ARAMARK Corporation and rank senior in right of payment to our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes. The notes rank equal in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes. The notes are effectively subordinated to all of our existing and future secured debt, including obligations under our senior secured credit facilities, to the extent of the value of the assets securing such debt, and structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the notes.

The notes are guaranteed on an unsecured senior basis by ARAMARK Holdings Corporation and each of our wholly-owned domestic subsidiaries that guarantees our senior secured credit facilities. The notes rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes. The notes are effectively subordinated to all of the applicable guarantor’s existing and future secured debt, including such guarantor’s guarantee under our senior secured credit facilities, to the extent of the value of the assets securing such debt, and structurally subordinated to all obligations of any subsidiary that is not also a guarantor of the notes.

See “Risk Factors” beginning on page 16 for a discussion of certain risks that you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. and other affiliates of Goldman, Sachs & Co. and J.P. Morgan Securities LLC and other affiliates of J.P. Morgan Securities LLC in connection with offers and sales of the notes related to market-making transactions in the notes effected from time to time. Such affiliates of Goldman, Sachs & Co. or J.P. Morgan Securities LLC may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any proceeds from such sales.

The date of this prospectus is                     , 2014.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You must not rely on unauthorized information or representations.

This prospectus does not offer to sell nor ask for offers to buy any of the securities in any state or jurisdiction where an offer or sale is not permitted, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date.

i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “ARAMARK” and “the Company” and similar terms refer to ARAMARK Holdings Corporation and its subsidiaries and references to “Holdings” refer to ARAMARK Holdings Corporation and not any of its subsidiaries.

Our fiscal year ends on the Friday nearest September 30 in each year. In this prospectus, when we refer to our fiscal years, we say “fiscal” and the year number, as in “fiscal 2013,” which refers to our fiscal year ended September 27, 2013. In addition, “client” refers to those businesses and other organizations which engage us to provide services. “Consumers” refers to those consumers of our services, such as employees, students and patrons, to whom our clients provide us access.

We present Covenant EBITDA and Covenant Adjusted EBITDA as non-GAAP financial measures of ARAMARK Corporation and its restricted subsidiaries under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” Our presentation of Covenant EBITDA and Covenant Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. In addition, Covenant EBITDA and Covenant Adjusted EBITDA are measures of ARAMARK Corporation and its restricted subsidiaries only and do not include the results of Holdings. We believe that the inclusion of Covenant EBITDA and Covenant Adjusted EBITDA in this prospectus is appropriate to provide information to investors about the calculation of certain financial measures in our senior secured credit facilities and the indenture governing the notes. For instance, our senior secured credit facilities and the indenture governing the notes contain financial ratios that are calculated by reference to Covenant Adjusted EBITDA. Non-compliance with the financial ratio maintenance covenants contained in our senior secured credit facilities could result in the requirement to immediately repay all amounts outstanding under such facilities, while non-compliance with the debt incurrence ratio contained in our senior secured credit facilities and the indenture governing the notes would prohibit us from being able to incur additional indebtedness other than pursuant to specified exceptions.

Because Covenant EBITDA and Covenant Adjusted EBITDA are not measures determined in accordance with U.S. GAAP and are susceptible to varying calculations, we caution investors that these measures as presented may not be comparable to similarly titled measures of other companies. Under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” we include a quantitative reconciliation of Covenant EBITDA and Covenant Adjusted EBITDA to the most directly comparable U.S. GAAP financial performance measure, which is net income attributable to ARAMARK Corporation stockholder.

MARKET AND INDUSTRY DATA

The data included in this prospectus regarding our industry and market opportunity, including the size of certain sectors and geographies, our position and the position of our competitors within these sectors and geographies and the portion of the market opportunity that is currently outsourced, are based on management estimates, which were derived using our management’s knowledge and experience in the sectors and geographies in which we operate, our own internal estimates and research, industry and general publications and research, and surveys and studies conducted by third parties. We believe these estimates to be accurate as of the date of this prospectus. However, these estimates may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.

ii

SUMMARY

This summary does not contain all of the information that you should consider before making your investment decision. You should read the entire prospectus carefully, including the matters discussed under the caption “Risk Factors” and the detailed information and financial statements included in this prospectus.

Our Company

We are a leading global provider of food, facilities and uniform services to education, healthcare, business and industry and sports, leisure and corrections clients. Our core market is North America, which is supplemented by an additional 19-country footprint serving many of the fastest growing global geographies. We hold the #2 position in North America in food and facilities services and uniform services based on total sales in 2013. Internationally, we hold a top 3 position in food and facilities services based on total sales in 2013 in most countries in which we have significant operations, and are one of only 3 food and facilities competitors with our combination of scale, scope, and global reach. Through our established brand, broad geographic presence and employees, we anchor our business in our partnerships with thousands of education, healthcare, business, sports, leisure and corrections clients. Through these partnerships we serve millions of consumers including students, patients, employees, sports fans and guests worldwide. The scope and range of ARAMARK’s services are evidenced by the following:

•	We provide services to 86% of the Fortune 500

•	We serve over 500 million meals annually to approximately 5 million students at colleges, universities, and K-12 schools

•	We service over 2,000 healthcare facilities, collectively representing over 75 million patient days annually

•	We cater to approximately 100 million sports fans annually through our partnerships with over 150 professional and collegiate teams

•	We put over 2 million people in uniforms each day

•	We operate in 22 countries in North America, Europe, Asia and South America

ARAMARK’s mission is to “Deliver experiences that enrich and nourish lives.” This mission is anchored in a set of goals, which we refer to as our core values, that guide our execution in the marketplace:

•	Sell and Serve with Passion. Placing clients and consumers at the center of all that we do by listening and responding to their needs with service focused on quality and innovation

•	Set Goals. Act. Win. Maintaining a culture of accountability where performance matters and exhibiting leadership that achieves and exceeds expectations through our execution

•	Front-Line First. Providing our front-line employees with tools and training that empower them to deliver excellence at the point of service to thousands of consumers and clients every day

•	Integrity and Respect Always. High ethical standards are the cornerstone of the ARAMARK brand and help us earn the trust of our key constituents

We strive to accomplish this mission through a repeatable business model founded on five principles of excellence—selling, service, execution, marketing and operations. Our commitment to these values has earned us numerous awards and recognitions; we have been named one of the “World’s Most Admired Companies” by Fortune Magazine in the category of Diversified Outsourcing Services every year since 1999 and we are recognized as one of the “World’s Most Ethical Companies” by the Ethisphere Institute.

We operate our business in three reportable segments that share many of the same operating characteristics: Food and Support Services North America, or FSS North America, Food and Support Services International, or FSS International, and Uniform and Career Apparel, or Uniform. The following chart provides a brief overview of our reportable segments (dollars in millions):

(1)	Fiscal 2013 operating income excludes $74.2 million of unallocated corporate expenses.
(2)	Based on 2013 total sales.
(3)	We have significant operations in the following countries: China, Chile, Germany, Ireland, Japan, Spain and the UK. We believe we hold top 3 positions in all of these countries except Spain.

Within our reportable segments, our business is generally focused around key client types—Education, Healthcare, Business & Industry, Sports & Leisure and Corrections.

(1) Based on 2013 total sales.

We believe that our broad range of services, diversified client base, global reach and repeatable business model position us well for continued growth and margin expansion opportunities, although there can be no assurance that we will continue to grow. In fiscal 2013, we generated $13.9 billion of sales and $70 million of net income. As of December 27, 2013, we had $5.6 billion of total debt.

Our History and Recent Accomplishments

Since ARAMARK’s founding in 1959, we have broadened our service offerings and expanded our client base through a combination of organic growth and acquisitions, with the goal of further developing our food, facilities and uniform capabilities, as well as growing our international presence.

On January 26, 2007, ARAMARK delisted from the NYSE in conjunction with a going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.

In May 2012, Eric Foss became the new CEO and President of our company. Previously, Mr. Foss was the CEO of Pepsi Beverages Company and was Chairman and CEO of the publicly-traded Pepsi Bottling Group. Under Mr. Foss’ leadership at ARAMARK, we have introduced a number of initiatives designed to accelerate revenue and profit growth and expand margins.

In 2013, we continued to grow our existing business and win new clients, including the Ohio and Michigan departments of corrections, the Minnesota Vikings, the Chicago Bears, and the Tampa Bay Buccaneers, and additional services from existing clients such as Airbus and American University. There is no assurance that we will continue to grow and gain new customers.

In December 2013, ARAMARK Holdings Corporation completed its initial public offering of 36,250,000 shares of common stock. The net proceeds received from the sale of 28,000,000 shares of our common stock we sold in the initial public offering, net of costs directly related to the initial public offering, were approximately $524.1 million. We used the net proceeds to repay approximately $370.0 million of the outstanding term loans due July 26, 2016 under our senior secured credit facilities and approximately $154.1 million of outstanding borrowings under the revolving credit facilities constituting part of our senior secured credit facilities.

Our Market Opportunity

ARAMARK operates in large and highly fragmented markets. We believe that the global food and support services market and the North American uniform and career apparel market is approximately $900 billion. As only approximately 50% of this opportunity is outsourced, we believe that there is a substantial potential for growth by winning business with educational and healthcare institutions, businesses, sports and leisure facilities and correctional facilities that currently provide these services in-house. We expect that demand for increased outsourced services will continue to be driven by shifting client imperatives, including: the need to focus on core businesses, the desire to deliver a high level of consumer satisfaction, the pursuit of reduced costs and the attractiveness of consolidating services with a single provider. We believe our provision of these services is increasingly important to our clients’ achievement of their own missions.

The food and support services market is highly fragmented, with the five largest competitors capturing only 9% of the global market. We believe that larger service providers are better positioned to win a disproportionate amount of the business that is converted from self-operated services as clients seek services from partners with the scale and sophistication necessary to drive consumer satisfaction and increase operational efficiency. There can be no assurance that the number of outsourcing opportunities will increase or that our sales will increase if they do.

Our core geographic market is North America, which we believe will remain an attractive opportunity due to the favorable underlying economic conditions, stability and opportunities for profitable growth, and growing trend towards outsourcing. We continue to focus on the Education and Healthcare sectors, which are only approximately 30% outsourced, and have increased as a percentage of GDP, representing significant growth opportunities. While cost reduction continues to be a key consideration, we believe that clients’ decisions are increasingly driven by other benefits associated with outsourcing as they recognize that providing higher quality, more efficient food and facilities services is critical to driving satisfaction of their key constituents: students and faculty, patients, employees and sports fans.

We also operate in select, high growth, emerging markets in Asia and South America. The GDP of the countries making up these markets grew at approximately 8.6% in 2012, although GDP growth in Asia generally slowed from prior years. The economic growth in these countries is driven by factors such as rising discretionary income and increased investment in growth sectors such as mining, education and healthcare. Additionally, we estimate emerging markets are approximately 70% self-operated, making them highly attractive opportunities for outsourcing expansion. In Europe, we hold top 3 positions in Germany, the UK and Ireland. While we anticipate that economic conditions in Europe will continue to remain challenging, our exposure to southern Europe is limited to Spain, which represented approximately 1% of our total sales in 2013.

Our Strengths

We believe the following competitive strengths are key to our continued success:

Leader in a Large, Fragmented and Growing Market

We are a global market leader in the large, fragmented and growing food, facilities and uniform services industries. We believe that we have developed our leadership positions through using our experience and client and consumer knowledge to provide service offerings to our clients that allow our clients to focus on their core business. These leadership positions provide us with economies of scale, allow us to attract and retain industry talent and we believe position us to compete effectively for new business opportunities. We believe that clients are increasingly interested in service providers with a broad geographic reach and a breadth of service offerings.

Favorable Geographic, Sector and Service Mix

We have the global reach and capability to deliver our services in 22 countries around the world, which represent approximately 65% of the world’s GDP. We believe that our leading position in our core North American market will remain a principal growth driver. Also, utilizing the skills and experience we have developed over decades of service in the North American market, we have established positions in strategic emerging markets in Asia and South America. Our sales in emerging markets have increased at an annual rate of approximately 14% over the last five years, and represent 8% of our total sales in 2013 versus 4% in 2007. We believe that our expanding presence in these geographies will become increasingly important for our overall growth. In Europe, we have a selective position concentrated in Germany, the UK and Ireland with limited exposure to southern Europe.

We serve a large and diversified client base across a wide range of sectors and businesses, including Education, Healthcare, Business & Industry and Sports, Leisure and Corrections, with no single client accounting for more than 2% of 2013 sales (other than collectively a number of U.S. government entities). The Education and Healthcare sectors, which together contributed 43% of our 2013 sales globally, represent attractive growth opportunities for ARAMARK due to their size and low penetration.

We believe that the breadth of our service capabilities and ability to innovate position ARAMARK well to meet evolving consumer needs and address our clients’ increasing desire to conduct business with an experienced single provider of multiple services. Clients rely on ARAMARK to provide a variety of services, from offering safe living and working environments for miners to patient transportation services for healthcare clients to convenience stores on college campuses.

Longstanding Client Relationships

ARAMARK’s leading positions, scale and breadth of product offering enable us to continue to grow our business through higher penetration into existing clients and cross-selling of additional services. We have long-lasting relationships with our clients as evidenced by our approximately 94% annual retention rate and an average client relationship of approximately 10 years. We believe we are able to maintain these strong relationships year after year by providing services that help our clients focus on their own mission and also improve satisfaction of their key constituencies: employees, students and faculty, patients and sports fans. We believe that this is increasingly important for our clients as, for example, businesses compete for employees, colleges compete for students and hospitals compete for patients. Given that only 11% of our current clients utilize both food and facilities services, we believe substantial opportunities remain for us to provide additional services to our existing client base.

Further, we aim to increase the per capita spending of our target consumers and expand the participation rates of these populations in our existing service offering, through innovative marketing and merchandising programs. We continuously innovate our existing services to better meet our clients’ evolving needs. We use ARAMARK’s consumer insights and other research to increase our awareness of market trends, client needs and consumer preferences.

Improving Profitability with Significant Cash Flow Generation

We have and continue to implement a number of programs and tools designed to increase our profitability, including enhanced management of our key costs—food, labor and overhead—through SKU rationalization (a consolidation of product categories for our purchases), standardization of portion sizes, waste control, enhanced labor scheduling, turn-over reduction and SG&A discipline, among others. Because of the leverage inherent in our business model, we believe the implementation of these measures will increase our profitability. Since instituting these new productivity initiatives in 2012, we have seen positive momentum in our performance.

We believe our business mix allows us to deliver consistent profitability in most macroeconomic environments and our high mix of variable costs allows us to react quickly to changing conditions in our day to day operations. We have historically generated significant cash flow as a result of our consistent profitability and limited working capital and capital expenditure requirements. Our capital expenditures in the last 5 years have averaged only 2.5% of sales. In the economic downturn in 2009 for example, our cash flow actually increased as lower capital expenditures and a reduction in working capital more than offset an earnings decline. We believe that the low capital investment requirements of our business position us to continue to generate significant cash flow, which should give us the flexibility to reduce debt, pursue strategic acquisitions and return capital to our stockholders.

Experienced Management Team

Our management team consists of long-tenured ARAMARK leaders with significant industry experience along with outside leaders with significant Fortune 500 management, consumer/retail and food industry experience. Our CEO and President, Eric Foss, is an experienced Fortune 500 public company CEO. Since joining ARAMARK in 2012, he has introduced an integrated strategy focusing on growth, productivity, people and delivering on financial commitments. The average tenure of our principal operating leaders is 20 years, with individual tenure ranging from 33 years to less than one year. Our remaining senior management team and business unit presidents’ tenure averages 12 years. ARAMARK has a long history of broad management ownership dating back to the 1980s, and our management team collectively has a significant equity position in ARAMARK.

Our Strategies

Through the following growth and operational strategies, we seek to provide the highest quality food, facilities and uniform services to our clients and consumers through a consistent, repeatable business model founded on five principles of excellence—selling, service, execution, marketing and operations.

Grow Our Base Business

•     Drive Incremental Revenue from Existing Clients

We intend to increase penetration within our existing client base. We believe our ideas and innovations are a key differentiating factor for ARAMARK in winning new business at existing clients. We believe that opportunities exist to increase penetration in each of our major service lines—food service, facilities service and uniform service. In each of our sectors we have identified the top items that drive demand and have established standardized frameworks at the location level to maximize results. At our Major League Baseball venues where these programs have been introduced, per-capita expenditures by fans are 5.9% higher than last season.

Currently, 11% of our clients use both our food and facilities services. We believe that having an on-site team successfully providing one service positions us well to expand the services we provide. An example of a recent success is American University, where we have been providing facilities services since 2001 and recently won the dining business from a competitor based on our strategic vision for the campus and the local management teams that have consistently delivered high quality services.

•    Increase Client Retention Rates

ARAMARK has historically experienced high and consistent client retention rates. In 2013, our client retention rate was 94%. We believe that our front-line focus and emphasis on satisfying our clients’ needs enable us to increase the quality of our operations. Our service orientation is centered on creating a culture of excellence. We believe that providing our front-line employees with tools and training that empower them to improve the quality and breadth of service that they provide clients will drive client and consumer loyalty, enabling us to increase our retention rates and enhance profitability for our stockholders.

Grow New Business

•    Expand New Business Through Selling Excellence

ARAMARK’s platform for growing new business is centered on understanding our clients’ needs, creating innovative service offerings that meet those needs and selling our services with passion. We believe that our market leadership and extensive industry experience position us to capitalize on the large, under-penetrated and growing food, facilities and uniform services markets. We believe that the current rates of penetration will increase as more businesses and organizations continue to see the benefits of outsourcing non-core activities. Estimated annualized revenue from new clients contracted during 2013 as if they were acquired at the beginning of the fiscal year was over $1.3 billion. Our estimated net new business (the estimated annualized sales of new clients less the annualized sales of lost clients as if they were acquired or lost on the first day of the fiscal year) was approximately $525 million in fiscal 2013. There can be no assurance that the current rates of penetration of outsourcing for the food, facilities and uniform services markets will increase or that our sales will increase if they do.

We are particularly focused on the Education and Healthcare sectors due to their lower level of economic sensitivity and strong growth. Despite recent economic weakness, total spending on Education and Healthcare has increased as a percentage of total GDP. Additionally, we believe the addressable Education and Healthcare sectors represent opportunities of $87 billion and $31 billion, respectively, and are only approximately 30% outsourced to third party providers, which provides a significant opportunity for further growth.

•    Increase Our Presence in Emerging Markets

The favorable growth characteristics and relatively low outsourcing rates in emerging market regions present a substantial opportunity for accelerated growth. Our emerging markets presence currently consists of 7 countries across Asia and South America and represented 8% of our total sales in 2013. Our growth strategy in select emerging market geographies is focused on three initiatives: supporting existing clients as they expand into emerging markets, growing in geographies in which we already operate profitably, and entering new geographies where we have identified attractive prospects for profitable expansion. Over the last several years, our China business has experienced significant growth, including 27% growth in 2013, and we believe that we are well positioned to utilize deep industry and country experience to continue to expand in this key geography. Additionally, we are focused on growing our presence in South America, where we currently hold the #2 position in Chile and the #1 position in Argentina based on 2012 total sales. Given the scale and coordination required to successfully execute a multinational contract, we believe we are one of a very small group of global companies currently capable of competing for these contracts within emerging markets.

•    Pursue Strategic Acquisitions

We anticipate that continued consolidation in the global food, facilities and uniform services markets will create opportunities for us to acquire businesses with complementary geographic and service offering profiles. We intend to continue strengthening our existing business through selective, accretive acquisitions that will solidify our position, enhance and expand our service capabilities, further develop our differentiated positions, or allow us to enter into high growth geographies. We have a history of acquisitions, which we have integrated into our existing operations while achieving targeted synergies with minimal client losses. For example, in fiscal 2012 we acquired Filterfresh, a leader in providing quality office refreshment services to employees in the workplace, and in fiscal 2011 we acquired Masterplan, a clinical technology management and medical equipment maintenance company, which expanded our capability to service all levels of hospital clinical technology and strengthened our position in a key sector within the North American market. Both acquisitions were integrated into larger, similar ARAMARK operations.

Accelerate Margin Expansion through Operational Excellence

We have been implementing a disciplined process to achieve operational excellence and capture productivity for growth through a standard, repeatable business model. To achieve this, we are investing in the systems, tools and training utilized by our front-line employees, and establishing quality standards and processes to more efficiently manage our food, merchandise, labor, and above-unit costs. Additionally, our scale and operating leverage allow us to effectively manage these costs, which together accounted for 77% of our operating costs in fiscal 2013. We are also incorporating automated, standardized and centralized processes that have resulted in the reduction of overhead costs through the elimination of redundancies in our finance and HR functions.

The implementation of these initiatives has led to increased profitability, a portion of which we are reinvesting in our business to achieve additional growth and margin expansion. This reinvestment is focused on two primary goals: improving the efficiency of standard tools and selling resources, and continuing to recruit, train and develop employees to maintain our culture of high performance. Through continued reinvestment in our business, we expect to both increase our ability to execute upon our core strategies and maintain our operational excellence.

Risks Relating to Our Business

Investing in our notes involves substantial risk. In particular, the risks described under the heading “Risk Factors” immediately following this summary may cause us to be unable to:

•	fully execute upon our mission and core values;

•	succeed in our initiatives designed to accelerate revenue, expand margins and grow profits;

•	achieve continued sales and customer growth;

•	take advantage of incremental market opportunities;

•	realize the full benefits of our strengths; and

•	successfully implement all or part of our strategies.

Some of the more significant challenges that we face in operating our business include the following:

•

unfavorable economic conditions, as well as natural disasters, global calamities, sports strikes and other adverse incidents, have, and in the future could, adversely affect our results of operations and financial condition;

•	our failure to retain our current clients, renew our existing client contracts and obtain new clients could adversely affect our business;

•	we may be adversely affected if clients reduce their outsourcing or use of preferred vendors;

•	competition in our industries could adversely affect our results of operations;

•	increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our FSS contracts may constrain our ability to make a profit;

•	our inability to achieve cost savings through our cost reduction efforts could impact our results of operations;

•	a failure to maintain food safety throughout our supply chain and food-borne illness concerns may result in reputational harm and claims of illness or injury that could adversely affect us;

•	governmental regulations, including those relating to food and beverages, the environment, wage and hour, anti-corruption and our government contracts, may subject us to significant liability;

•	our business may suffer if we are unable to hire and retain sufficient qualified personnel or if labor costs increase;

•

our leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industries, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations; and

•	the other factors set forth under the “Risk Factors” in this prospectus.

Before you invest in the notes, you should carefully consider all of the information in this prospectus, including those matters set forth under the heading “Risk Factors.”

Company Information

Each of ARAMARK Holdings Corporation and ARAMARK Corporation is organized under the laws of the State of Delaware. Our business traces its history back to the 1930s.

Our executive offices are located at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107. Our website is www.aramark.com. Please note that our Internet website address is provided as an inactive textual reference only. Information on our website does not constitute part of this prospectus.

Summary of the Terms of the Notes

The following summary is not intended to be a complete description of the terms of the notes. For a more detailed description of the notes, see “Description of Notes.”

For purposes of this section, “we,” “us,” and “our” refer to ARAMARK Corporation.

Issuer	ARAMARK Corporation.

Securities	$1,000,000,000 in aggregate principal amount of 5.75% senior notes due 2020. The notes consist of both notes issued on , 2014 in exchange for the 5.75% Senior Notes due 2020 originally issued on March 7, 2013 and any outstanding notes that were not tendered in the exchange offer.

Maturity date	March 15, 2020.

Interest	Interest on the notes is payable on March 15 and September 15 of each year.

Interest on the notes accrue at the rate of 5.75% per annum.

Interest on the notes accrued from March 7, 2013.

Guarantees	The notes are guaranteed on an unsecured senior basis by ARAMARK Holdings Corporation and each of our wholly-owned domestic subsidiaries that guarantees our senior secured credit facilities.

Ranking	The notes are our senior unsecured obligations and:

•	rank senior in right of payment to our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•	rank equal in right of payment to all of our future unsecured senior debt;

•

rank equal in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes, including our guarantee of our senior secured credit facilities; and

•

are effectively subordinated to all of our existing and future secured debt (including obligations under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the notes.

Similarly, each of the note guarantees are senior unsecured obligations of the applicable guarantor and:

•	rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•

rank equal in right of payment to all of the applicable guarantor’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes, including their guarantees of the senior secured credit facilities; and

•

are effectively subordinated to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the notes.

As of December 27, 2013, (1) the notes and related guarantees would have ranked effectively junior to approximately $4,595.9 million of senior secured indebtedness (including $49.2 million of payment obligations relating to capital lease obligations and $300.0 million outstanding under our receivables facility) and (2) we would have had an additional $399.7 million of unutilized capacity under our revolving credit facility, after taking into account outstanding letters of credit.

Optional redemption	Prior to March 15, 2015, we may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus the make-whole premium described under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

We may also redeem any of the notes at any time on or after March 15, 2015, in whole or in part, at the redemption prices described under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

In addition, prior to March 15, 2015, we may redeem up to 40% of the aggregate principal amount of the notes using the proceeds of certain equity offerings at a price equal to 105.750% of the principal amount thereof plus accrued and unpaid interest, if any, to but not including the redemption date.

Change of control and asset sales	If we experience specific kinds of changes of control, we will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. If we sell assets under certain circumstances, we will be required to make an offer to purchase the notes at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. See “Description of Notes—Repurchase at the Option of Holders.”

Certain covenants	The indenture governing the notes restricts our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends and make certain distributions, investments and other restricted payments;

•	create certain liens;

•	sell assets;

•	enter into transactions with affiliates;

•	limit the ability of restricted subsidiaries to make payments to us;

•	enter into sale and leaseback transactions;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of our assets; and

•	designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications described under the headings “Description of Notes.” If the notes are assigned an investment grade rating by Standard & Poor’s Rating Services (“S&P”) and Moody’s Investor Service, Inc. (“Moody’s”) and no default has occurred and is continuing, certain covenants will be suspended. If either rating should subsequently decline below investment grade, the suspended covenants will be reinstated.

Use of proceeds	We will not receive any cash proceeds from the sale of notes by Goldman, Sachs & Co. and J.P. Morgan Securities LLC in market-making transactions. See “Use of Proceeds.”

Summary Consolidated Financial Data

The following table sets forth summary consolidated financial data as of the dates and for the periods indicated. The summary consolidated financial data for the fiscal years 2013, 2012 and 2011 have been derived from our consolidated financial statements appearing elsewhere in this prospectus, which have been audited by KPMG LLP. The summary consolidated financial data as of September 30, 2011 has been derived from our consolidated financial statements that are not included in this prospectus, which have been audited by KPMG LLP.

The summary consolidated financial data as of December 27, 2013, and for the three months ended December 27, 2013 and December 28, 2012, have been derived from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus. The summary consolidated financial data as of December 28, 2012 has been derived from our unaudited condensed consolidated financial statements that are not included in this prospectus. The unaudited financial data presented have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The financial data set forth in this table should be read in conjunction with the sections titled “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Financial Information,” included elsewhere in this prospectus, as well as with our consolidated financial statements and related notes and the unaudited condensed consolidated financial statements and related notes that are also included elsewhere in this prospectus.

	Fiscal year(1)			Three months ended
	2013	2012	2011	December 27, 2013	December 28, 2012
				(unaudited)	(unaudited)
(dollars in millions, except per share data)
Statement of operations data:
Sales	$13,946	$13,505	$13,082	$3,763	$3,536
Costs and expenses:
Cost of services provided	12,661	12,191	11,836	3,355	3,172
Depreciation and amortization	542	529	511	137	133
Selling and general corporate expenses	228	203	188	114	56

Operating income	515	582	547	157	175
Interest and other financing costs, net	424	457	451	83	113

Income from continuing operations before income taxes	91	125	96	74	62
Provision (benefit) for income taxes	20	18	(1)	29	19

Income from continuing operations	71	107	97	45	43

Loss from discontinued operations, net of tax(2)	(1)	—	(12)	—	—

Net income	70	107	85	45	43

Less: Net income attributable to noncontrolling interests	1	3	1	—	—

Net income attributable to ARAMARK stockholders	$69	$104	$84	$45	$43

Pro forma net income attributable to ARAMARK stockholders(3)	$116

Pro forma net income attributable to ARAMARK stockholders (as adjusted)(4)	$109

Per share data:
Basic:
Income from continuing operations	$0.35	$0.51	$0.47	$0.22	$0.21
Loss from discontinued operations	(0.01)	—	(0.06)	—	—

Net income attributable to ARAMARK stockholders	$0.34	$0.51	$0.41	$0.22	$0.21

Fiscal year(1)	Three months ended
2013	2012	2011	December 27, 2013	December 28, 2012
(unaudited)	(unaudited)
(dollars in millions, except per share data)
Diluted:
Income from continuing operations	$0.34	$0.49	$0.46	$0.21	$0.20
Loss from discontinued operations	(0.01)	—	(0.06)	—	—

Net income attributable to ARAMARK stockholders	$0.33	$0.49	$0.40	$0.21	$0.20

Pro forma basic:
Income from continuing operations	$0.58
Loss from discontinued operations	(0.01)

Net income attributable to ARAMARK stockholders(3)	$0.57

Pro forma diluted:
Income from continuing operations	$0.56
Loss from discontinued operations	(0.01)

Net income attributable to ARAMARK stockholders(3)	$0.55

Pro forma, as adjusted, basic:
Income from continuing operations	$0.48
Loss from discontinued operations	(0.01)

Net income attributable to ARAMARK stockholders(4)	$0.47

Pro forma, as adjusted, diluted:
Income from continuing operations	$0.47
Loss from discontinued operations	(0.01)

Net income attributable to ARAMARK stockholders(4)	$0.46

Cash dividend per share(5)	$—	$—	$3.50	$—	$—
Statement of cash flows data:
Net cash provided by/(used in):
Operating activities(6)	$696	$692	$304	$(281)	$(199)
Investing activities	(385)	(482)	(363)	(59)	(79)
Financing activities(6)	(336)	(287)	112	345	270
Balance sheet data (at period end):
Cash and cash equivalents	$111	$137	$213	$116	$129
Total assets(6)	10,267	10,487	10,523	10,249	10,344
Total debt (including current portion of long term debt)(6)(7)	5,824	6,009	6,232	5,645	6,347
Total equity(5)	904	967	882	1,683	876
Other financial data:
Capital expenditures, net of disposals	$382	$343	$272	$77	$71
Ratio of earnings to fixed charges(8)	1.2	x	1.2	x	1.1	x	1.7	x	1.5	x

(1)	Fiscal years 2013, 2012 and 2011 refer to the fiscal years ended September 27, 2013, September 28, 2012 and September 30, 2011, respectively. All periods presented are 52-week periods.
(2)	During fiscal 2011, the Company completed the sale of its wholly-owned subsidiary, Galls, for approximately $75.0 million in cash. The transaction resulted in a pretax loss of approximately $1.5 million (after-tax loss of approximately $12.0 million). Galls is accounted for as a discontinued operation. Galls’ results of operations have been removed from the Company’s results of continuing operations for all periods presented.
(3)	The pro forma net income attributable to ARAMARK stockholders assumes a reduction of interest expense, net of tax, of approximately $47 million for fiscal 2013 related to the debt refinancing that occurred during the second quarter of fiscal 2013. The pro forma net income attributable to ARAMARK stockholders and per share data assumes the debt refinancing occurred at the beginning of fiscal 2013.

(4)	The pro forma net income attributable to ARAMARK stockholders (as adjusted) and per share data (as adjusted) for fiscal 2013 assumes $524.1 million of the proceeds from the initial public offering are used to repay amounts due under our senior secured credit facilities. Pro forma net income attributable to ARAMARK stockholders (as adjusted) for fiscal 2013 assumes a reduction of interest expense, net of tax, of approximately $12 million related to such repayment of amounts due under our senior secured credit facilities and an increase in share-based compensation expense of approximately $22.6 million for the ongoing portion of the non-cash charge related to the modification of the terms of certain performance-based options outstanding. The pro forma net income attributable to ARAMARK stockholders (as adjusted) and per share data (as adjusted) assumes the initial public offering and the related application of net proceeds was completed at the beginning of fiscal 2013.
(5)	During fiscal 2011, the Company paid a dividend of approximately $711 million to its stockholders. On October 29, 2012, we completed the spin-off of our majority interest in Seamless North America, LLC, an online and mobile food ordering service, to our stockholders in the form of a dividend. Each stockholder received one share of the common stock of Seamless Holdings, a newly formed company created to hold our former interest in Seamless North America, LLC, for each share of our common stock held as of the record date. On February 4, 2014, the Company’s Board of Directors declared a $0.075 dividend per share of common stock, payable on March 11, 2014, to stockholders of record on the close of business on February 18, 2014.
(6)	In the first quarter of fiscal 2011, the Company adopted the new authoritative accounting guidance regarding transfers of financial assets. The impact upon adoption resulted in the recognition of both the receivables securitized under the program and the borrowings they collateralize on the Consolidated Balance Sheet, which led to a $220.9 million increase in “Receivables” and “Long-Term Borrowings.” As a result of implementing the new guidance, funding under the agreement of $220.9 million on October 2, 2010 was reflected in the Company’s Consolidated Statement of Cash Flows as a use of cash from the securitization of accounts receivable under net cash provided by/(used in) operating activities and as a source of cash under net cash provided by/(used in) financing activities.
(7)	During fiscal 2011, the Company completed a private placement of $600 million, net of a 1% discount, in aggregate principal amount of 8.625% / 9.375% Senior Notes due 2016. In the second quarter of fiscal 2013, the Company completed a refinancing, repurchasing ARAMARK Corporation’s outstanding 8.50% Senior Notes due 2015 and Senior Floating Rate Notes due 2015 and our 8.625% / 9.375% Senior Notes due 2016. The Company refinanced that debt with new term loan borrowings under its senior secured credit facilities and the issuance of the outstanding notes.
(8)	For the purpose of determining the ratio of earnings to fixed charges, earnings include pretax income (loss) from continuing operations plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all indebtedness (including capitalized interest) plus that portion of operating lease rentals representative of the interest factor (deemed to be one third of operating lease rentals). Prior periods have been adjusted to reflect Galls as a discontinued operation.

RISK FACTORS

You should carefully consider each of the following risks as well as the other information included in this prospectus, including “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before investing in the notes. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to Our Business

Unfavorable economic conditions have, and in the future could, adversely affect our results of operations and financial condition.

A national or international economic downturn has, and in the future could, reduce demand for our services in each of our reportable segments, which may result in the loss of business or increased pressure to contract for business on less favorable terms than our generally preferred terms. Economic hardship among our client base can also impact our business. For example, during the recent period of economic distress, certain of our businesses have been negatively affected by reduced employment levels at our clients’ locations and declining levels of business and consumer spending. In addition, insolvency experienced by clients, especially larger clients, has, and in the future could, make it difficult for us to collect amounts we are owed and could result in the voiding of existing contracts. Similarly, financial distress or insolvency, if experienced by our key vendors and service providers such as insurance carriers, could significantly increase our costs.

The portion of our food and support services business that provides services in public facilities such as convention centers and tourist and recreational attractions is particularly sensitive to an economic downturn, as expenditures to take vacations or hold or attend conventions are funded to a partial or total extent by discretionary income. A decrease in such discretionary income on the part of potential attendees at our clients’ facilities has, and in the future could, result in a reduction in our sales. Further, because our exposure to the ultimate consumer of what we provide is limited by our dependence on our clients to attract those consumers to their facilities and events, our ability to respond to such a reduction in attendance, and therefore our sales, is limited. There are many factors that could reduce the numbers of events in a facility or attendance at an event, including labor disruptions involving sports leagues, poor performance by the teams playing in a facility, number of playoff games, inclement weather and adverse economic conditions which would adversely affect sales and profits.

Natural disasters, global calamities, sport strikes and other adverse incidents could adversely affect our sales and operating results.

Natural disasters, including hurricanes and earthquakes, or global calamities have, and in the future could, affect our sales and operating results. In the past, ARAMARK experienced lost and closed client locations, business disruptions and delays, the loss of inventory and other assets, and the effect of the temporary conversion of a number of ARAMARK client locations to provide food and shelter to those left homeless by storms. In addition, any terrorist attacks, particularly against venues that we serve, and the national and global military, diplomatic and financial response to such attacks or other threats, also may adversely affect our sales and operating results. Sports strikes, particularly those that are for an extended time period, can reduce our sales and have an adverse impact on our results of operations. For example, in 2012, the collective bargaining agreement for the players in the National Hockey League expired. As a result, the 2012/2013 season was significantly shortened and our sales and profits were negatively impacted. Any decrease in the number of games played would mean a loss of sales and reduced profits at the venues we service.

Our failure to retain our current clients, renew our existing client contracts and obtain new client contracts could adversely affect our business.

Our success depends on our ability to retain our current clients, renew our existing client contracts and obtain new business. Our ability to do so generally depends on a variety of factors, including the quality, price and responsiveness of our services, as well as our ability to market these services effectively and differentiate ourselves from our competitors. We cannot assure you that we will be able to obtain new business, renew existing client contracts at the same or higher levels of pricing or that our current clients will not turn to competitors, cease operations, elect to self-operate or terminate contracts with us. The failure to renew a significant number of our existing contracts would have a material adverse effect on our business and results of operations and the failure to obtain new business could have an adverse impact on our growth.

We may be adversely affected if clients reduce their outsourcing or use of preferred vendors.

Our business and growth strategies depend in large part on the continuation of a current trend toward outsourcing services. Clients will outsource if they perceive that outsourcing may provide quality services at a lower overall cost and permit them to focus on their core business activities. We cannot be certain that this trend will continue or not be reversed or that clients that have outsourced functions will not decide to perform these functions themselves.

In addition, labor unions representing employees of some of our current and prospective clients have occasionally opposed the outsourcing trend to the extent that they believed that current union jobs for their memberships might be lost. In these cases, unions typically seek to prevent public sector entities from outsourcing and if that fails, ensure that jobs that are outsourced continue to be unionized, which can reduce our pricing and operational flexibility with respect to such businesses.

We have also identified a trend among some of our clients toward the retention of a limited number of preferred vendors to provide all or a large part of their required services. We cannot be certain that this trend will continue or not be reversed or, if it does continue, that we will be selected and retained as a preferred vendor to provide these services. Unfavorable developments with respect to either outsourcing or the use of preferred vendors could have a material adverse effect on our business and results of operations.

Competition in our industries could adversely affect our results of operations.

There is significant competition in the food and support services business from local, regional, national and international companies, of varying sizes, many of which have substantial financial resources. Our ability to successfully compete depends on our ability to provide quality services at a reasonable price and to provide value to our clients and consumers. Certain of our competitors have been and may in the future be willing to underbid us or accept a lower profit margin or expend more capital in order to obtain or retain business. Also, certain regional and local service providers may be better established than we are within a specific geographic region. In addition, existing or potential clients may elect to self-operate their food and support services, eliminating the opportunity for us to serve them or compete for the account. While we have a significant international presence, certain of our competitors have more extensive portfolios of services and a broader geographic footprint than we do. Therefore, we may be placed at a competitive disadvantage for clients who require multiservice or multinational bids.

We have a number of major national competitors in the uniform rental industry with significant financial resources. In addition, there are regional and local uniform suppliers whom we believe may have strong client loyalty. While most clients focus primarily on quality of service, uniform rental also is a price-sensitive service and if existing or future competitors seek to gain clients or accounts by reducing prices, we may be required to lower prices, which would reduce our sales and profits. The uniform rental business requires investment capital for growth. Failure to maintain capital investment in this business would put us at a competitive disadvantage. In addition, due to competition in our uniform rental business, it has become increasingly important for us to source garments and other products overseas, particularly from Asia. To the extent we are not able to effectively source such products from Asia and gain the related cost savings, we may be at a further disadvantage in relation to some of our competitors.

Increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts may constrain our ability to make a profit.

Our profitability can be adversely affected to the extent we are faced with cost increases for food, wages, other labor related expenses (including workers’ compensation, state unemployment insurance and federal or state mandated health benefits and other healthcare costs), insurance, fuel, utilities, piece goods, clothing and equipment, especially to the extent we are unable to recover such increased costs through increases in the prices for our products and services, due to one or more of general economic conditions, competitive conditions or contractual provisions in our client contracts. Oil and natural gas prices have fluctuated significantly in the last several years. Substantial increases in the cost of fuel and utilities have historically resulted in substantial cost increases in our uniform rental business, and to a lesser extent in our food and support services segments. From time to time we have experienced increases in our food costs. While we believe a portion of these increases were attributable to fuel prices, we believe the increases also resulted from rising global food demand and the increased production of biofuels such as ethanol. In addition, food prices can fluctuate as a result of temporary changes in supply, including as a result of incidences of severe weather such as droughts, heavy rains and late freezes. We have two main types of contract in our food and facilities business: profit and loss contracts in which we bear all of the expenses of the contract but gain the benefit of the sales, and client interest contracts in which our clients share some or all of the expenses and gain some or all of the sales. Approximately 73% of our food and support services sales in fiscal 2013 are from profit and loss contracts under which we have limited ability to pass on cost increases to our clients. Therefore, in many cases, we will have to absorb any cost increases, which may adversely impact our operating results.

The amount of risk that we bear and our profit potential vary depending on the type of contract under which we provide food and support services. We may be unable to fully recover costs on contracts that limit our ability to increase prices. In addition, we provide many of our services under contracts of indefinite term, which are subject to termination on short notice by either party without cause. Some of our profit and loss contracts contain minimum guaranteed remittances to our client regardless of our sales or profit at the facility involved. If sales do not exceed costs under a contract that contains minimum guaranteed commissions, we will bear any losses which are incurred, as well as the guaranteed commission. Generally, our contracts also limit our ability to raise prices on the food, beverages and merchandise we sell within a particular facility without the client’s consent. In addition, some of our contracts exclude certain events or products from the scope of the contract, or give the client the right to modify the terms under which we may operate at certain events. The payment of guaranteed commissions to a client under a profit and loss contract that is not profitable, the refusal by individual clients to permit the sale of some products at their venues, the imposition by clients of limits on prices which are not economically feasible for us, or decisions by clients to curtail their use of the services we provide could adversely affect our sales and results of operations. For example, during the recent economic downturn, certain of our business and industry clients curtailed their employees’ use of catering, which had a negative effect on our sales and profits.

Our inability to achieve cost savings through our cost reduction efforts could impact our results of operations.

The achievement of the goals we set in our plans and our future financial performance is dependent, in part, on our efforts to reduce our cost structure through various cost reduction initiatives. One of our recent initiatives is the establishment of a North American business services center that will bring together certain back office operations that are currently dispersed in many areas. Successful execution of our cost reduction initiatives is not assured and there are several obstacles to success, including our ability to enable the information technology and business process required for these efforts, as well as the timing of the transition to our business services center.

In addition, there can be no assurance that our efforts, if properly executed, will result in our desired outcome of improved financial performance.

Our expansion strategy involves risks.

We may seek to acquire companies or interests in companies or enter into joint ventures that complement our business, and our inability to complete acquisitions, integrate acquired companies successfully or enter into joint ventures may render us less competitive. At any given time, we may be evaluating one or more acquisitions or engaging in acquisition negotiations although we are not currently contemplating any acquisition transaction that would be material to our business. We cannot be sure that we will be able to continue to identify acquisition candidates or joint venture partners on commercially reasonable terms or at all. If we make acquisitions, we also cannot be sure that any benefits anticipated from the acquisitions will actually be realized. Likewise, we cannot be sure that we will be able to obtain necessary financing for acquisitions. Such financing could be restricted by the terms of our debt agreements or it could be more expensive than our current debt. The amount of such debt financing for acquisitions could be significant and the terms of such debt instruments could be more restrictive than our current covenants. In addition, our ability to control the planning and operations of our joint ventures and other less than majority-owned affiliates may be subject to numerous restrictions imposed by the joint venture agreements and majority stockholders. Our joint venture partners may also have interests which differ from ours.

The process of integrating acquired operations into our existing operations may result in operating, contract and supply chain difficulties, such as the failure to retain clients or management personnel and problems coordinating technology and supply chain arrangements. Also, in connection with any acquisition, we could fail to discover liabilities of the acquired company for which we may be responsible as a successor owner or operator in spite of any investigation we make prior to the acquisition. In addition, labor laws in certain countries may require us to retain more employees than would otherwise be optimal from entities we acquire. Such difficulties may divert significant financial, operational and managerial resources from our existing operations, and make it more difficult to achieve our operating and strategic objectives. The diversion of management attention, particularly in a difficult operating environment, may affect our sales. Similarly, our business depends on effective information technology systems and implementation delays or poor execution of the integration of different information technology systems could disrupt our operations and increase costs. Possible future acquisitions could result in the incurrence of additional debt and related interest expense or contingent liabilities and amortization expenses related to intangible assets, which could have a material adverse effect on our financial condition, operating results and/or cash flow. In addition, goodwill resulting from business combinations represents a significant portion of our assets. If the goodwill were deemed to be impaired, we would need to take a charge to earnings to write down the goodwill to its fair value.

A failure to maintain food safety throughout our supply chain and food-borne illness concerns may result in reputational harm and claims of illness or injury that could adversely affect us.

Food safety is a top priority for us and we dedicate substantial resources to ensuring that our consumers enjoy safe, quality food products. Claims of illness or injury relating to food quality or food handling are common in the food service industry, and a number of these claims may exist at any given time. Because food safety issues could be experienced at the source or by food suppliers or distributors, food safety could, in part, be out of our control. Regardless of the source or cause, any report of food-borne illness or other food safety issues such as food tampering or contamination at one of our locations could adversely impact our reputation, hindering our ability to renew contracts on favorable terms or to obtain new business, and have a negative impact on our sales. Even instances of food-borne illness, food tampering or contamination at a location served by one of our competitors could result in negative publicity regarding the food service industry generally and could negatively impact our sales. Future food product recalls and health concerns associated with food contamination may also increase our raw materials costs and, from time to time, disrupt our business.

Governmental regulations relating to food and beverages may subject us to significant liability.

The regulations relating to each of our food and support services segments are numerous and complex. A variety of regulations at various governmental levels relating to the handling, preparation and serving of food (including, in some cases, requirements relating to the temperature of food), and the cleanliness of food production facilities and the hygiene of food-handling personnel are enforced primarily at the local public health department level. We cannot assure you that we are in full compliance with all applicable laws and regulations at all times or that we will be able to comply with any future laws and regulations. Furthermore, legislation and regulatory attention to food safety is very high. Additional or amended regulations in this area may significantly increase the cost of compliance or expose us to liabilities.

We serve alcoholic beverages at many facilities, and must comply with applicable licensing laws, as well as state and local service laws, commonly called dram shop statutes. Dram shop statutes generally prohibit serving alcoholic beverages to certain persons such as an individual who is intoxicated or a minor. If we violate dram shop laws, we may be liable to the patron and/or third parties for the acts of the patron. Although we sponsor regular training programs designed to minimize the likelihood of such a situation, we cannot guarantee that intoxicated or minor patrons will not be served or that liability for their acts will not be imposed on us. There can be no assurance that additional regulation in this area would not limit our activities in the future or significantly increase the cost of regulatory compliance. We must also obtain and comply with the terms of licenses in order to sell alcoholic beverages in the states in which we serve alcoholic beverages. Some of our contracts require us to pay liquidated damages during any period in which our liquor license for the facility is suspended, and most contracts are subject to termination if we lose our liquor license for the facility.

If we fail to comply with requirements imposed by applicable law or other governmental regulations, we could become subject to lawsuits, investigations and other liabilities and restrictions on our operations that could significantly and adversely affect our business.

We are subject to governmental regulation at the federal, state, international, national, provincial and local levels in many areas of our business, such as employment laws, wage and hour laws, discrimination laws, immigration laws, human health and safety laws, import and export controls and customs laws, environmental laws, false claims or whistleblower statutes, minority, women and disadvantaged business enterprise statutes, tax codes, antitrust and competition laws, consumer protection statutes, public procurement regulations, intellectual property laws, food safety and sanitation laws, cost and accounting principles, the Foreign Corrupt Practices Act, the U.K. Bribery Act, other anti-corruption laws, lobbying laws, motor carrier safety laws, data privacy laws and alcohol licensing and service laws.

From time to time, both federal and state governmental agencies have conducted reviews of our billing practices as part of investigations or audits of providers of services under governmental contracts, or otherwise. We also receive requests for information from governmental agencies in connection with these reviews. While we attempt to comply with all applicable laws and regulations, we cannot assure you that we are in full compliance with all applicable laws and regulations or interpretations of these laws and regulations at all times or that we will be able to comply with any future laws, regulations or interpretations of these laws and regulations.

If we fail to comply with applicable laws and regulations, including those referred to above, we may be subject to investigations, criminal sanctions or civil remedies, including fines, penalties, damages, reimbursement, injunctions, seizures or debarments from government contracts or the loss of liquor licenses. The cost of compliance or the consequences of non-compliance, including debarments, could have a material adverse effect on our business and results of operations. In addition, governmental units may make changes in the regulatory frameworks within which we operate that may require either the corporation as a whole or individual businesses to incur substantial increases in costs in order to comply with such laws and regulations.

Changes in, new interpretations of or changes in the enforcement of the governmental regulatory framework may affect our contracts and contract terms and may reduce our sales or profits.

A portion of our sales, estimated to be approximately 11.2% in fiscal 2013, is derived from business with U.S. federal, state and local governments and agencies. Changes or new interpretations in, or changes in the enforcement of, the statutory or regulatory framework applicable to services provided under governmental contracts or bidding procedures, including an adverse change in government spending policies or appropriations (including budget cuts at the federal level resulting from sequestration or reductions in government spending resulting from the October 2013 government shut down), budget priorities or revenue levels, particularly by our food and support services businesses, could result in fewer new contracts or contract renewals, modifications to the methods we apply to price government contracts, or in contract terms of shorter duration than we have historically experienced. Any of these changes could result in lower sales or profits than we have historically achieved, which could have an adverse effect on our results of operations.

Environmental regulations may subject us to significant liability and limit our ability to grow.

We are subject to various environmental protection laws and regulations, including the U.S. federal Clean Water Act, Clean Air Act, Resource Conservation and Recovery Act, Comprehensive Environmental Response, Compensation, and Liability Act and similar state statutes and regulations governing the use, management, and disposal of chemicals and hazardous materials. In particular, industrial laundries in our uniform rental business use certain detergents and cleaning chemicals to launder garments and other merchandise. The residues from such detergents and chemicals and residues from soiled garments and other merchandise laundered at our facilities may result in potential discharges to air and to water (through sanitary sewer systems and publicly owned treatment works) and may be contained in waste generated by our wastewater treatment systems.

Our industrial laundries are subject to certain volume and chemical air and water pollution discharge limits, monitoring, permitting and recordkeeping requirements.

We own or operate aboveground and underground storage tank systems at some locations to store petroleum products for use in our or our clients’ operations. Certain of these storage tank systems also are subject to performance standards, periodic monitoring, and recordkeeping requirements. We also may use and manage chemicals and hazardous materials in our operations from time to time. In the course of our business, we may be subject to penalties and fines for non-compliance with environmental protection laws and regulations and we may settle, or contribute to the settlement of, actions or claims relating to the management of underground storage tanks and the handling and disposal of chemicals or hazardous materials. We may, in the future, be required to expend material amounts to rectify the consequences of any such events.

In addition, changes to environmental laws may subject us to additional costs or cause us to change aspects of our business. Under U.S. federal and state environmental protection laws, as an owner or operator of real estate we may be liable for the costs of removal or remediation of certain hazardous materials located on or in or emanating from our owned or leased property or our client’s properties, as well as related costs of investigation and property damage, without regard to our fault, knowledge, or responsibility for the presence of such hazardous materials. There can be no assurance that locations that we own, lease or otherwise operate, either for ourselves or for our clients, or that we may acquire in the future, have been operated in compliance with environmental laws and regulations or that future uses or conditions will not result in the imposition of liability upon us under such laws or expose us to third-party actions such as tort suits. In addition, such regulations may limit our ability to identify suitable sites for new or expanded facilities. In connection with our present or past operations and the present or past operations of our predecessors or companies that we have acquired, hazardous substances may migrate from properties on which we operate or which were operated by our predecessors or companies we acquired to other properties. We may be subject to significant liabilities to the extent that human health is adversely affected or the value of such properties is diminished by such migration.

Our international business faces risks different from those we face in the United States that could have an effect on our results of operations and financial condition.

A significant portion of our sales is derived from international business. During fiscal 2013, approximately 21% of our sales were generated outside of North America. We currently have a presence in 19 countries outside of North America with approximately 88,000 personnel. Our international operations are subject to risks that are different from those we face in the United States, including the requirement to comply with changing and conflicting national and local regulatory requirements; Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance matters; potential difficulties in staffing and labor disputes; differing local labor laws; managing and obtaining support and distribution for local operations; credit risk or financial condition of local clients; potential imposition of restrictions on investments; potentially adverse tax consequences, including imposition or increase of withholding, VAT and other taxes on remittances and other payments by subsidiaries; foreign exchange controls; and local political and social conditions. In addition, the operating results of our non-U.S. subsidiaries are translated into U.S. dollars and those results are affected by movements in foreign currencies relative to the U.S. dollar.

We intend to continue to develop our business in emerging countries over the long term. Emerging international operations present several additional risks, including greater fluctuation in currencies relative to the U.S. dollar; economic and governmental instability; civil disturbances; volatility in gross domestic production; and nationalization and expropriation of private assets.

There can be no assurance that the foregoing factors will not have a material adverse effect on our international operations or on our consolidated financial condition and results of operations.

Continued or further unionization of our workforce may increase our costs and work stoppages could damage our business.

Approximately 40,000 employees in our North American operations are represented by unions and covered by collective bargaining agreements. The continued or further unionization of a significantly greater portion of our workforce could increase our overall costs at the affected locations and adversely affect our flexibility to run our business in the most efficient manner to remain competitive or acquire new business. In addition, any significant increase in the number of work stoppages at our various operations could adversely affect our business, financial condition or results of operations.

We may incur significant liability as a result of our participation in multiemployer defined benefit pension plans.

We operate at a number of locations under collective bargaining agreements. Under some of these agreements, we are obligated to participate in and contribute to multiemployer defined benefit pension plans. As a contributing employer to such plans, should ARAMARK withdraw, either totally or trigger a “partial withdrawal,” we would be subject to withdrawal liability (or partial withdrawal liability) for our proportionate share of any unfunded vested benefits. In addition, if a multiemployer defined benefit pension plan fails to satisfy the minimum funding standards, we could be liable to increase our contributions to meet minimum funding standards. Also, if a participating employer withdraws from the plan or experiences financial difficulty, including bankruptcy, our obligation could increase. The financial status of certain of the plans in which ARAMARK participates has deteriorated in the recent past and continues to deteriorate. In addition, any increased funding obligations for underfunded multiemployer defined benefit pension plans could have a financial impact on us.

Risks associated with the suppliers from whom our products are sourced could adversely affect our results of operations.

The raw materials we use in our business and the finished products we sell are sourced from a wide variety of domestic and international suppliers. We seek to require our suppliers to comply with applicable laws and otherwise be certified as meeting our supplier standards of conduct. Our ability to find qualified suppliers who meet our standards, and to access raw materials and finished products in a timely and efficient manner is a challenge, especially with respect to suppliers located and goods sourced outside the United States. In addition, insolvency experienced by suppliers could make it difficult for us to source the items we need to run our business. Political and economic stability in the countries in which foreign suppliers are located, the financial stability of suppliers, suppliers’ failure to meet our supplier standards, labor problems experienced by our suppliers, the availability of raw materials to suppliers, currency exchange rates, transport availability and cost, inflation and other factors relating to the suppliers and the countries in which they are located are beyond our control. In addition, United States foreign trade policies, tariffs and other impositions on imported goods, trade sanctions imposed on certain countries, the limitation on the importation of certain types of goods or of goods containing certain materials from other countries and other factors relating to foreign trade are beyond our control. In addition, if one of our suppliers were to violate the law, our reputation may be harmed simply due to our association with that supplier. These and other factors affecting our suppliers and our access to raw materials and finished products could adversely affect our results of operations.

In fiscal 2013, one distributor distributed approximately 60% of our food and non-food products in the United States and Canada, and if our relationship or their business were to be disrupted, we could experience disruptions to our operations and cost structure.

Although we negotiate the pricing and other terms for the majority of our purchases of food and related products in the U.S. and Canada directly with national manufacturers, we purchase these products and other items through SYSCO Corporation and other distributors. SYSCO, the main U.S. and Canadian distributor of our food and non-food products, and other distributors are responsible for tracking our orders and delivering products to our specific locations. If our relationship with, or the business of, SYSCO were to be disrupted, we would have to arrange alternative distributors and our operations and cost structure could be adversely affected in the short term. Similarly, a sudden termination of the relationship with a significant provider in other geographic areas could in the short term adversely affect our ability to provide services and disrupt our client relationships in such areas.

Our business may suffer if we are unable to hire and retain sufficient qualified personnel or if labor costs increase.

From time to time, we have had difficulty in hiring and retaining qualified management personnel, particularly at the entry management level. We will continue to have significant requirements to hire such personnel. In the past, at times when the United States or other geographic regions have periodically experienced reduced levels of unemployment, there has been a shortage of qualified workers at all levels. Given that our workforce requires large numbers of entry level and skilled workers and managers, low levels of unemployment when such conditions exist or mismatches between the labor markets and our skill requirements can compromise our ability in certain areas of our businesses to continue to provide quality service or compete for new business. We also regularly hire a large number of part-time and seasonal workers, particularly in our food and support services segments. Any difficulty we may encounter in hiring such workers could result in significant increases in labor costs, which could have a material adverse effect on our business, financial condition and results of operations. Competition for labor has at times resulted in wage increases in the past and future competition could substantially increase our labor costs. Due to the labor intensive nature of our businesses and the fact that 73% of our food and support services segments’ sales are from profit and loss contracts under which we have limited ability to pass along cost increases, a shortage of labor or increases in wage levels in excess of normal levels could have a material adverse effect on our results of operations.

Healthcare reform legislation could have an impact on our business.

During 2010, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 were signed into law in the United States. Certain of the provisions that have increased our healthcare costs include the removal of annual plan limits and the mandate that health plans provide 100% coverage on expanded preventative care. In addition, our healthcare costs could increase as the new legislation and accompanying regulations require us to apply new eligibility rules, which could potentially cover more variable hour employees than we do currently or pay penalty amounts in the event that employees do not elect our offered coverage. While much of the cost of the recent healthcare legislation enacted will occur after 2014 due to provisions of the legislation being delayed and phased in over time, changes to our healthcare cost structure could have an impact on our business and operating costs.

Our business is contract intensive and may lead to client disputes.

Our business is contract intensive and we are parties to many contracts with clients all over the world. Our client interest contracts provide that client billings, and for some contracts the sharing of profits and losses, are based on our determinations of costs of service. Contract terms under which we base these determinations and, for certain government contracts, regulations governing our cost determinations, may be subject to differing interpretations which could result in disputes with our clients from time to time. Clients generally have the right to audit our contracts, and we periodically review our compliance with contract terms and provisions. If clients were to dispute our contract determinations, the resolution of such disputes in a manner adverse to our interests could negatively affect sales and operating results. While we do not believe any reviews, audits or other such matters should result in material adjustments, if a large number of our client arrangements were modified in response to any such matter, the effect could be materially adverse to our business or results of operations.

Our operations are seasonal and quarter to quarter comparisons may not be a good indicator of our performance.

In our first and second fiscal quarters, within the FSS North America segment, there historically has been a lower level of sales at the sports, entertainment and recreational clients, which is partly offset by increased activity in educational operations. In our third and fourth fiscal quarters, there historically has been a significant increase in sales at the sports, entertainment and recreational clients, which is partially offset by the effect of summer recess in educational operations. For these reasons, a quarter to quarter comparison is not a good indication of our performance or how we will perform in the future.

Risks Related to Our Indebtedness

Our leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industries, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations.

We are highly leveraged. As of December 27, 2013, our outstanding indebtedness was $5,644.7 million, including amounts outstanding under our credit facilities, notes and receivables facility. We also had additional availability of approximately $399.7 million under our revolving credit facility at that date.

This degree of leverage could have important consequences, including:

•

exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our senior secured credit facilities and our receivables facility, are at variable rates of interest;

•	making it more difficult for us to make payments on our indebtedness;

•	increasing our vulnerability to general economic and industry conditions;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our senior secured credit facilities and the indenture governing our notes. If new indebtedness is added to our current debt levels, the related risks that we now face could increase.

If our financial performance were to deteriorate, we may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. While we believe that we currently have adequate cash flows to service our indebtedness, if our financial performance were to deteriorate significantly, we might be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If, due to such a deterioration in our financial performance, our cash flows and capital resources were to be insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In addition, if we were required to raise additional capital in the current financial markets, the terms of such financing, if available, could result in higher costs and greater restrictions on our business. In addition, although a significant amount of our long-term borrowings do not mature until 2016 and later, if we were to need to refinance our existing indebtedness, the conditions in the financial markets at that time could make it difficult to refinance our existing indebtedness on acceptable terms or at all. If such alternative measures proved unsuccessful, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit agreement and the indenture governing our notes restrict our ability to dispose of assets and use the proceeds from any disposition of assets and to refinance our indebtedness. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit agreement and the indenture governing the notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness, refinance or restructure indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock, make unscheduled payments on our notes, repurchase or redeem our notes or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

In addition, our senior secured revolving credit facility requires us to satisfy and maintain specified financial ratios and other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and in the event of a significant deterioration of our financial performance, we cannot assure you that we will satisfy those ratios and tests. A breach of any of these covenants could result in a default under the senior secured credit agreement. Upon our failure to maintain compliance with these covenants that is not waived by the lenders under the revolving credit facility, the lenders under the senior secured credit facilities could elect to declare all amounts outstanding under the senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit under such facilities. If we were unable to repay those amounts, the lenders under the senior secured credit facilities could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under the senior secured credit agreement. If the lenders under the senior secured credit facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay those borrowings, as well as our unsecured indebtedness. If our senior secured indebtedness was accelerated by the lenders as a result of a default, our notes may become due and payable as well. Any such acceleration may also constitute an amortization event under our receivables facility, which could result in the amount outstanding under that facility becoming due and payable.

Risks Related to the Notes

For purposes of this section, “Risks Related to the Notes,” “we,” “us,” and “our” refer to ARAMARK Corporation, the issuer of the notes, and not to Holdings.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market for the notes will continue.

We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. Certain financial institutions have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, those entities are not obligated to make a market in any of the notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for any of the notes, if developed, may not continue. Because each of J.P. Morgan Securities LLC and Goldman, Sachs & Co. and their respective affiliates may be considered an affiliate of ours, they are required to deliver a current “market-maker” prospectus in connection with any secondary market sale of the notes, which may affect their ability to continue market-making activities. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for any of the notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from your purchase price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit agreement and the indenture governing the notes restrict our ability to dispose of assets, use the proceeds from any disposition of assets and to refinance our indebtedness. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Repayment of our debt is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including each series of notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our senior secured credit facilities and each guarantor’s obligations under their respective guarantees of the senior secured credit facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of most of our wholly-owned U.S. subsidiaries and the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit agreement, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

As of December 27, 2013, our outstanding senior secured indebtedness was $5,644.7 million. We had additional availability of approximately $399.7 million under our revolving credit facility at that date, after taking into account outstanding letters of credit. The indenture governing the notes permits us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Claims of noteholders are structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they do not guarantee the notes.

The notes are not guaranteed by any of our non-U.S. subsidiaries, our receivables subsidiaries or certain other U.S. subsidiaries. Accordingly, claims of holders of the notes are structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

For the three months ended December 27, 2013, our non-guarantor subsidiaries accounted for approximately $1,109.1 million, or 29.5%, of our total sales, and approximately $2,631.6 million, or 25.7%, of our total assets, and approximately $1,332.3 million, or 15.6%, of our total liabilities, in each case as of December 27, 2013.

The lenders under the senior secured credit facilities have the discretion to release the guarantors under the senior secured credit agreement in a variety of circumstances, which would cause those guarantors to be released from their guarantees of the notes.

While any obligations under the senior secured credit facilities remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes, at the discretion of lenders under the senior secured credit facilities, if the related guarantor is no longer a guarantor of obligations under the senior secured credit facilities or any other indebtedness. See “Description of Notes.” The lenders under the senior secured credit facilities have the discretion to release the guarantees under the senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries would effectively be senior to claims of noteholders.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we are required to offer to re-purchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes would be cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes.

Federal and state fraudulent transfer laws may permit a court to void or limit the amount payable under the notes or the guarantees, and, if that occurs, you may receive limited or no payments on the notes and guarantees affected.

Federal and state fraudulent conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time hereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the notes or the incurrence of the guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or limit the amount of payment or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require you to repay any amounts received. In the event of a finding that fraudulent transfer or conveyance occurred, you may not receive any payment on the notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. Under applicable law, a court may determine that a debtor has not received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the notes or the guarantees would not be voided, limited in amount or subordinated to our or any of our guarantors’ other debt. Each guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements concerning the conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy under “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” You can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	unfavorable economic conditions;

•	natural disasters, global calamities, sports strikes and other adverse incidents;

•	the failure to retain current clients, renew existing client contracts and obtain new client contracts;

•	a determination by clients to reduce their outsourcing or use of preferred vendors;

•	competition in our industries;

•	increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts;

•	the inability to achieve cost savings through our cost reduction efforts;

•	our expansion strategy;

•	the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury;

•	governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting;

•	liability associated with noncompliance with applicable law or other governmental regulations;

•	changes in, new interpretations of or changes in the enforcement of the government regulatory framework;

•	currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance;

•	continued or further unionization of our workforce;

•	liability resulting from our participation in multiemployer defined benefit pension plans;

•	risks associated with suppliers from whom our products are sourced;

•	disruptions to our relationship with, or to the business of, our primary distributor;

•	the inability to hire and retain sufficient qualified personnel or increases in labor costs;

•	healthcare reform legislation;

•	the contract intensive nature of our business, which may lead to client disputes;

•	seasonality;

•	our leverage;

•	the inability to generate sufficient cash to service all of our indebtedness;

•	debt agreements that limit our flexibility in operating our business;

•	potential conflicts of interest between our Controlling Owners (as defined herein) and us; and

•	other factors set forth under the heading “Risk Factors” in this prospectus.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

OWNERSHIP STRUCTURE

The following diagram sets forth our ownership structure and information relating to our indebtedness as of December 27, 2013. As set forth in the diagram below, we hold all of the issued and outstanding capital stock of ARAMARK Corporation through ARAMARK Intermediate Holdco Corporation, our wholly-owned subsidiary. Following our initial public offering, the Sponsors collectively own approximately 70% of the capital stock of Holdings, on a fully-diluted basis.

(1)	ARAMARK Holdings Corporation guarantees the notes but not our senior secured credit facilities. ARAMARK Intermediate Holdco Corporation guarantees our senior secured credit facilities but not the notes.
(2)	As of December 27, 2013, term loans with an aggregate principal amount of $4,064.8 million (recorded at $4,057.4 million to reflect original issue discount) were outstanding. The maturity date for $2,664.8 million of term loans is July 26, 2016. The maturity date for the remaining $1,400.0 million of term loans is September 7, 2019. The senior secured credit agreement also includes a $200.0 million synthetic letter of credit facility. The maturity date of $159.3 million of deposits securing the synthetic letter of credit facility is July 26, 2016. The maturity date for $40.7 million of deposits securing the letter of credit facility is January 26, 2014. As of December 27, 2013, there were approximately $170.0 million of issued letters of credit under the synthetic letter of credit facility.
(3)	The notes are guaranteed by, subject to certain exceptions, substantially all of our existing and future domestic subsidiaries.
(4)	Our receivables facility provides for up to $300.0 million of funding, based, in part, on the amount of eligible receivables. As of December 27, 2013, we had outstanding borrowings under the receivables facility of $300.0 million.
(5)	Only our existing or subsequently acquired domestic subsidiaries that guarantee the senior secured credit facilities guarantee the notes, subject to certain limited exceptions.

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by Goldman, Sachs & Co. and J.P. Morgan Securities LLC, or by either of their respective affiliates, in market-making transactions. We will not receive any of the proceeds from such transactions.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 27, 2013. The information in the table gives effect to the completed initial public offering of 28,000,000 shares of our common stock at a price of $20.00 per share, raising approximately $524.1 million, net of costs directly related to the initial public offering. The Company used the proceeds to repay borrowings of approximately $154.1 million on the senior secured revolving credit facility and $370.0 million on the senior secured term loan facility due July 2016. The information in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Prospectus Summary—Summary Consolidated Financial Data”, the audited consolidated financial statements and related notes and the unaudited condensed consolidated financial statements and related notes appearing elsewhere in this prospectus.

As of December 27, 2013
(in millions)	Actual
Cash and cash equivalents	$115.6

Senior secured credit facilities:
Revolving credit facility(1)	$189.3
Term loan facility(2)	4,057.4
5.75% senior notes due 2020	1,000.0
Receivables facility	300.0
Capital leases	49.2
Other existing debt(3)	48.8

Total debt	5,644.7
Common stock subject to repurchase and other	10.1
Stockholders’ equity:
Common stock, 600,000,000 shares authorized; 247,835,638 shares issued and 229,958,467 shares outstanding	2.5
Capital surplus	2,424.4
Accumulated deficit	(434.5)
Accumulated other comprehensive loss	(53.7)
Treasury stock	(255.4)

Total stockholders’ equity	1,683.3

Total capitalization	$7,338.1

(1)	Consists of a $555.0 million revolving credit facility available to the Company in U.S. dollars and a $50.0 million revolving credit facility available to the Company and a Canadian subsidiary in U.S. dollars and Canadian dollars. U.S. dollar borrowings under the revolving credit facilities have an applicable margin of 3.25% for eurocurrency (LIBOR) borrowings and 2.25% for base-rate borrowings and an unused commitment fee of 0.50% per annum. Canadian dollar borrowings have an applicable margin of 3.25% for BA (bankers’ acceptance) rate borrowings and 2.25% for base-rate borrowings and an unused commitment fee of 0.50% per annum. The final maturity date of the Canadian revolving loan commitments and $515.0 million of the $555.0 million U.S. revolving loan commitments is January 26, 2017, provided, however, that the maturity date accelerates to April 26, 2016 if any term loans, other than the term loans due on September 7, 2019 and any other term loans with a maturity at least 91 days after January 26, 2017, remain outstanding on April 26, 2016. The final maturity date of the remaining $40.0 million in revolving loan commitments is January 26, 2015. See “Description of Other Indebtedness.”
(2)	As of December 27, 2013, term loans with an aggregate principal amount of $4,064.8 million (recorded at $4,057.4 million to reflect original issue discount) were outstanding. The maturity date for $2,664.8 million of term loans is July 26, 2016. The maturity date for the remaining $1,400.0 million of term loans is September 7, 2019. The senior secured credit agreement also includes a $200.0 million synthetic letter of credit facility. The maturity date of $159.3 million of deposits securing the synthetic letter of credit facility is July 26, 2016. The maturity date for $40.7 million of deposits securing the letter of credit facility is January 26, 2014. As of December 27, 2013, there were approximately $170.0 million of issued letters of credit under the synthetic letter of credit facility. See “Description of Other Indebtedness.”
(3)	Consists of borrowings by our foreign subsidiaries.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

We derived the unaudited pro forma financial data set forth below by the application of pro forma adjustments to the audited consolidated financial statements included elsewhere in this prospectus.

The unaudited pro forma consolidated statements of income for fiscal 2013 have been presented:

•

on a pro forma basis which gives effect to the debt refinancing that occurred in the second quarter of fiscal 2013 whereby the 8.50% Senior Notes due 2015, Senior Floating Rate Notes due 2015 and 8.625% / 9.375% Senior Notes due 2016 were refinanced with the proceeds of new term loan borrowings under the senior secured credit facilities and the issuance of 5.75% Senior Notes due 2020; and

•

on a pro forma basis (as adjusted), which gives effect to our sale of 28,000,000 shares of common stock in our initial public offering at an initial public offering price of $20.00 per share, and net proceeds of $524.1 million which was used to repay approximately $370.0 million in outstanding term loans due July 26, 2016 and approximately $154.1 million of borrowings on the revolving credit facility under our senior secured credit facilities as well as certain share-based compensation transactions that were contingent upon the completion of our initial public offering and for which expense will be recognized over a future derived service period.

The unaudited pro forma consolidated statements of income for fiscal 2013 give effect to the pro forma adjustments as if they had occurred at the beginning of our 2013 fiscal year. The notes to the unaudited pro forma financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements.

The pro forma adjustments set forth below were based on available information and certain assumptions made by our management and may be revised as additional information becomes available. The unaudited pro forma financial information is presented for informational purposes only, and does not purport to represent what our results of operations would actually have been if the transactions had occurred on the date indicated, nor does it purport to project our results of operations that we may achieve in the future. The pro forma adjustments do not include the impact of any non-recurring additional charges which are directly related to the completion of our initial public offering.

On December 17, 2013, ARAMARK Holdings Corporation completed its initial public offering of 36,250,000 shares of common stock at a price of $20.00 per share. The net proceeds received from the sale of 28,000,000 shares of our common stock we sold in the initial public offering, net of costs directly related to the initial public offering, were approximately $524.1 million. The Company used the net proceeds to repay borrowings on the senior secured revolving credit facility and a portion of the principal on the senior secured term loan facility due July 2016. The Company expects to recognize interest expense savings of approximately $5.0 million per quarter as a result of this payment of borrowings. Only a portion of these savings were reflected in the unaudited condensed consolidated financial statements found elsewhere in this prospectus as the initial public offering was completed during the first quarter ended December 27, 2013. See Note 8 to the unaudited condensed consolidated financial statements for more information.

You should read our unaudited pro forma financial information and the accompanying notes in conjunction with all of the historical financial statements and related notes included elsewhere in this prospectus and the financial and other information appearing elsewhere in this prospectus, including information contained in “Risk

Factors,” “Selected Consolidated Financial Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

FOR THE FISCAL YEAR ENDED SEPTEMBER 27, 2013

(in millions, except per share amounts)

	Actual	Debt Refinancing Pro Forma Adjustments		Pro Forma for the Debt Refinancing	Offering Pro Forma Adjustments		Pro Forma As Adjusted
Sales	$13,946	$—		$13,946	$—		$13,946
Costs and Expenses:
Cost of services provided	12,661	—		12,661	—		12,661
Depreciation and amortization	542	—		542	—		542
Selling and general corporate expenses	228	—		228	32	(c)	260

Operating income	515	—		515	(32)		483
Interest and Other Financing costs, net	424	(77	)(a)	347	(20	)(d)	327

Income from Continuing Operations Before Income Taxes	91	77		168	(12)		156
Provision for Income Taxes	20	30	(b)	50	(5	)(e)	45

Income from Continuing Operations	71	47		118	(7)		111
Loss from Discontinued Operations, net of tax	(1)	—		(1)	—		(1)

Net income	70	47		117	(7)		110
Less: Net income attributable to noncontrolling interests	1	—		1	—		1

Net income attributable to ARAMARK Holdings stockholders	$69	$47		$116	$(7)		$109

Earnings per share attributable to ARAMARK Holdings stockholders:
Basic:
Income from Continuing Operations	$0.35			$0.58			$0.48
Loss from Discontinued Operations	(0.01)			(0.01)			(0.01)

Net income attributable to ARAMARK Holdings stockholders	$0.34			$0.57			$0.47

Diluted:
Income from Continuing Operations	$0.34			$0.56			$0.47
Loss from Discontinued Operations	(0.01)			(0.01)			(0.01)

Net income attributable to ARAMARK Holdings stockholders	$0.33			$0.55			$0.46

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a)	Amount represents the impact of eliminating the interest expense on the 8.50% Senior Notes due 2015, Senior Floating Rate Notes due 2015 and 8.625% / 9.375% Senior Notes due 2016 and including the interest expense on the new term loan borrowings and the issuance of the 5.75% Senior Notes due 2020. Amount also impacted by the elimination of the amortization of deferred financing fees associated with the 8.50% Senior Notes due 2015, Senior Floating Rate Notes due 2015 and 8.625% / 9.375% Senior Notes due 2016 and the inclusion of the amortization of deferred financing fees associated with the new term loan borrowings and the issuance of the 5.75% Senior Notes due 2020. The amount also includes the impact of the write-off of the deferred financing fees and the payment of the tender offer premium each as it relates to the debt that was refinanced.
(b)	Amount represents the tax impact using an effective tax rate of 39.5% on the reduction in interest expense as a result of the debt refinancing.
(c)	Amount represents the estimated share-based compensation expense of $9.3 million on an annual basis from grants of certain restricted stock units to senior executives upon the completion of the initial public offering which vest over a three year period. The total value of the restricted stock units granted is approximately $35 million. The Company applied a forfeiture assumption of 8.7% per annum in the calculation of such expense. Amount also represents approximately $22.6 million of the estimated $55.0 million of share-based compensation expense in connection with the modification of certain performance-based options, which will be recognized over a derived service period upon completion of the initial public offering. The fair value of the modified performance-based options was estimated using a Monte-Carlo option model, which simulates a range of possible future stock prices and estimates the probabilities of meeting the modified vesting provision of the trading price for the common stock of Holdings equaling or exceeding $25.00 per share over any consecutive twenty day trading period during the 18 month period following the initial public offering (See note 17 to the consolidated financial statements for fiscal 2013).
(d)	To reflect the reduction in interest expense resulting from the application of $524.1 million of net proceeds from the initial public offering to repay approximately $370.0 million in outstanding term loans due July 26, 2016 and approximately $154.1 million of borrowings on the revolving credit facility under our senior secured credit facilities.
(e)	Amount represents the tax impact using an effective tax rate of 39.5% on the estimated share-based compensation expense and the reduction in interest expense as a result of the initial public offering.

SELECTED CONSOLIDATED FINANCIAL DATA

Set forth below is selected consolidated financial data of the Company, as of the dates and for the periods indicated. The selected consolidated financial data as of September 27, 2013 and September 28, 2012, and for the fiscal years 2013, 2012 and 2011 have been derived from our consolidated financial statements appearing elsewhere in this prospectus, which have been audited by KPMG LLP. The selected consolidated financial data as of September 30, 2011 and October 1, 2010 and for fiscal year 2010 have been derived from our consolidated financial statements that are not included in this prospectus, which have been audited by KPMG LLP. The selected consolidated financial data as of October 2, 2009 and for fiscal year 2009 have been derived from our unaudited consolidated financial statements that are not included in this prospectus. Consolidated financial statements for our indirect wholly-owned subsidiary, ARAMARK Corporation, have been audited for such period.

The selected consolidated financial data as of December 27, 2013 and for the three months ended December 27, 2013 and December 28, 2012 have been derived from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus. The unaudited financial data presented have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The selected consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Financial Information,” as well as with our consolidated financial statements and related notes and the unaudited condensed consolidated financial statements and related notes that are also included in this prospectus.

	Fiscal year(1)					Three months ended
	2013	2012	2011	2010	2009	December 27, 2013	December 28, 2012
(dollars in millions, except per share data)						(unaudited)	(unaudited)
Statement of operations data:
Sales	$13,946	$13,505	$13,082	$12,419	$12,138	$3,763	$3,536
Costs and expenses:
Cost of services provided	12,661	12,191	11,836	11,247	11,009	3,355	3,172
Depreciation and amortization	542	529	511	503	497	137	133
Selling and general corporate expenses	228	203	188	191	183	114	56

Operating income	515	582	547	478	449	157	175
Interest and other financing costs, net	424	457	451	445	473	83	113

Income (loss) from continuing operations before income taxes	91	125	96	33	(24)	74	62
Provision (benefit) for income taxes	20	18	(1)	1	(24)	29	19

Income from continuing operations	71	107	97	32	—	45	43

Income (loss) from discontinued operations, net of tax(2)	(1)	—	(12)	(1)	(7)	—	—

Net income (loss)	70	107	85	31	(7)	45	43

Less: Net income attributable to noncontrolling interests	1	3	1	—	—	—	—

Net income (loss) attributable to ARAMARK stockholders	$69	$104	$84	$31	$(7)	$45	$43

Pro forma net income attributable to ARAMARK stockholders(3)	$116

Pro forma net income attributable to ARAMARK stockholders (as adjusted)(4)	$109

Fiscal year(1)	Three months ended
2013	2012	2011	2010	2009	December 27, 2013	December 28, 2012
(dollars in millions, except per share data)	(unaudited)	(unaudited)
Per Share Data:
Basic:
Income (loss) from continuing operations	$0.35	$0.51	$0.47	$0.16	$(0.00)	$0.22	$0.21
Income (loss) from discontinued operations	(0.01)	—	(0.06)	(0.01)	(0.03)	—	—

Net income (loss) attributable to ARAMARK stockholders	$0.34	$0.51	$0.41	$0.15	$(0.03)	$0.22	$0.21

Diluted:
Income (loss) from continuing operations	$0.34	$0.49	$0.46	$0.16	$(0.00)	$0.21	$0.20
Income (loss) from discontinued operations	(0.01)	—	(0.06)	(0.01)	(0.03)	—	—

Net income (loss) attributable to ARAMARK stockholders	$0.33	$0.49	$0.40	$0.15	$(0.03)	$0.21	$0.20

Pro forma basic:
Income from continuing operations	$0.58
Loss from discontinued operations	(0.01)

Net income attributable to ARAMARK stockholders(3)	$0.57

Pro forma diluted:
Income from continuing operations	$0.56
Loss from discontinued operations	(0.01)

Net income attributable to ARAMARK stockholders(3)	$0.55

Pro forma, as adjusted, basic:
Income from continuing operations	$0.48
Loss from discontinued operations	(0.01)

Net income attributable to ARAMARK stockholders (4)	$0.47

Pro forma, as adjusted, diluted:
Income from continuing operations	$0.47
Loss from discontinued operations	(0.01)

Net income attributable to ARAMARK stockholders(4)	$0.46

Cash dividend per share(5)	$—	$—	$3.50	$—	$—	$—	$—
Statement of cash flows data:
Net cash provided by/(used in):
Operating activities(6)	$696	$692	$304	$634	$707	$(281)	$(199)
Investing activities	(385)	(482)	(363)	(354)	(465)	(59)	(79)
Financing activities(6)	(336)	(287)	112	(344)	(167)	345	270
Other financial data:
Capital expenditures, net of disposals	$382	$343	$272	$264	$330	$77	$71
Ratio of earnings to fixed charges(8)	1.2	x	1.2	x	1.1	x	1.0	x	0.9	x	1.7	x	1.5	x
Balance sheet data (at period end):
Cash and cash equivalents	$111	$137	$213	$161	$225	$116	$129
Total assets(6)	10,267	10,487	10,523	10,222	10,327	10,249	10,344
Total debt (including current portion of long term debt)(6)(7)	5,824	6,009	6,232	5,402	5,722	5,645	6,347
Total equity(5)	904	967	882	1,397	1,360	1,683	876

(1)	Fiscal years 2013, 2012, 2011, 2010 and 2009 refer to the fiscal years ended September 27, 2013, September 28, 2012, September 30, 2011, October 1, 2010 and October 2, 2009, respectively. Fiscal years 2013, 2012, 2011, 2010 and 2009 were each 52-week periods.

(2)	During fiscal 2011, the Company completed the sale of its wholly-owned subsidiary, Galls, for approximately $75.0 million in cash. The transaction resulted in a pretax loss of approximately $1.5 million (after-tax loss of approximately $12.0 million). Galls is accounted for as a discontinued operation. Galls’ results of operations have been removed from the Company’s results of continuing operations for all periods presented.
(3)	The pro forma net income attributable to ARAMARK stockholders assumes a reduction of interest expense, net of tax, of approximately $47 million for fiscal 2013 related to the debt refinancing that occurred during the second quarter of fiscal 2013. The pro forma net income attributable to ARAMARK stockholders and per share data assumes the debt refinancing occurred at the beginning of fiscal 2013.
(4)	The pro forma net income attributable to ARAMARK stockholders (as adjusted) and per share data (as adjusted) for fiscal 2013 assumes $524.1 million of the proceeds from the initial public offering are used to repay amounts due under our senior secured credit facilities. Pro forma net income attributable to ARAMARK stockholders (as adjusted) for fiscal 2013 assumes a reduction of interest expense, net of tax, of approximately $12 million related to such repayment of our senior secured credit facilities and an increase in share-based compensation expense of approximately $22.6 million for the ongoing portion of the non-cash charge related to the modification of the terms of certain performance-based options outstanding. The pro forma net income attributable to ARAMARK stockholders (as adjusted) and per share data (as adjusted) assumes the initial public offering and the related application of net proceeds was completed at the beginning of fiscal 2013.
(5)	During fiscal 2011, the Company paid a dividend of approximately $711 million to its stockholders. On October 29, 2012, we completed the spin-off of our majority interest in Seamless North America, LLC, on online and mobile food ordering service, to our stockholders in the form of a dividend. Each stockholder received one share of the common stock or Seamless Holdings, a newly formed company created to hold our former interest in Seamless North America, LLC, for each share of our common stock held as of the record date. On February 4, 2014, the Company’s Board of Directors declared a $0.075 dividend per share of common stock, payable on March 11, 2014, to stockholders of record on the close of business on February 18, 2014.
(6)	In the first quarter of fiscal 2011, the Company adopted the new authoritative accounting guidance regarding transfers of financial assets. The impact upon adoption resulted in the recognition of both the receivables securitized under the program and the borrowings they collateralize on the Consolidated Balance Sheet, which led to a $220.9 million increase in “Receivables” and “Long-Term Borrowings.” As a result of implementing the new guidance, funding under the agreement of $220.9 million on October 2, 2010 was reflected in the Company’s Consolidated Statement of Cash Flows as a use of cash from the securitization of accounts receivables under net cash provided by/(used in) operating activities and as a source of cash under net cash provided by/(used in) provided by financing activities.
(7)	During fiscal 2011, the Company completed a private placement of $600 million, net of a 1% discount, in aggregate principal amount of 8.625% / 9.375% Senior Notes due 2016. In the second quarter of fiscal 2013, the Company completed a refinancing, repurchasing ARAMARK Corporation’s outstanding 8.50% Senior Notes due 2015 and Senior Floating Rate Notes due 2015 and our 8.625% / 9.375% Senior Notes due 2016. The Company refinanced that debt with new term loan borrowings under its senior secured credit facilities and the issuance of the outstanding notes.
(8)	For the purpose of determining the ratio of earnings to fixed charges, earnings include pretax income (loss) from continuing operations plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all indebtedness (including capitalized interest) plus that portion of operating lease rentals representative of the interest factor (deemed to be one third of operating lease rentals). Prior periods have been adjusted to reflect Galls as a discontinued operation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the fiscal years ended September 27, 2013, September 28, 2012 and September 30, 2011 and for the three months ended December 27, 2013 and December 28, 2012 should be read in conjunction with Selected Consolidated Financial Data, our consolidated financial statements and the notes to those statements and our unaudited condensed consolidated financial statements and the notes to those statements.

On December 17, 2013, ARAMARK Holdings Corporation (the “Company”, “Holdings”, “we”, “our”) completed its initial public offering (“IPO”) of 28,000,000 shares of its common stock at a price of $20.00 per share. The Company’s common stock trades on the New York Stock Exchange under the symbol “ARMK”.

Our discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, opinions, expectations, anticipations, intentions and beliefs. Actual results and the timing of events could differ materially from those anticipated in those forward-looking statements as a result of a number of factors, including those set forth under “Risk Factors,” “Statements Regarding Forward-looking Information” and “Business” sections and elsewhere in this prospectus. In the following discussion and analysis of financial condition and results of operations, certain financial measures may be considered “non-GAAP financial measures” under Securities and Exchange Commission (“SEC”) rules. These rules require supplemental explanation and reconciliation, which is provided in this section.

Overview

We are a leading global provider of food, facilities and uniform services to education, healthcare, business and industry, and sports, leisure and corrections clients. Our core market is North America, which is supplemented by an additional 19-country footprint serving many of the fastest growing global geographies. Through our established brand, broad geographic presence and employees, we anchor our business in our partnerships with thousands of education, healthcare, business, sports, leisure and corrections clients. Through these partnerships we serve millions of consumers including students, patients, employees, sports fans and guests worldwide.

The Company operates its business in three reportable segments:

•

Food and Support Services North America (“FSS North America”)—Food, refreshment, specialized dietary and support services, including facility maintenance and housekeeping, provided to business, educational and healthcare institutions and in sports, entertainment, recreational and other facilities serving the general public in the United States, Canada and Mexico.

•

Food and Support Services International (“FSS International”)—Food, refreshment, specialized dietary and support services, including facility maintenance and housekeeping, provided to business, educational and healthcare institutions and in sports, entertainment, recreational and other facilities serving the general public. We have operations in 19 countries outside North America. Our largest international operations are in the United Kingdom, Germany, Chile and Ireland, and in each of these countries we are one of the leading food service providers. We also have operations in emerging market geographies, such as other countries in South America and China, and we own 50% of AIM Services Co., Ltd., a leader in providing outsourced food services in Japan.

•

Uniform and Career Apparel (“Uniform”)—Rental, sale, cleaning, maintenance and delivery of personalized uniform and career apparel and other textile items on a contract basis and direct marketing of personalized uniforms and career apparel and accessories to businesses, public institutions and individuals. We also provide walk-off mats, cleaning cloths and disposable towels.

Our Food and Support Services operations focus on serving clients in four principal sectors: Education, Healthcare, Business & Industry and Sports, Leisure and Corrections. Our FSS International reportable segment provides a similar range of services as those provided to our FSS North America reportable segment clients and operates in the same sectors although it is more heavily weighted towards Business & Industry. For the first quarter of fiscal 2014, our FSS North America segment generated $2.6 billion in sales, or 70% of our total sales, and our FSS International segment generated $0.8 billion in sales, or 20% of our total sales. Our Uniform segment provides uniforms, career and image apparel, work clothes and accessories to meet the needs of clients in a wide range of industries in the United States, Puerto Rico, Japan and Canada, including manufacturing, transportation, construction, restaurants and hotels, healthcare and pharmaceutical industries and many others. We supply garments, other textile and paper products and other accessories through rental and direct purchase programs to businesses, government agencies and individuals. For the first quarter of fiscal 2014, our Uniform segment generated $0.4 billion in sales, or 10% of our total sales. Administrative expenses not allocated to our three reportable segments are presented separately as corporate expenses and are not included in our segment results.

Our operating results continue to be affected by the economic uncertainty being experienced in the countries in which we operate. Across all of our businesses, we are planning and executing both growth and cost control initiatives and are working to streamline and improve the efficiency and effectiveness of our general and administrative functions through increased standards, process improvements, and consolidation. As a result, we recorded certain costs related to these initiatives starting in the second quarter of fiscal 2013 and continued through the first quarter of fiscal 2014 and estimate that we will incur an additional $15 to $40 million of costs over the next 12 months.

Seasonality

Our sales and operating results have varied, and we expect them to continue to vary, from quarter to quarter, as a result of different factors. Within our FSS North America segment, historically there has been a lower level of activity during our first and second fiscal quarters in operations that provide services to sports, entertainment and recreational clients. This lower level of activity historically has been partially offset during our first and second fiscal quarters by the increased activity in our educational operations. Conversely, historically there has been a significant increase in the provision of services to sports, entertainment and recreational clients during our third and fourth fiscal quarters, which is partially offset by the effect of summer recess at colleges, universities and schools on our educational operations.

Sources of Sales

Our clients engage us, generally through written contracts, to provide our services at their locations. Depending on the type of client and service, we are paid either by our client or directly by the consumer to whom we have been provided access by our client. We use two general contract types in our FSS North America and FSS International segments: profit and loss contracts and client interest contracts. These contracts differ in their provision for the amount of financial risk that we bear and, accordingly, the potential compensation, profits or fees we may receive. Under profit and loss contracts, we receive all of the revenue from, and bear all of the expenses of, the provision of our services at a client location. Client interest contracts include management fee contracts, under which our clients reimburse our operating costs and pay us a management fee, which may be calculated as a fixed dollar amount or a percentage of sales or operating costs. Some management fee contracts entitle us to receive incentive fees based upon our performance under the contract, as measured by factors such as sales, operating costs and customer satisfaction surveys.

For our Uniform segment, we typically serve our rental clients under written service contracts for an initial term of three to five years. Because the majority of our clients purchase on a recurring basis, our backlog of orders at any given time consists principally of orders in the process of being filled. With the exception of certain governmental bid business, most of our direct marketing business is conducted under invoice arrangement with repeat clients. Our direct marketing business is, to a large degree, relationship-centered. While we have long term relationships with some of our larger clients, we generally do not have contracts with these clients.

Costs and Expenses

Our costs and expenses are comprised of Cost of services provided, depreciation and amortization and selling and general corporate expenses. Cost of services provided consists of direct expenses associated with our operations, including food costs, wages, other labor related expenses (including workers’ compensation, state unemployment insurance and federal or state mandated health benefits and other healthcare costs), insurance, fuel, utilities, piece goods and clothing and equipment. Depreciation and amortization mainly relate to assets used in generating sales. Selling and general corporate expenses include expenses related to sales commissions, marketing, share-based compensation and other costs related to administrative functions including compensation and benefits, professional services and information technology.

Interest and Other Financing Costs, net

Interest and other financing costs, net relates primarily to interest expense on long-term borrowings. Interest and other financing costs, net also includes third-party costs associated with long-term borrowings that were capitalized as deferred financing costs and are being amortized over the term of the borrowing.

Provision for Income Taxes

The provision for income taxes represents federal, foreign, state and local income taxes. Our effective tax rate differs from the statutory U.S. income tax rate due to the effect of state and local income taxes, tax rates in foreign jurisdictions and certain nondeductible expenses. Our effective tax rate will change from quarter to quarter based on recurring and nonrecurring factors including, but not limited to, the geographical mix of earnings, enacted tax legislation, including certain business tax credits, state and local income taxes, tax audit settlements and the effect of various global tax strategies. Changes in judgment from the evaluation of new information resulting in the recognition, derecognition or remeasurement of a tax position taken in a prior annual period are recognized separately in the quarter of the change.

Foreign Currency Fluctuations

The impact from foreign currency translation assumes constant foreign currency exchange rates based on the rates in effect for the current year period were used in translation for the comparable prior year period. We believe that providing the impact of fluctuations in foreign currency rates on certain financial results can facilitate analysis of period-to-period comparisons of business performance.

RESULTS OF OPERATIONS

The following tables present our sales and operating income, and related percentages, attributable to each reportable segment for the three months ended December 27, 2013 and December 28, 2012 (dollars in millions).

	Three months ended
	December 27, 2013		December 28, 2012
Sales by Segment	$	%	$	%
FSS North America	$2,620.4	70%	$2,457.6	70%
FSS International	775.6	20%	724.9	20%
Uniform	367.1	10%	353.4	10%

	$3,763.1	100%	$3,535.9	100%

	Three months ended
	December 27, 2013		December 28, 2012
Operating Income by Segment	$	%	$	%
FSS North America	$163.1	104%	$141.6	81%
FSS International	27.1	17%	19.2	11%
Uniform	40.3	26%	31.1	17%

	230.5	147%	191.9	109%
Corporate	(73.3)	-47%	(16.6)	-9%

	$157.2	100%	$175.3	100%

Consolidated Overview

Sales of $3.8 billion for the first quarter of fiscal 2014 represented an increase of 6% over the prior year period. This increase is primarily attributable to growth in the Sports, Leisure and Corrections and Education sectors of the FSS North America segment, growth in China, Chile and Argentina in our FSS International segment and growth in the uniform rental base business in our Uniform segment. This increase was partially offset by a sales decline in the Healthcare sector in the FSS North America segment and the impact of foreign currency translation (approximately -1%). Sales for the first quarter of fiscal 2013 were negatively impacted by the National Hockey League (“NHL”) lockout and Hurricane Sandy.

Cost of services provided was $3.4 billion for the three month period of fiscal 2014 compared to $3.2 billion for the prior year period. Cost of services provided as a percentage of sales was 89% for the three month period of fiscal 2014 compared to 90% in the prior year period. Food and support service costs comprised approximately 29% of Cost of services provided in both periods, personnel costs comprised approximately 45% of Cost of services provided for the three month period of fiscal 2014 as compared to 46% for the prior year period, and other direct costs comprised the remaining approximately 26% of Cost of services provided for the three month period of fiscal 2014 as compared to 25% for the prior year period. Cost of services provided was impacted by the items discussed below for operating income.

Operating income was $157.2 million for the three month period of fiscal 2014 compared to $175.3 million in the prior year period. This decrease is mainly due to the approximately $36.9 million of share-based compensation expense related to the modification of performance-based options (see Note 9 to the condensed consolidated financial statements), the loss on the sale of the McKinley Chalet hotel of approximately $6.7 million within the Sports, Leisure and Corrections sector, cash bonuses and certain other expenses of approximately $5.0 million related to the completion of the IPO and transformation and rebranding initiatives of approximately $10.2 million. This decrease more than offset the profit growth in our Business & Industry and Education sectors, profit growth in the U.K. and in the uniform rental business. The three month period of fiscal 2014 also includes favorable risk insurance adjustments of $3.9 million. The three month period of fiscal 2013 was negatively affected by the NHL lockout and Hurricane Sandy and severance related charges of $6.0 million in the Uniform and FSS International segments.

Interest and Other Financing Costs, net, for the three month period of fiscal 2014 decreased approximately $30.0 million from the prior year period primarily due to the refinancing of the Company’s debt during fiscal 2013 and lower average debt levels offset by the impact of forward starting interest rate swaps entered into during fiscal 2013. Interest and Other Financing Costs, net, for the three month period of fiscal 2013 includes approximately $11.6 million of third-party costs incurred related to Amendment Agreement No. 3 to the senior secured credit agreement and approximately $3.2 million of hedge ineffectiveness related to the repayment of the Canadian subsidiary’s term loan with a maturity date of January 26, 2014.

The effective income tax rate for the three months of fiscal 2014 was 39.2% compared to 30.3% in the prior year period. The increase is primarily due to the reduction of goodwill in connection with the sale of the McKinley Chalet hotel that was not tax deductible.

Net income for the three month period of fiscal 2014 was $44.9 million compared to $43.2 million in the prior year period. Net income attributable to noncontrolling interests for the three month period of fiscal 2014 was $0.2 million compared to $0.4 million in the prior year period.

Segment Results

The following tables present a fiscal 2014/2013 comparison of segment sales and operating income together with the amount of and percentage change between periods (dollars in millions).

	Three months ended
	December 27, 2013	December 28, 2012	Change
Sales by Segment	$	$	$	%
FSS North America	$2,620.4	$2,457.6	$162.8	7%
FSS International	775.6	724.9	50.7	7%
Uniform	367.1	353.4	13.7	4%

	$3,763.1	$3,535.9	$227.2	6%

	Three months ended
	December 27, 2013	December 28, 2012	Change
Operating Income by Segment	$	$	$	%
FSS North America	$163.1	$141.6	$21.5	15%
FSS International	27.1	19.2	7.9	41%
Uniform	40.3	31.1	9.2	30%
Corporate	(73.3)	(16.6)	(56.7)	* *

	$157.2	$175.3	$(18.1)	-10%

**	Not meaningful.

FSS North America Segment

The FSS North America reportable segment consists of four operating segments which have similar economic characteristics and are aggregated into a single operating segment. The four operating segments of the FSS North America reportable segment are Business & Industry; Education; Healthcare; and Sports, Leisure and Corrections.

Sales for each of these operating segments are summarized as follows (dollars in millions):

	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
Business & Industry	$575.4	$568.0
Education	1,097.2	1,021.1
Healthcare	485.1	496.8
Sports, Leisure and Corrections	462.7	371.7

	$2,620.4	$2,457.6

The Company’s Education and Healthcare operating segments generally have high-single digit operating margins on an annual basis while the Business & Industry and Sports, Leisure and Corrections operating segments generally have mid-single digit operating margins on an annual basis.

FSS North America segment sales for the three month period of fiscal 2014 increased 7% over the prior year primarily due to growth in the Sports, Leisure and Corrections and Education sectors. Sales for the three month period of fiscal 2013 were negatively affected by the NHL lockout and Hurricane Sandy.

The Business & Industry sector had low-single digit sales growth for the three month period of fiscal 2014 primarily due to new business within our facility services business. The sector also had base business growth within our dining operations partially due to the impact of Hurricane Sandy on the prior year.

The Education sector had high-single digit sales growth for the three month period of fiscal 2014 due to growth in base business within our Higher Education food business and net new business in our K-12 food business.

The Healthcare sector had low-single digit sales decline for the three month period of fiscal 2014 due to the impact of prior year lost business.

The Sports, Leisure and Corrections sector had double digit sales growth for the three month period of fiscal 2014 primarily related to additional Major League Baseball playoff games, including the World Series, and additional games at the stadiums and arenas we serve due to new business from National Football League teams and from the impact of the prior year NHL lockout. The sector also benefited from new business within Corrections.

Cost of services provided was $2.4 billion for the three month period of fiscal 2014 compared to $2.2 billion for the prior year. Cost of services provided as a percentage of sales was 90% in both periods. Cost of services provided was impacted by the items discussed below for operating income.

Operating income for the first quarter of fiscal 2014 was $163.1 million compared to $141.6 million in the prior year period primarily due to profit growth in our Business & Industry, Sports, Leisure and Corrections and Education sectors which more than offset the negative impact of foreign currency translation (approximately -1%) and the loss on the sale of the McKinley Chalet hotel of approximately $6.7 million. The profit growth in our sectors were also positively impacted by the impact of new business, cost savings from our productivity initiatives and a favorable risk insurance adjustment of approximately $3.0 million related to favorable claims experience. Operating income in the first quarter of fiscal 2013 was negatively affected by the NHL lockout and Hurricane Sandy.

FSS International Segment

Sales in the FSS International segment for the first quarter of fiscal 2014 increased 7% compared to the prior year period due to growth in the U.K, China, Chile and Argentina.

Cost of services provided was $0.7 billion for both periods. Cost of services provided as a percentage of sales was 94% in both periods. Cost of services provided was impacted by the items discussed below for operating income.

Operating income for the first quarter of fiscal 2014 was $27.1 million compared to $19.2 million in the prior year period as profit growth in the U.K. and Germany more than offset the negative impact of foreign currency translation (approximately -6%). Profit growth was positively impacted by cost savings from our productivity initiatives. Operating income in the first quarter of fiscal 2013 included severance related expenses of $2.4 million.

Uniform Segment

Uniform segment sales increased 4% for the three month period of fiscal 2014 compared to the prior year period primarily due to growth in our rental business.

Cost of services provided was $0.3 billion for both periods. Cost of services provided as a percentage of sales was 78% as compared to 80% for the prior year period due to cost control initiatives. Cost of services provided was also impacted by the items discussed below for operating income.

Operating income for the first quarter of fiscal 2014 was $40.3 million compared to $31.1 million in the prior year period primarily due to growth in the uniform rental business and severance related charges incurred in the prior year of $3.6 million. Operating income in the first quarter of fiscal 2013 was negatively affected by Hurricane Sandy.

Corporate

Corporate expenses, those administrative expenses not allocated to the business segments, were $73.3 million for the first quarter of fiscal 2014 compared to $16.6 million for the prior year period. The increase is primarily due to approximately $36.9 million of share-based compensation expense related to a modification of the vesting provisions relating to outstanding performance-based options that did not meet the applicable performance thresholds in prior years, cash bonuses and certain other expenses of approximately $5.0 million related to the completion of the IPO and transformation and rebranding initiatives of approximately $10.2 million. Corporate expenses in the first quarter of fiscal 2013 included an accounting charge related to the retirement obligation to our current Chairman and former Chief Executive Officer.

The following tables present our sales and operating income from continuing operations, and related percentages, attributable to each reportable segment for the fiscal years 2013, 2012 and 2011 (dollars in millions). On September 30, 2011, the Company sold its wholly-owned subsidiary, Galls. Accordingly, operating results for this business are reported as discontinued operations.

	Fiscal Year Ended September 27, 2013		Fiscal Year Ended September 28, 2012		Fiscal Year Ended September 30, 2011
Sales by Segment	$	%	$	%	$	%
FSS North America	$9,665.2	69%	$9,413.2	70%	$9,019.0	69%
FSS International	2,869.2	21%	2,729.5	20%	2,723.3	21%
Uniform	1,411.3	10%	1,362.7	10%	1,340.1	10%

	$13,945.7	100%	$13,505.4	100%	$13,082.4	100%

	Fiscal Year Ended September 27, 2013		Fiscal Year Ended September 28, 2012		Fiscal Year Ended September 30, 2011
Operating Income by Segment	$	%	$	%	$	%
FSS North America	$405.1	79%	$425.6	73%	$400.5	73%
FSS International	66.2	13%	89.9	15%	79.9	15%
Uniform	117.3	22%	118.1	21%	117.3	21%

	588.6	114%	633.6	109%	597.7	109%
Corporate	(74.2)	-14%	(51.8)	-9%	(50.6)	-9%

	$514.4	100%	$581.8	100%	$547.1	100%

Fiscal 2013 Compared to Fiscal 2012

Consolidated Overview

Sales of $13.9 billion for fiscal 2013 represented an increase of 3% over the prior year period. This increase is primarily attributable to growth in the Sports, Leisure and Corrections, Healthcare and Education sectors and the facilities business in the Business & Industry sector of the FSS North America segment, growth in Ireland, China, Chile and Argentina in our FSS International segment and growth in the uniform rental base business in our Uniform segment. This increase was partially offset by a sales decline in the U.K. in our FSS International segment. Sales for fiscal 2013 were negatively impacted as a result of the National Hockey League (“NHL”) lockout and the impact of Hurricane Sandy in our FSS North America segment and the spin-off of Seamless North America, LLC (“Seamless”) in October 2012 in the Business & Industry sector of the FSS North America segment.

Cost of services provided was $12.7 billion for fiscal 2013 compared to $12.2 billion for the prior year period. Cost of services provided as a percentage of sales was 91% for fiscal 2013 compared to 90% in the prior year period. Food and support service costs comprised approximately 27% of Cost of services provided for fiscal 2013 compared to 28% for fiscal 2012, personnel costs comprised approximately 47% of Cost of services provided for both periods, and other direct costs comprised the remaining approximately 26% of Cost of services provided for fiscal 2013 as compared to 25% for fiscal 2012. Cost of services provided was impacted by the items discussed below for operating income.

Operating income for fiscal 2013 was $514.4 million compared to $581.8 million in the prior year period. The decline in operating income for fiscal 2013 was primarily due to $63.9 million of severance and related costs as a result of the series of actions the Company initiated in the second quarter of fiscal 2013 to drive efficiency through the consolidation and centralization of its operations (see Note 4 to our consolidated financial statements). During fiscal 2013, the Company also recorded approximately $11.7 million of goodwill impairment charges (see Note 5 to our consolidated financial statements), other asset write-downs of approximately $12.0 million primarily related to the write-offs of certain client contractual investments and approximately $20.7 million of costs related to transformation initiatives. In addition, fiscal 2013 was also negatively affected by the NHL lockout and Hurricane Sandy. This profit decline was partially offset by profit growth in our Business & Industry and Education sectors and other income recognized of approximately $14.0 million relating to the recovery of the Company’s investment (possessory interest) at one of the National Park Service (“NPS”) sites in the Sports, Leisure and Corrections sector, which was terminated in the current year. Fiscal 2012 includes other income recognized of $6.7 million relating to the recovery of the Company’s investment (possessory interest) at one of the NPS sites in the Sports, Leisure and Corrections sector, which was terminated during fiscal 2012, a favorable risk insurance adjustment of $7.4 million related to favorable claims experience, of which $5.7 million relates to our Uniform segment, transition and integration costs of $4.9 million related to the Filterfresh acquisition and severance related charges of $6.9 million in the Uniform segment and FSS International segment.

Interest and Other Financing Costs, net, for fiscal 2013 decreased by approximately $33.0 million when compared to the prior year period. The decrease in fiscal 2013 was primarily due to the maturity of interest rate swaps during fiscal 2012 and the repurchase of the 8.625% / 9.375% Senior Notes due 2016 (“Holdings Notes”), 8.50% senior notes due 2015 (“Fixed Rate Notes”) and senior floating rate notes due 2015 (“Floating Rate Notes”) (see Note 6 to our consolidated financial statements). Interest and Other Financing Costs, net, for fiscal 2013 includes charges of $39.8 million in connection with the tender offer and repayment of the Holdings Notes, Fixed Rate Notes and Floating Rate Notes, consisting of $12.9 million of third-party costs for the tender offer premium and $26.9 million of non-cash charges for the write-off of deferred financing costs. Interest and Other Financing Costs, net, for fiscal 2013 also includes approximately $11.6 million of third-party costs incurred related to Amendment Agreement No. 3 to the senior secured credit agreement and approximately $3.2 million of hedge ineffectiveness related to the repayment of the Canadian subsidiary’s term loan with a maturity date of January 26, 2014. Interest and Other Financing Costs, net, for fiscal 2012 includes $11.1 million of third-party costs related to Amendment Agreement No. 2 and the amendment of the Company’s Canadian subsidiary cross currency swap.

The effective income tax rate for fiscal 2013 was 21.2% compared to 14.5% in the prior year period. The increase is primarily due to the goodwill impairment charges in the second quarter of fiscal 2013 that were non-tax deductible which more than offset the impact of the work opportunity tax credits that were extended under the American Taxpayer Relief Act.

Income from continuing operations was $71.4 million during fiscal 2013 compared to $106.9 million in the prior year period. Income (loss) from discontinued operations was ($1.0) million during fiscal 2013 compared to $0.3 million in the prior year period. Net income attributable to noncontrolling interests for fiscal 2013 was $1.0 million compared to $3.6 million in the prior year period.

Segment Results

The following tables present a fiscal 2013/2012 comparison of reportable segment sales and operating income from continuing operations together with the amount of and percentage change between periods (dollars in millions).

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Change
Sales by Segment			$	%
FSS North America	$9,665.2	$9,413.2	$252.0	3%
FSS International	2,869.2	2,729.5	139.7	5%
Uniform	1,411.3	1,362.7	48.6	4%

	$13,945.7	$13,505.4	$440.3	3%

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Change
Operating Income by Segment			$	%
FSS North America	$405.1	$425.6	$(20.5)	-5%
FSS International	66.2	89.9	(23.7)	-26%
Uniform	117.3	118.1	(0.8)	-1%
Corporate	(74.2)	(51.8)	(22.4)	43%

	$514.4	$581.8	$(67.4)	-12%

FSS North America Segment

The Food and Support Services—North America reportable segment consists of four operating segments which have similar economic characteristics and are aggregated into a single operating segment consistent with the objective and basic principles of Financial Accounting Standards Board Accounting Standard Codification 280-10-50-11. The four operating segments of the Food and Support Services—North America reportable segment are Business & Industry; Education; Healthcare; and Sports, Leisure and Corrections.

Sales for each of these operating segments are summarized as follows (dollars in millions):

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012
Business & Industry	$2,287.1	$2,315.4
Education	3,385.5	3,217.9
Healthcare	1,982.5	1,941.6
Sports, Leisure and Corrections	2,010.1	1,938.3

	$9,665.2	$9,413.2

The Company’s Education and Healthcare operating segments generally have high-single digit operating margins while the Business & Industry and Sports, Leisure and Corrections operating segments generally have mid-single digit operating margins.

FSS North America segment sales for fiscal 2013 increased 3% over the prior year period, primarily due to growth in the Sports, Leisure and Corrections, Healthcare and Education sectors and in the facilities business in the Business & Industry sector. Sales for fiscal 2013 were negatively impacted by the NHL lockout and Hurricane Sandy. The negative impact of acquisitions and divestitures was approximately -1% in fiscal 2013.

The Business & Industry sector had a low-single digit sales decline for fiscal 2013 primarily due to the spin-off of Seamless in October 2012 and the impact of Hurricane Sandy on our business dining operations. This was somewhat offset by growth in our facilities business as a result of base and net new business growth.

The Education sector had mid-single digit sales growth for fiscal 2013 due to base and net new business growth in our Higher Education and K-12 food and facilities businesses.

The Healthcare sector had low-single digit sales growth for fiscal 2013. This was primarily due to base business growth as net new business has been impacted by sector uncertainty.

The Sports, Leisure and Corrections sector had mid-single digit sales growth for fiscal 2013 due to growth in our Major League Baseball venues. In addition, we have seen an increase in attendance and number of events in our amphitheaters. This growth was partially offset by the effect of the NHL lockout.

Cost of services provided was $8.8 billion for fiscal 2013 compared to $8.6 billion for the prior year period. Cost of services provided as a percentage of sales was 91% in both periods. Cost of services provided was impacted by the items discussed below for operating income.

Operating income for fiscal 2013 was $405.1 million compared to $425.6 million in the prior year period. The decrease in fiscal 2013 is due to approximately $43.5 million of severance and related costs, $6.8 million of asset write-offs and approximately $15.2 million of costs related to transformation initiatives, which more than offset the profit growth in our Business & Industry and Education sectors from food and labor productivity initiatives and the other income recognized of approximately $14.0 million relating to the recovery of the Company’s investment (possessory interest) at one of the NPS sites in the Sports, Leisure and Corrections sector, which was terminated in the current year. Fiscal 2013 was also negatively affected by the NHL lockout and Hurricane Sandy. Operating income for fiscal 2012 includes other income recognized of $6.7 million relating to the recovery of the Company’s investment (possessory interest) at one of the NPS sites in the Sports, Leisure and Corrections sector, which was terminated during fiscal 2012 and $4.9 million of transition and integration costs related to the Filterfresh acquisition.

FSS International Segment

Sales in the FSS International segment for fiscal 2013 increased 5% compared to the prior year period, as net new and base business growth in Chile, China, Argentina and Germany more than offset the sales decline in the U.K. as a result of the Olympics in the prior year (-2%) and prior year lost business.

Cost of services provided was $2.7 billion for fiscal 2013 compared to $2.5 billion for the prior year period. Cost of services provided as a percentage of sales was 95% in fiscal 2013 compared to 94% in fiscal 2012. Cost of services provided was impacted by the items discussed below for operating income.

Operating income for fiscal 2013 was $66.2 million compared to $89.9 million in the prior year period as profit growth in Chile and Germany was more than offset by $14.6 million of severance and related costs, $16.9 million of goodwill impairment charges and other asset write-offs and $2.3 million of costs related to transformation initiatives as well as the negative impact of foreign currency translation (approximately -3%).

Uniform Segment

Uniform segment sales increased 4% for fiscal 2013 compared to the prior year period primarily due to growth in our uniform rental base business.

Cost of services provided was $1.1 billion for both periods. Cost of services provided as a percentage of sales was 80% for fiscal 2013 compared to 79% for the prior year period. Cost of services provided was impacted by the items discussed below for operating income.

Operating income for fiscal 2013 was $117.3 million compared to $118.1 million in the prior year period as growth in the uniform rental business and operational efficiencies across the segment were more than offset by $8.5 million of severance and related costs, which includes $3.7 million of severance related expenses recorded in the first quarter of fiscal 2013, and a net charge of approximately $6.5 million related to multiemployer pension withdrawals and a final settlement of wage and hour claims, net of a favorable risk insurance adjustment. Operating income for fiscal 2012 includes severance related charges of $2.6 million and a favorable risk insurance adjustment of $5.7 million.

Corporate

Corporate expenses, those administrative expenses not allocated to the business segments, were $74.2 million for fiscal 2013 compared to $51.8 million for the prior year period. The increase is primarily due to the increase in share-based compensation expense for performance-based options and the issuance of restricted stock units (see note 11 to the consolidated financial statements), an accounting charge related to the retirement obligation to our current Chairman and former Chief Executive Officer, increase in consulting costs, approximately $1.0 million of severance and related costs and approximately $3.2 million of costs related to transformation initiatives.

Fiscal 2012 Compared to Fiscal 2011

Consolidated Overview

Sales of $13.5 billion for fiscal 2012 represented an increase of 3% over the prior year. This increase is primarily attributable to growth in the Higher Education business and Business & Industry sector of the FSS North America segment, growth in Ireland, Germany, China, Chile and Argentina in our FSS International segment, growth in the uniform rental business in our Uniform segment and the impact of acquisitions (approximately 1%). Sales were also positively impacted from our role as the exclusive food service provider in the Athletes’ Villages for the London Olympics in the U.K. in our FSS International segment. This increase more than offset the sales decline in Spain in our FSS International segment and the negative impact of foreign currency translation (approximately -1%).

Cost of services provided was $12.2 billion for fiscal 2012 compared to $11.8 billion for the prior year. Cost of services provided as a percentage of sales was 90% in both periods. Food and support service costs comprised approximately 28% of Cost of services provided for both periods, personnel costs comprised approximately 47% of Cost of services provided for both periods, and other direct costs comprised the remaining approximately 25% of Cost of services provided for both periods. Cost of services provided was impacted by the items discussed below for operating income.

Operating income was $581.8 million for fiscal 2012 compared to $547.1 million for the prior year. This increase is primarily attributable to profit growth in our Higher Education business, our Healthcare sector and in the U.K., Ireland and Chile, offset by the negative impact of foreign currency translation (approximately -1%). Fiscal 2012 also includes other income recognized of $6.7 million relating to the recovery of the Company’s investment (possessory interest) at one of the National Park Service (“NPS”) sites in the Sports, Leisure and Corrections sector, which was terminated during fiscal 2012, a favorable risk insurance adjustment of $7.4 million related to favorable claims experience, of which $5.7 million relates to our Uniform segment, transition and integration costs of $4.9 million related to the Filterfresh acquisition and severance related charges of $6.9 million. Fiscal 2011 included a gain of approximately $7.7 million on the sale of the Company’s 67% ownership interest in the security business of its Chilean subsidiary, favorable non-income tax settlements of approximately $5.3 million in the U.K., a goodwill and other intangible assets impairment charge of $5.3 million, severance related charges of approximately $22.8 million, other income of approximately $7.8 million related to a compensation agreement signed with the NPS under which the NPS agreed to pay down a portion of our investment (possessory interest) in certain assets at one of our NPS sites in our Sports, Leisure and Corrections sector and a favorable risk insurance adjustment of $5.7 million.

Interest and Other Financing Costs, net, for fiscal 2012 increased approximately $5.7 million from the prior year primarily due to the impact of a full year of interest expense on the Holdings Notes compared to the prior year period, which more than offset the positive impact of interest rate swaps that matured during fiscal 2012. Interest and Other Financing Costs, net, for fiscal 2012 includes $7.5 million of third-party costs incurred related to the March 2012 amendment that extended the U.S. dollar equivalent of approximately $1,231.6 million of the Company’s term loans and approximately $3.6 million of hedge ineffectiveness incurred related to the Company’s amendment of its cross currency swaps. Interest and Other Financing Costs, net, for fiscal 2011 includes interest income related to $14.1 million of favorable non-income tax settlements in the U.K. recorded in the second quarter of fiscal 2011 and a write-off of deferred financing fees of $2.1 million related to the amendment that extended the U.S. dollar denominated portion of the revolving credit facility.

The effective income tax rate for fiscal 2012 was 14.5% compared to (0.8%) in the prior year. The higher effective income tax rate in fiscal 2012 is due to a reduction of approximately $17.0 million in reserves in fiscal 2011 related to the remeasurement of an uncertain tax position.

Income from continuing operations for fiscal 2012 was $106.9 million compared to $96.7 million in the prior year. Income (loss) from discontinued operations during fiscal 2012 was $0.3 million compared to $(11.7) million in fiscal 2011. Fiscal 2011 included the pretax loss of approximately $1.5 million (after-tax loss of approximately $12.0 million) related to the sale of the Company’s wholly-owned subsidiary, Galls, for approximately $75.0 million in cash (see Note 2 to our consolidated financial statements). Net income attributable to noncontrolling interests for fiscal 2012 was $3.6 million compared to $1.1 million in the prior year.

Segment Results

The following tables present a fiscal 2012/2011 comparison of reportable segment sales and operating income from continuing operations together with the amount of and percentage change between periods (dollars in millions).

	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011	Change
Sales by Segment			$	%
FSS North America	$9,413.2	$9,019.0	$394.2	4%
FSS International	2,729.5	2,723.3	6.2	—%
Uniform	1,362.7	1,340.1	22.6	2%

	$13,505.4	$13,082.4	$423.0	3%

	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011	Change
Operating Income by Segment			$	%
FSS North America	$425.6	$400.5	$25.1	6%
FSS International	89.9	79.9	10.0	13%
Uniform	118.1	117.3	0.8	1%
Corporate	(51.8)	(50.6)	(1.2)	2%

	$581.8	$547.1	$34.7	6%

FSS North America Segment

The Food and Support Services—North America reportable segment consists of four operating segments which have similar economic characteristics and are aggregated into a single operating segment consistent with the objective and basic principles of Financial Accounting Standards Board Accounting Standard Codification 280-10-50-11. The four operating segments of the Food and Support Services—North America reportable segment are Business & Industry; Education; Healthcare; and Sports, Leisure and Corrections.

Sales for each of these operating segments are summarized as follows (dollars in millions):

	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Business & Industry	$2,315.4	$2,139.1
Education	3,217.9	3,111.6
Healthcare	1,941.6	1,877.6
Sports, Leisure and Corrections	1,938.3	1,890.7

	$9,413.2	$9,019.0

The Company’s Education and Healthcare operating segments generally have high-single digit operating margins while the Business & Industry and Sports, Leisure and Corrections operating segments generally have mid-single digit operating margins.

FSS North America segment sales for fiscal 2012 increased 4% over the prior year primarily due to growth in the Higher Education business, the Sports, Leisure and Corrections and Business & Industry sectors and the positive impact of acquisitions (approximately 2%), which more than offset the negative impact of foreign currency translation (approximately -1%).

The Business & Industry sector had high-single digit sales growth for fiscal 2012 primarily due to base business growth in our refreshment services and facilities businesses. New sales related to the Filterfresh acquisition also contributed to the sales growth in the fiscal year. This growth more than offset the sales decline in our business dining operations due to the impact of net lost business.

The Education sector had low-single digit sales growth for fiscal 2012. This was due to base and net new business growth in our Higher Education food and facilities services businesses. This growth more than offset the sales decline in K-12 due to the impact of lost business.

The Healthcare sector had low-single digit sales growth for fiscal 2012. This was primarily due to base business growth and the full year impact of the 2011 acquisition of Masterplan within the Healthcare Technologies business.

The Sports, Leisure and Corrections sector had low-single digit sales growth for fiscal 2012 primarily related to growth at our National Hockey League and Major League Baseball venues. Sales in our Corrections business were flat as base business growth was offset by net lost business.

Cost of services provided was $8.6 billion for fiscal 2012 compared to $8.2 billion for the prior year. Cost of services provided as a percentage of sales was 91% in both periods. Cost of services provided was impacted by the items discussed below for operating income.

Operating income for fiscal 2012 was $425.6 million compared to $400.5 million in the prior year. The increase is due to profit growth in our Higher Education business and Healthcare sector and other income recognized of $6.7 million relating to the recovery of the Company’s investment (possessory interest) at one of the NPS sites in the Sports, Leisure and Corrections sector, which was terminated in the current year. This profit growth more than offset the negative impact of foreign currency translation (approximately -1%), the profit decline in our Business & Industry sector and the transition and integration costs of $4.9 million related to the Filterfresh acquisition. Fiscal 2011 included other income recognized in the first quarter of fiscal 2011 of $7.8 million related to a compensation agreement signed with the NPS under which the NPS agreed to pay down a portion of our investment (possessory interest) in certain assets at one of our NPS sites in our Sports, Leisure and Corrections sector and severance related charges of $6.2 million.

FSS International Segment

Sales in the FSS International segment for fiscal 2012 were flat compared to the prior year as growth in Ireland, Germany, China, Chile and Argentina and sales related to the London Olympics (approximately 2%) were offset by the negative impact of foreign currency translation (approximately -5%), divestitures (approximately -1%) and the sales decline in Spain (approximately -1%).

Cost of services provided was $2.5 billion for both periods. Cost of services provided as a percentage of sales was 94% in both periods. Cost of services provided was impacted by the items discussed below for operating income.

Operating income for fiscal 2012 was $89.9 million compared to $79.9 million in the prior year. This increase is primarily attributable to profit growth in the U.K., Ireland and Chile and a reduction in severance related expenses, which more than offset the profit decline in Belgium and in our equity method investee in Japan and the negative impact of foreign currency translation (approximately -4%). Operating income for fiscal 2011 included a gain of $7.7 million related to the divestiture of the Company’s 67% ownership interest in the security business of its Chilean subsidiary, favorable non-income tax settlements in the U.K. of $5.3 million, a goodwill and other intangible assets impairment charge of $5.3 million and severance related expenses of $11.4 million.

Uniform Segment

Uniform segment sales increased 2% for fiscal 2012 compared to the prior year, resulting primarily from growth in our uniform rental business.

Cost of services provided was $1.1 billion for both periods. Cost of services provided as a percentage of sales was 79% for both periods. Cost of services provided was impacted by the items discussed below for operating income.

Operating income for fiscal 2012 was $118.1 million compared to $117.3 million in the prior year as the increase in favorable risk insurance adjustments compared to the prior year and a reduction in severance related expenses more than offset the fiscal 2012 increased investment in our growing sales force and higher energy costs. Operating income for fiscal 2012 includes a favorable risk insurance adjustment of $5.7 million compared to $4.8 million in the prior year. Operating income for fiscal 2012 also includes severance related charges of $2.6 million compared to $3.9 million in the prior year.

Corporate

Corporate expenses, those administrative expenses not allocated to the business segments, were $51.8 million in fiscal 2012, compared to $50.6 million for the prior year. The increase is mainly due to costs related to the hiring of our new Chief Executive Officer and President in May 2012, which more than offset the decrease in share-based compensation expense related to performance-based options (see Note 10 to our consolidated financial statements), gains due to the change in fair value on gasoline and diesel fuel agreements and prior year charges for headcount reductions.

Quarterly Financial Data

The following table presents select historical quarterly consolidated statements of operations data for fiscal 2012 and fiscal 2013 and for the first quarter of fiscal 2014.

This quarterly information has been prepared using our unaudited condensed consolidated financial statements and only includes all normal recurring adjustments necessary for a fair presentation of the results of the interim periods.

(in millions)	Quarter Ended
	December 30, 2011	March 30, 2012	June 29, 2012	September 28, 2012	December 28, 2012	March 29, 2013	June 28, 2013	September 27, 2013	December 27, 2013
Sales	$3,423	$3,345	$3,336	$3,401	$3,536	$3,404	$3,490	$3,516	$3,763
Operating Income	167	134	115	166	175	80	124	135	157
Net income (loss) attributable to ARAMARK Holdings stockholders	$30	$1	$14	$59	$43	$(40)	$27	$39	$45

Liquidity and Capital Resources

Overview

Our principal sources of liquidity are cash generated from operating activities, funds from borrowings and existing cash on hand. As of December 27, 2013, we had $115.6 million of cash and cash equivalents and approximately $399.7 million of availability under our senior secured revolving credit facility.

We believe that our cash and cash equivalents and the unused portion of our committed credit availability under our senior secured revolving credit facility will be adequate to meet anticipated cash requirements to fund working capital, capital spending, debt service obligations, refinancings, dividends and other cash needs. We will continue to seek to invest strategically but prudently in certain sectors and geographies. Over time, the Company has repositioned its service portfolio so that today a significant portion of the operating income in our FSS North America segment comes from sectors and businesses such as Education, Healthcare and corrections, which we believe to be economically less sensitive. In addition, we have worked to further diversify our international business by geography and sector. The Company routinely monitors its cash flow and the condition of the capital markets in order to be prepared to respond to changing conditions.

The table below summarizes our cash activity (in millions):

	Three months ended		Fiscal Year
	December 27, 2013	December 28, 2012	2013	2012	2011
Net cash provided (used in) by operating activities	$(281.3)	$(198.9)	$695.9	$691.8	$303.6
Net cash used in investing activities	(58.8)	(78.7)	(385.4)	(481.6)	(363.1)
Net cash provided by (used in) financing activities	344.7	269.9	(336.3)	(286.8)	112.0

Reference to the Condensed Consolidated Statements of Cash Flows and Consolidated Statements of Cash Flows, appearing elsewhere in this prospectus, will facilitate understanding of the discussion that follows.

Cash Flows Provided by (Used in) Operating Activities

During the first quarter of fiscal 2014, the increase in the total of net income and noncash charges results mainly from the overall growth of the business and higher operating results of the Company’s segments as discussed above. As expected and consistent with historical patterns, working capital was a use of cash for us during the first quarter of fiscal 2014. The change in working capital requirements relates principally to changes in Accounts Receivable (approximately $19.4 million), primarily due to the growth of the business and timing of collections, Accounts Payable (approximately $19.5 million), due to timing of disbursements and Accrued Expenses

(approximately $103.4 million), related to the timing of customer advance payments and commission payments as compared to the prior year period, offset by changes in Prepayments and other current assets (approximately $25.5 million), due to timing of income tax payments. The “Other, net” caption reflects adjustments to net income in the current year and prior year periods related to nonoperating gains and losses.

During fiscal 2013, the decrease in the total of net income and noncash charges results mainly from the results of operations of the Company as discussed above. As expected and consistent with historical patterns, working capital was a source of cash for us during fiscal 2013. The change in working capital requirements relates principally to changes in Inventory (approximately $15.4 million) due to less inventory purchases in our Uniform segment offset by inventory purchases for new business in our Sports, Leisure and Corrections sector and Accrued Expenses (approximately $144.9 million) due to the severance and related costs from the series of actions undertaken by the Company to drive efficiency through the consolidation and centralization of its operations, timing of interest payments and timing of higher commission payments from increased business offset by Accounts Receivable (approximately $63.4 million) primarily due to business growth and the timing of collections, Prepayments (approximately $87.5 million) due to the timing of estimated tax payments and a change in tax regulations that impacts the timing of deductions allowable for certain in service inventory and Accounts Payable (approximately $9.5 million) primarily due to business growth and the timing of disbursements. The “Other operating activities” caption reflects adjustments to net income in the current year period related to nonoperating gains and losses, which are primarily non-cash and include goodwill impairments and other financing related charges and write-offs.

During fiscal 2012, the increase in the total of net income and noncash charges results mainly from the overall growth of the business and higher results of operations of the Company, as discussed above. A portion of the net change in cash provided by operating activities was driven by the new accounting treatment for the Company’s accounts receivable securitization agreement. On October 2, 2010, the Company adopted new accounting guidance that affected the presentation of its accounts receivables securitization program, through which the Company sells eligible accounts receivables on a revolving basis. As a result of implementing the new guidance, funding under the agreement of $220.9 million on October 2, 2010 was reflected in the Company’s Consolidated Statement of Cash Flows as a use of cash from the securitization of accounts receivables under net cash provided in operating activities and as a source of cash under net cash (used in) provided by financing activities in fiscal 2011. As expected and consistent with historical patterns, working capital was a source of cash for us during fiscal 2012. The change in working capital requirements relates principally to changes in Accounts Receivable (approximately $66.7 million), primarily due to the improvement and timing of collections offset by the overall growth in the business, Accounts Payable (approximately $57.0 million), due to the timing of disbursements and Prepayments (approximately $41.4 million), primarily due to the timing of income tax payments, partially offset by changes in Inventory (approximately $24.3 million), primarily due to the growth of the business. The increase in the “Other operating activities” caption is primarily due to $34.9 million of cash distributions received in fiscal 2012 versus $10.5 million in fiscal 2011 from our 50% ownership interest in AIM Services Co., Ltd. The “Other, net” caption also reflects adjustments to net income in the current year and prior year periods related to nonoperating gains and losses.

During fiscal 2011, the increase in the total of net income and noncash charges results mainly from the overall growth of the business and higher results of operations of the Company, as discussed above. Cash flows provided by operating activities include an increase in accounts receivable of $220.9 million associated with the Company’s adoption of the new authoritative accounting guidance related to the transfer of financial assets in the first quarter of fiscal 2011. Effective October 2, 2010, the periodic transfers of undivided interests in accounts receivable no longer qualify for sale accounting treatment in accordance with the new accounting guidance and are now accounted for as secured borrowings. Cash flows after October 2, 2010 associated with the receivables facility are presented as financing activities. During fiscal 2011, the Company’s accounts receivable increased by $220.9 million resulting in a cash outflow being reported in the operating section of the Consolidated Statement of Cash Flows and the secured borrowings associated with the Receivables Facility increased by $225.9 million resulting in a cash inflow being reported in the financing section of the Consolidated Statement of Cash Flows. As expected, working capital was a use of cash during fiscal 2011. The change in working capital requirements relates principally to changes in Accounts Receivable (approximately $42.6 million), primarily due to the overall growth of the business and timing of collections, Inventory (approximately $44.9 million) due to growth of the business, Accounts Payable (approximately $47.7 million) due to timing of disbursements and Accrued Expenses (approximately $35.7 million) due to the timing of commissions and income tax payments as compared to the prior year period. The “Other operating activities” caption reflects adjustments to net income related to nonoperating gains and losses.

Cash Flows Used in Investing Activities

During the first quarter of fiscal 2014, the Company received proceeds of $24.0 million related to the sale of the McKinley Chalet hotel in our Sports, Leisure and Corrections sector.

During fiscal 2013, the Company received proceeds of approximately $15.3 million related to the recovery of our investment (possessory interest) in certain assets at one of our NPS sites in our Sports, Leisure and Corrections sector, which was terminated in the current year.

During fiscal 2012, ARAMARK Refreshment Services, LLC, a subsidiary of the Company, acquired all of the outstanding shares of common stock of Van Houtte USA Holdings, Inc. (doing business as “Filterfresh”), a refreshment services company, for approximately $145.2 million. The acquisition was financed with cash on hand and borrowings under the Company’s revolving credit facility. Under the terms of the purchase agreement, if a certain significant customer relationship was not maintained within a specific timeframe, the Company was entitled to a refund of a portion of the purchase price. During fiscal 2012, the Company received a refund of approximately $7.4 million related to the termination of this customer relationship. During fiscal 2012, the Company received $5.5 million in cash related to the settlement of indemnity claims filed against the former owners of Masterplan. During fiscal 2012, the Company received proceeds of approximately $7.3 million related to the recovery of our investment (possessory interest) at one of our NPS sites in our Sports, Leisure and Corrections sector which was terminated in the current year.

During fiscal 2011, ARAMARK Clinical Technology Services, LLC, a subsidiary of the Company, purchased the common stock of the ultimate parent company of Masterplan, a clinical technology management and medical equipment maintenance company, for cash consideration of approximately $154.2 million. During fiscal 2011, the Company completed the sale of its wholly-owned subsidiary, Galls, for approximately $75.0 million in cash. The Company, also during fiscal 2011, completed the sale of the Company’s 67% ownership interest in a security business in its Chilean subsidiary for approximately $11.6 million in cash. During fiscal 2011, the Company received proceeds of $7.8 million related to a compensation agreement signed with the NPS under which the NPS agreed to pay down a portion of our investment (possessory interest) in certain assets at one of our NPS sites in our Sports, Leisure and Corrections sector.

Cash Flows Provided by (Used in) Financing Activities

On December 17, 2013, the Company completed an initial public offering (“IPO”) of 28,000,000 shares of our common stock at a price of $20.00 per share, raising approximately $524.1 million, net of costs directly related to the offering. The Company used the net proceeds to repay borrowings of approximately $154.1 million on the senior secured revolving credit facility that were borrowed during the first quarter of fiscal 2014 and $370.0 million on the senior secured term loan facility, due July 2016.

During fiscal 2013, ARAMARK Corporation made a payment of $265.0 million on the outstanding U.S. dollar term loan due 2016. During fiscal 2013, the Company completed the spin-off of its majority interest in Seamless to its stockholders. In the spin-off, ARAMARK Corporation distributed all of the issued and outstanding shares of the common stock of Seamless Holdings Corporation (“Seamless Holdings”), an entity formed for the purpose of completing the spin-off and whose assets primarily consist of the Company’s former interest in Seamless, to its parent company and sole stockholder, ARAMARK Intermediate Holdco Corporation (“ARAMARK Intermediate”). Thereafter, ARAMARK Intermediate distributed such shares to the Company, its parent company and sole stockholder, who then distributed all of the shares of Seamless Holdings on a pro rata basis to the holders of ARAMARK Holdings common stock as of October 26, 2012, the record date, through a tax-free stock dividend. Each ARAMARK Holdings stockholder received one share of Seamless Holdings common stock for each share of ARAMARK Holdings common stock held as of the record date. The Company distributed cash of approximately $47.4 million to Seamless prior to the spin-off.

On February 22, 2013, ARAMARK Corporation amended the senior secured credit agreement (“Amendment Agreement No. 4”) to provide for, among other things, additional term loans and the extension of a portion of the revolving credit facility. On March 7, 2013, ARAMARK Corporation borrowed $1,400 million of term loans pursuant to Amendment Agreement No. 4. The new term loans were borrowed by ARAMARK Corporation with an original issue discount of 0.50% and mature on September 7, 2019. During the second quarter of fiscal 2013, approximately $14.0 million of third-party costs directly attributable to the term loans borrowed pursuant to Amendment Agreement No. 4 were capitalized and are included in “Other Assets” in the Consolidated Balance Sheets, of which approximately $6.2 million were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners. Amendment Agreement No. 4 also provided for the extension, from January 26, 2015 to January 26, 2017, of the maturity of $500 million in revolving lender commitments of the existing $550 million revolving credit facility. Third-party costs directly attributable to the revolving credit facility of approximately $2.8 million were capitalized and are included in “Other Assets” in the Consolidated Balance Sheets, of which approximately $0.6 million were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

On December 20, 2012, ARAMARK Corporation amended the senior secured credit agreement (“Amendment Agreement No. 3”) to, among other things, borrow $670 million of new term loans with a maturity date of July 26, 2016. The proceeds of the new term loans were used primarily to repay approximately $650 million of existing term loans with a maturity date of January 26, 2014 and to fund certain discounts, fees and costs associated with the amendment. During the first quarter of fiscal 2013, approximately $11.6 million of third-party costs directly attributable to the amendment were expensed and are included in “Interest and Other Financing Costs, net” in the Consolidated Statements of Income. Approximately $4.6 million of the third-party costs were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

On March 7, 2013, ARAMARK Corporation issued $1,000 million of 5.75% Senior Notes due 2020 (the “Senior Notes”) pursuant to a new indenture, dated as of March 7, 2013 (the “Indenture”), entered into by ARAMARK Corporation. During the second quarter of fiscal 2013, approximately $13.8 million of third-party costs directly attributable to the Senior Notes were capitalized and are included in “Other Assets” in the Consolidated Balance Sheets. Approximately $7.3 million of the third-party costs were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

In February 2013, ARAMARK Corporation and the Company commenced a tender offer to purchase for cash any and all of the Holdings Notes, the Fixed Rate Notes and the Floating Rate Notes (collectively, the “Notes”). On March 7, 2013, ARAMARK Corporation used a portion of the aggregate proceeds of the Senior Notes offering and the borrowings under the new term loans pursuant to Amendment Agreement No. 4 to purchase all Notes tendered by March 6, 2013, the early tender date. On March 7, 2013, ARAMARK Corporation issued redemption notices for the portions of ARAMARK Corporation’s Fixed Rate Notes and Floating Rate Notes that remained outstanding, including accrued and unpaid interest, as of March 7, 2013, which provided for the redemption of such notes on April 6, 2013 at prices of 100% of the principal amount thereof. On March 7, 2013, the Company issued a redemption notice for the portion of the Holdings Notes that remained outstanding as of March 7, 2013, including accrued and unpaid interest, which notices provided for the redemption of the Holdings Notes on May 1, 2013 at a price of 101% of the principal amount thereof. On March 7, 2013, ARAMARK Corporation and the Company deposited sufficient funds in trust with the trustee under the indenture governing the Notes in full and complete satisfaction and discharge of the remaining aggregate principal amount of such notes, including accrued and unpaid interest (the “Satisfaction and Discharge”). As a result of the Satisfaction and Discharge, the trustee became the primary obligor for payment of the remaining Notes on or about the redemption notice date of March 7, 2013. ARAMARK Corporation and the Company had a contingent obligation for payment of the Notes were the trustee to default on its payment obligations. The Company believed the risk of such default was remote and therefore did not record a related liability. The remaining Fixed Rate Notes and Floating Rate Notes were redeemed by the trustee on April 6, 2013. The remaining Holdings Notes were redeemed by the trustee on May 1, 2013. In connection with the tender offer and Satisfaction and Discharge of the Notes, the Company recorded $39.8 million of charges to “Interest and Other Financing Costs, net” in the Consolidated Statements of Income for fiscal 2013, consisting of $12.9 million cash charges for the tender offer premium and $26.9 million of non-cash charges for the write-off of deferred financing costs.

During fiscal 2012, the Company’s 5.00% Senior Notes, contractually due in June 2012, were paid in full. The Company, also during fiscal 2012, paid an amendment fee of approximately $3.2 million and third-party costs of approximately $7.5 million related to Amendment Agreement No. 2 to the senior secured credit agreement, which extended the maturity date of an aggregate U.S. dollar equivalent of approximately $1,231.6 million of the Company’s term loans and $66.7 million of letter of credit deposits securing the Company’s synthetic letter of credit facility to July 26, 2016. Approximately $4.5 million of the third-party costs were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

During fiscal 2011, the Company paid commitment fees and third-party costs of approximately $7.2 million, of which approximately $3.9 million were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners, related to an Amendment Agreement to the senior secured credit agreement that extended, from January 2013 to January 2015, the maturity of, and increased, from $435 million to $500 million, the U.S. dollar denominated portion of its existing revolving credit facility. In addition, during fiscal 2011, the Company paid third-party costs of approximately $14.6 million, of which approximately $8.3 million were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners, related to the private placement of $600 million, net of a 1% discount, in aggregate principal amount of the Holdings Notes. The Company used the net proceeds from the offering of the Holdings Notes, along with $132.7 million in borrowings under the extended U.S. dollar revolving credit facility, to pay an approximately $711 million dividend to the Company’s stockholders and to pay fees and expenses related to the issuance of the Holdings Notes. During fiscal 2011, the Company sold a noncontrolling ownership interest in Seamless North America, LLC, an online and mobile food ordering service, for consideration of $50.0 million in cash.

Our Indebtedness

Senior Secured Credit Facilities

Our senior secured credit facilities currently provide:

•	a total of $4,064.8 million in term loan facilities comprised of various tranches denominated in U.S. dollars, Canadian dollars, euros, yen and pounds sterling;

•	a revolving credit facility of up to $605.0 million available for loans denominated in U.S. dollars, $50.0 million of which is also available in Canadian dollars; and

•	a synthetic letter of credit facility of up to $200.0 million.

The primary borrower under the senior secured credit facilities is ARAMARK Corporation. In addition, certain subsidiaries of ARAMARK Corporation are borrowers under certain tranches of the term loan facility and/or the revolving credit facility. Holdings is not a guarantor under the senior secured credit facilities and is not subject to the covenants or obligations under the senior secured credit agreement.

The revolving credit facility currently consists of the following subfacilities:

•	a revolving credit facility available for loans in U.S. dollars to ARAMARK Corporation with aggregate commitments of $555.0 million; and

•	a revolving credit facility available for loans in Canadian dollars or U.S. dollars to ARAMARK Canada, Ltd. or ARAMARK Corporation with aggregate commitments of $50.0 million.

The final maturity date of $515.0 million of the $555.0 million U.S. revolving loan commitments and of all of the Canadian revolving loan commitments is January 26, 2017, provided, however, that the maturity date accelerates to April 26, 2016 if any term loans, other than the term loans due September 7, 2019 and any other term loans with a maturity at least 91 days after January 26, 2017, remain outstanding on April 26, 2016. The final maturity date of the $40.0 million of remaining U.S. dollar revolving loan commitments is January 26, 2015.

Our revolving credit facility includes a $250.0 million sublimit for letters of credit and includes borrowing capacity available for short-term borrowings referred to as swingline loans subject to a sublimit.

The senior secured credit facilities provide that we have the right at any time to request up to $675.0 million of incremental commitments in the aggregate under one or more incremental term loan facilities and/or synthetic letter of credit facilities and/or revolving credit facilities and/or by increasing commitments under the revolving credit facility. The lenders under these facilities are not under any obligation to provide any such incremental facilities or commitments, and any such addition of or increase in facilities or commitments will be subject to pro forma compliance with an incurrence-based financial covenant and customary conditions precedent. Our ability to obtain extensions of credit under these incremental facilities or commitments is subject to the same conditions as extensions of credit under the existing credit facilities.

As of December 27, 2013, outstanding term loan borrowings were $4,064.8 million (recorded at $4,057.4 million to reflect original issue discount) and outstanding revolving credit borrowings were $189.3 million.

Senior Notes

On March 7, 2013, ARAMARK Corporation issued $1,000 million of 5.75% Senior Notes due 2020 (the “senior notes”) pursuant to the indenture, dated as of March 7, 2013 (the “Indenture”), among the ARAMARK Corporation, the guarantors named therein and The Bank of New York Mellon, as trustee.

The senior notes are unsecured obligations of ARAMARK Corporation. The senior notes rank equal in right of payment to all of ARAMARK Corporation’s existing and future senior debt and senior in right of payment to all of ARAMARK Corporation’s existing and future debt that is expressly subordinated in right of payment to the senior notes. Each of the guarantors named in the Indenture (each a “ Senior Notes Guarantor”) is providing an unconditional guarantee of the senior notes which ranks equal in right of payment to all of the senior obligations of such Senior Notes Guarantor. The senior notes and the guarantees are effectively subordinated to ARAMARK Corporation’s existing and future secured debt and that of the Senior Notes Guarantors, including all indebtedness under our senior secured credit facilities, to the extent of the value of the assets securing that indebtedness. The senior notes and guarantees are structurally subordinated to all of the liabilities of any of ARAMARK Corporation’s subsidiaries that do not guarantee the senior notes.

Interest on the senior notes is payable on March 15 and September 15 of each year, commencing on September 15, 2013. Interest on the senior notes accrues from March 7, 2013 and is calculated on the basis of a 360-day year of twelve 30-day months. The senior notes mature on March 15, 2020.

Holdings guarantees the senior notes for purposes of financial reporting, but is not subject to any covenants under the senior notes.

Receivables Facility

We have in place an agreement whereby ARAMARK Receivables, LLC (“ARAMARK Receivables”), a wholly-owned, bankruptcy-remote subsidiary of ARAMARK Corporation, purchases accounts receivable generated by certain of our operating subsidiaries using funding provided through the sale of an interest in such accounts receivable and other related assets to Wells Fargo Bank, N.A. (“Wells Fargo”) and a commercial paper conduit (the “Commercial Paper Conduit”) sponsored by Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch (“Rabobank”). This receivables facility provides an amount of funding up to a maximum of $300.0 million. The availability of funding under the facility depends on the amount of receivables eligible for funding under the receivables facility and satisfaction of other customary conditions. As of December 27, 2013, we had outstanding borrowings under the receivables facility of $300.0 million.

Availability of funding under the receivables facility depends primarily upon the outstanding accounts receivable balance of our subsidiaries that participate in the facility. Aggregate availability is determined by using a formula that reduces the gross receivables balance by factors that take into account, among other things, historical default and dilution rates, excessive obligor concentrations and average days outstanding and the costs of the facility.

The Commercial Paper Conduit may discontinue funding the receivables facility at any time for any reason. If it does, Rabobank will be obligated to fund the Commercial Paper Conduit’s proportion of the receivables facility.

Twenty-three of our subsidiaries participate in the receivables facility program all of which are domestic subsidiaries in our FSS North America segment.

Covenant Compliance

The senior secured credit agreement contains a number of covenants that, among other things, restrict our ability to: incur additional indebtedness; issue preferred stock or provide guarantees; create liens on assets; engage in mergers or consolidations; sell assets; pay dividends, make distributions or repurchase our capital stock; make investments, loans or advances; repay or repurchase any notes, except as scheduled or at maturity; create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries; make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing the notes (or any indebtedness that refinances the notes); and fundamentally change the Company’s business. The indenture governing our senior notes contains similar provisions. As of December 27, 2013, we were in compliance with these covenants.

Under the senior secured credit agreement and the indenture governing our senior notes we are required to satisfy and maintain specified financial ratios and other financial condition tests and covenants. Our continued ability to meet those financial ratios, tests and covenants can be affected by events beyond our control, and we cannot assure you that we will meet those ratios, tests and covenants.

These financial ratios, tests and covenants involve the calculation of certain measures that we refer to in this discussion as “Covenant EBITDA” and “Covenant Adjusted EBITDA.” Covenant EBITDA and Covenant Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. Covenant EBITDA is defined as net income (loss) of ARAMARK Corporation and its restricted subsidiaries plus interest and other financing costs, net, provision (benefit) for income taxes, and depreciation and amortization. Covenant Adjusted EBITDA is defined as Covenant EBITDA, further adjusted to give effect to adjustments required in calculating covenant ratios and compliance under our senior secured credit agreement and the indenture.

Covenant EBITDA and Covenant Adjusted EBITDA are included in this section to provide additional information to investors about the calculation of certain financial measures in the senior secured credit agreement and the indenture governing our senior notes that are calculated by reference to Covenant Adjusted EBITDA. Our presentation of these measures has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. You should not consider these measures as alternatives to net income or operating income determined in accordance with U.S. GAAP. Covenant EBITDA and Covenant Adjusted EBITDA, as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

The following is a reconciliation of net income attributable to ARAMARK Corporation stockholder, which is a U.S. GAAP measure of ARAMARK Corporation’s operating results, to Covenant Adjusted EBITDA as defined in our debt agreements. The terms and related calculations are defined in the senior secured credit agreement and the indenture governing our senior notes. Covenant EBITDA and Covenant Adjusted EBTIDA are measures of ARAMARK Corporation and its restricted subsidiaries only and do not include the results of Holdings.

(dollars in millions)	Twelve Months Ended December 27, 2013	Twelve Months Ended September 27, 2013	Twelve Months Ended September 28, 2012	Twelve Months Ended September 30, 2011
Net income attributable to ARAMARK Corporation stockholder	$94.7	$102.1	$138.3	$100.1
Interest and other financing costs, net	356.7	372.8	401.7	426.3
Provision for income taxes	43.0	38.4	38.8	9.0
Depreciation and amortization	545.5	542.1	529.2	510.5

Covenant EBITDA	1,039.9	1,055.4	1,108.0	1,045.9
Share-based compensation expense	60.8	19.4	15.7	17.3
Unusual or non-recurring (gains)/losses(1)	12.7	8.7	(6.7)	1.8
Pro forma EBITDA for equity method investees(2)	20.4	21.0	26.0	23.6
Pro forma EBITDA for certain transactions(3)	(7.1)	—	(0.1)	2.0
Seamless North America, LLC EBITDA(4)	—	(1.6)	(17.5)	(17.2)
Other(5)	70.1	76.1	10.3	26.8

Covenant Adjusted EBITDA	$1,196.8	$1,179.0	$1,135.7	$1,100.2

(1)	The twelve months ended December 27, 2013 includes a pretax loss of approximately $6.7 million related to the sale of the McKinley Chalet hotel in our Sports, Leisure and Corrections sector of the FSS North America segment. The twelve months ended December 27, 2013 and September 27, 2013 includes goodwill impairment charges in Spain and Korea, asset write-downs mainly related to client contract investments and other income related to the Company’s investments (possessory interest) at one of our terminated National Park Service (“NPS”) client sites. Fiscal 2012 includes other income recognized related to our investment (possessory interest) at one of our NPS sites which was terminated in the prior year. Fiscal 2011 includes the after-tax loss on the sale of our Galls business, the gain on the sale of our 67% ownership interest in a security business in Chile, goodwill and other intangible assets impairment charge and other income related to a compensation agreement signed with the NPS under which the NPS agreed to pay down a portion of our investment (possessory interest) in certain assets at one of our NPS sites.
(2)	Represents our estimated share of EBITDA from our AIM Services Co., Ltd. equity method investment not already reflected in Covenant EBITDA. EBITDA for this equity method investee is calculated in a manner consistent with Covenant EBITDA but does not represent cash distributions received from this investee.
(3)	Represents the annualizing of estimated EBITDA from acquisitions and divestitures made during the period.
(4)	During fiscal 2011, the Company sold a noncontrolling ownership interest in Seamless North America, LLC. In connection with the sale, we designated Seamless North America, LLC as an Unrestricted Subsidiary under the senior secured credit agreement, and as a result, its EBITDA for all periods presented are excluded from Covenant Adjusted EBITDA.
(5)	Other includes certain other miscellaneous items (primarily severance related expenses).

Our covenant requirements and actual ratios for the twelve months ended December 27, 2013 are as follows:

	Covenant Requirements	Actual Ratios
Maximum Consolidated Secured Debt Ratio(1)	5.75x	3.78x
Interest Coverage Ratio (Fixed Charge Coverage Ratio)(2)	2.00x	3.86x

(1)	Our senior secured credit agreement requires us to maintain a maximum Consolidated Secured Debt Ratio, defined as consolidated total indebtedness secured by a lien to Covenant Adjusted EBITDA, of 5.875x, being reduced over time to 5.125x by the end of 2016. Consolidated total indebtedness secured by a lien is defined in the senior secured credit agreement as total indebtedness outstanding under the senior secured credit agreement, capital leases, advances under the receivables facility and any other indebtedness secured by a lien reduced by the lesser of the amount of cash and cash equivalents on our balance sheet that is free and clear of any lien and $75 million. Non-compliance with the maximum Consolidated Secured Debt Ratio could result in the requirement to immediately repay all amounts outstanding under such agreement, which, if the Company’s revolving credit facility lenders failed to waive any such default, would also constitute a default under our indenture.
(2)	Our senior secured credit agreement establishes an incurrence-based minimum Interest Coverage Ratio, defined as Covenant Adjusted EBITDA to consolidated interest expense, the achievement of which is a condition for us to incur additional indebtedness and to make certain restricted payments. If we do not maintain this minimum Interest Coverage Ratio calculated on a pro forma basis for any such additional indebtedness or restricted payments, we could be prohibited from being able to incur additional indebtedness, other than the additional funding provided for under the senior secured credit agreement and pursuant to specified exceptions, and make certain restricted payments, other than pursuant to certain exceptions. The minimum Interest Coverage Ratio is 2.00x for the term of the senior secured credit agreement. Consolidated interest expense is defined in the senior secured credit agreement as consolidated interest expense excluding interest income, adjusted for acquisitions and dispositions, further adjusted for certain non-cash or nonrecurring interest expense and our estimated share of interest expense from one equity method investee. The indenture governing our senior notes includes a similar requirement which is referred to as a Fixed Charge Coverage Ratio.

The Company and its subsidiaries, affiliates or significant stockholders may from time to time, in their sole discretion, purchase, repay, redeem or retire any of the Company’s outstanding debt securities (including any publicly issued debt securities), in privately negotiated or open market transactions, by tender offer or otherwise, or extend or refinance any of the Company’s outstanding indebtedness. The Company used the net proceeds from its IPO to repay borrowings of approximately $154.1 million on the senior secured revolving credit facility that were borrowed during the first quarter of fiscal 2014 and $370.0 million on the senior secured term loan facility, due July 2016.

Contractual Obligations

The following table summarizes the Company’s future obligations for debt repayments, capital leases, estimated interest payments, future minimum rental and similar commitments under noncancelable operating leases as well as contingent obligations related to outstanding letters of credit and guarantees as of September 27, 2013 (dollars in thousands):

	Payments Due by Period
Contractual Obligations as of September 27, 2013	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term borrowings(1)	$5,779,450	$53,822	$3,354,128	$38,000	$2,333,500
Capital lease obligations	52,385	12,019	20,699	12,029	7,638
Estimated interest payments(2)	1,127,100	258,800	482,700	242,400	143,200
Operating leases	599,969	219,698	170,081	119,592	90,598
Purchase obligations(3)	249,840	140,961	56,934	17,164	34,781
Other long-term liabilities reflected on the balance sheet(4)	254,300	20,100	12,300	6,600	215,300

	$8,063,044	$705,400	$4,096,842	$435,785	$2,825,017

	Total Amounts Committed	Amount of Commitment Expiration Per Period
Other Commercial Commitments as of September 27, 2013		Less than 1 year	1-3 years	3-5 years	More than 5 years
Letters of credit	$121,660	$121,660	$—	$—	$—
Guarantees	—	—	—	—	—

	$121,660	$121,660	$—	$—	$—

(1)	Excludes the $7.8 million discount on the term loans. The Company used the net proceeds from its IPO to repay borrowings of approximately $154.1 million on the senior secured revolving credit facility that were borrowed during the first quarter of fiscal 2014 and $370.0 million on the senior secured term loan facility, due July 2016.
(2)	These amounts represent future interest payments related to our existing debt obligations based on fixed and variable interest rates specified in the associated debt agreements. Payments related to variable debt are based on applicable rates at December 27, 2013 plus the specified margin in the associated debt agreements for each period presented. The amounts provided relate only to existing debt obligations and do not assume the refinancing or replacement of such debt. The average debt balance for each fiscal year from 2014 through 2020 is $5,433,000, $5,385,700, $4,843,500, $2,356,300, $2,342,300, $2,243,700 and $791,700, respectively. The average interest rate (after giving effect to interest rate swaps) for each fiscal year from 2014 through 2020 is 4.76%, 4.71%, 4.73%, 5.38%, 4.94%, 4.78% and 4.55%, respectively. Refer to Note 6 to the consolidated financial statements for the terms and maturities of existing debt obligations.
(3)	Represents commitments for capital projects and client contract investments to help finance improvements or renovations at the facilities from which the Company operates.
(4)	Includes certain unfunded employee retirement obligations.

The Company has excluded from the table above uncertain tax liabilities due to the uncertainty of the amount and period of payment. As of September 27, 2013, the Company has gross uncertain tax liabilities of $27.3 million (see Note 9 to our consolidated financial statements). During fiscal 2013, the Company made contributions totaling $19.7 million into our defined benefit pension plans and benefit payments and settlements of $16.8 million out of these plans. Estimated contributions to our defined benefit pension plans in fiscal 2014 are $25.8 million and estimated benefit payments out of these plans in fiscal 2014 are $12.2 million (see Note 8 to our consolidated financial statements).

Prior to the IPO, pursuant to the Amended and Restated Stockholders Agreement of the Company, upon termination of employment from the Company or one of its subsidiaries, members of the Company’s management (other than Mr. Neubauer) who held shares of common stock could have caused the Company to repurchase all of their initial investment shares (as defined) or shares acquired as a result of the exercise of Installment Stock Purchase Opportunities at appraised fair market value. Generally, payment for shares repurchased could have been, at the Company’s option, in cash or installment notes, which would be effectively subordinated to all indebtedness of the Company. The amount of this potential repurchase obligation had been classified outside of stockholders’ equity. Upon completion of the IPO, this provision was terminated. The amount of common stock subject to repurchase as of December 27, 2013 and September 27, 2013 was $0 and $158.7 million.

The Company has an agreement (the “Receivables Facility”) with several financial institutions whereby it sells on a continuous basis an undivided interest in all eligible accounts receivable, as defined in the Receivables Facility. The maximum amount available under the Receivables Facility is $300 million, which expires in January 2015. Pursuant to the Receivables Facility, the Company formed ARAMARK Receivables, LLC, a wholly-owned, consolidated, bankruptcy-remote subsidiary. ARAMARK Receivables, LLC was formed for the sole purpose of transferring receivables generated by certain subsidiaries of the Company. Under the Receivables Facility, the Company and certain of its subsidiaries transfer without recourse all of their accounts receivable to ARAMARK Receivables, LLC. As collections reduce previously transferred interests, interests in new, eligible receivables are transferred to ARAMARK Receivables, LLC, subject to meeting certain conditions. As of

December 27, 2013, approximately $300.0 million was outstanding under the Receivables Facility and is included in “Long-Term Borrowings” in the Condensed Consolidated Balance Sheet. Amounts borrowed under the Receivables Facility fluctuate monthly based on the Company’s funding requirements and the level of qualified receivables available to collateralize the Receivables Facility.

The Company’s business activities do not include the use of unconsolidated special purpose entities, and there are no significant business transactions that have not been reflected in the accompanying financial statements. The Company is self-insured for a limited portion of the risk retained under its general liability and workers’ compensation arrangements. Self-insurance reserves are recorded based on actuarial analyses.

Critical Accounting Policies and Estimates

The Company’s significant accounting policies are described in the notes to the consolidated financial statements included in this prospectus. As described in such notes, the Company recognizes sales in the period in which services are provided pursuant to the terms of our contractual relationships with our clients. Sales from direct marketing activities are recognized upon shipment.

In preparing our financial statements, management is required to make estimates and assumptions that, among other things, affect the reported amounts of assets, liabilities, sales and expenses. These estimates and assumptions are most significant where they involve levels of subjectivity and judgment necessary to account for highly uncertain matters or matters susceptible to change, and where they can have a material impact on our financial condition and operating performance. We discuss below the more significant estimates and related assumptions used in the preparation of our condensed consolidated financial statements. If actual results were to differ materially from the estimates made, the reported results could be materially affected.

Asset Impairment Determinations

Goodwill and the ARAMARK trade name are indefinite lived intangible assets that are not amortizable and are subject to an impairment test that we conduct annually or more frequently if a change in circumstances or the occurrence of events indicates that potential impairment exists, using discounted cash flows. The Company performs its assessment of goodwill at the reporting unit level. Within the FSS International segment, each country is evaluated separately since such operating units are relatively autonomous and separate goodwill balances have been recorded for each entity.

With respect to our other long-lived assets, we are required to test for asset impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable. If indicators of impairment are present, the Company compares the sum of the future expected cash flows from the asset, undiscounted and without interest charges, to the asset’s carrying value. If the sum of the future expected cash flows from the asset is less than the carrying value, an impairment would be recognized for the difference between the estimated fair value and the carrying value of the asset.

In making future cash flow analyses of various assets, the Company makes assumptions relating to the following:

•	the intended use of assets and the expected future cash flows resulting directly from such use;

•	comparable market valuations of businesses similar to the Company’s business segments;

•	industry specific economic conditions;

•	competitor activities and regulatory initiatives; and

•	client and consumer preferences and behavior patterns.

We believe that an accounting estimate relating to asset impairment is a critical accounting estimate because the assumptions underlying future cash flow estimates are subject to change from time to time and the recognition of an impairment could have a significant impact on our consolidated statement of income.

Environmental Loss Contingencies

Accruals for environmental loss contingencies (i.e., environmental reserves) are recorded when it is probable that a liability has been incurred and the amount can reasonably be estimated. Management views the measurement of environmental reserves as a critical accounting estimate because of the considerable uncertainty surrounding estimation, including the need to forecast well into the future. We are involved in legal proceedings under federal, state, local and foreign environmental laws in connection with our operations or businesses conducted by our predecessors or companies that we have acquired. The calculation of environmental reserves is based on the evaluation of currently available information, prior experience in the remediation of contaminated sites and assumptions with respect to government regulations and enforcement activity, changes in remediation technology and practices, and financial obligations and creditworthiness of other responsible parties and insurers.

Litigation and Claims

From time to time, the Company and its subsidiaries are party to various legal actions, proceedings and investigations involving claims incidental to the conduct of their business, including those brought by clients, consumers, employees, government entities and third parties under, among others, federal, state, international, national, provincial and local employment laws, wage and hour laws, discrimination laws, immigration laws, human health and safety laws, import and export controls and customs laws, environmental laws, false claims or whistleblower statutes, minority, women and disadvantaged business enterprise statutes, tax codes, antitrust and competition laws, consumer protection statutes, procurement regulations, intellectual property laws, food safety and sanitation laws, cost and accounting principles, the Foreign Corrupt Practices Act, the U.K. Bribery Act, other anti-corruption laws, lobbying laws, motor carrier safety laws, data privacy laws and alcohol licensing and service laws, or alleging negligence and/or breaches of contractual and other obligations. Management considers the measurement of litigation reserves as a critical accounting estimate because of the significant uncertainty in some cases relating to the outcome of potential claims or litigation and the difficulty of predicting the likelihood and range of potential liability involved, coupled with the material impact on our results of operations that could result from litigation or other claims. In determining legal reserves, management considers, among other issues:

•	interpretation of contractual rights and obligations;

•	the status of government regulatory initiatives, interpretations and investigations;

•	the status of settlement negotiations;

•	prior experience with similar types of claims;

•	impact to the Company’s brand or reputation;

•	whether there is available insurance; and

•	advice of counsel.

Allowance for Doubtful Accounts

We encounter risks associated with sales and the collection of the associated accounts receivable. We record a provision for accounts receivable that are considered to be uncollectible. In order to calculate the appropriate provision, management analyzes the creditworthiness of specific clients and the aging of client balances. Management also considers general and specific industry economic conditions, industry concentrations, such as exposure to small and medium-sized businesses, the non-profit healthcare sector and the automotive, airline and financial services industries, and contractual rights and obligations. Management believes that the accounting estimate related to the allowance for doubtful accounts is a critical accounting estimate because the underlying assumptions used for the allowance can change from time to time and uncollectible accounts could potentially have a material impact on our results of operations.

Inventory Obsolescence

We record an inventory obsolescence reserve for obsolete, excess and slow-moving inventory, principally in the Uniform and Career Apparel segment. In calculating our inventory obsolescence reserve, management analyzes historical and projected data regarding client demand within specific product categories and makes assumptions regarding economic conditions within client specific industries, as well as style and product changes. Management believes that its accounting estimate related to inventory obsolescence is a critical accounting estimate because client demand in certain of our businesses can be variable and changes in our reserve for inventory obsolescence could materially affect our results of operations.

Income Taxes

We use the asset and liability method of accounting for income taxes. Under this method, income tax expense is recognized for the amount of taxes payable or refundable for the current year and for deferred tax liabilities and assets for the future tax consequences of events that have been recognized in our condensed consolidated financial statements or tax returns. We must make assumptions, judgments and estimates to determine our current provision for income taxes and also our deferred tax assets and liabilities and any valuation allowance to be recorded against a deferred tax asset. Our assumptions, judgments and estimates relative to the current provision for income taxes take into account current tax laws, our interpretation of current tax laws and possible outcomes of current and future audits conducted by foreign and domestic tax authorities. Changes in tax law or our interpretation of tax laws and the resolution of current and future tax audits could significantly impact the amounts provided for income taxes in our consolidated financial statements. Our assumptions, judgments and estimates relative to the amount of deferred income taxes take into account estimates of the amount of future taxable income, and actual operating results in future years could render our current assumptions, judgments and estimates inaccurate. Any of the assumptions, judgments and estimates mentioned above could cause our actual income tax obligations to differ from our estimates.

Share-Based Compensation

We value our non-qualified stock options (time- and performance-based) and installment stock purchase opportunities (“ISPO”) awards using the Black-Scholes option valuation model. The Black-Scholes option valuation model uses assumptions of expected volatility, the expected dividend yield of our stock, the expected term of the awards and the risk-free interest rate, as well as our estimated fair value of our common stock. Since our stock has not been publicly traded for a significant amount of time, the expected volatility is based on an average of the historical volatility of our competitors’ stocks over the expected term of the share-based awards. The dividend yield assumption is based on our history and expected future dividend payouts, excluding dividends that resulted from activities we deemed to be one-time in nature. The expected term for all grants of time-based awards and ISPO awards were calculated using the simplified methods as permitted under SEC rules and regulations due to the lack of history of our equity incentive plan and the lack of history of a public market for our common stock. The expected term for all grants and modifications of performance-based awards was calculated utilizing the same approach as time-based awards as management believes that the exercise activity of award holders is similar for both types of awards, however management has calculated a different expected term for each tranche of the performance-based awards. The simplified method uses the midpoint between an option’s vesting date and contractual term. The risk-free interest rate assumption is based upon the rate applicable to the U.S. Treasury security with a maturity equal to the expected term of the option on the grant date. All other employee share-based awards and non-employee director awards are valued based on the fair value of our common stock on the date of grant.

Share-based compensation expense is recognized in our results of operations for the awards that are expected to vest. For time-based options, restricted stock and restricted stock units, share-based compensation expense is recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. For performance-based awards, management must assess the probability of the achievement of performance targets, as defined in the plan. If the targets are not probable of achievement, changes in the recognition of share-based compensation expense may occur. Management makes its probability assessments based on the Company’s actual and projected results of operations. As share-based compensation expense recognized in the Company’s results of operations is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. Forfeitures are estimated at the time of each grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on our historical experience.

Management believes that the accounting estimate related to the expense of share-based awards is a critical accounting estimate because the underlying assumptions can change from time to time and, as a result, the compensation expense that we record in future periods may differ significantly from what we have recorded in the current period with respect to similar instruments.

Fair Value of Financial Assets and Financial Liabilities

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value are classified based upon the level of judgment associated with the inputs used to measure their fair value. The hierarchical levels related to the subjectivity of the valuation inputs are defined as follows:

•	Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

•

Level 2—inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement

Management believes that the carrying value of cash and cash equivalents, accounts receivable and accounts payable are representative of their respective fair values. The fair value of the Company’s debt was computed using market quotes, if available, or based on discounted cash flows using market interest rates as of the end of the period. The fair values for interest rate swap agreements, foreign currency forward exchange contracts and gasoline and diesel fuel agreements are based on quoted market prices from various banks for similar instruments, adjusted for the Company and the counterparties’ credit risk. The Company performs an independent review of these values to determine if they are reasonable. The fair value of our derivative instruments are impacted by changes in interest rates, foreign exchange rates, and the prices of gasoline and diesel fuel. The fair value of our common stock subject to repurchase is derived principally from unobservable inputs. Management believes that the accounting estimate related to the fair value of our financial assets and financial liabilities is a critical accounting estimate due to its complexity and the significant judgments and estimates involved in determining fair value in the absence of quoted market prices.

*****

Critical accounting estimates and the related assumptions are evaluated periodically as conditions warrant, and changes to such estimates are recorded as new information or changed conditions require.

New Accounting Standard Updates

See Note 13 to our condensed consolidated financial statements for a full description of recent accounting standard updates, including the expected dates of adoption.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to the impact of interest rate changes and manage this exposure through the use of variable-rate and fixed-rate debt and by utilizing interest rate swaps. We do not enter into contracts for trading purposes and do not use leveraged instruments. The market risk associated with debt obligations as of December 27, 2013 has not materially changed from September 27, 2013. The information below summarizes our market risks associated with debt obligations and other significant financial instruments as of September 27, 2013 (See Notes 6 and 7 to our consolidated financial statements). Fair values were computed using market quotes, if available, or based on discounted cash flows using market interest rates as of the end of the respective periods. For debt obligations, the table presents principal cash flows and related interest rates by contractual fiscal year of maturity. Variable interest rates disclosed represent the weighted-average rates of the portfolio at September 27, 2013. For interest rate swaps, the table presents the notional amounts and related weighted-average interest rates by the fiscal year of maturity. The variable rates presented are the average forward rates for the term of each contract.

	Expected Fiscal Year of Maturity
As of September 27, 2013	2014	2015		2016	2017	2018	Thereafter		Total	Fair Value
	(US$ equivalent in millions)
Debt:
Fixed rate	$12	$13		$8	$6	$6	$1,007	(a)	$1,052	$1,068
Average interest rate	5.5%	5.5%		5.5%	5.5%	5.5%	5.8%		5.7%
Variable rate	$54 (b)	$336	(b)(c)	$3,018 (b)	$24 (b)	$14 (b)	$1,333	(b)	$4,779	$4,787
Average interest rate	6.3%	1.9%		3.8%	4.2%	4.0%	4.0%		3.7%
Interest Rate Swaps:
Receive variable/pay fixed	$585			$500	$1,075	$300			$2,460	$(63)
Average pay rate	3.5%			2.2%	1.7%	0.6%
Average receive rate	0.3%			0.3%	0.4%	1.9%

(a)	Balance includes $1,000 million of senior notes callable by us at any time with any applicable prepayment penalty.
(b)	Balance includes $25 million for fiscal 2014, $33 million for fiscal 2015, $3,014 million for fiscal 2016, $14 million for fiscal 2017 and fiscal 2018 and $1,334 million thereafter of senior secured term loan facilities callable by us at any time.
(c)	Balance includes $300 million of borrowings under the receivables facility.

As of September 27, 2013, the Company had foreign currency forward exchange contracts outstanding with notional amounts of €95.9 million ($129.6 million), £45.8 million ($74.0 million), kr.26.6 million ($4.8 million) and CAD16.0 million ($15.5 million) to mitigate the risk of changes in foreign currency exchange rates on short-term intercompany loans to certain international subsidiaries. As of September 27, 2013, the fair value of these foreign exchange contracts is $0.4 million, which is included in “Accounts Payable” in our Consolidated Balance Sheets.

The Company entered into a series of pay fixed/receive floating gasoline and diesel fuel agreements based on the Department of Energy weekly retail on-highway index in order to limit its exposure to price fluctuations for gasoline and diesel fuel. As of September 27, 2013, the Company has contracts for approximately 0.2 million gallons outstanding for fiscal 2014. As of September 27, 2013, the fair value of the Company’s gasoline and diesel fuel hedge agreements is $0.1 million, which is included in “Prepayments and Other Current Assets” in our Consolidated Balance Sheets.

BUSINESS

Our Company

We are a leading global provider of food, facilities and uniform services to education, healthcare, business and industry, and sports, leisure and corrections clients. Our core market is North America, which is supplemented by an additional 19-country footprint serving many of the fastest growing global geographies. We hold the #2 position in North America in food, and facilities services and uniform services based on total sales in 2013. Internationally, we hold a top 3 position in food and facilities services based on total sales in 2013 in most countries in which we have significant operations, and are one of only 3 food and facilities competitors with our combination of scale, scope, and global reach. Through our established brand, broad geographic presence and employees, we anchor our business in our partnerships with thousands of education, healthcare, business, sports, leisure and corrections clients. Through these partnerships we serve millions of consumers including students, patients, employees, sports fans and guests worldwide. The scope and range of ARAMARK’s services are evidenced by the following:

•	We provide services to 86% of the Fortune 500

•	We serve over 500 million meals annually to approximately 5 million students at colleges, universities, and K-12 schools

•	We service over 2,000 healthcare facilities, collectively representing over 75 million patient days annually

•	We cater to approximately 100 million sports fans annually through our partnerships with over 150 professional and collegiate teams

•	We serve approximately 50 million visitors annually to convention centers, national and state parks

•	We maintain and enhance the environment in over 800 million square feet of client facility space

•	We put over 2 million people in uniforms each day

•	We operate in 22 countries in North America, Europe, Asia and South America

•	We provide refreshment services to over 100,000 offices in North America

•	We provide food and commissary services to correctional facilities housing over 300,000 inmates

•	We provide food and facilities services to over 160 mining and off-shore and in-shore oil & gas drilling operations around the world

We operate our business in three reportable segments that share many of the same operating characteristics: FSS North America, FSS International and Uniform. Both FSS North America and Uniform have significant scale and hold the #2 position in North America while all of our reportable segments hold a top 3 position in most countries in which we have significant operations based on 2013 total sales. The following chart shows a breakdown of our sales and operating income by our reportable segments:

(1)	Fiscal 2013 operating income excludes $74.2 million of unallocated corporate expenses.

We believe that our broad range of services, diversified client base, global reach and repeatable business model position us well for continued growth and margin expansion opportunities, although there can be no assurance that we will continue to grow. In fiscal 2013, we generated $13.9 billion of sales, $70 million of net income and $514.4 million of operating income. As of December 27, 2013, we had $5.6 billion of total debt.

Our Mission

ARAMARK’s mission is to “Deliver experiences that enrich and nourish lives.” This mission is anchored in a set of goals, which we refer to as our core values, that guide our execution in the marketplace:

•	Sell and Serve with Passion. Placing clients and consumers at the center of all that we do by listening and responding to their needs with service focused on quality and innovation

•	Set Goals. Act. Win. Maintaining a culture of accountability where performance matters and exhibiting leadership that achieves and exceeds expectations through our execution

•	Front-Line First. Providing our front-line employees with tools and training that empower them to deliver excellence at the point of service to thousands of consumers and clients every day

•	Integrity and Respect Always. High ethical standards are the cornerstone of the ARAMARK brand and help us earn the trust of our key constituents

We strive to accomplish this mission through a repeatable business model founded on five principles of excellence—selling, service, execution, marketing and operations. Our commitment to these values has earned us numerous awards and recognitions; we have been named one of the “World’s Most Admired Companies” by Fortune Magazine in the category of Diversified Outsourcing Services every year since 1999 and we are recognized as one of the “World’s Most Ethical Companies” by the Ethisphere Institute. Fortune Magazine conducts its survey of the “World’s Most Admired Companies” by requesting industry executives, directors and analysts to rank the 15 largest companies in each international industry and the 10 largest for each U.S. industry based on revenue based on nine criteria ranging from investment value to social responsibility. The criteria for selection as one of the Ethisphere Institute’s “World’s Most Ethical Companies” is based on Ethisphere’s collection of certain information regarding a company’s corporate governance, risk, sustainability, compliance or ethics and the processing of such information through Ethisphere’s internal ethics rating system.

Our History and Recent Accomplishments

Since ARAMARK’s founding in 1959, we have broadened our service offerings and expanded our client base through a combination of organic growth and successful acquisitions, with the goal of further developing our food, facilities and uniform capabilities, as well as growing our international presence.

In 1984, we completed a management buyout, after which our management and employees increased their Company ownership to approximately 90% of our equity capital leading up to our December 2001 public offering.

On January 26, 2007, ARAMARK delisted from the NYSE in conjunction with a going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, J.P. Morgan Partners, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.

In May 2012, Eric Foss became the new CEO and President of our company. Previously, Mr. Foss was the CEO of Pepsi Beverages Company and was Chairman and CEO of the publicly-traded Pepsi Bottling Group.

Under Mr. Foss’ leadership at ARAMARK, we have introduced a number of initiatives designed to accelerate revenue and profit growth and expand margins. Our programs focused on the enhanced management of our key costs—food, labor and overhead—include SKU rationalization (a consolidation of product categories for our purchases), standardization of portion sizes, waste control, enhanced labor scheduling, turn-over reduction and SG&A discipline, among others. We expect SKU rationalization to reduce our food costs by allowing us to concentrate our purchasing power with suppliers and achieve a lower average cost per unit. We are also training our employees to use standardized portioning and waste control measures in an effort to reduce the amount of food that we utilize in providing our services thereby improving our profitability. To improve our labor costs, we have implemented technology solutions and process improvements designed to reduce over-scheduling of labor and similar staffing inefficiencies, thereby reducing total hours worked. We also hope to lower our recruiting and training costs through programs designed to reduce employee turnover. Our initiatives to reduce our SG&A costs are focused on eliminating redundant processes and centralizing our back office functions, among others.

In 2013, we continued to grow our existing business and win new clients, including the Ohio and Michigan departments of corrections, the Minnesota Vikings, the Chicago Bears, and the Tampa Bay Buccaneers, and additional services from existing clients such as Airbus and American University. There is no assurance that we will continue to grow and gain new customers.

In December 2013, ARAMARK Holdings Corporation completed its initial public offering of 36,250,000 shares of common stock. The net proceeds received from the sale of 28,000,000 shares of our common stock we sold in the initial public offering, net of costs directly related to the initial public offering, were approximately $524.1 million. We used the net proceeds to repay approximately $370.0 million of the outstanding term loans due July 26, 2016 under our senior secured credit facilities and approximately $154.1 million of outstanding borrowings under the revolving credit facilities constituting part of our senior secured credit facilities.

Food and Support Services

Our Food and Support Services segments manage a number of interrelated services—including food, hospitality and facility services—for school districts, colleges and universities, healthcare facilities, businesses, sports, entertainment and recreational venues, conference and convention centers, national and state parks and correctional institutions. Our Food and Support Services segments holds the #2 position in North America and a top 3 position in most countries in which FSS has significant operations based on 2013 total sales.

We are the exclusive provider of food and beverage services at most of the locations we serve and are responsible for hiring, training and supervising substantially all of the food service personnel in addition to ordering, receiving, preparing and serving food and beverage items sold at those facilities. Our facilities services capabilities are broad, and include plant operations and maintenance, custodial/housekeeping, energy management, clinical equipment maintenance, grounds keeping, and capital project management. In governmental, business, educational and healthcare facilities (for example, offices and industrial plants, schools and universities and hospitals), our clients provide us with a captive client base through their on-site employees, students and patients. At sports, entertainment and recreational facilities, our clients attract patrons to their site, usually for specific events such as sporting events and conventions.

We manage our Food and Support Services business in two geographic reportable segments split between our North America and International operations. For the first quarter of fiscal 2014, our FSS North America segment generated $2.6 billion in sales, or 70% of our total sales, and our FSS International segment generated $0.8 billion in sales, or 20% of our total sales. No individual client represents more than 2% of our 2013 total sales, other than, collectively, a number of U.S. government agencies. See note 12 to our condensed consolidated financial statements and note 14 to our consolidated financial statements for information on revenue, profit and total assets for the FSS North America segment and the FSS International segment.

Clients and Services

Our Food and Support Services segments serves a number of client sectors across 22 countries around the world. Our Food and Support Services operations focus on serving clients in four principal sectors:

Sector	Types of Clients	Food Services	Facilities Services
Education	• Colleges and universities • Public school districts and systems • Private schools	• Dining services • Catering • Food service management • Retail operations	• Facilities management • Custodial services • Grounds • Energy management • Construction management • Capital project management
Healthcare	• Hospitals • Nursing homes	• Food and nutrition services • Retail operations

• Clinical equipment maintenance

• Environmental services

• Laundry and linen distribution

• Plant operations

• Energy management

• Strategic and technical services

• Supply chain management

• Purchasing

• Central transportation

Business & Industry	• Manufacturing plants • Corporate cafeterias • Mining operations • Oil & Gas drilling operations	• Dining services • On-site restaurants • Catering • Convenience stores • Executive dining rooms • Coffee and vending • Drinking water filtration

• Housekeeping management

• Plant operations/maintenance

• Energy management

• Groundskeeping

• Landscaping

• Transportation

• Capital program management

• Commissioning services

• Building operations consulting

Sports, Leisure and Corrections	• Professional and collegiate stadiums and arenas • Concert venues • National and state parks • Convention and civic centers • Correctional facilities	• Concessions • Banquet and catering • Retail and merchandise sales • Food and nutrition services	• Recreational and lodging services • Commissary services • Laundry and linen management • Property room management

Education. Within the Education sector we serve Higher Education and K-12 clients. We deliver a wide range of food and facility services at more than 1,400 colleges, universities, school systems and districts and private schools. We offer our education clients a single source provider for managed service solutions, including dining, catering, food service management, convenience-oriented retail operations, grounds and facilities maintenance, custodial, energy management, construction management, and capital project management.

Healthcare. We provide a wide range of non-clinical support services to approximately 1,100 healthcare clients and more than 2,000 facilities across our global footprint. We offer healthcare organizations a single source provider for managed service solutions, which include food services such as patient food and nutrition services and retail food services, and facilities services such as clinical equipment maintenance, environmental services, laundry and linen distribution, plant operations, energy management, strategic/technical services, supply chain management, purchasing and central transportation.

Business & Industry. We provide a comprehensive range of business dining services, including on-site restaurants, catering, convenience stores and executive dining.

We also provide coffee and vending services to business and industry clients at thousands of locations. Our service and product offerings include a full range of coffee and beverage offerings, “grab and go” food operations, convenience stores and a proprietary drinking water filtration system.

We also offer a variety of facility management services to business and industry clients. These services include the management of housekeeping, plant operations and maintenance, energy management, laundry and linen, groundskeeping, landscaping, transportation, capital program management and commissioning services and other facility consulting services relating to building operations.

We also offer remote services which include facility and business support services primarily for mining and oil operations.

Sports, Leisure and Corrections. We administer concessions, banquet and catering services, retail services and merchandise sales, recreational and lodging services and facility management services at sports, entertainment and recreational facilities. We serve 156 professional (including minor league affiliates) and college sports teams, including 40 teams in Major League Baseball, the National Basketball Association, the National Football League and the National Hockey League. We also serve 25 convention and civic centers, 16 national and state parks and other resort operations, plus numerous concert venues, entertainment complexes and other popular tourist attractions in the United States and Canada. Additionally, we provide correctional food services, operate commissaries, laundry facilities and property rooms and provide food and facilities management services for parks.

Our FSS International segment provides a similar range of services as those provided to our FSS North America segment clients and operates in all of our sectors. We have operations in 19 countries outside North America. Our largest international operations are in the United Kingdom, Germany, Chile and Ireland, and in each of these countries we are one of the leading food service providers. We also have operations in emerging market countries, such as China, and a strong presence in Japan through our 50% ownership of AIM Services Co., Ltd., a leader in providing outsourced food services in Japan. In addition to the core Business & Industry sector, our FSS International segment serves many soccer stadiums across Europe, and numerous educational institutions, correctional institutions and convention centers globally. There are particular risks attendant with our international operations. Please see “Risk Factors.”

Purchasing

We negotiate the pricing and other terms for the majority of our purchases of food and related products in the United States and Canada directly with national manufacturers. We purchase these products and other items through SYSCO Corporation and other distributors. We have a master distribution agreement with SYSCO that covers a significant amount of our purchases of these products and items in the United States and another distribution agreement with SYSCO that covers our purchases of these products in Canada. Our distributors are responsible for tracking our orders and delivering products to our specific locations. Due to our ability to negotiate favorable terms with our suppliers, we receive vendor consideration, including rebates, allowances and volume discounts. See “Types of Contracts” below. Our location managers also purchase a number of items, including bread, dairy products and alcoholic beverages from local suppliers, and we purchase certain items directly from manufacturers.

Our relationship with SYSCO is important to our operations—we have had distribution agreements in place for more than 20 years. In fiscal 2013, SYSCO distributed approximately 60% of our food and non-food products in the United States and Canada, and we believe that we are one of their largest clients. However, we believe that the products acquired through SYSCO can, in significant cases, be purchased through other sources and that termination of our relationship with them or any disruption of their business would cause only short-term disruptions to our operations.

Our agreements with our distributors are generally for an indefinite term, subject to termination by either party after a notice period, which is generally 60 to 120 days. The pricing and other financial terms of these agreements are renegotiated periodically. Our current agreement with SYSCO is terminable by either party with 180 days notice.

In our international segment, our approach to purchasing is substantially similar. On a country-by-country basis, we negotiate pricing and other terms for a majority of our purchases of food and related products with manufacturers operating in the applicable country, and we purchase these products and other items through distributors in that country. Due to our ability to negotiate favorable terms with our suppliers, we receive vendor consideration, including rebates, allowances and volume discounts. See “Types of Contracts” below. As in North America, our location managers also purchase a number of items, including bread, dairy products and alcoholic beverages from local suppliers, and we purchase certain items directly from manufacturers. Our agreements with our distributors are subject to termination by either party after a notice period, which is generally 60 days. The pricing and other financial terms of these agreements are renegotiated periodically.

Our relationship with distributors in the countries outside the United States and Canada is important to our operations, but from an overall volume standpoint, no distributor outside the United States and Canada distributes a significant volume of products. We believe that products we acquire from our distributors in countries outside the United States and Canada can, in significant cases, be purchased from other sources, and that the termination of our relationships with our distributors outside the United States and Canada, or the disruption of their business operations, would cause only short-term disruption to our operations.

Sales and Marketing

We maintain selling and marketing excellence by focusing on the execution of a common selling process as well as optimal resource allocation and deployment. Our common selling process ensures that we sell our services to our clients in the same way, regardless of the sector in which such client is located. We have developed consistent tools and training that are used across all of our businesses to train our employees on this selling process. Our business development functions are aligned directly with the sectors and services in which we have leadership positions, and we combine our targeted business development strategies with our strong client relationships to deliver differentiated and innovative solutions. We target our business development by aligning our sales efforts directly with the sectors and services in which we operate. We identify individuals at various levels in our organization to match up with individuals in a variety of roles at both existing and potential clients. We believe that these connections throughout various levels within the client organization allow us to develop strong relationships with the client and gain a better understanding of the clients’ requirements. Based on the knowledge of the clients’ requirements and the sector, our goal is to develop solutions for the client that are unique and that help to differentiate us from our competitors. We believe that, through our years of operational experience as well as periodic surveys, we have significant insight into the factors that influence client and consumer choice and tailor our interactions to maximize impact and create a demonstrable growth trajectory. We believe that our sales and marketing platform has created a common toolkit and a repeatable process to deliver both improved retention as well as cross-selling opportunities.

The effectiveness of our approach has been demonstrated through our improved growth trajectory. Our estimated net new business (the estimated annualized sales of new clients less the annualized sales of lost clients as if they were acquired or lost on the first day of the fiscal year) during fiscal year 2013 was approximately 208% of the previous three year average and our performance in fiscal 2013 was approximately 32% greater than in fiscal 2012. Our estimated net new business was approximately $525 million in fiscal 2013. Because our calculation of estimated net new business is made on an annualized basis, the full amount of estimated net new business for any given fiscal year will not be fully recognized in our sales until the following fiscal year.

Types of Contracts

We use contracts that allow us to manage our potential upside and downside risk in connection with our various business interactions with clients. Our contracts may require that the client’s consent be obtained in order to raise prices on the food, beverages and merchandise we sell within a particular facility. The length of contracts that we enter into with clients varies. Contracts generally are for fixed terms, many of which are in excess of one year. Client contracts for sports, entertainment and recreational services typically require larger capital investments, but have correspondingly longer and fixed terms, usually from five to fifteen years.

When we enter into new contracts, or extend or renew existing contracts, particularly those for stadiums, arenas, convention centers, colleges and universities, we are sometimes contractually required to make some form of up-front or future capital investment to help finance improvement or renovation, typically to the food and beverage facilities of the venue from which we operate. Contractually required capital expenditures typically take the form of investment in leasehold improvements, food service equipment and/or grants to clients. At the end of the contract term or upon its earlier termination, assets such as equipment and leasehold improvements typically become the property of the client, but generally the client must reimburse us for any undepreciated or unamortized capital investments.

Food and Support Services contracts are generally obtained and renewed either through a competitive process or on a negotiated basis, although contracts in the public sector are frequently awarded on a competitive bid basis, as required by applicable law. Contracts for Food and Support Services with school districts and correctional clients are typically awarded through a formal bid process. Contracts in the private sector may be entered into on a less formal basis, but we and other companies will often compete in the process leading up to the award or the completion of contract negotiations. Typically, after the award, final contract terms are negotiated and agreed upon.

We use two general contract types in our Food and Support Services segments: profit and loss contracts and client interest contracts. These contracts differ in their provision for the amount of financial risk that we bear and, accordingly, the potential compensation, profits or fees we may receive. Commission rates and management fees, if any, may vary significantly among contracts based upon various factors, including the type of facility involved, the term of the contract, the services we provide and the amount of capital we invest.

Profit and Loss Contracts. Under profit and loss contracts, we receive all of the revenue from, and bear all of the expenses of, the provision of our services at a client location. Expenses under profit and loss contracts sometimes include commissions paid to the client, typically calculated as a fixed or variable percentage of various categories of sales, and, in some cases, require minimum guaranteed commissions. We benefit from greater upside potential with a profit and loss contract, although we do consequently bear greater downside risk than with a client interest contract. For fiscal 2013, approximately 73% of our Food and Support Services sales were derived from profit and loss contracts.

Client Interest Contracts. Client interest contracts include management fee contracts, under which our clients reimburse our operating costs and pay us a management fee, which may be calculated as a fixed dollar amount or a percentage of sales or operating costs. Some management fee contracts entitle us to receive incentive fees based upon our performance under the contract, as measured by factors such as sales, operating costs and client satisfaction surveys. Client interest contracts also include limited profit and loss contracts, under which we receive a percentage of any profits earned from the provision of our services at the facility and we generally receive no payments if there are losses. As discussed above under “Purchasing,” we receive vendor consideration, including rebates, allowances and volume discounts that we retain except in those cases and to the extent that, under certain arrangements, they are passed through to our clients. For our client interest contracts, both our upside potential and downside risk are reduced compared to our profit and loss contracts. For fiscal 2013, approximately 27% of our Food and Support Services sales were derived from client interest contracts.

Competition

There is significant competition in the Food and Support Services business from local, regional, national and international companies, as well as from the businesses, healthcare institutions, colleges and universities, correctional facilities, school districts and public assembly facilities that decide to provide these services themselves. Institutions may decide to operate their own services or outsource to one of our competitors following the expiration or termination of contracts with us. Clients do not necessarily choose the lowest cost provider, and tend to place a premium on the total value proposition offered. In our FSS North America segment, our external competitors include other multi-regional food and support service providers, such as Centerplate, Inc., Compass Group plc, Delaware North Companies Inc. and Sodexo SA. Internationally, our external food service and support service competitors include Compass Group plc, Elior SA, International Service System A/S and Sodexo SA. We also face competition from many regional and local service providers.

We believe that the following competitive factors are the principal drivers of our success:

•	quality and breadth of services and management talent;

•	service innovation;

•	reputation within the industry;

•	pricing; and

•	financial strength and stability.

Seasonality

Our sales and operating results have varied, and we expect them to continue to vary, from quarter to quarter as a result of different factors. Within our FSS North America segment, historically there has been a lower level of activity during our first and second fiscal quarters in the sports, entertainment and recreational services. This lower level of activity historically has been partially offset during our first and second fiscal quarters by the increased activity in our educational operations. Conversely, historically there has been a significant increase in the provision of sports, entertainment and recreational services during our third and fourth fiscal quarters, which is partially offset by the effect of summer recess at colleges, universities and schools.

Uniform

Our Uniform segment provides uniforms and other garments and work clothes and ancillary items such as mats and shop towels in the United States, Puerto Rico, Canada and through a joint venture in Japan. We hold the #2 position in the North American uniform services market. We operate approximately 2,600 routes nationally, giving us a broad reach to service our clients’ needs.

Clients use our uniforms to meet a variety of needs, including:

•	establishing corporate identity and brand awareness;

•	projecting a professional image;

•	protecting workers—work clothes can help protect workers from difficult environments such as heavy soils, heat, flame or chemicals; and

•	protecting products—uniforms can help protect products against contamination in the food, pharmaceutical, electronics, health care and automotive industries.

We provide a full service employee uniform solution, including design, sourcing and manufacturing, delivery, cleaning and maintenance. We rent uniforms, work clothing, outerwear, particulate-free garments and non-garment items and related services, including industrial towels, floor mats, mops, linen products, and paper products to businesses in a wide range of industries, including manufacturing, food services, automotive, healthcare, construction, utilities, repair and maintenance services, restaurant and hospitality. For the first quarter of fiscal 2014, our Uniform segment generated $0.4 billion in sales, or 10% of our total sales. See note 12 to our condensed consolidated financial statements and note 14 to our consolidated financial statements for information on revenue, profit and total assets for the Uniform segment.

Clients and Services

We serve businesses of all sizes in many different industries. We have a diverse client base, serving clients in all 50 states, Puerto Rico and one Canadian province, from over 200 service location and distribution centers across the United States and one service center in Ontario, Canada. None of our clients individually represents a material portion of our sales. We typically visit our clients’ sites weekly, delivering clean, finished uniforms and, at the same time, removing the soiled uniforms or other items for cleaning, repair or replacement. We also offer products for direct sale.

Our cleanroom service offers advanced static dissipative garments, barrier apparel, sterile garments and cleanroom application accessories for clients with contamination-free operations in the technology, food, healthcare and pharmaceutical industries.

We conduct our direct marketing business through three primary brands—WearGuard, Crest and ARAMARK. We design, source or manufacture and distribute distinctive image apparel to workers in a wide variety of industries through the Internet at www.shoparamark.com, dedicated sales representatives and telemarketing sales channels. We customize and embroider personalized uniforms and logos for clients through an extensive computer assisted design center and distribute work clothing, outerwear, business casual apparel and footwear throughout the United States, Puerto Rico and Canada.

Operations

We operate our uniform rental business as a network of 78 laundry plants and 148 satellite plants and depots supporting over 2,600 pick-up and delivery routes. We operate a fleet of service vehicles that pick up and deliver uniforms for cleaning and maintenance. We conduct our direct marketing activities principally from our facilities in Salem, Virginia; Norwell, Massachusetts; and Reno, Nevada. We market our own brands of apparel and offer a variety of customized personalization options such as embroidery and logos. We also source uniforms and other products to our specifications from a number of domestic and international suppliers and also manufacture a significant portion of our uniform requirements. We purchase uniform and textile products as well as equipment and supplies from domestic and international suppliers. The loss of any one supplier would not have a significant impact on us. We also operate a cutting and sewing plant in Mexico, which satisfies a substantial amount of our standard uniform inventory needs.

Sales and Marketing

Our sales representatives and route sales drivers are responsible for selling our services to current and potential clients and developing new accounts through the use of an extensive, proprietary database of pre-screened and qualified business prospects. We build our brand identity through local advertising, promotional initiatives and through our distinctive service vehicles. Our clients frequently come to us through client referrals, either from our uniform rental business or from our other service sectors. Our customer service representatives generally interact on a weekly basis with their clients, while our support personnel are charged with expeditiously handling client requirements regarding the outfitting of new client employees and other customer service needs.

Types of Contracts

We typically serve our rental clients under written service contracts for an initial term of three to five years. While clients are not required to make an up-front investment for their uniforms, in the case of nonstandard uniforms and certain specialty programs, clients typically agree to reimburse us for our costs if they terminate their agreement early. With the exception of certain governmental bid business, most of our direct marketing business is conducted under invoice arrangement with repeat clients.

Competition

Although the United States rental industry has experienced some consolidation, there is significant competition in all the areas that we serve, and such competition varies across geographies. Although many competitors are smaller local and regional firms, we also face competition from other large national firms such as Cintas Corporation, G&K Services, Inc. and UniFirst Corporation. We believe that the primary competitive factors that affect our operations are quality, service, design, consistency of product, and distribution capability, particularly for large multi-location clients, and price. We believe that our ability to compete effectively is enhanced by the quality and breadth of our product line as well as our nationwide reach.

Employees

As of September 27, 2013, we had a total of approximately 272,000 employees, including seasonal workers, consisting of approximately 162,000 full-time and approximately 110,000 part-time employees in our three business segments. The number of part-time employees varies significantly from time to time during the year due to seasonal and other operating requirements. We generally experience our highest level of employment during the fourth fiscal quarter. The approximate number of employees by segment is as follows: FSS North America: 170,000; FSS International: 88,000; Uniform: 14,000. In addition, the ARAMARK corporate staff is approximately 200 employees. Approximately 40,000 employees in our North American operations are covered by collective bargaining agreements. We have not experienced any material interruptions of operations due to disputes with our employees and consider our relations with our employees to be satisfactory.

Properties

Our principal executive offices are located at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107. Our principal real estate is primarily comprised of Uniform facilities. As of September 27, 2013, we operated 248 service facilities in our Uniform segment, consisting of industrial laundries, cleanroom laundries, warehouses, distribution centers, satellites, depots, and stand-alone garages that are located in 40 states, Mexico, Canada and Puerto Rico. Of these, approximately 50% are leased and approximately 50% are owned. In addition, we operate one cutting and sewing plant in Mexico. We own 11 buildings that we use in our FSS North America segment, including two office buildings, three hotels and several office/warehouse spaces, and we lease 148 premises, consisting of offices, office/warehouses and distribution centers. In addition, we own a distribution center and four other properties and lease 109 facilities throughout the world that we use in our FSS International segment. We also maintain other real estate and leasehold improvements, which we use in the Uniform and FSS segments. No individual parcel of real estate owned or leased is of material significance to our total assets.

Legal Proceedings

Our business is subject to various federal, state and local laws and regulations governing, among other things, the generation, handling, storage, transportation, treatment and disposal of water wastes and other substances. We engage in informal settlement discussions with federal, state, local and foreign authorities regarding allegations of violations of environmental laws in connection with our operations or businesses conducted by our predecessors or companies that we have acquired, the aggregate amount of which and related remediation costs we do not believe should have a material adverse effect on our financial condition or results of operations.

From time to time, the Company and its subsidiaries are party to various legal actions, proceedings and investigations involving claims incidental to the conduct of their business, including those brought by clients, consumers, employees, government entities and third parties under, among others, federal, state, international, national, provincial and local employment laws, wage and hour laws, discrimination laws, immigration laws, human health and safety laws, import and export controls and customs laws, environmental laws, false claims or whistleblower statutes, minority, women and disadvantaged business enterprise statutes, tax codes, antitrust and competition laws, consumer protection statutes, procurement regulations, intellectual property laws, food safety and sanitation laws, cost and accounting principles, the Foreign Corrupt Practices Act, the U.K. Bribery Act, other anti-corruption laws, lobbying laws, motor carrier safety laws, data privacy laws and alcohol licensing and service laws, or alleging negligence and/or breaches of contractual and other obligations. Based on information currently available, advice of counsel, available insurance coverage, established reserves and other resources, the Company does not believe that any such actions, proceedings or investigations are likely to be, individually or in the aggregate, material to its business, financial condition, results of operations or cash flows. However, in the event of unexpected further developments, it is possible that the ultimate resolution of these matters, or other similar matters, if unfavorable, may be materially adverse to the Company’s business, financial condition, results of operations or cash flows.

Governmental Regulation

We are subject to various governmental regulations, such as environmental, labor, employment, immigration, health and safety laws and liquor licensing and dram shop laws. In addition, our facilities and products are subject to periodic inspection by federal, state and local authorities. We have established, and periodically update, various internal controls and procedures designed to maintain compliance with these regulations. Our compliance programs are subject to changes in federal or state legislation, or changes in regulatory interpretation, implementation or enforcement. From time to time both federal and state government agencies have conducted audits of certain of our practices as part of routine investigations of providers of services under government contracts, or otherwise. Like others in our business, we receive requests for information from governmental agencies in connection with these audits. If we fail to comply with applicable laws, we may be subject to investigations, criminal sanctions or civil remedies, including fines, penalties, damages, reimbursement, injunctions, seizures, debarments from government contracts or loss of liquor licenses.

Our operations are subject to various governmental regulations, including those governing:

•	the service of food and alcoholic beverages;

•	collection of sales tax;

•	minimum wage, overtime, wage payment and employment discrimination;

•	immigration;

•	governmentally funded entitlement programs;

•	environmental protection;

•	human health and safety;

•	customs, import and export control laws;

•	the Foreign Corrupt Practices Act, the U.K. Bribery Act and other anti-bribery laws;

•	minority business enterprise and women owned business enterprise statutes;

•	federal motor carrier safety; and

•	privacy and client data security.

There are a variety of regulations at various governmental levels relating to the handling, preparation and serving of food, including in some cases requirements relating to the temperature of food, the cleanliness of the kitchen, and the hygiene of personnel, which are enforced primarily at the local public health department level. While we attempt to comply with applicable laws and regulations, we cannot assure you that we are in full compliance at all times with all of the applicable laws and regulations referenced above. Furthermore, legislation and regulatory attention to food safety is very high. Additional or amended regulations in this area may significantly increase the cost of compliance.

In addition, various federal, state and provincial agencies impose nutritional guidelines and other requirements on us at certain of the healthcare, education and corrections facilities we serve. We may also be subject to regulations that limit or restrict the use of trans fats in the food we serve or other requirements relating to ingredient or nutrient labeling. There can be no assurance that federal or state legislation, or changes in regulatory implementation or interpretation of government regulations, would not limit our activities in the future or significantly increase the cost of regulatory compliance.

Because we serve alcoholic beverages at many sports, entertainment and recreational facilities, including convention centers and national and state parks, we also hold liquor licenses incidental to our contract food service business and are subject to the liquor license requirements of the jurisdictions in which we hold a liquor license. As of September 27, 2013, our subsidiaries held liquor licenses in 41 states and the District of Columbia, three Canadian provinces and certain other countries. Typically, liquor licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of our operations, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage, dispensing and service of alcoholic beverages. We have not encountered any material problems relating to alcoholic beverage licenses to date. The failure to receive or retain a liquor license in a particular location could adversely affect our ability to obtain such a license elsewhere. Some of our contracts require us to pay liquidated damages during any period in which our liquor license for the facility is suspended, and most contracts are subject to termination if we lose our liquor license for the facility. Our service of alcoholic beverages is also subject to state, provincial and local service laws, commonly called dram shop statutes. Dram shop statutes generally prohibit serving alcoholic beverages to minors or visibly intoxicated persons. If we violate dram shop laws, we may be liable to the patron or to third parties for the acts of the patron. We sponsor regular training programs designed to minimize the likelihood of such a situation. However, we cannot guarantee that intoxicated or minor patrons will not be served or that liability for their acts will not be imposed on us.

Our uniform rental business and our food and support service business are subject to various environmental protection laws and regulations, including the U.S. federal Clean Water Act, Clean Air Act, Resource Conservation and Recovery Act, Comprehensive Environmental Response, Compensation, and Liability Act and similar state and local statutes and regulations governing the use, management, shipping and disposal of chemicals and hazardous materials. In particular, industrial laundries use certain detergents and cleaning chemicals to launder garments and other merchandise. The residues from such detergents and chemicals and residues from soiled garments and other merchandise laundered at our facilities may result in potential discharges to air and to water (through sanitary sewer systems and publicly owned treatment works) and may be contained in waste generated by our wastewater treatment systems. Our industrial laundries are subject to certain volume and chemical air and water pollution discharge limits, monitoring, permitting and recordkeeping requirements. We own or operate aboveground and underground storage tank systems at some locations to store petroleum products for use in our or our clients’ operations. Certain of these storage tank systems also are subject to performance standards, periodic monitoring and recordkeeping requirements. We also may use and manage chemicals and hazardous material in our operations from time to time. We are mindful of the environmental concerns surrounding the use, management, shipping and disposal of these chemicals and hazardous materials, and have taken and continue to take measures to maintain compliance with environmental protection laws and regulations. Given the regulated nature of our operations, we could face penalties and fines for non-compliance. In the past, we have settled, or contributed to the settlement of, actions or claims relating to the management of underground storage tanks and the handling and disposal of chemicals or hazardous materials, either on or off-site. We may, in the future, be required to expend material amounts to rectify the consequences of any such events. Under environmental laws, we may be liable for the costs of removal or remediation of certain hazardous materials located on or in or emanating from our owned or leased property or our clients’ properties, as well as related costs of investigation and property damage. Such laws may impose liability without regard to our fault, knowledge or responsibility for the presence of such hazardous substances. We may not know whether our clients’ properties or our acquired or leased properties have been operated in compliance with environmental laws and regulations or that our future uses or conditions will not result in the imposition of liability upon us under such laws or expose us to third-party actions such as tort suits.

We do not anticipate any capital expenditures for environmental remediation that would have a material effect on our financial condition.

Intellectual Property

We have the patents, trademarks, trade names and licenses that are necessary for the operation of our business. Other than the ARAMARK brand, we do not consider our patents, trademarks, trade names and licenses to be material to the operation of our business in any material respect.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of February 21, 2014:

Name	Age	Position	With the company since
Joseph Neubauer	72	Chairman of the Board and Director	1979

Eric J. Foss	55	Chief Executive Officer and President and Director	2012

Lynn B. McKee	58	Executive Vice President, Human Resources	1980

Christina Morrison	47	Senior Vice President, Finance	2013

Joseph Munnelly	49	Senior Vice President, Controller and Chief Accounting Officer	2007

Stephen Reynolds	55	Executive Vice President, General Counsel and Secretary	2012

L. Frederick Sutherland	62	Executive Vice President and Chief Financial Officer	1980

Karen A. Wallace	47	Vice President and Treasurer	2004

Todd M. Abbrecht	45	Director	2007

Lawrence T. Babbio, Jr.	69	Director	1999

David A. Barr	50	Director	2013

Leonard S. Coleman, Jr.	65	Director	1999

Daniel J. Heinrich	57	Director	2013

James E. Ksansnak	73	Director	1986

Sanjeev Mehra	55	Director	2007

Stephen P. Murray	51	Director	2007

Stephen Sadove	62	Director	2013

Joseph Neubauer has been our Chairman of the Board since April 1984. He served as our Chief Executive Officer from February 1983 to December 2003 and from September 2004 to May 2012. From January 2004 to September 2004, he served as our Executive Chairman. He was our President from April 1981 to May 1997. He currently is a director of Verizon Communications Inc. and Macy’s, Inc. and was a director of Wachovia Corporation from 1996 to 2008.

Eric J. Foss has been our Chief Executive Officer and President since May 2012. Before joining us, Mr. Foss served as Chief Executive Officer of Pepsi Beverages Company from 2010 until December 2011. Prior to that Mr. Foss served as Chairman and Chief Executive Officer of The Pepsi Bottling Group from 2008 until 2010; President and Chief Executive Officer from 2006 until 2007; and Chief Operating Officer from 2005 until 2006. Mr. Foss serves on the board of UDR, Inc. and CIGNA Corporation.

Lynn B. McKee has been our Executive Vice President, Human Resources since August 2013 and she previously served as our Executive Vice President, Human Resources from May 2004 to August 2012. From August 2012 to August 2013, Ms. McKee served as our Executive Vice President, Human Resources and Communications. From January 2004 to May 2004, she was our Senior Vice President of Human Resources and from September 2001 to December 2003, she served as Senior Vice President of Human Resources for our Food and Support Services Group. From August 1998 to August 2001, she served as our Staff Vice President, Executive Development and Compensation. Ms. McKee serves on the board of directors of Bryn Mawr Bank Co.

Christina Morrison joined us in June 2013 as our Senior Vice President, Finance. Before joining us, Ms. Morrison served as Senior Vice President, Business and Financial Planning of Merck & Co., Inc. from 2009 to 2013. Prior to that, Ms. Morrison served as Senior Vice President, Chief Financial Officer of Wyeth Pharmaceuticals from 2007 to 2009 and as Vice President, U.S. Chief Financial Officer from 2005 to 2007; she served as Wyeth’s Vice President, New Business, Women’s Health Care from 2004 to 2005. From 2003 to 2004 Ms. Morrison was Executive Director, Strategic Planning of The Rouse Company. From 1989 to 2002 Ms. Morrison served in various capacities at Deutsche Bank’s Mergers and Acquisitions and Health Care Groups.

Joseph Munnelly joined us in September 2007 as Senior Vice President and Deputy Controller and was elected as our Senior Vice President and appointed Controller and Chief Accounting Officer effective March 2008. Prior to joining us, he served as Vice President and Corporate Controller at Unisys Corporation, a worldwide information technology services and solutions company, since 2005. Prior to that, he served as a partner at KPMG LLP in the Audit and Risk Advisory Services Practice. Prior to his tenure at KPMG, he spent 16 years with Arthur Andersen LLP, most recently as a partner in the Audit and Business Advisory practice.

Stephen R. Reynolds was appointed our Executive Vice President, General Counsel and Secretary, effective September 2012. Before joining us, Mr. Reynolds was an executive with Alcatel-Lucent for seven years, having most recently served as Senior Vice President and General Counsel from January 2006 to August 2012.

L. Frederick Sutherland became our Chief Financial Officer in May 1997. He has served as an Executive Vice President since May 1993. He served as Group Executive, ARAMARK Uniform and Career Apparel from June 2009 to August 2012. From May 1993 to May 1997, he also served as President of our Uniform Services division and from February 1991 to May 1993, he served as our Senior Vice President of Finance and Corporate Development. Mr. Sutherland served as our Treasurer from February 1984 to February 1991. Mr. Sutherland is a director of Consolidated Edison, Inc.

Karen A. Wallace became our Vice President and Treasurer in May 2012. From November 2010 to May 2012, she served as Staff Vice President and Assistant Treasurer. She joined us in December 2004 and was elected Assistant Treasurer in February 2005 and served in that role until November 2010. Before joining us, Ms. Wallace served as Assistant Treasurer of Armstrong World Industries.

Todd M. Abbrecht is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners in 1992, Mr. Abbrecht was in the Mergers and Acquisitions department of Credit Suisse First Boston. Mr. Abbrecht previously served on the board of directors of Warner Chilcott plc and Dunkin’ Brands Group, Inc. Mr. Abbrecht currently serves as a director of Fogo de Chão, Intermedix Corporation, InVentiv Health, Inc. and Party City.

Lawrence T. Babbio, Jr. is currently retired. He most recently served as a Senior Advisor to Warburg Pincus, a private equity firm, from June 2007 until March 2012. Previously, Mr. Babbio served as Vice Chairman and President of Verizon Communications, Inc., a telecommunications company, from 2000 until his retirement in April 2007. Mr. Babbio also served as Vice Chairman of Bell Atlantic Corporation, a telecommunications company, from 1995 until the formation of Verizon through the merger of Bell Atlantic and GTE Corporation, another telecommunications company, in 2000; as President and Chief Operating Officer of Bell Atlantic from 1994 to 1995; and Chairman, Chief Executive Officer and President of Bell Atlantic Enterprises International, Inc. from 1991 to 1994. Mr. Babbio previously served on the board of directors of Hewlett-Packard Company and Verizon Communications, Inc.

David A. Barr has been a Partner of Warburg Pincus & Co. and a Member and Managing Director of Warburg Pincus LLC since January 2001. Prior to joining Warburg Pincus, Mr. Barr was a managing director at Butler Capital for more than 10 years and worked at Goldman Sachs. He currently serves on the board of Builders FirstSource, Inc and several private companies. Previously, he served as a director of The Neiman Marcus Group, Inc., TransDigm Group Incorporated and Polypore International, Inc.

Leonard S. Coleman, Jr. is currently retired. Mr. Coleman most recently served as a Senior Advisor to Major League Baseball from 1999 to December 2005. Mr. Coleman served as President of The National League of Professional Baseball Clubs from 1994 to 1999, having served since 1992 as Executive Director, Market Development of Major League Baseball. Previously, Mr. Coleman was a municipal finance banker for Kidder, Peabody & Company. Mr. Coleman is a director of Avis Budget Group, Inc., Omnicom Group Inc., Churchill Downs Incorporated and Electronic Arts Inc. He previously served on the board of directors of H.J. Heinz Company.

Daniel J. Heinrich most recently served as Executive Vice President and Chief Financial Officer at The Clorox Company from 2009 to 2011. He started with Clorox in 2001 as Vice President and Controller and served in that role until 2003. In 2003 he became Chief Financial Officer and from 2004 until 2009, Senior Vice President and Chief Financial Officer. Prior to joining Clorox he was Senior Vice President and Treasurer of Transamerica Corporation from 1996 to 2001; Senior Vice President, Controller and Treasurer of Granite Management Company from 1994 to 1996; Senior Vice President, Controller and Chief Accounting Officer of First Nationwide Bank from 1986 to 1994 and at Ernst & Young LLP from 1978 to 1986 as an accountant and then Senior Audit Manager. Mr. Heinrich serves on the board of directors of Energizer Holdings, Inc. and E.&J. Gallo Winery. He previously served on the board of Advanced Medical Optics, Inc.

James E. Ksansnak is currently retired. Mr. Ksansnak served as Chairman of the board of directors of Tasty Baking Company from May 2003 until May 2011. He was our vice chairman from May 1997 until March 2000. From February 1991 to May 1997, he was our executive vice president; from May 1986 to February 1991, he was our senior vice president; and from May 1986 to May 1997, he was our chief financial officer. Previously, Mr. Ksansnak also served on the board of directors of CSS Industries, Inc.

Sanjeev Mehra has been a Managing Director of Goldman, Sachs & Co.’s Principal Investment Area of its Merchant Banking Division since 1996 and is currently Co-Head of the U.S. private equity business. He serves on the board of directors of Sungard Data Systems, Inc., Interline Brands, Inc. and KAR Auction Services, Inc. Mr. Mehra previously served on the board of directors of Hawker Beechcraft, Inc. and Burger King Holdings, Inc.

Stephen P. Murray has been the President and Chief Executive Officer of CCMP Capital Advisors, LLC (“CCMP”) since March 2007. Currently, he serves on the board of directors of Generac Holdings, Inc. Previously, Mr. Murray also served on the board of directors of AMC Entertainment Inc., Warner Chilcott plc and Cabela’s Incorporated.

Stephen Sadove has served as Chief Executive Officer of Saks Incorporated since 2006 and Chairman and CEO since 2007 until November 5, 2013. He was Chief Operating Officer of Saks from 2004 to 2006. He started with Saks in 2002, serving as Vice Chairman of the board of directors and has been Chairman of the board since 2007. Prior to joining Saks, Mr. Sadove was with Bristol-Meyers Squibb Company from 1991 until 2002, first as President, Clairol from 1991 to 1996, then President, Worldwide Beauty Care from 1996 to 1997, then President, Worldwide Beauty Care and Nutritionals from 1997 to 1998, and finally, Senior Vice President and President, Worldwide Beauty Care. He was employed by General Foods Corporation from 1975 until 1991 in various managerial roles, most recently as Executive Vice President and General Manager, Desserts Division from 1989 until 1991. Mr. Sadove currently serves on the board of directors of Colgate-Palmolive Company, Ruby Tuesday, Inc. and J.C. Penney Company, Inc. He was previously a director of Equity Office Properties Trust.

Our executive officers are elected annually by the board of directors and serve at its discretion or until their successors are duly elected and qualified.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our board of directors. Following the completion of the initial public offering, our board of directors consists of 11 directors, at least 5 of whom (Messrs. Babbio, Coleman, Heinrich, Ksansnak and Sadove) are considered independent under NYSE corporate governance standards.

Background and Experience of Directors

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our board of directors considered the following important characteristics, among others:

Mr. Neubauer—our board considered his extensive history with and knowledge of the Company, his business experience both before and after he joined the Company and his experience serving on the boards of other public companies.

Mr. Foss—our board considered his extensive knowledge of the Company through his service as CEO and President, his business experience and his experience serving on boards of other public companies.

Mr. Abbrecht—our board considered his financial acumen and business leadership skills gained during his tenure at Thomas H. Lee Partners, L.P. and his experience serving on the boards of a number of other public companies, including his past performance as a board member of the Company.

Mr. Babbio—our board considered his strong business skills and experience, extensive knowledge of financial and operational matters and his service on boards of other public companies, including his long history of service as a board member of the Company.

Mr. Barr—our board considered his financial acumen and business leadership skills gained during his tenure at Warburg Pincus and his experience serving on the boards of a number of other public companies.

Mr. Coleman—our board considered his leadership roles, his long history of board service to the Company, his extensive experience as a board member of other public companies and his sports industry background.

Mr. Heinrich—our board considered his extensive financial and business background, including his tenure as chief financial officer of a public company.

Mr. Ksansnak—our board considered his extensive financial and business background, his food industry background, his long history with the Company, and his experience serving on the board of a number of public companies, including his past performance as a board member of the Company.

Mr. Mehra—our board considered his financial acumen and business leadership skills gained during his tenure at Goldman, Sachs & Co. and his experience serving on the boards of a number of other public companies, including his past performance as a board member of the Company.

Mr. Murray—our board considered his financial acumen and business leadership skills gained during his tenure at CCMP, and prior to that, at J.P. Morgan Partners, and his experience serving on the boards of a number of other public companies, including his past performance as a board member of the Company.

Mr. Sadove—our board considered his strong business skills and experience, his extensive knowledge of financial and operational matters in the retail industry and his service on boards of other public companies.

Role of Board in Risk Oversight

The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The Audit Committee represents the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the accounting, finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, our board of directors receives periodic detailed operating performance reviews from management.

Controlled Company Exception

Following the completion of our initial public offering, certain stockholders continue to beneficially own a majority of the voting power of all outstanding shares of our common stock. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (4) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees. Following the initial public offering, we are utilizing certain of these exemptions. As a result, we do not have a majority of independent directors on our board of directors; and we do not have a nominating and corporate governance committee or a compensation committee that is composed entirely of independent directors. Also, such committees are not required to be subject to annual performance evaluations. In the event that we cease to be a “controlled company,” we will be required to comply with these provisions within the transition periods specified in the NYSE corporate governance rules.

Board Committees

Following the completion of the initial public offering, our board of directors has five standing committees: the Audit and Corporate Practices Committee (the “Audit Committee”), the Compensation and Human Resources Committee (the “Compensation Committee”), the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Finance Committee and the Stock Committee.

Each of our standing committees operates under a written charter approved by our board of directors. The charters of each of our standing committees are available on our website. The board and each of our standing committees other than the Stock Committee, perform self-evaluations on an annual basis.

Our chief executive officer and president and other executive officers regularly report to the non-executive directors and the Audit, the Compensation, the Nominating and the Finance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The vice president of internal audit reports functionally and administratively to our chief financial officer and directly to the Audit Committee. We believe that the leadership structure of our board of directors provides appropriate risk oversight of our activities given the controlling interests held by certain of our stockholders.

Audit Committee

Following the completion of the initial public offering, we have an Audit Committee, consisting of Messrs. Ksansnak (Chairman), Neubauer, Abbrecht, Coleman, Heinrich and Murray. Messrs. Coleman, Ksansnak and Heinrich qualify as independent directors under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and each of Messrs. Ksansnak and Heinrich qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our board of directors in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.

Compensation and Human Resources Committee

Following the completion of the initial public offering, we have a Compensation and Human Resources Committee, consisting of Messrs. Murray (Chairman), Neubauer, Babbio, Coleman, Mehra and Sadove.

The purpose of the Compensation and Human Resources Committee is to assist our board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans, (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC and (4) reviewing our contribution policy and practices for our retirement benefit plans.

Nominating and Corporate Governance Committee

Following the completion of the initial public offering, we have a Nominating and Corporate Governance Committee, consisting of Messrs. Mehra (Chairman), Neubauer, Barr, Coleman and Sadove.

The purpose of our Nominating and Corporate Governance Committee is to assist our board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new members of the board of directors, consistent with criteria approved by the board of directors, subject to the Stockholders Agreement; (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders; (3) identifying board of directors members qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee, subject to the Stockholders Agreement; (4) reviewing and recommending to the board of directors corporate governance principles applicable to us; (5) overseeing the evaluation of the board of directors and management; and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

Finance Committee

Following the completion of the initial public offering, we have a Finance Committee, consisting of Messrs. Abbrecht (Chairman), Neubauer, Babbio, Barr, Heinrich and Ksansnak.

The purpose of our Finance Committee is to assist our board of directors in discharging its responsibilities relating to the review of our long-term business direction and goals and the strategy for maintaining that direction and achieving those goals. In connection with its fulfillment of this responsibility, the Finance Committee reviews with management and recommends to the board of directors our overall financial plans, including capital expenditures, acquisitions and divestitures, securities issuances and incurrences of debt, and reviews the performance of our retirement benefit plans. It also recommends to our board of directors specific transactions involving these matters, and it has been empowered by our board of directors to approve certain financial commitments and acquisitions and divestitures by us up to specified levels.

Stock Committee

Following the completion of the initial public offering, we have a Stock Committee, consisting of Messrs. Coleman and Sadove.

The Stock Committee has authority to administer or grant approvals under our equity and incentive compensation plans and to approve specific equity transactions or incentive awards involving our officers and directors and us. The Stock Committee also approves performance targets under our Senior Executive Annual Performance Bonus Plan and equity compensation plans.

Code of Ethics

We have adopted a Business Conduct Policy that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on the Investor Relations section of our website at www.aramark.com. Our Business Conduct Policy contains a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Executive Compensation

Compensation Discussion and Analysis

Background

This compensation discussion and analysis provides information regarding our executive compensation programs for the following executive officers in fiscal 2013:

•	Eric J. Foss, our Chief Executive Officer and President;

•	L. Frederick Sutherland, our Executive Vice President and Chief Financial Officer;

•	Lynn B. McKee, our Executive Vice President, Human Resources;

•	Stephen R. Reynolds, our Executive Vice President, General Counsel and Secretary; and

•	Christina T. Morrison, our Senior Vice President, Finance.

Equity Compensation Background

Each of our named executive officers holds a substantial amount of equity in the Company that they were granted in connection with our 2007 Transaction or upon their commencement of employment with us, and through subsequent equity grants. This equity serves as a substantial component of our compensation program for our named executive officers and has provided significant motivation and retention value to us for two reasons:

•

As a private company, the investment in our common stock generally has been illiquid while our named executive officers remain employed by us, subject only to the specified rights of the Company to repurchase stock following a termination of employment and the executive’s right to cause such repurchase under certain circumstances following termination of employment or in specified amounts at specified times with respect to shares originally bought in connection with the 2007 Transaction. Following the completion of our initial public offering, our named executive officers are subject to restrictions on transfer for a period of up to 12 months following the initial public offering (subject to reduction to the extent the Sponsors reduce their ownership of the Company). In addition, Mr. Foss is currently subject to stock ownership guidelines equal to six times his base salary (taking into account owned stock) under his Employment Letter Agreement. The other named executive officers are also subject to stock ownership guidelines, and are required to retain either two or three times their base salaries depending upon their executive level. These restrictions will help to ensure that our named executive officers’ interests remained aligned with the interests of our stockholders and the long-term interests of the Company.

•

Prior to June 2013, one-half of all stock options granted have had a time-based vesting schedule and vest over a four-year period, provided that the employee continues to be employed by us. The other half of the stock options have been performance-based and require, in addition to the elapse of certain time periods, that we achieve specified financial targets before those stock options will vest. See “Components of Executive Compensation—Equity Incentives.”

New Equity Compensation Program

In fiscal 2013, the compensation committee reviewed our equity program and determined to align it more closely to that of large public companies, by utilizing restricted stock, time-based stock options and restricted stock units and discontinuing the grant of Installment Stock Purchase Opportunities, or ISPOs, which required upfront employee investment in accordance with the terms of the ISPO. Stock options and restricted stock units granted in fiscal 2013 are time-based and vest 25% per year over four years, provided that the named executive officer remains employed by us. This four-year pro rata vesting schedule supports our retention objective. We plan to institute performance-based equity as a component of our new equity program in fiscal 2014, which will continue our executives’ focus on long-term performance. ISPOs were a specialized form of stock option for new hires and promoted employees that were divided into five equal installments, with the first installment vesting immediately upon grant and remaining exercisable for one year. The holder was required to exercise at least 25% of the first installment or he or she would forfeit the entire remaining grant. The remaining installments vested in each subsequent year on the 15th of December, beginning in December following the grant date anniversary, and were exercisable only during the 31-day period from December 15th until the immediately following January 15th. Any subsequent vested installments that were not exercised during the relevant exercise period were canceled. In connection with the compensation committee’s determination to change our equity program, the Company completed an exchange offer in July 2013 whereby holders of outstanding ISPO awards had the ability to exchange such awards for new grants of restricted stock and non-qualified stock options, as further described below under “Components of Executive Compensation—Equity Incentives.”

For fiscal 2013, Mr. Foss received an equity grant consisting of time-based stock options and restricted stock units in accordance with the terms of his Employment Letter Agreement. Messrs. Sutherland and Reynolds and Ms. McKee received equity grants consisting of time-based stock options and restricted stock units in July 2013 that were intended to make up for grants that they did not receive in 2012. The Company is currently contemplating making additional grants in early fiscal 2014 in respect of fiscal 2013 equity compensation. Regular annual grants are expected to begin in November 2014. In addition, in November 2013, the compensation committee approved grants of restricted stock units to each of the named executive officers, which became effective at the time of the initial public offering. See “Components of Executive Compensation—Equity Incentives—Grants in Connection with the Initial Public Offering.”

Our Executive Compensation Policy

Our compensation programs are designed to support our overall commitment to continued growth and the provision of quality services to our clients and customers. Our programs are focused on three important goals:

•	Attraction and Retention—to enable us to recruit and retain the best performers;

•	Company and Individual Performance—to provide compensation levels consistent with the executive’s level of contribution and degree of accountability; and

•

Alignment and Stockholder Value Creation—to use performance measures consistent with our goals and to include a significant portion of incentive compensation to motivate business results and strengthen the connection between the long-term interests of our executives and the interests of stockholders by encouraging each executive to maintain a significant ownership interest in us.

Attraction and Retention

Our compensation programs are an integral part of attracting and retaining our named executive officers. When we are attracting new executives, we aim to be competitive with the overall market, while maintaining internal consistency in the compensation among executives at similar levels in the Company and building compensation packages that will motivate executives to leave their then current positions and join us. We primarily achieve retention through equity grants with multi-year vesting schedules. Our stock options (other than Replacement Stock Options (as defined below)) and restricted stock units generally vest over four years, which encourages executives who receive these grants to remain with us.

Company and Individual Performance

Our business requires us to deliver exceptional, value-driven experiences to our clients and customers. Our compensation programs, particularly our Senior Executive Annual Performance Bonus Plan (the “Bonus Plan”) and the Amended and Restated Management Incentive Bonus Plan (the “MIB”), are designed to reward all executives, including our named executive officers, who perform to or exceed our standards by recognizing each executive’s scope of responsibilities, and management capabilities, and providing incentives to him or her to optimize Company-wide financial results including, among other measures, earnings before interest and taxes, or EBIT.

Alignment and Stockholder Value Creation

We attempt to align our named executive officers’ and other executives’ goals with those of our clients, customers and stockholders. For our named executive officers who hold a significant amount of stock, either due to their initial purchases in connection with the 2007 Transaction or their commencement of employment, or who have been granted significant equity, our named executive officers’ interests are strongly aligned with those of our stockholders. In addition, because historically 50% of stock options granted were subject to performance-based vesting, if we perform well and satisfy the EBIT targets for performance vesting of stock options as described below in “Components of Executive Compensation—Equity Incentives,” portions of the total number of stock options held by our named executive officers will vest. Therefore, if any executive helps us to achieve corporate EBIT growth, he or she can have a direct impact on the vesting of a portion of his or her equity. We also plan to institute performance-based equity as a component of our new equity program in fiscal 2014, which will continue our executives’ focus on long-term performance. This emphasis on long-term compensation underscores the importance of maintaining our executives’ focus on creating long-term success and sustained stockholder value.

Role of Compensation Consultants

The compensation committee originally engaged Frederic W. Cook & Co., Inc. as its compensation consultant in October 2007 and has reengaged Frederic W. Cook & Co., Inc. each fiscal year since that time. Ms. McKee, our Executive Vice President, Human Resources, participated in the selection of and discussions with representatives from Frederic W. Cook & Co., Inc. None of our other executive officers has participated in the selection of any particular compensation consultant. Frederic W. Cook & Co., Inc. has provided us with market intelligence and guidance on compensation trends, along with general views on specific compensation programs being designed by our Human Resources management. While only the compensation committee may formally engage compensation consultants with respect to the compensation of executive officers and directors, our management may seek the advice of these or other compensation consultants from time to time with the approval of our compensation committee chairman. In addition, only the compensation committee has the right to terminate Frederic W. Cook & Co., Inc., its compensation consultant.

The compensation committee re-engaged Frederic W. Cook & Co., Inc. in November 2012 to assist in the evaluation of compensation for our named executive officers (other than Ms. Morrison) and our board of directors, as well as other compensation-related matters for fiscal 2013. In fiscal 2013, Frederic W. Cook & Co., Inc. assisted the compensation committee with the redesign of the Company’s equity compensation program and recommendations for equity awards to our named executive officers.

In the past, Frederic W. Cook & Co., Inc. assisted the compensation committee with the configuration of our peer group of companies, which the compensation committee uses to benchmark or market check compensation for certain of our named executive officers. Since 2008, our peer group has consisted of Cintas, Compass Group PLC, Darden Restaurants, FedEx, Hertz, Manpower, Marriott, McDonald’s, RR Donnelley, Ryder System, Starbucks, SYSCO, Tyco International, UPS, Waste Management and Yum Brands. In terms of size, our revenues approximate the median of the peer companies, our enterprise value approximates the 25th percentile and the number of our employees is above the 75th percentile.

In November 2012, Frederic W. Cook & Co., Inc. performed a competitive review of 2012 compensation paid to Mr. Foss and the named executive officers who report directly to him to provide the compensation committee with information relating to the competitiveness of existing compensation and to assist the compensation committee with compensation decisions for fiscal 2013. In November 2012, for Mr. Foss, Frederic W. Cook & Co., Inc. benchmarked the individual components of his compensation and his total compensation against chief executive officers in our peer group as is required by his Employment Letter Agreement. For Mr. Sutherland, Frederic W. Cook & Co., Inc. performed a market check of individual components of his compensation, as well as his total compensation against other chief financial officers in our peer group. For Ms. McKee and Mr. Reynolds, Frederic W. Cook & Co., Inc. utilized a subset of the Towers Watson 2012 CDB General Industry Executive Compensation Survey - U.S. that relates to companies with over $10 billion in global corporate revenue (206 companies from the overall survey of 435 companies) (the “Survey Data” and together with our peer group data, “Market Practice”) to perform a market check of the individual components of their compensation, as well as their total compensation. We do not consider any specific company included in the survey data to be a material factor in the review of the compensation of our named executive officers. Total cash compensation paid to our named executive officers in fiscal 2013 was generally between the median and the 75th percentile of Market Practice, which is consistent with our targeted competitive positioning. Base salaries paid to our named executive officers in fiscal 2013 generally approximated between the median and the 75th percentile of Market Practice and target bonus as a percentage of base salary generally approximated the median. Frederic W. Cook & Co., Inc.’s report, which was based upon 2012 compensation data for the abovementioned named executive officers, was utilized as one data point by the compensation committee to determine base salary and bonus targets for fiscal 2013.

In November 2013, Frederic W. Cook & Co., Inc. confirmed to the compensation committee that the Company’s compensation programs are competitive with Market Practice and are well balanced to provide annual and longer-term capital accumulation opportunities by way of salary, annual incentives and equity interests. As described below, in fiscal 2013, after evaluating current named executive officer compensation levels and Market Practice, Frederic W. Cook & Co., Inc. indicated that no significant changes to base salary levels and/or target bonus opportunities were required in order to support the competitiveness of the Company’s compensation programs, and proposed that the compensation committee adopt market competitive long-term equity incentive opportunities to bring total direct compensation opportunities in line with the Company’s proposed compensation strategy.

Role of Compensation Committee and Executive Officers

The compensation committee is responsible for the oversight of our executive compensation program. The compensation committee or its subcommittee (in the case of equity grants and bonus plan payments to executive officers, subject to the approval of the stock committee) makes or approves all decisions concerning compensation awarded to our named executive officers.

Compensation decisions for Mr. Foss and the named executive officers who report directly to him (Messrs. Sutherland and Reynolds and Ms. McKee) are made differently than those for our other executive officers. Compensation recommendations for Ms. Morrison are made by Mr. Sutherland, who is her supervisor, with input from Ms. McKee.

Messrs. Foss, Sutherland and Reynolds and Ms. McKee

Mr. Foss joined us as our Chief Executive Officer and President in May 2012. Ms. McKee negotiated his compensation package on behalf of the Company, with input from the compensation committee and our board and assistance from Frederic W. Cook & Co., Inc. and outside legal counsel. Mr. Foss’ compensation package was based upon benchmarking data with regard to compensation paid to other chief executive officers in our peer group. Under Mr. Foss’s Employment Letter Agreement, for fiscal 2012 and fiscal 2013, he was entitled to receive minimum equity grants such that his total annual compensation is consistent with the 75th percentile of our market peer group. The agreement by Mr. Foss to retain shares of our common stock equal to six times his base salary also reflects the Company’s emphasis on management stockholders maintaining a substantial investment in the Company. The compensation committee felt that Mr. Foss’ perquisites should be consistent with what other senior executives at the Company receive, also consistent with the goal of maintaining the Company’s existing compensation structure.

Mr. Reynolds joined us in September 2012. In making Mr. Reynolds’ compensation recommendation, Ms. McKee and Mr. Foss considered the results of a market check of the Survey Data between the 50th and 75th percentile for similarly situated general counsels, the compensation level that was likely to be attractive to Mr. Reynolds considering his then-current compensation at his previous employer, the compensation paid to our former general counsel, Mr. Reynolds’ experience compared to the requirements of the position and internal consistency with respect to Mr. Reynolds’ compensation and the compensation of executives at similar levels in the Company. Mr. Foss and Ms. McKee recommended and the compensation committee approved with respect to Mr. Reynolds a starting base salary of $500,000 and a bonus target of $400,000, which is consistent with the targets of Company executives at his level (80% of base salary). His compensation was not increased for fiscal 2013, since he had only been at the Company for one month of fiscal 2012. In addition, Mr. Reynolds received a new hire grant of 60,000 ISPOs and 250,000 stock options that were one-half time-based and one-half performance-based. Mr. Reynolds’ grant recommendation was made by Mr. Foss and Ms. McKee to be consistent with a value range for Company executives at his level and was approved by the compensation committee in December 2012.

For fiscal 2013, our Human Resources department initially prepared a tally sheet for use by Frederic W. Cook & Co., Inc. in its analysis of the compensation of Mr. Foss and the named executive officers who are Mr. Foss’ direct reports (Messrs. Sutherland and Reynolds and Ms. McKee). The tally sheet contained the following information for Mr. Foss and each of our named executive officers who are direct reports of Mr. Foss: current base salary, bonus target and prior year’s bonus award, current year option grant, if any, and current equity holdings. Frederic W. Cook & Co., Inc. used the information contained in the tally sheet, along with market data (relating to our peer group for Messrs. Foss and Sutherland and Survey Data for Ms. McKee and Mr. Reynolds) to prepare a compensation competitive review report to the compensation committee, which it provided directly to the chairman of the compensation committee. Frederic W. Cook & Co., Inc. then provided the report to Ms. McKee and discussed the report with the chairman of the compensation committee and Ms. McKee. With regard to bonus awards, our Human Resources department also prepared a report containing hypothetical bonus amounts that Messrs. Sutherland and Reynolds and Ms. McKee could have received under the MIB, which is the bonus plan available to other executives at the Company, based on business results, including revenue, EBIT and a group metric, if they had been participants in the MIB.

For 2013 base salary recommendations, which were determined in November 2012, Ms. McKee engaged in discussions with Mr. Foss regarding Mr. Sutherland’s proposed calendar 2013 base salary. Following this consultation, Mr. Foss presented a recommendation for Ms. McKee’s base salary and Ms. McKee presented the recommendations for Messrs. Foss’ and Sutherland’s base salaries, to the compensation committee for its consideration. Mr. Reynolds joined the Company in September 2012 and did not receive a salary increase for calendar 2013.

For fiscal 2013 bonuses, Ms. McKee engaged in discussions with Mr. Foss regarding a bonus recommendation for Messrs. Sutherland and Reynolds, which she then presented to the compensation committee. Mr. Foss presented a bonus recommendation for Ms. McKee directly to the compensation committee. The compensation committee met in executive session to discuss Mr. Foss’ fiscal 2013 bonus.

Under his Employment Letter Agreement, Mr. Foss was entitled to receive an equity grant in 2013 such that his total compensation would be equal to the 75th percentile of our market peer group of companies. In June 2013, the compensation committee and the stock committee determined to give Mr. Foss an equity grant consisting of time-based stock options and restricted stock units with a value of $11,149,732, which exceeded the

75th percentile of our market peer group of companies. This grant was awarded to recognize Mr. Foss’s contributions and to further encourage retention. In July 2013, Messrs. Sutherland and Reynolds and Ms. McKee received equity grants consisting of time-based stock options and restricted stock units. The equity grants were generally based upon the 50th percentile of Market Practice for equity grants made to similarly situated executives and were adjusted to maintain consistency among similarly situated executives. In making the July 2013 grants, after input from Frederic W. Cook & Co., Inc. and discussions between the chairman of the compensation committee, Frederick W. Cook & Co., Inc. and Ms. McKee, the compensation committee was presented with a recommended grant level and delegated to a subcommittee (in the case of executive officers, subject to the approval of the stock committee) the authority to make individual grants to employees, including the named executive officers. The final awards were determined by the compensation subcommittee after consultation with Mr. Foss and Ms. McKee regarding, among other things, individual grant amounts, aggregate amount of equity to be awarded to management, and the effects of stockholder dilution and accounting expense, balanced against reward and retention factors.

In addition, in November 2013, the compensation committee and the stock committee approved grants of restricted stock units to each of our named executive officers, which became effective at the time of the initial public offering. With respect to these grants, Mr. Foss and Ms. McKee met with members of the compensation committee, including the chairman of the compensation committee, over a period of weeks prior to the grants to discuss their recommendations for the dollar amount of the pool of equity to be distributed, the particular executives who would receive restricted stock unit grants and the amount of such individual awards, which were based upon a multiple of the average of base salary and bonus target for each particular executive level. Mr. Foss and Ms. McKee made recommendations regarding the restricted stock unit award amounts for each of the named executive officers other than Mr. Foss. Mr. Foss made the recommendation for Ms. McKee. Recommended amounts were consistent for executives at similar levels. The compensation committee approved the recommendations of management for the named executive officers other than Mr. Foss and determined a grant amount for Mr. Foss based upon earlier compensation committee discussions. These grants are more fully described below in “Components of Executive Compensation – Equity Incentives.”

Ms. Morrison

Ms. Morrison joined us in June 2013. In making Ms. Morrison’s cash compensation recommendation, Ms. McKee and Mr. Sutherland considered the level of cash compensation that was likely to be attractive to Ms. Morrison considering her then-current compensation at her previous employer, internal consistency with respect to the compensation of executives at similar levels in the Company, and the results of a market check against the Survey Data at the 50th and 75th percentile for similarly situated positions. Ms. Morrison’s starting base salary is $500,000 and her bonus target is equal to $250,000, or 50% of her base salary, which is generally consistent with the bonus targets for Company executives at her level. Ms. Morrison’s bonus for fiscal 2013 was prorated for her partial year of service, in addition to a guaranteed amount of $129,000 that was designed to compensate her for the bonus that she forfeited by leaving her previous employer. Ms. Morrison also received an equity grant of 186,000 time-based stock options and 38,000 restricted stock units. Of that total equity grant, 94,000 stock options and 8,000 restricted stock units were granted to her in the form of a typical new hire grant for an executive at her level. The remaining 92,000 stock options and 30,000 restricted stock units were designed to compensate Ms. Morrison for the unvested equity that she forfeited by leaving her prior employer. In November 2013, the compensation committee also approved a grant to Ms. Morrison of $500,000 worth of restricted stock units, which will become effective at the time of the initial public offering. Her grant was recommended to the compensation committee by Mr. Foss and Ms. McKee and was consistent with grants made to other executives at her level.

The Compensation Committee’s Processes

The compensation committee generally makes its cash compensation decisions at its November meetings. New hires and promotions and other compensation adjustments are considered at its meetings throughout the year. Annual base salary decisions for the following calendar year and bonus decisions for the immediately preceding fiscal year are made in November. The bonus pool under the Bonus Plan for the current fiscal year is set in November as well. The compensation committee makes its decisions after review and discussion of recommendations made by Ms. McKee, with input from Mr. Foss, and, with respect to Mr. Foss and the named executive officers who report directly to him, materials prepared by Frederic W. Cook & Co., Inc., and in the case of bonus recommendations, by our Human Resources department. In addition, with regard to participants in the Bonus Plan, Mr. Foss provides the compensation committee with qualitative assessments of the performance of the other named executive officers who are his direct reports and his review of their performance, before it makes its compensation decisions. The compensation committee also considers skill set and experience, data based upon Market Practice, incumbent responsibilities relative to the applicable position, and internal consistency with respect to compensation among similarly situated executives when making its compensation decisions. The compensation committee is entitled to exercise its discretion with regard to any element of compensation and exercised negative discretion with regard to bonuses under the Bonus Plan.

Historically, stock options were granted in 2007 to certain of our named executive officers who were employed at that time in connection with their individual investments in the Company. Since that time, stock options have generally been granted in connection with new employment, management realignments and changes in responsibility and from time to time at the discretion of the compensation committee. For fiscal 2013, Mr. Foss received an equity grant consisting of time-based stock options and restricted stock units in accordance with the terms of his Employment Letter Agreement. Messrs. Sutherland and Reynolds and Ms. McKee received equity grants consisting of time-based stock options and restricted stock units in July 2013 that were intended to make up for grants that they did not receive in 2012. The value of the July 2013 grant was generally based upon the 50th percentile of Market Practice, adjusted to maintain consistency among levels of executives. The Company is currently contemplating making additional grants in early fiscal 2014 in respect of fiscal 2013 equity compensation. Regular annual grants are expected to begin in November 2014. Ms. Morrison received an equity grant consisting of time based stock options and restricted stock units in July 2013 in connection with the commencement of her employment. In November 2013, the compensation committee and the stock committee approved an additional grant of restricted stock units to each of the named executive officers that became effective at the time of the initial public offering. These grants are more fully described below in “Components of Executive Compensation—Equity Incentives.”

Components of Executive Compensation

The principal components of our executive compensation program are base salary, bonus and equity incentives. We also provide employee and post-employment benefits and perquisites.

Base Salary

We use base salary to reflect the value of a particular position—to us and the marketplace—and the value the individual contributes to us. Salary levels for our executives are reviewed at least annually.

Messrs. Foss, Sutherland, Reynolds and Ms. McKee

Mr. Foss’ initial annual base salary of $1,350,000 was negotiated in connection with his total compensation package in 2012. The Company agreed that Mr. Foss’ total compensation for fiscal 2013 would be at the 75th percentile of chief executive officers in the Company’s peer group. Mr. Foss’ base salary increased by 3% to $1,390,500 for calendar 2013, after consultation with Frederic W. Cook & Co., Inc. and consistent generally with salary increases for senior management, followed by a review of market data. Mr. Foss’ calendar 2014 base salary of $1,390,500 was set by the compensation committee at its November 2013 meeting and represents no increase from his 2013 base salary.

For 2013, the specific salary recommendations for each of our named executive officers who are Mr. Foss’ direct reports were based upon a review of Market Practice between the median and 75th percentile, their previous salary increases, internal consistency with respect to the compensation of Company executives at similar levels, budgetary considerations and consideration of the percentage increases for other members of management. The salary recommendations were then made to the compensation committee for its review and approval. Salaries for Mr. Sutherland and Ms. McKee were reviewed by Mr. Foss. Ms. McKee participated in reviews for Mr. Sutherland. Ms. McKee reviewed Mr. Foss’ base salary with the compensation committee and the compensation committee then met in executive session to make its determination with regard to Mr. Foss’ calendar 2013 base salary. Salary adjustments generally are effective at the beginning of the following calendar year. Salary increases or decreases also can be recommended and approved in connection with a promotion or a significant change in responsibilities. For calendar 2012, Mr. Sutherland’s base salary was $800,000 and Ms. McKee’s base salary was $625,000. Mr. Sutherland and Ms. McKee each received a salary increase for calendar 2013 of 3%, which was generally consistent with the overall salary increase budget for the Company. The compensation committee believes that the 2013 salaries are consistent with Market Practice for similarly situated executives. Mr. Reynolds joined us in September 2012 at a base salary of $500,000 and his base salary remained the same for 2013. For calendar 2013, base salaries are as follows: for Mr. Sutherland, $824,000, for Mr. Reynolds $500,000, and for Ms. McKee, $643,750. Base salaries for calendar 2014 will be as follows: for Mr. Sutherland, $840,480, for Mr. Reynolds, $510,000, and for Ms. McKee, $656,625. These base salaries represent a 2% increase over their 2013 base salaries, which is consistent with overall increases for all salaried employees in the Company.

Ms. Morrison

Ms. Morrison joined us in June 2013. Ms. McKee and Mr. Sutherland considered the level of cash compensation that was likely to be attractive to Ms. Morrison considering her then-current compensation at her previous employer, internal consistency with respect to the compensation of executives at similar levels in the Company and the results of a market check against the Survey Data at the 50th and 75th percentile for similarly situated positions to determine the recommended base salary for Ms. Morrison of $500,000. Ms. Morrison’s base salary was then approved by the compensation committee at its June 2013 meeting. For calendar 2014, Ms. Morrison’s base salary will be $507,500, which represents a 1.5% increase over her 2013 base salary. This increase is consistent with those of other salaried employees at the Company, prorated due to Ms. Morrison’s brief tenure at the Company.

Bonus

Messrs. Foss, Sutherland and Reynolds and Ms. McKee

In fiscal 2013, Messrs. Foss, Sutherland and Reynolds and Ms. McKee participated in the Bonus Plan. Under the Bonus Plan, the compensation committee approved in November 2012 the establishment of a bonus pool that was funded based on 1.44% of adjusted EBIT. This pool method was chosen to satisfy the requirements of the performance-based pay exception to Section 162(m) of the Internal Revenue Code (when we had historically been subject to Section 162(m) as a public company prior to 2007), which limits tax deductions for compensation paid to a public company’s named executive officers (other than the chief financial officer) to $1,000,000. Although we are not currently subject to the Section 162(m) compensation deduction limit, following our initial public offering and any applicable phase-in period, we will become subject to the Section 162(m) compensation deduction limit. Therefore, we intend to operate our Bonus Plan to comply with Section 162(m). For purposes of the Bonus Plan and the formula used to determine the bonus pool approved by the compensation committee, adjusted EBIT is income from both continuing and discontinued operations before income taxes, if any, and before interest expense and other financing costs, in each case as shown on our consolidated financial statements and notes thereto. In addition, adjusted EBIT for purposes of the pool excluded incremental customer relationship amortization and incremental depreciation that resulted from the 2007 Transaction and share-based compensation expense. For fiscal 2013 bonuses, the compensation committee adjusted the calculation of actual adjusted EBIT for purposes of the Bonus Plan to exclude share-based compensation expense and incremental customer relationship amortization and incremental depreciation that resulted from the 2007 Transaction. These adjustments were made to normalize the adjusted EBIT number so that it does not reflect certain non-operational items. For fiscal 2013, our adjusted EBIT under the Bonus Plan was $689,334,000. The following percentages of adjusted EBIT for Mr. Foss and the named executive officers who are his direct reports represent the maximum amount that could have been awarded to him or her for fiscal 2013: for Mr. Foss, 0.5904% (up to the plan maximum of $4,500,000), for Mr. Sutherland, 0.3280%, and for Mr. Reynolds and Ms. McKee, 0.2624%. The potential bonus amounts under the Bonus Plan for fiscal 2013 based upon the percentages of adjusted EBIT were as follows: For Mr. Foss, $4,070,000, for Mr. Sutherland, $2,261,000, and for Ms. McKee and Mr. Reynolds, $1,809,000. For fiscal 2013, the compensation committee exercised negative discretion under the Bonus Plan with regard to the actual bonus amounts awarded to Mr. Foss and the other named executive officers who report directly to him and those actual bonus amounts are as follows: for Mr. Foss, $2,632,200, for Mr. Sutherland, $783,000, for Ms. McKee, $620,000 and for Mr. Reynolds, $481,000. For fiscal 2014, the compensation committee approved the following percentages of adjusted EBIT for each of the participants in the Bonus Plan, which represent the maximum amount that can be awarded to him or her in respect of his or her fiscal 2014 bonus under the Bonus Plan: for Mr. Foss, 0.76% (up to a plan maximum of $6,000,000), for Mr. Sutherland, 0.32%, and for Ms. McKee and Mr. Reynolds, 0.25%.

Bonuses are designed to encourage and reward performance that is consistent with our financial objectives and individual performance goals and targets. In determining the actual bonuses paid to our named executive officers who are Mr. Foss’ direct reports for fiscal 2013, the compensation committee considered the maximum bonus amount based on the above adjusted EBIT formula and then considered reference points, including amounts that the named executive officers would have received under the MIB had they participated in the MIB and the named executive officers’ historical bonus awards. As described in more detail below, bonus calculations under the MIB are based on achievement against an adjusted EBIT target, a sales target, and additional functional objectives depending on the participant’s responsibilities. Had Messrs. Foss, Sutherland and Reynolds and Ms. McKee participated in the MIB, the functional objectives would have consisted of leadership in driving new business growth for Mr. Foss, company-wide managed cash flow for Mr. Sutherland, evaluation, planning and implementation of contract life cycle management for Mr. Reynolds, and leadership of the human resources department’s initiative to embed the Company’s new mission, value and focus into the organization for Ms. McKee. Based upon fiscal 2013 performance, Mr. Foss would have been deemed to have achieved a 150% payout on the functional objective metric (resulting from achievement of net new business of approximately $525 million in fiscal 2013), Mr. Sutherland would have been deemed to have achieved a payout against the managed cash flow of 112.6% as described in more detail below, and Mr. Reynolds and Ms. McKee would have been deemed to have achieved a 120% payout on their respective functional objectives, based on a qualitative assessment of the performance of each of their respective departments against the stated objective, in each case, had the executive been a participant in the MIB in fiscal 2013. Ms. McKee presented the reference points for the named executive officers who report to Mr. Foss (other than herself) to Mr. Foss for his review. After consultation with Mr. Foss, who considered the individual contributions of the named executive officers who report to him, final bonus recommendations for those executives were made to the compensation committee in November 2013. The compensation committee considered the reference points and recommendations and exercised negative discretion to determine the bonus amounts under the Bonus Plan for our named executive officers who are Mr. Foss’ direct reports. The compensation committee also considered a target amount which represents the compensation committee’s view of a market competitive award based upon a competitive review by Frederic W. Cook and Co., Inc. at approximately the 75th percentile of Market Practice. For fiscal 2013, as determined in November 2012, bonus targets were equal to approximately 80% of salary or $659,200 for Mr. Sutherland, $400,000 for Mr. Reynolds and $515,000 for Ms. McKee. Messrs. Sutherland’s and Reynolds’ and Ms. McKee’s bonus awards for fiscal 2013 that were determined by the compensation committee in November 2013 were equal to the amounts each would have received if he or she were a participant in the MIB. For fiscal 2014, bonus targets are as follows: for Mr. Sutherland, $672,384, for Mr. Reynolds, $408,000, and Ms. McKee, $525,300.

In determining the actual bonus paid to Mr. Foss, the compensation committee considered the maximum bonus amount based on the above Bonus Plan formula and considered as reference points Mr. Foss’ historical bonus awards, and the amount Mr. Foss would have received had he participated in the MIB, keeping in mind the provision in Mr. Foss’ agreement that his total annual compensation will be targeted to the 75th percentile of the Company’s market peer group for fiscal 2012 and fiscal 2013. The compensation committee also considered a target amount as a percentage of base salary, which represented the compensation committee’s view of a market competitive award (for fiscal 2013, Mr. Foss’ target bonus was $2,085,750, which is equal to 150% of his base salary for 2013). The chairman of the compensation committee then presented his bonus recommendation for Mr. Foss to the compensation committee. The compensation committee then considered the reference points and recommendation, which was based upon the award Mr. Foss would have received had he participated in the MIB, and exercised negative discretion to determine Mr. Foss’ bonus amount of $2,632,200 under the Bonus Plan. The compensation committee determined not to increase Mr. Foss’ bonus target for fiscal 2014.

IPO Bonuses

In addition to their annual bonuses under the Bonus Plan, the compensation committee determined to award Mr. Foss and the other named executive officers who report directly to him special bonuses designed to recognize the critical role Messrs. Foss, Sutherland and Reynolds and Ms. McKee played and will continue to play in positioning the Company for and executing a successful initial public offering as follows: for Mr. Foss, $2,367,800, for Mr. Sutherland, $704,700, for Ms. McKee, $558,000, and for Mr. Reynolds, $432,900. These bonus amounts, which were based upon approximately 90% of the bonuses awarded under the Bonus Plan, were determined by the compensation committee in executive session based upon a recommendation by the chairman of the compensation committee. Prior to the meeting at which the bonuses were awarded, the chairman of the compensation committee had discussed with Ms. McKee the IPO bonus that he had been planning to recommend for Mr. Foss, which equated to approximately 90% of Mr. Foss’s annual bonus, and based upon that amount, determined an IPO bonus recommendation for the other named executive officers at the same percentage level. The IPO bonus amounts were contingent on and paid following the closing of the initial public offering.

Ms. Morrison

Ms. Morrison participates in the MIB, which provides annual cash bonuses to eligible executives for the achievement of explicit performance objectives established for each fiscal year. Each November (or at another time during the year in the case of a promotion), the compensation committee sets a bonus target in dollars for each executive who participates in the MIB which was amended and restated in November 2012. For fiscal 2013, the MIB was composed of two parts: a financial portion representing 80% of the overall potential MIB award, with functional or business group objectives representing the remaining 20%. In the MIB, the financial portion now focuses on top and bottom line performance, with a sales target ($13.785 billion) representing 39% of the total target and an adjusted EBIT target ($784,700,000) representing 41% of the total target. The sales target for purposes of the MIB is adjusted for the impact of currency translation and acquisitions and divestitures. The adjusted EBIT target for purposes of the MIB excludes the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction and share-based compensation expense and includes an amount intended to normalize the plan targets for corporate functional participants. The functional objective that comprised 20% of the overall MIB award for Ms. Morrison in fiscal 2013 is company-wide managed cash flow ($686,409,000), which consists of EBITDA excluding share-based compensation expense, less capital expenditures, minus the change in accounts receivable, minus the change in inventories, plus the change in deferred income. Ms. Morrison joined the Company in June 2013 and as a result, her MIB award was prorated to reflect the portion of fiscal 2013 that she was employed by the Company. She was also guaranteed an additional bonus amount of $129,000, which was designed to compensate her for the bonus amount that she forfeited by leaving her prior employer. For fiscal 2013, actual sales for purposes of the MIB equaled $13.978 billion, actual adjusted EBIT for purposes of the MIB was $805,200,000 and actual managed cash flow for purposes of the MIB equaled $703,727,000. Actual adjusted sales for purposes of the MIB excludes the estimated impact of the NHL lockout and Hurricane Sandy and the impact of acquisitions and divestitures. Actual adjusted EBIT for purposes of the MIB excludes share-based compensation expense, incremental customer relationship amortization and incremental depreciation that resulted from the 2007 Transaction, the estimated impact of the NHL lockout and Hurricane Sandy, the impact of acquisitions and divestitures, severance and related costs as a result of a series of actions the Company initiated to drive efficiency through a consolidation and centralization of its operations, goodwill impairment charges, other asset write-offs primarily related to certain client contractual investments, costs related to transformation initiatives and certain other gains and losses recorded by the Company. Actual adjusted managed cash flow excludes the estimated impact of the NHL lockout and Hurricane Sandy, severance and related costs as a result of a series of actions the Company initiated to drive efficiency through a consolidation and centralization of its operations, goodwill impairment charges, costs related to transformation initiatives and certain other gains and losses recorded by the Company and includes an adjustment for capital expenditures related to new business.

The following table describes the threshold, targets and maximum for each of the components of the MIB award to Ms. Morrison for fiscal 2013:

	Business Performance			Payout
	(Percentage of Target Performance)			(Percentage of Target Payout)

Measure	Threshold	Target	Maximum	Threshold	Target	Maximum
EBIT (41%)	87.5	100	110	25	100	200
Sales (39%)	90	100	110	25	100	200
Managed Cash Flow (20%)	87.5	100	110	25	100	150

As the table illustrates, the Company must attain a threshold, or minimum, performance on each financial measure for the participant to receive any payout for the measure. If the threshold performance is achieved, the participant will receive 25% of the payout for that measure, which increases to 100% when 100% of the measure is attained. If greater than 100% of the target for a particular measure is achieved, the participant will receive more than 100% payout on that measure up to the maximum amount set forth in the table. Therefore, if the maximum performance of all measures was achieved, Ms. Morrison could receive up to 190% of her target bonus amount, prorated for the portion of the fiscal year that she was employed by the Company.

Ms. Morrison’s target bonus amount of 50% of her base salary, or $250,000, was based upon bonus targets for similarly situated executives at the Company, market checked against the Survey Data and approved by the compensation committee.

The actual award of bonuses under the MIB was based on the mechanical calculation of the financial target (for the 80% financial portion) and the achievement of a certain functional group objective (for Ms. Morrison, company-wide managed cash flow). Ms. Morrison’s fiscal 2013 bonus was $99,000, as prorated for the portion of the year that she was employed by us, and was approved by the compensation committee in November 2013. Her fiscal 2014 bonus target as determined by the compensation committee is $253,750.

Equity Incentives

Historical Grants

Historically, stock options were granted in 2007 to certain of our named executive officers who were employed at that time in connection with their individual investments in the Company. Since that time, stock options have generally been granted in connection with new employment, management realignments and changes in responsibility and from time to time at the discretion of the compensation committee. For fiscal 2013, after consultation with Frederic W. Cook & Co., Inc. and management, each of the named executive officers received a grant of time-based stock options and restricted stock units.

As was negotiated with the sponsors in connection with the 2007 Transaction, half of all of the stock options granted through March 2013 had a time-based vesting schedule and vest over a four-year period, while half of all stock options granted through March 2013 were intended to have a performance-based vesting schedule and require that we achieve specified financial targets in addition to the four-year vesting period before those options will vest, subject to the compensation committee’s discretion to accelerate vesting.

The Company completed a spinoff of Seamless Holdings Corporation on October 26, 2012. The exercise price of all stock options granted prior to that spinoff was adjusted to reflect the reduction of $1.06 per share, which was the portion of the appraisal price of a share of Company common stock allocated to each share of Seamless Holdings Corporation common stock at the time of the spinoff.

New Equity Program

After review of our equity compensation program, which consisted of ISPOs as a vehicle for investment in the Company and stock options, 50% of which were subject to time-based vesting and 50% of which vested based upon the Company’s achievement of annual or cumulative EBIT targets, the compensation committee determined to change our equity program to make it more like the equity programs of large public companies. The new equity program generally consists of time-based stock options and restricted stock units and may in the future include additional stock-based awards, including performance-based restricted stock units and stock options.

On June 20, 2013, the compensation committee approved new forms of award agreements for stock options and restricted stock units, which provide for 100% time-based vesting, with 25% of the award vesting on each of the first four anniversaries of the date of grant, subject to the participant’s continued employment with the Company or one of its subsidiaries through each such anniversary. Upon termination of employment, unvested stock options, restricted stock or restricted stock units are immediately forfeited (other than in the case of death, disability or retirement) and vested stock options are forfeited immediately, in the case of termination for cause or 90 days after termination, in the case of any other termination of employment other than death, disability or retirement, when vested stock options are forfeited one year after termination of employment. If the participant’s service with the Company or any of its subsidiaries terminates due to death, disability or retirement (as disability and retirement are defined in the 2007 Stock Plan, as defined below), the installment of stock options, restricted stock or restricted stock units that is scheduled to vest on the next vesting date following such termination will immediately vest, and all remaining unvested stock options, restricted stock and restricted stock units will be forfeited. Mr. Sutherland is the only named executive officer who has attained the retirement age under the Fourth Amended and Restated ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (the “2007 Stock Plan”). In the event of a change of control (as defined in the 2007 Stock Plan) prior to a termination of the participant’s service, any remaining unvested stock options, restricted stock and restricted stock units granted under the new equity compensation program will vest. Participants holding restricted stock units will receive the benefit of any dividends paid on shares in the form of additional restricted stock units.

Amendment to CEO’s Employment Letter Agreement and Equity Grant to CEO

Mr. Foss entered into an amendment to his Employment Letter Agreement on June 25, 2013 providing that any equity compensation awards granted as part of his compensation package for any fiscal year after 2012 will be in a form and have terms (including vesting conditions) that are the same as those granted to senior management of the Company as determined by the compensation committee from time to time.

Mr. Foss’s June 2013 equity grant, which consisted of 1,247,638 stock options and 271,438 restricted stock units, was made on June 20, 2013, subject to the approval of the stock committee of the board, which approval was received on the same date. The stock options have an exercise price equal to the fair market value of a share of the Company common stock on June 20, 2013, which was the most recent appraisal price of our common stock on that date, have a ten-year term, vest 25% on each of the first four anniversaries of the date of grant, subject to Mr. Foss’ continued employment with the Company, and contain such other terms as are set forth in the award agreement. The restricted stock units vest 25% on each of the first four anniversaries of the date of grant, subject to Mr. Foss’ continued employment with the Company, and contain such other terms as are set forth in the award agreement.

Fiscal 2013 Equity Grants to Messrs. Sutherland and Reynolds and Mses. McKee and Morrison

On July 9, 2013 Messrs. Sutherland and Reynolds and Ms. McKee received equity grants consisting of stock options and restricted stock units, each with time-based vesting schedules. While there was no formal grant program in place for fiscal 2012, the July grants were intended to represent equity compensation for fiscal 2012, as Mr. Sutherland and Ms. McKee had not received an equity grant since June 2011. It is expected that these executive officers will receive additional awards in early fiscal 2014 in respect of equity compensation for fiscal 2013. Regular annual grants are expected to begin in November 2014. The value of the aggregate annual equity grants to Messrs. Sutherland and Reynolds and Ms. McKee for fiscal 2013 was at approximately the 50th percentile of Market Practice, adjusted to maintain consistency among the levels of executives. Mr. Sutherland received 94,518 stock options and 30,846 restricted stock units; Mr. Reynolds received 75,615 stock options and 24,677 restricted stock units; and Ms. McKee received 94,518 stock options and 30,846 restricted stock units. Ms. Morrison received a grant of 186,000 time-based stock options and 38,000 restricted stock units in connection with the commencement of her employment with us in June 2013. Of her total equity grant, 94,000 stock options and 8,000 restricted stock units were granted to her in the form of a typical new hire grant for a Company executive at her level. The remaining 92,000 stock options and 30,000 restricted stock units were designed to compensate Ms. Morrison for the unvested equity that she forfeited by leaving her prior employer.

The stock options granted have an exercise price equal to the fair market value of a share of the Company common stock on the date of grant, which was the most recent appraisal price of our common stock on that date, have a ten-year term, vest 25% on each of the first four anniversaries of the date of grant, subject to the holder’s continued employment with the Company, and contain such other terms as are set forth in the award agreement. The restricted stock units vest 25% on each of the first four anniversaries of the date of grant, subject to the holder’s continued employment with the Company, and contain such other terms as are set forth in the award agreement.

ISPO Exchange Offer

On July 29, 2013, the Company closed an exchange offer for all outstanding ISPOs (the “ISPO Exchange Offer”) held by certain employees, including certain named executive officers. Under the ISPO Exchange Offer, the Company offered to holders of outstanding ISPO awards the ability to exchange such awards for new grants of restricted stock (“Restricted Stock”) and non-qualified time-based stock options with an exercise price of $16.21, which was equal to the fair market value of the Company’s common stock on the date of grant based upon the most recent appraisal price of our common stock on the date of grant (“Replacement Stock Options”), in each case, granted under the 2007 Stock Plan and forms of a Restricted Stock Award Agreement and a non-qualified Replacement Stock Option Award Agreement approved by the compensation committee on June 20, 2013. The named executive officers who participated in the ISPO Exchange Offer received a number of shares of Restricted Stock with a grant date fair value equal to the aggregate in-the-money spread value of their ISPOs plus a number of Replacement Stock Options, calculated in a manner such that the total number of shares of Restricted Stock received in the ISPO Exchange Offer plus the number of Replacement Stock Options equaled the aggregate number of shares subject to the ISPOs. The grants of Restricted Stock and Replacement Stock Options were made to certain of our named executive officers by the stock committee on July 31, 2013.

The vesting schedule of the Restricted Stock and Replacement Stock Options is based upon the vesting schedule of the ISPO award that was exchanged. If the participant’s service with the Company or any of its subsidiaries terminates due to death, disability or retirement (as disability and retirement are defined in the 2007 Stock Plan), the installments of Restricted Stock and Replacement Stock Options that are scheduled to vest during the twelve months following such termination will immediately vest and any remaining shares of Restricted Stock and any unvested Replacement Stock Options will be forfeited. In the event of a change of control (as defined in the 2007 Stock Plan) prior to a termination of the participant’s service, any remaining shares of Restricted Stock and any unvested Replacement Stock Options will vest and become nonforfeitable. Replacement Stock Options expire on the date that falls at the end of a number of years that equals (x) 10 minus

(y) the number of years (rounded down to the nearest whole year) that have elapsed from the date of grant of the ISPOs being exchanged through the exchange date. Upon termination of employment, unvested Replacement Stock Options are immediately forfeited (other than in the case of death, disability or retirement) and vested Replacement Stock Options expire immediately, in the case of termination for cause, and 90 days after termination, in the case of any other termination of employment. The Restricted Stock Award Agreement also provides that a participant may make an election under Section 83(b) of the Internal Revenue Code with regard to his or her restricted stock.

Messrs. Foss, Sutherland and Reynolds and Ms. McKee elected to participate in the ISPO Exchange Offer. The following table shows the number of ISPOs each named executive officer exchanged and the number of shares of Restricted Stock and Replacement Stock Options that each of them received in the ISPO Exchange Offer:

Name	ISPOs Exchanged	Restricted Stock Granted	Replacement Options Granted[1]
Eric J. Foss	400,000	57,002	342,998
L. Frederick Sutherland	36,000	10,172	25,828
Lynn B. McKee	36,000	10,172	25,828
Stephen R. Reynolds	60,000	4,516	55,484

(1)	The exercise price of the Replacement Stock Options granted is $16.21, which equals the fair market value of a share of our common stock on the date of grant based upon the most recent appraisal price of our common stock on the date of grant.

Grants in Connection with the Initial Public Offering

In November 2013, the compensation committee and stock committee approved grants of restricted stock units to each of the named executive officers, which will become effective at the time of the initial public offering. The restricted stock units will vest in one third increments on the first three anniversaries of the grant date, subject to the named executive officer’s continued employment with the Company and its subsidiaries. The number of restricted stock units received will be based on the following dollar values divided by the price per share in the initial public offering:

Eric Foss	$10,000,000
L. Frederick Sutherland	$1,875,000
Lynn B. McKee	$1,875,000
Stephen R. Reynolds	$1,150,000
Christina T. Morrison	$500,000

Mr. Foss and Ms. McKee met with members of the compensation committee, including the chairman of the compensation committee, over a period of time prior to the grants to discuss the dollar amount of the pool of equity to be distributed, the particular executives who would receive restricted stock unit grants and the amount of such individual awards, which were based upon a multiple of the average of base salary and bonus target for a particular executive level. Mr. Foss and Ms. McKee made recommendations regarding the restricted stock unit award amounts for each of the named executive officers other than Mr. Foss. Recommended amounts were consistent for executives at similar levels. The compensation committee approved the recommendations of management for the named executive officers other than Mr. Foss and determined a grant amount for Mr. Foss based upon earlier compensation committee discussions.

Equity Grant Policy

On May 8, 2007, our board of directors adopted a policy on granting equity awards. The board modified the policy in December 2009, March 2010 and June 2011 and the compensation committee modified the policy in

June 2013. Under this policy, stock option grants were permitted to be approved by the compensation committee (or a subcommittee thereof or another committee) for a reasonable period following each new appraisal of our common stock. In addition, the compensation committee was permitted to grant newly hired or promoted executives the right to purchase shares of our common stock. The grant date for equity grants is the date the compensation committee or subcommittee (or the stock committee, in the case of executive officers) approves the grants and the exercise price is the most recent appraisal price in effect on the date of such grant.

Following our initial public offering, the compensation committee intends to make annual awards of equity at its meeting held early in each fiscal year. The compensation committee has in the past, and may in the future, make limited grants of equity on other dates to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join our Company or otherwise at the discretion of the compensation committee. The grant date of equity awards to executives is the date of compensation committee approval or a later date of subcommittee or stock committee approval if designated by the compensation committee. The exercise price of option grants will be the closing market price of our common stock on the date of grant. We plan to monitor and periodically review our equity grant policy to ensure compliance with plan rules and applicable law.

Stock Ownership Guidelines

Our compensation committee has adopted stock ownership guidelines that apply to our named executive officers. Mr. Foss must retain stock with a value equal to six times his base salary, Messrs. Sutherland and Reynolds and Ms. McKee must retain stock with a value equal to three times his or her base salary and Ms. Morrison must retain stock with a value equal to two times her base salary. Directly owned shares, beneficially owned shares held indirectly (including by family members or family trusts) and vested share units in a non-qualified deferral arrangement count toward the guidelines for Messrs. Sutherland and Reynolds and Ms. McKee and Ms. Morrison. There is no required time period for attaining the minimum stock ownership level for these executives.

Other Components of Compensation

Employee and Post-Employment Benefits. We offer basic employee benefits to provide our workforce with a reasonable level of coverage in the event of illness or injury. The cost of certain employee benefits is partially or fully borne by the employee, including each named executive officer. We offer comparable benefits to our eligible U.S. employees, which include medical, dental and vision coverage, disability insurance and optional life insurance. In addition, our named executive officers receive excess medical coverage that provides reimbursement for medical, dental and vision expenses in excess of $1,500 per covered individual per year. Our named executive officers also participate in a Survivor Income Protection Plan, which entitles a surviving spouse or domestic partner and dependent children to receive the executive’s full base salary for one year after the executive’s death and one-half of the executive’s base salary for the subsequent nine years or, alternatively, may receive excess term life insurance. A participant in the Survivor Income Protection Plan who is 65 and has attained 5 years of employment with us is entitled to a benefit equal to one times his or her base salary upon his or her retirement or death instead of the benefit described above.

Generally, our highly compensated employees (for 2013, those earning more than $110,000), including our named executive officers, are not eligible to participate in our 401(k) plans because of certain legal requirements. Instead, those employees are eligible to participate in a non-qualified savings plan that we call our Savings Incentive Retirement Plan, the successor plan to our Stock Unit Retirement Plan. This plan is intended to be a substitute for those employees’ participation in our 401(k) plans. See “Non-Qualified Deferred Compensation for Fiscal Year 2013” below for further information.

Messrs. Foss, Reynolds and Sutherland and Ms. McKee

Messrs. Foss, Reynolds and Sutherland and Ms. McKee are also parties to employment agreements that entitle them to lump sum payments and severance payments in installments if there is a change of control of us or ARAMARK Corporation as described in those agreements and their employment is terminated under specified circumstances. These provisions are intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and our other constituents without concern over whether the transactions may jeopardize the executives’ own employment.

Mr. Foss’ employment agreement contains a “double trigger”—for payments to be made, there must be a change of control followed by an involuntary loss of employment (or resignation by Mr. Foss for “good reason”) within three years or his employment must be terminated in anticipation of a change of control. See “Potential Post-Employment Benefits” below for the applicable definition of “good reason.” The agreements with Messrs. Sutherland and Reynolds and Ms. McKee were entered into following the 2007 Transaction and also contain a “double trigger.” We chose to implement a “double trigger” for Mr. Foss and the other named executive officers who report directly to him after receiving advice from Frederic W. Cook & Co., Inc. that a “double trigger” is a more common practice in the market than a “single trigger.”

Ms. Morrison

Ms. Morrison is a party to an Agreement Relating to Employment and Post Employment Competition that provides for certain benefits if she should be terminated by us without cause. Those benefits include between 26 and 52 weeks of severance pay, depending on her length of service with the Company, as well as the continuation of an auto allowance and the continuation of basic health care coverage through the end of the severance pay period. Pursuant to the agreement, Ms. Morrison must adhere to certain non-disclosure, non-disparagement, non-competition and non-solicitation requirements for various periods of time after a termination of employment. Ms. Morrison is currently entitled to 26 weeks of severance pay if she is terminated by us without cause.

For more information on change of control and severance payments for our named executive officers, see the disclosure under “Employment Agreements and Change of Control Arrangements” and under “Potential Post-Employment Benefits.”

Perquisites. We provide our named executive officers with other benefits, reflected in the All Other Compensation column in the Summary Compensation Table, that we believe are reasonable and encourage retention. We believe that these benefits enable our executives to focus on our business and enhance their commitment to us. These benefits include premiums paid on life insurance or the Survivor Income Protection Plan, disability insurance (in Mr. Sutherland’s case, a legacy policy the premiums for which are paid 100% by the Company), excess health insurance, receipt of a car allowance, no cost parking at a garage near Company offices, an executive physical, financial planning services and personal use of Company tickets or the Company box and related items at sporting or other events and the costs of these benefits constitute a small percentage of each named executive officer’s total compensation. The availability of financial planning services assists those who receive them to optimize the value received from all of the compensation and benefit programs offered. Generally, Company-provided perquisites are reviewed by the compensation committee in consultation with Frederic W. Cook & Co., Inc. on an annual basis. Based upon the usefulness of such perquisites for retention, the compensation committee determines whether or not to continue them.

Messrs. Foss and Reynolds and Ms. Morrison received benefits under our relocation program in fiscal 2012 and/or 2013 that provided them with temporary housing and reimbursement for meals and other incidental expenses. Although the relocation program provides for benefits for a 90-day period to enable new employees to search for and purchase a permanent residence, we may extend the temporary housing benefit due to the tight housing market, work demands and/or family-related issues. In Mr. Foss’ case, we extended his relocation benefits because his work demands delayed him in his search for his permanent residence in the Philadelphia area. We also extended relocation benefits for Mr. Reynolds and Ms. Morrison due to delays in procuring new permanent residences.

Our compensation committee established a policy, which it has determined to be in our business interest, directing the Chief Executive Officer to use Company aircraft, whenever possible, for all air travel, whether personal or business. Under the policy, the Chief Executive Officer may also designate other members of senior management to use the Company aircraft for air travel. Some of Mr. Foss’ business use of the corporate aircraft in fiscal 2013 included flights to attend outside board meetings at the companies or organizations for which he serves as a director. We believe that Mr. Foss’ service on these boards, and his ability to conduct Company business while traveling to these board meetings, provides benefits to us and therefore deem it to be business use. In addition, depending on seat availability, Mr. Foss’ family members may accompany him on the Company aircraft. Although there is little or no incremental cost to us for these trips, we reflect a $500 per seat charge in the “All Other Compensation” amounts in the Summary Compensation Table for flights in which those additional passengers’ travel is not business-related. Mr. Foss has a car and driver that we provide to him. Much of his use of the Company-provided car and driver, which generally enables him to make efficient use of travel time, is business use, although Mr. Foss utilizes the car and driver for commuting to and from the office, which is considered personal use, and for other limited personal use.

Impact of Regulatory Requirements on our Executive Compensation

Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code, respectively, limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance from us in connection with a change of control. The compensation committee considered the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structured certain post-termination compensation payable to our named executive officers. The potential adverse tax consequences to us and/or the executive, however, are not necessarily determinative factors in such decisions. Our agreements with Mr. Sutherland and Ms. McKee relating to employment require us to make a gross-up payment to compensate them for any excise taxes (and income taxes on such gross-up payment) that they incur under Section 4999. Messrs. Foss’ and Reynolds’ agreements do not provide for such gross-up payments, as the compensation committee was advised that it is no longer a common practice in the marketplace. Similarly, Ms. Morrison’s agreement does not provide for a gross-up.

Section 162(m). Section 162(m) of the Internal Revenue Code limits tax deductions for compensation paid to a public company’s named executive officers (other than the chief financial officer) to $1,000,000. Although we are not currently subject to the Section 162(m) compensation deduction limit, following our initial public offering and any applicable phase-in period, we will become subject to the Section 162(m) compensation deduction limit. The compensation committee considers the loss of deductibility, as well as other factors, when it structures compensation arrangements for our named executive officers (such as the Bonus Plan, which we intend to operate in compliance with Section 162(m)). However, the potential tax consequences to us are not necessarily determinative in such decisions and the compensation committee believes it should have flexibility in awarding compensation to accomplish business objectives and to attract and retain our named executive officers, even though some compensation awards may result in non-deductible compensation expenses.

Compensation Committee Interlocks and Insider Participation

Joseph Neubauer, who is our Chairman and former Chief Executive Officer (and remains an employee of the Company), serves on our compensation committee.

Please see “Certain Relationships and Related Party Transactions” for information on transactions with JPMorgan and Goldman Sachs & Co. Stephen P. Murray, Chairman of our Compensation and Human Resources Committee, is the President and Chief Executive Officer of CCMP Capital Advisors, LLC (“CCMP”), a private equity firm specializing in buyout and growth equity investments. Pursuant to an agreement with JPMorgan and J.P. Morgan Partners, LLC, CCMP advises J.P. Morgan Partners with respect to certain of its private equity investments, including its investment in us. Sanjeev Mehra, a member of our Compensation and Human Resources Committee, is Managing Director of Goldman, Sachs & Co.’s Principal Investment Area of its Merchant Banking Division.

Compensation Risk Disclosure

As part of its oversight responsibilities, the compensation committee considered the impact of our compensation programs on our risk profile and whether these programs promote excessive risk taking. Based on its review and the recommendation of its compensation consultant, the compensation committee determined that our compensation programs are appropriately structured and that risks arising from our compensation programs are not reasonably likely to have a material adverse effect on us for the following reasons, among others:

•	our compensation programs are well aligned with sound compensation design principles;

•	our Bonus Plan and the MIB utilize financial performance measures at the corporate level, which cannot be easily manipulated by any one individual;

•	none of our individual business areas pose a significant business risk to the overall enterprise;

•	post-initial public offering transfer restrictions and our stock ownership guidelines will ensure a long-term focus by our executives on our growth and long-term viability; and

•	equity compensation constitutes a meaningful portion of pay for most senior executives and focuses them on enhancing long-term stockholder value over a multi-year period.

Summary Compensation Table

The following table provides summary information concerning the compensation we paid to our named executive officers.

Name and Principal Position	Year	Salary (1)($)	Bonus (2)($)	Stock Awards (3)($)	Option Awards (4)($)	Non- Equity Incentive Plan Compen- sation (2)($)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings (5)($)	All Other Compensation (6)($)	Total ($)
Eric J. Foss	2013	1,380,375	2,632,200	5,160,987	8,161,031	—	155	742,452	18,077,200
Chief Executive Officer and President	2012	545,192	1,512,500	—	5,658,563	—	—	339,240	8,055,495
L. Frederick Sutherland	2013	818,000	783,000	639,676	723,363	—	17,915	58,408	3,040,362
EVP and Chief Financial Officer	2012	787,500	625,000		111,875	—	16,655	57,661	1,598,691
	2011	750,000	650,000		816,925	—	15,385	51,273	2,283,583

Lynn B. McKee	2013	639,063	620,000	639,676	723,363	—	9,990	41,163	2,673,255
EVP, Human Resources and Communications	2012	616,250	460,000	—	111,875	—	9,189	36,436	1,233,750
	2011	590,000	500,000	—	816,925	—	8,389	40,392	1,955,706

Stephen R. Reynolds	2013	500,000	481,000	460,303	1,428,714	—	89	290,152	3,160,258
EVP, General Counsel and Secretary

Christina T. Morrison	2013	140,385	129,000	615,980	1,023,000	99,000	—	96,279	2,103,644
SVP, Finance

(1)	Messrs. Foss, Sutherland and Reynolds and Ms. McKee each deferred a portion of their salaries for 2013 under the 2007 Savings Incentive Retirement Plan and Mr. Sutherland and Ms. McKee each deferred a portion of their salaries for prior fiscal years. These amounts for fiscal 2013 are reflected in the Non-Qualified Deferred Compensation Table for Fiscal Year 2013 and in this column.
(2)	For fiscal 2012, Mr. Foss’ bonus amount includes a signing bonus of $500,000, which was intended to cover relocation and commuting expenses, as well as $1,012,500, which was his target bonus, prorated for six months. Ms. Morrison was guaranteed a bonus amount of $129,000, which was intended to compensate her for her forgone bonus at her previous employer and her fiscal 2013 bonus under the MIB was prorated to reflect the portion of the year that she was employed by us.
(3)	Includes the aggregate grant date fair value of restricted stock units granted with respect to the 2013 fiscal year computed in accordance with FASB ASC Topic 718. The grant date fair value per share for restricted stock and restricted stock units is equal to the appraisal price of a share of Company common stock on the date of grant. Also includes the incremental grant date fair value of restricted stock issued in the ISPO Exchange Offer to Messrs. Foss, Sutherland and Reynolds and Ms. McKee. For additional information on the valuation assumptions and more discussion with respect to the restricted stock and restricted stock units, refer to Note 11 to the consolidated financial statements appearing elsewhere in this prospectus.
(4)

This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the 2013, 2012 and 2011 fiscal years for the stock options granted to each of the named executive officers in 2013, 2012 and 2011, respectively. Fiscal 2013 includes the grant date fair value for performance-based stock options granted prior to fiscal 2013 whose vesting was subject to the 2013 EBIT target and such target was not established at the time the option was granted, as targets for later years had not been determined. Fiscal 2012 includes the grant date fair value for performance-based stock options granted prior to fiscal 2012 whose vesting was subject to the 2012 EBIT target and such target was not established at the time the option was granted, as targets for later years had not been determined. Fiscal 2011 includes the grant date fair value for performance-based stock options granted in fiscal 2011 whose vesting was subject to the 2011 EBIT target, as targets for later years had not been determined. As future targets are determined in future years, additional grant date fair value will be reflected in the years in which such targets are set. Also includes the incremental fair value of Replacement Stock Options granted in the ISPO Exchange Offer, computed as of the modification date in accordance with FASB ASC Topic 718, with respect to the modified award. See “Grants of Plan Based Awards for Fiscal Year 2013” for additional information on stock options granted or deemed granted in 2013. For additional information on the valuation assumptions and more discussion with respect to the stock options, refer to Note 11 to the consolidated financial statements appearing elsewhere in this prospectus. For Mr. Reynolds, the amount included in this column reflects the incremental grant date fair value of the Replacement Stock Options he received and the grant date fair value of the ISPO that he was granted in fiscal 2013, but later exchanged in fiscal 2013 for restricted stock and Replacement Stock Options.
(5)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.
(6)	The following are included in this column for 2013:
a.	The aggregate incremental cost to us of the following perquisites: car allowance, premium payments for disability insurance, premium payments for an excess health insurance plan, payments for an executive physical, parking fees paid by the Company, costs associated with personal use of Company-owned tickets or the Company-owned suite at sports stadiums with respect to Messrs. Foss and Reynolds and Ms. McKee, relocation expenses with respect to Messrs. Foss and Reynolds and Ms. Morrison, and, for Mr. Foss, personal use of the Company aircraft and personal use of a Company-provided car and driver.
b.	With regard to Mr. Foss, $385,234 for Mr. Foss’ personal use of the Company aircraft and $270,813 for relocation expenses incurred by Mr. Foss and paid under our relocation program or reimbursed to Mr. Foss (including a tax gross up of $111,726 and $20,000 in attorney fees for assistance with the purchase of his new residence, each as provided for in the program). The calculation of incremental cost for personal use of Company aircraft includes the variable costs incurred as a result of personal flight activity: a portion of ongoing maintenance and repairs, landing fees, aircraft fuel, telephone communications and any travel expenses for the flight crew. With regard to Mr. Reynolds, $265,069 for relocation expenses incurred by Mr. Reynolds and paid under our relocation program (including a tax gross up of $55,406 as provided for in the program). With regard to Ms. Morrison, $86,324 for relocation expenses incurred by Ms. Morrison and paid under our relocation program (including a tax gross up of $14,484 as provided for in the program).
c.	Premium payments for term life insurance or the Survivor Income Protection Plan as follows: for Mr. Foss, $1,608, for Mr. Sutherland, $24,587, for Ms. McKee, $4,958, for Mr. Reynolds, $1,608 and for Ms. Morrison, $357.
d.	Includes amounts that constitute the Company match to the Savings Incentive Retirement Plan for fiscal 2013 as follows: for Messrs. Foss and Sutherland and Ms. McKee, $11,375, and for Mr. Reynolds, $1,500.

Grants of Plan-Based Awards for Fiscal Year 2013

The following table provides information about equity awards granted or deemed granted to our named executive officers in fiscal 2013: (1) the grant date, (2) estimated future payouts under non-equity incentive plan awards, which consist of potential awards under the MIB, (3) estimated future payouts under equity incentive plan awards, which consist of the stock options with performance-based vesting schedules, (4) all other stock awards, which consist of the number of shares of restricted stock or the number of shares underlying restricted stock units, (5) all other option awards, which consist of the number of shares underlying stock options with time-based vesting schedules, (6) the exercise price of the stock option awards, which reflects the most recent appraisal price of our common stock on the date of grant and (7) the grant date fair value of each equity award computed under FASB ASC Topic 718.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards(3) ($/sh)		Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (2)(#)	Max (#)
Foss	11/13/2012	—	—	—	—	181,250	181,250	(5)	—		—		$13.90	(10)	$730,438
	6/20/2013	—	—	—	—	—	—		—		1,247,638	(6)	$16.21		$6,749,722
	6/20/2013	—	—	—	—	—	—		271,438	(7)	—		—		$4,400,010
	7/31/2013	—	—	—	—	—	—		57,002	(8)	—		—		$760,977
	7/31/2013	—	—	—	—	—	—		—		342,998	(9)	$16.21		$680,872

Sutherland	11/13/2012	—	—	—	—	31,250	31,250	(5)	—		—		$11.63	(10)	$151,563
	7/9/2013	—	—	—	—	—	—		—		94,518	(6)	$16.21		$519,849
	7/9/2013	—	—	—	—	—	—		30,846	(7)	—		—		$500,014
	7/31/2013	—	—	—	—	—	—		10,172	(8)	—		—		$139,662
	7/31/2013	—	—	—	—	—	—		—		25,828	(9)	$16.21		$51,951

McKee	11/13/2012	—	—	—	—	31,250	31,250	(5)	—		—		$11.63	(10)	$151,563
	7/9/2013	—	—	—	—	—	—		—		94,518	(6)	$16.21		$519,849
	7/9/2013	—	—	—	—	—	—		30,846	(7)	—		—		$500,014
	7/31/2013	—	—	—	—	—	—		10,172	(8)	—		—		$139,662
	7/31/2013	—	—	—	—	—	—		—		25,828	(9)	$16.21		$51,951

Reynolds	12/5/2012	—	—	—	—	—	—		—		60,000	(11)	$14.99		$171,600
	12/5/2012	—	—	—	—	—	—		—		125,000	(6)	$14.99		$590,000
	12/5/2012	—	—	—	—	31,250	31,250	(5)	—		—		$14.99		$134,687
	7/9/2013	—	—	—	—	—	—		—		75,615	(6)	$16.21		$415,883
	7/9/2013	—	—	—	—	—	—		24,677	(7)	—		—		$400,014
	7/31/2013	—	—	—	—	—	—		4,516	(8)	—		—		$60,289
	7/31/2013	—	—	—	—	—	—		—		55,484	(9)	$16.21		$116,544

Morrison	6/20/2013	$20,833	$83,333	$158,333	—	—	—		—		—		—		—
	7/9/2013	—	—	—	—	—	—		—		186,000	(6)	$16.21		$1,023,000
	7/9/2013	—	—	—	—	—	—		38,000	(7)	—		—		$615,980

(1)	The amounts represent the threshold, target, and maximum payouts under our MIB for the fiscal 2013 performance period. The payment for threshold performance is 25% of target on all measures. Ms. Morrison’s threshold, target and maximum amounts have been prorated to reflect the portion of the fiscal year that she was employed by the Company.
(2)	Named executive officers may receive all, or less than all, of the target amount of performance-based options when certain events occur, including the achievement of certain percentage returns by our Sponsors. See the discussion under “Performance-Based Stock Options” below. Consists of shares underlying options granted that vest in 25% increments on each of the first four anniversaries of the date of grant and upon the attainment of certain EBIT targets that are established by the compensation committee within the first ninety days of each fiscal year and described in the Compensation Discussion and Analysis and the narrative following this table. These stock options will expire ten years from the date of grant. The EBIT targets associated with the grants of performance-based options are listed below under “Performance-Based Stock Options.”

(3)	The exercise price of the options reported in the table is the most recent appraisal price of a share of our common stock on the original date of grant, as adjusted as described in footnote 10 below, if applicable.
(4)	This column shows the full grant date fair value of stock options granted or deemed granted to our named executive officers in fiscal 2013 under FASB ASC Topic 718 and the incremental fair value, computed as of the modification date in accordance with FASB ASC Topic 718, with respect to Restricted Stock and Replacement Stock Options granted in the ISPO Exchange Offer. Performance-based options granted on December 5, 2012 include only those performance-based options granted on that date whose vesting is subject to the achievement of the 2013 EBIT target, which was the only EBIT target for that grant that had been set. For additional information on the valuation assumptions, refer to Note 10 to our consolidated financial statements appearing elsewhere in the prospectus. These amounts do not correspond to the actual value that will be received by the named executive officers.
(5)	The grant date fair value for these previously granted performance-based stock options reflects the value attributable only to those options whose vesting is based on 2013 targets, which were set on November 13, 2012, as that is the only target that had been determined during fiscal 2013. As future targets are determined in future years, additional grant date fair value will be reflected in the years in which such targets are set.
(6)	These stock options vest 25% per year over four years and have a ten-year term, subject to the grantee’s continued employment with the Company.
(7)	These restricted stock units vest 25% per year over four years, subject to the grantee’s continued employment with the Company.
(8)	These are shares of Restricted Stock that were granted in the ISPO Exchange Offer described above under “Compensation Discussion and Analysis—Components of Executive Compensation—Equity Incentives—New Equity Program—ISPO Exchange Offer.” The vesting schedule of the restricted stock is based upon the vesting schedule of the ISPO award that was exchanged. For Mr. Sutherland and Ms. McKee, one-third of the restricted stock vests on each of December 15, 2013, December 15, 2014 and December 15, 2015. For Mr. Foss, 25% of the restricted stock vests on each of December 15, 2013, December 15, 2014, December 15, 2015 and December 15, 2016. For Mr. Reynolds, 20% of the restricted stock vested immediately and 20% will vest on each of December 15, 2013, December 15, 2014, December 15, 2015 and December 15, 2016.
(9)	These Replacement Stock Options have a vesting schedule based upon the vesting schedule of the ISPO award that was exchanged. For Mr. Sutherland and Ms. McKee, one-third of the Replacement Stock Option vests on each of December 15, 2013, December 15, 2014 and December 15, 2015. For Mr. Foss, 25% of the Replacement Stock Option vests on each of December 15, 2013, December 15, 2014, December 15, 2015 and December 15, 2016. For Mr. Reynolds, 20% of the Replacement Stock Option vested immediately and 20% will vest on each of December 15, 2013, December 15, 2014, December 15, 2015 and December 15, 2016.
(10)	Exercise price reflects the reduction of $1.06 per share, which was the portion of the appraisal price of a share of Company common stock allocated to each share of Seamless Holdings Corporation common stock. Seamless Holdings Corporation was spun off by the Company on October 26, 2012 and the exercise prices of all stock options issued prior to that time were adjusted to reflect the spinoff.
(11)

These stock options are installment stock purchase opportunities that are divided into 5 installments. The first installment vests immediately upon grant and is exercisable for one year. The remaining installments vest on the first four anniversaries of the December 15th following the grant date and are exercisable for a period of 31 days. At least 25% of the first installment must be exercised or the remaining installments are canceled. As described above under “Compensation Discussion and Analysis—Components of Executive Compensation—Equity Incentives—New Equity Program—ISPO Exchange Offer,” in July 2013, Mr. Reynolds exchanged his outstanding ISPOs granted in December 2012 for shares of restricted stock and stock options, which are also reflected in the table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

Performance-Based Stock Options

The performance targets for 50% of the stock options granted to our named executive officers through June 2013, when the compensation committee changed the equity program to eliminate performance-based stock options, are based upon our annual EBIT. If we do not achieve the performance target for any particular fiscal year (other than that of the “Final Fiscal Year” for each grant, as defined below), but we do achieve a cumulative performance target at the end of a later fiscal year, then all installments of performance-based options that did not become vested because of a missed performance target or targets in a prior year will vest. Our EBIT targets over the four-year vesting schedule of options granted to our named executive officers in fiscal 2009 and fiscal 2010 are as follows:

Year	Annual EBIT Target (in millions)	Cumulative EBIT Target (in millions)
2010	$718.1	N/A
2011	$748.5	$1,507.5
2012	$834.8	$2,366.0
2013 (the “Final Fiscal Year”)	$804.2	$3,299.3

In June 2011, our board approved a new form of Non-Qualified Stock Option Agreement that provides that annual and cumulative EBIT targets for performance-based stock options will be established by the compensation committee within the first ninety days of each fiscal year. For example, performance-based options granted to certain of our named executive officers in fiscal 2011 had only an EBIT target for fiscal 2011 and those granted in fiscal 2012 had only an EBIT target for fiscal 2012 at the time of grant. The compensation committee established EBIT targets for each fiscal year in November of that fiscal year. EBIT targets for 2015 and later fiscal years will be established within the first ninety days of the respective fiscal year. The EBIT targets for options granted in fiscal 2011 are as follows:

Year	Annual EBIT Target (in millions)	Cumulative EBIT Target (in millions)
2011	$748.5	N/A
2012	$834.8	$1,583.3
2013	$804.2	$2,387.5
2014 (the “Final Fiscal Year”)	$823.2	$3,594.6

The EBIT targets for options granted in fiscal 2012 are as follows:

Year	Annual EBIT Target (in millions)	Cumulative EBIT Target (in millions)
2012	$834.8	N/A
2013	$804.2	$1,639.0
2014	$823.2	$2,462.2
2015 (the “Final Fiscal Year”)	*	*

*	EBIT Target not yet established

Mr. Reynolds was the only named executive officer who received a grant of performance-based options in fiscal 2013. The EBIT targets for options granted in fiscal 2013 are as follows:

Year	Annual EBIT Target (in millions)	Cumulative EBIT Target (in millions)
2013	$804.2	N/A
2014	$823.2	$1,627.4
2015	*	*
2016 (the “Final Fiscal Year”)	*	*

*	EBIT Target not yet established

When we calculate our EBIT (which calculation is subject to review and approval by the compensation committee) for purposes of determining whether we have achieved our annual EBIT target, we take our net income and increase it by: (1) net interest expense and (2) the provision for income taxes. We are then required to exclude a number of categorical amounts as follows:

•

any extraordinary gains or losses, cumulative effect of a change in accounting principle, income or loss from disposed or discontinued operations and any gains or losses on disposed or discontinued operations, all as determined in accordance with generally accepted accounting principles;

•

any gain or loss greater than $2 million attributable to asset dispositions, contract terminations and similar items, provided that losses on contract terminations and asset dispositions in connection with client contract terminations are limited in any given fiscal year to $5 million;

•	any increase in amortization or depreciation resulting from the application of purchase accounting to the 2007 Transaction, including the current amortization of existing acquired intangibles;

•	any gain or loss from the early extinguishment of indebtedness, including any hedging obligation or other derivative instrument;

•	any impairment charge or similar asset write-off required by generally accepted accounting principles;

•	any non-cash compensation expense resulting from the application of the authoritative accounting pronouncement for share-based compensation expense or similar accounting requirements;

•	any expenses or charges related to any equity offering, acquisition, disposition, recapitalization, refinancing or similar transaction, including the 2007 Transaction;

•	any transaction, management, monitoring, consulting, advisory and related fees and expenses paid or payable to the Sponsors;

•

the effects of changes in foreign currency translation rates from the rates used in the calculation of the EBIT targets. The 2011 and later EBIT targets are based on the foreign currency translation rates used in the Business Plan approved by our board for the applicable year; and

•	the impact of the 53rd week of operations on our financial results during any 53-week fiscal year referenced in the relevant Schedule 1 to the Non-Qualified Stock Option Agreement.

Our calculation of EBIT is adjusted for acquisitions as follows:

•

for small acquisitions, which have purchase prices of less than $20 million each, there is no adjustment until the total consideration for all small acquisitions exceeds $20 million in any fiscal year, and then the EBIT targets will be adjusted for the percentage of EBIT that results from the cumulative amounts of such acquisitions over $20 million; and

•

for larger acquisitions, which have purchase prices of more than $20 million, our EBIT targets are adjusted based on the amount of EBIT that we project for that acquisition when it is approved by our board.

Our calculation of EBIT also is adjusted when we sell a business by an amount equal to the last twelve months of earnings of the divested business.

The terms of the performance targets and calculation of EBIT, including the adjustments described above, were initially negotiated with the Sponsors in connection with the 2007 Transaction and were approved by our board in connection with the closing of the 2007 Transaction and subsequently modified. The EBIT targets were also modified in November 2008 and in December 2009 to reflect acquisitions and divestitures, pursuant to the terms of the Non-Qualified Stock Option Agreements. The EBIT targets were intended to measure achievement of the plan presented by us to the Sponsors at the time of the negotiation of the 2007 Transaction, as modified in response to changed circumstances, and the adjustments to EBIT described above primarily represent elements of our performance that are either beyond the control of management or were not predictable at the time the targets were set. On June 21, 2011, our board approved a revised EBIT target for fiscal year 2011 and adopted a new form of Non-Qualified Stock Option Agreement that provides that the compensation committee will, on an annual basis, set both annual and cumulative EBIT targets for future fiscal years within 90 days of the beginning of each fiscal year based upon the Company’s business plan as approved by our board. Our board also approved an amendment to outstanding Stock Option Agreements, which provides that if an annual EBIT target is established for fiscal 2012 or later years for options granted after June 21, 2011 that is less than the annual EBIT target for such fiscal year for the outstanding stock options, the EBIT target for such outstanding options will be reduced to such lower EBIT target. In addition, if a cumulative EBIT target as established for options granted after June 21, 2011 is achieved in a fiscal year ending after fiscal 2011, then for any years (beginning with fiscal 2011) that an annual EBIT target as established under the outstanding Stock Option Agreement was not achieved and which was not the final performance year of such option (a “missed year”), then the portion of the performance option under the outstanding Stock Option Agreement that did not vest in respect of such missed year will nevertheless become vested or will vest.

We did not achieve our EBIT target for 2012; therefore, performance-based stock options whose vesting is based upon the attainment of the 2012 EBIT target did not or will not vest unless an alternate vesting condition for those options is later satisfied. Mr. Foss’ employment agreement contains a provision that provides that his performance-based tranche that would vest based on our performance for fiscal year 2012 was to become fully vested so long as Mr. Foss remained employed with us through the applicable vesting date (regardless of whether the 2012 EBIT target was achieved). Accordingly, even though we did not achieve our 2012 EBIT target, in May 2013, the compensation committee vested the tranche of Mr. Foss’s performance options whose vesting was subject to the 2012 EBIT target. The compensation committee determined that we achieved our EBIT target for fiscal 2013 — therefore, performance-based stock options whose vesting was subject to the 2013 EBIT target vested or will vest.

Amendment to Vesting of Outstanding Performance-Based Options

On November 11, 2013, the compensation committee approved a form of amendment to all outstanding Non-Qualified Option Agreements under the 2007 Stock Plan modifying the vesting provisions relating to outstanding stock options subject to performance-based vesting conditions granted under the 2007 Stock Plan. This amendment provides that in the event of an initial public offering of our common stock, subject to continued employment on such date, 50% of any then-unvested performance-based options that did not meet applicable performance thresholds in prior years (the “Missed Year Options”) will become vested if the price of our common stock in the initial public offering equals or exceeds $20.00 per share. In addition, during the 18 month period following our initial public offering, if the closing trading price for our common stock equals or exceeds $25.00 per share over any twenty consecutive trading-day period, 100% of the Missed Year Options will become vested. To the extent either or both of the above targets are achieved (x) prior to June 30, 2014, in the event of a termination of employment of an optionholder by us without cause, or (y) within twelve months following an optionholder’s termination of employment due to death, disability or retirement, in each case prior to the date(s) such conditions are satisfied, then in any such case the relevant portion of Missed Year Options, to the extent not then vested, will become vested upon such achievement.

Some or all of the performance-based options also will vest if certain other events occur, including the achievement of a return or internal rate of return by our Sponsors. For example, if our Sponsors were to sell a portion of their investment in us and, in connection with that sale, achieve an internal rate of return (i) on or after the third anniversary of the grant date of the options for options granted prior to June 2012 and (ii) at any time for options granted in June 2012 or later equal to 15%, or, for options granted prior to June 2012, prior to the third anniversary of the grant date, that equals or exceeds 200% of that Sponsor’s investment, the sale would be a qualified partial liquidity event and a percentage of the unvested performance-based options would vest. The percentage will be based upon the percentage of our Sponsors’ interest in us that was sold in the qualified partial liquidity event. In addition, if there is a change of control of us in which our sponsors do not achieve the return or internal rate of return described above, a portion of the unvested performance-based options will vest, with the percentage vesting based upon the percentage of eligible performance-based options that had previously vested (all unvested time-based options will vest on a change of control). Upon death, disability or retirement (attaining at least age 60 with five years of service), unvested performance-based options that would have vested during the twelve-month period immediately following termination had the termination not occurred during that period will vest if the performance targets for that period are satisfied. Time-based options that would have vested in the year following retirement, death or disability would also vest according to the vesting schedule. In addition, if employment terminates due to death, disability or retirement, the exercise period for vested options is one year, rather than the 90-day period that is otherwise available for terminations other than for cause. All performance-based options terminate on the date of termination of employment in the case of termination for cause.

The above performance targets do not represent a prediction of how we did or will perform during the fiscal years 2013 through 2016. We are not providing any guidance, nor updating any prior guidance, of our future performance with the disclosure of these performance targets, and you are cautioned not to rely on these performance targets as a prediction of ARAMARK’s future performance.

ISPO Exchange Offer

On July 29, 2013, we closed the ISPO Exchange Offer whereby we offered to holders of outstanding ISPO awards (including certain named executive officers) the ability to exchange such awards for new grants of Restricted Stock equal to the spread value of the ISPO and a number of Replacement Stock Options equal to the number of ISPOs exchanged minus the number of shares of Restricted Stock granted. The exercise price of the Replacement Stock Options ($16.21) was equal to the fair market value of the Company’s common stock on the date of grant based upon the most recent appraisal price of our common stock on the date of grant. The grants of Restricted Stock and Replacement Stock Options were made to certain of our named executive officers by the stock committee on July 31, 2013. The incremental fair value attributable to the Restricted Stock and Replacement Stock Options is reflected in the Summary Compensation Table and the Grants of Plan Based Awards table with respect to Messrs. Foss, Sutherland and Reynolds and Ms. McKee.

Employment Agreements and Change of Control Arrangements

We have employment agreements with all of the named executive officers for indeterminate periods terminable by either party, in most cases subject to post-employment severance and benefit obligations. While we do have these agreements in place, from time to time, it has been necessary to renegotiate some terms upon actual termination.

For more information regarding change of control and severance payments for our named executive officers, see the disclosure under “Potential Post-Employment Benefits.”

Mr. Foss

In connection with his employment with us, we entered into an employment letter agreement and an agreement relating to employment and post-employment competition, dated May 7, 2012, with Mr. Foss, which was later amended in June 2013. Mr. Foss’ letter agreement provides that Mr. Foss will serve as Chief Executive Officer and President of the Company and will be elected to our board so long as we are controlled by investment funds associated with or designated by our Sponsors. Thereafter, Mr. Foss, while he remains the Chief Executive Officer and President, will be included as a nominee for election to our board at each annual stockholders meeting.

Mr. Foss is employed with us “at-will” and may be terminated at any time, subject to the severance provisions contained in his employment letter agreement. Mr. Foss’ initial annual base salary was $1,350,000, and is subject to periodic review by the compensation committee. The compensation committee may, in its discretion, increase Mr. Foss’ annual base salary. Mr. Foss’ annual cash bonus will be determined by the compensation committee under our Bonus Plan. For fiscal 2012, however, Mr. Foss received a guaranteed bonus of $1,012,500 (his 2012 target bonus prorated for six months). His target bonus for fiscal 2013 is equal to 150% of his annual base salary. When we hired Mr. Foss, we committed to providing a total annual compensation package to Mr. Foss for fiscal 2013 based on total annual compensation values at the 75th percentile of the Company’s market peer group of companies. In addition, Mr. Foss received a one-time signing bonus of $500,000 intended to cover commuting and relocation expenses and is eligible to participate in all retirement, welfare and perquisite programs applicable to senior executives of the Company at benefit levels applicable to senior executives. Mr. Foss also receives a $2,000 monthly car allowance. Under our agreement with Mr. Foss, he is entitled to serve on two for-profit boards, subject to the prior approval of the board. His current service on the boards of CIGNA Corporation and UDR, Inc. was approved by our board in connection with the approval of his employment arrangements.

Mr. Foss invested $3,750,000 through the purchase of our common stock at a per share purchase price equal to $14.96, which was equal to the fair market value (the appraisal price on the date of purchase) per share of our common stock. In addition, Mr. Foss received an ISPO to purchase 500,000 shares of our common stock, of which Mr. Foss exercised the first installment for 100,000 shares of our common stock, which he had committed to do under the terms of his employment letter agreement. The remaining portion of Mr. Foss’s ISPO grant was exchanged in connection with the ISPO Exchange Offer described above. Mr. Foss was also granted a nonqualified stock option to purchase 1,450,000 shares of our common stock, one-half of which has time-based vesting conditions and the other half of which has service and performance-based vesting conditions, except that the performance-based tranche that would vest based on our performance for fiscal year 2012 was to become fully vested so long as Mr. Foss remained employed with us through the applicable vesting date (regardless of whether the 2012 EBIT target was achieved). Accordingly, even though we did not achieve our 2012 EBIT target, in May 2013, the compensation committee vested the tranche of Mr. Foss’s performance options whose vesting was subject to the 2012 EBIT target. In addition, under his Employment Letter Agreement, Mr. Foss is required to hold shares of our common stock having a fair market value equal to six times his base salary.

If we terminate Mr. Foss’ employment without cause or Mr. Foss resigns for good reason prior to a change of control (as defined in his agreement relating to employment and post-employment competition), Mr. Foss will receive severance payments equal to two times his base salary plus two times his most recent annual bonus, paid over a twenty-four month period. In addition, he would receive a pro rata portion of his bonus for the year of his termination, based upon our actual performance (his 2012 bonus was deemed to be his full target bonus of $2,025,000 for this purpose). Mr. Foss would also continue to receive his car allowance and to participate in our medical and life insurance programs for the same period. Finally, Mr. Foss’ time-based stock options that would have vested in the 24-month period following his termination date, but for his termination of employment, would vest immediately.

Mr. Foss’ agreement relating to employment and post-employment competition contains a double trigger in the event of a change of control. If we experience a change of control (as defined in Mr. Foss’ agreement), and in anticipation of or within three years after that change of control Mr. Foss is terminated without cause or resigns for good reason, he would be entitled to similar payments as if he were terminated without cause or resigned for good reason prior to a change of control. Mr. Foss would receive severance payments equal to two times his base salary plus two times his most recent annual bonus or his target bonus, whichever is higher, paid over a twenty-four month period. In addition, he would receive a pro rata portion of his bonus for the year of his termination payable in a lump sum within 60 days of the date of termination (his 2012 bonus was deemed to be his full target bonus of $2,025,000 for this purpose). Mr. Foss would also continue to receive his car allowance and to participate in our medical and life insurance programs for the severance period. Finally, Mr. Foss’ stock options would vest in accordance with the applicable plan document or award agreement.

Upon any termination of employment, Mr. Foss would also receive any accrued amounts (earned but unpaid salary and benefits) owed to him by us. During his employment term and for a period of two years thereafter, Mr. Foss would be subject to a non-competition restriction that would restrict him from associating with or acquiring or maintaining an ownership interest in a competing business and non-solicitation restrictions.

Messrs. Sutherland and Reynolds and Ms. McKee

In connection with the 2007 Transaction, we entered into employment agreements relating to employment and post-employment competition with Mr. Sutherland and Ms. McKee in July 2007. We entered into an employment agreement relating to employment and post-employment competition with Mr. Reynolds in connection with his commencement of employment with us.

If Messrs. Sutherland or Reynolds or Ms. McKee is terminated for any reason other than “cause,” the agreements generally provide, subject to execution of a general release, for severance payments equal to 6 to 18 months of pay based on years of service, plus the continuation of certain other benefits, including basic group medical and life insurance coverage and continuation of a car allowance, during the period of such payment. The agreements contain non-competition provisions pursuant to which the executive would be restricted from associating with or acquiring or maintaining an ownership interest in a competing business for a period of two years (or one year if employment is terminated by us other than for cause or is terminated by the employee for good reason after a change of control).

Upon a change of control of us as described in the agreements, in addition to the severance payments discussed in the preceding paragraph, each executive also would be entitled to a lump sum payment if their employment is terminated within the three years following such change of control or in anticipation of such change of control. The agreements provide a payout in the event of a change of control based on a “double trigger” (more fully described under “Potential Post-Employment Benefits”). The agreements, including the “double trigger” provision, were negotiated with the Sponsors in connection with the 2007 Transaction. These provisions are intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and our other constituents without undue concern over whether the transactions may jeopardize the executives’ own employment.

Ms. Morrison

We entered into an agreement relating to employment and post-employment competition with Ms. Morrison in connection with her commencement of employment with us. The agreement provides for post-employment benefits should Ms. Morrison be terminated by us without cause. Those benefits include between 26 and 52 weeks of severance pay (Ms. Morrison is currently entitled to 26 weeks of severance pay), depending on the length of time Ms. Morrison has been employed by the Company, and basic group medical coverage and continuation of the Company-paid auto allowance during the severance pay period. The agreements contain non-disclosure and non-disparagement provisions to which Ms. Morrison must adhere for certain periods of time after termination of employment, as well as a two-year non-competition provision and a two-year non-solicitation provision.

Indemnification Agreements

We have entered into Indemnification Agreements with our named executive officers (other than Ms. Morrison), among others, that provide rights that are substantially similar to those to which they are currently entitled pursuant to our certificate of incorporation and by-laws and that spell out further the procedures to be followed in connection with indemnification.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information with respect to holdings of stock options, restricted stock and restricted stock units by our named executive officers at 2013 fiscal year-end.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)(3)	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested
Foss	362,500	725,000	362,500	$13.90	(4)	6/6/2022	—		—
	—	1,247,638	—	$16.21		6/20/2023	—		—
	—	—	—	—		—	271,438	(5)	$4,581,873
	—	342,998	—	$16.21		7/31/2022	—		—
	—	—	—	—		—	57,002	(6)	$962,194
Sutherland	756,591	—	235,659	$5.44	(4)	1/26/2017	—		—
	274,500	—	85,500	$5.44	(4)	2/27/2017	—		—
	57,189	—	17,811	$9.74	(4)	3/5/2018	—		—
	150,000	—	50,000	$8.59	(4)	9/2/2019	—		—
	100,000	50,000	50,000	$9.48	(4)	3/2/2020	—		—
	93,750	93,750	62,500	$11.63	(4)	6/22/2021	—		—
	—	94,518	—	$16.21		7/9/2023	—		—
	—	—	—	—		—	30,846	(7)	$520,680
	—	25,828	—	$16.21		7/31/2021	—		—
	—	—	—	—		—	10,172	(6)	$171,703
McKee	466,555	—	145,321	$5.44	(4)	1/26/2017	—		—
	228,750	—	71,250	$5.44	(4)	2/27/2017	—		—
	38,126	—	11,874	$9.74	(4)	3/5/2018	—		—
	75,000	37,500	37,500	$9.48	(4)	3/2/2020	—		—
	93,750	93,750	62,500	$11.63	(4)	6/22/2021	—		—
	—	94,518	—	$16.21		7/9/2023	—		—
	—	—	—	—		—	30,846	(7)	$520,680
	—	25,828	—	$16.21		7/31/2021	—		—
	—	—	—	—		—	10,172	(6)	$171,703
Reynolds	—	156,250	93,750	$14.99		12/5/2022	—		—
	—	75,615	—	$16.21		7/9/2023	—		—
	—	—	—	—		—	24,677	(7)	$416,547
	11,097	44,387	—	$16.21		7/31/2023	—		—
	—	—	—	—		—	3,613	(6)	$60,987
Morrison	—	186,000	—	$16.21		7/9/2023	—		—
	—	—	—	—		—	38,000	(7)	$641,440

(1)	The amounts in this column are time-based and performance-based options that have vested.
(2)	These are options subject to time-based vesting (including options previously also subject to performance-based conditions which have been satisfied) and generally vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us. Certain options included in this column were granted in connection with our ISPO Exchange Offer and have vesting schedules based upon the original vesting schedule of the ISPO that was exchanged.

Expiration Date	Grant Date	Vesting Schedule	Equity Instrument
January 26, 2017	January 26, 2007	25% on each of the first four anniversaries of the grant date.	Option

February 27, 2017	February 27, 2007	25% on each of the first four anniversaries of January 26, 2007.	Option

March 5, 2018	March 5, 2008	25% on each of the first four anniversaries of the grant date.	Option

September 2, 2019	September 2, 2009	25% on each of the first four anniversaries of the grant date.	Option

March 2, 2020	March 2, 2010	25% on each of the first four anniversaries of the grant date.	Option

June 22, 2021	June 22, 2011	25% on each of the first four anniversaries of the grant date.	Option

July 31, 2021	July 31, 2013	One-third on each of December 15, 2013, 2014 and 2015.	Replacement Option (ISPO Exchange)

June 6, 2022	June 6, 2012	25% on each of the first four anniversaries of the grant date.	Option

July 31, 2022	July 31, 2013	25% on each of December 15, 2013, 2014, 2015 and 2016.	Replacement Option (ISPO Exchange)

December 5, 2022	December 5, 2012	25% on each of the first four anniversaries of the grant date	Option

June 20, 2023	June 20, 2013	25% on each of the first four anniversaries of the grant date	Option

July 9, 2023	July 9, 2013	25% on each of the first four anniversaries of the grant date	Option

July 31, 2023	July 31, 2013	20% vested and 20% to vest on each of December 15, 2013, 2014, 2015 and 2016.	Replacement Option (ISPO Exchange)

(3)	These are the total number of options that are still subject to performance-based vesting. 25% of the original award is eligible to vest each year over four years from the grant date, which in each case was 10 years prior to the listed expiration date, provided that certain performance targets are satisfied and the named executive officer is still employed by us, with certain exceptions (disability, retirement or death). See “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table”.
(4)	Exercise price reflects the reduction of $1.06 per share, which was the portion of the appraisal price of a share of Company common stock allocated to each share of Seamless Holdings Corporation common stock. Seamless Holdings Corporation was spun off by the Company on October 26, 2012 and the exercise prices of all stock options issued prior to that time were adjusted to reflect the spinoff.
(5)	These are restricted stock units granted to Mr. Foss on June 20, 2013 that are subject to time-based vesting and vest 25% per year over four years from the date of grant, provided Mr. Foss is still employed by us on such dates.
(6)	These are shares of restricted stock that were granted as part of the ISPO Exchange on July 31, 2013 and vest as follows:

Name	Vesting Schedule
Foss	25% on each of December 15, 2013, 2014, 2015 and 2016.

Sutherland	One-third on each of December 15, 2013, 2014 and 2015.

McKee	One-third on each of December 15, 2013, 2014 and 2015.

Reynolds	20% vested immediately upon grant and 20% will vest on each of December 15, 2013, 2014, 2015 and 2016.

(7)	These are restricted stock units granted on July 9, 2013 that are subject to time-based vesting and vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us on such dates.

Options Exercises and Stock Vested Table for Fiscal Year 2013

The following table sets forth information with respect to the named executive officers concerning the exercise of options and the vesting of restricted stock in fiscal 2013.

Name	Option Awards		Stock awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Foss	—	—	—		—
Sutherland	12,000	40,320	—		—
McKee	7,000	23,520	—		—
Reynolds	—	—	903	(1)	14,638
Morrison	—	—	—		—

(1)	For Mr. Reynolds, 306 shares were withheld to cover tax liability at the time the restricted stock vested. He received 597 shares after the 306 shares were withheld.

(2)	Value realized on exercise and vesting is calculated based upon the most recent appraisal price of our common stock at the date of exercise or vesting, as applicable.

Pension Benefits for Fiscal 2013

No named executive officer participated in a pension benefit plan during fiscal 2013.

Non-Qualified Deferred Compensation for Fiscal Year 2013

Our named executive officers are eligible to participate in two deferred compensation plans: the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan, each of which is discussed in “Other Components of Compensation” in the Compensation Discussion and Analysis above. Mr. Sutherland and Ms. McKee participated in predecessor plans to the 2007 Savings Incentive Retirement Plan and retain balances in these older plans, all of which are reflected in the table.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)(4)
Foss
2007 SIRP	64,084	11,375	1,104	—	76,563
2005 Deferred Comp Plan	—	—	—	—	—
Sutherland
2007 SIRP	49,052	11,375	127,746	—	2,795,056
2005 Deferred Comp Plan	—	—	—	—	—
McKee
2007 SIRP	38,322	11,375	71,237	—	1,570,182
2005 Deferred Comp Plan	—	—	—	—	—
Reynolds
2007 SIRP	28,846	1,500	632	—	30,978
2005 Deferred Comp Plan	—	—	—	—	—
Morrison
2007 SIRP	—	—	—	—	—
2005 Deferred Comp Plan	—	—	—	—	—

(1)	All amounts in this column were deferred under the 2007 Savings Incentive Retirement Plan during fiscal 2013. All amounts deferred are included in the named executive officer’s salary amount in the Summary Compensation Table.
(2)	With respect to our named executive officers, these amounts constitute the Company match to the Savings Incentive Retirement Plan for fiscal 2013, which were made in November 2013. These amounts are reported in the Summary Compensation Table.
(3)	Our Summary Compensation Table for previous years included the amount of salary deferred and Company match for those years. The amounts in the Executive Contributions column are included in the Salary column in the Summary Compensation Table for fiscal 2013 and amounts in the Registrant Contributions column are reflected in the All Other Compensation column and separately footnoted. To the extent that earnings for the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan exceeded 120% of the applicable federal rate, those excess earnings were reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table as follows: for Mr. Foss, $155, for Mr. Sutherland, $17,915, for Ms. McKee, $9,990, and for Mr. Reynolds, $89.
(4)	The Aggregate Balance at Fiscal Year End includes amounts that were reported in the Summary Compensation Table for the last three fiscal years as follows: for Mr. Foss, $75,614 (for 2013 only), for Mr. Sutherland, $223,260, for Ms. McKee, $170,112, and for Mr. Reynolds, $30,435 (for 2013 only).

The 2007 Savings Incentive Retirement Plan enables our named executive officers to defer up to 25% of their base salaries, which become our unfunded deferral obligations. We credit amounts deferred with interest at the Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year; which was 4.58%

beginning January 1, 2013. From September 29, 2012 until December 31, 2012, we credited amounts deferred with an interest rate equal to 5.37%. Employees who participate in the 2007 Savings Incentive Retirement Plan are eligible to receive a Company matching contribution equal to 25-75% of the first 6% of their salary deferred up to the Internal Revenue Code maximum deferral limit ($17,500 for fiscal 2013). This match is intended to replicate what the employee would have received if he or she had been able to participate in our 401(k) plans. For fiscal 2013, the Company matching contribution was 65%. Participants in the Savings Incentive Retirement Plan may only make account withdrawals if there occurs an unforeseeable emergency as defined in the plan and the withdrawal is approved by the plan administrative committee. Company match amounts are not available for a hardship withdrawal. The 2007 Savings Incentive Retirement Plan is settled in cash following termination of employment and in compliance with certain requirements of Section 409A of the Internal Revenue Code.

Named executive officers may defer receipt of part or all of their cash compensation under our 2005 Deferred Compensation Plan. The 2005 Deferred Compensation Plan allows executives to save for retirement in a tax-deferred way at minimal cost to us. Under this unfunded Plan, amounts deferred by the executive are credited at an interest rate based on Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 4.58% beginning January 1, 2013. From September 29, 2012 until December 31, 2012, we credited amounts deferred with an interest rate equal to 5.37%. The 2005 Deferred Compensation Plan permits participants to select a payment schedule at the time they make their deferral election, subject to a three-year minimum deferral period as long as the participant remains employed by us. All or a portion of the amount then credited to a deferral account may be withdrawn, if the withdrawal is necessary in light of a severe financial hardship.

The interest rate for both the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan will be adjusted on January 1, 2014 based on the Moody’s Long Term Corporate Baa Bond Index rate for October 2013 which is 5.31%.

In connection with, and effective upon, our initial public offering, our board of directors approved the assumption by us of the obligations of ARAMARK Corporation under the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan, each as amended from time to time.

Potential Post-Employment Benefits

Our named executive officers may be eligible to receive benefits in the event their employment is terminated (1) upon their retirement, disability or death, (2) by ARAMARK without cause, or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.

The following sections present a discussion and calculations, as of September 27, 2013, of the estimated benefits the named executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions discussed in the footnotes to the table and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

In addition to the amounts disclosed in the following sections, each of our named executive officers would retain the amounts which he or she has earned or accrued over the course of his or her employment prior to the termination event, such as the executive’s balances under our deferred compensation plans and, in certain circumstances as described below, the vesting one additional tranche of unvested time-based equity and the proceeds of any unvested performance-based options that would have otherwise vested in the year following termination. For further information about previously earned and accrued amounts, see “Summary Compensation Table,” “Outstanding Equity Awards at Fiscal 2013 Year-End” and “Nonqualified Deferred Compensation for Fiscal Year 2013.”

Treatment of Equity Grants

Retirement, Death, Disability

Upon retirement, death or disability, our named executive officers are eligible to vest one additional tranche of time based equity awards and performance-based stock options (subject to the achievement of the applicable EBIT target(s)) that are scheduled to vest in the year following retirement, death or disability. In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement.

Termination for Cause

Upon termination for cause, all vested stock options and unvested equity is immediately cancelled.

Termination without Cause or Resignation for Good Reason Prior to a Change of Control

Upon termination without cause prior to a change of control, all of our named executive officers’ unvested equity (other than Mr. Foss’ stock options) is cancelled and the named executive officers have 90 days to exercise vested stock options. Upon a termination of Mr. Foss’ employment without cause or Mr. Foss’ resignation for good reason, in each case, prior to a change of control, all time-based stock options that would have vested during the 24-month period following his termination would vest immediately.

Change of Control

Upon a change of control, all time-based equity awards become immediately vested. If the change of control occurs prior to the final fiscal year of the performance-based vesting schedule for a performance-based option, a percentage of the then-unvested performance-based options which would have been eligible for vesting based on EBIT performance for the fiscal year during which the change of control occurs and those eligible for any subsequent fiscal years, equal to (x) 100% multiplied by (y) a quotient, the numerator of which is the aggregate number of performance-based options that previously became vested options prior to the fiscal year in which the change of control occurs, and the denominator of which is the aggregate number of performance-based options that were eligible to become vested options if all EBIT Targets were achieved prior to the fiscal year during with the change of control occurs, will vest. Some or all of the performance-based options also will vest if certain other events occur, including the achievement of a return or internal rate of return by our Sponsors. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table.”

Retirement, Death and Disability

The named executive officers do not receive any special benefits upon retirement, disability or death, other than those under the Survivor Income Protection Plan and/or life insurance, as applicable, in the case of death as more fully described in the “Other Components of Compensation” section of the Compensation Discussion and Analysis, or with regard to their equity awards that are more fully described above. Mr. Sutherland has attained the retirement age under the 2007 Stock Plan. Therefore, upon retirement, he would be eligible to vest one additional tranche of time-based equity awards, as well as his performance-based stock options (subject to the achievement of the applicable EBIT target(s)) that are scheduled to vest in the year following his retirement.

Termination for Cause or Resignation without Good Reason

Mr. Foss

Mr. Foss is not entitled to any benefits under his employment agreement upon termination for cause or resignation without good reason. Termination for cause as defined in his employment agreement means termination of employment due to conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude that has a substantial adverse effect on Mr. Foss’ ability to perform his duties, willful and continuous failure to perform his or her duties after written notice, willful and continuous failure to perform lawfully assigned duties that are consistent with his position with the Company, willful violation of our Business Conduct Policy that causes us material harm or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 15 business days. Mr. Foss is subject to a two-year non-competition covenant if his employment is terminated for cause or if he resigns without good reason.

Messrs. Sutherland and Reynolds and Ms. McKee

Messrs. Sutherland and Reynolds and Ms. McKee are not entitled to any benefits under their employment agreements upon termination for cause or resignation without good reason. With respect to Messrs. Sutherland and Reynolds and Ms. McKee, termination for cause means termination of employment due to conviction or plea of nolo contendere to a felony, intentional fraud or dishonesty with regard to us that causes us demonstrable harm, willful and continuous failure to perform his or her lawfully assigned duties that are consistent with his or her position, willful violation of our Business Conduct Policy that causes material harm to us or our business reputation or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 10 business days. Messrs. Sutherland and Reynolds and Ms. McKee are subject to a two-year non-competition covenant if their employment is terminated for cause or if they resign without good reason.

Ms. Morrison

Ms. Morrison is not entitled to any benefits under her employment agreements upon termination for cause or resignation without good reason. With respect to Ms. Morrison, termination for cause means termination of employment due to conviction or plea of nolo contendere to a felony, fraud or dishonesty, willful failure to perform her assigned duties, willful violation of our Business Conduct Policy or intentionally working against our best interests. Ms. Morrison is subject to a one-year non-competition and a two-year non-solicitation covenant if her employment is terminated for cause or she resigns without good reason.

Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control

Mr. Foss

If Mr. Foss is terminated without cause or resigns for good reason in the absence of a change of control (as defined in his agreement and described below), he will be entitled to the following payments and benefits:

•	a pro rata bonus for the year of termination based upon actual performance;

•	continued payment of his base salary for 24 months;

•	two times the prior year’s bonus (if any) paid over 24 months (for 2012, this is deemed to be his full target bonus);

•	continued participation in the Company’s basic medical and life insurance programs on the same terms as prior to termination for a period of 24 months, both for Mr. Foss and for his dependents;

•	continued payment of his car allowance for 24 months;

•	immediate vesting of time-based stock options that would have vested during the 24 month period following his termination; and

•	all of his vested stock options, with 90 days following termination of employment to exercise.

Mr. Foss is subject to non-competition and non-solicitation provisions for the two year period following his termination of employment.

Messrs. Sutherland and Reynolds and Ms. McKee

If we terminate Messrs. Sutherland or Reynolds or Ms. McKee without cause, he or she will receive:

•

severance payments equal to his or her monthly base salary for 12 to 18 months, depending on length of service (Mr. Sutherland and Ms. McKee would receive severance for 18 months, while Mr. Reynolds would receive severance for 12 months, based on their respective length of service), made in the course of our normal payroll cycle;

•

participation in our basic medical and life insurance programs during the period over which he or she receives severance payments, with the employee’s share of premiums deducted from the severance payments;

•	continuation of his or her car allowance payments during the severance period; and

•	all of his or her vested stock options, with 90 days following termination of employment to exercise.

Messrs. Sutherland and Reynolds and Ms. McKee are subject to a two-year non-competition covenant if their employment is terminated in the absence of a change of control and it is reduced to one year if, following a change of control, they are terminated without cause or they resign for good reason.

Ms. Morrison

If we terminate Ms. Morrison without cause, she will receive:

•	severance payments equal to her monthly base salary for 26 weeks made in the course of our normal payroll cycle;

•	participation in our basic medical and life insurance programs during the period over which she receives severance payments, with her share of premiums deducted from the severance payments;

•	continuation of her car allowance payments, as applicable, during the severance period; and

•	all of her vested stock options, with 90 days following termination of employment to exercise.

Ms. Morrison is subject to non-disclosure and non-disparagement obligations, a one-year non-competition covenant and a two-year non-solicitation covenant after termination of employment under her agreement.

Termination without Cause or Resignation for Good Reason in Relation to a Change of Control

Mr. Foss

Our employment agreement with Mr. Foss contains a “double trigger”—to be initiated, there must be a change of control followed by an involuntary loss of employment or decrease in responsibilities within three years thereafter, or employment must be terminated in anticipation of a change of control. If we terminate Mr. Foss’ employment without cause during the three-year period following a change of control or he resigns for good reason following a change of control, Mr. Foss would receive:

•	a pro-rata portion of his annual target bonus in effect on the date of the change of control or on the date of termination, whichever is higher, in a lump sum;

•	two times his base salary in effect on the date of the change of control or on the date of termination, whichever is higher, payable over 24 months;

•	two times the higher of his annual target bonus in effect on the date of the change of control or his most recent annual bonus, whichever is higher, payable over 24 months;

•	outplacement counseling in an amount not to exceed 20% of his base salary, for a period of 24 months;

•

continued participation in our medical (for Mr. Foss and his dependents), life and disability insurance programs on the same terms as in effect immediately prior to his termination, for a period of 24 months;

•	continued payment of his car allowance, if provided at the time of termination, for a period of 24 months; and

•

accelerated vesting of outstanding equity-based awards or retirement plan benefits (this would not be applicable to Mr. Foss for 2013 as he does not have any unvested retirement plan benefits) as is specified under the terms of the applicable plans. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table.”

Change of control is defined in Mr. Foss’ agreement relating to employment and post-employment competition to include the following:

•	an entity or group other than us, our Sponsors or one of our employee benefit plans acquires more than 50% of our voting stock;

•

the Company experiences a reorganization, merger or sale or disposition of substantially all of our assets or we purchase the assets or stock of another entity unless the stockholders prior to the transaction own at least 50% of the voting stock after the transaction and no person owns a majority of the voting stock (unless that ownership existed before the transaction); or

•

a majority of the members of our board are replaced during any 12-month period and the new directors are not endorsed by a majority of the Company’s board before the replacement or the replacement is not contemplated by our stockholders’ agreement.

In addition to termination by us following a change of control, Mr. Foss’ employment agreement provides the same benefits to him if he resigns for good reason following a change of control. Good reason is defined in Mr. Foss’ agreement relating to employment and post-employment competition as:

•

any diminution in title or reporting relationships, or substantial diminution in duties or responsibilities (other than a change of control after which we are no longer publicly held or independent) including the requirement that he report to any person or entity other than our board;

•	reduction in base salary or target annual bonus opportunity, other than, prior to a change of control, an across-the-board reduction applicable to all senior executives;

•	the relocation of his principal place of employment by more than 35 miles in a direction further away from his current residence;

•	a material decrease in his employee benefits in the aggregate; and

•	failure to pay or provide (in any material respect) the compensation and benefits under his employment letter agreement or his agreement relating to employment and post-employment competition.

Mr. Foss must provide 90 days’ written notice that he is resigning for good reason and the Company then has 30 days to cure. If the condition is not cured, Mr. Foss has 30 days from the end of the cure period to resign for good reason.

Mr. Foss’ employment agreement also provides that if any payments to Mr. Foss in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in Mr. Foss retaining a greater after-tax amount than if Mr. Foss paid the excise taxes otherwise due. Mr. Foss is not eligible to receive a gross-up payment in respect of any such excise taxes he may pay. During his employment term and for a period of two years thereafter, Mr. Foss would be subject to non-competition and non-solicitation restrictions with the Company.

Messrs. Sutherland and Reynolds and Ms. McKee

Our employment agreements with Messrs. Sutherland and Reynolds and Ms. McKee contain a “double trigger”—to be initiated, there must be a change of control followed by a termination of employment by us without cause or by them for good reason within three years thereafter, or in anticipation of a change of control.

We chose to implement a “double trigger” because we were advised by Frederic W. Cook & Co., Inc. that a “double trigger” is more common in the market than a “single trigger.” In addition, in connection with the 2007 Transaction, change of control amounts were paid to Mr. Sutherland and Ms. McKee under their previous employment agreements. With respect to Messrs. Sutherland and Reynolds and Ms. McKee, a change of control is deemed to occur if:

•	an entity or group other than our Sponsors acquires more than 50% of our voting stock;

•

the Company experiences a reorganization, merger or sale or disposition of substantially all of our assets or we purchase the assets or stock of another entity unless the stockholders prior to the transaction own at least 50% of the voting stock after the transaction and no person owns a majority of the voting stock (unless that ownership existed before the transaction); or

•

a majority of the members of our board are replaced during any 12-month period and the new directors are not endorsed by a majority of the Company’s board before the replacement or the replacement is not contemplated by our stockholders’ agreement.

In addition to termination by us following a change of control, the employment agreements with Messrs. Sutherland and Reynolds and Ms. McKee provide the same benefits to them if they resign for good reason following a change of control. Good reason is defined in their employment agreements as any of the following actions occurring after a change of control:

•	a decrease in base salary or target bonus;

•	a material decrease in aggregate employee benefits;

•	diminution in title or substantial diminution in reporting relationship or responsibilities; or

•	relocation of his or her principal place of business by 35 miles or more.

If Messrs. Sutherland’s or Reynolds’ or Ms. McKee’s employment is terminated by us without cause or if he or she resigns with good reason (as defined in his or her employment agreement), following a Change of Control, he or she is entitled to the following in addition to severance payments and benefits, which are also included in the “change of control” amounts in the table (see “Employment Agreements and Change of Control Arrangements”):

•	cash severance benefits based on a multiple of two times his or her base salary and target bonus (or the prior year’s actual bonus, if higher) over a two-year period according to our payroll cycle;

•

a lump sum payment, within 40 days after his or her termination date, equal to the portion of his or her target bonus attributable to the portion of the fiscal year served prior to termination, plus any earned but unpaid amounts;

•	continued medical, life and disability insurance at our expense for a two-year period following termination;

•	outplacement counseling in an amount not to exceed 20% of base salary; and

•

accelerated vesting of outstanding equity-based awards or retirement plan benefits (this would not be applicable to Messrs. Sutherland or Reynolds or Ms. McKee for 2013 as they do not have any unvested retirement plan benefits) as is specified under the terms of the applicable plans. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table.”

Messrs. Sutherland and Reynolds and Ms. McKee are subject to a one-year non-competition covenant if their employment is terminated without cause or they terminate for good reason, each after a change of control.

If the payments made to Mr. Sutherland or Ms. McKee were to result in excise taxes or interest and penalties, the Company is required to gross up the payments to Mr. Sutherland or Ms. McKee for the income or excise tax imposed. This gross-up provision ensures that Mr. Sutherland or Ms. McKee receives the full benefit of payments related to a change of control to which they are entitled. If a change of control were to have occurred at the end of fiscal 2013, excise tax would have been imposed on Messrs. Foss, Sutherland and Reynolds and Ms. McKee and, therefore, the table below includes any gross-up for excise taxes for Mr. Sutherland or Ms. McKee.

Mr. Reynolds’ employment agreement also provides that if any payments to Mr. Reynolds in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in Mr. Reynolds retaining a greater after-tax amount than if Mr. Reynolds paid the excise taxes otherwise due. Mr. Reynolds is not eligible to receive a gross-up payment in respect of any such excise taxes he may pay.

Ms. Morrison

Ms. Morrison is not entitled to any additional benefits under her employment agreement upon termination without cause after a change of control, other than severance benefits as follows:

•	severance payments equal to her monthly base salary for 26 weeks made in the course of our normal payroll cycle;

•	participation in our basic medical and life insurance programs during the period over which she receives severance payments, with her share of premiums deducted from the severance payments;

•	continuation of her car allowance payments during the severance period;

•	all of her vested stock options; and

•	accelerated vesting of unvested time-based options and restricted stock units in accordance with our 2007 Stock Plan.

There is no concept of “good reason” in her employment agreement.

Estimated Benefits Upon Termination

The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a termination of employment, assuming a September 27, 2013 termination date and using the appraisal price of our common stock ($16.88) as of September 27, 2013. The named executive officers would also be eligible to receive their accrued deferred compensation (see “Nonqualified Deferred Compensation for Fiscal Year 2013”), which does not automatically accelerate upon a change of control. Certain of the named executive officers have optional life insurance for which they pay 100% of the premium.

This table shows amounts that would be payable under existing employment and post-employment competition and other agreements.

Name	Retirement $	Death(4) $	Disability $	Termination w/out cause (5) $	Change of Control (6) $
Foss(7)
Cash Payment (Lump Sum)	—	2,000,000	—	2,085,750	2,085,750
Cash Payment (Over Time)	—	—	—	6,831,000	6,952,500
Vested Stock Options(1)	—	1,080,250	1,080,250	1,080,250	1,080,250
Unvested Stock Options, Restricted Stock and RSUs(2)	—	2,732,698	2,732,698	1,613,113	9,850,543
Perquisites(3)	—	—	—	76,602	367,722

Total	—	5,812,948	3,812,948	11,686,715	20,336,765

Sutherland(8)
Cash Payment (Lump Sum)	—	1,000,000	—	—	659,200
Cash Payment (Over Time)	—	4,032,000	—	1,236,000	7,038,374
Vested Stock Options(1)	14,472,448	14,472,448	14,472,448	14,472,448	14,472,448
Unvested Stock Options, Restricted Stock and RSUs(2)	1,114,380	1,114,380	1,114,380	—	1,701,016
Perquisites(3)	—	—	—	43,377	277,555

Total	15,586,828	20,618,828	15,586,828	15,751,825	24,148,593

McKee(9)
Cash Payment (Lump Sum)	—	1,500,000	—	—	515,000
Cash Payment (Over Time)	—	3,040,625	—	965,625	5,473,471
Vested Stock Options(1)	—	9,273,696	9,273,696	9,273,696	9,273,696
Unvested Stock Options, Restricted Stock and RSUs(2)	—	814,630	814,630	—	1,528,016
Perquisites(3)	—	—	—	20,872	159,970

Total	—	14,628,951	10,088,326	10,260,193	16,950,153

Reynolds(10)
Cash Payment (Lump Sum)	—	2,000,000	—	—	400,000
Cash Payment (Over Time)	—	—	—	500,000	2,300,000
Vested Stock Options(1)	—	7,435	7,435	7,435	7,435
Unvested Stock Options, Restricted Stock and RSUs(2)	—	259,468	259,468	—	1,030,437
Perquisites(3)	—	—	—	34,988	161,243

Total	—	2,266,903	266,903	542,423	3,899,115

Morrison(11)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—
Cash Payment (Over Time)	—	—	—	250,000	250,000
Vested Stock Options(1)	—	—	—	—	—
Unvested Stock Options, Restricted Stock and RSUs(2)	—	191,515	191,515	—	766,060
Perquisites(3)	—	—	—	17,760	17,760

Total	—	2,191,515	191,515	267,760	1,033,820

(1)

Represents vested stock options as of the end of the fiscal year. Calculations with regard to stock options are based upon the most recent appraisal price of our common stock ($16.88) as of September 27, 2013. Vested stock options are included in the table due to the fact that absent the events set forth in the table, the named executive officers would not have been able to gain any liquidity as of September 27, 2013 from any of the stock they would receive upon exercising vested options.
(2)	Represents unvested stock options, restricted stock and restricted stock units that would vest upon the occurrence of the specified event. Calculations with regard to stock options, restricted stock and restricted stock units are based upon the most recent appraisal price of our common stock ($16.88) as of September 27, 2013.

(a) Only Mr. Sutherland has attained the eligible retirement age of 60 under the 2007 Stock Plan. Therefore, the accelerated vesting for equity awards on retirement would apply only to Mr. Sutherland.

(b) In the case of death or disability of any named executive officer, amounts were calculated assuming that all time-based options, restricted stock and restricted stock units scheduled to vest in fiscal 2014 vest and the performance-based options granted in 2009, 2010, 2011 and 2012 that were scheduled to vest based upon the achievement of the 2013 EBIT target would vest.

(c) Unvested stock option amounts (which apply to options not yet vested) on a change of control for named executive officers assume that unvested performance-based options scheduled to vest based upon the achievement on the 2013 EBIT target that were granted in 2009 and 2010 vest at a rate of 50%, which is the blended achieved rate for the vesting of performance-based stock options based on the 2010, 2011, 2012 and 2013 EBIT targets. Stock option amounts on a change of control for named executive officers assume that unvested performance-based options scheduled to vest based upon the achievement on the 2013 EBIT target that were granted in 2011 vest at a rate of 67%, which is the achieved rate for the vesting of performance-based stock options based on the 2011, 2012 and 2013 EBIT targets. Stock option amounts on a change of control for named executive officers assume that unvested performance-based options scheduled to vest based upon the achievement on the 2013 EBIT target that were granted in 2012 vest at a rate of 100% which is the achieved rate for the vesting of performance-based stock options based on the 2013 EBIT target. Assumes that other events that would trigger vesting of performance-based options do not occur, including the achievement of a return or internal rate of return by our Sponsors. See “Grants of Plan Based Awards for Fiscal Year 2013” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table.” Unvested time based stock options, restricted stock and restricted stock units would become fully vested upon a change of control and such full vesting is reflected in the table.

(3)	The following assumptions were used in our calculation of the cost of perquisites in connection with termination of employment: a 5% increase annually for health insurance premiums, dental insurance premiums, vision insurance premiums and excess health, with 2013 used as the base year, and no increase annually for life and accident insurance premiums.
(4)	Includes amounts payable under the Survivor Income Protection Plan (for Mr. Sutherland and Ms. McKee), various term life insurance policies and accidental death and dismemberment policies for which we pay all or part of the premium, which amounts are reflected in the “Summary Compensation Table.”
(5)	For Mr. Foss, the “Termination Without Cause” column means termination without cause or resignation for Good Reason (as defined in his employment arrangements) prior to a change of control.
(6)	Cash payments and perquisites included in this column will only be paid to or received by the named executive officers if they are terminated following the change of control.
(7)	Included in Mr. Foss’ perquisites: (a) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over a 24-month severance period; and (b) in the case of a change of control, are health care, accident, disability and survivor insurance premiums for two years and a car allowance for 24-months, as well as outplacement benefits of 20% of his base salary for 24 months. Mr. Foss would incur excise tax if a change of control of the Company had occurred on September 27, 2013, as his payout would be considered a parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered a parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. If Mr. Foss would receive a greater after tax amount if his payout were cut back to avoid the excise tax, his payments on change of control would be reduced. In the event that Mr. Foss’ payments were considered parachute payments, the Company would lose the tax deduction for all amounts it paid to Mr. Foss above the “base amount” as defined in the Internal Revenue Code.

(8)	(a) Only Mr. Sutherland has attained the eligible retirement age of 60 under the 2007 Stock Plan. Therefore, the accelerated vesting for equity awards on retirement would apply only to Mr. Sutherland.

(b) Included in the amount paid to Mr. Sutherland over time upon a change of control is $2,835,974 which is the gross up amount to compensate him for excise tax imposed.

(c) Included in Mr. Sutherland’s perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of a change of control, are health care, accident, disability and survivor insurance premiums for two years, a car allowance for eighteen months and outplacement benefits of 20% of his base salary.

(9)	(a) Included in the amount paid to Ms. McKee over time upon a change of control is $2,190,346 which is the gross up amount to compensate her for excise tax imposed.

(b) Included in Ms. McKee’s perquisites: (i) in the case of termination without cause, are basic life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of a change of control, are health care, accident, disability and survivor insurance premiums for two years, a car allowance for 18 months, as well as outplacement benefits of 20% of her base salary.

(10)	(a) Mr. Reynolds would incur excise tax if a change of control of the Company had occurred on September 27, 2013, as his payout would be considered a parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered a parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. If Mr. Reynolds would receive a greater after tax amount if his payout were cut back to avoid the excise tax, his payments on change of control would be reduced. In the event that Mr. Reynolds’ payments were considered parachute payments, the Company would lose the deduction for all amounts it paid to Mr. Reynolds above the “base amount” as defined in the Internal Revenue Code.

(b) Included in Mr. Reynolds’ perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over a 12-month severance period; and (ii) in the case of a change of control, are health care, accident, disability and survivor insurance premiums for two years, a car allowance for 12 months, and outplacement benefits of 20% of his base salary.

(11)	Included in Ms. Morrison’s perquisites, in the case of termination without cause, are basic medical and life insurance coverage and receipt of a car allowance over a 26-week severance period.

Amended and Restated Senior Executive Performance Bonus Plan

In connection with the initial public offering, on November 12, 2013, the Board of Directors adopted, and the stockholders approved, the Amended and Restated ARAMARK Holdings Corporation Senior Executive Performance Bonus Plan (the “Amended Performance Bonus Plan”). The Amended Performance Bonus Plan is intended to provide for annual bonus awards for the Chief Executive Officer and other senior executives designated by the compensation committee administering the plan. The compensation committee will administer the plan and establish in writing the amount of the bonus award and the performance measure or measures for each participant not later than 90 days after the beginning of any performance period (or prior to the expiration of 25% of the performance period, if the performance period is less than 12 months). The Amended Performance Bonus Plan will be effective through the first meeting of the stockholders of the Company occurring in 2017. The compensation committee may amend the Amended Performance Bonus Plan from time to time as it deems desirable; provided, that no such amendment may, without stockholder approval, increase the scope of the group of employees who may receive compensation, change the permitted performance measures, increase the maximum bonus award payable or make any other change requiring further stockholder approval under Section 162(m).

The bonus award will be based on the attainment of target levels of, a targeted percentage increase in, or, to the extent permitted under Section 162(m), solely the achievement of, one or more of the following measures (which may be expressly modified by the compensation committee with respect to the relevant performance period): (1) earnings before interest and taxes, (2) return on net assets, (3) net income, (4) after tax return on investment, (5) sales, (6) revenues, (7) earnings per share, (8) total shareholder return, (9) return on equity, (10) return on investment, (11) total business return, (12) return on gross investment, (13) operating cash flow, (14) free cash flow, (15) operating income, (16) pretax income or (17) stock price appreciation. The measures may be based on our absolute performance or our performance relative to a peer group or other external measure of selected performance. In all events, the performance measures will be established in a manner intended to comply with the requirements of Section 162(m).

A participant in the Amended Performance Bonus Plan is only entitled to the award if the performance goals are attained and if such participant is employed by the Company or one of its subsidiaries on the last day of the applicable performance period. An award pursuant to the Amended Performance Bonus Plan is payable in the form of cash or settled shares of common stock, restricted stock units that are settled in common stock or a combination thereof, with any stock-based awards settled under the 2013 Stock Plan. The maximum bonus payment for any participant in respect of any performance period that is established as the fiscal year of the Company under the Amended Performance Bonus Plan is $6,000,000. In addition, the compensation committee may, in its discretion, pay to any participant under the Amended Performance Bonus Plan an additional, discretionary bonus award in respect of any performance period, whether or not based on achievement of performance measures in an amount not to exceed $6,000,000 to any participant in any one fiscal year.

Fifth Amended and Restated 2007 Management Stock Incentive Plan

We established the 2007 Stock Plan, which became effective on January 25, 2007, as amended and restated from time to time. In connection with the initial public offering, on November 12, 2013, our board of directors adopted, and our stockholders approved, the fifth amendment and restatement of the 2007 Stock Plan, to be effective December 1, 2013. The purpose of the 2007 Stock Plan was to further our growth and success by enabling directors, employees and consultants of the Company and its affiliates to acquire shares of our common stock thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding performance by such persons to the Company and its affiliates. Prior to the effective date of the initial public offering, the Company granted awards under the 2007 Stock Plan to directors and employees of, or consultants to, the Company or any of its affiliates, which awards included nonqualified stock options, restricted shares of common stock, the opportunity to purchase shares of common stock, and other stock-based awards. Other than certain grants expected to be made in connection with the initial public offering, shortly after the consummation of the initial public offering, no further awards will be granted under the 2007 Stock Plan.

Share Reserve. Subject to the adjustment provisions in the 2007 Stock Plan described further below, the aggregate number of shares of Common Stock reserved under the 2007 Stock Plan is 55,797,497. To the extent an award is forfeited, cancelled, redeemed, terminated or expires unexercised, the number of shares of Common Stock subject to such award would become available again for grant under the 2007 Stock Plan, if any future grants were to be contemplated under the 2007 Stock Plan. Shares of Common Stock that are used to pay the exercise price of an award or to satisfy tax withholding obligations, including shares redeemed as part of a “net exercise” settlement, would also become available for future grants under the 2007 Stock Plan.

Eligibility. Prior to the effective date of the initial public offering, awards were granted only to directors and employees of, or consultants to, the Company or any of its affiliates on the date of the grant. The compensation committee, a sub-committee or other committee of our board of directors appointed pursuant to the 2007 Stock Plan or our board of directors (such committee, the “2007 Plan Committee”) is authorized to determine eligibility of particular persons who will receive awards.

Administration. The 2007 Stock Plan is administered by the 2007 Plan Committee. The 2007 Plan Committee is authorized to approve the forms of award agreements, construe and interpret the 2007 Stock Plan and any award agreement, make factual determinations, further define the terms used in the 2007 Stock Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the 2007 Stock Plan. The

2007 Plan Committee may also cancel, modify, waive, terminate, accelerate, extend the exercisability or extend the term of any or all outstanding awards, subject to any consent required under the 2007 Stock Plan, and make all other determinations and take such other action as contemplated by or as may be necessary or advisable for the administration of the 2007 Stock Plan, other than the amendment of any Plan provision, which power and authority shall be held by our board of directors and, to the extent applicable, subject to the Stockholders Agreement.

Options. Prior to the effective date of the initial public offering, the 2007 Plan Committee determined whether and to what extent any options were subject to vesting based upon the participant’s continued service to the Company and its subsidiaries, and/or upon any other basis. The 2007 Plan Committee also determined the exercise price for each option, except that the option must have had an exercise price that was at least equal to the fair market value per share on the date the option was granted.

An option holder may exercise an option granted under the 2007 Stock Plan and pay the option price, to the extent permitted by applicable law and subject to the provisions of the 2007 Stock Plan, (1) in cash, (2) by surrender of shares of common stock with fair market value equal to the option price, (3) pursuant to a net exercise arrangement where a number of shares with a fair market value equal to the exercise price are withheld by us in satisfaction of the exercise price, or (4), in compliance with any cashless exercise program under the 2007 Stock Plan at the time of such exercise.

Other Stock-Based Awards. Prior to the effective date of the initial public offering, the 2007 Plan Committee could, subject to the Stockholders Agreement and the reserved shares limit, grant or sell awards of shares, including awards of restricted stock, purchased stock, and awards that are valued in whole or in part by reference to, or are otherwise based on fair market value of shares, including awards of deferred stock units or restricted stock units. The 2007 Plan Committee also determined terms and conditions of such other stock based awards including, without limitation, vesting conditions, to whom and when other stock-based awards will be made, the number of shares to be awarded and whether such awards may be settled in cash, shares or a combination of cash and shares.

Adjustments Upon Certain Events. In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, an extraordinary cash dividend, separation, spin-off or a reorganization, or a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its subsidiaries, the 2007 Plan Committee will act in good faith and make appropriate and equitable substitutions or adjustments, as applicable, to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2007 Stock Plan, (B) the number and kind of shares or other securities subject to outstanding awards; (C) performance metrics and targets underlying outstanding awards; and (D) the option exercise price of outstanding options. In the case of a corporate transaction that does not constitute a change of control of us (“Change of Control”), the 2007 Plan Committee will act in good faith and make appropriate and equitable substitutions or adjustments which may include, without limitation, (1) the cancellation of outstanding awards in exchange for the same amount and kind of consideration, in the same proportion, as that received by each of our sponsors; and (2) the substitution of other property for the shares subject to outstanding awards.

In the case of a corporate transaction that does constitute a Change of Control, unless a participant agrees otherwise with respect to his own awards, then all outstanding awards will be cancelled in exchange for, on a per share basis, the same amount and kind of consideration, in the same proportion as that received by each of our Sponsors.

In the event of an extraordinary cash distribution on our shares, the option exercise price of each option will be reduced by the amount of such cash distribution, but only to the extent permitted without subjecting such option to tax under Section 409A of the Internal Revenue Code. If the adjustment amount exceeds the reduction permitted without subjecting such option to Section 409A of the Internal Revenue Code, then, if and when the option becomes a vested option, the holder thereof may receive, in addition to the shares subject to such option, an amount in cash or in the form of additional shares having a value equal to such excess.

Limitations on Transferability. Generally, awards granted under the 2007 Stock Plan are not assignable or otherwise transferable, except by designation of a beneficiary in compliance with any applicable laws, by will or by the laws of descent and distribution.

Amendment and Termination. The 2007 Stock Plan may be modified or amended in any respect by our board of directors or by the 2007 Plan Committee with the prior approval of our board of directors, except that the 2007 Stock Plan may not be modified or amended as it pertains to any existing award agreement without the consent of an applicable participant where such modification or amendment would materially impair the rights of such participant. In addition, no such amendment may be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or regulation or the listing standards of the securities exchange, which is, at the applicable time, the principal market for our common stock.

2013 Stock Incentive Plan

In connection with the initial public offering, on November 12, 2013, our board of directors adopted, and, our stockholders approved, the ARAMARK Holdings Corporation 2013 Stock Incentive Plan (the “2013 Stock Plan”) to be effective December 1, 2013.

Purpose. The purpose of the 2013 Stock Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our current and prospective directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, which may (but need not) be measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

Administration. The 2013 Stock Plan will be administered by the compensation committee of our board of directors, a sub-committee or other committee of our board of directors as may be appointed pursuant to the 2013 Stock Plan or our board of directors (as applicable, the “2013 Plan Committee”). The 2013 Plan Committee has the sole and plenary authority to establish the terms and conditions of any award and any amendments thereto consistent with the provisions of the 2013 Stock Plan. The 2013 Plan Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2013 Stock Plan and any instrument or agreement relating to, or any award granted under, the 2013 Stock Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the 2013 Plan Committee deems appropriate for the proper administration of the 2013 Stock Plan; accelerate the vesting or exercisability of, payment for or lapse of restrictions on awards; and to make any other determination and take any other action that the 2013 Plan Committee deems necessary or desirable for the administration of the 2013 Stock Plan.

Shares Subject to the 2013 Stock Plan. The 2013 Stock Plan provides that the total number of shares of common stock that may be issued under the 2013 Stock Plan is 25,500,000. Of this amount, no more than 2,000,000 shares of common stock may be issued upon the exercise of incentive stock options; no more than 2,000,000 shares of common stock issuable upon the exercise of options or stock appreciation rights may be granted to any single participant during any calendar year; no more than 800,000 shares of common stock may be earned by any single participant in respect of a single calendar year during a performance period or in the event any such award is paid in cash, other securities or other property, no more than the fair market value of 800,000 shares of common stock on the last day of the performance period to which such award relates; and the maximum amount that can be paid to any single participant in any one calendar year pursuant to a cash bonus award is $8,000,000. To the extent an award is forfeited, cancelled, redeemed, terminated or expires unexercised, the number of shares of common stock subject to such award will become available again for grant under the 2013 Stock Plan. Shares of common stock that are used to pay the exercise price of an award or to satisfy tax withholding obligations, including shares redeemed as part of a “net exercise” settlement, will become available for future grant under the 2013 Stock Plan.

Awards may, in the sole discretion of the 2013 Plan Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us or with which we combine

(referred to as “substitute awards”). The number of shares of common stock underlying any substitute awards will not be counted against the total number of shares of common stock available for awards under the 2013 Stock Plan. No award may be granted under the 2013 Stock Plan during any suspension of the 2013 Stock Plan or after the tenth anniversary of the effective date (as defined therein), but awards theretofore granted may extend beyond that date.

Options. The 2013 Plan Committee may grant non-qualified stock options and incentive stock options, under the 2013 Stock Plan. All stock options granted under the 2013 Stock Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date the option is granted, and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code. The maximum term for stock options granted under the 2013 Stock Plan will be ten years from the initial date of grant, or five years with respect to any stock options intended to qualify as incentive stock options granted to a participant who owns stock representing more than 10% of the voting power of all classes of stock of us or any of our affiliates.

The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law and subject to the limitations set forth in the 2013 Stock Plan: (i) in cash, (ii) by surrender of shares of common stock having a fair market value equal to the aggregate exercise price for the shares being purchased, (iii) through a “net exercise” arrangement where a number of shares with a fair market value equal to the exercise price is withheld by us in satisfaction of the exercise price and tax withholding obligations; (iv) in other property having a fair market value on the date of exercise equal to the purchase price; (v) through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (vi) a combination of the foregoing methods. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights. The 2013 Plan Committee may grant stock appreciation rights under the 2013 Stock Plan. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the 2013 Plan Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the numbers of shares of common stock covered by the stock appreciation right being exercised. The strike price per share of a stock appreciation right granted in tandem with an option will be the exercise price of the related option and in the case of a stock appreciation right granted independent of an option, the fair market value on the date of grant (other than in the case of stock appreciation rights granted in substitution of previously granted awards).

Restricted Shares and Restricted Stock Units. The 2013 Plan Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted stock unit, or, if provided in a restricted stock unit award agreement, in the sole discretion of the 2013 Plan Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the 2013 Stock Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including without limitation the right to vote such restricted shares of common stock. A holder of restricted stock units will have no rights as a stockholder until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of common stock underlying the award have been issued to the holder.

Stock Bonus Awards. The 2013 Plan Committee may issue unrestricted common stock, or other awards denominated in shares of common stock, either alone or in tandem with other awards, under the 2013 Stock Plan.

Deferred Stock Units. The 2013 Plan Committee may grant deferred stock units under the 2013 Stock Plan. Generally, each deferred stock unit will entitle the holder thereof to receive one share of common stock on the date the deferred stock unit becomes vested or upon a specified settlement date thereafter (which settlement date may, but is not required to, be the date of the participant’s termination of relationship). A holder of deferred stock units will have no rights as a stockholder until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of common stock underlying the award have been issued to the holder.

Dividend Equivalents. The 2013 Plan Committee may grant dividend equivalents based on dividends declared on the common stock, to be credited as of the dividend payment dates during the period between the date an award is granted to a participant and the date such award vests, is exercised, is distributed or expires, as determined by the 2013 Plan Committee. Such dividend equivalents will be converted to cash, additional awards or additional shares of common stock by such formula and at such time and subject to such limitations as may be determined by the 2013 Plan Committee.

Performance Compensation Awards. The 2013 Plan Committee may also designate any award as a “performance compensation award” intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The 2013 Plan Committee also has the authority to make an award of a cash bonus to any participant and designate such award as a performance compensation award under the 2013 Stock Plan. The 2013 Plan Committee has sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply. The performance criteria that will be used to establish the performance goals will be based on the attainment of target levels of, a targeted percentage increase in, or, to the extent permitted under Section 162(m) of the Internal Revenue Code, solely the achievement of, one or more of the following Company or business group measures (which may be expressly modified by the 2013 Plan Committee with respect to the relevant performance period): (i) earnings before interest and taxes, (ii) return on net assets, (iii) net income, (iv) after tax return on investment, (v) sales, (vi) revenues, (vii) earnings per share, (viii) total shareholder return, (ix) return on equity, (x) return on investment, (xi) total business return, (xii) return on gross investment, (xiii) operating cash flow, (xiv) free cash flow, (xv) operating income, (xvi) pretax income or (xvii) stock price appreciation. The measures may be based on our absolute performance or our performance relative to a peer group or other external measure of selected performance. The 2013 Plan Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance criteria specified above. To the extent required under Section 162(m) of the Internal Revenue Code, the 2013 Plan Committee will, within the first ninety (90) days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Internal Revenue Code), define in an objective fashion the manner of calculating the performance criteria it selects to use for such performance period and thereafter promptly communicate such performance criteria to the participant and record them in writing.

Change in Capital Structure and Similar Events. In the event of (a) any dividend, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event (including, without limitation, a change of control, as defined in the 2013 Stock Plan) that affects the shares of common stock, or (b) unusual or nonrecurring events (including, without limitation, a change of control) affecting us, any of our affiliates, or the financial statements of us or any of our affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the 2013 Plan Committee in its sole discretion to be necessary or appropriate, then the 2013 Plan Committee must make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of: (i) adjusting any or all of (A) the number of our shares of common stock or other securities which may be delivered in respect of awards or with respect to which awards may be granted under the 2013 Stock Plan and (B) the terms of any outstanding award, including, without limitation, (1) the number of shares of common stock subject to outstanding awards or to which outstanding awards relate, (2) the exercise price or strike price with respect to any award or (3) any applicable performance measures; (ii) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (iii) cancelling any one or more outstanding awards and causing to be paid to the holders, in cash, shares of common stock, other securities or other property, or any combination, the value of such awards, if any, as determined by the 2013 Plan Committee (which if applicable may be based upon the price per share of common stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price thereof.

Effect of Change of Control. Except to the extent otherwise provided in an award agreement, in the event of (i) the occurrence of a change of control of us (“Change of Control”) and (ii) thereafter, there is a termination of relationship of a participant by us without cause or by the participant for good reason (if applicable) that occurs prior to the second anniversary of the date of such Change of Control, then notwithstanding any provision of the 2013 Stock Plan to the contrary, with respect to all or any portion of the participant’s outstanding award or awards: (a) the then outstanding options and stock appreciation rights will become immediately exercisable on the date of the termination of relationship; (b) the period of restriction applicable to awards will expire as on the date of the termination of relationship (including without limitation a waiver of any applicable performance goals); (c) performance periods in effect on the date the termination of relationship will end on such date, and all applicable performance goals will be deemed to have been achieved at the applicable “target” levels of performance; and (d) all awards that have been previously deferred to be settled in full as soon as practicable, but if and only if, with respect to an award which provides for the deferral of compensation and is subject to Section 409A of the Internal Revenue Code, (I) such termination of relationship occurs prior to the second anniversary of the Change of Control and (II) such settlement does not contradict any pre-existing deferral election under any other plan, program or arrangement of the Company or any of its Affiliates then in effect.

Nontransferability of Awards. An award will not be transferable or assignable by a participant except by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the 2013 Plan Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfer to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue, or terminate the 2013 Stock Plan or any portion thereof at any time, except that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement (including the rules or requirements of any securities exchange or inter-dealer quotation system on which our shares may be listed). In addition, any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.

Plan Duration and 162(m) Approval. The 2013 Stock Plan will expire on the tenth anniversary of the effective date of the plan, and no awards may be granted after such expiration, but the terms of the 2013 Stock Plan will continue to apply to previously granted awards. If determined by the 2013 Plan Committee, the 2013 Stock Plan will be approved by stockholders of the Company no later than the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the effective date of the initial public offering occurs, in order for certain awards granted after such time to be exempt from deduction limitations of Section 162(m) of the Internal Revenue Code.

Claw-back Provisions. All awards (including any proceeds, gains or other economic benefit actually or constructively received by the participant in respect of such awards) will be subject to the provisions of any claw-back policy implemented by the Company or set forth in the applicable award agreement, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Director Compensation

Annual Cash Compensation for Board Service

Each non-employee, non-Sponsor director receives $100,000 annually for service on the board, payable quarterly in arrears. The chairman of the Audit Committee is eligible to receive an additional annual retainer of $20,000, the chairman of the Compensation Committee is eligible to receive an additional annual retainer of $15,000 and the chairmen of the Nominating and Corporate Governance Committee and the Finance Committee are eligible to receive an additional annual retainer of $10,000, provided, in each case, that such committee chairmen are non-employee, non-Sponsor directors. Mr. Ksansnak currently is the only committee chairman who receives an additional annual retainer ($20,000), since he is the only non-employee, non-Sponsor director who chairs a standing committee. In the first quarter of fiscal 2013, Messrs. Babbio (Finance Committee), Robert J. Callander (Compensation Committee), Kean (Nominating Committee) and Ksansnak (Audit Committee) each received additional fees for chairing board committees.

Following the initial public offering, each member of the board who is not an employee of the Company will be entitled to receive an annual cash retainer of $100,000, including the Sponsor directors. Following the initial public offering, the Nominating and Corporate Governance Committee chairman will be entitled to receive an annual cash retainer of $15,000, rather than the current annual cash retainer of $10,000. While Sponsor directors will become eligible to receive annual board retainer fees following the initial public offering, they will not be eligible for committee chair fees.

Annual Deferred Stock Unit Grant

Each non-employee, non-Sponsor director received an annual grant of $100,000 worth of deferred stock units (“DSUs”) under the 2007 Stock Plan, which vest immediately upon grant. DSUs granted in fiscal 2013 are deliverable to a director in shares of our common stock six months after his service as a director terminates.

Beginning in February 2014, each member of the board who is not an employee of the Company will receive an annual grant of $125,000 worth of DSUs under the 2013 Stock Plan. These DSUs will vest on the first anniversary of the date of grant, subject to the director’s continued service on the board of directors through the vesting date, and will be settled in shares of the Company’s common stock on the first day of the seventh month following termination of service. Directors who are appointed to the board during the year will be entitled to a prorated DSU grant.

Director Deferred Compensation Plan

Prior to our 2007 Transaction, our non-employee directors could participate in our Deferred Compensation Plan for Directors, electing to receive all or part of an annual cash retainer in the form of deferred shares and/or deferred cash. We credit amounts deferred with interest at the Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year; which was 4.58% beginning January 1, 2013. From September 29, 2012 until December 31, 2012, we credited amounts deferred with an interest rate equal to 5.37%. This plan was frozen in 2007 and only Governor Kean retains a balance, which accrues interest.

Health and Welfare Premiums

Current non-employee, non-Sponsor directors are eligible to participate in the Company’s health and welfare programs, for which the Company pays a portion of the premiums. The Company discontinued providing the benefit for new directors in May 2012, but grandfathered the benefit for then-serving non-employee, non-Sponsor directors who continue to serve on our board.

Effective December 31, 2013, non-employee, non-Sponsor directors will no longer be eligible to participate in the Company’s health and welfare plans.

Non-Employee, Non-Sponsor Directors

The following table sets forth compensation information for our non-employee, non-Sponsor directors in fiscal 2013. Mr. Callander retired from our Board effective January 1, 2013 and Governor Kean did not stand for re-election in November 2013.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)(4)	Total ($)
Lawrence T. Babbio, Jr.	105,000	99,997	—	—	204,997
Robert J. Callander	28,750	—	—	2,267	31,017
Leonard S. Coleman, Jr.	100,000	99,997	—	13,333	213,330
Thomas H. Kean	105,000	99,997	460	9,066	214,523
James E. Ksansnak	120,000	99,997	—	9,066	229,063

(1)	Includes base director fees of $100,000, as well as chair fees as follows: for Messrs. Babbio and Kean, $5,000 in chair fees for serving as chairman of the Finance Committee and Nominating Committee, respectively, for Mr. Callander, $3,750 in chair fees for serving as the chairman of the Compensation Committee, and for Mr. Ksansnak, $20,000 in chair fees for serving as chairman of the Audit Committee (amounts have been prorated to reflect the portion of fiscal 2013 that Messrs. Babbio, Calendar and Kean served as Chairmen of committees).
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the DSUs granted on March 2, 2013. As of fiscal year end, Messrs. Babbio, Coleman, Kean and Ksansnak each held 55,584 DSUs. Mr. Callander held no DSUs at 2013 fiscal year-end. For additional information on the valuation assumptions and more discussion with respect to the stock options, refer to Note 10 to the consolidated financial statements appearing elsewhere in this prospectus.
(3)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.
(4)	Consists of the Company’s portion of the premiums for health and welfare benefits for the directors and their families.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Holdings owns 100% of the capital stock of ARAMARK Intermediate Holdco Corporation, which owns 100% of the capital stock of ARAMARK Corporation.

The following table sets forth information with respect to the beneficial ownership, as of December 27, 2013, of (i) each individual or entity known by us to own beneficially more than 5% of the shares of our common stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is ARAMARK Holdings Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107.

Name of Beneficial Owner	Beneficial Ownership of ARAMARK Holdings Corporation Common Stock	Percentage of ARAMARK Holdings Corporation Common Stock(1)
Principal Stockholders:
GS Capital Partners(2)	39,865,672	17.35%
CCMP Capital Investors(3)	19,932,836	8.67
J.P. Morgan Partners(4)	19,932,836	8.67
Thomas H. Lee Partners(5)	39,865,672	17.35
Warburg Pincus LLC(6)	40,711,877	17.71

Directors and Named Executive Officers:
Joseph Neubauer(7)	18,058,446	7.86
L. Frederick Sutherland(8)	2,789,040	1.21
Lynn B. McKee(9)	1,249,758	*
Eric J. Foss(10)	813,168	*
Stephen R. Reynolds(11)	86,194	*
Christina T. Morrison	—	—
Todd M. Abbrecht(12)	—	—
Lawrence T. Babbio, Jr.(13)	—	—
David A. Barr(6)(14)	40,711,877	17.71
Leonard S. Coleman, Jr.(15)	—	—
Daniel J. Heinrich	—	—
James E. Ksansnak(16)	—	—
Sanjeev Mehra(2)	39,865,672	17.35
Stephen P. Murray(3)	19,932,836	8.67
Stephen Sadove	—	—
Directors and Executive Officers as a Group (17 Persons)(17)	23,304,232	10.00

*	Less than one percent or one share, as applicable.
(1)	As of December 27, 2013, we had 229,958,467 shares outstanding.
(2)	Shares shown as beneficially owned by GS Capital Partners reflect ownership by the following entities: GS Capital Partners V Fund, L.P.; GS Capital Partners V Offshore Fund, L.P.; GS Capital Partners V Institutional, L.P.; and GS Capital Partners V GmbH & Co. KG (collectively, the “GS Entities”). The GS Entities, of which affiliates of the Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager, share voting and investment power with certain of its respective affiliates. Mr. Sanjeev Mehra is a Managing Director of Goldman, Sachs & Co. and may be deemed to have beneficial ownership of the shares held by the GS Entities. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Mehra each disclaim beneficial ownership of the shares held directly or indirectly by the GS Entities, except to the extent of its pecuniary interest therein, if any. The address of the GS Entities, the Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Mehra is c/o The Goldman Sachs Group, 200 West Street, New York, New York 10282.
(3)	Shares shown as beneficially owned by CCMP Capital Investors reflect ownership by the following entites: CCMP Capital Investors II, L.P.; and CCMP Capital Investors (Cayman) II, L.P. CCMP Capital, LLC is the sole owner of CCMP Capital Associates GP, LLC, which is the general partner of CCMP Capital Associates, L.P., which is the general partner of each of CCMP Capital Investors II, L.P. and CCMP Capital Investors (Cayman) II, L.P. Stephen Murray is President and Chief Executive Officer of CCMP Capital, LLC, and of CCMP Capital Advisors, LLC. Mr. Murray is a member of a CCMP Capital, LLC investment committee that makes voting and disposition decisions with respect to the shares held by the CCMP Capital Investors, and may be deemed to have beneficial ownership of such shares. Mr. Murray disclaims beneficial ownership of the shares held by the CCMP Capital Investors. CCMP Capital Advisors, LLC, pursuant to an agreement with JPMorgan Chase & Co. and J.P. Morgan Partners, LLC, advises J.P. Morgan Partners with respect to certain of its private equity investments, including its investment in the Company. CCMP Capital Advisors, LLC, and its affiliates, including Mr. Murray, disclaims beneficial ownership of the shares owned by J.P. Morgan Partners and its affiliates. The address of the entities listed above and of Mr. Murray is 245 Park Avenue, 16th Floor, New York, New York 10167, except that the address for CCMP Capital Investors (Cayman) II, L.P. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.
(4)

Shares shown as beneficially owned by J.P. Morgan Partners reflect ownership by the following entities: (i) J.P. Morgan Partners (BHCA), L.P.; (ii) J.P. Morgan Partners Global Investors, L.P.; (iii) J.P. Morgan Partners Global Investors A, L.P.; (iv) J.P. Morgan Partners Global Investors (Cayman), L.P.; (v) J.P. Morgan Partners Global Investors (Cayman) II, L.P.; (vi) J.P. Morgan Partners Global Investors (Selldown), L.P.; and (vii) J.P. Morgan Partners Global Investors (Selldown) II, L.P. The general partner of J.P. Morgan Partners (BHCA), L.P. is JPMP Master Fund Manager, L.P. The general partner of the entities listed in clauses (ii) through (vii) is JPMP Global Investors, L.P. The general partner of JPMP Master Fund Manager, L.P. and JPMP Global Investors, L.P. is JPMP Capital Corp., a wholly owned subsidiary of JPMorgan Chase & Co., a publicly traded company. The address of the J.P. Morgan Partners entities is 270 Park Avenue, 10th Floor, New York, New York 10017, except the address of each Cayman entity is c/o Trident Trust Company (Cayman) Limited, PO Box 847, 4th Floor, One Capital Place, Grand Cayman KY1-1102, Cayman Islands.

(5)

Shares shown as beneficially owned by investment funds affiliated with Thomas H. Lee Partners, L.P. reflect ownership by the following entities: Thomas H. Lee Equity Fund VI, L.P.; Thomas H. Lee Parallel Fund VI, L.P.; Thomas H. Lee Parallel (DT) Fund VI, L.P.; THL Equity Fund VI Investors (Aramark), LLC; THL Coinvestment Partners, L.P. (collectively, the “THL Funds”); Putnam Investment Holdings, LLC; and Putnam Investments Employees’ Securities Company III LLC (collectively, the “Putnam Funds”). THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the sole member of THL Equity Advisors VI, LLC, which is the general partner of Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P. and the manager of THL Equity Fund VI Investors (Aramark), LLC. Thomas H. Lee Partners, L.P. is the general partner of THL Coinvestment Partners, L.P. . The Putnam Funds are co-investment entities of the THL Funds, and are contractually obligated to co-invest (and dispose of securities) alongside certain of the THL Funds on a pro rata basis. Voting and investment determinations with respect to the shares held by the THL Funds are made by the management committee of THL Holdco, LLC. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, LLC, and as such may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds. Each of Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities. Putnam Investment Holdings, LLC (“Holdings”) is the managing member of Putnam Investments Employees’ Securities Company III LLC (“ESC III”). Holdings disclaims any beneficial ownership of any shares held by ESC III. Putnam Investments LLC, the managing member of Holdings, disclaims beneficial ownership of any shares held by the Putnam Funds. The address of each of the THL Funds and Messrs. DiNovi and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. The address of each of the Putnam Funds is c/o Putnam Investment, Inc., 1 Post Office Square, Boston, Massachusetts 02109.
(6)	Shares shown as beneficially owned by affiliates of Warburg Pincus LLC, a New York limited liability company (“WP LLC”) reflect ownership by Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”). The general partner of WP IX is Warburg Pincus IX LLC, a New York limited liability company (“WP IX LLC”). Warburg Pincus Partners LLC, a New York limited liability company (“WP Partners”), is the sole member of WP IX LLC. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP Partners. WP LLC manages WP IX. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Co-Chief Executive Officers and Managing Members of WP LLC and may be deemed to control the Warburg Pincus entities, Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities and Messrs. Kaye and Landy is 450 Lexington Avenue, New York, New York 10017.
(7)	Shares shown as beneficially owned by Mr. Neubauer reflect 120,000 shares subject to stock options exercisable as of December 27, 2013, or within 60 days of December 27, 2013.
(8)	Includes beneficial ownership of shares held by a family limited liability company for which Mr. Sutherland serves as a manager. Shares shown as beneficially owned by Mr. Sutherland reflect 1,440,639 shares subject to stock options exercisable as of December 27, 2013, or within 60 days of December 27, 2013 and 3,390 shares of restricted stock scheduled to vest within 60 days of December 27, 2013.
(9)	Includes beneficial ownership of shares held by a general partnership for which Ms. McKee serves as a general partner. Shares shown as beneficially owned by Ms. McKee reflect 910,790 shares subject to stock options exercisable as of December 27, 2013, or within 60 days of December 27, 2013 and 3,390 shares of restricted stock scheduled to vest within 60 days of December 27, 2013.
(10)	Shares shown as beneficially owned by Mr. Foss reflect 448,250 shares subject to stock options exercisable as of December 27, 2013, or within 60 days of December 27, 2013 and 14,250 shares of restricted stock scheduled to vest within 60 days of December 27, 2013.
(11)	Shares shown as beneficially owned by Mr. Reynolds reflect 84,694 shares subject to stock options exercisable as of December 27, 2013, or within 60 days of December 27, 2013 and 903 shares of restricted stock scheduled to vest within 60 days of December 27, 2013.
(12)

Does not include shares of common stock held by the THL Funds or the Putnam Funds. Mr. Abbrecht is a member of THL Holdco, LLC, and by virtue of the relationships described in footnote (5) above, may be deemed to share beneficial ownership of the shares held by the THL Funds. Mr. Abbrecht disclaims beneficial ownership of the shares referred to in footnote (4) above. The address for Mr. Abbrecht is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(13)	Does not include 55,584 deferred stock units, which will convert to shares of common stock and be delivered to Mr. Babbio six months following his termination as a director.
(14)	David A. Barr is a Partner of Warburg Pincus & Co. and a Member and Managing Director of Warburg Pincus LLC. Mr. Barr disclaims beneficial ownership of all shares of common stock held by the Warburg Pincus entities. The address for Mr. Barr is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, NY 10017.
(15)	Does not include 55,584 deferred stock units, which will convert to shares of common stock and be delivered to Mr. Coleman six months following his termination as a director.

(16)	Does not include 55,584 deferred stock units, which will convert to shares of common stock and be delivered to Mr. Ksansnak six months following his termination as a director.
(17)	Does not include shares that may be deemed to be beneficially owned but disclaimed by Mr. Murray, Mr. Barr and Mr. Mehra pursuant to notes 2, 14 and 1, respectively. Shares shown as beneficially owned by Directors and Executive Officers as a group reflect 3,221,828 shares subject to stock options exercisable currently, or within 60 days of December 27, 2013 and 21,933 shares of restricted stock scheduled to vest within 60 days of December 27, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Person Transactions

The Board of Directors adopted a written Policy Regarding Transactions with Related Persons, which is administered by our Audit and Corporate Practices Committee (the “Audit Committee”). This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined in Item 404(a) of SEC Regulation S-K) has a direct or indirect material interest; provided, however, our board of directors has determined that certain transactions not required to be reported pursuant to Item 404(a) of SEC Regulation S-K are not considered to be transactions covered by the Policy. Under the policy, a related person transaction must be reported to the Company’s General Counsel and be reviewed and approved or ratified by the Audit Committee in accordance with the terms of the policy, prior to the effectiveness or consummation of the transaction, whenever practicable. The Audit Committee will review all relevant information available to it about the potential related person transaction. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Person in connection with the approval of the Related Person Transaction.

Stockholder Arrangements

Stockholders Agreement

In connection with the 2007 Transaction, we entered into a stockholders agreement with Mr. Neubauer, the Sponsors and other management participants, which agreement was amended and restated in connection with our initial public offering (as so amended, the “Stockholders Agreement”). The Stockholders Agreement contains agreements among the parties with respect to the nomination and election of directors, restrictions on the transfer of shares, informational rights, corporate opportunities, and certain other corporate governance provisions.

Under the Stockholders Agreement, each of GS Capital Partners, CCMP Capital Advisors, Thomas H. Lee Partners, L.P. and Warburg Pincus is entitled to select for nomination one person to serve on our board of directors, which right falls away when such Sponsor’s share ownership falls below 20% of the original share amount acquired by such Sponsor in connection with the 2007 Transaction (which is equal to the share amount currently held by such Sponsor). In addition, pursuant to the agreement Mr. Neubauer is entitled to serve on our board of directors for as long as he and our employees collectively own 5% or more of outstanding shares on a fully diluted basis and will serve as the chairman of the board until at least the earlier of the first annual meeting of stockholders following our initial public offering or November 30, 2014. Management stockholders are entitled to proportionate director representation based on their aggregate share ownership and Mr. Foss serves as the management stockholders’ representative. Unless waived, a majority of the Sponsor directors and Mr. Neubauer must be present in order to constitute a quorum for purposes of any meeting of our board of directors.

Stockholders party to the Stockholders Agreement may not transfer shares except pursuant to certain exceptions set forth in the agreement, including to specifically permitted transferees, in a public offering subject to the Registration Rights Agreement (as defined below) or as otherwise approved by the coordination committee established under the Registration Rights Agreement. In addition, under the Stockholders Agreement management stockholders will generally be permitted to sell up to 50% of their shares (including shares underlying stock-based awards) commencing six months following our initial public offering and the remainder of their shares commencing one year following our initial public offering, in each case subject to the company’s policies. Management stockholders also may transfer shares to pay an option price or withholding tax in connection with a stock-based award. Mr. Neubauer and certain affiliated stockholders are also entitled to make certain transfers commencing in May 2014 or to cultural or academic not-for-profit institutions. The restrictions on transfer set forth in the Stockholders Agreement are in addition to those set forth in the lock-up agreements entered into in connection with our initial public offering.

Registration Rights Agreement

In connection with the 2007 Transaction, we entered into a registration rights agreement with Mr. Neubauer, the Sponsors and other management participants, which agreement was amended and restated in connection with our initial public offering (as so amended, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, these existing stockholders are entitled to participate in certain offerings of the Company’s securities registered under the Securities Act which are initiated by the Company, the Sponsors or Mr. Neubauer, subject to certain exceptions. In addition, under the agreement certain stockholders who hold more than 10% of our then-outstanding shares, or Mr. Neubauer, or the coordination committee (in the case of a “shelf” registration), have the right to require us to file a registration statement with the SEC for the resale of our common stock following the completion of our initial public offering. The agreement provides to the Sponsors an unlimited number of “demand” registrations and provides to Mr. Neubauer two “demand” registrations. In addition, the Sponsors, Mr. Neubauer and, in certain circumstances, some members of senior management are also entitled to “piggy back” rights in subsequent offerings. In any subsequent offerings in which “piggy back” rights apply, Mr. Neubauer is entitled to participate in the offering at a participation rate two times his pro rata share as compared to the pro rata share of the Sponsors. The Registration Rights Agreement also provides that we will pay certain expenses of these stockholders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act of 1933, as amended.

Financing Transactions

We manage our exposure to interest rate changes with respect to our floating rate indebtedness through the use of interest rate swaps. Before and subsequent to the closing of the 2007 Transaction on January 26, 2007, our financial institution counterparties on these swaps have included entities affiliated with GS Capital Partners and with J.P. Morgan Partners, two of our Sponsors. As of December 27, 2013, the notional value of interest rate swaps with entities affiliated with GS Capital Partners was $429 million and with entities affiliated with J.P. Morgan Partners was $404 million. In all of these swaps, we pay the counterparty a fixed interest rate in exchange for their payment of a floating interest rate. The net payments to entities affiliated with GS Capital Partners and entities affiliated with J.P. Morgan Partners pursuant to interest rate swap transactions in fiscal 2013 were approximately $3.1 million and $5.5 million, respectively.

JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Partners, serves as administrative agent, collateral agent and LC facility issuing bank for our Amended and Restated Credit Agreement dated as of March 26, 2010 (the “Credit Agreement”). In each of fiscal 2012 and 2013, we paid JPMorgan Chase Bank, N.A. $200,000 for these services.

We engaged Goldman Sachs Lending Partners LLC and J.P. Morgan Securities LLC, affiliates of GS Capital Partners and J.P. Morgan Partners, respectively, as co-lead arrangers in connection with several amendments to our Credit Agreement since the beginning of fiscal 2012. Under these engagements, Goldman Sachs Lending Partners LLC and J.P. Morgan Securities LLC were each paid (i) approximately $2.3 million on February 29, 2012 in connection with Amendment Agreement No. 2, (ii) approximately $2.2 million on December 20, 2012 in connection Amendment Agreement No. 3 and (iii) approximately $3.1 million in connection with Amendment Agreement No. 4. In addition, we paid approximately $565,000 in the aggregate in legal fees related to the Amendment Agreements on behalf of these co-lead arrangers.

Goldman, Sachs & Co. and J.P. Morgan Securities LLC, affiliates of GS Capital Partners and J.P. Morgan Partners, respectively, each acted as a lead book running manager and a representative of the initial purchasers of the $1,000 million aggregate principal amount of 5.75% Senior Notes due 2020 (the “2020 Notes”) that ARAMARK Corporation issued on March 7, 2013. Goldman, Sachs & Co. and J.P. Morgan Securities LLC were each paid $3.6 million in connection with the offering of the 2020 Notes. The proceeds from the offering, along with borrowings under the new term loans pursuant to Amendment Agreement No. 4, were used to tender any and all of (i) our outstanding 8.625% / 9.375% Senior Notes due 2016 (ii) ARAMARK Corporation’s outstanding 8.50% Senior Notes due 2015 and (iii) ARAMARK Corporation’s outstanding Senior Floating Rate

Notes due 2015 (the “March 2013 Tender Offer”). Goldman, Sachs & Co. acted as a dealer manager in connection with the March 2013 Tender Offer and we paid approximately $42,000 in legal fees in connection with this engagement on behalf of Goldman, Sachs & Co.

Goldman Sachs & Co. and J.P. Morgan Securities LLC, affiliates of GS Capital Partners and J.P. Morgan Partners, respectively, each acted as a joint book running manager and a representative of the underwriters of the initial public offering.

Goldman Sachs Lending Partners LLC is an affiliate of GS Capital Partners, and Sanjeev Mehra, Managing Director of Goldman, Sachs & Co. and a member of the board of directors of the Company. JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC are affiliates of J.P. Morgan Partners, Stephen P. Murray, who serves on the board of directors of the Company, was employed by J.P. Morgan Partners until August 2006 and has been employed by CCMP Capital Advisors since August 2006.

Other Transactions

Effective March 5, 2013, Mr. Neubauer’s 1995 Trust surrendered split dollar life insurance policies it owned, in which the Company held a security interest. Pursuant to Mr. Neubauer’s Split Dollar Life Insurance Agreement, prior to 2003 we paid a substantial portion of the premiums on the policies, and those amounts were required to be repaid from the proceeds of the policies upon their termination. We did not charge interest in each fiscal year on this amount, but we captured at least some of the foregone interest because we reduced the amount of the interest that would otherwise accrue on Mr. Neubauer’s deferred compensation. At March 5, 2013, the effective date of the surrender of the policies, the amount of the premium repayment obligation was $ 2,497,692. Upon the surrender of the policies, we received the amount of the premium repayment obligation and then remitted the remaining $1,341,212 to Mr. Neubauer’s 1995 Trust.

DESCRIPTION OF OTHER INDEBTEDNESS

The summary of our senior secured credit facilities set forth below is qualified in its entirety by the actual text of the applicable agreement, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus constitutes a part and which may be obtained on publicly available websites at the addresses set forth under “Available Information.”

Senior Secured Credit Facilities

Overview

Senior Secured Credit Facilities

Our senior secured credit facilities currently provide:

•	a total of $4,064.8 million in term loan facilities comprised of various tranches denominated in U.S. Dollars, Canadian dollars, euros, yen and pounds sterling;

•	a revolving credit facility of up to $605.0 million available for loans denominated in U.S. Dollars, $50.0 million of which is also available in Canadian dollars; and

•	a synthetic letter of credit facility of up to $200.0 million.

The primary borrower under the senior secured credit facilities is ARAMARK Corporation. In addition, certain subsidiaries of ARAMARK Corporation are borrowers under certain tranches of the term loan facility and/or the revolving credit facility. Holdings is not a guarantor under the senior secured credit facilities and is not subject to the covenants or obligations under the senior secured credit agreement.

The revolving credit facility currently consists of the following subfacilities:

•	a revolving credit facility available for loans in U.S. dollars to ARAMARK Corporation with aggregate commitments of $555.0 million; and

•

a revolving credit facility available for loans in Canadian dollars or U.S. dollars to ARAMARK Canada Ltd., a wholly-owned Canadian subsidiary, and ARAMARK Corporation with aggregate commitments of $50.0 million.

The final maturity date of $515.0 million of the $555.0 million U.S. revolving loan commitments and all of the Canadian revolving loan commitments is January 26, 2017, provided, however, that the maturity date accelerates to April 26, 2016 if any term loans, other than the term loans due September 7, 2019 and any other term loans with a maturity at least 91 days after January 26, 2017, remain outstanding on April 26, 2016. The final maturity date of the $40.0 million remaining U.S. dollar revolving loan commitments is January 26, 2015.

Our revolving credit facility includes a $250.0 million sublimit for letters of credit and includes borrowing capacity available for short-term borrowings referred to as swingline loans subject to a sublimit.

The senior secured credit facilities provide that we have the right at any time to request up to $630.0 million of incremental commitments in the aggregate under one or more incremental term loan facilities and/or synthetic letter of credit facilities and/or revolving credit facilities and/or by increasing commitments under the revolving credit facility. The lenders under these facilities are not under any obligation to provide any such incremental facilities or commitments, and any such addition of or increase in facilities or commitments will be subject to pro forma compliance with an incurrence-based financial covenant and customary conditions precedent. Our ability to obtain extensions of credit under these incremental facilities or commitments is subject to the same conditions as extensions of credit under the existing credit facilities.

As of December 27, 2013, outstanding term loan borrowings were $4,064.8 million (recorded at $4,057.4 million to reflect original issue discount) and outstanding revolving credit borrowings were $189.3 million.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs, (b) with respect to borrowings denominated in U.S. Dollars, a base rate determined by reference to the higher of (1) the prime rate of the administrative agent, (2) the federal funds rate plus 0.50% and (3) the LIBOR rate plus 1% or (c) with respect to borrowings denominated in Canadian dollars, (1) a base rate determined by reference to the prime rate of Canadian banks or (2) a BA (bankers’ acceptance) rate determined by reference to the rate offered for banker’s acceptances in Canadian dollars for the interest period relevant to such borrowing.

The applicable margin spread for U.S. dollar borrowings under the revolving credit facility are 3.25% with respect to eurocurrency (LIBOR) borrowings and 2.25% with respect to base-rate borrowings. The applicable margin spread for Canadian dollar borrowings under the revolving credit facility are 3.25% for BA (bankers’ acceptance) rate borrowings and 2.25% for base rate borrowings. U.S. and Canadian swingline loans must be base rate borrowings.

In addition to paying interest on outstanding principal, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The commitment fee rate is 0.50% per annum.

Maturity Dates

Beginning on March 26, 2010, we began extending the maturity dates of our term loans from January 26, 2014 to July 26, 2016 through a series of amendments to our senior secured credit agreement. On December 20, 2012, we extended the maturity of approximately $650 million of term loans, representing the remaining balance of un-extended term loans, and on March 7, 2013, we borrowed an additional $1,400 million of term loans, which have a maturity date of September 7, 2019. The applicable margin spreads for all term loans are as follows (i) 3.50% for U.S. dollar denominated LIBOR term loan borrowings other than the term loans maturing on September 7, 2019 and Euro denominated LIBOR term loan borrowings, (ii) 2.50% for U.S. dollar denominated base rate term loan borrowings other than term loans maturing on September 7, 2019, (iii) 3.00% for the term loans maturing on September 7, 2019 borrowed at the LIBOR rate, (iv) 2.00% for the term loans maturing on September 7, 2019 borrowed at the base rate and (v) 3.50% for yen denominated term loans and sterling denominated term loans borrowings.

Beginning on March 26, 2010, we began extending the maturity dates of the deposits securing the synthetic letter of credit facility from January 26, 2014 to July 26, 2016 through a series of amendments to our senior secured credit agreement. We have extended the maturity dates for $159.3 million of synthetic letter of credit facility deposits to July 26, 2016. The maturity dates for the remaining $40.7 million of un-extended synthetic letter of credit facility deposits remain January 26, 2014. Fees with respect to the $159.3 million of extended letter of credit facility deposits are 3.50%. Fees on the $40.7 million of un-extended synthetic letter of credit facility deposits are 1.875% to 2.125% depending on ARAMARK Corporation’s ratio of Consolidated Secured Debt to Covenant EBITDA, as defined in the senior secured credit agreement. The actual fees on the un-extended synthetic letter of credit facility deposits as of December 27, 2013 were 2.00%.

Prepayments

The senior secured credit agreement requires us to prepay outstanding term loans, subject to certain exceptions, with:

•

50% of ARAMARK Corporation’s annual excess cash flow (as defined in the senior secured credit agreement) with stepdowns to 25% and 0% upon ARAMARK Corporation’s reaching a certain senior secured leverage ratio threshold;

•	100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property subject to certain exceptions and customary reinvestment rights; and

•

100% of the net cash proceeds of any incurrence of debt, including debt incurred by any business securitization subsidiary in respect of any business securitization facility, but excluding proceeds from the receivables facilities and other debt permitted under the senior secured credit agreement.

The foregoing mandatory prepayments will be applied to the term loan facilities as directed by us. We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. Prepaid term loans may not be reborrowed.

On March 30, 2007, June 29, 2007 and September 28, 2007, we voluntarily prepaid an additional $40.0 million, $300.0 million and $50.0 million, respectively. In fiscal 2009, we voluntarily prepaid an additional $100.0 million of outstanding term loans in anticipation of a required excess cash flow prepayment in the first quarter of fiscal year 2010. In June 2010 and September 2010, we made optional prepayments of $150.0 million and $150.0 million, respectively, of outstanding U.S. Dollar term loan. In September 2013, we made an optional prepayment of $265.0 million of outstanding U.S. Dollar term loans due on July 26, 2016. The Company used the net proceeds from its IPO to repay borrowings of approximately $154.1 million on the senior secured revolving credit facility that were borrowed during the first quarter of fiscal 2014 and $370.0 million on the senior secured term loan facility, due July 2016.

If a change of control as defined in the senior secured credit agreement occurs, this will cause an event of default under the credit agreement. Upon an event of default, the senior secured credit facilities may be accelerated, in which case we would be required to repay all outstanding loans plus accrued and unpaid interest and all other amounts outstanding under the senior credit facilities.

Amortization and Maturity

We are required to repay installments on the loans under the term loan facilities in quarterly principal amounts of 1% per annum of their funded total principal amount beginning on March 31, 2014. For term loans due on July 26, 2016, the remaining principal amount is payable on the maturity date of July 26, 2016. For term loans due on September 7, 2019, the remaining principal amount is payable on the maturity date of September 7, 2019.

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity. The final maturity date of the Canadian revolving loan commitments and $515.0 million of the $555.0 million U.S. revolving loan commitments is January 26, 2017, provided, however, that the maturity date accelerates to April 26, 2016 if any term loans, other than the term loans due on September 7, 2019 and any other term loans with a maturity at least 91 days after January 26, 2017, remain outstanding on April 26, 2016. The final maturity date of the remaining revolving loan commitments is January 26, 2015.

Principal amounts outstanding under the synthetic letter of credit facility are due and payable in full at maturity, on which day the commitments thereunder will terminate. The final date of maturity for $159.3 million of synthetic letter of credit facility deposits has been extended to July 26, 2016. The final date of maturity for the $40.7 million of un-extended synthetic letter of credit facility deposits remains January 26, 2014.

Guarantee and Security

All obligations under the senior secured credit agreement are unconditionally guaranteed by ARAMARK Intermediate Holdco Corporation and, subject to certain exceptions, substantially all of ARAMARK Corporation’s existing and future domestic subsidiaries (excluding certain immaterial and dormant subsidiaries, receivables facility subsidiaries, business securitization subsidiaries and certain subsidiaries designated by us under our senior secured credit agreement as “unrestricted subsidiaries”), referred to, collectively, as U.S. Guarantors. All obligations of each foreign borrower under the senior secured credit facilities are unconditionally guaranteed by ARAMARK Corporation, the U.S. guarantors and, subject to certain exceptions and qualifications, the respective other foreign borrowers.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all of the following assets of ARAMARK Intermediate Holdco Corporation, ARAMARK Corporation and each U.S. Guarantor, subject to certain exceptions:

•	a pledge of 100% of the capital stock of ARAMARK Corporation;

•

100% of the capital stock held by ARAMARK Intermediate Holdco Corporation, us or any of our domestic subsidiaries that are directly owned by us or one of the U.S. Guarantors and 100% of the capital stock of each of our existing and future foreign subsidiaries that are directly owned by us or one of the U.S. Guarantors; and

•	a security interest in, and mortgages on, substantially all tangible and intangible assets of ARAMARK Intermediate Holdco Corporation, ARAMARK Corporation and each U.S. Guarantor.

Certain Covenants and Events of Default

The senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, ARAMARK Corporation’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness, issue preferred stock or provide guarantees;

•	create liens on assets;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends, make distributions or repurchase our capital stock;

•	make investments, loans or advances;

•	repay or repurchase any notes, except as scheduled or at maturity;

•	create restrictions on the payment of dividends or other transfers to us from our restricted subsidiaries;

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend material agreements governing the senior notes (or any indebtedness that refinances the senior notes); and

•	fundamentally change our business.

In addition, the senior secured credit agreement requires us to maintain the following financial covenants in connection with the revolving credit facility:

•	a maximum senior secured leverage ratio; and

•	maximum annual capital expenditures.

The senior secured credit agreement also contains certain customary affirmative covenants and certain events of default.

Receivables Facility

Overview

We have in place an agreement whereby ARAMARK Receivables, LLC (“ARAMARK Receivables”), a wholly-owned, bankruptcy-remote subsidiary of ARAMARK Corporation, purchases accounts receivable generated by certain of our operating subsidiaries using funding provided through the sale of an interest in such accounts receivable and other related assets to Wells Fargo Bank, N.A. (“Wells Fargo”) and a commercial paper conduit (the “Commercial Paper Conduit”) sponsored by Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch (“Rabobank”). This receivables facility provides an amount of funding up to a maximum of $300.0 million. The availability of funding under the facility depends on the amount of receivables eligible for funding under the receivables facility and satisfaction of other customary conditions. As of December 27, 2013, we had outstanding borrowings under the receivables facility of $300.0 million.

Availability of funding under the receivables facility depends primarily upon the outstanding accounts receivable balance of our subsidiaries that participate in the facility. Aggregate availability is determined by using a formula that reduces the gross receivables balance by factors that take into account, among other things, historical default and dilution rates, excessive obligor concentrations and average days outstanding and the costs of the facility.

The Commercial Paper Conduit may discontinue funding the receivables facility at any time for any reason. If it does, Rabobank will be obligated to fund the Commercial Paper Conduit’s proportion of the receivables facility.

Twenty-three of our subsidiaries participate in the receivables facility program all of which are domestic subsidiaries in our FSS North America segment.

Interest Rates and Fees

ARAMARK Receivables is required to pay interest on the amount of each advance forwarded by Wells Fargo at a variable rate equal to a one-month Eurodollar rate determined daily plus the applicable margin equal to 1.40%. ARAMARK Receivables is required to pay interest on the amount of each advance funded by the Commercial Paper Conduit at the quoted cost of funds for the Commercial Paper Conduit’s issuance of commercial paper plus an applicable margin equal to 1.40%. For the amount of each advance funded through Rabobank directly, the receivables facility provides funding at an applicable margin equal to 1.40%, plus, either (1) a one, two, three or six-month Eurodollar rate plus the applicable margin for revolving loans under our senior secured credit agreement, or (2) the higher of (x) Rabobank’s prime rate and (y) the federal funds effective rate plus 0.50%.

In addition, ARAMARK Receivables is required to pay a fee on the unused portion of the receivables facility of between 0.35% and 0.45% (depending on the level of used capacity) per annum.

In addition, ARAMARK Corporation acts as receivables collection agent, servicing, administering and collecting receivables transferred pursuant to the receivables facility. Under the receivables facility, ARAMARK Corporation receives an estimated monthly servicing fee of approximately 1.0% per annum of the daily average outstanding balance of the receivables under such facility, payable monthly in arrears by ARAMARK Receivables.

Maturity and Termination Events

The final maturity of the receivables facility is January 26, 2015. The receivables facility may be terminated for material breaches of representations and warranties or covenants, bankruptcies of any seller, the collection agent or the transferor, a change of control or certain cross defaults under our senior secured credit facility or other material indebtedness, among other reasons.

Other Indebtedness

As of December 27, 2013, we had outstanding approximately $49.2 million of secured debt representing capital lease obligations. In addition, we had $48.8 million of other indebtedness outstanding at December 27, 2013, consisting primarily of borrowings by certain of our foreign subsidiaries.

DESCRIPTION OF NOTES

General

You can find the definitions of certain capitalized terms used in this description under the subheading “Certain definitions.” In this description, the “Company” refers to ARAMARK Corporation and not to Holdings or any of its Subsidiaries.

ARAMARK Corporation issued $1,000,000,000 aggregate principal amount of 5.75% Senior Notes due 2020 (the “Notes”) under an indenture dated March 7, 2013 (the “Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”) in exchange for $1,000,000,000 aggregate principal amount of the 5.75% Senior Notes due 2020 (the “outstanding notes”) that were originally issued on the Issue Date in a private placement. References to the “Notes” refers to the 5.75% Senior Notes issued in exchange for the outstanding notes on                     , 2014 and any outstanding notes that were not tendered in the exchange offer.

The Notes are guaranteed on a senior basis by each direct and indirect Restricted Subsidiary of the Company that is a Domestic Subsidiary and that guarantees the obligations of the Company under the Company’s Senior Credit Facilities. The Indenture provides that any direct or indirect parent company of the Company may guarantee the Notes and in such case will allow the Company to satisfy its reporting obligations under the Indenture by furnishing financial information relating to the parent and, in this regard, Holdings has guaranteed the Notes. To the extent any such parent company is a holding company with no operations or assets (other than stock of the Company or a direct or indirect parent), you should not assign any value to such guarantee. The term “Guarantor” does not include Holdings.

The following description is only a summary of the material provisions of the Notes and the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of Notes. Copies of the Indenture are available upon request to the Company.

Brief description of the Notes and the Guarantees

The Notes:

•	are general unsecured, senior obligations of the Company;

•	rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company, including Indebtedness under our Senior Credit Facilities;

•	are effectively subordinated to all Secured Indebtedness of the Company, including Indebtedness under our Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of the Company that do not guarantee the Notes;

•	rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company;

•	are guaranteed on a senior unsecured basis by the Guarantors that guarantee our Senior Credit Facilities; and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

The Guarantee of each Guarantor:

•	are a senior obligation of such Guarantor;

•	rank pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, including its guarantee under our Senior Credit Facilities;

•	are effectively subordinated to all Secured Indebtedness of such Guarantor, including its guarantee under our Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of such Guarantor that do not guarantee the Notes;

•	rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor; and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Principal, maturity and interest

The Company issued $1,000.0 million in aggregate principal amount of Notes. The Company may issue additional Notes under the Indenture from time to time subject to the covenant described below under “Certain covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Additional Notes”). The Notes offered hereby and any Additional Notes subsequently issued under the Indenture shall be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase (except in the limited circumstances set forth below under “Amendment, Supplement and Waiver”). Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.

Interest on the Notes accrues at the rate of 5.75% per annum and is payable semi-annually in arrears on March 15 and September 15, to the Holders of Notes of record on the immediately preceding March 1 and September 1. Interest on the Notes will accrue from the most recent date to which interest has been paid with respect thereto or, if no interest has been paid with respect thereto, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Maturity and payments

The Notes will mature on March 15, 2020. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement as described under “Registration Rights”. All references in the Indenture and this “Description of Notes”, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the State of New York or, at the option of the Company, payments of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Guarantees

Each direct and indirect Restricted Subsidiary of the Company that is a Domestic Subsidiary and that guarantees the obligations of the Company under the Company’s Senior Credit Facilities (which on the Issue Date will be each Domestic Subsidiary other than the Receivables Subsidiary and certain immaterial subsidiaries) will jointly and severally, fully and unconditionally guarantee, as primary obligors and not merely as sureties, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, or interest on, the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture. None of our Restricted Subsidiaries that are Foreign Subsidiaries or any Receivables Subsidiary and certain immaterial subsidiaries will guarantee the Notes. Each Guarantee will be a general unsecured senior obligation of the applicable Guarantor, will rank pari passu in right of payment with all existing and any future Senior Indebtedness of such Guarantor, will be effectively subordinated to all Secured Indebtedness of such Guarantor to the extent of the collateral securing such Indebtedness, and will rank senior in right of payment to all existing and any future Subordinated Indebtedness of such Guarantor. The Notes will be structurally subordinated to Indebtedness of Subsidiaries of the Company that do not guarantee the Notes. See also “Brief description of the Notes and the Guarantees.”

Each Guarantee will contain a provision intended to limit the Guarantor’s liability thereunder to the maximum amount that it could incur without causing the incurrence of obligations under its Guarantee to be a fraudulent transfer. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. Although subsequently overturned on other grounds, a case in the U.S. Bankruptcy Court in the Southern District of Florida found this kind of provision in that case to be ineffective, and held the subsidiary guarantees to be fraudulent transfers and voided them in their entirety. See “Risk factors—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes”.

Each Guarantor may consolidate with or merge into or sell all or substantially all its assets to (A) the Company or another Guarantor without limitation or (B) any other Person upon the terms and conditions set forth in the Indenture. See “Certain covenants—Merger, consolidation or sale of all or substantially all assets.”

The Guarantee of a Guarantor will automatically and unconditionally be released and discharged upon:

(1) (a) the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Guarantor (other than a sale, disposition or other transfer to a Restricted Subsidiary) if such sale, disposition or other transfer is made in compliance with the applicable provisions of the Indenture;

(b) the designation by the Company of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture as described under “Certain covenants—Limitation on restricted payments” and the definition of “Unrestricted Subsidiary”;

(c) the release or discharge of such Guarantor from its guarantee of Indebtedness under the Senior Credit Facilities or the guarantee that resulted in the obligation of such Guarantor to guarantee the Notes, in each case, if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to the covenant described under “Certain covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”, (treating any guarantees of such Guarantor that remain outstanding as incurred at least 30 days prior to such release) except, in each case, a release or discharge by, or as a result of, payment under such guarantee or payment in full of the Indebtedness under the Senior Credit Facilities; or

(d) the exercise by the Company of its legal defeasance option or its covenant defeasance option, as described under “Legal Defeasance and Covenant Defeasance” or if the Company’s obligations under the Indenture are discharged in accordance with the terms of the Indenture;

(2) in the case of clause (1)(a) above, the release of such Guarantor from its guarantee, if any, of and all pledges and security, if any, granted in connection with, the Senior Credit Facilities and any other Indebtedness of the Company or any Restricted Subsidiary (except with respect to a Restricted Subsidiary included in the Designated Business, Indebtedness of a Designated Business permitted by clause (y) of the second paragraph of the covenant described under “Certain covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock”); and

(3) such Guarantor delivering to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

The Indebtedness evidenced by the Notes and the Guarantees will be Senior Indebtedness of the Company or the applicable Guarantor, as the case may be, and will rank equal in right of payment with all existing and future Senior Indebtedness of the Company and the Guarantors, as the case may be, including the Obligations of the Company and the Guarantors under the Senior Credit Facilities. However, the Notes will be effectively subordinated to all of the Company’s and the Guarantors’ existing and future Secured Indebtedness (including Indebtedness under the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness.

As of December 27, 2013, the Company and its Subsidiaries had $5,644.7 million aggregate principal amount of Indebtedness outstanding (excluding unused commitments), including $1,000.0 million of Indebtedness represented by the Notes, $4,246.7 million of Indebtedness outstanding under the Senior Credit Facilities, $300.0 million of Indebtedness outstanding under the Receivables Facility and $49.2 million of Indebtedness in respect of Capitalized Lease Obligations. In addition, as of December 27, 2013, the Company and its Subsidiaries would have been able to incur an additional $399.7 million of Indebtedness under the Senior Credit Facilities after taking into account outstanding letters of credit.

A significant portion of the operations of the Company are conducted through its Subsidiaries. Unless the Subsidiary is a Guarantor, claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including the holders of the Notes. The Notes, therefore, will be structurally subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company that are not Guarantors. Although the Indenture will limit the incurrence of Indebtedness by and the issuance of Disqualified Stock and preferred stock of certain of the Company’s Subsidiaries, such limitation is subject to a number of significant qualifications. See “—Certain covenants—Limitation on incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.

Not all of our Subsidiaries will guarantee the Notes. As of December 27, 2013, our non-guarantor Subsidiaries would have had $1,332.3 million of total indebtedness and other claims and liabilities, all of which would have been structurally senior to the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and other liabilities, including their trade creditors and holders of their preferred stock, if any, before they will be able to distribute any of their assets to us. Our non-guarantor Subsidiaries accounted for 29.5% and 63.6% of our total sales and net income attributable to ARAMARK Holdings stockholders, respectively, for the three months ended December 27, 2013 and held 25.7% and 15.6% of our total assets and total liabilities (excluding intercompany liabilities), respectively, as of December 27, 2013.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial. Moreover, the Indenture does not impose any limitation on the incurrence of liabilities that are not considered Indebtedness under the Indenture. See “—Certain covenants—Limitation on incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.

Paying agent and registrar for the Notes

The Company maintains a paying agent for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes will be the Trustee.

The Company also maintains a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitate transfers of Notes on behalf of the Company.

The Company may change the paying agents or the registrars without prior notice to the Holders. The Company or any of its Subsidiaries may act as a paying agent or registrar.

Mandatory redemption; offer to purchase; open market purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under “Repurchase at the Option of Holders.” The Company may from time to time acquire Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional redemption

On or after March 15, 2015, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the applicable redemption date, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2015	104.313%
2016	102.875%
2017	101.438%
2018 and thereafter	100.000%

Prior to March 15, 2015, the Company may, at its option, redeem up to 40% of the sum of the aggregate principal amount of all Notes issued under the Indenture at a redemption price equal to 105.750% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that:

•

at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes that are issued under the Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and

•	each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At any time prior to March 15, 2015 the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Notice of any redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitutes a Change of Control may be given prior to the redemption thereof.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a Change of Control, an Equity Offering, other offering or other corporate transaction or event.

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Selection and notice

If the Company is redeeming less than all of the Notes at any time, the Trustee will select the Notes of such series to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed or (b) if such Notes are not so listed, on a pro rata basis or by lot or such other method as may be required by the applicable depository. No Notes of $2,000 or less shall be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder at such Holder’s registered address, except that notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

A new Note in principal amount equal to the unredeemed portion of any Note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due and payable on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the redemption date, unless the Company defaults in the redemption payment, interest shall cease to accrue on the Note or portions thereof called for redemption.

Repurchase at the option of Holders

Change of Control

If a Change of Control occurs, unless the Company has previously or concurrently mailed or transmitted electronically a redemption notice with respect to all outstanding Notes as described under “Optional redemption,” the Company will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer electronically or by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) if such notice is delivered prior to the occurrence of a Change of Control, such notice shall state that the Change of Control Offer is conditional on the occurrence of such Change of Control and describe such condition, and, if applicable, state that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed.

While the Notes are in global form and the Company makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Company will, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.

The paying agent will promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Senior Credit Facilities (subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may prohibit the Company from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

The Senior Credit Facilities provide that the occurrence of certain change of control events with respect to the Company (including a Change of Control under the Indenture) constitute a default thereunder. If the Company experiences a change of control that triggers a default under the Senior Credit Facilities or cross-defaults under any other Indebtedness or the Receivables Facility, the Company could seek a waiver of such defaults or seek to refinance the Indebtedness outstanding under the Senior Credit Facilities and such other Indebtedness. In the event the Company does not obtain such a waiver or refinance the Indebtedness outstanding under the Senior Credit Facilities and such other Indebtedness, such defaults could result in amounts outstanding under the Senior Credit Facilities and such other Indebtedness being declared due and payable and cause the Receivables Facility to be wound down. The Company’s ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk factors—Risks related to the notes—We may not be able to repurchase the notes upon a change of control.”

The Company is not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no current intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under “Certain covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Such restrictions can be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control, including the definition of “Change of Control,” may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the most recent consolidated balance sheet of the Company or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which the Company or such Restricted Subsidiary has been validly released by all creditors,

(b) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $300.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after any of the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

(1) to permanently reduce (a) Obligations under any Senior Indebtedness of the Company or any Guarantor (other than Obligations owed to the Company or a Restricted Subsidiary) and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto; provided that if the Company or any Restricted Subsidiary shall so reduce Obligations under any Senior Indebtedness that is not secured by a Lien permitted by the Indenture, the Company or such Guarantor will, equally and ratably, reduce Obligations under the Notes by, at its option, (i) redeeming Notes, (ii) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Additional Interest, if any, on the principal amount of Notes to be repurchased or (iii) purchasing Notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Indenture and applicable securities law or (b) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(2) to make (a) an investment in any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an investment in properties, (c) capital expenditures and (d) acquisitions of other assets, that in each of (a), (b), (c) and (d), are used or useful in the business of the Company and in Restricted Subsidiaries or replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from the Asset Sale that are not invested or applied in accordance with the preceding paragraph within 450 days from the date of the receipt of such Net Proceeds will be deemed to constitute “Excess Proceeds”; provided that if during such 450-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the immediately preceding paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement). When the aggregate amount of Excess Proceeds exceeds $100.0 million, the Company shall make an offer to all Holders and, if required by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds of $100.0 million or less.

To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Company shall select or cause to be selected the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Senior Credit Facilities limit (in each case, subject to limited exceptions), and future credit agreements or other agreements to which the Company or any Restricted Subsidiary becomes a party may effectively limit or prohibit, the Company or any Restricted Subsidiary from purchasing any Notes as a result of an Asset Sale Offer. In the event the Company is required to make an Asset Sale Offer at a time when the Company is actually or effectively prohibited from purchasing the Notes, the Company or the Restricted Subsidiary could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company or the Restricted Subsidiary does not obtain such consent or repay such borrowings, the Company will remain actually or effectively prohibited from purchasing the Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain covenants

Set forth below are summaries of certain covenants contained in the Indenture. During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) then, the covenants specifically listed under the following captions in this “Description of Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1) “Repurchase at the option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Line of Business”.

During any period that the foregoing covenants have been suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary”.

If and while the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”. The Guarantees of the Subsidiary Guarantors will be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

In addition, during any Suspension Period, the Company and the Restricted Subsidiaries will not be subject to the covenant described under “Repurchase at the option of Holders—Change of Control”; provided that for purposes of determining the applicability of this covenant, the Reversion Date shall be defined as the date that (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Company or any of its Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating. On and after the Reversion Date as defined with respect to the covenant described under “Repurchase at the option of Holders—Change of Control” the Company and the Restricted Subsidiaries will thereafter again be subject to the such covenant under the Indenture, including, without limitation, with respect to a proposed transaction described in clause (b) above.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the Notes; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described above under the caption “Certain covenants—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (e) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”. In addition, for purposes of clause (3) of the first paragraph under the caption “—Limitation on Restricted Payments”, all events set forth in such clause (3) occurring during a Suspension Period shall be disregarded for purposes of determining the amount of Restricted Payments the Company or any Restricted Subsidiary is permitted to make pursuant to such clause (3).

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(x) Indebtedness permitted under clauses (i) and (j) of the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date pursuant to the first paragraph of this covenant or clauses (1), (2) (with respect to the payment of dividends on Refunding

Capital Stock pursuant to clause (b) thereof only), (6)(C), (8) and (12) of the next succeeding paragraph (and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to the next succeeding paragraph), is less than the sum, without duplication, of:

(1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from December 31, 2010 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(2) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness, or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”) from the issue or sale, in each case after the Issue Date, of:

(x) (I) Equity Interests of the Company, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of:

(A) Equity Interests to any future, current or former employees, directors, managers or consultants of the Company, any direct or indirect parent company of the Company or any of the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(B) Designated Preferred Stock; and

(II) to the extent net cash proceeds are actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph), or

(y) debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests of the Company or convertible debt securities of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions; plus

(3) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company after the Issue Date other than the amount of such net cash proceeds to the extent such amount (i) has been relied upon to permit the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” (ii) are contributed by a Restricted Subsidiary and (iii) any Excluded Contributions; plus

(4) to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received by the Company or a Restricted Subsidiary in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received after the Issue Date by means of:

(A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary and repayments of loans or advances that constitute Restricted Investments by the Company or any Restricted Subsidiary; or

(B) the sale (other than to the Company or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (9) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment); plus

(5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith (or if such fair market value exceeds $150.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (9) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent company of the Company to the extent contributed to the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of such Person that is incurred in compliance with the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” so long as:

(A) the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(B) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired;

(C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired; and

(D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company or any of its direct or indirect parent companies held by any future, current or former employee, director, manager or consultant (or their Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Company or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Company (or the Compensation Committee thereof), in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed $60.0 million in any fiscal year (with unused amounts in any fiscal year being permitted to be carried over to succeeding fiscal years in the event of the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent entity of the Company subject to a maximum (without giving effect to the following proviso) of $100.0 million in any fiscal year); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors, managers or consultants (or their Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(B) the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date; less

(C) the amount of any Restricted Payments made in any prior fiscal year pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of indebtedness and issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

(B) the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) the declaration and payment of dividends on the Company’s common stock following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9) Restricted Payments that are made with Excluded Contributions;

(10) the declaration and payment of dividends by the Company to, or the making of loans to, its direct or indirect parent company in amounts required for the Company’s direct or indirect parent companies to pay, in each case without duplication:

(A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B) foreign, federal, state and/or local consolidated, combined or similar income taxes, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries (and its Unrestricted Subsidiaries, to the extent described above) would be required to pay in respect of such foreign, federal, state and/or local taxes (as applicable) for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(D) general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries; and

(E) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the Company;

(11) the making of any Restricted Payment on or after the Issue Date as part of the redemption or the repurchase (by tender offer or otherwise and including all costs related thereto) of the Holdco Notes;

(12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under “—Repurchase at the option of Holders—Change of Control” and “—Repurchase at the option of Holders—Asset Sales”; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted by the Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

(13) payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, manager or consultant (or their respective estates, investment funds, investment vehicles or Immediate Family Members) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(14) distributions or payments of Receivables Fees;

(15) the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of Equity Interests of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(16) other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (16), does not exceed the greater of (x) $200.0 million and (y) 2.0% of Total Assets;

(17) Restricted Payments in an amount equal to any reduction in taxes actually realized by the Company and its Restricted Subsidiaries in the form of refunds or credits or from deductions when applied to offset income or gain as a direct result of (i) transaction fees and expenses or (ii) commitment and other financing fees; and

(18) Restricted Payments consisting of a dividend or other distribution or exchange (and the declaration thereof) of Equity Interests of any entity or entities constituting the Designated Business; provided that after giving pro forma effect to such Restricted Payment (including the application of the net proceeds therefrom), the Consolidated Leverage Ratio would be no greater than 6.00 to 1.00.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (8), (15), (16), (17) and (18) no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary”. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (9) or (16), or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (17) above or is entitled to be made pursuant to the first paragraph of this covenant, the Company will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) among such clauses (1) through (17) and such first paragraph in a manner that otherwise complies with this covenant.

Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise

(collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing and clauses (p), (s) and (v)(i) below, in each case by Restricted Subsidiaries that are not Guarantors shall not exceed $500.0 million at any one time outstanding.

The foregoing limitations will not apply to any of the following items (collectively, “Permitted Debt”):

(a) Indebtedness incurred under Senior Credit Facilities by the Company or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $5,850.0 million at any one time outstanding;

(b) [reserved];

(c) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes (including any Guarantees thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Notes and the Guarantees pursuant to the Registration Rights Agreement (other than any Additional Notes, but including exchange notes and related exchange guarantees to be issued in exchange for Additional Notes otherwise permitted to be incurred hereunder pursuant to a registration rights agreement);

(d) [reserved];

(e) Existing Indebtedness (other than Indebtedness described in clauses (a) and (c));

(f) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease (other than the lease, pursuant to Sale and Lease Back Transactions, of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date), repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (f) when aggregated with then outstanding amount of Indebtedness under clause (o) incurred to refinance Indebtedness initially incurred in reliance on this clause (f) does not exceed the greater of (x) $250.0 million and (y) 2.5% of Total Assets at any one time outstanding;

(g) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(h) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that:

(1) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (h)(1)); and

(2) the maximum assumable liability in respect of all such Indebtedness (other than for those indemnification obligations that are not customarily subject to a cap) shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(i) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Notes; provided, further, that that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(j) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(k) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause;

(l) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting: (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (B) exchange rate risk or (C) commodity pricing risk;

(m) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(n) (x) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as in the case of any guarantee of Indebtedness, the incurrence of such Indebtedness is permitted under the terms of the Indenture or (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Company permitted to be incurred under the terms of the Indenture; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(o) the incurrence or issuance by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (c), (e) and (f) above, this clause (o) and clauses (p) and (v)(ii) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums) and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

(2) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated to the Notes or any Guarantee, such Refinancing Indebtedness is subordinated to the Notes or such Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(3) shall not include:

(x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company;

(y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(z) Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

provided further that any incurrence of Indebtedness (including Acquired Indebtedness) or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (o) that refinances Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock initially incurred or issued and outstanding under clause (p), (s) or (v)(i) shall be subject to the proviso of section (p), (s) or (v)(i), as the case may be;

(p) Indebtedness, Disqualified Stock or Preferred Stock (x) of the Company or any Restricted Subsidiary incurred to finance the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that either:

(1) after giving effect to such acquisition or merger, either:

(A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(B) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such acquisition or merger; or

(2) such Indebtedness, Disqualified Stock or Preferred Stock (A) is not Secured Indebtedness and is Subordinated Indebtedness with subordination terms no more favorable to the holders thereof than subordination terms that are customarily obtained in connection with “high yield” senior subordinated notes issuances at the time of incurrence, (B) is not incurred while a Default exists and no Default shall result therefrom, (C) does not mature (and is not mandatorily redeemable in the case of Disqualified

Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the Notes and (D) in the case of subclause (y) above only, is not incurred in contemplation of such acquisition or merger; provided that together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (s) and (v)(i), no more than $500.0 million of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (p) shall be incurred and outstanding;

(q) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten (10) Business Days of its incurrence;

(r) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(s) Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition or minority investments in any non-wholly owned Restricted Subsidiary which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) and then outstanding, does not exceed the greater of (x) $250.0 million or (y) 2.5% of Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (s)); provided that together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (p) and (v)(i), no more than $500.0 million of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (s) shall be incurred and outstanding;

(t) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (t) and then outstanding, does not exceed the greater of (x) $60.0 million and (y) 5.0% of Foreign Subsidiary Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (t));

(u) Indebtedness, Disqualified Stock or Preferred Stock issued by the Company or any Restricted Subsidiary to current or former officers, managers, directors and employees thereof, their respective trusts, estates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments”;

(v) Indebtedness and Disqualified Stock of the Company and Indebtedness, Disqualified Stock and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v) and then outstanding, does not at any one time outstanding exceed the sum of:

(i) the greater of (x) $250.0 million and (y) 2.5% of Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v)(i) shall cease to be deemed incurred or outstanding for purposes of this clause (v)(i) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (v)(i)); provided that together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (p) and (s), no more than $500.0 million of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (v)(i) shall be incurred and outstanding; plus

(ii) 200% of the net cash proceeds received by the Company since after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of the covenant described under “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof);

(w) Attributable Debt incurred by the Company or any Restricted Subsidiary pursuant to Sale and Lease Back Transactions of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date, provided that the aggregate amount of Attributable Debt incurred under this clause (w) does not exceed the greater of (x) $150.0 million and (y) 1.5% of Total Assets;

(x) Indebtedness incurred by any Foreign Subsidiary of ARAMARK (BVI) Limited (or any successor thereto) related to the Company’s Chilean operations, including, without limitation, Central de Restaurantes ARAMARK Ltda. not to exceed $25.0 million at any one time outstanding; and

(y) Indebtedness of a Designated Business which Indebtedness is incurred substantially concurrently with the disposition of such Designated Business pursuant to clause (18) of the second paragraph of the covenant described under “Limitation on Restricted Payments” and which Indebtedness is non-recourse to the Company and its Restricted Subsidiaries other than any Restricted Subsidiary included in such Designated Business.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses at such time; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clause (a) of the definition of Permitted Debt.

The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (a) and (v) above shall be deemed to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees and expenses in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

The Indenture provides that the Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Company will not, and will not permit any of the Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company or any Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes or the applicable Guarantee of a Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the applicable Guarantee of a Guarantor, as the case may be, are equally and ratably secured or are secured by a Lien on such assets or property that is senior in priority to such Lien;

provided that any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Limitation on Sale and Lease-Back Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any property unless:

(1) the Company or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction pursuant to the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under “—Liens”;

(2) the consideration received by the Company or any Restricted Subsidiary in connection with such Sale and Lease-Back Transaction is at least equal to the fair market value (as determined in good faith by the Company) of such property; and

(3) the Company applies the proceeds of such transaction in compliance with the terms described under “Repurchase at the option of Holders—Asset Sales.”

Merger, consolidation or sale of all or substantially all assets

The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries on a consolidated basis, in one or more related transactions, to any Person unless:

(1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four quarter period,

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; or

(B) the Fixed Charge Coverage Ratio for the Successor Company, the Company and the Restricted Subsidiaries on a consolidated basis would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (A)(2) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

Notwithstanding anything to the contrary herein, the disposition of a Designated Business pursuant to clause (18) of the covenant described under “Certain covenants—Limitation on Restricted Payments” or the covenant described under “Asset Sales”, shall not be deemed to be a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries on a consolidated basis.

Subject to certain limitations described in the Indenture, the Successor Company will succeed to, and be substituted for, the Company under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4),

(a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, the Company, and

(b) the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state of the United States of America or the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, each Guarantor will not, and the Company will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(A) (1) such Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(2) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(B) the transaction is made in compliance with the covenant described under “Repurchase at the option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Company.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Transactions with Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(b) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Company or any of the Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) [reserved];

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, managers, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary;

(5) payments by the Company or any Restricted Subsidiary to any of the Sponsors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith;

(6) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7) (A) payments and Indebtedness, Disqualified Stock and Preferred Stock (and cancellation of any thereof) of the Company and its Restricted Subsidiaries to any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or Immediate Family Members) of the Company, any of its subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit, plan or agreement; and (B) any employment agreements, stock option plans and other compensatory arrangements (including, without limitation, the Company’s 2001 and 2005 Stock Unit Retirement Plans (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, managers or consultants (or their respective trusts, estates, investment funds, investment vehicles or Immediate Family Members) that are, in each case, approved by the Company in good faith;

(8) any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Company);

(9) the existence of, or the performance by, the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement do not require payments by the Company or any Subsidiary that are materially in excess of those required pursuant to the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Company;

(10) [reserved];

(11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Company, any of its subsidiaries or any direct or indirect parent company thereof;

(13) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(14) investments by the Sponsors and the Co-Investors in securities of the Company or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint ventures in the ordinary course of business; and

(16) payments by the Company (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Company (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received by the Company or a Restricted Subsidiary from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and/or local consolidated, combined or similar taxes for such fiscal year were the Company and its Restricted Subsidiaries (and its Unrestricted Subsidiaries, to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and other payment restrictions affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(2) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(b) make loans or advances to the Company or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation (including security documents) and Hedging Obligations;

(2) the Indenture, the Notes and the Guarantees;

(3) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and “—Liens”;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(10) customary provisions in joint venture agreements and other similar agreements;

(11) customary provisions contained in leases or licenses of intellectual property and other agreements entered into in the ordinary course of business;

(12) restrictions created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Company, to effect the transactions contemplated under such Receivables Facility;

(13) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(14) agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided that the restrictions therein either (i) are not materially more restrictive taken as a whole than those contained in agreements governing Indebtedness in effect on the Issue Date, or (ii) are not materially more disadvantageous to holders of the Notes than is customary in comparable financings (as determined by the Company in good faith) and in the case of (ii) such encumbrances or restrictions apply only during the continuance of a default in respect of payment or a financial maintenance covenant relating to such Indebtedness;

(15) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date; and

(16) any encumbrances or restrictions contained in Indebtedness permitted to be incurred pursuant to clause (y) of the second paragraph of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” that apply only to the Designated Business.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor, that is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3) such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitation on line of business

The Indenture provides that the Company and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantially alter the character of their business, taken as a whole, from the business conducted by the Company and its Restricted Subsidiaries, taken as a whole, on the Issue Date. Notwithstanding the generality of the foregoing, none of (i) the expansion of the professional services provided by the Company and its Restricted Subsidiaries after the Issue Date or (ii) the disposition of a Designated Business pursuant to clause (18) of the covenant described under “Certain covenants—Limitation on Restricted Payments” or the covenant described under “Asset Sales” will be deemed a fundamental and substantial alteration for purposes of the immediately preceding sentence.

Reports and other information

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Company to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files (or is otherwise required to file) them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Company agrees that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent of the Company becomes a Guarantor of the Notes, the Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its

Restricted Subsidiaries on a standalone basis, on the other hand. Currently, the Notes are guaranteed for such purpose by Holdings.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a “Management’s discussion and analysis of results of operations and financial condition” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its agreements hereunder for purposes of clause (3) under “Events of Default and remedies” until 120 days after the date any report hereunder is required to be filed with the SEC (or posted on the Company’s website) pursuant to this covenant.

Events of Default and remedies

The following events constitute Events of Default under the Indenture:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the Notes issued under the Indenture;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under the Indenture;

(3) failure by the Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes issued under the Indenture to comply with any of its agreements (other than a default referred to in clauses (1) and (2) above) in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A) such default either:

(i) results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods), or

(ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(5) failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments or orders for the payment of money in an aggregate amount exceeding $100.0 million (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage, it being understood for purposes of the Indenture that the issuance of reservation of rights letter will not be considered a denial of coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days;

(6) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

(7) the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the Notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of and premium, if any, and interest on the Notes if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of such Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes issued thereunder by notice to the Trustee may, on behalf of the Holders of all of such Notes, waive any existing Default and its consequences under the Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such Notes held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

(x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z) the default that is the basis for such Event of Default has been cured.

Except to enforce the right to receive payments of principal of and premium, if any, and interest on the Notes when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Indenture provides that the Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor (other than in the case of stockholders of any Guarantor, the Company or another Guarantor) or any of their parent companies shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees and the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes issued under the Indenture and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)	the rights of Holders of Notes issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)	the Company’s obligations with respect to Notes issued under the Indenture concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) described under “Events of Default and remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes issued under the Indenture:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes issued under the Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the Notes, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the original issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel in the United States of America shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any of the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(6) the Company shall have delivered to the Trustee an opinion of counsel in the United States of America and reasonably acceptable to the Trustee to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(7) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, or any Guarantor or others; and

(8) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel in the United States of America and reasonably acceptable to the Trustee (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(a) all such Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b) (1) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(2) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note may be treated as the owner of the Note for all purposes.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any related Guarantee and the Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and issued under the Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, in each case other than Notes beneficially owned by the Company or its Affiliates.

The Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any Notes issued under the Indenture and held by a non-consenting Holder:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under “Repurchase at the option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes issued under the Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in the ranking of the Indenture or the Notes that would adversely affect the Holders;

(8) except as expressly permitted by the Indenture, modify the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders;

(9) make any change in these amendment and waiver provisions; or

(10) impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Notwithstanding the foregoing, without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or the Indenture) and the Trustee may amend or supplement the Indenture, any Guarantee or the Notes:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets and to provide for the assumption of the Company’s, or any Guarantor’s obligations to Holders in connection therewith;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or a Guarantor;

(6) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(8) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(9) to add a Guarantor or other guarantor under the Indenture;

(10) to conform the text of the Indenture, the Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes; or

(11) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders will not be necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing law

The Indenture, the Notes and any Guarantee are be governed by and construed in accordance with the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Indenture, unless otherwise specifically indicated, (1) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person and (2) the term “including” means “including, without limitation.”

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at March 15, 2015 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on such Note through March 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”); and

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”), in each case, other than:

(a) a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete or worn-out equipment, vehicles or other similar assets in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “Certain covenants—Merger, consolidation or sale of all or substantially all assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by the covenant described under “Certain covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (including through the dissolution of a Restricted Subsidiary);

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 (or comparable or successor provision), any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(k) the unwinding of any Hedging Obligations;

(l) dispositions of assets in connection with Sale and Lease-Back Transactions to the extent that the Attributable Debt associated therewith outstanding at any one time does not exceed the greater of (x) $150.0 million and (y) 1.5% of Total Assets; and

(m) the disposition of assets comprising a Designated Business to any existing Subsidiary of the Company or any newly formed Subsidiary of the Company, prior to any disposition of such Designated Business, that are completed substantially concurrently with, or reasonably in advance of, the disposition of such Designated Business.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1) United States of America dollars;

(2)(a) Canadian dollars;

(b) euro;

(c) yen;

(d) sterling; or

(e) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of issuance thereof;

(7) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above;

(8) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition; and

(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into one or more of the currencies set forth in clauses (1) and (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted

Holder; provided that the disposition of a Designated Business pursuant to either (a) clause (18) of the covenant described under “Certain covenants—Limitation on Restricted Payments” or (b) the covenant described under “Asset Sales”, will not constitute a sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, for purposes of this clause, so long as the Consolidated Leverage Ratio of the Company would be no greater than 6.00 to 1.00 after giving pro forma effect to such sale (including the application of the net proceeds therefrom);

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

“Co-Investors” means Joseph Neubauer and his Controlled Investment Affiliates.

“Company” has the meaning set forth in the second paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Company” shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of the Company when the fair market value of such asset or liability is equal to or in excess of $100.0 million.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness and (f) commissions, discounts, yield and other fees and charges in the nature of interest expense related to any Receivables Facility, and excluding (i) Additional Interest, (ii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iii) any expensing of bridge, commitment and other financing fees and (iv) any redemption premiums paid in connection with the redemption of the Existing Other Notes), plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c) interest income for such period, plus

(d) to the extent that 50% of the EBITDA attributable to AIM Services Co., Ltd. is included in “EBITDA” of the Company and its Restricted Subsidiaries pursuant to clause (3)(c) of the definition thereof, the amount of consolidated interest expense added back to calculate such 50% of EBITDA of AIM Services Co., Ltd.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Company and the Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to the covenant described under “Certain Covenants—Reports and Other Information” immediately preceding the date on which such event for which such calculation is being made shall occur to (b) the consolidated amount of EBITDA of the Company and the Restricted Subsidiaries for the period of the most recently ended consecutive four full fiscal quarters for which financial statements have been delivered pursuant to the covenant described under “Certain Covenants—Reports and Other Information” immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, unusual contract terminations, one time compensation charges, warrants or options to purchase Capital Stock of a direct or indirect parent of the Company and the Transactions) shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, in accordance with GAAP,

(3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below),

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “Certain covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to the Merger Transactions or any acquisition that is consummated after January 26, 2007, net of taxes, shall be excluded,

(8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded, and

(10) any noncash compensation expense resulting from the application of Accounting Standards Codification 718 shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain covenants—Limitation on Restricted Payments” only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Company and the Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (b) the consolidated amount of EBITDA of the Company and the Restricted Subsidiaries for the period of the most recently ended consecutive four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio; provided that, for purposes of the foregoing calculation, in the event that the Company shall classify Liens incurred on the date of determination as incurred in part pursuant to clause (28) of “Permitted Liens” and in part pursuant to one or more other clauses of “Permitted Liens”, Consolidated Total Indebtedness shall not include any such Indebtedness incurred pursuant to one or more such other clauses of such second paragraph, and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (excluding any undrawn letters of credit), in each case determined on a consolidated basis in accordance with GAAP, (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP and (3) the aggregate outstanding amount of advances relating to any Receivables Facility.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified

Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(A) for the purchase or payment of any such primary obligation, or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Business” means the operations and/or assets comprising one or more lines of business or similar internal business unit of the Company and/or its Subsidiaries (including but not limited to all assets used in or reasonably related to such business, Equity Interests of any Subsidiary owning or operating any such business and cash and Cash Equivalents that are incidental to such business but excluding any other cash and Cash Equivalents) designated in writing by the Company in an Officers’ Certificate as a “Designated Business” so long as the sum of the Designated Business EBITDA of such Designated Business plus the Designated Business EBITDA of each other Designated Business previously disposed of pursuant to clause (18) of the second paragraph of the covenant described under “Certain Covenants—Limitation on Restricted Payments” does not account for more than 25% (plus, solely to the extent not included in the EBITDA of the Company and its Restricted Subsidiaries, the Designated Business EBITDA of each Designated Business previously disposed of pursuant to clause (18) of the second paragraph of the covenant described under “Certain Covenants—Limitation on Restricted Payments”) of the EBITDA of the Company and its Restricted Subsidiaries for the period of four consecutive fiscal quarters most recently ended for which financial statements have been delivered pursuant to the covenant described under “Reports and Other Information.”

“Designated Business EBITDA” means, with respect to any Designated Business disposed of pursuant to clause (18) of the second paragraph of the covenant described under “Certain Covenants—Limitation on Restricted Payments,” the amount of EBITDA of the Company and its Restricted Subsidiaries for the period of four consecutive fiscal quarters most recently ended for which financial statements have been delivered pursuant to the covenant described under “Certain Covenants—Reports and Other Information” prior to the date of such disposition that is derived from or otherwise attributable to such Designated Business.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Company or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is convertible or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or Immediate Family Members), of the Company, any of its subsidiaries, any of its direct or indirect parent companies or any other entity in which the Company or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Company (or the Compensation Committee thereof), in each case pursuant to any stockholders’ agreement management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its subsidiaries.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Subsidiary of a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period;

(1) increased by (without duplication):

(a) provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted (and not added back) in computing Consolidated Net Income in such period; plus

(b) consolidated Fixed Charges of such Person for such period to the extent the same was deducted (and not added back) in calculating Consolidated Net Income in such period; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted (and not added back) in computing Consolidated Net Income in such period; plus

(d) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of indebtedness permitted to be incurred by the Indenture including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions, in each case, deducted (and not added back) in computing Consolidated Net Income in such period; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in computing Consolidated Net Income in such period, including any one-time costs incurred in connection with (x) acquisitions after the Issue Date or (y) the closing or consolidation of facilities after the Issue Date; plus

(f) any write-offs, write-downs or other noncash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(g) the amount of any minority interest expense deducted (and not added back) in calculating Consolidated Net Income for such period; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) during such period to the Sponsors to the extent permitted under “Certain covenants—Transactions with Affiliates”; plus

(i) the amount of net cost savings projected by the Company in good faith to be realized during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period) in connection with any acquisition or disposition by the Company or a Restricted Subsidiary, net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 18 months after the Closing Date or the date of such acquisition or disposition and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed the greater of (A) an amount equal to 5% of EBITDA of the Company and its Restricted Subsidiaries for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (i)) and (B) $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Stock that is Preferred Stock) in each case, solely to the extent that such cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain covenants—Limitation on Restricted Payments”; plus

(k) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption;

(2) decreased by (without duplication) noncash gains increasing Consolidated Net Income of such Person for such period, excluding any noncash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and

(3) increased (by losses) or decreased (by gains) by (without duplication):

(a) any net noncash gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification 718;

(b) any net noncash gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

(c) 50% of the EBITDA of AIM Services Co., Ltd. (calculated without reference to this clause (3)(c) and including a deduction for any unusual gain on any sales of real estate by such entities consummated prior to the Issue Date).

“EMU” means the economic and monetary union contemplated by the Treaty of the European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies to the extent contributed to the Company (excluding Disqualified Stock), other than

(a) public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(b) any such public or private sale that constitutes an Excluded Contribution; and

(c) an issuance to any Subsidiary of the Company.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company after the Issue Date from:

(a) contributions to its common equity capital (other than from the proceeds of Designated Preferred Stock); and

(b) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause

(c) of the first paragraph under “Certain covenants—Limitation on Restricted Payments.”

“Existing Indebtedness” means all Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”); provided that, for purposes of the foregoing calculation, in the event that the Company shall classify Indebtedness Incurred on the date of determination as incurred in part pursuant to the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and/or clause (p) of such covenant (other than by reason of subclause (1)(B) of the proviso to such clause (p)) and in part pursuant to one or more other clauses of the second paragraph of such covenant (as provided in the third paragraph of such covenant), “Fixed Charges” shall exclude any Fixed Charges attributable to any such Indebtedness incurred pursuant to one or more such other clauses of such second paragraph, and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(a) Consolidated Interest Expense of such Person for such period;

(b) all cash dividend payments or other distributions (excluding items eliminated in consolidation) on any series of Preferred Stock (including any dividends paid to any direct or indirect parent company of the Company in order to permit the payment of dividends by such parent company on its Designated Preferred Stock) during such period; and

(c) all cash dividend payments or other distributions (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.

“Foreign Subsidiary Total Assets” means the total amount of all assets of Foreign Subsidiaries of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the Issue Date.

“Government Securities” means securities that are:

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under the Indenture and the Notes.

“Guarantor” means each Restricted Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdco Notes” mean the 8.625%/9.375% senior notes due 2016 issued by ARAMARK Holdings Corporation.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);

(3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business; or

(4) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business;

(c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such obligations are assumed by such first Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured; and

(d) Attributable Debt in respect of Sale and Lease-Back Transactions;

provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business and (B) Obligations under, or in respect of, Receivables Facility.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent from the Company and its Affiliates.

“Initial Purchasers” means Goldman, Sachs & Co., J.P. Morgan Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, PNC Capital Markets LLC, Rabo Securities USA Inc., Santander Investment Securities Inc. and SMBC Nikko Capital Markets Limited.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(x) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

For the avoidance of doubt, a guarantee by a specified Person of the obligations of another Person (the “primary obligor”) shall be deemed to be an Investment by such specified Person in the primary obligor to the extent of such guarantee except that any guarantee by the Company or any Guarantor of the obligations of a primary obligor in favor of the Company or any Guarantor shall be deemed to be an Investment by the Company or any Guarantor in the Company or any Guarantor.

“Issue Date” means March 7, 2013.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Company (or its direct parent) who are holders of Equity Interests of any direct or indirect parent companies of the Company on the Issue Date.

“Merger” means the merger of RMK Acquisition Corporation with and into the Company pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger by and among RMK Acquisition Corporation, RMK Finance LLC and ARAMARK Corporation, dated August 8, 2006.

“Merger Transactions” means the Merger, together with the financing and other transactions incidental thereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by clause (1) of the second paragraph of “Repurchase at the option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” means the Notes.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, penalties, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its

Restricted Subsidiaries and another Person that is not the Company or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the option of Holders—Asset Sales.”

“Permitted Holders” means each of the Sponsors, the Co-Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors, the Co-Investors and Management Stockholders, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a) any Investment in the Company or any Restricted Subsidiary;

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c) (i) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment:

(1) such Person becomes a Restricted Subsidiary of the Company, or

(2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, and

(ii) any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under “Repurchase at the option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

(f) loans and advances to, and guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding at any one time, in the aggregate;

(g) any Investment acquired by the Company or any Restricted Subsidiary:

(1) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable,

(2) in satisfaction of judgments against other Persons, or

(3) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) Hedging Obligations permitted under clause (l) of the covenant described in “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the Company (or the Compensation Committee thereof) in good faith; provided that to the extent that the net proceeds of any such purchase are made to any direct or indirect parent of the Company, such net proceeds are contributed to the Company;

(j) Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in “Certain covenants—Limitation on Restricted Payments”;

(k) guarantees of Indebtedness permitted under the covenant described in “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,” performance guarantees in the ordinary course of business and guarantees of the Company or any Restricted Subsidiary to any employee benefit plan of the Company and its Restricted Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary of any such plan;

(l) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6) and (11) of such paragraph);

(m) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(n) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $500.0 million and (y) 5.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that the aggregate fair market value of Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) in Unrestricted Subsidiaries under this clause (n) shall not exceed the greater of (x) $250.0 million and (y) 2.5% of Total Assets;

(o) Investments relating to a Receivables Facility;

(p) Investments in, and solely to the extent contemplated by the organizational documents (as in existence on the Issue Date) of, joint ventures to which the Company or its Restricted Subsidiaries is a party on the Issue Date;

(q) Investments consisting of purchases and acquisition of assets or services in the ordinary course of business; and

(r) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts.

“Permitted Liens” means, with respect to any Person:

(1) Liens to secure Indebtedness incurred under clause (a) of the second paragraph of the covenant described under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” (and any related Obligations);

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(5) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(9) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(11) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(13) Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(14) Liens in favor of the Company or any Guarantor;

(15) Liens on inventory or equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s client at which such inventory or equipment is located;

(16) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9) and the following clause (18); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9) and the following clause (18) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18) Liens securing Indebtedness permitted to be incurred pursuant to clauses (f), (s), (t) and (v)(i) of the second paragraph under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to clause (s) are solely on acquired property or the assets of the acquired entity, as the case may be, and (B) Liens securing Indebtedness permitted to be incurred pursuant to clause (t) extend only to the assets of Foreign Subsidiaries;

(19) deposits in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and remedies,” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;

(26) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed the greater of (x) $100.0 million and (y) 1.0% of Total Assets at any one time outstanding;

(27) Liens securing Hedging Obligations; provided that to the extent any such Hedging Obligation is related to any Indebtedness, such related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(28) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “Certain covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.50:1.0; provided further that, for purposes of calculating the Consolidated Secured Debt Ratio pursuant to this clause, the total amount of Indebtedness permitted to be incurred pursuant to clause (1) of the second paragraph under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” shall be deemed to be outstanding and secured by Liens;

(29) Liens securing the Notes and the Guarantees; and

(30) Liens securing Indebtedness permitted by clause (y) of the second paragraph of the covenant described under “Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” encumbering the assets of a Designated Business, which Liens do not attach to the assets of the Company or any of its Restricted Subsidiaries other than those of any Restricted Subsidiary included in such Designated Business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means the receivables facility established for ARAMARK Receivables, LLC pursuant to the amended and restated Receivables Purchase Agreement dated as of the January 26, 2007 among ARAMARK Receivables, LLC and the other parties thereto, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries (other than Receivables Subsidiaries) sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the credit facilities provided under the senior secured credit agreement, dated as of January 26, 2007, as amended and restated as of March 26, 2010, as amended by Amendment Agreement No. 1 dated as of April 18, 2011, as amended by Amendment Agreement No. 2 dated as of February 29, 2012, as amended by Amendment Agreement No. 3 dated as of December 20, 2012 and as may be further amended pursuant to the Transactions, among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto in their capacity as lenders and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” above).

“Senior Indebtedness” means with respect to any Person:

(1) all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1) any obligation of such Person to the Company or any Subsidiary or to any joint venture in which the Company or any Restricted Subsidiary has an interest;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

(4) any Indebtedness or other Obligations of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5) that portion of any Indebtedness that at the time of incurrence is incurred in violation of the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsors” means GS Capital Partners V Fund, L.P., CCMP Capital Advisors, LLC, J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC and their respective Affiliates.

“Subordinated Indebtedness” means,

(a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes,

(b) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor, and

(c) solely with respect to the covenant described under “Certain covenants—Restricted Payments,” the Existing Notes.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total amount of all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“Transactions” means the issuance of the Notes on the Issue Date and the transactions contemplated in respect of the Senior Credit Facilities by Amendment No. 4 to the Senior Credit Facilities dated as of the Issue Date and the application of proceeds therefrom.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2015; provided, however, that if the period from the redemption date to March 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below), and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,

(b) such designation complies with the covenant described under “Certain covenants—Limitation on Restricted Payments,” and

(c) each of:

(1) the Subsidiary to be so designated, and

(2) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

The notes will be represented by a global note in definitive, fully registered form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC.

Except in the limited circumstances described below, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC, Euroclear and Clearstream, Luxembourg and their respective direct or indirect participants, which rules and procedures may change from time to time.

Global Notes

The following description of DTC, Euroclear and Clearstream, Luxembourg is based on our understanding of their current operations and procedures. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

Upon the issuance of the notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a Global Note will be limited to DTC’s participants or persons who hold interests through its participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such Global Note for all purposes under the indenture and the notes. Unless DTC notifies us that it is unwilling or unable to continue as depositary for such Global Note or ceases to be a “clearing agency” registered under the Exchange Act or (2) an event of default has occurred and is continuing with respect to such note, owners of beneficial interests in such Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the owners or holders of such Global Note (or any notes represented thereby) under the indenture or the notes. In addition, no beneficial owners of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the indenture).

Investors may hold their interests in the Global Notes directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC and/or Euroclear and Clearstream, Luxembourg.

Payments of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither we, the Trustee, DTC nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global

Note for such notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”. Such payments will be the responsibility of such participants.

Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in Global Notes to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited. Because DTC can act only on behalf of participants, which in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers of interests in Global Notes between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Subject to compliance with the transfer restrictions applicable to the notes described above, cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg immediately following the DTC settlement date). Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.

DTC, Euroclear and Clearstream, Luxembourg have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account with DTC or Euroclear or Clearstream, Luxembourg, as the case may be, interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC, Euroclear and Clearstream, Luxembourg reserve the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to their respective participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve system, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear and Clearstream, Luxembourg have advised us as follows: Euroclear and Clearstream, Luxembourg each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

Euroclear and Clearstream, Luxembourg each provide various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

Account holders in both Euroclear and Clearstream, Luxembourg are worldwide financial institutions including underwriters, securities brokers and dealers, trust companies and clearing corporations. Indirect access to both Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

An account holder’s overall contractual relations with either Euroclear or Clearstream, Luxembourg are governed by the respective rules and operating procedures of Euroclear or Clearstream, Luxembourg and any applicable laws. Both Euroclear and Clearstream, Luxembourg act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders.

Although DTC, Euroclear and Clearstream, Luxembourg currently follow the foregoing procedures to facilitate transfers of interests in global notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If any depositary is at any time unwilling or unable to continue as a depositary for notes for the reasons set forth above under “—Global Notes,” the Company will issue certificates for such notes in definitive, fully registered, non-global form without interest coupons in exchange for the applicable Global Notes. Certificates for notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC, Euroclear, Clearstream, Luxembourg or the Common Depositary (in accordance with their customary procedures).

The holder of a non-global note may transfer such note, subject to compliance with the provisions of the applicable legend, by surrendering it at the office or agency maintained by us for such purpose in The City and State of New York, which initially will be the office of the Trustee. Upon the transfer, change or replacement of any note bearing a legend, or upon specific request for removal of a legend on a note, we will deliver only notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to us such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by us that neither such legend nor any restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Before any note in non-global form may be transferred to a person who takes delivery in the form of an interest in any Global Note, the transferor will be required to provide the Trustee with a Restricted Global Note Certificate or a Regulation S Global Note Certificate, as the case may be. Upon transfer or partial redemption of any note, new certificates may be obtained from the Trustee.

Notwithstanding any statement herein, we and the Trustee reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and any State therein and any other applicable laws or as DTC, Euroclear or Clearstream, Luxembourg may require.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

The following is a summary of certain United States federal income and, in the case of Non-United States Holders (as defined below), estate tax consequences of the ownership of notes as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets, and does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a United States Holder (as defined below) whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisors.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

The following is a summary of certain United States federal income tax consequences that will apply to you if you are a United States Holder of notes. Certain consequences to “Non-United States Holders” of notes, which are beneficial owners of notes (other than partnerships) who are not United States Holders, are described under “Consequences to Non-United States Holders” below.

“United States Holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Payments of Interest

Interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

Market Discount

If you purchase a note for an amount that is less than its stated redemption price at maturity, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Amortizable Bond Premium

If you purchase a note for an amount in excess of its stated redemption price at maturity, you will be considered to have purchased the note at a “premium”. You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note.

Sale, Exchange and Retirement of Notes

Your adjusted tax basis in a note will, in general, be your cost for that note, increased by any market discount that you previously included in income, and reduced by any amortized premium. Upon the sale, exchange, retirement or other disposition of a note, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the note. Except as described above with respect to market discount, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Consequences to Non-United States Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a Non-United States Holder of notes.

United States Federal Withholding Tax

The 30% United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an Internal Revenue Service (“IRS”) Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to payment of principal or any gain that you realize on the sale, exchange, redemption, retirement or other disposition of a note.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “— United States Federal

Withholding Tax” are satisfied) generally in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “— United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

United States Holders

In general, information reporting requirements will apply to certain payments of principal and interest paid on notes and to the proceeds of sale of a note paid to you (unless you are an exempt recipient). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Non-United States Holders

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the statement described above in the fifth bullet point under “Consequences to Non-United States Holders — United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale (including retirement or redemption) of our notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code) or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished in a timely manner to the IRS.

CERTAIN ERISA CONSIDERATIONS

The outstanding notes or the exchange notes may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an individual retirement account or other plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”). A fiduciary of an employee benefit plan subject to ERISA must, however, determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that the purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar transaction under any similar law. Each purchaser and transferee of a note who is subject to Section 406 of ERISA and/or Section 4975 of the Code or any similar law (“Plan Investor”) will be deemed to have represented to us, by its acquisition and holding of the note, that its acquisition and holding of the notes does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar transaction under any similar law. The sale of any notes to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally of any particular Plan Investor (including, without limitation, as to whether such sale is or is not a non-exempt prohibited transaction).

PLAN OF DISTRIBUTION

This prospectus is to be used by Goldman, Sachs & Co. and J.P. Morgan Securities LLC in connection with offers and sales of the notes in market-making transactions effected from time to time.

Goldman, Sachs & Co. or J.P. Morgan Securities LLC may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at price related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

Goldman Sachs & Co. is an affiliate of GS Capital Partners, and Sanjeev Mehra, Managing Director of Goldman, Sachs & Co. and a member of the board of directors of the Company. JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC are affiliates of J.P. Morgan Partners, Stephen P. Murray, who serves on the board of directors of the Company, was employed by J.P. Morgan Partners until August 2006 and has been employed by CCMP Capital Advisors since August 2006.

Goldman, Sachs & Co. and J.P. Morgan Securities LLC, affiliates of GS Capital Partners and J.P. Morgan Partners, respectively, each acted as a lead book running manager and a representative of the initial purchasers in connection with the original sale of the notes on March 7, 2013. Goldman, Sachs & Co. and J.P. Morgan Securities LLC were each paid $3.6 million in connection with the offering of the notes. Goldman Sachs & Co. and J.P. Morgan Securities LLC or their respective affiliates have also participated in other transactions with the Company. See “Certain Relationships and Related Party Transactions.” Each of J.P. Morgan Securities LLC and Goldman, Sachs & Co. and their respective affiliates currently own, and may from time to time trade, the notes for its own account in connection with its principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future J.P. Morgan Securities LLC and Goldman, Sachs & Co. and their respective affiliates may, from time to time, own notes as a result of their market-making activities.

Goldman, Sachs & Co. and J.P. Morgan Securities LLC have informed us that they do not intend to confirm sales of the securities to any accounts over which they exercise discretionary authority without the prior specific written approval of such transactions by the customer.

We have been advised by Goldman, Sachs & Co. and J.P. Morgan Securities LLC that subject to applicable laws and regulations they currently intend to make a market in the notes. However, Goldman, Sachs & Co. and J.P. Morgan Securities LLC are not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. We cannot assure you that an active trading market will be sustained. See “Risk Factors—Risks related to the notes—“Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market for the notes will continue.”

Pursuant to registration rights agreements entered into between us and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, we have agreed to indemnify Goldman, Sachs & Co. and J.P. Morgan Securities LLC against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the notes and related guarantees will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York and Stephen R. Reynolds, Executive Vice President, General Counsel and Secretary of ARAMARK Holdings Corporation.

EXPERTS

The consolidated financial statements and financial statement schedule of ARAMARK Holdings Corporation and subsidiaries as of September 27, 2013 and September 28, 2012, and for each of the fiscal years in the three-year period ended September 27, 2013 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of AIM SERVICES Co., Ltd. and subsidiaries as of March 31, 2013 and March 31, 2012 and for each of the three years in the period ended March 31, 2013 included in this Prospectus have been audited by Deloitte Touche Tohmatsu LLC, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) that accounting principles generally accepted in Japan vary in certain significant respects from accounting principles generally accepted in the United States of America as discussed in Note 14 to the consolidated financial statements and (2) that the audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and such translation has been made in conformity with the basis stated in Note 1 to the consolidated financial statements) appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit to which reference is hereby made. We file reports and other information with the SEC. The registration statement, historical information about ARAMARK Holdings Corporation and ARAMARK Corporation and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

ARAMARK Holdings Corporation:

We have audited the accompanying consolidated balance sheets of ARAMARK Holdings Corporation and subsidiaries (the Company) as of September 27, 2013 and September 28, 2012, and the related consolidated statements of income, comprehensive income, cash flows, and equity for each of the fiscal years ended September 27, 2013, September 28, 2012 and September 30, 2011. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ARAMARK Holdings Corporation and subsidiaries as of September 27, 2013 and September 28, 2012, and the results of their operations and their cash flows for each of the fiscal years ended September 27, 2013, September 28, 2012 and September 30, 2011, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Philadelphia, Pennsylvania

November 18, 2013, except for Note 18 as to which the date is December 17, 2013

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 27, 2013 AND SEPTEMBER 28, 2012

(in thousands, except share amounts)

	September 27, 2013	September 28, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$110,998	$136,748
Receivables (less allowances: 2013—$34,676; 2012—$41,212)	1,405,843	1,315,997
Inventories	541,972	508,416
Prepayments and other current assets	228,352	224,340

Total current assets	2,287,165	2,185,501

Property and Equipment, at cost:
Land, buildings and improvements	611,591	567,972
Service equipment and fixtures	1,642,395	1,524,702

	2,253,986	2,092,674
Less—Accumulated depreciation	(1,276,663)	(1,116,365)

	977,323	976,309

Goodwill	4,619,987	4,729,474
Other Intangible Assets	1,408,764	1,595,149
Other Assets	973,867	1,000,921

	$10,267,106	$10,487,354

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$65,841	$37,462
Accounts payable	888,969	873,345
Accrued payroll and related expenses	555,894	468,622
Accrued expenses and other current liabilities	878,549	784,245

Total current liabilities	2,389,253	2,163,674

Long-Term Borrowings	5,758,229	5,971,305
Deferred Income Taxes and Other Noncurrent Liabilities	1,047,002	1,207,585
Common Stock Subject to Repurchase and Other	168,915	177,926
Equity:
ARAMARK Holdings Stockholders’ Equity:
Common stock, par value $.01 (authorized: 600,000,000 shares; issued: 2013—219,585,247 shares and 2012—216,050,523; and outstanding: 2013—201,798,518 and 2012—202,573,022)	2,194	2,159
Capital surplus	1,693,663	1,636,128
Accumulated deficit	(479,233)	(444,479)
Accumulated other comprehensive loss	(59,225)	(73,745)
Treasury stock (shares held in treasury: 2013—17,786,729 shares and 2012—13,477,501)	(253,692)	(187,046)

Total ARAMARK Holdings stockholders’ equity	903,707	933,017
Noncontrolling interest	—	33,847

Total equity	903,707	966,864

	$10,267,106	$10,487,354

The accompanying notes are an integral part of these consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE FISCAL YEARS ENDED SEPTEMBER 27, 2013, SEPTEMBER 28, 2012 AND SEPTEMBER 30, 2011

(in thousands, except per share data)

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Sales	$13,945,657	$13,505,426	$13,082,377

Costs and Expenses:
Cost of services provided	12,661,145	12,191,419	11,836,780
Depreciation and amortization	542,136	529,213	510,516
Selling and general corporate expenses	227,902	203,019	187,992

	13,431,183	12,923,651	12,535,288

Operating income	514,474	581,775	547,089
Interest and Other Financing Costs, net	423,845	456,807	451,120

Income from Continuing Operations Before Income Taxes	90,629	124,968	95,969
Provision (Benefit) for Income Taxes	19,233	18,066	(734)

Income from Continuing Operations	71,396	106,902	96,703
Income (loss) from Discontinued Operations, net of tax	(1,030)	297	(11,732)

Net income	70,366	107,199	84,971
Less: Net income attributable to noncontrolling interest	1,010	3,648	1,125

Net income attributable to ARAMARK Holdings stockholders	$69,356	$103,551	$83,846

Earnings per share attributable to ARAMARK Holdings stockholders:
Basic:
Income from Continuing Operations	$0.35	$0.51	$0.47
Income (loss) from Discontinued Operations	(0.01)	—	(0.06)

Net income	$0.34	$0.51	$0.41

Diluted:
Income from Continuing Operations	$0.34	$0.49	$0.46
Income (loss) from Discontinued Operations	$(0.01)	$—	$(0.06)

Net income	$0.33	$0.49	$0.40

Weighted Average Shares Outstanding:
Basic	201,916	203,211	203,525
Diluted	209,370	209,707	209,999

The accompanying notes are an integral part of these consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE FISCAL YEARS ENDED SEPTEMBER 27, 2013, SEPTEMBER 28, 2012 AND SEPTEMBER 30, 2011

(in thousands)

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Net income	$70,366	$107,199	$84,971
Other comprehensive income (loss), net of tax:
Pension plan adjustments	19,745	(16,208)	(4,058)
Foreign currency translation adjustments	(17,142)	(4,368)	366
Fair value of cash flow hedges	9,112	34,976	54,873
Share of equity investee’s comprehensive income (loss)	2,805	(10,800)	—

Other comprehensive income (loss), net of tax	14,520	3,600	51,181

Comprehensive income	84,886	110,799	136,152
Less: Net income attributable to noncontrolling interests	1,010	3,648	1,125

Comprehensive income attributable to ARAMARK Holdings stockholders	$83,876	$107,151	$135,027

The accompanying notes are an integral part of these consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE FISCAL YEARS ENDED SEPTEMBER 27, 2013, SEPTEMBER 28, 2012 AND SEPTEMBER 30, 2011

(in thousands)

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Cash flows from operating activities:
Net income	$70,366	$107,199	$84,971
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	542,136	529,213	516,290
Income taxes deferred	(17,791)	(66,613)	(39,890)
Share-based compensation expense	19,417	15,678	17,317
Loss on sale of Galls	—	—	11,998
Changes in noncash working capital:
Receivables	(108,583)	(45,190)	(111,862)
Inventories	(34,950)	(50,324)	(26,000)
Prepayments	(49,224)	38,267	(3,096)
Accounts payable	74,462	83,981	27,012
Accrued expenses	161,441	16,495	34,450
Net change in proceeds from sale of receivables	—	—	(220,855)
Changes in other noncurrent liabilities	(26,506)	4,569	9,391
Changes in other assets	30,581	43,038	12,311
Other operating activities	34,558	15,448	(8,429)

Net cash provided by operating activities	695,907	691,761	303,608

Cash flows from investing activities:
Purchases of property and equipment, client contract investments and other	(392,932)	(354,542)	(293,776)
Disposals of property and equipment	11,298	11,666	21,499
Proceeds from divestitures	919	6,479	83,078
Acquisition of certain businesses:
Working capital other than cash acquired	(547)	(8,415)	5,128
Property and equipment	(183)	(18,905)	(6,386)
Additions to goodwill, other intangible assets and other assets, net	(21,836)	(124,427)	(155,697)
Other investing activities	17,893	6,568	(16,993)

Net cash used in investing activities	(385,388)	(481,576)	(363,147)

Cash flows from financing activities:
Proceeds from long-term borrowings	3,080,464	3,449	616,252
Payments of long-term borrowings	(3,314,853)	(288,940)	(31,236)
Net change in funding under the Receivables Facility	36,200	37,895	225,905
Dividends paid	—	—	(711,172)
Net proceeds from sale of subsidiary shares to noncontrolling interest	—	—	48,369
Proceeds from issuance of common stock	5,597	11,258	4,593
Repurchase of common stock	(42,399)	(37,704)	(16,149)
Distribution in connection with spin-off of Seamless	(47,352)	—	—
Other financing activities	(53,926)	(12,785)	(24,562)

Net cash (used in) provided by financing activities	(336,269)	(286,827)	112,000

Increase (decrease) in cash and cash equivalents	(25,750)	(76,642)	52,461
Cash and cash equivalents, beginning of period	136,748	213,390	160,929

Cash and cash equivalents, end of period	$110,998	$136,748	$213,390

The accompanying notes are an integral part of these consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE FISCAL YEARS ENDED SEPTEMBER 27, 2013, SEPTEMBER 28, 2012 AND SEPTEMBER 30, 2011

(In thousands)

	Total	Total ARAMARK Holdings Stockholders’ Equity	Common Stock	Capital Surplus	Accumulated Deficit	Accumulated Other Comprehensive Loss	Treasury Stock	Noncontrolling Interest
Balance, October 1, 2010	$1,396,957	$1,396,957	$2,094	$1,523,110	$79,296	$(128,526)	$(79,017)	$—
Net income	84,971	83,846			83,846			1,125
Other comprehensive income (loss)	51,181	51,181				51,181
Capital contributions from issuance of common stock	25,252	25,252	29	25,223
Compensation expense related to stock incentive plans	17,317	17,317		17,317
Tax benefits related to stock incentive plans	651	651		651
Decrease in common stock subject to repurchase obligation, net	26,675	26,675		26,675
Repurchases of common stock	(40,756)	(40,756)					(40,756)
Dividends paid	(711,172)	(711,172)			(711,172)
Sale of subsidiary shares to noncontrolling interest	31,677	735		735				30,942
Distributions to noncontrolling interest	(288)	—						(288)

Balance, September 30, 2011	$882,465	$850,686	$2,123	$1,593,711	$(548,030)	$(77,345)	$(119,773)	$31,779

Net income	106,076	103,551			103,551			2,525
Other comprehensive income (loss)	3,600	3,600				3,600
Capital contributions from issuance of common stock	31,636	31,636	36	31,600
Compensation expense related to stock incentive plans	15,678	15,678		15,678
Tax benefits related to stock incentive plans	4,539	4,539		4,539
Increase in common stock subject to repurchase obligation, net	(9,400)	(9,400)		(9,400)
Repurchases of common stock	(67,273)	(67,273)					(67,273)
Distributions to noncontrolling interest	(457)	—						(457)

Balance, September 28, 2012	$966,864	$933,017	$2,159	$1,636,128	$(444,479)	$(73,745)	$(187,046)	$33,847

The accompanying notes are an integral part of these consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE FISCAL YEARS ENDED SEPTEMBER 27, 2013, SEPTEMBER 28, 2012 AND SEPTEMBER 30, 2011

(In thousands)

	Total	Total ARAMARK Holdings Stockholders’ Equity	Common Stock	Capital Surplus	Accumulated Deficit	Accumulated Other Comprehensive Loss	Treasury Stock	Noncontrolling Interest
Balance, September 28, 2012	$966,864	$933,017	$2,159	$1,636,128	$(444,479)	$(73,745)	$(187,046)	$33,847
Net income	69,572	69,356			69,356			216
Other comprehensive income (loss)	14,520	14,520				14,520
Capital contributions from issuance of common stock	24,559	24,559	35	24,524
Compensation expense related to stock incentive plans	19,417	19,417		19,417
Tax benefits related to stock incentive plans	4,841	4,841		4,841
Decrease in common stock subject to repurchase obligation, net	8,753	8,753		8,753
Repurchases of common stock	(66,646)	(66,646)					(66,646)
Distribution of Seamless Holdings	(138,173)	(104,110)			(104,110)			(34,063)

Balance, September 27, 2013	$903,707	$903,707	$2,194	$1,693,663	$(479,233)	$(59,225)	$(253,692)	$—

The accompanying notes are an integral part of these consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

On January 26, 2007, ARAMARK Holdings Corporation (the “Company” or “Holdings”), a Delaware corporation controlled by investment funds associated with GS Capital Partners, CCMP Capital Advisors, J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus LLC (collectively, the “Sponsors”), Joseph Neubauer, Chairman and former Chief Executive Officer of ARAMARK Corporation, and certain other members of the Company’s management, acquired all of the outstanding shares of ARAMARK Corporation.

The consolidated financial statements include the accounts of the Company and all of its subsidiaries in which a controlling financial interest is maintained. For those material consolidated subsidiaries in which the Company’s ownership is less than 100%, the outside stockholders’ interests are shown as noncontrolling interest in the accompanying Consolidated Balance Sheets. All significant intercompany transactions and accounts have been eliminated. Certain amounts in the prior period’s financial statements have been reclassified to conform with the current year classifications. The reclassifications had no effect on net income.

Fiscal Year

The Company’s fiscal year is the fifty-two or fifty-three week period which ends on the Friday nearest September 30th. The fiscal years ended September 27, 2013, September 28, 2012 and September 30, 2011 were each fifty-two week periods.

New Accounting Standard Updates

In December 2011, the FASB issued an accounting standard update (“ASU”) that requires companies with financial instruments and derivative instruments that are offset on the balance sheet or subject to a master netting arrangement to provide additional disclosures regarding the instruments impact on a company’s financial position. In January 2013, the FASB issued an accounting standard update to clarify the scope of this ASU. The guidance is effective for the Company beginning in the first quarter of fiscal 2014. The Company is currently evaluating the impact of this pronouncement.

In September 2011, the FASB issued an accounting standard update that simplifies how entities test goodwill for impairment. The amendment permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. The Company adopted the guidance beginning in fiscal 2013 which did not have a material impact on the consolidated financial statements.

In June 2011, the FASB issued an accounting standard update that modifies the presentation of comprehensive income in the financial statements. The standard requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. This standard eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. The Company adopted the guidance retrospectively beginning in the first quarter of fiscal 2013 which only resulted in changes to the presentation of the consolidated financial statements.

In June 2012, the FASB issued an accounting standard update which amends the guidance on testing indefinite-lived intangible assets, other than goodwill, for impairment. The amendment permits an entity to perform a qualitative impairment assessment before proceeding to the two-step impairment test. The Company adopted the guidance beginning in fiscal 2013 which did not have a material impact on the consolidated financial statements.

In February 2013, the FASB issued an accounting standard update which requires companies to disclose information about reclassifications out of accumulated other comprehensive income (“AOCI”). Companies also are required to present reclassifications by component when reporting changes in AOCI balances. For significant items reclassified out of AOCI to net income in their entirety in the period, companies must report the effect of the reclassifications on the respective line items in the statement where net income is presented. The guidance is effective for the Company beginning in the first quarter of fiscal 2014. The Company is currently evaluating the impact of this pronouncement.

Revenue Recognition

The Company recognizes sales when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed and determinable and collectability is reasonably assured. In each of the Company’s reportable segments, sales are recognized in the period in which services are provided pursuant to the terms of the Company’s contractual relationships with its clients. The Company generally records sales on food and support services contracts (both profit and loss contracts and client interest contracts) on a gross basis as the Company is the primary obligor and service provider.

Certain profit and loss contracts include commissions paid to the client, typically calculated as a fixed or variable percentage of various categories of sales. In some cases these contracts require minimum guaranteed commissions. Commissions paid to clients are recorded in “Cost of services provided.”

Sales from client interest contracts are generally comprised of amounts billed to clients for food, labor and other costs that the Company incurs, controls and pays for. Sales from client interest contracts also include any associated management fees, client subsidies or incentive fees based upon the Company’s performance under the contract. Sales from direct marketing activities are recognized upon shipment. All sales related taxes are presented on a net basis.

Vendor Consideration

Consideration received from vendors include rebates, allowances and volume discounts and are accounted for as an adjustment to the cost of the vendors’ products or services and are reported as a reduction of “Cost of services provided,” “Inventory,” or “Property and Equipment.” Income from rebates, allowances and volume discounts is recognized based on actual purchases in the fiscal period relative to total actual or forecasted purchases to be made over the contractual rebate period agreed to with the vendor. Rebates, allowances and volume discounts related to Inventory held at the balance sheet date are deducted from the carrying value of these inventories. Rebates, allowances and volume discounts related to Property and Equipment are deducted from the costs capitalized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

Comprehensive income includes all changes to stockholders’ equity during a period, except those resulting from investments by and distributions to stockholders. Components of comprehensive income include net income (loss), changes in foreign currency translation adjustments (net of tax), pension plan adjustments (net of tax), changes in the fair value of cash flow hedges (net of tax) and changes to the share of any equity investees’ comprehensive income (net of tax).

The tax effects on comprehensive income were as follows (in thousands):

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Pension plan adjustments	$(10,198)	$8,646	$2,207
Foreign currency translation adjustments	13,690	2,684	(5,515)
Fair value of cash flow hedges	(5,776)	(22,197)	(36,050)
Share of equity investee’s comprehensive loss	(1,510)	7,200	—

Accumulated other comprehensive loss consists of the following (in thousands):

	September 27, 2013	September 28, 2012
Pension plan adjustments	$(30,523)	$(50,268)
Foreign currency translation adjustments	3,287	20,429
Fair value of cash flow hedges	(23,994)	(33,106)
Share of equity investee’s Accumulated Other Comprehensive loss	(7,995)	(10,800)

	$(59,225)	$(73,745)

Currency Translation

Gains and losses resulting from the translation of financial statements of non-U.S. subsidiaries are reflected as a component of accumulated other comprehensive income (loss) in stockholders’ equity. Transaction gains and losses included in operating results for fiscal 2013, fiscal 2012 and fiscal 2011 were not material.

Current Assets

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories are valued at the lower of cost (principally the first-in, first-out method) or market. Personalized work apparel, linens and other rental items in service are recorded at cost and are amortized over their estimated useful lives, which primarily range from one to four years. The amortization rates used are based on the Company’s specific experience.

The components of inventories are as follows:

	September 27, 2013	September 28, 2012
Food	40.4%	39.5%
Career apparel and linens	56.5%	57.2%
Parts, supplies and novelties	3.1%	3.3%

	100.0%	100.0%

Property and Equipment

Property and equipment are stated at cost and are depreciated over their estimated useful lives on a straight-line basis. Gains and losses on dispositions are included in operating results. Maintenance and repairs are charged to current operations, and replacements and significant improvements that extend the useful life of the asset are capitalized. The estimated useful lives for the major categories of property and equipment are 10 to 40 years for buildings and improvements and 3 to 10 years for service equipment and fixtures. Depreciation expense during fiscal 2013, fiscal 2012 and fiscal 2011 was $239.1 million, $236.6 million, and $234.5 million, respectively.

Other Assets

Other assets consist primarily of investments in 50% or less owned entities, client contract investments, deferred financing costs, computer software costs and long-term receivables. Investments in which the Company owns more than 20% but less than a majority are accounted for using the equity method. Investments in which the Company owns less than 20% are accounted for under the cost method. Client contract investments generally represent a cash payment provided by the Company to help finance improvement or renovation at the facility from which the Company operates. These amounts are amortized over the contract period. If a contract is terminated prior to its maturity date, the Company is generally reimbursed for the unamortized client contract investment amount. Amortization expense for client contract investments was $100.9 million, $86.9 million and $76.7 million during fiscal 2013, fiscal 2012 and fiscal 2011, respectively.

The Company’s principal equity method investment is its 50% ownership interest in AIM Services Co., Ltd., a Japanese food and support services company (approximately $190.7 million and $233.4 million at September 27, 2013 and September 28, 2012, respectively, which is included in “Other Assets” in the Consolidated Balance Sheets). Summarized financial information for AIM Services Co., Ltd. follows (in thousands):

	September 27, 2013	September 28, 2012
Current assets	$353,240	$433,584
Noncurrent assets	169,469	222,813
Current liabilities	291,926	374,062
Noncurrent liabilities	50,880	74,680

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Sales	$1,693,598	$1,916,620	$1,772,143
Gross profit	192,857	222,033	222,970
Net income	29,236	39,174	41,949

The period to period comparisons of the summarized financial information for AIM Services Co., Ltd., presented in U.S. dollars above, is significantly impacted by currency translation. The Company’s equity in undistributed earnings of AIM Services Co., Ltd., net of amortization related to purchase accounting for the 2007 going-private transaction (the “2007 Transaction”), was $11.5 million, $14.7 million and $18.0 million for fiscal 2013, fiscal 2012 and fiscal 2011, respectively, and is recorded as a reduction of “Cost of services provided” in the Consolidated Statements of Income. During fiscal 2013, fiscal 2012 and fiscal 2011, the Company received $7.9 million, $34.9 million and $10.5 million of cash distributions from AIM Services Co., Ltd, respectively.

Other Accrued Expenses and Liabilities

Accrued expenses and other current liabilities consist principally of insurance accruals, advanced payments from clients, taxes, interest, fair value of interest rate swaps and accrued commissions. Advanced payments from clients as of September 27, 2013 and September 28, 2012 were $292.9 million and $278.5 million, respectively. The Company is self-insured for the risk retained under its health and welfare and general liability and workers’ compensation arrangements. Self-insurance reserves are recorded based on historical claims experience and actuarial analyses. As of September 27, 2013 and September 28, 2012, $93.2 million and $92.2 million of insurance accruals were included in accrued expenses and other current liabilities, respectively.

Noncurrent liabilities consist primarily of deferred compensation, insurance accruals, pension liabilities, environmental obligations, fair value of interest rate swaps and other hedging agreements and asset retirement obligations.

Share-Based Compensation

The Company recognizes compensation cost related to share-based payment transactions in the consolidated financial statements. The cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). See Note 11 for additional information on share-based compensation.

Earnings Per Share

Basic earnings per share is computed using the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common shares outstanding adjusted to include the potentially dilutive effect of stock awards.

The following table sets forth the computation of basic and diluted earnings per share attributable to ARAMARK Holdings stockholders (in thousands, except per share data):

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Earnings:
Income from Continuing Operations attributable to ARAMARK Holdings stockholders	$70,386	$103,254	$95,578
Income (loss) from Discontinued Operations attributable to ARAMARK Holdings stockholders	(1,030)	297	(11,732)

Net income attributable to ARAMARK Holdings stockholders	$69,356	$103,551	$83,846

Shares:
Basic weighted-averages shares outstanding	201,916	203,211	203,525
Effect of dilutive securities	7,454	6,496	6,474

Basic weighted-averages shares outstanding	209,370	209,707	209,999

Earnings Per Share attributable to ARAMARK Holdings stockholders:
Basic:
Income from Continuing Operations	$0.35	$0.51	$0.47
Income (loss) from Discontinued Operations	(0.01)	—	(0.06)

Net income	$0.34	$0.51	$0.41

Diluted:
Income from Continuing Operations	$0.34	$0.49	$0.46
Income (loss) from Discontinued Operations	(0.01)	—	(0.06)

Net income	$0.33	$0.49	$0.40

Share-based awards to purchase 6.0 million, 3.2 million and 7.2 million shares were outstanding at September 27, 2013, September 28, 2012 and September 30, 2011, respectively, but were not included in the computation of diluted earnings per share, as their effect would have been antidilutive. In addition, performance-based options to purchase 7.8 million, 8.7 million and 7.2 million shares were outstanding at September 27, 2013, September 28, 2012 and September 30, 2011, respectively, but were not included in the computation of diluted earnings per share, as the performance targets were not met.

Supplemental Cash Flow Information

(dollars in millions)	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Interest paid	$350.6	$422.5	$386.4
Income taxes paid	$74.8	$82.5	$64.9

Significant noncash activities follow:

•

During fiscal 2013, fiscal 2012 and fiscal 2011, the Company executed capital lease transactions. The present value of the future rental obligations was approximately $16.1 million, $17.0 million and $16.2 million for the respective periods, which is included in property and equipment and long-term borrowings.

•

During fiscal 2013, fiscal 2012 and fiscal 2011, approximately $3.5 million, $6.7 million and $4.8 million of common stock of the Company was repurchased through the issuance of promissory notes, respectively.

•

During fiscal 2013, fiscal 2012 and fiscal 2011, cashless settlements of the exercise price and related employee minimum tax withholding liabilities of share-based payment awards were approximately $26.9 million, $27.0 million and $25.9 million, respectively.

NOTE 2. DISCONTINUED OPERATIONS:

On September 30, 2011, the Company completed the sale of its wholly-owned subsidiary, Galls, LLC (“Galls”), for approximately $75.0 million in cash. The transaction resulted in a pretax loss of approximately $1.5 million (after-tax loss of approximately $12.0 million) during fiscal 2011. Galls is accounted for as a discontinued operation in the Consolidated Statements of Income. Galls’ results of operations have been removed from the Company’s results of continuing operations for all periods presented. Galls was previously included in the Uniform and Career Apparel segment. All related disclosures have also been adjusted to reflect the discontinued operation.

The loss from discontinued operations in fiscal 2013 is related to a sales tax audit currently in process for Galls.

Summarized selected financial information of discontinued operations is as follows (in thousands):

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Sales	$—	$—	$162,294
Income (loss) before income taxes	(1,701)	491	441
Income tax provision (benefit)	(671)	194	175

	(1,030)	297	266
Loss on sale, net of tax	—	—	(11,998)

Income (loss) from discontinued operations	$(1,030)	$297	$(11,732)

NOTE 3. ACQUISITIONS AND DIVESTITURES:

Fiscal 2013

Spin-off of Seamless Holdings Corporation

On October 29, 2012, the Company completed the spin-off of its majority interest in Seamless North America, LLC (“Seamless”) to its stockholders.

In the spin-off, ARAMARK Corporation distributed all of the issued and outstanding shares of the common stock of Seamless Holdings Corporation (“Seamless Holdings”), an entity formed for the purpose of completing the spin-off and whose assets primarily consist of the Company’s former interest in Seamless, to its parent company and sole stockholder, ARAMARK Intermediate. Thereafter, ARAMARK Intermediate distributed such shares to the Company, its parent company and sole stockholder, who then distributed all of the shares of Seamless Holdings on a pro rata basis to the holders of Holdings common stock as of October 26, 2012, the record date, through a tax-free stock dividend. Each ARAMARK Holdings stockholder received one share of Seamless Holdings common stock for each share of ARAMARK Holdings common stock held as of the record date.

Until October 29, 2012, Seamless Holdings and its subsidiaries were part of the Company and its assets, liabilities, results of operations, and cash flows are included in the amounts reported in these consolidated financial statements until that date.

Following the spin-off, Seamless Holdings is an independent company and the Company retains no ownership interest in Seamless Holdings or Seamless. The Company’s proforma results of operations for fiscal 2013 and fiscal 2012 would not have been materially different than reported assuming the spin-off and related transactions had occurred at the beginning of the prior year period.

Fiscal 2012

Acquisitions

On October 3, 2011, ARAMARK Refreshment Services, LLC, a subsidiary of the Company, purchased all of the outstanding shares of capital stock of Van Houtte USA Holdings, Inc. (doing business as “Filterfresh”), a provider of office coffee services in the United States, for cash consideration of approximately $145.2 million. The acquisition was financed with cash on hand and borrowings under the Company’s revolving credit facility. Under the terms of the purchase agreement, if a certain significant customer relationship was not maintained within a specific timeframe, the Company was entitled to a refund of a portion of the purchase price. During the second quarter of fiscal 2012, the Company received a refund of approximately $7.4 million related to the termination of this customer relationship.

As part of the acquisition of Filterfresh, the Company acquired a subsidiary with a redeemable noncontrolling interest. The Company classifies redeemable noncontrolling interests outside of stockholders’ equity in the Consolidated Balance Sheets in “Common Stock Subject to Repurchase and Other.” As of September 27, 2013 and September 28, 2012, the redeemable noncontrolling interest related to the subsidiary was approximately $10.2 million and $10.4 million, respectively. For fiscal 2013, net income attributable to the redeemable noncontrolling interest was $0.8 million. Distributions to the redeemable noncontrolling interest was $0.9 million for fiscal 2013. For fiscal 2012, net income attributable to the redeemable noncontrolling interest was $1.1 million. Distributions to the redeemable noncontrolling interest was $0.9 million for fiscal 2012.

For fiscal 2012, $108.0 million of sales and ($1.6) million of net loss, which includes transition and integration costs, were recorded in the Consolidated Statements of Income related to the acquisition. During fiscal 2011, approximately $0.7 million of pretax transaction-related costs related to the acquisition were recorded in earnings. The Company’s proforma results of operations for fiscal 2012 and fiscal 2011 would not have been materially different than reported, assuming the acquisition had occurred at the beginning of fiscal 2011.

Fiscal 2011

Acquisitions

On March 18, 2011, ARAMARK Clinical Technology Services, LLC, a subsidiary of the Company, purchased the common stock of the ultimate parent company of Masterplan, a clinical technology management and medical equipment maintenance company, for cash consideration of approximately $154.2 million. Also acquired in the transaction was ReMedPar, an independent provider of sourced and refurbished medical equipment parts. During the first quarter of fiscal 2012, the Company sold MESA, a wholly-owned subsidiary acquired as part of the Masterplan acquisition, for cash consideration of approximately $4.2 million. The sale resulted in a reduction to goodwill of approximately $1.7 million. The Company’s proforma results of operations for fiscal 2011 would not have been materially different than reported.

During the third quarter of fiscal 2012, the Company received $5.5 million in cash related to the settlement of indemnity claims filed against the former owners of Masterplan. After applying a portion of the proceeds to agreed upon indemnification assets, and after adjusting for certain other exposures, the Company recorded a pretax gain of $1.0 million, which is included in “Cost of services provided” in the Consolidated Statements of Income.

The Company followed the acquisition method of accounting in accordance with the accounting standard related to business combinations. The following table summarizes the final fair values of the assets acquired and liabilities assumed from Masterplan (in thousands):

Purchase consideration	$154,154

Current assets	$29,906
Current liabilities	(31,396)
Property and equipment	3,736
Other intangible assets	42,800
Goodwill	126,757
Other assets	314
Long-term borrowings	(767)
Deferred income taxes and other noncurrent liabilities	(17,196)

$154,154

For fiscal 2012 and fiscal 2011, $107.3 million and $62.4 million of sales and ($0.2) million and ($4.7) million of net loss, respectively, were recorded in the Consolidated Statements of Income related to Masterplan.

Divestitures

During fiscal 2011, the Company completed the sale of its 67% ownership interest in the security business of its Chilean subsidiary for approximately $11.6 million in cash. The transaction resulted in a pretax gain of approximately $7.7 million (net of tax gain of approximately $5.8 million), which is included in “Cost of services provided” in the Consolidated Statements of Income. The results of operations and cash flows associated with the security business were not material to the Company’s consolidated operations and cash flows.

During the third quarter of fiscal 2011, the Company sold a noncontrolling interest in Seamless, an online and mobile food ordering service, for consideration of $50.0 million in cash. During the fourth quarter of fiscal 2011, the Company completed the sale of its wholly-owned subsidiary, Galls, for approximately $75.0 million in cash (see Note 2).

NOTE 4. SEVERANCE AND ASSET WRITE-DOWNS:

During the second quarter of fiscal 2013, the Company initiated a series of actions and further developed its plans to drive efficiency through the consolidation and centralization of its operations. As a result, the Company recorded charges during fiscal 2013 of approximately $63.9 million for severance and related costs. As of September 27, 2013, the Company has an accrual of approximately $46.7 million related to the unpaid obligations for these costs. In addition, during the second quarter of fiscal 2013, the Company recorded charges of approximately $11.7 million for goodwill impairments (see Note 5) and other asset write-downs of approximately $11.4 million primarily related to the write-offs of certain client contractual investments.

NOTE 5. GOODWILL AND OTHER INTANGIBLE ASSETS:

Goodwill represents the excess of the fair value of consideration paid for an acquired entity over the fair value of assets acquired and liabilities assumed in a business combination. Goodwill is not amortized and is subject to an impairment test that the Company conducts annually or more frequently if a change in circumstances or the occurrence of events indicates that potential impairment exists, using discounted cash flows. The Company performs its assessment of goodwill at the reporting unit level. Within the Food and Support Services—International segment, each country is evaluated separately since such operating units are relatively autonomous and separate goodwill balances have been recorded for each entity. The Company has completed the annual goodwill impairment test, which did not result in an impairment charge. The Company performs its annual impairment test as of the end of fiscal August.

During the second quarter of fiscal 2013, the Company recorded an impairment charge of approximately $11.7 million in the Food and Support Services—International segment to write-off all of the goodwill associated with its reporting units in Spain and Korea. The impairment charge is included in “Cost of services provided” in the Consolidated Statement of Income. The impairment charge resulted from continued economic weakness in Spain and reductions in government support for the healthcare and education sectors, two of the primary sectors of the Spanish reporting unit. In Korea, the Company undertook a strategic analysis of the Korean reporting unit, which prompted the impairment analysis in the second quarter. The completion of the step two impairment analyses confirmed that goodwill for both reporting units was impaired. During the second quarter of fiscal 2011, the Company recorded an impairment charge of $5.3 million in the Food and Support Services—International segment in order to write off the goodwill (approximately $4.0 million) and other intangible assets (approximately $1.3 million) associated with its India operations. The impairment charge is included in “Cost of services provided” in the Consolidated Statements of Income. The impairment charge primarily resulted from a change in the strategic direction of the business and continuing operating losses due to competitive pressures. The completion of the step two impairment analyses confirmed that goodwill for the reporting unit was impaired. The Company estimated these nonrecurring fair value measurements using a discounted cash flow valuation methodology, a Level 3 measurement, which included making assumptions about the future profitability and cash flows of the business.

Goodwill, allocated by segment (see Note 14 for a description of segments), is as follows (in thousands):

Segment	September 28, 2012	Acquisitions and Divestitures	Impairment	Translation and Other	September 27, 2013
Food and Support Services—North	$3,701,137	$7,398	$—	$(113,487)	$3,595,048
Food and Support Services—International	454,552	—	(11,698)	8,300	451,154
Uniform and Career Apparel	573,785	—	—	—	573,785

	$4,729,474	$7,398	$(11,698)	$(105,187)	$4,619,987

The amounts for acquisitions during fiscal 2013 may be revised upon final determination of the purchase price allocations. The other adjustments to the Food and Support Services—North America segment primarily represents the goodwill related to the Seamless Holdings spin-off (see Note 3).

Other intangible assets consist of (in thousands):

	September 27, 2013			September 28, 2012
	Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
Customer relationship assets	$1,892,484	$(1,242,578)	$649,906	$1,897,933	$(1,064,492)	$833,441
Trade names	760,491	(1,633)	758,858	763,127	(1,419)	761,708

	$2,652,975	$(1,244,211)	$1,408,764	$2,661,060	$(1,065,911)	$1,595,149

Acquisition-related intangible assets consist of customer relationship assets, the ARAMARK trade name and other trade names. Customer relationship assets are being amortized principally on a straight-line basis over the expected period of benefit, 5 to 24 years, with a weighted average life of approximately 11 years. The ARAMARK trade name is an indefinite lived intangible asset and is not amortizable but is evaluated for impairment at least annually. The Company completed its annual trade name impairment test, which did not result in an impairment charge.

Intangible assets of approximately $21.4 million were acquired through business combinations during fiscal 2013. Amortization of intangible assets for fiscal 2013, fiscal 2012 and fiscal 2011 was approximately $192 million, $198 million and $193 million, respectively.

The estimated amortization expense of the amortizable intangible assets through 2018 reflects the 2007 Transaction and acquisitions since January 26, 2007. Based on the recorded balances at September 27, 2013, total estimated amortization of all acquisition-related intangible assets for fiscal years 2014 through 2018 follows (in thousands):

2014	$156,302
2015	$131,992
2016	$95,454
2017	$71,943
2018	$48,874

NOTE 6. BORROWINGS:

As of September 27, 2013 and September 28, 2012, all of the Company’s indebtedness was held by the Company’s wholly-owned subsidiary, ARAMARK Corporation, except for the 8.625% / 9.375% Senior Notes due 2016 (the “Holdings Notes”). Long-term borrowings at September 27, 2013 and September 28, 2012 are summarized in the following table (in thousands):

	September 27, 2013	September 28, 2012
Senior secured revolving credit facility	$10,000	$—
8.625% / 9.375% Senior Notes, due April 2016	—	595,486
Senior secured term loan facility, due January 2014	—	650,913
Senior secured term loan facility, due July 2016	3,032,349	2,637,920
Senior secured term loan facility, due September 2019	1,393,559	—
8.50% senior notes, due February 2015	—	1,280,000
Senior floating rate notes, due February 2015	—	500,000
5.75% senior notes, due March 2020	1,000,000	—
Receivables Facility, due January 2015	300,000	263,800
Capital leases	52,385	49,584
Other	35,777	31,064

	5,824,070	6,008,767
Less—current portion	(65,841)	(37,462)

	$5,758,229	$5,971,305

On January 26, 2007, ARAMARK Corporation (i) entered into a $4.15 billion senior secured term loan facility with an original maturity date of January 26, 2014, (ii) issued $1.28 billion of 8.50% senior notes due 2015 (the “Fixed Rate Notes”) and $500 million of senior floating rate notes due 2015 (the “Floating Rate Notes”), (iii) entered into a $600 million senior secured revolving credit facility with an original six-year maturity, and (iv) entered into a synthetic letter of credit facility for up to $250 million (which was reduced to $200 million in January 2008).

In the second quarter of fiscal 2013, the Company completed a refinancing, repurchasing all of the Fixed Rate Notes, Floating Rate Notes and Holdings Notes. The Company refinanced that debt with borrowings of ARAMARK Corporation in the form of the new term loans and new notes as described herein.

Senior Secured Credit Agreement

The senior secured credit agreement is comprised of the senior secured term loan facility, the senior secured revolving credit facility and the synthetic letter of credit facility. The senior secured credit agreement provides that ARAMARK Corporation has the right at any time to request up to $750 million of incremental commitments in the aggregate (reduced to $630 million as of September 27, 2013) under one or more incremental term loan facilities and/or synthetic letter of credit facilities and/or revolving credit facilities and/or by increasing commitments under the revolving credit facility. ARAMARK Corporation’s ability to obtain extensions of credit under these incremental facilities or commitments will be subject to the same conditions as extensions of credit under the existing credit facilities. However, the lenders under the existing facilities will not be under any obligation to provide any such incremental facilities or commitments, and any such addition of or increase in facilities or commitments will be subject to pro forma compliance with an incurrence-based financial covenant and customary conditions precedent.

Borrowings under the senior secured credit agreement bear interest at a rate equal to an applicable margin plus, at ARAMARK Corporation’s option, either (a) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs, (b) with respect to borrowings denominated in U.S. dollars, a base rate determined by reference to the higher of (1) the prime rate of the administrative agent, and (2) the federal funds rate plus 0.50% or (c) with respect to borrowings denominated in Canadian dollars, (1) a base rate determined by reference to the prime rate of Canadian banks or (2) a BA (bankers’ acceptance) rate determined by reference to the rate offered for bankers’ acceptances in Canadian dollars for the interest period relevant to such borrowing.

All obligations under the senior secured credit agreement are guaranteed by ARAMARK Intermediate Holdco Corporation and, subject to certain exceptions, substantially all existing and future domestic subsidiaries of ARAMARK Corporation (the “U.S. Guarantors”). All obligations of each foreign borrower under the senior secured credit facilities are unconditionally guaranteed by ARAMARK Corporation, the U.S. Guarantors and, subject to certain exceptions and qualifications, the respective other foreign borrowers. All obligations under the senior secured credit agreement are secured by a security interest in substantially all assets of ARAMARK Intermediate Holdco Corporation, ARAMARK Corporation and the U.S. Guarantors. The senior secured credit agreement obligations are also secured by pledges of 100% of the capital stock of ARAMARK Corporation and 100% of the capital stock held by ARAMARK Corporation or any of the U.S. Guarantors.

The senior secured credit agreement requires ARAMARK Corporation to prepay outstanding term loans, subject to certain exceptions, with (i) 50% of ARAMARK Corporation’s Excess Cash Flow if the Consolidated Capital Leverage Ratio is above 5.25x or 25% of ARAMARK Corporation’s Excess Cash Flow if the Consolidated Capital Leverage Ratio falls between 5.25x and 4.50x (as defined in the senior secured credit agreement) (the actual ratio at September 27, 2013 was 4.88x), (ii) 100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property subject to certain exceptions and customary reinvestment rights, and (iii) 100% of the net cash proceeds of any incurrence of debt, including debt incurred by any business securitization subsidiary in respect of any business securitization facility, but excluding proceeds from ARAMARK Corporation’s Receivables Facility and other debt permitted under the senior secured credit agreement. Any mandatory prepayments would be applied to the term loan facilities as directed by ARAMARK Corporation. Generally, ARAMARK Corporation is permitted to voluntarily repay outstanding loans under the senior secured credit agreement at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

The senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, ARAMARK Corporation’s ability to: incur additional indebtedness; issue preferred stock or provide guarantees; create liens on assets; engage in mergers or consolidations; sell assets; pay dividends, make distributions or repurchase its capital stock; make investments, loans or advances; repay or repurchase any notes, except as scheduled or at maturity; create restrictions on the payment of dividends or other amounts to ARAMARK Corporation from its restricted subsidiaries; make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing ARAMARK Corporation’s outstanding notes (or any indebtedness that refinances the notes); and fundamentally change ARAMARK Corporation’s business. In addition, the senior secured revolving credit facility requires ARAMARK Corporation to maintain a maximum senior secured leverage ratio and imposes limitations on capital expenditures. The senior secured credit agreement also contains certain customary affirmative covenants, such as financial and other reporting, and certain events of default. At September 27, 2013, ARAMARK Corporation was in compliance with all of these covenants.

The senior secured credit agreement requires ARAMARK Corporation to maintain a maximum Consolidated Secured Debt Ratio, defined as consolidated total indebtedness secured by a lien to Covenant Adjusted EBITDA (as defined) of 5.875x, being reduced over time to 5.125x by the end of 2016 (as of September 27, 2013—5.75x). Consolidated total indebtedness secured by a lien is defined in the senior secured credit agreement as total indebtedness outstanding under the senior secured credit agreement, capital leases, advances under the Receivables Facility and any other indebtedness secured by a lien reduced by the lesser of the amount of cash and cash equivalents on the consolidated balance sheet that is free and clear of any lien and $75 million. Non-compliance with the maximum Consolidated Secured Debt Ratio could result in the requirement to immediately repay all amounts outstanding under such agreement, which, if ARAMARK Corporation’s revolving credit facility lenders failed to waive any such default, would also constitute a default under the indenture. The actual ratio at September 27, 2013 was 4.00x.

The senior secured credit agreement establishes an incurrence-based minimum Interest Coverage Ratio, defined as Adjusted EBITDA to consolidated interest expense, as a condition for ARAMARK Corporation to incur additional indebtedness and to make certain restricted payments. The minimum Interest Coverage Ratio is 2.00x for the term of the senior secured credit agreement. If ARAMARK Corporation does not maintain this minimum Interest Coverage Ratio calculated on a pro forma basis for any such additional indebtedness or restricted payments, it could be prohibited from being able to incur additional indebtedness, other than the additional funding provided for under the senior secured credit agreement and pursuant to specified exceptions, and make certain restricted payments, other than pursuant to certain exceptions. Consolidated interest expense is defined in the senior secured credit agreement as consolidated interest expense excluding interest income, adjusted for acquisitions and dispositions, further adjusted for certain non-cash or nonrecurring interest expense and ARAMARK Corporation’s estimated share of interest expense from one equity method investee. The actual ratio was 3.52x for the twelve months ended September 27, 2013.

Senior Secured Term Loan Facilities

The senior secured term loan facility consists of the following subfacilities as of September 27, 2013:

•	A U.S. dollar denominated term loan to ARAMARK Corporation in the amount of $2,670.5 million (due 2016) and $1,400.0 million (due 2019);

•	A yen denominated term loan to ARAMARK Corporation in the amount of ¥5,056.0 million (due 2016);

•	A U.S. dollar denominated term loan to a Canadian subsidiary in the amount of $75.5 million (due 2016);

•	A Euro denominated term loan to an Irish subsidiary in an amount of €30.4 million (due 2016);

•	A sterling denominated term loan to a U.K. subsidiary in an amount of £82.3 million (due 2016); and

•	A Euro denominated term loan to German subsidiaries in the amount of €46.1 million (due 2016).

ARAMARK Corporation is required to repay the senior secured term loan facilities in quarterly principal amounts of 0.25% of the funded total principal amount, with the remaining amount payable on July 26, 2016. In September 2013, ARAMARK Corporation made a payment of outstanding U.S. dollar term loan due 2016 of $265.0 million.

Amendment Agreement No. 4

On February 22, 2013, ARAMARK Corporation entered into Amendment Agreement No. 4 (“Amendment Agreement No. 4”) to the Amended and Restated Credit Agreement dated as of March 26, 2010 (as amended, the “Credit Agreement”) which provided for, among other things, additional term loans and the extension of a portion of the revolving credit facility. On March 7, 2013, ARAMARK Corporation borrowed $1,400 million of term loans pursuant to Amendment Agreement No. 4. The new term loans were borrowed by ARAMARK Corporation with an original issue discount of 0.50%. The term loans under Amendment Agreement No. 4 mature on September 7, 2019. These term loans have a Eurocurrency rate margin, with respect to the U.S. dollar denominated, Canadian dollar denominated and Euro denominated term loans, of 3.00% and base rate margin on U.S. dollar denominated base rate term loans of 2.00%. Eurocurrency rate borrowings have a minimum LIBOR rate of 1.00% and base rate borrowings have a minimum rate of 2.00%.

Amendment Agreement No. 4 also increased the applicable margins for ARAMARK Corporation’s existing term loans and the fee rates on letter of credit deposits with respect to the synthetic letter of credit facility. From and after the effective date of Amendment Agreement No. 4, (A) the Eurocurrency rate margin and letter of credit fees with respect to the U.S. dollar denominated, Canadian dollar denominated and Euro denominated term loans and extended maturity letter of credit deposits increased 0.25% to 3.50%, (B) the margin on U.S. dollar denominated base rate term loans increased 0.25% to 2.50% and (C) the margins on yen denominated term loans and sterling denominated term loans increased 0.125% to 3.50%.

Amendment Agreement No. 4 also provided for an increase in the maximum Consolidated Secured Debt Ratio to reflect the additional secured indebtedness associated with the new term loan borrowings and certain additional flexibility with respect to the restricted payments covenant.

During the second quarter of fiscal 2013, approximately $14.0 million of third-party costs directly attributable to the term loans borrowed pursuant to Amendment Agreement No. 4 were capitalized and are included in “Other Assets” in the Consolidated Balance Sheets, of which approximately $6.2 million were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

Amendment Agreement No. 3

On December 20, 2012, ARAMARK Corporation amended the senior secured credit agreement (“Amendment Agreement No. 3”) to, among other things, borrow $670 million of new term loans with a maturity date of July 26, 2016. The proceeds of the new term loans were used primarily to repay approximately $650 million of existing term loans with a maturity date of January 26, 2014 and to fund certain discounts, fees and costs associated with the amendment. The existing term loans repaid in connection with Amendment Agreement No. 3 included U.S. dollar denominated term loans as well as non-U.S. dollar term loans and consisted of the remaining balance of the term loans maturing in January 2014. The new term loans were borrowed by ARAMARK Corporation with an original issue discount of 0.25%.

During the first quarter of fiscal 2013, approximately $11.6 million of third-party costs directly attributable to Amendment Agreement No. 3 were expensed and are included in “Interest and Other Financing Costs, net” in the Consolidated Statements of Income. Approximately $4.6 million of the third-party costs were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

Amendment Agreement No. 2

On February 29, 2012, ARAMARK Corporation entered into Amendment Agreement No. 2 (“Amendment Agreement No. 2”) to the Credit Agreement. Amendment Agreement No. 2 extended the maturity date of an aggregate U.S. dollar equivalent of approximately $1,231.6 million of ARAMARK Corporation’s term loans and $66.7 million of letter of credit deposits securing ARAMARK Corporation’s synthetic letter of credit facility to July 26, 2016. Consenting lenders received a one-time amendment fee of approximately $3.2 million in the aggregate on their total loan commitments.

During the second quarter of fiscal 2012, approximately $7.5 million of third-party costs directly attributable to Amendment Agreement No. 2 were expensed and are included in “Interest and Other Financing Costs, net” in the Consolidated Statements of Income. Approximately $4.5 million of the third-party costs were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

Senior Secured Revolving Credit Facility

The senior secured revolving credit facility consists of the following subfacilities:

•

A revolving credit facility available for loans in U.S. dollars to ARAMARK Corporation with aggregate commitments of $555 million ($515 million with a final maturity of January 26, 2017 and $40 million with a final maturity of January 26, 2015); and

•	A revolving credit facility available for loans in Canadian dollars or U.S. dollars to ARAMARK Corporation or a Canadian subsidiary with aggregate commitments of $50 million (due January 26, 2017).

Amendment Agreement No. 1

On April 18, 2011, ARAMARK Corporation entered into an Amendment Agreement to the Restated Credit Agreement (the “Amendment Agreement No. 1”) that extended, from January 2013 to January 2015, the maturity of, and increased, from $435 million to $500 million, the U.S. dollar denominated portion of its existing revolving credit facility. Any commitments from existing lenders in the U.S. dollar facility that were not extended were terminated, which resulted in a write-off of deferred financing fees of $2.1 million in fiscal 2011. Existing lenders that extended the U.S. dollar denominated portion of their existing revolving credit facility include entities affiliated with GS Capital Partners and J.P. Morgan Partners. Commitment fees and third party costs directly attributable to the amendment were approximately $7.2 million in fiscal 2011, of which approximately $3.9 million were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

Amendment Agreement No. 4

Amendment Agreement No. 4 provided for the extension, from January 26, 2015 to January 26, 2017, of the maturity of $500 million in revolving lender commitments of the existing $550 million revolving credit facility, which extended portion was subsequently increased to $510 million. The maturity date of the extended revolving credit facilities would accelerate to April 26, 2016 if term loans under the Credit Agreement that are due on July 26, 2016 remain outstanding on April 26, 2016. Third party costs directly attributable to the revolving credit facility of approximately $2.8 million were capitalized and are included in “Other Assets” in the Consolidated Balance Sheets, of which approximately $0.6 million were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

Amendment Agreement No. 5

On March 22, 2013, ARAMARK Corporation entered into Amendment Agreement No. 5 (“Amendment Agreement No. 5”) to the Credit Agreement. Amendment Agreement No. 5 increased the aggregate revolving loan commitments made available to ARAMARK Corporation under the Credit Agreement by $55.0 million to $605.0 million.

The applicable margin spread for borrowings under the revolving credit facility are 3.25% with respect to Eurocurrency borrowings and 2.25% with respect to base-rate borrowings.

In addition to paying interest on outstanding principal under the senior secured credit agreement, ARAMARK Corporation is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The commitment fee rate is 0.50% per annum.

As of September 27, 2013, there was approximately $579.0 million available for borrowing on the credit facility.

8.625% / 9.375% Senior Notes due 2016

On April 18, 2011, the Company completed a private placement of $600 million, net of a 1% discount, in aggregate principal amount of 8.625% / 9.375% Senior Notes due 2016. Interest on the Holdings Notes accrues at the rate of 8.625% per annum with respect to interest payments made in cash and 9.375% per annum with respect to any payment in-kind interest. The Holdings Notes are obligations of the Company, are not guaranteed by ARAMARK Corporation and its subsidiaries and are structurally subordinated to all existing and future indebtedness and other liabilities of ARAMARK Corporation and its subsidiaries.

The Company used the net proceeds from the offering of the Holdings Notes, along with $132.7 million in borrowings by ARAMARK Corporation under the extended U.S. dollar revolving credit facility, to pay an approximately $711 million dividend ($3.50 per share) to the Company’s stockholders and to pay fees and expenses related to the issuance of the Holdings Notes. Third party costs directly attributable to the Holdings Notes were approximately $14.6 million, of which approximately $8.3 million were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

5.75% Senior Notes due 2020

On March 7, 2013, ARAMARK Corporation issued $1,000 million of 5.75% Senior Notes due 2020 (the “Senior Notes”) pursuant to a new indenture, dated as of March 7, 2013 (the “Indenture”). The Senior Notes were issued at par. The Senior Notes were sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons in offshore transactions in reliance on Regulation S, under the Securities Act. The Senior Notes are unsecured obligations of ARAMARK Corporation. The Senior Notes rank equal in right of payment to all of ARAMARK Corporation’s existing and future senior debt and senior in right of payment to all of ARAMARK Corporation’s existing and future debt that is expressly subordinated in right of payment to the Senior Notes. The Senior Notes are guaranteed on a senior, unsecured basis by substantially all of the domestic subsidiaries of ARAMARK Corporation. Interest on the Senior Notes is payable on March 15 and September 15 of each year, commencing on September 15, 2013. The Senior Notes and guarantees are structurally subordinated to all of the liabilities of any of ARAMARK Corporation’s subsidiaries that do not guarantee the Senior Notes. The Senior Notes mature on March 15, 2020.

Prior to March 15, 2015, ARAMARK Corporation may redeem up to 40% of the Senior Notes with the proceeds from one or more qualified equity offerings at a price equal to 105.750% of the principal amount of the Senior Notes redeemed, plus accrued and unpaid interest and additional interest, if any, to the date of redemption. In addition, at any time prior to March 15, 2015, ARAMARK Corporation may redeem all or a portion of the Senior Notes at a price equal to 100% of the principal amount of the Senior Notes redeemed plus a “make whole” premium and accrued and unpaid interest and additional interest, if any, to the date of redemption. Thereafter, ARAMARK Corporation has the option to redeem all or a portion of the Senior Notes at any time at the redemption prices set forth in the Indenture.

In the event of certain types of changes of control, the holders of the Senior Notes may require ARAMARK Corporation to purchase for cash all or a portion of their Senior Notes at a purchase price equal to 101% of the principal amount of such Senior Notes, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants limiting ARAMARK Corporation’s ability and the ability of its restricted subsidiaries to: incur additional indebtedness or issue certain preferred shares; pay dividends and make certain distributions, investments and other restricted payments; create certain liens; sell assets; enter into transactions with affiliates; limit the ability of restricted subsidiaries to make payments to ARAMARK Corporation; enter into sale and leaseback transactions; merge, consolidate, sell or otherwise dispose of all or substantially all of ARAMARK Corporation’s assets; and designate ARAMARK Corporation’s subsidiaries as unrestricted subsidiaries. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Senior Notes to become or to be declared due and payable.

During the second quarter of fiscal 2013, approximately $13.8 million of third-party costs directly attributable to the Senior Notes were capitalized and are included in “Other Assets” in the Consolidated Balance Sheets. Approximately $7.3 million of the third-party costs were paid to entities affiliated with GS Capital Partners and J.P. Morgan Partners.

Registration Rights Agreement

On March 7, 2013, ARAMARK Corporation entered into a registration rights agreement (the “Registration Rights Agreement”) among the guarantors named therein and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, with respect to the Senior Notes. In the Registration Rights Agreement, ARAMARK Corporation agreed to, among other things, (1) file an exchange offer registration statement pursuant to which ARAMARK Corporation will offer exchange notes with terms identical in all material respects to, and evidencing the same indebtedness as, the Senior Notes, in exchange for such notes (but which exchange notes will not contain terms with respect to transfer restrictions or provide for the additional interest described below); and (2) use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act. ARAMARK Corporation has agreed to use commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 390 days after the issue date of the Senior Notes.

If ARAMARK Corporation fails to satisfy this obligation (a “registration default”), the annual interest rate on the Senior Notes will increase by 0.25%. The annual interest rate on the Senior Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate in the Indenture. If the registration default is corrected, the applicable interest rate on the Senior Notes will revert to the original level.

Repurchase of 8.50% Senior Notes due 2015, Senior Floating Rate Notes due 2015 and 8.625% / 9.375% Senior Notes due 2016

Tender Offer

In February 2013, ARAMARK Corporation and the Company commenced a tender offer to purchase for cash any and all of the Holdings Notes and the Fixed Rate Notes and the Floating Rate Notes (collectively, the “Notes”). On March 7, 2013, ARAMARK Corporation used a portion of the aggregate proceeds of the Senior Notes offering and the borrowings under the new term loans pursuant to Amendment Agreement No. 4 to purchase all Notes tendered by March 6, 2013, the early tender date. On March 7, 2013, ARAMARK Corporation issued redemption notices for the portions of ARAMARK Corporation’s Fixed Rate Notes and Floating Rate Notes that remained outstanding, including accrued and unpaid interest, as of March 7, 2013, which provided for the redemption of such notes on April 6, 2013 at prices of 100% of the principal amount thereof. On March 7, 2013, the Company issued a redemption notice for the portion of the Holdings Notes that remained outstanding as of March 7, 2013, including accrued and unpaid interest, which notices provided for the redemption of the Holdings Notes on May 1, 2013 at a price of 101% of the principal amount thereof.

On March 7, 2013, ARAMARK Corporation and the Company deposited sufficient funds in trust with the trustee under the indenture governing the Notes in full and complete satisfaction and discharge of the remaining aggregate principal amount of such notes, including accrued and unpaid interest (the “Satisfaction and

Discharge”). As a result of the Satisfaction and Discharge, the trustee became the primary obligor for payment of the remaining Notes on or about the redemption notice date of March 7, 2013. ARAMARK Corporation and the Company had a contingent obligation for payment of the Notes were the trustee to default on its payment obligations. The Company believed the risk of such default was remote and therefore did not record a related liability. The remaining Fixed Rate Notes and Floating Rate Notes were redeemed by the trustee on April 6, 2013. The remaining Holdings Notes were redeemed by the trustee on May 1, 2013.

During the second quarter of fiscal 2013, in connection with the tender offer and Satisfaction and Discharge, the Company recorded $39.8 million of charges to “Interest and Other Financing Costs, net” in the Consolidated Statements of Income, consisting of $12.9 million of third party costs for the tender offer premium and $26.9 million of non-cash charges for the write-off of deferred financing costs.

Future Maturities and Interest and Other Financing Costs, net

At September 27, 2013, annual maturities on long-term borrowings in the next five fiscal years and thereafter (excluding the $7.8 million discount on the senior secured term loan facilities and presumes repayment of the $2.6 billion U.S. and non-U.S. denominated term loans on July 26, 2016) are as follows (in thousands):

2014	$65,841
2015	$349,487
2016	$3,025,340
2017	$30,241
2018	$19,788
Thereafter	$2,341,138

The components of interest and other financing costs, net, are summarized as follows (in thousands):

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Interest expense	$425,625	$459,083	$466,140
Interest income	(6,430)	(5,477)	(18,653)
Other financing costs	4,650	3,201	3,633

Total	$423,845	$456,807	$451,120

NOTE 7. DERIVATIVE INSTRUMENTS:

The Company enters into contractual derivative arrangements to manage changes in market conditions related to interest on debt obligations, foreign currency exposures and exposure to fluctuating natural gas, gasoline and diesel fuel prices. Derivative instruments utilized during the period include interest rate swap agreements, foreign currency forward exchange contracts, and gasoline and diesel fuel agreements. All derivative instruments are recognized as either assets or liabilities on the balance sheet at fair value at the end of each quarter. The counterparties to the Company’s contractual derivative agreements are all major international financial institutions. The Company is exposed to credit loss in the event of nonperformance by these counterparties. The Company continually monitors its positions and the credit ratings of its counterparties, and does not anticipate nonperformance by the counterparties. For designated hedging relationships, the Company formally documents the hedging relationship and its risk management objective and strategy for undertaking the hedge, the hedging instrument, the hedged item, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method of measuring ineffectiveness. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items.

Cash Flow Hedges

The Company previously entered into $1.0 billion of interest rate swap agreements, fixing the rate on a like amount of variable rate borrowings. During fiscal 2013, the Company entered into $1.3 billion of forward starting interest rate swap agreements to hedge the cash flow risk of variability in interest payments on variable rate borrowings. Subsequent to September 27, 2013, the Company entered into an additional $600 million notional amount of forward starting interest rate swap agreements to hedge the cash flow risk of variability in interest rate payments on variable rate borrowings. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income (loss) and reclassified into earnings as the underlying hedged item affects earnings. As of September 27, 2013 and September 28, 2012, approximately ($20.5) million and ($28.1) million of unrealized net of tax losses related to the interest rate swaps were included in “Accumulated other comprehensive loss,” respectively. The hedge ineffectiveness for these cash flow hedging instruments during fiscal 2013, fiscal 2012 and fiscal 2011 was not material.

The Company previously entered into a $160.0 million amortizing cross currency swap to mitigate the risk of variability in principal and interest payments on the Canadian subsidiary’s variable rate debt denominated in U.S. dollars. The agreement fixes the rate on the variable rate borrowings and mitigates changes in the Canadian dollar/U.S. dollar exchange rate. In March 2012, the cross currency swap was amended to match the terms of the Canadian subsidiary’s debt that was impacted by the Amendment Agreement No. 2. A portion of the swap was amended and extended to match the terms related to its variable rate debt denominated in U.S. dollars that was extended under Amendment Agreement No. 2. The Company has designated the swaps as cash flow hedges. During fiscal 2013 and fiscal 2012, approximately $1.0 million and ($8.1) million of unrealized net of tax gains (losses) related to the swap were added to “Accumulated other comprehensive loss,” respectively. Approximately ($4.0) million and $10.0 million were reclassified to offset net translation gains (losses) on the foreign currency denominated debt during fiscal 2013 and fiscal 2012, respectively. As of September 27, 2013 and September 28, 2012, unrealized net of tax losses of approximately ($3.5) million and ($5.0) million related to the cross currency swap were included in “Accumulated other comprehensive loss,” respectively. As a result of amending the cross currency swap, the hedge ineffectiveness for fiscal 2012 was approximately $3.6 million, which is recorded in “Interest and Other Financing Costs, net”. The hedge ineffectiveness for this cash flow hedging instrument during fiscal 2013 and fiscal 2011 was not material.

As a result of Amendment Agreement No. 3, the Company de-designated the cross currency swap that hedged the Canadian subsidiary’s term loan with a maturity date of January 26, 2014. Prior to Amendment Agreement No. 3, these contracts met the required criteria to be designated as cash flow hedging instruments. As a result, approximately $3.2 million was reclassified from “Accumulated other comprehensive loss” in the Consolidated Balance Sheets to “Interest and Other Financing Costs, net” in the Consolidated Statements of Income during fiscal 2013.

The following table summarizes the net of tax effect of our derivatives designated as cash flow hedging instruments on Comprehensive Income (in thousands):

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Interest rate swap agreements	$7,598	$28,147	$58,082
Cross currency swap agreements	1,514	5,580	(1,956)
Natural gas hedge agreements	—	113	(21)
Gasoline and diesel fuel agreements	—	—	(1,232)

	$9,112	$33,840	$54,873

Derivatives not Designated in Hedging Relationships

The Company elected to de-designate the cross currency swaps that were hedged against the Canadian subsidiary’s term loan with a maturity date of January 26, 2014 due to the repayment of the term loan as a result of Amendment Agreement No. 3. As a result, on a prospective basis, changes in the fair value of these swaps are recorded in earnings. For fiscal 2013, the Company recorded a pretax gain (loss) of approximately $3.0 million for the change in the fair value of these swaps in “Interest and Other Financing Costs, net” in the Consolidated Statements of Income. The changes in the fair value of these swaps are expected to offset future currency transaction gains and losses on a U.S. dollar denominated intercompany loan between the Company and its Canadian subsidiary.

The Company entered into a series of pay fixed/receive floating gasoline and diesel fuel agreements based on the Department of Energy weekly retail on-highway index in order to limit its exposure to price fluctuations for gasoline and diesel fuel. As of September 27, 2013, the Company has contracts for approximately 0.2 million gallons outstanding for fiscal 2014. Prior to October 1, 2011, all outstanding contracts were designated as cash flow hedging instruments; therefore, changes in the fair value of these contracts were recorded in accumulated other comprehensive income (loss) and reclassified into earnings as the underlying hedged item affects earnings. Beginning in first quarter of fiscal 2012, the Company no longer records its gasoline and diesel fuel agreements as hedges for accounting purposes. As a result, on a prospective basis, changes in the fair value of these contracts are recorded in earnings. Amounts previously recorded in accumulated other comprehensive income (loss) were reclassified into earnings as the underlying item affected earnings. During fiscal 2013 and fiscal 2012, the Company recorded a pretax gain (loss) of ($0.7) million and $0.7 million in the Consolidated Statements of Income for the change in the fair value on these agreements, respectively. The hedge ineffectiveness for the gasoline and diesel fuel hedging instruments for fiscal 2011 was immaterial.

As of September 27, 2013, the Company had foreign currency forward exchange contracts outstanding with notional amounts of €95.9 million, £45.8 million, kr.26.6 million and CAD16.0 million to mitigate the risk of changes in foreign currency exchange rates on short-term intercompany loans to certain international subsidiaries. Gains and losses on these foreign currency exchange contracts are recognized in income as the contracts were not designated as hedging instruments, substantially offsetting currency transaction gains and losses on the short term intercompany loans.

The following table summarizes the location and fair value, using Level 2 inputs, of the Company’s derivatives designated and not designated as hedging instruments in the Consolidated Balance Sheets (in thousands):

	Balance Sheet Location	September 27, 2013	September 28, 2012
ASSETS
Not designated as hedging instruments:
Foreign currency forward exchange contracts	Prepayments	$—	$251
Gasoline and diesel fuel agreements	Prepayments	37	696

		$37	$947

LIABILITIES
Designated as hedging instruments:
Interest rate swap agreements	Accrued Expenses	$3,494	$—
Interest rate swap agreements	Other Noncurrent Liabilities	30,431	46,484
Cross currency swap agreements	Other Noncurrent Liabilities	16,129	45,406

		50,054	91,890

Not designated as hedging instruments:
Foreign currency forward exchange contracts	Accounts Payable	366	—
Cross currency swap agreements	Accrued Expenses	12,818	—

		$63,238	$91,890

The following table summarizes the location of (gain) loss reclassified from “Accumulated other comprehensive loss” into earnings for derivatives designated as hedging instruments and the location of (gain) loss for our derivatives not designated as hedging instruments in the Consolidated Statements of Income (in thousands):

	Account	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Designated as hedging instruments:
Interest rate swap agreements	Interest Expense	$23,479	$66,260	$123,739
Cross currency swap agreements	Interest Expense	4,090	8,077	8,960
Natural gas hedge agreements	Cost of services provided	—	396	158
Gasoline and diesel fuel agreements	Cost of services provided	—	—	(2,289)

		$27,569	$74,733	$130,568

Not designated as hedging instruments:
Cross currency swap agreements	Interest Expense	$181	$—	$—
Gasoline and diesel fuel agreements	Cost of services provided	7	24	—
Foreign currency forward exchange contracts	Interest Expense	2,697	(265)	(1,586)

		2,885	(241)	(1,586)

		$30,454	$74,492	$128,982

As part of the 2007 Transaction, the Company entered into a Japanese yen denominated term loan in the amount of ¥5,422 million (see Note 6). The term loan was designated as a hedge of the Company’s net Japanese currency exposure represented by the equity investment in our Japanese affiliate, AIM Services Co., Ltd.

At September 27, 2013, the net of tax loss expected to be reclassified from “Accumulated other comprehensive loss” into earnings over the next twelve months based on current market rates is approximately $17.0 million.

NOTE 8. EMPLOYEE PENSION AND PROFIT SHARING PLANS:

In the United States, the Company maintains qualified contributory and non-contributory defined contribution retirement plans for eligible employees, with Company contributions to the plans based on earnings performance or salary level. The Company also has a non-qualified retirement savings plan for certain employees. The total expense of the above plans for fiscal 2013, fiscal 2012 and fiscal 2011 was $32.4 million, $29.5 million and $31.5 million, respectively. The Company also maintains similar contributory and non-contributory defined contribution retirement plans at several of its international operations. The total expense of these international plans for fiscal 2013, fiscal 2012 and fiscal 2011 was $8.5 million, $5.0 million and $5.7 million, respectively. Additionally, the Company maintains several contributory and non-contributory defined benefit pension plans, primarily in Canada and the United Kingdom.

The following table sets forth the components of net periodic pension cost for the Company’s single-employer defined benefit pension plans for fiscal 2013, fiscal 2012 and fiscal 2011 (in thousands):

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Service cost	$11,045	$9,961	$10,310
Interest cost	12,693	13,001	13,086
Expected return on plan assets	(14,256)	(12,521)	(12,738)
Settlements	308	467	704
Amortization of prior service cost	119	6	6
Recognized net (gain) loss	3,436	2,392	1,608

Net periodic pension cost	$13,345	$13,306	$12,976

The following table sets forth changes in the projected benefit obligation and the fair value of plan assets for these plans (in thousands):

	September 27, 2013	September 28, 2012
Change in benefit obligation:
Benefit obligation, beginning	$306,810	$244,754
Foreign currency translation	(7,641)	14,056
Service cost	11,045	9,961
Interest cost	12,693	13,001
Employee contributions	2,954	3,565
Actuarial loss (gain)	(12,958)	34,227
Benefits paid	(15,172)	(11,699)
Settlements and curtailments	(1,342)	(1,055)

Benefit obligation, end	$296,389	$306,810

Change in plan assets:
Fair value of plan assets, beginning	$222,272	$178,587
Foreign currency translation	(5,359)	9,866
Employer contributions	19,731	20,558
Employee contributions	2,954	3,565
Actual return on plan assets	25,890	22,601
Benefits paid	(15,172)	(11,699)
Settlements	(1,637)	(1,206)

Fair value of plan assets, end	$248,679	$222,272

Funded Status at end of year	$(47,710)	$(84,538)

Amounts recognized in the Consolidated Balance Sheets consist of the following (in thousands):

	September 27, 2013	September 28, 2012
Current benefit liability (included in Accrued expenses and other current liabilities)	$(924)	$(484)
Noncurrent benefit liability (included in Other Noncurrent Liabilities)	$(46,786)	$(84,054)
Net actuarial loss (gain) (included in Accumulated other comprehensive (income) loss before taxes)	$47,456	$77,391
Prior service cost (included in Accumulated other comprehensive (income) loss before taxes)	$44	$52

The settlements in both fiscal years primarily relate to the lump sum payments made to employees in the Company’s Korean pension plan.

The following weighted average assumptions were used to determine pension expense of the respective fiscal years:

	September 27, 2013	September 28, 2012
Discount rate	4.2%	5.0%
Rate of compensation increase	3.4%	3.5%
Long-term rate of return on assets	6.7%	6.6%

The following weighted average assumptions were used to determine the funded status of the respective fiscal years:

	September 27, 2013	September 28, 2012
Discount rate	4.6%	4.2%
Rate of compensation increase	3.3%	3.4%

Assumptions are adjusted annually, as necessary, based on prevailing market conditions and actual experience.

The accumulated benefit obligation as of September 27, 2013 was $273.8 million. During fiscal 2013, actuarial gains of approximately $24.2 million were recognized in other comprehensive income (loss) (before taxes) and $3.4 million of amortization of actuarial losses was recognized as net periodic pension cost during such period. The estimated portion of net actuarial loss included in accumulated other comprehensive loss as of September 27, 2013 expected to be recognized in net periodic pension cost during fiscal 2014 is approximately $1.0 million (before taxes).

The accumulated benefit obligation as of September 28, 2012 was $279.4 million. During fiscal 2012, actuarial losses of approximately $22.8 million and settlement gains of $0.3 million were recognized in other comprehensive income (loss) (before taxes) and $0.6 million of amortization of actuarial losses was recognized as net periodic pension cost during such period. The estimated portion of net actuarial loss included in accumulated other comprehensive loss as of September 28, 2012 expected to be recognized in net periodic pension cost during fiscal 2013 approximately $3.6 million (before taxes).

The following table sets forth information for the Company’s single-employer pension plans with an accumulated benefit obligation in excess of plan assets as of September 27, 2013 and September 28, 2012 (in thousands):

	September 27, 2013	September 28, 2012
Projected benefit obligation	$166,798	$302,072
Accumulated benefit obligation	160,798	274,701
Fair value of plan assets	131,392	217,044

Assets of the plans are invested with the goal of principal preservation and enhancement over the long-term. The primary goal is total return, consistent with prudent investment management. The Company’s investment policies also require an appropriate level of diversification across the asset categories. The current overall capital structure and targeted ranges for asset classes are 50-70% invested in equity securities and 30-50% invested in debt securities. Performance of the plans is monitored on a regular basis and adjustments of the asset allocations are made when deemed necessary.

The weighted-average long-term rate of return on assets has been determined based on an estimated weighted-average of long-term returns of major asset classes, taking into account historical performance of plan assets, the current interest rate environment, plan demographics, acceptable risk levels and the estimated value of active asset management.

The fair value of plan assets for the Company’s defined benefit pension plans as of September 27, 2013 and September 28, 2012 is as follows (see Note 15 for a description of the fair value levels) (in thousands):

	September 27, 2013	Quoted prices in active markets Level 1	Significant other observable inputs Level 2	Significant unobservable inputs Level 3
Cash and cash equivalents and other	$2,394	$2,394	$—	$—
Investment funds:
Pooled funds—equity	157,372	—	157,372	—
Pooled funds—fixed income	88,913	—	88,913	—

Total	$248,679	$2,394	$246,285	$—

	September 28, 2012	Quoted prices in active markets Level 1	Significant other observable inputs Level 2	Significant unobservable inputs Level 3
Cash and cash equivalents and other	$2,042	$2,042	$—	$—
Investment funds:
Pooled funds—equity	141,784	—	141,784	—
Pooled funds—fixed income	78,446	—	78,446	—

Total	$222,272	$2,042	$220,230	$—

The fair value of the pooled separate accounts is based on the value of the underlying assets, as reported to the Plan by the trustees. The pooled separate account is comprised of a portfolio of underlying securities that can be valued on active markets. Fair value is calculated by applying the Plan’s percentage ownership in the pooled separate account to the total market value of the account’s underlying securities, and is therefore categorized as Level 2 as the Plan does not directly own shares in these underlying investments. Investments in equity securities include publicly-traded domestic (approximately 33%) and international (approximately 67%) companies that are diversified across industry, country and stock market capitalization. Investments in fixed income securities include domestic (approximately 10%) and international (approximately 90%) corporate bonds and government securities. Cash and cash equivalents include direct cash holdings, which are valued based on cost, and short-term deposits and investments in money market funds for which fair value measurements are all based on quoted prices for similar assets or liabilities in markets that are not active.

It is the Company’s policy to fund at least the minimum required contributions as outlined in the required statutory actuarial valuation for each plan. The following table sets forth the benefits expected to be paid in the next five fiscal years and in aggregate for the five fiscal years thereafter by the Company’s defined benefit pension plans (in thousands):

Fiscal 2014	$12,218
Fiscal 2015	$11,423
Fiscal 2016	$11,899
Fiscal 2017	$12,488
Fiscal 2018	$13,010
Fiscal 2019 – 2023	$69,358

The estimated benefit payments above are based on assumptions about future events. Actual benefit payments may vary significantly from these estimates.

The expected contributions to be paid to the Company’s defined benefit pension plans during fiscal 2014 are approximately $25.8 million.

Multiemployer Defined Benefit Pension Plans

The Company contributes to a number of multiemployer defined benefit pension plans under the terms of collective-bargaining agreements (“CBA”) that cover its union-represented employees. The risks of participating in these multiemployer plans are different from single-employer plans in the following respects:

a. Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.

b. If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

c. If the Company chooses to stop participating in some of its multiemployer plans, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company’s participation in these plans for fiscal 2013 is outlined in the table below. The “EIN/Pension Plan Number” column provides the Employee Identification Number (EIN) and the three-digit plan number, if applicable. Unless otherwise noted, the most recent Pension Protection Act (PPA) zone status available in 2013 and 2012 is for the plans’ two most recent fiscal year-ends. The zone status is based on information that the Company received from the plan and is certified by the plan’s actuary. Among other factors, plans in the red zone are generally less than 65 percent funded, plans in the yellow zone are less than 80 percent funded, and plans in the green zone are at least 80 percent funded. The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (FIP) or a rehabilitation plan (RP) is either pending or has been implemented. The last column lists the expiration date(s) of the CBA(s) to which the plans are subject. There have been no significant changes that affect the comparability of fiscal 2013, fiscal 2012 and fiscal 2011 contributions.

Pension Fund	EIN/Pension Plan Number	Pension Protection Act Zone Status		FIP/RP Status Pending/ Implemented	Contributions by the Company (in thousands)			Surcharge Imposed	Range of Expiration Dates of CBAs
		2013	2012		2013	2012	2011
National Retirement Fund	13-6130178/ 001	Red	Red	Implemented	$6,011	$4,868	$5,367	No	1/15/2012- 9/30/2016
Service Employees Pension Fund of Upstate New York(1)	16-0908576/ 001	Red	Red	Implemented	360	247	385	No	9/30/2014- 6/30/2015
Local 1102 Retirement Trust(2)	13-1847329/ 001	Red	Red	Implemented	275	201	232	No	6/30/2013- 6/30/2015
Central States SE and SW Areas Pension Plan	36-6044243/ 001	Red	Red	Implemented	3,415	3,164	2,869	No	1/31/2007- 11/26/2015
Pension Plan for Hospital & Health Care Employees Philadelphia & Vicinity	23-2627428/ 001	Red	Red	Implemented	161	154	122	No	1/31/2018
Richmond Teamsters and Industry Pension Fund(3)	54-6056180/ 001	N/A	Green	N/A	154	121	109	No	N/A
Retail, Wholesale and Department Store International Union and Industry Pension Fund	63-0708442/001	Green	Green	N/A	306	292	292	No	1/31/2011- 1/29/2018
Local 731 IBT Textile Maintenance and Laundry Craft Pension Fund	51-6051697/001	Red	Red	Implemented	453	384	350	No	5/1/2012
SEIU National Industry Pension Fund	52-6148540/001	Red	Red	Implemented	173	280	229	No	4/14/2016
Automotive Industries Pension Plan	94-1133245/001	Red	Red	Implemented	28	27	27	No	5/31/2014
Laundry Dry Cleaning Workers & Allied Industries Retirement Fund Workers United (4)	13-5521921/001	Green	Green	N/A	221	169	116	No	10/10/2011- 2/26/2016
Other funds					12,706	12,394	11,771

Total contributions					$24,263	$22,301	$21,869

(1)	Over 60% of the Company’s participants in this fund are covered by a single CBA that expires on 6/30/2015.
(2)	Over 90% of the Company’s participants in this fund are covered by a single CBA that expires on 6/30/2015.
(3)	During fiscal 2013, the Company negotiated with a union to discontinue its participation in this fund.
(4)	Over 75% of the Company’s participants in this fund are covered by a single CBA that expires on 1/26/2016.

The Company provided more than 5 percent of the total contributions for the following plans and plan years:

Pension Fund	Contributions to the plan exceeded more than 5% of total contributions (as of the plan’s year-end)
Local 1102 Retirement Trust	December 31, 2012, 2011 and 2010
Service Employees Pension Fund of Upstate New York	December 31, 2012, 2011 and 2010
Local 731 IBT Textile Maintenance and Laundry Craft Pension Fund	March 31, 2013, 2012 and 2011
Laundry Dry Cleaning Workers & Allied Industries Retirement Fund Workers United	December 31, 2012, 2011 and 2010

During fiscal 2013, the Company reached an agreement with the New England Teamsters and Trucking Industry Pension Fund (“New England Pension Fund”), a multiemployer pension plan in which the Company is a participant, to restructure the pension liabilities. As part of this agreement, the Company agreed to withdraw from the original pool of the New England Pension Fund of which it had historically been a participant, and reenter the New England Pension Fund’s newly-established pool as a new employer. As a result of withdrawing from the original pool, the Company recorded a charge of approximately $2.4 million, which represents the present value of the future payment obligations.

At the date the Company’s financial statements were issued, Forms 5500 were not available for the plan years ending in 2013.

NOTE 9. INCOME TAXES:

The Company accounts for income taxes using the asset and liability method. Under this method, the provision for income taxes represents income taxes payable or refundable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Interest and penalties related to income tax matters are included in the provision for income taxes.

The components of income from continuing operations before income taxes by source of income are as follows (in thousands):

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011

United States	$18,557	$34,498	$(16,162)
Non-U.S.	72,072	90,470	112,131

	$90,629	$124,968	$95,969

The provision (benefit) for income taxes consists of (in thousands):

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011

Current:
Federal	$2,740	$45,173	$(1,493)
State and local	126	7,205	8,494
Non-U.S.	34,158	32,301	34,356

	$37,024	$84,679	$41,357

Deferred:
Federal	$(1,007)	$(42,515)	$(22,885)
State and local	(656)	(11,189)	(8,946)
Non-U.S.	(16,128)	(12,909)	(10,260)

	(17,791)	(66,613)	(42,091)

	$19,233	$18,066	$(734)

Current taxes receivable of $44.6 million and $3.1 million at September 27, 2013 and September 28, 2012, respectively, are included in “Prepayments and other current assets.”

The provision for income taxes varies from the amount determined by applying the United States Federal statutory rate to pretax income as a result of the following (all percentages are as a percentage of pretax income):

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011

United States statutory income tax rate	35.0%	35.0%	35.0%
Increase (decrease) resulting from:
State income taxes, net of Federal tax benefit	1.0	0.5	2.1
Foreign taxes	(2.2)	(9.8)	(10.7)
Permanent book/tax differences	1.8	(0.6)	1.2
Uncertain tax positions	(1.6)	(1.8)	(17.7)
Tax credits & other	(12.8)	(8.8)	(10.7)

Effective income tax rate	21.2%	14.5%	(0.8)%

The effective tax rate is based on expected income, statutory tax rates and tax planning opportunities available to the Company in the various jurisdictions in which it operates. Judgment is required in determining the effective tax rate and in evaluating the Company’s tax positions. The Company establishes reserves when, despite the belief that the Company’s tax return positions are supportable, the Company believes that certain positions are likely to be challenged and that the Company may not succeed. The Company adjusts these reserves in light of changing facts and circumstances, such as the progress of a tax audit. The effective tax rate includes the impact of reserve provisions and changes to the reserve that the Company considers appropriate, as well as related interest and penalties. During fiscal 2011, the Company recorded a reduction of approximately $17.0 million related to the remeasurement of an uncertain tax position. The American Taxpayer Relief Act (the “Act”) was enacted on January 3, 2013. Under the Act, the Work Opportunity Tax Credit was extended until December 31, 2013.

A number of years may elapse before a particular tax reporting year is audited and finally resolved. The number of years with open tax audits varies depending on the tax jurisdiction. In the United States, the statutes for state income taxes for 2002 and forward remain open. The Company received final notification in November

2012 that the Internal Revenue Service has settled the 2007 and 2008 examinations of the Company’s tax returns. While it is often difficult to predict the final outcome or the timing of resolution of any particular tax matter, the Company believes that its income tax accruals reflect the probable outcome of known tax contingencies. Unfavorable settlement of any particular issue would require use of the Company’s cash.

As of September 27, 2013, certain subsidiaries have recorded deferred tax assets of $21.0 million associated with accumulated federal, state and foreign net operating loss carryforwards. The Company has approximately a $10.3 million valuation allowance as of September 27, 2013 against these deferred tax assets due to the uncertainty of its realization. In addition, certain subsidiaries have accumulated state net operating loss carryforwards for which no benefit has been recorded as they are attributable to uncertain tax positions. The unrecognized tax benefits, as of September 27, 2013, attributable to these net operating losses was approximately $5.7 million. Due to the uncertain tax position, these net operating losses are not included as components of deferred tax assets as of September 27, 2013. The federal, state and foreign net operating loss carryforwards will expire from 2014 through 2033.

As of September 27, 2013, the Company has approximately $16.2 million of general business and foreign tax credit carryforwards, which expire in 2033 and 2023, respectively. The Company believes it is more likely than not that it will be able to generate taxable income in the future sufficient to utilize these carryforwards, and no valuation allowance is necessary. The Company does not currently hold significant or excessive cash balances at any of its foreign operations and does not consider any of its unremitted earnings to be permanently reinvested. Therefore, the Company has provided a deferred tax liability for incremental U.S. taxes on all unremitted earnings.

As of September 27, 2013 and September 28, 2012, the components of deferred taxes are as follows (in thousands):

	September 27, 2013	September 28, 2012
Deferred tax liabilities:
Property and equipment	$71,425	$82,627
Investments	43,527	95,445
Other intangible assets, including goodwill	700,526	717,583
Inventory and other	70,037	13,095

Gross deferred tax liability	885,515	908,750

Deferred tax assets:
Insurance	36,458	41,443
Employee compensation and benefits	218,491	214,847
Accruals and allowances	37,876	43,781
Derivatives	18,449	31,879
Net operating loss/credit carryforwards and other	37,264	37,509

Gross deferred tax asset, before valuation allowances	348,538	369,459

Valuation allowances	(10,263)	(15,187)

Net deferred tax liability	$547,240	$554,478

Current deferred tax assets of $42.7 million and $77.9 million at September 27, 2013 and September 28, 2012 are included in “Prepayments and other current assets,” respectively. Deferred tax liabilities of $589.9 million and $632.3 million at September 27, 2013 and September 28, 2012 are included in “Deferred Income Taxes and Other Noncurrent Liabilities,” respectively. The increase in the Company’s inventory and other deferred tax liabilities relates to the change in tax regulations impacting the timing of allowable deductions for certain in service inventory.

The Company had approximately $27.3 million of total gross unrecognized tax benefits as of September 27, 2013, all of which, if recognized, would impact the effective tax rate. A reconciliation of the beginning and ending amount of gross unrecognized tax benefits follows (in thousands):

September 27, 2013
Gross unrecognized tax benefits at September 28, 2012	$31,977
Additions based on tax positions taken in the current year	2,342
Reductions for tax positions taken in prior years	(1,123)
Reductions for remeasurements, settlements and payments	(3,919)
Reductions due to statute expiration	(1,940)

Gross unrecognized tax benefits at September 27, 2013	$27,337

September 28, 2012
Gross unrecognized tax benefits at September 30, 2011	$34,040
Additions based on tax positions taken in the current year	2,304
Additions for tax positions taken in prior years	(254)
Reductions for remeasurements, settlements and payments	(3,306)
Reductions due to statute expiration	(807)

Gross unrecognized tax benefits at September 28, 2012	$31,977

The Company had approximately $7.0 million and $8.4 million accrued for interest and penalties as of September 27, 2013 and September 28, 2012, respectively, and recorded approximately ($0.3) million and ($1.0) million in interest and penalties during fiscal 2013 and fiscal 2012, respectively.

The Company is subject to U.S. federal income tax as well as income tax of multiple state and foreign jurisdictions. The Company has substantially concluded all U.S. federal income tax matters for years through 2009, with the exception of certain Work Opportunity Tax Credits and Welfare to Work Tax Credits which are pending the outcome of Protective Refund Claims filed for 1998 through 2006.

The Company has significant operations in approximately 20 states and foreign taxing jurisdictions. The Company has open tax years in these jurisdictions ranging from 1 to 10 years. The Company does not anticipate that any adjustments resulting from tax audits would result in a material change to the results of operations or financial condition.

The Company does not expect the amount of unrecognized tax benefits to significantly change within the next 12 months.

NOTE 10. CAPITAL STOCK:

Pursuant to the Stockholders Agreement of the Company, upon termination of employment from the Company or one of its subsidiaries, members of the Company’s management (other than Mr. Neubauer) who hold shares of common stock of the Company can cause the Company to repurchase all of their initial investment shares (as defined) or shares acquired as a result of the exercise of Installment Stock Purchase Opportunities at appraised fair market value. Generally, payment for shares repurchased could be, at the Company’s option, in cash or installment notes, which would be effectively subordinated to all indebtedness of ARAMARK Corporation. The amount of this potential repurchase obligation has been classified outside of stockholders’ equity. The amount of common stock subject to repurchase as of September 27, 2013 and September 28, 2012 was $158.7 million and $167.5 million, which is based on approximately 9.4 million and 11.0 million shares of common stock of the Company valued at $16.88 and $15.17 per share, respectively. The fair value of the common stock subject to repurchase is calculated using discounted cash flow techniques and comparable public company trading multiples. Inputs used in the discounted cash flow analysis include the weighted average cost of capital, long-term revenue growth rates, long-term EBIT margins and residual growth rates. Inputs used in the comparable public company trading multiples include the last-twelve-months’ EBITDA multiple, forward EBITDA multiples and control premium. During fiscal 2013 and fiscal 2012, approximately $66.6 million and $67.3 million of common stock of the Company was repurchased, respectively, and has been reflected in the Company’s consolidated financial statements. The Stockholders Agreement, the senior secured credit agreement and the indenture governing the Senior Notes contain limitations on the amount the Company can expend for such share repurchases.

NOTE 11. SHARE-BASED COMPENSATION:

In connection with the 2007 Transaction, the Company established the ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (the “2007 MSIP”). Incentive awards under the 2007 MSIP may be granted to employees or directors of, or consultants to, the Company or one of its affiliates in the form of non-qualified stock options, unvested shares of common stock, the opportunity to purchase shares of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of the Company’s shares. The 2007 MSIP permits the granting of awards of up to 42.0 million shares of common stock of the Company. As of September 27, 2013, there were 11.7 million shares available for grant.

On June 20, 2013, the Company adopted the Fourth Amended and Restated ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (the “Fourth Amended Stock Incentive Plan”). The Fourth Amended Stock Incentive Plan provides for the grant of restricted stock units and restricted stock in addition to stock options. The Company also approved a new form of non-qualified stock option award agreement which provides for 100% time-based vesting. Options granted under earlier forms of non-qualified discretionary stock option agreements provided for 50% time-based vesting and 50% performance-based vesting. Finally, the Company offered to holders of outstanding Installment Stock Purchase Opportunities (“ISPOs”) the ability to exchange such awards for restricted stock and non-qualified stock options, which were granted pursuant to a restricted stock award agreement and a replacement stock option award agreement, respectively, with the Company. On June 20, 2013, the Compensation and Human Resources Committee (the “Compensation Committee”) approved a new restricted stock award agreement and non-qualified replacement stock option award agreement to be used in connection with the exchange. The restricted stock award agreement provides for a grant of restricted stock under the Fourth Amended Stock Incentive Plan with a vesting schedule based upon the vesting schedule of the ISPO that is exchanged. The non-qualified replacement stock option award agreement is similar to the Time-Based Options discussed below, but the vesting schedule of the replacement stock option is based upon the vesting schedule of the ISPO that is exchanged.

Share-based compensation expense charged to expense for fiscal 2013, fiscal 2012 and fiscal 2011 was approximately $19.4 million, before taxes of approximately $7.6 million, approximately $15.7 million, before taxes of approximately $6.1 million, and approximately $17.3 million, before taxes of approximately $6.8 million, respectively. The compensation expense recognized is classified as “Selling and general corporate expenses” in the Consolidated Statements of Income. No compensation expense was capitalized.

Cash received from option exercises during fiscal 2013, fiscal 2012 and fiscal 2011 was $5.6 million, $6.7 million and $1.0 million, respectively. For fiscal 2013, fiscal 2012 and fiscal 2011, the amount of tax benefits included in “Other financing activities” in the Consolidated Statements of Cash Flows was $4.8 million, $4.5 million and $0.7 million, respectively.

Stock Options

Each award of stock options under the 2007 MSIP is comprised of two types of stock options. One-half of the options awarded vest solely based upon continued employment over a specific period of time, generally four years (“Time-Based Options”). One-half of the options awarded vest based both upon continued employment and upon the achievement of a level of earnings before interest and taxes (“EBIT”), as defined in the 2007 MSIP, over time, generally four years (“Performance-Based Options”). The Performance-Based Options may also vest in part or in full upon the occurrence of specific return-based events. The exercise price for Time-Based Options and Performance-Based Options equals the fair value of the Company’s stock on the date of the grant. All options remain exercisable for ten years from the date of grant. Due to the Fourth Amended Stock Incentive Plan, all option awards granted subsequent to June 20, 2013 will only be comprised of Time-Based Options.

Time-Based Options

The fair value of the Time-Based Options granted was estimated using the Black-Scholes option pricing model and the weighted-average assumptions noted in the table below. Since the Company’s stock is not publicly traded, the expected volatility is based on an average of the historical volatility of the Company’s competitors’ stocks over the expected term of the stock options. The expected life represents the period of time that options granted are expected to be outstanding and is calculated using the simplified method as permitted under Securities and Exchange Commission (“SEC”) rules and regulations due to the lack of history of our equity incentive plan and the lack of a public market for our common stock. The simplified method uses the midpoint between an option’s vesting date and contractual term. The risk-free rate is based on the U.S. Treasury security with terms equal to the expected life of the option as of the grant date.

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011

Expected volatility	30%	30%	30%
Expected dividend yield	0%	0%	0%
Expected life (in years)	6.25	6.25	6.25
Risk-free interest rate	1.02% - 2.36%	1.04% - 1.61%	1.41% - 2.86%

The weighted-average grant-date fair value of Time-Based Options granted during fiscal 2013, fiscal 2012 and fiscal 2011 was $5.41, $4.57 and $4.42 per option, respectively.

Compensation expense for Time-Based Options is recognized on a straight-line basis over the vesting period during which employees perform related services. Approximately $9.3 million, $8.5 million and $10.3 million was charged to expense during fiscal 2013, fiscal 2012 and fiscal 2011 for Time-Based Options, respectively. The Company has applied a forfeiture assumption of 8.7% per annum in the calculation of such expense.

As of September 27, 2013, there was approximately $29.0 million of unrecognized compensation expense related to nonvested Time-Based Options, which is expected to be recognized over a weighted-average period of approximately 3.16 years.

A summary of Time-Based Options activity is presented below:

Options	Shares (000s)	Weighted- Average Exercise Price	Aggregate Intrinsic Value ($000s)	Weighted- Average Remaining Term (Years)
Outstanding at September 28, 2012	15,711	$9.70
Granted	4,850	$16.11
Exercised	(2,070)	$7.34
Forfeited and expired	(693)	$11.57

Outstanding at September 27, 2013	17,798	$12.08	$109,623	6.7

Exercisable at September 27, 2013	9,802	$7.65	$90,471	4.7

Expected to vest at September 27, 2013	6,908	$14.36	$17,420	8.9

The total intrinsic value of Time-Based Options exercised during fiscal 2013, fiscal 2012 and fiscal 2011 was $17.2 million, $15.0 million and $8.9 million, respectively. The total fair value of Time-Based Options that vested during fiscal 2013, fiscal 2012 and fiscal 2011 was $3.9 million, $7.9 million and $15.8 million, respectively.

Performance-Based Options

The fair value of the Performance-Based Options was estimated using the Black-Scholes option pricing model and the weighted-average assumptions noted in the table below. Since the Company’s stock is not publicly traded, the expected volatility is based on an average of the historical volatility of the Company’s competitors’ stocks over the expected term of the stock options. The expected life represents the period of time that options granted are expected to be outstanding and is calculated using the simplified method as permitted under SEC rules and regulations due to the lack of history of our equity incentive plan and the lack of a public market for our common stock. The simplified method uses the midpoint between an option’s vesting date and contractual term. The risk-free rate is based on the U.S. Treasury security with terms equal to the expected life of the option as of the grant date.

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Expected volatility	30%	30%	30%
Expected dividend yield	0%	0%	0%
Expected life (in years)	4.5 - 5.5	5.0 - 6.0	5.5 - 7.0
Risk-free interest rate	0.61% - 0.85%	0.73% - 1.04%	1.43% - 2.86%

The weighted-average grant-date fair value of the Performance-Based Options granted during fiscal 2013, fiscal 2012 and fiscal 2011 was $4.54, $3.91 and $4.21 per option, respectively.

Compensation expense for Performance-Based Options is recognized on a principally straight-line basis over the requisite performance and service periods. The Company recognized compensation expense of approximately $6.4 million, $3.6 million and $5.1 million during fiscal 2013, fiscal 2012 and fiscal 2011 for Performance-Based Options, respectively. The Company has applied a forfeiture assumption of 8.7% per annum in the calculation of such expense.

As of September 27, 2013, there was approximately $2.4 million of unrecognized compensation expense related to nonvested Performance-Based Options, which is expected to be recognized over a weighted-average period of approximately 0.54 years.

On June 21, 2011, the Company’s board of directors (the “Board”) approved new annual and cumulative EBIT targets for fiscal 2011 and beyond. Approximately 3.7 million options were affected by these modifications. The fair values of these Performance-Based Options were revalued at the award modification date. The fair value of the Performance-Based Options modified during fiscal 2011 was estimated using the Black-Scholes option pricing model and the following weighted-average assumptions: estimated volatility (30%), expected dividend yield (0%), expected life (3.5-6.8 years) and risk-free interest rate (0.69%-2.27%). The weighted-average fair value of the Performance-Based Options modified during fiscal 2011 was $4.66 per option.

On June 21, 2011, the Company’s Board also agreed that for awards granted on or after June 21, 2011, annual and cumulative EBIT targets for future fiscal years beginning after fiscal 2011 will be set within 90 days of the beginning of each fiscal year. The Third Amended Stock Incentive Plan also provides that if an annual EBIT target is established for fiscal 2012 or later years for options granted after June 21, 2011 that is less than the annual EBIT target for such fiscal year for outstanding stock options, the EBIT target for such outstanding options will be reduced to the lower EBIT target.

A summary of Performance-Based Options activity is presented below:

Options	Shares (000s)	Weighted- Average Exercise Price	Aggregate Intrinsic Value ($000s)	Weighted- Average Remaining Term (Years)
Outstanding at September 28, 2012	15,929	$9.68
Granted	463	$15.06
Exercised	(1,032)	$7.27
Forfeited and expired	(1,422)	$9.41

Outstanding at September 27, 2013	13,938	$8.86	$111,759	5.6

Exercisable at September 27, 2013	4,548	$7.29	$43,596	4.4

Expected to vest at September 27, 2013	1,669	$11.82	$8,444	7.6

The total intrinsic value of Performance-Based Options exercised during fiscal 2013, fiscal 2012 and fiscal 2011 was $8.5 million, $7.5 million and $5.0 million, respectively. The total fair value of Performance-Based Options that vested during fiscal 2013, fiscal 2012 and fiscal 2011 was $0.2 million, $6.7 million and $0 million, respectively.

Installment Stock Purchase Opportunities

Installment Stock Purchase Opportunities provide the grantee the option to purchase shares of the Company’s common stock. ISPO awards are divided into five equal installments. The first installment, which represents 20% of the total award, vests immediately upon grant and will be exercisable until the first anniversary of the grant date. At least 25% of the first installment must be exercised or the entire grant (including the remaining four installments) will expire and any part of the first installment that is not exercised during the exercise period will also expire, in each case on the first anniversary of the grant date. If the exercise conditions of the first installment are met, the remaining four installments will vest on December 15th of the first calendar year following the year in which the ISPO is granted, and on each of the three anniversaries of such date, respectively, and will be exercisable for 31 days thereafter. Any of these remaining four installments that becomes vested but is not exercised during its respective exercise period will expire at the end of its exercise period, but the holder may still exercise any subsequent installments when they vest in future years.

The fair value of the ISPOs was estimated using the Black-Scholes option pricing model and the following weighted-average assumptions noted in the table below. Since the Company’s stock is not publicly traded, the expected volatility is based on an average of the historical volatility of the Company’s competitors’ stocks over the expected term of the stock options. The expected life represents the period of time that options granted are expected to be outstanding and is calculated using the simplified methodas permitted under SEC rules and regulations due to the lack of history of our equity incentive plan and the lack of a public market for our common stock. The simplified method uses the midpoint between an option’s vesting date and contractual term. The risk-free rate is based on the U.S. Treasury security with terms equal to the expected life of the option as of the grant date.

	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Expected volatility	30%	30%	30%
Expected dividend yield	0%	0%	0%
Expected life (in years)	2.5	2.5	2.5
Risk-free interest rate	0.25%	0.24% - 0.31%	0.33% - 0.68%

The weighted-average grant-date fair value of ISPOs granted during fiscal 2013, fiscal 2012 and fiscal 2011 was $2.88, $2.80 and $2.47 per option, respectively.

Compensation expense for ISPOs is recognized on a straight-line basis over the vesting period during which employees perform related services. The Company recorded approximately $1.6 million, $1.0 million and $0.8 million of compensation expense related to these awards, including the exchanged awards discussed below, during fiscal 2013, fiscal 2012 and fiscal 2011, respectively. The Company has applied a forfeiture assumption of 8.7% per annum in the calculation of such expense.

As discussed above, the Company offered to holders of outstanding ISPOs the ability to exchange such awards for restricted stock and non-qualified stock options. On July 31, 2013, as a result of the exchange, outstanding ISPOs were converted into approximately 0.2 million of restricted stock awards at a grant-date fair value of $16.21 and approximately 1.1 million of non-qualified replacement stock option awards at a weighted-average exercise price of $16.21. The fair value of the non-qualified replacement stock option awards was estimated using the Black-Scholes option pricing model and the following weighted-average assumptions: estimated volatility (30%), expected dividend yield (0%), expected life (4.6-6.2 years) and risk-free interest rate (1.38%). The weighted-average fair value of the replacement stock option awards was $4.79 per option.

As of September 27, 2013, there was approximately $5.0 million of unrecognized compensation expense related to nonvested ISPOs and exchanged awards, which is expected to be recognized over a weighted-average period of approximately 2.86 years.

A summary of ISPOs activity is presented below:

Options	Shares (000s)	Weighted- Average Exercise Price	Aggregate Intrinsic Value ($000s)	Weighted- Average Remaining Term (Years)
Outstanding at September 28, 2012	1,403	$13.81
Granted	350	$15.08
Exercised	(158)	$11.83
Exchanged, forfeited and expired	(1,508)	$13.41

Outstanding at September 27, 2013	87	$12.21	$406	2.5

The total intrinsic value of ISPOs exercised during fiscal 2013 and fiscal 2012 was $0.5 million and $0.2 million, respectively. The total fair value of ISPOs that vested during fiscal 2013 and fiscal 2012 was $0.4 million and $0.9 million, respectively.

Seamless Unit Options

During fiscal 2011, Seamless established the Seamless North America 2011 Equity Incentive Plan (the “Plan”). The Plan allows for the issuance of unit options and other equity-based awards in Seamless. The unit options awarded vest solely based on continued employment over a specific period of time, generally four years. The Company recognized compensation expense of approximately $0.2 million, $2.1 million and $0.1 million for Seamless unit options during fiscal 2013, fiscal 2012 and fiscal 2011, respectively. During fiscal 2012, Seamless granted approximately 3.5 million unit options. The Company did not record any additional expense for these awards upon the completion of the spin-off of Seamless Holdings (see Note 3).

Deferred Stock Units

Deferred stock units are issued only to non-employee members of the Board of Directors of the Company who are not representatives of one of the Sponsors and represent the right to receive shares of the Company’s common stock in the future. Each deferred stock unit will be converted to one share of the Company’s common stock six months and one day after the date on which such director ceases to serve as a member of the Board of Directors. The grant-date fair value of deferred stock units is based on the fair value of the Company’s common stock. Since the deferred stock units are fully vested upon grant, compensation expense for the entire award is recognized immediately upon grant. The Company granted 42,462 deferred stock units during fiscal 2013. The compensation cost charged to expense during fiscal 2013, fiscal 2012 and fiscal 2011 for deferred stock units was approximately $0.6 million, $0.5 million and $1.0 million, respectively.

Time-Based Restricted Stock Units

The Restricted Stock Unit Agreement provides for grants of restricted stock units (“RSUs”), 25% of which will vest and be settled in shares on each of the first four anniversaries of the date of grant, subject to the participant’s continued employment with the Company through each such anniversary. The grant-date fair value of RSUs is based on the fair value of the Company’s common stock. Participants holding RSUs will receive the benefit of any dividends paid on shares in the form of additional restricted stock units. The unvested units are subject to forfeiture if employment is terminated other than due to death, disability or retirement, and the units are nontransferable while subject to forfeiture.

The Company granted 1,273,275 RSUs during fiscal 2013 at a weighted-average grant-date fair value of $16.22. Compensation expense for RSUs is recognized on a straight-line basis over the vesting period during which employees perform related services. The compensation cost charged to expense during fiscal 2013 for restricted stock units was approximately $1.3 million.

As of September 27, 2013, there was approximately $15.6 million of unrecognized compensation expense related to nonvested RSUs, which is expected to be recognized over a weighted-average period of approximately 3.78 years.

NOTE 12. ACCOUNTS RECEIVABLE SECURITIZATION:

ARAMARK Corporation has an agreement (the “Receivables Facility”) with several financial institutions whereby it sells on a continuous basis an undivided interest in all eligible trade accounts receivable, as defined in the Receivables Facility. The maximum amount available under the Receivables Facility is $300 million, which expires in January 2015. Pursuant to the Receivables Facility, ARAMARK Corporation formed ARAMARK Receivables, LLC, a wholly-owned, consolidated, bankruptcy-remote subsidiary. ARAMARK Receivables, LLC was formed for the sole purpose of buying and selling receivables generated by certain subsidiaries of the Company. Under the Receivables Facility, ARAMARK Corporation and certain of its subsidiaries transfer without recourse all of their accounts receivable to ARAMARK Receivables, LLC. As collections reduce previously transferred interests, interests in new, eligible receivables are transferred to ARAMARK Receivables, LLC, subject to meeting certain conditions. At September 27, 2013 and September 28, 2012, the amount of outstanding borrowings under the Receivables Facility was $300.0 million and $263.8 million, respectively, and is included in “Long-Term Borrowings”.

NOTE 13. COMMITMENTS AND CONTINGENCIES:

The Company has capital and other purchase commitments of approximately $249.8 million at September 27, 2013, primarily in connection with commitments for capital projects and client contract investments. At September 27, 2013, the Company also has letters of credit outstanding in the amount of $121.7 million.

Certain of the Company’s lease arrangements, primarily vehicle leases, with terms of one to eight years, contain provisions related to residual value guarantees. The maximum potential liability to the Company under such arrangements was approximately $110.3 million at September 27, 2013 if the terminal fair value of vehicles coming off lease was zero. Consistent with past experience, management does not expect any significant payments will be required pursuant to these arrangements. No amounts have been accrued for guarantee arrangements at September 27, 2013.

Rental expense for all operating leases was $179.3 million, $177.4 million and $168.1 million for fiscal 2013, fiscal 2012 and fiscal 2011, respectively. Following is a schedule of the future minimum rental and similar commitments under all noncancelable operating leases as of September 27, 2013 (in thousands):

Fiscal Year
2014	$219,698
2015	93,661
2016	76,420
2017	67,469
2018	52,123
Subsequent years	90,598

Total minimum rental obligations	$599,969

From time to time, the Company is a party to various legal actions and investigations involving claims incidental to the conduct of its business, including actions by clients, customers, employees, government entities and third parties, including under federal, state, international, national, provincial and local employment laws, wage and hour laws, discrimination laws, immigration laws, human health and safety laws, import and export controls and customs laws, environmental laws, false claims or whistleblower statutes, minority, women and disadvantaged business enterprise statutes, tax codes, antitrust and competition laws, consumer protection statutes, procurement regulations, intellectual property laws, food safety and sanitation laws, cost and accounting principles, the Foreign Corrupt Practices Act, the U.K. Bribery Act, other anti-corruption laws, lobbying laws, motor carrier safety laws, data privacy laws and alcohol licensing and service laws, or alleging negligence and/or breaches of contractual and other obligations. Based on information currently available, advice of counsel, available insurance coverage, established reserves and other resources, the Company does not believe that any such actions are likely to be, individually or in the aggregate, material to its business, financial condition, results of operations or cash flows. However, in the event of unexpected further developments, it is possible that the ultimate resolution of these matters, or other similar matters, if unfavorable, may be materially adverse to the Company’s business, financial condition, results of operations or cash flows.

In 2011, the Company was informed that an Illinois state civil action had been filed against a subsidiary of the Company by an unnamed Relator under the Illinois Whistleblower Reward and Protection Act in the Circuit Court of Cook County, Illinois County Department, Law Division. During the third quarter of fiscal 2013, this matter was settled, payments were made pursuant to the terms of the settlement, and the case was dismissed with prejudice.

NOTE 14. BUSINESS SEGMENTS:

The Company provides or manages services in two strategic areas: Food and Support Services and Uniform and Career Apparel, which are organized and managed in the following reportable business segments:

Food and Support Services—North America—Food, refreshment, specialized dietary and support services, including facility maintenance and housekeeping, provided to business, educational and healthcare institutions and in sports, entertainment, recreational and other facilities serving the general public in the United States, Canada and Mexico. Food and Support Services—North America sales and operating income for fiscal 2013 were negatively affected by Hurricane Sandy and the National Hockey League lockout. Food and Support Services—North America operating income for fiscal 2013 includes $43.5 million of severance and related costs. Food and Support Services—North America operating income for fiscal 2013 also includes $6.8 million of asset write-offs and other income recognized of approximately $14.0 million relating to the recovery of the Company’s investment (possessory interest) at one of the National Park Service (“NPS”) sites in the Sports, Leisure and Corrections sector, which was terminated in the current year. Food and Support Services—North America operating income for fiscal 2012 includes transition and integration costs of $4.9 million related to the Filterfresh acquisition, a favorable risk insurance adjustment of $1.7 million related to favorable claims experience and other income recognized of $6.7 million relating to the recovery of the Company’s investment (possessory interest) at one of the NPS sites in Sports, Leisure and Corrections sector, which was terminated in the prior year. Food and Support Services—North America operating income for fiscal 2011 includes other income recognized of $7.8 million related to a compensation agreement signed with the NPS under which the NPS agreed to pay down a portion of the Company’s investment (possessory interest) in certain assets at one of the Company’s NPS sites in the Sports, Leisure and Corrections sector, severance related expenses of $6.2 million and a favorable risk insurance adjustment of $0.9 million related to favorable claims experience.

Food and Support Services—International—Food, refreshment, specialized dietary and support services, including facility maintenance and housekeeping, provided to business, educational and healthcare institutions and in sports, entertainment, recreational and other facilities serving the general public. Operations are conducted in 19 countries, including the U.K., Germany, Chile, Ireland, Spain, China, Belgium, Korea, Argentina and Japan. Food and Support Services—International operating income for fiscal 2013 includes $14.6 million of severance and related costs and $16.9 million of goodwill impairment charges and other asset write-offs. Food and Support Services—International operating income for fiscal 2012 includes a favorable adjustment of $1.5 million related to a non-income tax settlement in the U.K. and $2.9 million of severance related expenses. Food and Support Services—International operating income for fiscal 2011 includes a gain of $7.7 million related to the divestiture of the Company’s 67% ownership interest in the security business of its Chilean subsidiary (see Note 3), favorable non-income tax settlements in the U.K. of $5.3 million, a goodwill and other intangible assets impairment charge of $5.3 million (see Note 5), a gain on the sale of land in Chile of $1.7 million and severance related expenses of $11.4 million.

Uniform and Career Apparel—Rental, sale, cleaning, maintenance and delivery of personalized uniform and career apparel and other textile items on a contract basis and direct marketing of personalized uniforms and career apparel and accessories to businesses, public institutions and individuals. Also provided are walk-off mats, cleaning cloths and disposable towels. Uniform and Career Apparel operating income for fiscal 2013 includes $8.5 million of severance and related costs, which includes $3.7 million of severance related expenses recorded in the first quarter of fiscal 2013, and a net charge of approximately $6.5 million related to multiemployer pension withdrawals and a final settlement of wage and hour claims, net of a favorable risk insurance adjustment. Uniform and Career Apparel operating income for fiscal 2012 includes a favorable risk insurance adjustment of $5.7 million related to favorable claims experience and severance related expenses of $2.6 million. Uniform and Career Apparel operating income for fiscal 2011 includes a gain of $2.6 million related to a property settlement of an eminent domain claim, a risk insurance adjustment of $4.8 million related to favorable claims experience and severance related expenses of $3.9 million.

Sales by segment are substantially comprised of services to unaffiliated customers and clients. Operating income reflects expenses directly related to individual segments plus an allocation of corporate expenses applicable to more than one segment.

Corporate—Corporate includes general corporate expenses not specifically allocated to an individual segment and share-based compensation expense (see Note 11). Corporate expenses for fiscal 2013 includes $1.1 million of severance and related costs. During fiscal 2011, the Company recorded severance related expenses of $1.3 million.

Interest and Other Financing Costs, net, for fiscal 2013 was favorably impacted by the maturity of interest rate swaps during fiscal 2012. Interest and Other Financing Costs, net, for fiscal 2013 includes charges of $39.8 million in connection with the tender offer and Satisfaction and Discharge (see Note 6), consisting of $12.9 million of third party costs for the tender offer premium and $26.9 million of non-cash charges for the write-off of deferred financing costs. Interest and Other Financing Costs, net, for fiscal 2013 also includes approximately $11.6 million of third-party costs incurred related to Amendment Agreement No. 3 to the senior secured credit agreement (see Note 6) and approximately $3.2 million of hedge ineffectiveness related to the repayment of the Canadian subsidiary’s term loan with a maturity date of January 26, 2014 (see Note 7). Interest and Other Financing Costs, net, for fiscal 2012 includes $11.1 million of third-party costs related to Amendment Agreement No. 2 (see Note 6) and the amendment of the Company’s Canadian subsidiary cross currency swap (see Note 7). Interest and Other Financing Costs, net, for fiscal 2011 includes a write-off of deferred financing fees of

$2.1 million related to the amendment that extended the U.S. dollar denominated portion of the revolving credit facility and interest income of $14.1 million related to favorable non-income tax settlements in the U.K.

Financial information by segment follows (in millions):

	Sales
	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Food and Support Services—North America	$9,665.2	$9,413.2	$9,019.0
Food and Support Services—International	2,869.2	2,729.5	2,723.3
Uniform and Career Apparel	1,411.3	1,362.7	1,340.1

	$13,945.7	$13,505.4	$13,082.4

	Operating Income
	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Food and Support Services—North America	$405.1	$425.6	$400.5
Food and Support Services—International	66.2	89.9	79.9
Uniform and Career Apparel	117.3	118.1	117.3

	588.6	633.6	597.7
Corporate	(74.2)	(51.8)	(50.6)

Operating Income	514.4	581.8	547.1
Interest and other financing costs, net	(423.8)	(456.8)	(451.1)

Income from Continuing Operations Before Income Taxes	$90.6	$125.0	$96.0

	Depreciation and Amortization
	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Food and Support Services—North America	$375.7	$364.7	$341.9
Food and Support Services—International	62.5	61.0	62.6
Uniform and Career Apparel	102.0	102.6	105.1
Corporate	1.9	0.9	0.9

	$542.1	$529.2	$510.5

	Capital Expenditures and Client Contract Investments and Other*
	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
Food and Support Services—North America	$285.6	$281.0	$207.9
Food and Support Services—International	60.7	51.9	58.6
Uniform and Career Apparel	46.7	40.5	33.3
Corporate	0.1	—	0.4

	$393.1	$373.4	$300.2

*	Includes amounts acquired in business combinations

	Identifiable Assets
	September 27, 2013	September 28, 2012
Food and Support Services—North America	$6,939.3	$7,120.8
Food and Support Services—International	1,531.2	1,527.7
Uniform and Career Apparel	1,670.0	1,681.7
Corporate	126.6	157.2

	$10,267.1	$10,487.4

The following geographic data include sales generated by subsidiaries within that geographic area and net property & equipment based on physical location (in millions):

	Sales
	Fiscal Year Ended September 27, 2013	Fiscal Year Ended September 28, 2012	Fiscal Year Ended September 30, 2011
United States	$10,025.0	$9,729.6	$9,369.6
Foreign	3,920.7	3,775.8	3,712.8

	$13,945.7	$13,505.4	$13,082.4

	Net Property & Equipment
	September 27, 2013	September 28, 2012
United States	$789.4	$790.1
Foreign	187.9	186.2

	$977.3	$976.3

NOTE 15. FAIR VALUE OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value are classified based upon the level of judgment associated with the inputs used to measure their fair value. The hierarchical levels related to the subjectivity of the valuation inputs are defined as follows:

•	Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

•

Level 2—inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement

Recurring Fair Value Measurements

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, borrowings, common stock subject to repurchase and derivatives (see Note 7). Management believes that the carrying value of cash and cash equivalents, accounts receivable and accounts payable are representative of their respective fair values. In conjunction with the fair value measurement of the derivative instruments, the Company made an accounting policy election to measure the credit risk of its derivative instruments that are subject to master netting agreements on a net basis by counterparty portfolio. The fair value of the Company’s debt at September 27, 2013 and September 28, 2012 was $5,854.9 million and $6,052.9 million, respectively. The carrying value of the Company’s debt at September 27, 2013 and September 28, 2012 was $5,824.1 million and $6,008.8 million, respectively. The fair values were computed using market quotes, if available, or based on discounted cash flows using market interest rates as of the end of the respective periods. The inputs utilized in estimating the fair value of the Company’s debt has been classified as level 2 in the fair value hierarchy levels.

The following table presents the changes in the Company’s common stock subject to repurchase for which level 3 inputs were significant to their valuation for fiscal 2013 (in thousands):

Common Stock Subject to Repurchase
Balance, September 28, 2012	$167,461
Issuances of common stock	1,904
Repurchases of common stock	(27,474)
Change in fair market value of common stock	16,817

Balance, September 27, 2013	$158,708

NOTE 16. RELATED PARTY TRANSACTIONS:

As of September 27, 2013, the notional value of interest rate swaps with entities affiliated with GS Capital Partners was $230 million and with entities affiliated with J.P. Morgan Partners was $205 million. As of September 28, 2012, the notional value of interest rate swaps with entities affiliated with GS Capital Partners was $96 million and with entities affiliated with J.P. Morgan Partners was $221 million. In all of these swaps, the Company pays the counterparty a fixed interest rate in exchange for their payment of a floating interest rate. The net payments in fiscal 2013, fiscal 2012 and fiscal 2011 to entities affiliated with GS Capital Partners pursuant to interest rate swap transactions were approximately $3.1 million, $21.5 million and $40.1 million, respectively. The net payments in fiscal 2013, fiscal 2012 and fiscal 2011 to entities affiliated with J.P. Morgan Partners pursuant to interest rate swap transactions were approximately $5.5 million, $28.2 million and $51.6 million, respectively.

NOTE 17. SUBSEQUENT EVENTS

On November 11, 2013 and November 12, 2013, the Board and certain committees of the Board, including the Compensation Committee, took certain actions relating to compensation determinations for employees, as well as certain actions related to the compensation of executive officers and benefit plans of Holdings in connection with the previously announced preparation for the initial public offering of Holdings.

Amended and Restated Senior Executive Performance Bonus Plan

On November 12, 2013, the Board approved, and the stockholders of Holdings adopted by written consent, the Amended and Restated Senior Executive Performance Bonus Plan (the “Amended Bonus Plan”), which will become effective on December 1, 2013. The Amended Bonus Plan is intended to provide for an annual performance bonus for the chief executive officer and other designated executive officers of Holdings or any of its subsidiaries. The terms of the Amended Bonus Plan are generally consistent with the terms of the existing Senior Executive Annual Performance Bonus Plan of Holdings, except that the annual individual participant award limit has been increased to $6 million.

Approval of Special Bonuses

On November 11, 2013, the Compensation Committee approved special cash bonuses to certain senior executive officers of approximately $4.3 million that are contingent on and payable following the completion of the initial public offering. The accounting for the bonuses will be reflected upon completion of this offering.

Grants in Connection with the Initial Public Offering

On November 11, 2013, the Compensation Committee and the Stock Committee approved grants of RSUs to certain senior executives under the Fourth Amended Stock Incentive Plan, to become effective at the time of the initial public offering of Holdings. The total value of the RSUs granted will be approximately $35 million. The RSUs are subject to time-based vesting, with one-third of the RSUs vesting on each of the first three anniversaries of the date of grant, subject to the executive’s continued employment with Holdings and its subsidiaries. The terms of the RSUs are otherwise generally consistent with the terms of the previously approved form of restricted stock unit award agreement under the Fourth Amended Stock Incentive Plan. The accounting for the share-based compensation related to these RSU grants will be reflected beginning upon completion of this offering.

Amendment to Vesting of Outstanding Performance-Based Options

On November 11, 2013, the Compensation Committee approved an amendment to all outstanding 2007 MSIP Option Agreements (the “Performance Option Amendment”) modifying the vesting provisions relating to outstanding Performance-Based Options granted under the 2007 MSIP. The Performance Option Amendment provides that in the event of an initial public offering of Holdings, subject to continued employment on such date, 50% of any then-unvested performance-based options that did not meet applicable performance thresholds in prior years (the “Missed Year Options”) will become vested if the initial public offering price for the common stock of Holdings equals or exceeds $20.00 per share. In addition, during the 18 month period following the initial public offering, if the closing trading price for common stock of Holdings equals or exceeds $25.00 per share over any consecutive twenty day trading period, 100% of the Missed Year Options will become vested. There are a total of approximately 5.3 million Missed Year Options. The accounting for the modification related to the Missed Year Options, which in total is estimated to be approximately $55 million, will be reflected beginning upon completion of this offering.

ARAMARK Holdings Corporation 2013 Stock Incentive Plan and Forms of Agreements

On November 12, 2013, the Board approved, and the stockholders of Holdings adopted by written consent, the ARAMARK Holdings Corporation 2013 Stock Incentive Plan (the “2013 Stock Plan”), which will become effective on December 1, 2013. The 2013 Stock Plan provides that the total number of shares of common stock that may be issued under the 2013 Stock Plan is 25,500,000. In connection with the adoption of the 2013 Stock Plan, the Board approved, and the stockholders of Holdings adopted by written consent, the Fifth Amended and Restated ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (the “Fifth Amended Stock Plan”) which amends certain terms of the 2007 MSIP in contemplation of the initial public offering of Holdings, including providing that no awards will be granted under the Fifth Amended Stock Plan shortly following the consummation of an initial public offering, as it is intended that grants following the initial public offering will be made under the 2013 Stock Plan.

NOTE 18. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES:

The following condensed consolidating financial statements of the Company have been prepared pursuant to Rule 3-10 of Regulation S-X.

These condensed consolidating financial statements have been prepared from the Company’s financial information on the same basis of accounting as the consolidated financial statements. Interest expense and certain other costs are partially allocated to all of the subsidiaries of the Company. Goodwill and other intangible assets have been allocated to the subsidiaries based on management’s estimates. The Senior Notes are jointly and severally guaranteed on a senior unsecured basis by substantially all of the Company’s existing and future domestic subsidiaries (excluding the receivables facility subsidiary) (“Guarantors”). Each of the Guarantors is wholly-owned, directly or indirectly, by the Company. All other subsidiaries of the Company, either direct or indirect, do not guarantee the Senior Notes (“Non-Guarantors”). The Guarantors also guarantee certain other debt.

CONDENSED CONSOLIDATING BALANCE SHEETS

September 27, 2013

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$—	$23.0	$40.5	$47.5	$—	$111.0
Receivables	—	1.4	242.9	1,161.6	—	1,405.9
Inventories, at lower of cost or market	—	15.9	441.0	85.1	—	542.0
Prepayments and other current assets	—	46.2	103.1	79.0	—	228.3

Total current assets	—	86.5	827.5	1,373.2	—	2,287.2

Property and Equipment, net	—	24.4	751.2	201.7	—	977.3
Goodwill	—	173.1	3,994.6	452.3	—	4,620.0
Investment in and Advances to Subsidiaries	1,062.7	6,267.4	444.8	124.5	(7,899.4)	—
Other Intangible Assets	—	32.6	1,230.0	146.1	—	1,408.7
Other Assets	—	68.4	629.5	278.0	(2.0)	973.9

	$1,062.7	$6,652.4	$7,877.6	$2,575.8	$(7,901.4)	$10,267.1

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$—	$22.5	$12.0	$31.3	$—	$65.8
Accounts payable	—	147.0	448.3	293.7	—	889.0
Accrued expenses and other liabilities	0.3	230.2	875.6	328.3	0.1	1,434.5

Total current liabilities	0.3	399.7	1,335.9	653.3	0.1	2,389.3

Long-term Borrowings	—	5,101.7	40.4	616.1	—	5,758.2
Deferred Income Taxes and Other Noncurrent Liabilities	—	326.2	618.3	102.5	—	1,047.0
Intercompany Payable	—	—	5,016.0	1,305.7	(6,321.7)	—
Common Stock Subject to Repurchase and other	158.7	—	10.2	—	—	168.9
Total Equity	903.7	824.8	856.8	(101.8)	(1,579.8)	903.7

	$1,062.7	$6,652.4	$7,877.6	$2,575.8	$(7,901.4)	$10,267.1

CONDENSED CONSOLIDATING BALANCE SHEETS

September 28, 2012

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$0.1	$27.4	$41.7	$67.6	$—	$136.8
Receivables	—	2.7	235.9	1,077.4	—	1,316.0
Inventories, at lower of cost or market	—	15.9	414.8	77.7	—	508.4
Prepayments and other current assets	—	13.4	144.4	66.5	—	224.3

Total current assets	0.1	59.4	836.8	1,289.2	—	2,185.5

Property and Equipment, net	—	25.6	738.5	212.2	—	976.3
Goodwill	—	173.1	3,987.2	569.2	—	4,729.5
Investment in and Advances to Subsidiaries	1,706.1	6,353.3	389.9	139.2	(8,588.5)	—
Other Intangible Assets	—	42.0	1,366.6	186.5	—	1,595.1
Other Assets	11.0	64.2	603.7	324.0	(2.0)	1,000.9

	1,717.2	$6,717.6	$7,922.7	$2,720.3	$(8,590.5)	$10,487.3

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$—	$0.7	$11.6	$25.2	$—	$37.5
Accounts payable	—	148.6	387.7	337.0	—	873.3
Accrued expenses and other liabilities	21.2	146.1	798.1	287.4	0.1	1,252.9

Total current liabilities	21.2	295.4	1,197.4	649.6	0.1	2,163.7

Long-term Borrowings	595.5	4,586.0	38.4	751.4	—	5,971.3
Deferred Income Taxes and Other Noncurrent Liabilities	—	355.0	657.1	195.5	—	1,207.6
Intercompany Payable	—	—	5,294.3	1,079.9	(6,374.2)	—
Common Stock Subject to Repurchase and other	167.5	—	10.4	—	—	177.9
Total Equity	933.0	1,481.2	725.1	43.9	(2,216.4)	966.8

	$1,717.2	$6,717.6	$7,922.7	$2,720.3	$(8,590.5)	$10,487.3

CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the year ended September 27, 2013

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
Sales	$—	$1,034.0	$8,792.8	$4,118.8	$—	$13,945.6

Costs and Expenses:
Cost of services provided	—	996.6	7,811.8	3,852.8	—	12,661.2
Depreciation and amortization	—	21.0	418.9	102.2	—	542.1
Selling and general corporate expenses	0.9	82.5	125.7	18.8	—	227.9
Interest and other financing costs, net	51.0	342.4	(2.7)	33.1	—	423.8
Expense allocations	—	(362.8)	326.1	36.7	—	—

	51.9	1,079.7	8,679.8	4,043.6	—	13,855.0

Income (Loss) from Continuing Operations before Income Taxes	(51.9)	(45.7)	113.0	75.2	—	90.6
Provision (Benefit) for Income Taxes	(19.2)	(31.9)	52.3	18.0	—	19.2
Equity in Net Income of Subsidiaries	102.1	—	—	—	(102.1)	—

Income (Loss) from Continuing Operations	69.4	(13.8)	60.7	57.2	(102.1)	71.4
Loss from Discontinued Operations, net of tax	—	—	(1.0)	—	—	(1.0)

Net income (loss)	69.4	(13.8)	59.7	57.2	(102.1)	70. 4
Less: Net income attributable to noncontrolling interest	—	—	0.8	0.2	—	1.0

Net income (loss) attributable to ARAMARK Holdings stockholders	69.4	(13.8)	58.9	57.0	(102.1)	69.4
Other comprehensive income (loss), net of tax	14.5	34.8	0.6	(19.2)	(16.2)	14.5

Comprehensive income attributable to ARAMARK Holdings stockholders	$83.9	$21.0	$59.5	$37.8	$(118.3)	$83.9

CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the year ended September 28, 2012

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
Sales	$—	$1,025.2	$8,427.6	$4,052.6	$—	$13,505.4

Costs and Expenses:
Cost of services provided	—	962.0	7,478.4	3,751.1	—	12,191.5
Depreciation and amortization	—	19.2	403.8	106.2	—	529.2
Selling and general corporate expenses	0.5	58.5	123.0	21.0	—	203.0
Interest and other financing costs, net	55.0	364.0	(0.4)	38.2	—	456.8
Expense allocations	—	(353.1)	316.0	37.1	—	—

	55.5	1,050.6	8,320.8	3,953.6	—	13,380.5

Income (Loss) from Continuing Operations before Income Taxes	(55.5)	(25.4)	106.8	99.0	—	124.9
Provision (Benefit) for Income Taxes	(20.9)	(9.2)	30.4	17.7	—	18.0
Equity in Net Income of Subsidiaries	138.2	—	—	—	(138.2)	—

Income (Loss) from Continuing Operations	103.6	(16.2)	76.4	81.3	(138.2)	106. 9
Income from Discontinued Operations, net of tax	—	—	0.3	—	—	0.3

Net income (loss)	103.6	(16.2)	76.7	81.3	(138.2)	107. 2
Less: Net income attributable to noncontrolling interest	—	—	1.1	2.5	—	3.6

Net income (loss) attributable to ARAMARK Holdings stockholders	103.6	(16.2)	75.6	78.8	(138.2)	103.6
Other comprehensive income (loss), net of tax	3.6	32.9	2.3	(28.4)	(6.8)	3.6

Comprehensive income attributable to ARAMARK Holdings stockholders	$107.2	$16.7	$77.9	$50.4	$(145.0)	$107.2

CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the year ended September 30, 2011

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
Sales	$—	$1,012.7	$8,120.8	$3,948.9	$—	$13,082.4

Costs and Expenses:
Cost of services provided	—	948.3	7,238.5	3,650.0	—	11,836.8
Depreciation and amortization	—	20.0	383.2	107.3	—	510.5
Selling and general corporate expenses	1.1	56.9	107.1	22.9	—	188.0
Interest and other financing costs, net	24.9	410.3	0.1	15.9	—	451.2
Expense allocations	—	(377.8)	345.6	32.2	—	—

	26.0	1,057.7	8,074.5	3,828.3	—	12,986.5

Income (Loss) from Continuing Operations before Income Taxes	(26.0)	(45.0)	46.3	120.6	—	95.9
Provision (Benefit) for Income Taxes	(9.8)	(35.6)	18.9	25.8	—	(0.7)
Equity in Net Income of Subsidiaries	100.0	—	—	—	(100.0)	—

Income (Loss) from Continuing Operations	83.8	(9.4)	27.4	94.8	(100.0)	96.6
Loss from Discontinued Operations, net of tax	—	—	(11.7)	—	—	(11.7)

Net income (loss)	83.8	(9.4)	15.7	94.8	(100.0)	84.9
Less: Net income attributable to noncontrolling interest	—	—	—	1.1	—	1.1

Net income (loss) attributable to ARAMARK Holdings stockholders	83.8	(9.4)	15.7	93.7	(100.0)	83.8
Other comprehensive income (loss), net of tax	51.2	42.6	(1.1)	(0.9)	(40.6)	51.2

Comprehensive income attributable to ARAMARK Holdings stockholders	$135.0	$33.2	$14.6	$92.8	$(140.6)	$135.0

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended September 27, 2013

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$599.9	$97.7	$585.5	$64.0	$(651.2)	$695.9

Cash flows from investing activities:
Purchases of property and equipment and client contract investments	—	(14.3)	(292.4)	(86.2)	—	(392.9)
Disposals of property and equipment	—	—	5.4	5.9	—	11.3
Proceeds from divestitures	—	—	0.9	—	—	0.9
Acquisitions of businesses, net of cash acquired	—	—	(22.6)	—	—	(22.6)
Other investing activities	—	(1.4)	27.4	(8.1)	—	17.9

Net cash used in investing activities	—	(15.7)	(281.3)	(88.4)	—	(385.4)

Cash flows from financing activities:
Proceeds from additional long-term borrowings	—	3,071.4	—	9.1	—	3,080.5
Payments of long-term borrowings	(600.0)	(2,521.2)	(13.7)	(180.0)	—	(3,314.9)
Net change in funding under the Receivables Facility	—	—	—	36.2	—	36.2
Proceeds from issuance of common stock	—	5.6	—	—	—	5.6
Repurchase of common stock	—	(42.4)	—	—	—	(42.4)
Distribution in connection with spin-off of Seamless	—	(47.4)	—	—	—	(47.4)
Other financing activities	—	(50.3)	(2.7)	(0.9)	—	(53.9)
Change in intercompany, net	—	(502.1)	(289.0)	139.9	651.2	—

Net cash provided by (used in) financing activities	(600.0)	(86.4)	(305.4)	4.3	651.2	(336.3)

Decrease in cash and cash equivalents	(0.1)	(4.4)	(1.2)	(20.1)	—	(25.8)
Cash and cash equivalents, beginning of period	0.1	27.4	41.7	67.6	—	136.8

Cash and cash equivalents, end of period	$—	$23.0	$40.5	$47.5	$—	$111.0

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended September 28, 2012

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$—	$62.2	$532.5	$178.7	$(81.7)	$691.7
Cash flows from investing activities:
Purchases of property and equipment and client contract investments	—	(11.7)	(262.0)	(80.9)	—	(354.6)
Disposals of property and equipment	—	0.7	5.2	5.8	—	11.7
Proceeds from divestiture	—	—	6.5	—	—	6.5
Acquisitions of businesses	—	—	(139.9)	(11.9)	—	(151.8)
Other investing activities	—	1.3	3.6	1.7	—	6.6

Net cash used in investing activities	—	(9.7)	(386.6)	(85.3)	—	(481.6)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	—	0.2	3.2	—	3.4
Payments of long-term borrowings	—	(250.7)	(12.9)	(25.3)	—	(288.9)
Net change in funding under the Receivables Facility	—	—	—	37.9	—	37.9
Proceeds from issuance of common stock	—	11.3	—	—	—	11.3
Repurchase of common stock	—	(37.7)	—	—	—	(37.7)
Other financing activities	—	(6.1)	(3.8)	(2.8)	—	(12.7)
Change in intercompany, net	—	120.7	(119.4)	(83.0)	81.7	—

Net cash used in financing activities	—	(162.5)	(135.9)	(70.0)	81.7	(286.7)

Increase (Decrease) in cash and cash equivalents	—	(110.0)	10.0	23.4	—	(76.6)
Cash and cash equivalents, beginning of period	0.1	137.4	31.7	44.2	—	213.4

Cash and cash equivalents, end of period	$0.1	$27.4	$41.7	$67.6	$—	$136.8

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended September 30, 2011

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$131.9	$38.2	$456.0	$(115.9)	$(206.6)	$303.6
Cash flows from investing activities:
Purchases of property and equipment and client contract investments	—	(9.5)	(206.3)	(77.9)	—	(293.7)
Disposals of property and equipment	—	1.0	10.0	10.5	—	21.5
Proceeds from divestitures	—	—	71.5	11.6		83.1
Acquisitions of businesses	—	—	(157.0)	—	—	(157.0)
Other investing activities	—	0.7	(13.7)	(4.0)	—	(17.0)

Net cash used in investing activities	—	(7.8)	(295.5)	(59.8)	—	(363.1)

Cash flows from financing activities:
Proceeds from long-term borrowings	594.0	—	0.2	22.0	—	616.2
Payments of long-term borrowings	—	(5.7)	(13.5)	(12.0)	—	(31.2)
Net change in funding under the Receivables Facility	—	—	—	225.9		225.9
Proceeds from issuance of common stock	—	4.6	—	—	—	4.6
Repurchase of common stock	—	(16.1)	—	—	—	(16.1)
Dividends paid	(711.2)	(132.9)	—	(73.7)	206.6	(711.2)
Net proceeds from sale of subsidiary shares to noncontrolling interest	—	48.4	—	—		48.4
Other financing activities	(14.6)	(6.6)	(3.1)	(0.3)	—	(24.6)
Change in intercompany, net	—	135.9	(146.2)	10.3	—	—

Net cash provided by (used in) financing activities	(131.8)	27.6	(162.6)	172.2	206.6	112.0

Increase (Decrease) in cash and cash equivalents	0.1	58.0	(2.1)	(3.5)	—	52.5
Cash and cash equivalents, beginning of period	—	79.4	33.8	47.7	—	160.9

Cash and cash equivalents, end of period	$0.1	$137.4	$31.7	$44.2	$—	$213.4

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

FOR THE FISCAL YEARS ENDED SEPTEMBER 27, 2013, SEPTEMBER 28, 2012

AND SEPTEMBER 30, 2011

	Balance, Beginning of Period	Additions	Reductions	Balance, End of Period
		Charged to Income	Deductions from Reserves(1)
Description
Fiscal Year 2013
Reserve for doubtful accounts, advances & current notes receivable	$41,212	$11,297	$17,833	$34,676

Fiscal Year 2012
Reserve for doubtful accounts, advances & current notes receivable	$32,963	$26,718	$18,469	$41,212

Fiscal Year 2011
Reserve for doubtful accounts, advances & current notes receivable	$36,886	$10,298	$14,221	$32,963

(1)	Amounts determined not to be collectible and charged against the reserve and translation.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In Thousands, Except Share Amounts)

	December 27, 2013	September 27, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$115,598	$110,998
Receivables	1,504,479	1,405,843
Inventories, at lower of cost or market	532,943	541,972
Prepayments and other current assets	183,549	228,352

Total current assets	2,336,569	2,287,165

Property and Equipment, net	967,350	977,323
Goodwill	4,615,082	4,619,987
Other Intangible Assets	1,363,219	1,408,764
Other Assets	967,116	973,867

	$10,249,336	$10,267,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$88,786	$65,841
Accounts payable	760,284	888,969
Accrued expenses and other current liabilities	1,139,678	1,434,443

Total current liabilities	1,988,748	2,389,253

Long-Term Borrowings	5,555,929	5,758,229
Deferred Income Taxes and Other Noncurrent Liabilities	1,011,182	1,047,002
Common Stock Subject to Repurchase and Other	10,146	168,915
Stockholders’ Equity:
Common stock, par value $.01 (authorized: 600,000,000 shares; issued:
2014–247,835,638 shares and 2013–219,585,247 shares; outstanding:
2014–229,958,467 shares and 2013–201,798,518 shares)	2,478	2,194
Capital surplus	2,424,437	1,693,663
Accumulated deficit	(434,471)	(479,233)
Accumulated other comprehensive loss	(53,674)	(59,225)
Treasury stock (shares held in treasury: 2014–17,877,171 shares and 2013–17,786,729 shares)	(255,439)	(253,692)

Total stockholders’ equity	1,683,331	903,707

	$10,249,336	$10,267,106

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
Sales	$3,763,081	$3,535,915

Costs and Expenses:
Cost of services provided	3,354,819	3,171,540
Depreciation and amortization	136,824	133,400
Selling and general corporate expenses	114,216	55,656

	3,605,859	3,360,596

Operating income	157,222	175,319
Interest and Other Financing Costs, net	83,353	113,351

Income Before Income Taxes	73,869	61,968
Provision for Income Taxes	28,953	18,776

Net income	44,916	43,192
Less: Net income attributable to noncontrolling interests	154	378

Net income attributable to ARAMARK Holdings stockholders	$44,762	$42,814

Earnings per share attributable to ARAMARK Holdings stockholders:
Basic	$0.22	$0.21
Diluted	$0.21	$0.20
Weighted Average Shares Outstanding:
Basic	206,462	201,991
Diluted	215,294	209,107

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In Thousands)

	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
Net income	$44,916	$43,192
Other comprehensive income (loss), net of tax:
Pension plan adjustments	(155)	(587)
Foreign currency translation adjustments	1,370	(1,230)
Fair value of cash flow hedges	4,336	6,477

Other comprehensive income, net of tax	5,551	4,660

Comprehensive income	50,467	47,852
Less: Net income attributable to noncontrolling interests	154	378

Comprehensive income attributable to ARAMARK Holdings stockholders	$50,313	$47,474

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In Thousands)

	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
Cash flows from operating activities:
Net income	$44,916	$43,192
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	136,824	133,400
Income taxes deferred	(21,162)	(18,460)
Share-based compensation expense	45,398	4,027
Changes in noncash working capital	(493,545)	(386,109)
Other operating activities	6,311	25,011

Net cash used in operating activities	(281,258)	(198,939)

Cash flows from investing activities:
Purchases of property and equipment, client contract investments and other	(85,722)	(75,421)
Disposals of property and equipment	8,791	4,222
Proceeds from divestitures	24,000	136
Acquisition of certain businesses, net of cash acquired	(8,176)	(11,671)
Other investing activities	2,278	4,013

Net cash used in investing activities	(58,829)	(78,721)

Cash flows from financing activities:
Proceeds from long-term borrowings	197,969	963,654
Payments of long-term borrowings	(377,534)	(658,917)
Net change in funding under the Receivables Facility	—	36,200
Proceeds from initial public offering, net	524,081	—
Proceeds from issuance of common stock	1,837	3,246
Distribution in connection with spin-off of Seamless Holdings	—	(47,352)
Repurchase of common stock	(629)	(15,573)
Other financing activities	(1,037)	(11,393)

Net cash provided by financing activities	344,687	269,865

Increase (Decrease) in cash and cash equivalents	4,600	(7,795)
Cash and cash equivalents, beginning of period	110,998	136,748

Cash and cash equivalents, end of period	$115,598	$128,953

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED DECEMBER 27, 2013

(Unaudited)

(In Thousands)

	Total	Common Stock	Capital Surplus	Accumulated Deficit	Accumulated Other Comprehensive Loss	Treasury Stock
Balance, September 27, 2013	$903,707	$2,194	$1,693,663	$(479,233)	$(59,225)	$(253,692)

Net income attributable to ARAMARK Holdings stockholders	44,762			44,762
Other comprehensive income	5,551				5,551
Capital contributions from issuance of common stock	2,398	4	2,394
Capital contributions from initial public offering	524,081	280	523,801
Compensation expense related to stock incentive plans	45,398		45,398
Tax benefits related to stock incentive plans	473		473
Change due to termination of provision in Stockholders’ Agreement (see Note 8)	158,708		158,708
Purchases of common stock	(1,747)					(1,747)

Balance, December 27, 2013	$1,683,331	$2,478	$2,424,437	$(434,471)	$(53,674)	$(255,439)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED DECEMBER 28, 2012

(Unaudited)

(In Thousands)

	Total	Total ARAMARK Holdings Stockholders’ Equity	Common Stock	Capital Surplus	Accumulated Deficit	Accumulated Other Comprehensive Loss	Treasury Stock	Noncontrolling Interest
Balance, September 28, 2012	$966,864	$933,017	$2,159	$1,636,128	$(444,479)	$(73,745)	$(187,046)	$33,847

Net income attributable to ARAMARK Holdings stockholders	43,030	42,814			42,814			216
Other comprehensive income	4,660	4,660				4,660
Capital contributions from issuance of common stock	8,508	8,508	12	8,496
Compensation expense related to stock incentive plans	4,027	4,027		4,027
Tax benefits related to stock incentive plans	788	788		788
Decrease in common stock subject to repurchase obligation, net	10,777	10,777		10,777
Purchases of common stock	(24,650)	(24,650)					(24,650)
Distribution of Seamless Holdings	(138,173)	(104,110)			(104,110)			(34,063)

Balance, December 28, 2012	$875,831	$875,831	$2,171	$1,660,216	$(505,775)	$(69,085)	$(211,696)	$—

The accompanying notes are an integral part of these condensed financial statements.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(1)	BASIS OF PRESENTATION:

On January 26, 2007, ARAMARK Holdings Corporation (the “Company” or “Holdings”), a Delaware corporation controlled by investment funds associated with GS Capital Partners, CCMP Capital Advisors, J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus LLC (collectively, the “Sponsors”), Joseph Neubauer, Chairman and former Chief Executive Officer of the Company, and certain other members of the Company’s management, acquired all of the outstanding shares of ARAMARK Corporation (“ARAMARK Corporation”) in a going-private transaction.

On December 12, 2013, the Company began trading its common stock on the New York Stock Exchange under the symbol “ARMK” after its initial public offering (“IPO”) of 28,000,000 shares of its common stock at a price of $20.00 per share (see Note 8).

The condensed consolidated financial statements include the accounts of the Company and all of its subsidiaries in which a controlling financial interest is maintained. All significant intercompany transactions and accounts have been eliminated. The Company has an ownership interest in a subsidiary with a redeemable noncontrolling interest. The Company classifies redeemable noncontrolling interests outside of stockholders’ equity in the Condensed Consolidated Balance Sheets in “Common Stock Subject to Repurchase and Other.” As of December 27, 2013 and September 27, 2013, the redeemable noncontrolling interest was approximately $10.1 million and $10.2 million, respectively. For the three months ended December 27, 2013, net income attributable to redeemable noncontrolling interest was $0.2 million. Distributions to redeemable noncontrolling interest was $0.3 million for the three months ended December 27, 2013. For the three months ended December 28, 2012, net income attributable to redeemable noncontrolling interest was $0.2 million. Distributions to redeemable noncontrolling interest was $0.2 million for the three months ended December 28, 2012.

The condensed consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited consolidated financial statements, and the notes to those statements, included in the Company’s prospectus, dated December 11, 2013, filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, on December 12, 2013. The Condensed Consolidated Balance Sheet as of September 27, 2013 was derived from audited financial statements which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. In the opinion of the Company, the statements include all adjustments, which are of a normal, recurring nature, required for a fair presentation for the periods presented. The results of operations for interim periods are not necessarily indicative of the results for a full year, due to the seasonality of some of the Company’s business activities and the possibility of changes in general economic conditions.

(2)	DIVESTITURES:

Fiscal 2014

McKinley Chalet Hotel

On October 7, 2013, the Company completed the sale of its McKinley Chalet Hotel (the “Chalet”) located in Denali National Park for approximately $24.0 million in cash. The transaction resulted in a pretax loss of approximately $6.7 million (net of tax loss of approximately $9.1 million), which is included in “Cost of services provided” in the Condensed Consolidated Statements of Income. The pretax loss includes a write-off of an allocation of goodwill of approximately $12.8 million (see Note 5). The results of operations and cash flows associated with the Chalet divestiture were not material to the Company’s condensed consolidated statements of income and cash flows.

Fiscal 2013

Spin-off of Seamless Holdings Corporation

On October 29, 2012, the Company completed the spin-off of its majority interest in Seamless North America, LLC (“Seamless”) to its stockholders.

In the spin-off, ARAMARK Corporation distributed all of the issued and outstanding shares of the common stock of Seamless Holdings Corporation (“Seamless Holdings”), an entity formed for the purpose of completing the spin-off and whose assets primarily consist of the Company’s former interest in Seamless, to its parent company and sole stockholder, ARAMARK Intermediate. Thereafter, ARAMARK Intermediate distributed such shares to the Company, its parent company and sole stockholder, who then distributed all of the shares of Seamless Holdings on a pro rata basis to the holders of Holdings common stock as of October 26, 2012, the record date, through a tax-free stock dividend. Each Holdings stockholder received one share of Seamless Holdings common stock for each share of Holdings common stock held as of the record date.

Until October 29, 2012, Seamless Holdings and its subsidiaries were part of the Company and its assets, liabilities, results of operations, and cash flows are included in the amounts reported in these condensed consolidated financial statements until that date. Following the spin-off, Seamless Holdings is an independent company and the Company retains no ownership interest in Seamless Holdings or Seamless. The Company’s proforma results of operations for fiscal 2013 would not have been materially different than reported assuming the spin-off and related transactions had occurred at the beginning of the prior year period.

(3)	SUPPLEMENTAL FINANCIAL INFORMATION:

The Company made interest payments of approximately $66.6 million and $68.9 million and income tax payments of approximately $16.5 million and $25.0 million during the three months ended December 27, 2013 and December 28, 2012, respectively.

As of December 27, 2013 and September 27, 2013, “Accumulated other comprehensive loss” consists of pension plan adjustments (net of tax) of approximately ($30.7) million and ($30.5) million, respectively, foreign currency translation adjustment (net of tax) of approximately $4.7 million and $3.3 million, respectively, fair value of cash flow hedges (net of tax) of approximately ($19.7) million and ($24.0) million, respectively, and share of equity investees’ accumulated other comprehensive loss (net of tax) of approximately ($8.0) million and ($8.0) million, respectively.

For the three months ended December 27, 2013 and December 28, 2012, the tax effects on comprehensive income for pension plan adjustments was approximately $0.1 million and $0.3 million, respectively, foreign currency translation adjustment was approximately $2.6 million and $4.3 million, respectively, and fair value of cash flow hedges was approximately ($3.0) million and ($3.8) million, respectively.

(4)	SEVERANCE:

During the second quarter and continuing through the remainder of fiscal 2013, the Company initiated a series of actions and further developed its plans to drive efficiency through the consolidation and centralization of its operations. As a result, the Company recorded charges during fiscal 2013 for severance and related costs. As of December 27, 2013 and September 27, 2013, the Company had an accrual of approximately $37.5 million and $46.7 million, respectively, related to the unpaid obligations for these costs.

(5)	GOODWILL AND OTHER INTANGIBLE ASSETS:

Goodwill represents the excess of the fair value of consideration paid for an acquired entity over the fair value of assets acquired and liabilities assumed in a business combination. Goodwill is not amortized and is subject to an impairment test that the Company conducts annually or more frequently if a change in circumstances or the occurrence of events indicates that potential impairment exists, using discounted cash flows. Changes in total goodwill during the three months ended December 27, 2013 follow (in thousands):

Segment	September 27, 2013	Acquisitions and Divestitures	Translation	December 27, 2013
FSS North America	$3,595,048	$(11,103)	$(93)	$3,583,852
FSS International	451,154	—	6,291	457,445
Uniform	573,785	—	—	573,785

	$4,619,987	$(11,103)	$6,198	$4,615,082

The reduction in goodwill for Food and Support Services North America (“FSS North America”) is primarily related to the Chalet divestiture (see Note 2). The amounts for acquisitions during fiscal 2014 may be revised upon final determination of the purchase price allocations.

Other intangible assets consist of (in thousands):

	December 27, 2013			September 27, 2013
	Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
Customer relationship assets	$1,892,212	$(1,288,700)	$603,512	$1,892,484	$(1,242,578)	$649,906
Trade names	761,340	(1,633)	759,707	760,491	(1,633)	758,858

	$2,653,552	$(1,290,333)	$1,363,219	$2,652,975	$(1,244,211)	$1,408,764

Acquisition-related intangible assets consist of customer relationship assets, the ARAMARK trade name and other trade names. Customer relationship assets are being amortized principally on a straight-line basis over the expected period of benefit, 5 to 24 years, with a weighted average life of approximately 11 years. The ARAMARK trade name is an indefinite lived intangible asset and is not amortizable but is evaluated for impairment at least annually.

Amortization of intangible assets for the three months ended December 27, 2013 and December 28, 2012 was approximately $47.6 million and $48.1 million.

(6)	BORROWINGS:

As of December 27, 2013 and September 27, 2013, all of the Company’s indebtedness was held by the Company’s wholly-owned subsidiary, ARAMARK Corporation. Long-term borrowings are summarized in the following table (in thousands):

	December 27, 2013	September 27, 2013
Senior secured revolving credit facility	$189,320	$10,000
Senior secured term loan facility, due July 2016	2,663,613	3,032,349
Senior secured term loan facility, due September 2019	1,393,805	1,393,559
5.75% senior notes, due March 2020	1,000,000	1,000,000
Receivables Facility, due January 2015	300,000	300,000
Capital leases	49,170	52,385
Other	48,807	35,777

	5,644,715	5,824,070
Less—current portion	(88,786)	(65,841)

	$5,555,929	$5,758,229

The Company used the net proceeds from its initial public offering to repay borrowings of approximately $154.1 million on the senior secured revolving credit facility that were borrowed during the first quarter of fiscal 2014 and $370.0 million on the senior secured term loan facility, due July 2016 (see Note 8).

On December 20, 2012, ARAMARK Corporation amended the senior secured credit agreement (“Amendment Agreement No. 3”) to, among other things, borrow $670 million of new term loans with a maturity date of July 26, 2016. The proceeds of the new term loans were used primarily to repay approximately $650 million of existing term loans with a maturity date of January 26, 2014 and to fund certain discounts, fees and costs associated with the amendment. The new term loans were borrowed by ARAMARK Corporation with an original issue discount of 0.25%. During the first quarter of fiscal 2013, approximately $11.6 million of third-party costs directly attributable to the amendment were expensed and are included in “Interest and Other Financing Costs, net” in the Condensed Consolidated Statements of Income. Approximately $4.6 million of the third-party costs were paid to entities affiliated with Goldman Sachs Capital Partners and J.P. Morgan Partners.

(7)	DERIVATIVE INSTRUMENTS:

The Company enters into contractual derivative arrangements to manage changes in market conditions related to interest on debt obligations, foreign currency exposures and exposure to fluctuating gasoline and diesel fuel prices. Derivative instruments utilized during the period include interest rate swap agreements, foreign currency forward exchange contracts, and gasoline and diesel fuel agreements. All derivative instruments are recognized as either assets or liabilities on the balance sheet at fair value at the end of each quarter. The counterparties to the Company’s contractual derivative agreements are all major international financial institutions. The Company is exposed to credit loss in the event of nonperformance by these counterparties. The Company continually monitors its positions and the credit ratings of its counterparties, and does not anticipate nonperformance by the counterparties. For designated hedging relationships, the Company formally documents the hedging relationship and its risk management objective and strategy for undertaking the hedge, the hedging instrument, the hedged item, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method of measuring ineffectiveness. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items.

Cash Flow Hedges

The Company previously entered into $2.3 billion notional amount of interest rate swap agreements, fixing the rate on a like amount of variable rate borrowings. During the first quarter of fiscal 2014, the Company entered into $600 million notional amount of forward starting interest rate swap agreements to hedge the cash flow risk of variability in interest rate payments on a like amount of variable rate borrowings. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income (loss) and reclassified into earnings as the underlying hedged item affects earnings. As of December 27, 2013 and September 27, 2013, approximately ($14.7) million and ($20.5) million of unrealized net of tax losses related to the interest rate swaps were included in “Accumulated other comprehensive loss,” respectively. The hedge ineffectiveness for these cash flow hedging instruments during the three months ended December 27, 2013 and December 28, 2012 was not material.

The Company also previously entered into a $158.1 million amortizing cross currency swap to mitigate the risk of variability in principal and interest payments on the Canadian subsidiary’s variable rate debt denominated in U.S. dollars. The agreement fixes the rate on the variable rate borrowings and mitigates changes in the Canadian dollar/U.S. dollar exchange rate. During the three months ended December 27, 2013 and December 28, 2012, approximately $2.8 million and $0.6 million of unrealized net of tax gains (losses) related to the swap were added to “Accumulated other comprehensive loss,” respectively.

Approximately ($2.9) million and ($2.0) million were reclassified to offset net translation gains (losses) on the foreign currency denominated debt during the three months ended December 27, 2013 and December 28, 2012, respectively. As of December 27, 2013 and September 27, 2013, unrealized net of tax losses of approximately ($4.9) million and ($3.5) million related to the cross currency swap were included in “Accumulated other comprehensive loss,” respectively. There was no hedge ineffectiveness for the three months ended December 27, 2013. The hedge ineffectiveness for this cash flow hedging instrument during the three months ended December 28, 2012 was not material. As a result of Amendment Agreement No. 3, the Company de-designated the cross currency swaps that hedged the Canadian subsidiary’s term loan with a maturity date of January 26, 2014. Prior to Amendment Agreement No. 3, these contracts met the required criteria to be designated as cash flow hedging instruments. As a result, approximately $3.2 million was reclassified from “Accumulated other comprehensive loss” in the Condensed Consolidated Balance Sheets to “Interest and Other Financing Costs, net” in the Condensed Consolidated Statements of Income during the three months ended December 28, 2012.

The following table summarizes the net of tax effect of our derivatives designated as cash flow hedging instruments on Comprehensive Income (in thousands):

	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
Interest rate swap agreements	$5,783	$3,132
Cross currency swap agreements	(1,447)	3,345

	$4,336	$6,477

Derivatives not Designated in Hedging Relationships

In fiscal 2013, the Company elected to de-designate the cross currency swaps that were hedged against the Canadian subsidiary’s term loan with a maturity date of January 26, 2014 due to the repayment of the term loan as a result of Amendment Agreement No. 3. As a result, on a prospective basis, changes in the fair value of these swaps will be recorded in earnings. For the three months ended December 27, 2013 and December 28, 2012, the Company recorded a pretax gain (loss) of approximately $2.2 million and $0.7 million, respectively, for the change in the fair value of these swaps in “Interest and Other Financing Costs, net” in the Condensed Consolidated Statements of Income. The changes in the fair value of these swaps are expected to offset future currency transaction gains and losses on the U.S. dollar denominated intercompany loan between the Company and its Canadian subsidiary.

The Company entered into a series of pay fixed/receive floating gasoline and diesel fuel agreements based on the Department of Energy weekly retail on-highway index in order to limit its exposure to price fluctuations for gasoline and diesel fuel. As of December 27, 2013, the Company has contracts for approximately 2.1 million gallons outstanding for fiscal 2014. The Company does not record its gasoline and diesel fuel agreements as hedges for accounting purposes. As such, changes in the fair value of these contracts are recorded in earnings. The impact on earnings related to the change in fair value of these contracts for the three months ended December 27, 2013 and December 28, 2012 was not material.

As of December 27, 2013, the Company had foreign currency forward exchange contracts outstanding with notional amounts of €85.2 million and £36.5 million to mitigate the risk of changes in foreign currency exchange rates on intercompany loans to certain international subsidiaries. Gains and losses on these foreign currency exchange contracts are recognized in income currently as the contracts were not designated as hedging instruments, substantially offsetting currency transaction gains and losses on the intercompany loans.

The Company’s interest rate swap agreements are subject to master netting arrangements, which serve as credit mitigants to both the Company and its counterparties under certain situations. The Company presents the net asset or liability position of its derivative fair values on the Condensed Consolidated Balance Sheets.

The following table summarizes the location and fair value, using Level 2 inputs, of the Company’s derivatives designated and not designated as hedging instruments in our Condensed Consolidated Balance Sheets (in thousands):

	Balance Sheet Location	December 27, 2013	September 27, 2013
ASSETS
Not designated as hedging instruments:
Foreign currency forward exchange contracts	Prepayments	$41	$—
Gasoline and diesel fuel agreements	Prepayments	367	37

		$408	$37

LIABILITIES
Designated as hedging instruments:
Interest rate swap agreements	Accrued Expenses	$112	$3,494
Interest rate swap agreements	Other Noncurrent Liabilities	24,255	30,431
Cross currency swap agreements	Other Noncurrent Liabilities	13,201	16,129

		37,568	50,054

Not designated as hedging instruments:
Cross currency swap agreements	Accrued Expenses	9,043	12,818
Foreign currency forward exchange contracts	Accounts Payable	—	366

		$46,611	$63,238

The following table summarizes the location of (gain) loss reclassified from “Accumulated other comprehensive loss” into earnings for derivatives designated as hedging instruments and the location of (gain) loss from the derivatives not designated as hedging instruments in the Condensed Consolidated Statements of Income (in thousands):

	Account	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
Designated as hedging instruments:
Interest rate swap agreements	Interest Expense	$9,194	$5,542
Cross currency swap agreements	Interest Expense	(2,615)	1,997

		$6,579	$7,539

Not designated as hedging instruments:
Cross currency swap agreements	Interest Expense	$(1,646)	$2,534
Gasoline and diesel fuel agreements	Cost of services provided	(356)	122
Foreign currency forward exchange contracts	Interest Expense	3,137	840
		$1,135	$3,496

At December 27, 2013, the net of tax loss expected to be reclassified from “Accumulated other comprehensive loss” into earnings over the next twelve months based on current market rates is approximately $17.4 million.

(8)	CAPITAL STOCK:

On December 17, 2013, the Company completed the IPO of 28,000,000 shares of its common stock at a price of $20.00 per share, raising approximately $524.1 million, net of costs directly related to the IPO. GS

Capital Partners and J.P. Morgan Partners received approximately $6.5 million and $6.5 million, respectively, of underwriters’ discounts relating to the shares sold by the Company which were included in the costs directly related to the IPO. The Company used the net proceeds to repay borrowings on the senior secured revolving credit facility and a portion of the principal on the senior secured term loan facility, due July 2016 (see Note 6). In addition, the Company paid cash bonuses and certain other expenses of approximately $5.0 million related to the IPO, which were included in the Condensed Consolidated Statements of Income.

Prior to the IPO, pursuant to the Amended and Restated Stockholders Agreement of the Company, upon termination of employment from the Company or one of its subsidiaries, members of the Company’s management (other than Mr. Neubauer) who held shares of common stock could have caused the Company to repurchase all of their initial investment shares (as defined) or shares acquired as a result of the exercise of Installment Stock Purchase Opportunities at appraised fair market value. Generally, payment for shares repurchased could have been, at the Company’s option, in cash or installment notes, which would be effectively subordinated to all indebtedness of the Company. The amount of this potential repurchase obligation had been classified outside of stockholders’ equity. With the completion of the IPO, this provision was terminated. The amount of common stock subject to repurchase as of December 27, 2013 and September 27, 2013 was $0 and $158.7 million, respectively.

(9)	SHARE-BASED COMPENSATION:

On November 12, 2013, the Board of Directors (the “Board”) approved, and the stockholders of Holdings adopted by written consent, the ARAMARK Holdings Corporation 2013 Stock Incentive Plan (the “2013 Stock Plan”), which became effective on December 1, 2013. The 2013 Stock Plan provides that the total number of shares of common stock that may be issued under the 2013 Stock Plan is 25,500,000. In connection with the adoption of the 2013 Stock Plan, the Board approved, and the stockholders of Holdings adopted by written consent, the Fifth Amended and Restated ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (the “Fifth Amended Stock Plan”) which amended certain terms of the 2007 Management Stock Incentive Plan (“2007 MSIP”) in contemplation of the initial public offering of Holdings, including providing that no awards will be granted under the Fifth Amended Stock Plan shortly following the consummation of an initial public offering, as it is intended that grants following the initial public offering will be made under the 2013 Stock Plan.

During the three months ended December 27, 2013, share-based compensation expense was approximately $45.4 million, before taxes of $17.7 million. During the three months ended December 28, 2012, share-based compensation expense was approximately $4.0 million, before taxes of $1.6 million.

Stock Options

Time-Based Options

The Company granted 1.9 million time-based options with a weighted-average grant-date fair value of $6.65 during the three months ended December 27, 2013. The compensation cost charged to expense during the three months ended December 27, 2013 for time-based options was approximately $3.2 million. The compensation cost charged to expense during the three months ended December 28, 2012 for time-based options was approximately $1.9 million.

Performance-Based Options

On November 11, 2013, the Compensation Committee approved an amendment to all outstanding 2007 MSIP Option Agreements (the “Performance Option Amendment”) modifying the vesting provisions relating to outstanding performance-based options granted under the 2007 MSIP. The Performance Option Amendment provides that in the event of an initial public offering of Holdings, subject to continued employment on such date, 50% of any then-unvested performance-based options that did not meet applicable performance thresholds in prior years (the “Missed Year Options”) will become vested if the initial public offering price for the common stock of Holdings equals or exceeds $20.00 per share. In addition, during the 18 month period following the initial public offering, if the closing trading price for common stock of Holdings equals or exceeds $25.00 per share over any consecutive twenty day trading period, 100% of the Missed Year Options will become vested. There are a total of approximately 5.1 million Missed Year Options. The fair values of the Missed Year Options were valued at the award modification date using a Monte-Carlo option model, which simulates a range of possible future stock prices and estimates the probabilities of meeting the modified vesting provision of the trading price for the common stock of Holdings equaling or exceeding $25.00 per share over any consecutive twenty day trading period during the 18 month period following the initial public offering. The following weighted-average assumptions were used in estimating the fair value of the Missed Year Options: estimated volatility (30%), expected dividend yield (1.5%), expected life (3-8 years) and risk-free rate (0.66%-2.63%). The weighted-average fair value of the Missed Year Options modified on November 11, 2013 was $10.19 per option.

During the three months ended December 27, 2013, approximately $39.1 million was charged to expense for performance-based options, including $36.9 million related to the Missed Year Options that were modified. As of December 27, 2013, there was approximately $15.4 million of unrecognized compensation expense related to the Missed Year Options, which will be recognized over the remainder of fiscal 2014. During the three months ended December 28, 2012, approximately $1.3 million was charged to expense for performance-based options.

Installment Stock Purchase Opportunities (“ISPOs”)

The Company recorded approximately $0.7 million of compensation expense related to ISPOs and the exchanged restricted stock and non-qualified stock options during the three months ended December 27, 2013. The Company recorded approximately $0.4 million of compensation expense related to ISPOs during the three months ended December 28, 2012.

Time-Based Restricted Stock Units

The Restricted Stock Unit Agreement provides for grants of restricted stock units (“RSUs”), 25% of which will vest and be settled in shares on each of the first four anniversaries of the date of grant, subject to the participant’s continued employment with the Company through each such anniversary. The grant-date fair value of RSUs is based on the fair value of the Company’s common stock. Participants holding RSUs will receive the benefit of any dividends paid on shares in the form of additional restricted stock units. The unvested units are subject to forfeiture if employment is terminated other than due to death, disability or retirement, and the units are nontransferable while subject to forfeiture.

The Company granted 2,048,785 RSUs during the three months ended December 27, 2013 at a weighted-average grant-date fair value of $20.45. Compensation expense for RSUs is recognized on a straight-line basis over the vesting period during which employees perform related services. The compensation cost charged to expense during the three months ended December 27, 2013 for RSUs was approximately $2.3 million.

Performance Stock Units

Under the 2013 Stock Plan, the Company is authorized to grant Performance Stock Units (“PSUs”) to its employees. A participant is eligible to become vested in a number of PSUs equal to a percentage, higher or lower, of the target number of PSUs granted based on the level of the Company’s achievement of performance conditions. The first 33% of the award will vest if and when the Company achieves these performance conditions while the remaining 67% will generally vest ratably over the next two anniversaries of the date of grant, subject to the achievement of the performance condition in the first year of grant and the participant’s continued employment with the Company through each such anniversary. The grant-date fair value of the PSUs is based on the fair value of the Company’s common stock. On December 20, 2013, the Company granted 466,763 PSUs with a weighted-average grant-date fair value of $23.92 with performance conditions based upon the achievement of a level of earnings per share.

Deferred Stock Units

The Company granted 6,318 deferred stock units during the three months ended December 27, 2013. The compensation cost charged to expense during the three months ended December 27, 2013 was approximately $0.1 million. The Company granted 17,066 deferred stock units during the three months ended December 28, 2012. The compensation cost charged to expense during the three months ended December 28, 2012 for deferred stock units was approximately $0.2 million.

(10)	ACCOUNTS RECEIVABLE SECURITIZATION:

The Company has an agreement (the “Receivables Facility”) with several financial institutions whereby it sells on a continuous basis an undivided interest in all eligible trade accounts receivable, as defined in the Receivables Facility. The maximum amount available under the facility is $300 million, which expires in January 2015. Pursuant to the Receivables Facility, the Company formed ARAMARK Receivables, LLC, a wholly-owned, consolidated, bankruptcy-remote subsidiary. ARAMARK Receivables, LLC was formed for the sole purpose of buying and selling receivables generated by certain subsidiaries of the Company. Under the Receivables Facility, the Company and certain of its subsidiaries transfer without recourse all of their accounts receivable to ARAMARK Receivables, LLC. As collections reduce previously transferred interests, interests in new, eligible receivables are transferred to ARAMARK Receivables, LLC, subject to meeting certain conditions. At December 27, 2013 and September 27, 2013, the amount of outstanding borrowings under the Receivables Facility was $300.0 million and $300.0 million and is included in “Long-Term Borrowings”, respectively.

(11)	EQUITY INVESTMENTS:

The Company’s principal equity method investment is its 50% ownership interest in AIM Services Co., Ltd., a Japanese food and support services company (approximately $181.9 million and $190.7 million at December 27, 2013 and September 27, 2013, respectively, which is included in “Other Assets” in the Condensed Consolidated Balance Sheets). Summarized financial information for AIM Services Co., Ltd. follows (in thousands):

	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
Sales	$399,101	$480,901
Gross profit	46,021	56,740
Net income	7,743	9,402

The period to period comparisons of the summarized financial information for AIM Services Co., Ltd., presented in U.S. dollars above, is significantly impacted by currency translation. ARAMARK’s equity in undistributed earnings of AIM Services Co., Ltd., net of amortization related to purchase accounting for the 2007 going-private transaction, was $3.2 million for the three months ended December 27, 2013. ARAMARK’s equity in undistributed earnings of AIM Services Co., Ltd., net of amortization related to purchase accounting for the 2007 going-private transaction, was $3.9 million for the three months ended December 28, 2012.

(12)	BUSINESS SEGMENTS:

Sales, operating income and depreciation and amortization by reportable segment follow (in thousands):

Sales	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
FSS North America	$2,620,351	$2,457,584
FSS International	775,575	724,897
Uniform	367,155	353,434

	$3,763,081	$3,535,915

Operating Income	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
FSS North America	$163,134	$141,551
FSS International	27,072	19,210
Uniform	40,295	31,096

	230,501	191,857
Corporate	(73,279)	(16,538)

Operating Income	157,222	175,319
Interest and other financing costs, net	(83,353)	(113,351)

Income Before Income Taxes	$73,869	$61,968

Depreciation and Amortization	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
FSS North America	$96,048	$91,848
FSS International	15,459	15,779
Uniform	25,232	25,544
Corporate	85	229

	$136,824	$133,400

In the first and second fiscal quarters, within the FSS North America segment, historically there has been a lower level of activity at the sports, entertainment and recreational food service operations that is partly offset by increased activity in the educational operations. However, in the third and fourth fiscal quarters, historically there has been a significant increase at sports, entertainment and recreational accounts that is partially offset by the effect of summer recess on the educational accounts.

FSS North America operating income for the three months ended December 27, 2013 includes a favorable risk insurance adjustment of $3.0 million related to favorable claims experience offset by the pretax loss of approximately $6.7 million on the Chalet divestiture (see Note 2). FSS North America sales and operating income for the three months ended December 28, 2012 were negatively affected by Hurricane Sandy and the National Hockey League lockout.

Food and Support Services International (“FSS International”) operating income for the three months ended December 28, 2012 includes severance related expenses of $2.4 million.

Uniform and Career Apparel (“Uniform”) operating income for the three months ended December 28, 2012 includes a favorable risk insurance adjustment of $1.7 million related to favorable claims experience and severance related expenses of $3.6 million.

Corporate expenses includes share-based compensation expense (see Note 9), approximately $5.0 million of cash bonuses and certain other expenses related to the completion of the IPO (see Note 8) and approximately $5.2 million of costs related to the Company’s rebranding initiative.

Interest and Other Financing Costs, net, for the three month period of fiscal 2014 was favorably impacted by the refinancing of the Company’s debt during fiscal 2013 and lower average debt levels offset by the impact of forward starting interest rate swaps entered into during fiscal 2013. Interest and Other Financing Costs, net, for the three month period of fiscal 2013 includes approximately $11.6 million of third-party costs incurred related to Amendment Agreement No. 3 to the senior secured credit agreement (see Note 6) and approximately $3.2 million of hedge ineffectiveness related to the repayment of the Canadian subsidiary’s term loan with a maturity date of January 26, 2014 (see Note 7).

(13)	NEW ACCOUNTING STANDARD UPDATES:

In December 2011, the FASB issued an accounting standard update (“ASU”) that requires companies with financial instruments and derivative instruments that are offset on the balance sheet or subject to a master netting arrangement to provide additional disclosures regarding the instruments impact on a company’s financial position. In January 2013, the FASB issued an accounting standard update to clarify the scope of this ASU. The Company adopted the guidance in the first quarter of fiscal 2014 which did not have a material impact on the condensed consolidated financial statements.

In February 2013, the FASB issued an accounting standard update which requires companies to disclose information about reclassifications out of accumulated other comprehensive income (“AOCI”). Companies also are required to present reclassifications by component when reporting changes in AOCI balances. For significant items reclassified out of AOCI to net income in their entirety in the period, companies must report the effect of the reclassifications on the respective line items in the statement where net income is presented. The Company adopted the guidance in the first quarter of fiscal 2014 which did not have a material impact on the condensed consolidated financial statements.

In January 2014, the FASB issued an accounting standard update which states that companies should not account for certain service concession arrangements with public-sector entities as leases and should not recognize the related infrastructure as property, plant and equipment. The guidance is effective for the Company beginning in the second quarter of fiscal 2015. The Company is currently evaluating the impact of the pronouncement.

(14)	COMMITMENTS AND CONTINGENCIES:

Certain of the Company’s lease arrangements, primarily vehicle leases, with terms of one to eight years, contain provisions related to residual value guarantees. The maximum potential liability to the Company under such arrangements was approximately $117.4 million at December 27, 2013 if the terminal fair value of vehicles coming off lease was zero. Consistent with past experience, management does not expect any significant payments will be required pursuant to these arrangements. No amounts have been accrued for guarantee arrangements at December 27, 2013.

From time to time, the Company and its subsidiaries are a party to various legal actions and investigations involving claims incidental to the conduct of its business, including actions by clients, customers, employees, government entities and third parties, including under federal, state, international, national, provincial and local employment laws, wage and hour laws, discrimination laws, immigration laws, human health and safety laws, import and export controls and customs laws, environmental laws, false claims or whistleblower statutes, minority, women and disadvantaged business enterprise statutes, tax codes, antitrust and competition laws, consumer protection statutes, procurement regulations, intellectual property laws, food safety and sanitation laws, cost and accounting principles, the Foreign Corrupt Practices Act, the U.K. Bribery Act, other anti-corruption laws, lobbying laws, motor carrier safety laws, data privacy laws and alcohol licensing and service laws, or alleging negligence and/or breaches of contractual and other obligations. Based on information currently available, advice of counsel, available insurance coverage, established reserves and other resources, the Company does not believe that any such actions are likely to be, individually or in the aggregate, material to its business, financial condition, results of operations or cash flows. However, in the event of unexpected further developments, it is possible that the ultimate resolution of these matters, or other similar matters, if unfavorable, may be materially adverse to the Company’s business, financial condition, results of operations or cash flows.

(15)	FAIR VALUE OF ASSETS AND LIABILITIES:

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value are classified based upon the level of judgment associated with the inputs used to measure their fair value. The hierarchical levels related to the subjectivity of the valuation inputs are defined as follows:

•	Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

•

Level 2—inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement Recurring Fair Value Measurements

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, borrowings and derivatives. Management believes that the carrying value of cash and cash equivalents, accounts receivable and accounts payable are representative of their respective fair values. In conjunction with the fair value measurement of the derivative instruments, the Company made an accounting policy election to measure the credit risk of its derivative instruments, that are subject to master netting agreements, on a net basis by counterparty portfolio. The fair value of the Company’s debt at December 27, 2013 and September 27, 2013 was $5,715.9 million and $5,854.9 million, respectively. The carrying value of the Company’s debt at December 27, 2013 and September 27, 2013 was $5,644.7 million and $5,824.1 million, respectively. The fair values were computed using market quotes, if available, or based on discounted cash flows using market interest rates as of the end of the respective periods. The inputs utilized in estimating the fair value of the Company’s debt has been classified as level 2 in the fair value hierarchy levels.

During the first quarter of fiscal 2014, the Company’s obligation to repurchase shares was eliminated (see Note 8). The following table presents the changes in the Company’s common stock subject to repurchase, a level 3 measurement, for the three months ended December 27, 2013 (in thousands):

Common Stock Subject to Repurchase
Balance, September 27, 2013	$158,708
Repurchases of common stock	(763)
Reclassification of common stock subject to repurchase	(157,945)

Balance, December 27, 2013	$—

(16)	EARNINGS PER SHARE:

Basic earnings per share is computed using the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common shares outstanding adjusted to include the potentially dilutive effect of stock awards.

The following table sets forth the computation of basic and diluted earnings per share attributable to ARAMARK Holdings stockholders (in thousands, except per share data):

	Three Months Ended December 27, 2013	Three Months Ended December 28, 2012
Earnings:
Net income attributable to ARAMARK Holdings stockholders	$44,762	$42,814

Shares:
Basic weighted-averages shares outstanding	206,462	201,991
Effect of dilutive securities	8,832	7,116

Diluted weighted-averages shares outstanding	215,294	209,107

Basic Earnings Per Share:
Net income attributable to ARAMARK Holdings stockholders	$0.22	$0.21

Diluted Earnings Per Share:
Net income attributable to ARAMARK Holdings stockholders	$0.21	$0.20

Share-based awards to purchase 7.3 million and 3.9 million shares were outstanding at December 27, 2013 and December 28, 2012, respectively, but were not included in the computation of diluted earnings per share, as their effect would have been antidilutive. In addition, performance-based options and performance stock units to purchase 5.6 million and 10.7 million shares were outstanding at December 27, 2013 and December 28, 2012, respectively, but were not included in the computation of diluted earnings per share, as the performance targets were not met.

(17)	SUBSEQUENT EVENT:

On February 4, 2014, the Company’s Board declared a $0.075 dividend per share of common stock, payable on March 11, 2014, to shareholders of record on the close of business on February 18, 2014.

(18)	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES:

The following condensed consolidating financial statements of the Company have been prepared pursuant to Rule 3-10 of Regulation S-X.

These condensed consolidating financial statements have been prepared from the Company’s financial information on the same basis of accounting as the consolidated financial statements. Interest expense and certain other costs are partially allocated to all of the subsidiaries of the Company. Goodwill and other intangible assets have been allocated to the subsidiaries based on management’s estimates. The 5.75% Senior Notes are an obligation of the Company’s wholly-owned subsidiary, ARAMARK Corporation, and are jointly and severally guaranteed on a senior unsecured basis by the Company and substantially all of the Company’s existing and future domestic subsidiaries (excluding the receivables facility subsidiary) (“Guarantors”). Each of the Guarantors is wholly-owned, directly or indirectly, by the Company. All other subsidiaries of the Company, either direct or indirect, do not guarantee the Senior Notes (“Non-Guarantors”). The Guarantors also guarantee certain other debt.

CONDENSED CONSOLIDATING BALANCE SHEETS

December 27, 2013

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$—	$23.3	$43.5	$48.8	$—	$115.6
Receivables	—	2.2	277.3	1,225.0	—	1,504.5
Inventories, at lower of cost or market	—	15.3	434.1	83.6	—	533.0
Prepayments and other current assets	—	19.5	77.9	86.1	—	183.5

Total current assets	—	60.3	832.8	1,443.5	—	2,336.6

Property and Equipment, net	—	24.9	746.4	196.0	—	967.3
Goodwill	—	173.1	3,981.7	460.3	—	4,615.1
Investment in and Advances to Subsidiaries	1,687.0	6,138.8	474.3	122.4	(8,422.5)	—
Other Intangible Assets	—	30.2	1,190.8	142.2	—	1,363.2
Other Assets	—	71.4	630.5	267.2	(2.0)	967.1

	$1,687.0	$6,498.7	$7,856.5	$2,631.6	$(8,424.5)	$10,249.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$—	$29.9	$12.0	$46.9	$—	$88.8
Accounts payable	2.0	159.1	354.9	244.3	—	760.3
Accrued expenses and other current liabilities	1.7	222.5	608.3	307.1	0.1	1,139.7

Total current liabilities	3.7	411.5	975.2	598.3	0.1	1,988.8

Long-term Borrowings	—	4,872.6	37.2	646.1	—	5,555.9
Deferred Income Taxes and Other Noncurrent Liabilities	—	330.0	593.3	87.9	—	1,011.2
Intercompany Payable	—	—	5,333.3	1,383.1	(6,716.4)	—
Common Stock Subject to Repurchase and other	—	—	10.1	—	—	10.1
Total Stockholders’ Equity	1,683.3	884.6	907.4	(83.8)	(1,708.2)	1,683.3

	$1,687.0	$6,498.7	$7,856.5	$2,631.6	$(8,424.5)	$10,249.3

CONDENSED CONSOLIDATING BALANCE SHEETS

September 27, 2013

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$—	$23.0	$40.5	$47.5	$—	$111.0
Receivables	—	1.4	242.9	1,161.6	—	1,405.9
Inventories, at lower of cost or market	—	15.9	441.0	85.1	—	542.0
Prepayments and other current assets	—	46.2	103.1	79.0	—	228.3

Total current assets	—	86.5	827.5	1,373.2	—	2,287.2

Property and Equipment, net	—	24.4	751.2	201.7	—	977.3
Goodwill	—	173.1	3,994.6	452.3	—	4,620.0
Investment in and Advances to Subsidiaries	1,062.7	6,267.4	444.8	124.5	(7,899.4)	—
Other Intangible Assets	—	32.6	1,230.0	146.1	—	1,408.7
Other Assets	—	68.4	629.5	278.0	(2.0)	973.9

	$1,062.7	$6,652.4	$7,877.6	$2,575.8	$(7,901.4)	$10,267.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long- term borrowings	$—	$22.5	$12.0	$31.3	$—	$65.8
Accounts payable	—	147.0	448.3	293.7	—	889.0
Accrued expenses and other current liabilities	0.3	230.2	875.6	328.3	0.1	1,434.5

Total current liabilities	0.3	399.7	1,335.9	653.3	0.1	2,389.3

Long-term Borrowings	—	5,101.7	40.4	616.1	—	5,758.2
Deferred Income Taxes and Other Noncurrent Liabilities	—	326.2	618.3	102.5	—	1,047.0
Intercompany Payable	—	—	5,016.0	1,305.7	(6,321.7)	—
Common Stock Subject to Repurchase and other	158.7	—	10.2	—	—	168.9
Total Stockholders’ Equity	903.7	824.8	856.8	(101.8)	(1,579.8)	903.7

	$1,062.7	$6,652.4	$7,877.6	$2,575.8	$(7,901.4)	$10,267.1

CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the three months ended December 27, 2013

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
Sales	$—	$264.0	$2,390.0	$1,109.1	$—	$3,763.1

Costs and Expenses:
Cost of services provided	—	233.7	2,102.1	1,018.9	—	3,354.7
Depreciation and amortization	—	5.0	106.4	25.4	—	136.8
Selling and general corporate expenses	5.2	70.8	33.5	4.7	—	114.2
Interest and other financing costs, net	—	75.3	(0.1)	8.2	—	83.4
Expense allocations	—	(123.1)	114.8	8.3	—	—

	5.2	261.7	2,356.7	1,065.5	—	3,689.1

Income (Loss) before Income Taxes	(5.2)	2.3	33.3	43.6	—	74.0
Provision (Benefit) for Income Taxes	(1.8)	0.7	15.0	15.1	—	29.0
Equity in Net Income of Subsidiaries	48.2	—	—	—	(48.2)	—

Net income	44.8	1.6	18.3	28.5	(48.2)	45.0
Less: Net income attributable to noncontrolling interests	—	—	0.2	—	—	0.2

Net income attributable to ARAMARK Holdings stockholders	$44.8	$1.6	$18.1	$28.5	$(48.2)	$44.8
Other comprehensive income (loss), net of tax	5.5	11.7	1.0	(9.2)	(3.5)	5.5

Comprehensive income attributable to ARAMARK Holdings stockholders	$50.3	$13.3	$19.1	$19.3	$(51.7)	$50.3

CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the three months ended December 28, 2012

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
Sales	$—	$257.1	$2,219.2	$1,059.6	$—	$3,535.9

Costs and Expenses:
Cost of services provided	—	239.2	1,949.0	983.2	—	3,171.4
Depreciation and amortization	—	5.0	102.3	26.1	—	133.4
Selling and general corporate expenses	1.1	18.1	31.4	5.1	—	55.7
Interest and other financing costs, net	13.9	87.8	(0.1)	11.8	—	113.4
Expense allocations	—	(86.1)	81.8	4.3	—	—

	15.0	264.0	2,164.4	1,030.5	—	3,473.9

Income (Loss) before Income Taxes	(15.0)	(6.9)	54.8	29.1	—	62.0
Provision (benefit) for Income Taxes	(5.6)	(4.1)	18.7	9.8	—	18.8
Equity in Net Income of Subsidiaries	52.2	—	—	—	(52.2)	—

Net income (loss)	42.8	(2.8)	36.1	19.3	(52.2)	43.2
Less: Net income attributable to noncontrolling interests	—	—	0.2	0.2	—	0.4

Net income attributable to ARAMARK Holdings stockholders	$42.8	$(2.8)	$35.9	$19.1	$(52.2)	$42.8
Other comprehensive income (loss), net of tax	4.7	13.6	—	(6.2)	(7.4)	4.7

Comprehensive income attributable to ARAMARK Holdings stockholders	$47.5	$10.8	$35.9	$12.9	$(59.6)	$47.5

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the three months ended December 27, 2013

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$—	$85.6	$(273.1)	$(92.3)	$(1.5)	$(281.3)

Cash flows from investing activities:
Purchases of property and equipment, client contract investments and other	—	(6.0)	(65.7)	(14.0)	—	(85.7)
Disposals of property and equipment	—	6.4	1.8	0.6	—	8.8
Proceeds from divestiture	—	—	24.0	—	—	24.0
Acquisitions of businesses, net of cash acquired	—	—	(4.6)	(3.6)	—	(8.2)
Other investing activities	—	—	3.7	(1.4)	—	2.3

Net cash used in investing activities	—	0.4	(40.8)	(18.4)	—	(58.8)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	151.3	—	46.6	—	197.9
Payments of long-term borrowings	—	(370.0)	(3.4)	(4.1)	—	(377.5)
Net change in funding under the Receivables Facility	—	—	—	—	—	—
Proceeds from initial public offering, net	524.1	—	—	—	—	524.1
Proceeds from issuance of common stock	—	1.8	—	—	—	1.8
Repurchase of common stock	—	(0.6)	—	—	—	(0.6)
Other financing activities	—	0.3	(1.1)	(0.2)	—	(1.0)
Change in intercompany, net	(524.1)	131.5	321.4	69.7	1.5	—

Net cash provided by (used in) financing activities	—	(85.7)	316.9	112.0	1.5	344.7

Increase in cash and cash equivalents	—	0.3	3.0	1.3	—	4.6
Cash and cash equivalents, beginning of period	—	23.0	40.5	47.5	—	111.0

Cash and cash equivalents, end of period	$—	$23.3	$43.5	$48.8	$—	115.6

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the three months ended December 28, 2012

(in millions)

	ARAMARK Holdings Corporation (Parent)	ARAMARK Corporation (Issuer)	Guarantors	Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$—	$64.3	$(167.4)	$(73.6)	$(22.2)	$(198.9)

Cash flows from investing activities:
Purchases of property and equipment, client contract investments and other	—	(2.0)	(60.1)	(13.3)	—	(75.4)
Disposals of property and equipment	—	—	1.6	2.6	—	4.2
Proceeds from divestitures	—	—	0.1	—	—	0.1
Acquisitions of businesses, net of cash acquired	—	—	(11.7)	—	—	(11.7)
Other investing activities	—	0.1	4.3	(0.3)	—	4.1

Net cash used in investing activities	—	(1.9)	(65.8)	(11.0)	—	(78.7)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	893.3	—	70.4	—	963.7
Payments of long-term borrowings	—	(475.6)	(3.2)	(180.1)	—	(658.9)
Net change in funding under the Receivables Facility	—	—	—	36.2	—	36.2
Distribution in connection with spin-off of Seamless Holdings	—	(47.4)	—	—	—	(47.4)
Proceeds from issuance of common stock	—	3.2	—	—	—	3.2
Repurchase of common stock	—	(15.6)	—	—	—	(15.6)
Other financing activities	—	(10.4)	(0.7)	(0.3)	—	(11.4)
Change in intercompany, net	—	(408.4)	235.9	150.3	22.2	—

Net cash provided by (used in) financing activities	—	(60.9)	232.0	76.5	22.2	269.8

Increase (decrease) in cash and cash equivalents	—	1.5	(1.2)	(8.1)	—	(7.8)
Cash and cash equivalents, beginning of period	0.1	27.4	41.7	67.6	—	136.8

Cash and cash equivalents, end of period	$0.1	$28.9	$40.5	$59.5	$—	$129.0

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

AIM SERVICES Co., Ltd.

Tokyo, Japan:

We have audited the accompanying consolidated financial statements of AIM SERVICES Co., Ltd. and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of March 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended March 31, 2013, and the related notes to the consolidated financial statements (all expressed in Japanese yen).

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AIM SERVICES Co., Ltd. and its subsidiaries as of March 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2013 in accordance with Japanese GAAP.

Emphasis of Matter

Japanese GAAP varies in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 14 to the consolidated financial statements. Our opinion is not modified with respect to this matter.

Convenience Translations

Our audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

/s/ DELOITTE TOUCHE TOHMATSU LLC

Tokyo, Japan

September 9, 2013

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Balance Sheets

March 31, 2013 and 2012

	Thousands of Yen		Thousands of U.S. Dollars (Note 1)
	2013	2012	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents (Note 2.b)	¥7,709,209	¥7,825,451	$82,013
Marketable securities (Notes 2.d and 3)		99,970
Receivables:
Trade notes	2,241	817	24
Trade accounts	14,292,354	14,620,648	152,046
Other	167,262	128,022	1,780
Inventories (Notes 2.c and 4)	1,762,801	1,691,468	18,753
Short-term loans	3,117	4,299	33
Deposit (Notes 2.b and 12)	3,500,000	6,000,000	37,234
Deferred tax assets (Notes 2.p and 7)	1,814,557	1,768,432	19,304
Prepaid expenses and other	352,779	313,812	3,753
Allowance for doubtful accounts	(8,933)	(12,273)	(95)

Total current assets	29,595,387	32,440,646	314,845

PROPERTY, PLANT AND EQUIPMENT (Notes 2.f, 2.h, 2.m, 2.n, 8 and 9):
Land	292,423	298,843	3,111
Buildings and structures	1,209,382	1,157,137	12,866
Machinery and equipment	288,072	269,507	3,064
Furniture and fixtures	1,731,085	1,547,960	18,416
Lease assets	1,594,140	1,065,994	16,959

Total	5,115,102	4,339,441	54,416
Accumulated depreciation	(2,834,722)	(2,360,896)	(30,157)

Net property, plant and equipment	2,280,380	1,978,545	24,259

INTANGIBLE FIXED ASSETS (Note 2.h):
Software (Note 2.g)	690,359	533,918	7,344
Goodwill (Note 2.a)	1,252,233	1,570,171	13,321
Other assets	51,830	49,564	552

Total intangible fixed assets	1,994,422	2,153,653	21,217

INVESTMENTS AND OTHER ASSETS:
Investment securities (Notes 2.d and 3)	756,298	707,179	8,046
Investment in an associated company (Note 2.e)	910,378	836,715	9,685
Golf membership (Note 2.i)	190,155	203,910	2,023
Lease deposits (Note 2.k)	908,267	920,251	9,662
Insurance deposits (Note 2.k)	413,418	397,135	4,398
Deferred tax assets (Notes 2.p and 7)	479,500	522,264	5,101
Other assets (Note 5)	265,756	433,006	2,827
Allowance for doubtful accounts	(71,445)	(77,303)	(760)

Total investments and other assets	3,852,327	3,943,157	40,982

TOTAL	¥37,722,516	¥40,516,001	$401,303

Continued on following page.

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Balance Sheets

March 31, 2013 and 2012

	Thousands of Yen		Thousands of U.S. Dollars (Note 1)
	2013	2012	2013
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Payables:
Trade notes	¥220,560	¥240,009	$2,346
Trade accounts (Note 12)	8,050,403	8,425,860	85,643
Other	396,519	107,394	4,218
Income tax payable	1,273,328	1,913,103	13,546
Consumption tax payable	1,008,494	1,018,512	10,729
Accrued bonuses to employees	3,587,549	3,458,791	38,165
Accrued bonuses to directors and corporate auditors	29,250	29,250	311
Other accrued expenses	6,819,843	6,751,363	72,552
Other current liabilities (Notes 2.m and 8)	1,534,547	1,334,676	16,325

Total current liabilities	22,920,493	23,278,958	243,835

LONG-TERM LIABILITIES:
Employees’ retirement benefits (Notes 2.l and 5)	1,109,515	1,218,329	11,803
Retirement benefits for directors and corporate auditors (Note 2.l)	63,596	56,066	677
Long-term lease obligations (Notes 2.m and 8)	747,683	573,545	7,954
Other long-term liabilities (Notes 2.n and 9)	228,645	232,067	2,432

Total long-term liabilities	2,149,439	2,080,007	22,866

EQUITY (Notes 6 and 13)
Common stock—authorized, 7,000,000 shares; issued, 556 shares in 2013 and 2012; and class shares subject to call option—authorized, 14,000,000 shares; issued, 11,507,826 shares in 2013 and 2012	1,909,797	1,909,797	20,317
Class A shares—authorized, 7,000,000 shares; issued, no shares in 2013 and 2012
Additional paid-in capital	2,591,398	2,591,398	27,568
Retained earnings (Note 2.q)	8,766,148	11,339,464	93,257
Treasury stock—at cost:
Common stock—2 shares in 2013 and 2012; and class shares subject to call option—11,507,826 shares in 2013 and 2012	(680,820)	(680,820)	(7,243)
Accumulated other comprehensive income (Note 2.t)
Unrealized gain(loss) on available-for-sale securities	66,061	(2,803)	703

Total equity	12,652,584	15,157,036	134,602

TOTAL	¥37,722,516	¥40,516,001	$401,303

See notes to consolidated financial statements.

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Income

Years Ended March 31, 2013, 2012 and 2011

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2013	2012	2011	2013
NET SALES (Note 2.s)	¥151,125,577	¥147,608,039	¥144,862,497	$1,607,719
COST OF SALES (Notes 8 and 12)	133,416,552	130,143,576	126,605,907	1,419,325

Gross profit	17,709,025	17,464,463	18,256,590	188,394
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES (Notes 2.j, 8 and 12)	12,252,188	11,640,463	12,013,783	130,342

Operating income	5,456,837	5,824,000	6,242,807	58,052

OTHER INCOME (EXPENSES):
Interest and dividend income	21,252	22,957	13,649	226
Interest expense	(24,168)	(21,356)	(16,500)	(257)
Loss on impairment of long-lived assets (Note 2.h)	(2,749)	(14,614)		(29)
Gain on sales of shares of subsidiaries (Note 2.a)			313,669
Equity in earnings of associated company (Note 2.e)	97,328	110,410	112,078	1,035
Other—net	22,990	43,631	(24,708)	245

Other income—net	114,653	141,028	398,188	1,220

INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	5,571,490	5,965,028	6,640,995	59,272

INCOME TAXES (Notes 2.p and 7):
Current	2,714,671	2,927,892	3,163,705	28,880
Deferred	(36,737)	110,495	12,316	(391)

Total income taxes	2,677,934	3,038,387	3,176,021	28,489

NET INCOME	2,893,556	2,926,641	3,464,974	30,783
NONCONTROLLING INTERESTS IN NET INCOME			(8,666)

NET INCOME ATTRIBUTABLE TO OWNERS OF PARENT COMPANY	¥2,893,556	¥2,926,641	¥3,456,308	$30,783

	Yen			U.S. Dollars (Note 1)
	2013	2012	2011	2013
PER SHARE OF COMMON STOCK (Note 2.r):
Net income	¥5,223,024.82	¥5,282,745.54	¥6,238,824.08	$55,564.09
Cash dividends applicable to the year	9,831,000	2,641,000	3,119,000	104,585

See notes to consolidated financial statements.

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended March 31, 2013, 2012 and 2011

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2013	2012	2011	2013
NET INCOME	¥2,893,556	¥2,926,641	¥3,464,974	$30,783
OTHER COMPREHENSIVE INCOME:
Unrealized gain (loss) on available-for-sale securities (net of tax)	68,864	4,806	(40,691)	733

Total other comprehensive income (loss)	68,864	4,806	(40,691)	733

COMPREHENSIVE INCOME (Note 2.t)	¥2,962,420	¥2,931,447	¥3,424,283	$31,516

TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO:
Owners of parent	¥2,962,420	¥2,931,447	¥3,415,617	$31,516
Noncontrolling interests			8,666
See notes to consolidated financial statements.

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Changes in Equity

Years Ended March 31, 2013, 2012 and 2011

		Thousands of yen
	Outstanding Number of Shares of Common Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Unrealized Gain (Loss) on Available- for-Sale Securities	Noncontrol- ling Interests	Total Equity
BALANCE, APRIL 1, 2010	554	¥1,909,797	¥2,591,398	8,379,127	¥(680,820)	¥33,082	¥52,511	¥12,285,095
Net income				3,456,308				3,456,308
Cash dividends, ¥3,088,000 per share				(1,710,752)				(1,710,752)
Net change in the year						(40,691)	(52,511)	(93,202)

BALANCE, MARCH 31, 2011	554	1,909,797	2,591,398	10,124,683	(680,820)	(7,609)		13,937,449
Net income				2,926,641				2,926,641
Cash dividends, ¥3,090,000 per share				(1,711,860)				(1,711,860)
Net change in the year						4,806		4,806

BALANCE, MARCH 31, 2012	554	1,909,797	2,591,398	11,339,464	(680,820)	(2,803)		15,157,036
Net income				2,893,556				2,893,556
Cash dividends, ¥9,868,000 per share				(5,466,872)				(5,466,872)
Net change in the year						68,864		68,864

BALANCE, MARCH 31, 2013	554	¥1,909,797	¥2,591,398	¥8,766,148	¥(680,820)	¥66,061		¥12,652,584

	Thousands of U.S. Dollars (Note 1)
	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Unrealized Gain (Loss) on Available- for-Sale Securities	Total Equity
BALANCE, MARCH 31, 2012	$20,317	$27,568	$120,633	$(7,243)	$(30)	$161,245
Net income			30,783			30,783
Cash dividends, $104,979 per share			(58,159)			(58,159)
Net change in the year					733	733

BALANCE, MARCH 31, 2013	$20,317	$27,568	$93,257	$(7,243)	$703	$134,602

See notes to consolidated financial statements.

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2013, 2012 and 2011

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2013	2012	2011	2013
OPERATING ACTIVITIES:
Income before income taxes and noncontrolling interests	¥5,571,490	¥5,965,028	¥6,640,995	$59,272

Adjustments for:
Income taxes—paid	(3,362,203)	(2,039,547)	(3,251,018)	(35,768)
Depreciation and amortization	816,840	738,495	758,497	8,690
Amortization of goodwill	317,938	317,938	342,707	3,382
(Reversal of) provision for allowance for doubtful receivables	(1,472)	(17,219)	2,996	(16)
Equity in earnings of an associated company	(97,328)	(110,410)	(112,078)	(1,035)
Loss (gain) on sales of property, plant and equipment	5,280	(1,194)	(296)	56
Loss on disposal of property, plant and equipment	5,763	7,304	39,460	61
Gain on sales of shares of subsidiaries			(313,669)
Loss on impairment of long-lived assets	2,749	14,614		29
Asset retirement cost			86
Write-off of investment securities		9,696	77,343
Decrease (increase) in receivables—trade accounts	326,483	(986,530)	(306,755)	3,473
Increase in inventories	(71,333)	(232,712)	(39,287)	(759)
Decrease (increase) in interest receivable	302	(594)	(69)	3
(Decrease) increase in trade payables	(394,907)	861,880	(31,788)	(4,201)
(Decrease) increase in interest payable		(244)	244
(Increase) decrease in other current assets	(33,864)	423,385	(35,216)	(360)
Increase in other current liabilities	458,095	1,088,654	137,721	4,874
Increase (decrease) in accrued bonuses to employees	128,757	(52,642)	(250,230)	1,370
Increase in accrued bonuses to directors and corporate auditors			100
(Decrease) increase in accrued employees’ retirement benefits	(108,814)	(105,136)	98,674	(1,158)
Increase (decrease) in accrued retirement benefits for director and corporate auditors	7,530	(24,277)	(6,394)	80
Prepaid pension costs	133,121	64,655	(3,514)	1,416
Other—net	32,059	1,805	(14,761)	341

Total adjustments	(1,835,004)	(42,079)	(2,907,247)	(19,522)

Net cash provided by operating activities—(Forward)	¥3,736,486	¥5,922,949	¥3,733,748	$39,750

Continued on following page.

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2013, 2012 and 2011

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2013	2012	2011	2013
Net cash provided by operating activities—(Forward)	¥3,736,486	¥5,922,949	¥3,733,748	$39,750

INVESTING ACTIVITIES:
Purchases of marketable securities		(99,970)	(99,963)
Redemption of marketable securities	100,000	100,000	100,000	1,064
Purchases of property, plant and equipment	(355,616)	(549,038)	(296,820)	(3,783)
Proceeds from sales of property, plant and equipment	1,431	2,363	6,727	15
Purchases of software	(327,493)	(253,142)	(196,091)	(3,484)
Purchases of other intangible assets	(3,022)	(730)	(386)	(32)
Proceeds from sales of intangible assets			51
Purchases of investment securities	(10,804)	(15,880)	(19,627)	(115)
Proceeds from sales of investment securities	57,861	26,845		616
Disbursements for purchases of shares of subsidiary			(85,946)
Proceeds from sales of shares of subsidiaries			651,099
Refund from (deposit to) a subsidiary of a shareholder	2,497,890	(6,004,069)	(2,090)	26,573
Proceeds from collections of loans	3,486	3,972	8,387	37
Proceeds from (disbursements) for rental deposits of headquarter		390,609	(441,442)
Other	(48,320)	(106,035)	(3,625)	(514)

Net cash provided by (used in) investing activities	1,915,413	(6,505,075)	(379,726)	20,377

FINANCING ACTIVITIES:
Increase in short-term bank loans	13,500,000	12,800,000	6,600,000	143,617
Decrease in short-term bank loans	(13,500,000)	(14,800,000)	(4,600,000)	(143,617)
Repayments of capital lease obligation	(301,269)	(202,090)	(98,818)	(3,205)
Dividends paid	(5,466,872)	(1,711,860)	(1,710,752)	(58,158)

Net cash (used in) provided by financing activities	(5,768,141)	(3,913,950)	190,430	(61,363)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(116,242)	(4,496,076)	3,544,452	(1,236)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	7,825,451	12,321,527	8,777,075	83,249

CASH AND CASH EQUIVALENTS, END OF YEAR	¥7,709,209	¥7,825,451	¥12,321,527	$82,013

Continued on following page.

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2013, 2012 and 2011

ADDITIONAL INFORMATION

Interest payments for the years ended March 31, 2013, 2012 and 2011 were as follows:

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2013	2012	2011	2013
Interest payments	¥24,168	¥21,600	¥16,256	$257

Non-cash investing and financing activities were as follows:

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2013	2012	2011	2013
Sales of shares of subsidiaries:
Current assets			¥605,625
Fixed assets			813,154
Current liabilities			(831,100)
Long-term liabilities			(41,348)
Gain on sales of shares of subsidiaries			313,669

Gross proceeds from sales of shares of subsidiaries			860,000
Cash and cash equivalents of the sold subsidiaries			(208,901)

Net proceeds from sales of shares of subsidiaries			¥651,099

Acquisition of lease assets and obligations under finance leases	¥541,644	¥371,433	¥497,665	$5,762

On March 31, 2011, the Company sold all shares of the common stock of its wholly owned subsidiary, Nissho Linen Supply Co., Ltd. (“Nissho”), to a third party (see Note 2.a for further information). The cash flows of Nissho from January 1, 2010 to March 31, 2011 were included in the consolidated statement of cash flows for the year ended March 31, 2011.

See notes to consolidated financial statements.

AIM SERVICES Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements

1. BASIS OF PRESENTING CONSOLIDATED FINANCIAL STATEMENTS

AIM SERVICES Co., Ltd. (the “Company”) mainly provides business dining services in Japan and is owned 50 percent by ARAMARK Corporation and 50 percent by Mitsui & Co., Ltd.

The accompanying consolidated financial statements have been prepared in accordance with the provisions set forth in the Companies Act of Japan (the “Companies Act”) and in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”). Japanese GAAP varies in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). Information relating to the nature and effect of such differences is presented in Note 14 to the consolidated financial statements.

In preparing these consolidated financial statements, certain reclassifications and rearrangements, including additions of the consolidated statements of cash flows and footnote disclosures, have been made to the consolidated financial statements issued domestically in order to present them in a form which is more familiar to readers outside Japan. In addition, certain reclassifications have been made in the 2012 and 2011 consolidated financial statements to conform to the classifications used in 2013.

The consolidated financial statements are stated in Japanese yen, the currency of the country in which the Company is incorporated and operates. The translation of Japanese yen amounts into U.S. dollar amounts is included solely for the convenience of readers outside Japan and has been made at the rate of ¥94 to $1, the approximate rate of exchange at March 31, 2013. Such translation should not be construed as a representation that the Japanese yen amounts could be converted into U.S. dollars at that or any other rate.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Consolidation—The consolidated financial statements as of March 31, 2013 include the accounts of the Company and all 11 (11 in 2012 and 12 in 2011) subsidiaries (together, the “Group”).

An investment in an associated company (a company over which the Company has the ability to exercise significant influence) is accounted for by the equity method. Refer to Note 2.e.

The excess of the cost of an acquisition over the fair value of the net assets of the acquired subsidiaries at the date of acquisition is represented as “Goodwill” on the consolidated balance sheets and is being amortized on a straight-line basis over a period from 10 to 13 years.

Intercompany balances and transactions have been eliminated in consolidation. Unrealized profit included in assets resulting from transactions within the Group is eliminated.

The Company acquired the remaining 5.37% of ownership interest in Nissho on March 18, 2011 and sold all shares of the common stock of Nissho to Yamashita Co, a third party on March 31, 2011 to redeploy the Company’s capital to its core food servicing businesses. Nissho had been a subsidiary of the Company engaged in the linen supply businesses and had a December 31 fiscal year-end. As the Company sold its shares on March 31, 2011, Nissho’s income and loss, and cash flows from January 1, 2010 to March 31, 2011 were included in the Company’s consolidated financial statements. The gross proceeds from the sale were ¥860,000 thousand, and the gain from the sale was ¥313,669 thousand. Nissho’s net income after tax during the three months from January 1, 2011 to March 31, 2011 amounted to ¥12,453 thousand.

b.	Cash and Cash Equivalents—Cash equivalents are short-term investments that are readily convertible into cash and that are exposed to insignificant risk of changes in value. Cash equivalents include time deposits and benefit bonds of securities investment trusts, all of which mature or become due within three months of the date of acquisition.

Deposit is a contract in which cash is trusted to the subsidiary of the Company’s shareholder. The cash can be readily withdrawn within a few days, however the Company does not have the intention to do so as the Company has sufficient working capital and do not need this deposit within a short period of time (i.e., three months). Based on this, the Company did not treat Deposit as Cash and Cash Equivalents.

c.	Inventories—Inventories are mainly stated at the latest purchase price which approximates the first-in, first-out cost method. In accordance with Accounting Standard Board of Japan (the “ASBJ”) Statement No. 9, “Accounting Standard for Measurement of Inventories,” inventories held for sale in the ordinary course of business are measured at the lower of cost or net selling value, which is defined as the selling price less additional estimated manufacturing costs and estimated direct selling expenses. The replacement cost may be used in place of the net selling value, if appropriate.

d.	Marketable and Investment Securities—Marketable and investment securities are classified and accounted for, depending on management’s intent, as follows: (1) held-to-maturity debt securities, which are expected to be held to maturity with the positive intent and ability to hold to maturity, are reported at amortized cost and (2) available-for-sale securities, which are not classified as the aforementioned securities, are reported at fair value with unrealized gains and losses, net of applicable taxes, reported in a separate component of equity.

Declines in fair value of held-to-maturity and available-for-sale securities are analyzed to determine if the decline is temporary or “other than temporary.” When other than temporary declines occur, the investment is reduced to its fair value and the amount of the reduction is reported as a loss. Any subsequent increases in other than temporary declines in fair value will not be realized until the securities are sold.

Non-marketable available-for-sale securities are stated at cost determined by the moving-average cost method. For other than temporary declines in fair value, non-marketable available-for-sale securities are reduced to net realizable value by a charge to income.

e.	Investment in Associated Company—The Company uses the equity method of accounting for its investment in and earnings or losses of an associated company that the Company does not control but over which the Company does exert significant influence. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of an investee of between 20% and 50%. The Company determines whether a decline in fair value is other than temporary by considering various factors, such as historical financial data, product development activities and the overall health of the affiliate’s industry. If the Company considers any such decline to be other than temporary, then a write-down to the estimated fair value is recorded.

f.	Property, Plant and Equipment—Property, plant and equipment are stated at cost. Depreciation of property, plant and equipment of the Group is computed substantially by the declining-balance method at rates based on the estimated useful lives of the assets, while the straight-line method is applied to the buildings which were acquired after April 1, 1998. The range of useful lives is principally from 3 to 47 years for buildings and structures, from 2 to 10 years for machinery and equipment, from 5 to 20 years for furniture and fixtures, and 5 years for lease assets.

Amendments to the Corporate Tax Law in Japan have resulted in changes to the depreciation methods used for property, plant and equipment acquired since April 1, 2007. Prior to these amendments, the Group’s depreciation methods were based on a depreciation limit of 95% and a residual value of 5% of the acquisition price of an asset. This depreciation limit and residual value were removed and the full acquisition price can now be depreciated to the nominal value of ¥1 at the end of the asset’s useful life, either on a straight-line basis or on a declining-balance basis. The depreciation rates for both methods, set forth by the Corporate Tax Law, were also amended. Assets acquired on or after April 1, 2007 are depreciated according to the new depreciation methods while existing assets acquired on or before March 31, 2007 are depreciated based on the traditional methods with the depreciation limit written off equally over 5 years.

Effective April 1, 2012, as a result of the revision of Japanese corporate tax law in Japan, the Company and its consolidated subsidiaries changed their depreciation method for property, plant and equipment acquired on or after April 1, 2012 to the method stipulated under the revised corporate tax law. The effect of this change was immaterial.

g.	Software— Acquired computer software licenses are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. Costs directly associated with identifiable and unique software products, which are likely to generate economic benefits exceeding costs beyond one year, are recognized as intangible assets. Software is carried at cost less accumulated amortization, which is calculated using the straight-line method over the estimated useful lives of 5 years.

h.	Impairment of Long-Lived Assets—The Group reviews its long-lived assets including goodwill for impairment whenever events or changes in circumstance indicate the carrying amount of an asset or asset group may not be recoverable. An impairment loss would be recognized if the carrying amount of an asset or asset group exceeds the sum of the undiscounted future cash flows expected to result from the continued use and eventual disposition of the asset or asset group. The impairment loss would be measured as the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the discounted cash flows from the continued use and eventual disposition of the asset or the net selling price at disposition.

For the fiscal years ended March 31, 2013 and March 31, 2012, the Company wrote down the book value of its idle facilities amounting to ¥2,749 thousand ($29 thousand) and ¥14,614 thousand, respectively, as an impairment loss.

i.	Golf Membership—Golf membership is stated at cost. For other than temporary declines in fair value, golf membership is reduced to net realizable value by a charge to income.

j.	Operating Rights—Operating rights are mainly the right to operate the kiosk in factories which were acquired in December 2005 as part of a business acquisition. Operating rights are carried at cost less accumulated amortization, which is calculated by the straight-line method over 5 years, and were fully amortized during the year ended March 31, 2011. Amortization expenses for the years ended March 31, 2011 amounted to ¥18,947 thousand.

k.	Lease Deposits and Insurance Deposits—Lease deposits are mainly related to the Group’s office spaces and are refundable at the termination of each lease contract.

Insurance deposits consist of life insurance and non-life insurance policies for employees, for which the Company is the named beneficiary. Most of the insurance deposits are refundable.

l.	Retirement and Pension Plans—The Company and certain subsidiaries have defined benefit corporate pension plans covering substantially all of their regular employees. The Group accounts for the liability for retirement benefits based on projected benefit obligations and plan assets at the balance sheet date.

Retirement benefits to directors and corporate auditors are provided at the amount which would be required if all directors and corporate auditors retired at the balance sheet date.

m.	Leases—In March 2007, the ASBJ issued an Accounting Standard—ASBJ Statement No. 13, “Accounting Standard for Lease Transaction and its Implementation Guidance” and ASBJ Guidance No. 16, “Guidance on Accounting Standard for Lease Transactions.” The new standard and related implementation guidance eliminated a transitional rule where companies were allowed to account for finance leases that did not transfer ownership at the end of the lease term as operating leases and required the companies to recognize them as finance leases on their balance sheet.

In accordance with new accounting standard for lease, the Company capitalized all finance leases on its consolidated balance sheets and is depreciating the lease assets by the straight-line method over their respective lease terms. However, finance leases that do not transfer ownership and whose commencement day falls prior to April 1, 2008 continue to be accounted for as an operating lease with required disclosure in the notes in accordance with an exceptional rule in the new accounting standard.

n.	Asset Retirement Obligations—In March 2008, the ASBJ issued Accounting Standard—ASBJ Statement No. 18, “Accounting Standard for Asset Retirement Obligations” and ASBJ Guidance No. 21, “Guidance on Accounting Standard for Asset Retirement Obligations.” The new standard and related implementation guidance require companies to recognize asset retirement obligations as liabilities and the corresponding asset retirement costs as tangible fixed assets.

The Group leases several corporate and regional offices and has installed leasehold improvements, such as partitions, counters and phone systems, in these leased properties. Most lease agreements in Japan require the lessee to restore the leased property to its original condition, including removal of the leasehold improvements the lessee has installed when the lessee moves out of the leased property. As a result, the Group will incur certain future costs for the restorations that are required under the lease agreements.

o.	Financial Instruments—In March 2008, the ASBJ revised Accounting Standard—ASBJ Statement No. 10, “Accounting Standard for Financial Instruments” and issued ASBJ Guidance No. 19, “Guidance on Disclosures about Fair Value of Financial Instruments.” This revised standard and related implementation guidance expanded the disclosure requirements relating to the fair value measurements of financial instruments. This standard and implementation guidance were effective for the fiscal years ending on or after March 31, 2010. The adoption of ASBJ Statement No. 10 and related guidance did not have an impact on its consolidated financial position and results of operations.

p.	Income Taxes—The Group adopted the accounting standard for interperiod allocation of income taxes based on the asset and liability method. Deferred income taxes are recorded to reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. These deferred taxes are measured by applying currently enacted tax laws to the temporary differences. The Group determined the recoverability of deferred tax assets based on all future information currently available.

Amendments to the Japanese tax regulations were enacted into law on November 30, 2011. As a result of these amendments, the statutory income tax rate will be reduced from approximately 40% to 38% effective from the year beginning April 1, 2012, and to approximately 35% effective from the year beginning April 1, 2015 and thereafter. Consequently, the statutory income tax rate utilized for deferred tax assets and liabilities expected to be settled or realized in the period from April 1, 2012 to March 31, 2015 is approximately 38% and for periods subsequent to March 31, 2015 the rate is approximately 35%. The adjustments to deferred tax assets and liabilities resulting from the reduction in the tax rate was an increase in income taxes of ¥176,903 thousand and have been reflected in income taxes in the consolidated statement of income for the year ended March 31, 2012.

q.	Appropriations of Retained Earnings—Appropriations of retained earnings at each year-end are reflected in the consolidated financial statements in the year following shareholders’ approval.

r.	Per Share Information—Basic net income per share is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding for the period. Cash dividends per share presented in the accompanying consolidated statement of income are dividends applicable to the respective years including dividends to be paid after the end of the year.

s.	Revenue Recognition—Most of the operating businesses of the Group have contractual relationships with customers. In these businesses, revenue is recognized in the period in which the services are provided pursuant to the terms of the contracts. Revenue from dining, delivery food and beverage services is recognized upon delivery of food and beverage products.

t.

Presentation of Comprehensive Income—In June 2010, the ASBJ issued Accounting Standard—ASBJ Statement No. 25, “Accounting Standard for Presentation of Comprehensive Income.” This new standard requires the presentation of comprehensive income and other comprehensive income on financial statements. This standard was effective for the consolidated financial statements for the periods ending on or after March 31, 2011. The Company presented Accumulated other comprehensive income as of March 31, 2013 and 2012 in the balance sheets, comprehensive income for the years ended March 31, 2013, 2012 and 2011 in the statements of comprehensive income.

u.	Dividend distribution—Dividend distribution to the Company’s shareholders is recognized as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s shareholders.

v.	Accounting Changes and Error Corrections—In December 2009, the ASBJ issued ASBJ Statement No. 24, “Accounting Standard for Accounting Changes and Error Corrections” and ASBJ Guidance No. 24, “Guidance on Accounting Standard for Accounting Changes and Error Corrections.” Accounting treatments under this standard and guidance are as follows: (1) Changes in Accounting Policies—When a new accounting policy is applied following revision of an accounting standard, the new policy is applied retrospectively unless the revised accounting standard includes specific transitional provisions, in which case the entity shall comply with the specific transitional provisions. (2) Changes in Presentation—When the presentation of financial statements is changed, prior-period financial statements are reclassified in accordance with the new presentation. (3) Changes in Accounting Estimates—A change in an accounting estimate is accounted for in the period of the change if the change affects that period only, and is accounted for prospectively if the change affects both the period of the change and future periods. (4) Corrections of Prior-Period Errors—When an error in prior-period financial statements is discovered, those statements are restated.

3. MARKETABLE AND INVESTMENT SECURITIES

Marketable and investment securities at March 31, 2013 and 2012 consisted of the following:

	Thousands of Yen			Thousands of U.S. Dollars
	2013		2012	2013
Current—Marketable securities (debt securities)	¥		¥99,970	$

Total	¥		¥99,970	$

Non-current-Investment securities:
Marketable equity securities		¥432,653	¥385,114		$4,603
Non-marketable equity securities		323,645	322,065		3,443

Total		¥756,298	¥707,179		$8,046

Information regarding marketable equity securities classified as available-for-sale and held-to-maturity debt securities at March 31, 2013 and 2012 was as follows:

	Thousands of Yen
	Cost	Unrealized Gains	Unrealized Losses	Fair Value
March 31, 2013
Available-for-sale marketable equity securities	¥249,142	¥193,616	¥10,105	¥432,653

Total	¥249,142	¥193,616	¥10,105	¥432,653

March 31, 2012
Available-for-sale marketable equity securities	¥296,911	¥104,557	¥16,354	¥385,114
Held-to-maturity debt securities	99,970			99,970

Total	¥396,881	¥104,557	¥16,354	¥485,084

	Thousands of U.S. Dollars
	Cost	Unrealized Gains	Unrealized Losses	Fair Value
March 31, 2013
Available-for-sale marketable equity securities	$2,650	$2,060	$107	$4,603

Total	$2,650	$2,060	$107	$4,603

Carrying amounts of available-for-sale securities whose fair value is not readily determinable as of March 31, 2013 and 2012 were as follows:

	Thousands of Yen		Thousands of U.S. Dollars
	2013	2012	2013
Available-for-sale—Non-marketable equity securities	¥323,645	¥322,065	$3,443

4. INVENTORIES

Inventories at March 31, 2013 and 2012 consisted of the following:

	Thousands of Yen		Thousands of U.S. Dollars
	2013	2012	2013
Merchandise	¥498,042	¥490,857	$5,298
Raw materials	1,037,374	985,407	11,036
Supplies	227,385	215,204	2,419

Total	¥1,762,801	¥1,691,468	$18,753

5. LIABILITY FOR EMPLOYEES’ RETIREMENT BENEFITS

The Company and certain subsidiaries have defined benefit corporate pension plans for employees.

Under most circumstances, employees terminating their employment are entitled to retirement benefits determined based on the rate of pay at the time of termination, years of service and certain other factors. Such retirement benefits are made in the form of a lump-sum severance payment from the Company or from certain subsidiaries and annuity payments from a trustee. Employees are entitled to larger payments if the termination is involuntary, by retirement at the mandatory retirement age, or by death.

The liability for employees’ retirement benefits at March 31, 2013 and 2012 consisted of the following:

	Thousands of Yen		Thousands of U.S. Dollars
	2013	2012	2013
Projected benefit obligation	¥9,250,237	¥9,044,586	$98,407
Fair value of plan assets	(7,198,328)	(6,232,419)	(76,578)
Unrecognized actuarial loss	(1,082,833)	(1,867,398)	(11,520)

Net amount on the consolidated balance sheets	969,076	944,769	10,309
Prepaid pension costs (included in other assets)	(140,439)	(273,560)	(1,494)

Employees’ retirement benefits	¥1,109,515	¥1,218,329	$11,803

The components of net periodic benefit costs are as follows:

	Thousands of Yen			Thousands of U.S. Dollars
	2013	2012	2011	2013
Service cost	¥590,253	¥544,854	¥541,931	$6,279
Interest cost	90,884	153,935	147,971	967
Expected return on plan assets	(124,615)	(114,443)	(118,221)	(1,326)
One-time amortization of prior service credit			(37,370)
Recognized actuarial loss	264,415	166,003	113,761	2,813

Net periodic benefit costs	¥820,937	¥750,349	¥648,072	$8,733

Assumptions used for the years ended March 31, 2013, 2012 and 2011 are set forth as follows:

	2013	2012	2011
Discount rate	From 0.7% to 1.1%	From 0.7% to 1.1%	2.0%
Expected rate of return on plan assets	2.0%	2.0%	2.0%
Amortization period of prior service credit relating to the plan amendment			One-time amortization when incurred
Recognition period of actuarial gain/loss	From 5 to 12 years	From 5 to 12 years	From 5 to 12 years

6. EQUITY

The significant provisions in the Companies Act that affect financial and accounting matters are summarized below:

a. Dividends

Under the Companies Act, companies can pay dividends at any time during the fiscal year in addition to the year-end dividend upon resolution at the shareholders meeting. If companies meet certain criteria such as (1) having a Board of Directors, (2) having independent auditors, and (3) the term of service of the directors is prescribed as one year rather than two years of normal term by its articles of incorporation, the Board of Directors may declare dividends (except for dividends in-kind) at any time during the fiscal year if the company has prescribed so in its articles of incorporation. The Company meets the above criteria.

The Companies Act permits companies to distribute dividends-in-kind (non-cash assets) to shareholders subject to a certain limitation and additional requirements.

Semiannual interim dividends may also be paid once a year upon resolution by the Board of Directors if the articles of incorporation of the company so stipulate. The Companies Act provides certain limitations on the amounts available for dividends or the purchase of treasury stock. The limitation is defined as the amount available for distribution to the shareholders, but the amount of net assets after dividends must be maintained at no less than ¥3,000 thousand.

b. Increases/Decreases and Transfer of Common Stock, Reserve and Surplus

The Companies Act requires that an amount equal to 10% of dividends must be appropriated as a legal reserve (a component of retained earnings) or as additional paid-in capital (a component of capital surplus) depending on the equity account charged upon the payment of such dividends until the total of the aggregate amount of legal reserve and additional paid-in capital equals 25% of the common stock. Under the Companies Act, the total amount of additional paid-in capital and legal reserve may be reversed without limitation. The Companies Act also provides that common stock, legal reserve, additional paid-in capital, other capital surplus and retained earnings can be transferred among the accounts under certain conditions upon resolution of the shareholders.

c. Treasury Stock and Treasury Stock Acquisition Rights

The Companies Act also allows for companies to purchase treasury stock and dispose of such treasury stock by resolution of the Board of Directors. The amount of treasury stock purchased cannot exceed the amount available for distribution to the shareholders which is determined by specific formula. Under the Companies Act, stock acquisition rights, which were previously presented as a liability, are now presented as a separate component of equity. The Companies Act also provides that companies can purchase both treasury stock acquisition rights and treasury stock. Such treasury stock acquisition rights are presented as a separate component of equity or deducted directly from stock acquisition rights.

Class shares subject to call option included a call option which allowed the Company, at its option, to exchange all of the class shares subject to call option for new common shares at an exchange ratio of 20,000 class shares to 1 new common share. On November 1, 2007, the Company exercised its call options and exchanged all of its issued class shares for new shares of common stock. Class A shares are the shares without the right for the distribution of residual property.

7. INCOME TAXES

The tax effects of temporary differences which resulted in deferred tax assets at March 31, 2013 and 2012 are as follows:

	Thousands of Yen		Thousands of U.S. Dollars
	2013	2012	2013
Current:
Deferred tax assets:
Accrued bonuses to employees	¥1,363,008	¥1,318,875	$14,500
Accrued enterprise taxes	114,388	111,822	1,217
Accrued social insurance contributions by employer	214,909	205,592	2,286
Accrued business office taxes	16,343	17,265	174
Accrued rent	54,203	76,532	577
Other	51,706	38,346	550

Total	1,814,557	1,768,432	19,304

Net deferred tax assets	¥1,814,557	¥1,768,432	$19,304

Non-current:
Deferred tax assets:
Employees’ retirement benefits	¥392,198	¥391,557	$4,172
Retirement benefits for directors and corporate auditors	22,429	19,789	239
Impairment loss on investment securities	43,841	43,843	466
Impairment loss on golf membership	11,110	11,113	118
Impairment loss on long-lived assets	61,495	66,281	654
Allowance for doubtful accounts	24,120	27,339	257
Asset retirement obligations	24,085	19,492	256
Other	33,251	49,947	354
Less valuation allowance	(68,655)	(76,099)	(730)

Total	543,874	553,262	5,786

Deferred tax liabilities—net unrealized gain on available-for-sale securities	64,374	30,998	685

Total	64,374	30,998	685

Net deferred tax assets	¥479,500	¥522,264	$5,101

A reconciliation between the normal effective statutory tax rate and the actual effective tax rate reflected in the accompanying consolidated statements of income for the years ended March 31, 2013, 2012 and 2011 is as follows:

	2013	2012	2011
Normal effective statutory tax rate	38%	40%	40%
Expenses not deductible for income tax purposes	1	1	1
Non-deductible per capita levy of local taxes	6	5	5
Non-deductible amortization of goodwill	2	2	2
Effect of amendments to the Japanese tax regulations		3
Other—net	1

Actual effective tax rate	48%	51%	48%

As discussed in Note 2.p, the tax rate applied to the Company will be reduced approximately from 40% to 38% effective from the year beginning April 1, 2012, and to approximately 35% effective from the year beginning April 1, 2015 and thereafter. The effect of adjustments to deferred assets and liabilities resulting from the reduction in the tax rate was an increase in income taxes of ¥176,903 thousand and have been reflected in income taxes in the consolidate statement of income for the year ended March 31, 2012.

8. LEASES

The Group leases certain machinery, dining support service related equipment, office space and other assets.

Rent expenses for operating leases for the years ended March 31, 2013, 2012 and 2011 amounted to ¥1,295,970 thousand ($13,787 thousand), ¥1,207,902 thousand and ¥1,466,046 thousand, respectively.

Lease payments under finance leases for the years ended March 31, 2013, 2012 and 2011 were ¥30,952 thousand ($329 thousand), ¥132,016 thousand and ¥250,035 thousand, respectively.

Obligations under finance leases and future minimum payments under noncancelable operating leases were as follows:

	Thousands of Yen		Thousands of U.S. Dollars
	2013		2013
	Finance Leases	Operating Leases	Finance Leases	Operating Leases
Due within one year	¥320,960	¥106,320	$3,414	$1,131
Due after one year	747,683	174,243	7,954	1,854

Total	¥1,068,643	¥280,563	$11,368	$2,985

As discussed in Note 2.m, the Company accounts for leases which existed at the transition date of the new accounting standards on April 1, 2008 and do not transfer ownership of the leased property to the lessee as operating lease transactions.

For the year ended March 31, 2013, such leases no longer existed due to expiration or cancellation.

Pro forma information of such leased property existing at the transition date on an “as if capitalized” basis for the year ended March 31, 2012 was as follows:

	Thousands of Yen
	2012
	Machinery and Equipment	Furniture and Fixtures	Software
Acquisition cost	¥3,945	¥332,194	¥336,139
Accumulated depreciation	(3,737)	(300,178)	(303,915)

Net leased asset	¥208	¥32,016	¥32,224

Depreciation expense and interest expense as if capitalized:

	Thousands of Yen			Thousands of U.S. Dollars
	2013	2012	2011	2013
Depreciation expense	¥28,981	¥124,449	¥235,812	$308
Interest expense	360	2,299	6,856	4

Total	¥29,341	¥126,748	¥242,668	$312

Depreciation expense and interest expense, which are not reflected in the accompanying consolidated statements of income, are computed by the straight-line method and the interest method, respectively.

9. ASSET RETIREMENT OBLIGATIONS

The Company recognizes asset retirement obligations for its headquarters and some regional offices on the basis of lease agreements. To estimate asset retirement obligations, the Company uses the estimated useful lives for periods ranging from 5 to 29 years and discount rates ranging from 0.326% to 2.130%.

For the year ended March 31, 2013, the Company added ¥9,577 thousand ($102 thousand) to the balance of asset retirement cost because it has become clear that retirement cost for some assets will be more than the estimation previously calculated.

The following represent the changes in asset retirement obligations for the years ended March 31, 2013 and 2012:

	Thousands of Yen		Thousands of U.S. Dollars
	2013	2012	2013
Asset retirement obligations at beginning of year	¥131,213	¥199,444	$1,396
Additions to asset retirement obligations	3,904	6,430	42
Accretion of discount	2,368	2,340	25
Liabilities settled during the year	(1,239)	(77,001)	(13)
Revision to estimate	9,577		102

Asset retirement obligations at end of year	¥145,823	¥131,213	$1,552

10. FINANCIAL INSTRUMENTS

(1) Financial Instruments

The Company obtains operating funds through loans from financial institutions such as banks, and excess funds are invested only in short-term deposit with banks and deposited with subsidiaries of shareholders. Interest rates for the loans are determined based on discussion with the financial institutions considering the current short-term money market.

Credit risks for notes receivable and accounts receivable are managed based on internal risk management policy.

The Company’s investment securities mainly consist of equity securities. For listed shares, the Company reviews their fair value on a quarterly basis.

(2) Fair Value of Financial Instruments

The carrying amounts of financial instruments recorded in the Company’s consolidated balance sheets and their estimated fair values as of March 31, 2013 and 2012 are as follows:

	Thousands of Yen				Thousands of U.S. Dollars
	2013		2012		2013
	Carrying Amount (*)	Fair Value (*)	Carrying Amount (*)	Fair Value (*)	Carrying Amount (*)	Fair Value (*)
Cash and cash equivalents	¥7,709,209	¥7,709,209	¥7,825,451	¥7,825,451	$82,013	$82,013
Notes receivable and accounts receivable	14,294,595	14,294,595	14,621,465	14,621,465	152,070	152,070
Marketable securities—
Held-to-maturity debt securities			99,970	99,970
Deposit	3,500,000	3,500,000	6,000,000	6,000,000	37,234	37,234
Investment securities—
Available-for-sale marketable equity securities	432,653	432,653	385,114	385,114	4,603	4,603
Notes payable and accounts payable	(8,270,963)	(8,270,963)	(8,665,869)	(8,665,869)	(87,989)	(87,989)

(*)	( ) indicates liability account.

In accordance with the requirement of ASBJ Statement No. 10, “Accounting Standard for Financial Instruments,” the Company has provided the above fair value estimates and the following information about valuation methodologies.

Cash and cash equivalents

Due to nature of cash and cash equivalents, the fair value approximates the carrying value.

Notes receivable and accounts receivable

As these are settled in a short-term period, the fair value approximates the carrying value.

Marketable securities

Due to the nature and remaining terms of held-to-maturity debt securities, the fair value approximates the amortized cost.

Deposit

As these are settled in a short-term period, the fair value approximates the carrying value.

Investment securities

Equity securities are valued using quoted market prices.

Notes payable and accounts payable

As these are settled in a short-term period, the fair value approximates the carrying value.

Because unlisted shares do not have market price and future cash flows are not estimable, it was determined that obtaining fair value information for non-marketable equity securities was not practicable. Thus, unlisted shares, whose carrying amount as of March 31, 2013 and 2012 were ¥1,234,022 thousand ($13,128 thousand) and ¥1,158,780 thousand, respectively, are not included in “Investment securities—Available-for-sale marketable equity securities” in the list above.

11. SEGMENT INFORMATION

Information about industry segments of the Group for the years ended March 31, 2013, 2012 and 2011 is set forth below. In March 2011, the Company disposed of its Linen Supply Services.

Industry Segments

a. Sales and Operating Income

	Thousands of Yen
	2013
	Food Business	Office Coffee and Tea Services	Other Services	Total	Eliminations/ Corporate	Consolidated
Sales to customers	¥144,335,546	¥6,503,205	¥286,826	¥151,125,577		¥151,125,577
Intersegment sales	2,032,169	1,356,948	272,106	3,661,223	¥(3,661,223)

Total sales	146,367,715	7,860,153	558,932	154,786,800	(3,661,223)	151,125,577
Operating expenses	138,497,390	7,736,571	621,821	146,855,782	(1,187,042)	145,668,740

Operating income (loss)	¥7,870,325	¥123,582	¥(62,889)	¥7,931,018	¥(2,474,181)	¥5,456,837

b. Total Assets, Depreciation, Capital Expenditures and Information about Goodwill

	Thousands of Yen
	2013
	Food Business	Office Coffee and Tea Services	Other Services	Total	Eliminations/ Corporate	Consolidated
Total assets	¥28,308,623	¥2,930,439	¥38,242	¥31,277,304	¥6,445,212	¥37,722,516
Depreciation and other	412,729	207,923	448	621,100	195,740	816,840
Capital expenditures	657,684	285,038		942,722	345,938	1,288,660
Goodwill:
Unamortized balance	656,522	595,711		1,252,233		1,252,233
Amortization	119,368	198,570		317,938		317,938

a. Sales and Operating Income

	Thousands of U.S. Dollars
	2013
	Food Business	Office Coffee and Tea Services	Other Services	Total	Eliminations/ Corporate	Consolidated
Sales to customers	$1,535,485	$69,183	$3,051	$1,607,719		$1,607,719
Intersegment sales	21,618	14,436	2,895	38,949	$(38,949)

Total sales	1,557,103	83,619	5,946	1,646,668	(38,949)	1,607,719
Operating expenses	1,473,376	82,304	6,615	1,562,295	(12,628)	1,549,667

Operating income (loss)	$83,727	$1,315	$(669)	$84,373	$(26,321)	$58,052

b. Total Assets, Depreciation, Capital Expenditures and Information about Goodwill

	Thousands of U.S. Dollars
	2013
	Food Business	Office Coffee and Tea Services	Other Services	Total	Eliminations/ Corporate	Consolidated
Total assets	$301,156	$31,175	$407	$332,738	$68,565	$401,303
Depreciation and other	4,391	2,212	5	6,608	2,082	8,690
Capital expenditures	6,997	3,032		10,029	3,680	13,709
Goodwill:
Unamortized balance	6,984	6,337		13,321		13,321
Amortization	1,270	2,112		3,382		3,382

a. Sales and Operating Income

	Thousands of Yen
	2012
	Food Business	Office Coffee and Tea Services	Other Services	Total	Eliminations/ Corporate	Consolidated
Sales to customers	¥140,895,794	¥6,529,919	¥182,326	¥147,608,039		¥147,608,039
Intersegment sales	2,027,093	1,331,024	267,648	3,625,765	¥(3,625,765)

Total sales	142,922,887	7,860,943	449,974	151,233,804	(3,625,765)	147,608,039
Operating expenses	134,730,976	7,885,922	511,873	143,128,771	(1,344,732)	141,784,039

Operating income (loss)	¥8,191,911	¥(24,979)	¥(61,899)	¥8,105,033	¥(2,281,033)	¥5,824,000

b. Total Assets, Depreciation, Impairment Loss, Capital Expenditures and Information about Goodwill

	Thousands of Yen
	2012
	Food Business	Office Coffee and Tea Services	Other Services	Total	Eliminations/ Corporate	Consolidated
Total assets	¥28,135,318	¥3,111,591	¥41,890	¥31,288,799	¥9,227,202	¥40,516,001
Depreciation and other	391,714	157,196	505	549,415	189,080	738,495
Capital expenditures	407,875	290,053	872	698,800	258,009	956,809
Goodwill:
Unamortized balance	775,889	794,282		1,570,171		1,570,171
Amortization	119,368	198,570		317,938		317,938

a. Sales and Operating Income

	Thousands of Yen
	2011
	Food Business	Office Coffee and Tea Services	Linen Supply	Other Services	Total	Eliminations/ Corporate	Consolidated
Sales to customers	¥136,036,998	¥6,747,427	¥1,827,560	¥250,512	¥144,862,497		¥144,862,497
Intersegment sales	2,043,682	1,286,006	701,305	272,856	4,303,849	¥(4,303,849)

Total sales	138,080,680	8,033,433	2,528,865	523,368	149,166,346	(4,303,849)	144,862,497
Operating expenses	129,709,807	7,950,403	2,278,133	604,631	140,542,974	(1,923,284)	138,619,690

Operating income (loss)	¥8,370,873	¥83,030	¥250,732	¥(81,263)	¥8,623,372	¥(2,380,565)	¥6,242,807

Intersegment sales and operating expenses of Food Business for the year ended March 31, 2011 have been corrected due to an immaterial error from ¥1,166,926 thousand to ¥2,043,682 thousand and from ¥128,833,051 thousand to ¥129,709,807 thousand, respectively. In addition, intersegment sales and operating expenses of Eliminations/Corporate for the year ended March 31, 2011 have been corrected from ¥(3,427,093) thousand to ¥(4,303,849) thousand and from ¥(1,046,528) thousand to ¥(1,923,284) thousand, respectively.

b. Total Assets, Depreciation, Capital Expenditures and Information about Goodwill

	Thousands of Yen
	2011
	Food Business	Office Coffee and Tea Services	Linen Supply	Other Services	Total	Eliminations/ Corporate	Consolidated
Total assets	¥27,149,121	¥3,146,105		¥40,485	¥30,335,711	¥8,111,664	¥38,447,375
Depreciation and other	329,801	115,262	¥68,755	214	514,032	244,465	758,497
Capital expenditures	622,455	298,000	3,524	526	924,505	516,488	1,440,993
Goodwill:
Unamortized balance	895,257	992,852			1,888,109		1,888,109
Amortization	119,368	198,570	24,769		342,707		342,707

Presentation for the year ended March 31, 2011 was corrected to add information about goodwill in accordance with ASBJ Statement No. 17, “Accounting Standard for Disclosures about Segments of an Enterprise and Related Information” and ASBJ Guidance No. 20, “Guidance on Accounting Standard for Disclosures about Segments of an Enterprise and Related Information.”

The Company has no branch offices or subsidiaries in foreign countries, therefore geographic segment information has not been disclosed. Also, sales to foreign customers have not been presented because neither the Company nor its subsidiaries recorded foreign sales for the years ended March 31, 2013, 2012 and 2011.

12. RELATED PARTY TRANSACTIONS

Transactions between the Company and subsidiaries of shareholders and other related parties for the years ended March 31, 2013, 2012 and 2011 were as follows:

	Thousands of Yen			Thousands of U.S. Dollars
	2013	2012	2011	2013
Tax accountant fee to corporate auditors	¥2,357	¥2,014	¥2,014	$25
Purchase transactions with subsidiaries of shareholders during the year	11,366,274	10,688,971	9,995,806	120,918
Deposit made to subsidiaries of shareholders during the year (*)	5,679,641	4,892,076	1,460,273	60,422

Note:	(*) Deposit made to subsidiaries of shareholders generally has terms of less than one month. The amounts in the table represent the average balances of the deposits during the year.

The balances due to or from these subsidiaries of shareholders at March 31, 2013 and 2012 were as follows:

	Thousands of Yen		Thousands of U.S. Dollars
	2013	2012	2013
Deposits to subsidiaries of shareholders	3,500,000	6,000,000	37,234
Accounts payable to subsidiaries of shareholders	2,004,693	1,940,478	21,327

13. SUBSEQUENT EVENT

On June 21, 2013, the shareholders of the Company approved payments of cash dividends to the shareholders of record on March 31, 2013 of ¥1,044 thousand ($11 thousand) per share or a total of ¥578,376 thousand ($6,153 thousand) at the Company’s ordinary general meeting of shareholders.

14. RECONCILIATION TO U.S. GAAP

The consolidated financial statements of the Group are prepared in accordance with Japanese GAAP, which varies in certain significant respects from U.S. GAAP. The following are reconciliations of equity and net income of the Company applying U.S. GAAP instead of Japanese GAAP.

The Group’s equity as of March 31, 2013 and 2012 is reconciled as follows:

	Thousands of Yen		Thousands of U.S. Dollars
	2013	2012	2013
Equity in accordance with Japanese GAAP	¥12,652,584	¥15,157,036	$134,602

Differences arising from different accounting for:
a. Goodwill, intangible assets and other business combination related adjustments	6,998,290	7,288,273	74,450
b. Accrued vacation	(2,399,827)	(2,311,800)	(25,530)
c. Employees’ retirement benefits	(1,408,285)	(2,223,798)	(14,982)
d. Capital leases	(12,745)	(16,452)	(136)
e. Tax effect of adjustments	(50,481)	60,040	(537)

Total	3,126,952	2,796,263	33,265

Equity in accordance with U.S. GAAP	¥15,779,536	¥17,953,299	$167,867

The Group’s net income for the years ended March 31, 2013, 2012 and 2011 is reconciled as follows:

	Thousands of Yen			Thousands of U.S. Dollars
	2013	2012	2011	2013
Net income in accordance with Japanese GAAP	¥2,893,556	¥2,926,641	¥3,456,308	$30,783

Differences arising from different accounting for:
a. Goodwill, intangible assets and other business combination related adjustments	(289,983)	(95,983)	(88,190)	(3,086)
b. Accrued vacation	(88,027)	(45,588)	(13,270)	(936)
c. Employees’ retirement benefits	99,262	36,265	(19,564)	1,056
d. Capital leases	3,707	(2,944)	7,716	39
e. Tax effect of adjustments	143,326	226,435	173,776	1,525

Total	(131,715)	118,185	60,468	(1,402)

Net income in accordance with U.S. GAAP	¥2,761,841	¥3,044,826	¥3,516,776	$29,381

ASC 220, “Comprehensive Income,” establishes rules for the reporting of comprehensive income and its components. The following table summarizes the components of comprehensive income under U.S. GAAP for the years ended March 31, 2013, 2012 and 2011:

	Thousands of Yen			Thousands of U.S. Dollars
	2013			2013
	Gain (loss) before income tax expense	Income tax (expense) benefit	Gain (loss) after income tax expense	Gain (loss) before income tax expense	Income tax (expense) benefit	Gain (loss) after income tax expense
Net income			¥2,761,841			$29,381
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities	¥102,240	¥(33,376)	68,864	$1,087	$(354)	733

Total	102,240	(33,376)	68,864	1,087	(354)	733

Gain (loss) associated with employees’ retirement benefits	644,294	(228,389)	415,905	6,854	(2,429)	4,425
Reclassification adjustments for loss included in net income	71,957	(25,458)	46,499	766	(272)	494

Total	716,251	(253,847)	462,404	7,620	(2,701)	4,919

Other comprehensive income	818,491	(287,223)	531,268	8,707	(3,055)	5,652

Comprehensive income			¥3,293,109			$35,033

	Thousands of Yen
	2012
	Gain (loss) before income tax expense	Income tax (expense) benefit	Gain (loss) after income tax expense
Net income			¥3,044,826
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities	¥(10,237)	¥8,781	(1,456)
Reclassification adjustments for loss included in net income	9,696	(3,434)	6,262

Total	(541)	5,347	4,806

Gain (loss) associated with employees’ retirement benefits	(423,086)	167,941	(255,145)
Reclassification adjustments for loss included in net income	49,835	(17,073)	32,762

Total	(373,251)	150,868	(222,383)

Other comprehensive income	(373,792)	156,215	(217,577)

Comprehensive income			¥2,827,249

	Thousands of Yen
	2011
	Gain (loss) before income tax expense	Income tax (expense) benefit	Gain (loss) after income tax expense
Net income			¥3,516,776
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities	¥(69,214)	¥28,523	(40,691)

Total	(69,214)	28,523	(40,691)

Gain (loss) associated with employees’ retirement benefits	(443,337)	178,824	(264,513)
Reclassification adjustments for loss included in net income	16,844	(6,290)	10,554

Total	(426,493)	172,534	(253,959)

Other comprehensive income	(495,707)	201,057	(294,650)

Comprehensive income			¥3,222,126

The analysis of changes in equity under U.S. GAAP is as follows:

	Thousands of Yen			Thousands of U.S. Dollars
	2013	2012	2011	2013
Equity at beginning of year	¥17,953,299	¥16,837,910	¥15,379,047	$190,993
Total comprehensive income (net of tax)	3,293,109	2,827,249	3,222,126	35,033
Cash dividends	(5,466,872)	(1,711,860)	(1,710,752)	(58,159)
Noncontrolling interests			(52,511)

Equity at end of year	¥15,779,536	¥17,953,299	¥16,837,910	$167,867

The following is a summary of the significant adjustments made to equity and net income to reconcile the Japanese GAAP results with U.S. GAAP. The paragraphs below refer to the corresponding items set forth above.

a.	Business Combinations

Under Japanese GAAP, the Business Accounting Council issued a Statement of Opinion, “Accounting for Business Combinations” in October 2003 which was effective for fiscal years beginning on or after April 1, 2006. Before this statement, there was no specific accounting standard addressing accounting for business combinations; therefore, companies followed common business practices dictated by the Commercial Code of Japan (the “Code”), currently code of the Companies Act.

Under the purchase method generally applied by Japanese companies, goodwill is measured as the excess of purchase price over the carrying values of the individual assets acquired and liabilities assumed at the acquisition date. Subsequently, the goodwill is amortized on a straight-line basis over a number of years that may vary, depending on the nature of the acquired business.

Under U.S. GAAP, all business combinations (excluding combinations of entities under common control) are accounted for using the acquisition method as defined in ASC 805, “Business Combinations.” ASC 805 requires that the net assets, tangible and identifiable intangible assets less liabilities of the acquired company be recorded at fair value, with the excess of the cost of an acquired company over the fair value of the acquired net assets recorded as goodwill. Also, after the adoption of ASC 350, “Intangibles—Goodwill and Other,” goodwill and recognized indefinite-lived intangible assets in a business combination are not amortized, but are tested for impairment at least annually, as well as on an interim basis if events or changes in circumstances indicate that the goodwill or indefinite-lived intangible assets might be impaired. Separate intangible assets that are not deemed to have an indefinite life are amortized over their expected economic life and also tested for impairment.

In 2000, the Company purchased 100% of the outstanding common stock of KK Kizembo (“Kizembo”). In December 2005, the Company purchased 100% of the common stock of Yamato Corporation (“Yamato”). In July 2002, the Company purchased 100% of the common stock of Atlas Co. (“Atlas”) which owned 52.8% of the common stock of Mefos Co. (“Mefos”); subsequently, Atlas acquired the remaining 47.2% of common stock of Mefos in a series of step acquisitions that concluded in December 2005.

In March 2006, the Company and Atlas merged, with the Company as the surviving entity. As a result of the merger, the Company directly held 100% of the common stock of Mefos. Under Japanese GAAP, and in line with the Code, the Company consolidated the net carrying amount of the assets and liabilities of Mefos and wrote off the unamortized amount of goodwill related to the previous acquisition of Atlas and its subsidiary, Mefos.

Under U.S. GAAP, the March 2006 merger between the Company and Atlas was accounted for as a transfer of net assets or equity interests between entities under common control. Such transfer is accounted for by the receiving entity (the Company) at the carrying amounts, including goodwill in the accounts of the transferring entity (Atlas) at the date of the transfer. Consequently, the one-time accelerated goodwill amortization charge is reversed for U.S. GAAP reporting purposes.

On November 1, 2007, the Company completed its merger with Yamato.

On April 1, 2008, the Company completed its merger with its wholly owned subsidiaries, Kizembo and AIM Dining Support Co., Ltd. All assets and liabilities of these entities were transferred to the Company at the appropriate carrying amount and there is no impact on the Company’s consolidated financial statements or the reconciliation to U.S. GAAP.

Goodwill:

The following table presents the carrying amount of goodwill under Japanese GAAP and U.S. GAAP as of March 31, 2013 and 2012:

	Thousands of Yen					Thousands of U.S. Dollars
	2013					2013
	Japanese GAAP			U.S. GAAP		Japanese GAAP			U.S. GAAP
Acquired Company	Carrying Amount	Accumulated Amortization	Net Carrying Amount	Carrying Amount, Net of Impairment	Goodwill Related Reconciliation Item	Carrying Amount	Accumulated Amortization	Net Carrying Amount	Carrying Amount, Net of Impairment	Goodwill Related Reconciliation Item
Kizembo	¥482,935	¥(482,935)		¥332,018	¥332,018	$5,138	$(5,138)		$3,532	$3,532
Mefos	6,175,740	(5,519,219)	¥656,521	1,875,532	1,219,011	65,699	(58,715)	$6,984	19,952	12,968
Yamato	2,982,465	(2,386,753)	595,712	1,918,419	1,322,707	31,728	(25,391)	6,337	20,408	14,071

Total	¥9,641,140	¥(8,388,907)	¥1,252,233	¥4,125,969	¥2,873,736	$102,565	$(89,244)	$13,321	$43,892	$30,571

	Thousands of Yen
	2012
	Japanese GAAP			U.S. GAAP
Acquired Company	Carrying Amount	Accumulated Amortization	Net Carrying Amount	Carrying Amount, Net of Impairment	Goodwill Related Reconciliation Item
Kizembo	¥482,935	¥(482,935)		¥332,018	¥332,018
Mefos	6,175,740	(5,399,851)	¥775,889	1,875,532	1,099,643
Yamato	2,982,465	(2,188,183)	794,282	2,112,419	1,318,137

Total	¥9,641,140	¥(8,070,969)	¥1,570,171	¥4,319,969	¥2,749,798

For U.S. GAAP reporting purposes, the Company recognized goodwill impairment loss of ¥194,000 thousand ($2,063 thousand) for the year ended March 31, 2013 in connection with goodwill of Yamato, which represents the office coffee and tea services (the “OCS”) business reporting unit. Goodwill was impaired primarily due to reduced profitability of the OCS business reporting unit resulting from macro and micro economic factors surrounding the OCS business reporting unit.

The amount of the impairment was determined based on the estimated fair value of the OCS business reporting unit using a discounted cash flow model as compared to the carrying amount of the OCS business reporting unit, including goodwill.

For the years ended March 31, 2013, 2012 and 2011, the net income reconciliation item related to goodwill represents the reversal of the goodwill amortization charge amounting to ¥317,938 thousand ($3,382 thousand), ¥317,938 thousand and ¥317,938 thousand, respectively, recorded under Japanese GAAP and the recognition of goodwill impairment loss under U.S. GAAP as referred above.

Under Japanese GAAP, the estimated aggregate amortization expense for goodwill for the next five years is as follows:

Year Ending March 31	Thousands of Yen	Thousands of U.S. Dollars
2014	¥317,938	$3,382
2015	317,938	3,382
2016	317,938	3,382
2017	119,368	1,270
2018	119,368	1,270

Adjustment to intangible assets:

Under Japanese GAAP, the Company did not recognize identifiable intangible assets, other than goodwill, as part of purchase price allocation in a business combination.

In connection with the above-mentioned acquisitions, under U.S. GAAP, the Company recognized identifiable intangible assets and is amortizing those over the expected economic life of each intangible asset. The table below presents the gross carrying amount, accumulated amortization and net carrying amount, in total and by major class of intangible assets acquired in the above-mentioned business combinations as of March 31, 2013 and 2012:

	Thousands of Yen						Thousands of U.S. Dollars
	2013			2012			2013
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer contracts	¥7,366,836	¥(3,579,582)	¥3,787,254	¥7,366,836	¥(3,165,661)	¥4,201,175	$78,371	$(38,081)	$40,290
Trademarks	361,723		361,723	361,723		361,723	3,848		3,848

Total	¥7,728,559	¥(3,579,582)	¥4,148,977	¥7,728,559	¥(3,165,661)	¥4,562,898	$82,219	$(38,081)	$44,138

For the years ended March 31, 2013, 2012 and 2011, the net income reconciliation item related to intangible assets represents the intangible assets amortization charge recognized under U.S. GAAP amounting to ¥413,921 thousand ($4,403 thousand), ¥413,921 thousand and ¥413,921 thousand, respectively.

Customer contracts are being amortized on a straight-line basis over periods of 14 to 20 years. Trademarks are not amortized but are tested for impairment at least annually, as well as on an interim basis if events or changes in the circumstances indicate that the trademarks might be impaired.

Under U.S. GAAP, the estimated aggregate amortization expense for intangible assets acquired for the next five years is as follows:

Year Ending March 31	Thousands of Yen	Thousands of U.S. Dollars
2014	¥413,921	$4,403
2015	413,921	4,403
2016	413,921	4,403
2017	413,921	4,403
2018	413,921	4,403

Other adjustments in connection with business combinations:

The following table represents a summary of other adjustments in connection with the Yamato business combination as described above as of March 31, 2013 and 2012 and for the years ended March 31, 2011:

	Thousands of Yen			Thousands of U.S. Dollars
	2013	2012	2011	2013
	As of March 31, 2013	As of March 31, 2012	Year Ended March 31, 2011	As of March 31, 2013
Amortization of deferred revenue recognized under U.S. GAAP which was not recognized under Japanese GAAP (*)			¥7,793
Land	¥(24,423)	¥(24,423)		$(259)

Total	¥(24,423)	¥(24,423)	¥7,793	$(259)

(*)	Under Japanese GAAP, Yamato, the acquired company, had arrangements that required Yamato’s customers to pay a certain amount of revenue at the start of the contract prior to the acquisition date. These up-front payments were characterized as non-refundable and were related to services to be provided in future years. Yamato recognized these payments as revenue when cash is received. Under U.S. GAAP, the up-front payments are deferred over the longer of the contractual life of an arrangement or the customer relationship life. In addition, if the balance sheet of an acquired entity immediately before the acquisition date includes deferred revenue, the acquiring entity is required to recognize a liability if such deferred revenue represents a legal obligation assumed by the acquiring entity. The amount assigned to that liability is based on its estimated fair value at the acquisition date.

Business combinations adjustments summary:

The following table summarizes the U.S. GAAP adjustments related to the above-mentioned business combinations:

	Thousands of Yen					Thousands of U.S. Dollars
	2013		2012		2011	2013
	As of March 31, 2013	Year Ended March 31, 2013	As of March 31, 2012	Year Ended March 31, 2012	Year Ended March 31, 2011	As of March 31, 2013	Year Ended March 31, 2013
Goodwill	¥2,873,736	¥123,938	¥2,749,798	¥317,938	¥317,938	$30,571	$1,317
Intangible assets	4,148,977	(413,921)	4,562,898	(413,921)	(413,921)	44,138	(4,403)
Land and deferred revenue	(24,423)		(24,423)		7,793	(259)

Total	¥6,998,290	¥(289,983)	¥7,288,273	¥(95,983)	¥(88,190)	$74,450	$(3,086)

b. Accrued Vacation

Japanese GAAP does not specifically require a company to accrue liabilities for future compensated absences (short-term employee benefits). Under U.S. GAAP, in accordance with ASC 710, “Compensation—General,” absences such as vacations are accrued when earned by employees.

c. Employees’ Retirement Benefits

Japanese GAAP and U.S. GAAP follow similar principles in accounting for retirement benefit obligations; however, there are currently several differences in the detailed application of these principles (See Note g for Recent Accounting Pronouncements Adopted and to Be Adopted in Future Periods for Retirement Benefits in Japanese GAAP).

The following represent the most relevant differences between Japanese GAAP and U.S. GAAP in connection with assumptions used to calculate the pension liability:

(1)	Unlike U.S. GAAP, there is no corridor approach and actuarial gain or loss is always amortized under Japanese GAAP. Instead, Japanese GAAP allows the entity to use the same assumed discount rate as the prior year if it fluctuates within the permitted range as described in (3) below.

(2)	Under Japanese GAAP, the prior service credits of ¥37,370 thousand which were recognized as a result of amendments of the pension plans were included in net periodic pension credit entirely in the year ended March 31, 2011. Under U.S. GAAP, the prior service credit was recognized as a charge to other comprehensive income at the date of amendment and amortized as a component of net periodic pension cost over the average remaining service period. Unamortized prior service credits as of March 31, 2013 and March 31, 2012 were ¥210,783 thousand ($2,242 thousand) and ¥237,224 thousand, respectively, and were included in accumulated other comprehensive income.

(3)	Under Japanese GAAP, it is acceptable to select the same discount rate as the prior year as long as there would be only a minor difference between the projected benefit obligations estimated using the rate as of the balance sheet date and the one estimated using the prior year’s rate. However, there is no such exception under U.S. GAAP.

(4)	Under Japanese GAAP, it is not required to recognize the overfunded or underfunded status of a defined benefit postretirement plan in accumulated other comprehensive income in the balance sheet. Under U.S. GAAP, such amounts are recognized in accumulated other comprehensive income, net of tax, in the balance sheet, and also the actuarial gains or losses and prior service costs that arise during the period but are not recognized as components of net periodic benefit cost are recognized as a component of other comprehensive income.

The liability for employees’ retirement benefits at March 31, 2013 and 2012 under U.S. GAAP consisted of the following:

	Thousands of Yen		Thousands of U.S. Dollars
	2013	2012	2013
Projected benefit obligation	¥(9,575,689)	¥(9,400,986)	$(101,869)
Fair value of plan assets	7,198,328	6,232,419	76,578

Net liability under U.S. GAAP	(2,377,361)	(3,168,567)	(25,291)

Net liability under Japanese GAAP:
Employees’ retirement benefits	(1,109,515)	(1,218,329)	(11,803)
Prepaid pension costs	140,439	273,560	1,494

Total	(969,076)	(944,769)	(10,309)

Equity reconciliation item	¥(1,408,285)	¥(2,223,798)	$(14,982)

Under U.S. GAAP, the components of net periodic benefit costs for the years ended March 31, 2013, 2012 and 2011 are as follows:

	Thousands of Yen			Thousands of U.S. Dollars
	2013	2012	2011	2013
Service cost	¥676,744	¥656,630	¥648,075	$7,199
Interest cost	101,071	125,660	119,879	1,075
Amortization of prior service credit	(26,442)	(26,899)	(26,550)	(281)
Expected return on plan assets	(128,097)	(118,041)	(117,162)	(1,363)
Recognized actuarial loss	98,399	76,734	43,394	1,047

Net periodic benefit costs under U.S. GAAP	721,675	714,084	667,636	7,677
Net periodic benefit costs under Japanese GAAP	820,937	750,349	648,072	8,733

Net income reconciliation item	¥(99,262)	¥(36,265)	¥19,564	$(1,056)

The U.S. GAAP assumptions used for the years ended March 31, 2013, 2012 and 2011 are set forth below:

	2013	2012	2011
Discount rate	1.10%	1.10%	1.50%
Expected rate of return on plan assets	2.0%	2.0%	2.0%
Amortization period of prior service credit relating to the plan amendment	From 8 to 12 years	From 8 to 12 years	From 8 to 12 years
Recognition period of actuarial gain/loss	From 8 to 12 years	From 5 to 12 years	From 5 to 12 years

d. Capital Leases

Previously, Japanese GAAP permitted finance leases that did not transfer ownership of the leased property to a lessee to be accounted for as operating lease transactions if certain “as if capitalized” information was disclosed in the notes to the lessee’s financial statements. However, as explained in Note 2.m, the new accounting standard for lease required the Company to capitalize finance leases on its consolidated balance sheet.

Finance leases that do not transfer ownership and whose commencement day falls prior to the first year of implementation of this accounting standard may continue to be accounted for as an operating lease with required pro forma disclosure in the notes in accordance with an exception rule in the new accounting standard. Refer to Notes 2.m and 8.

U.S. GAAP requires the application of ASC 840, “Leases,” in order to determine whether a lease should be classified as an operating or capital lease. The Group analyzed its leases in accordance with the criteria specified in ASC 840 and determined that certain of its leases should be capitalized.

The following table presents a summary of the differences between Japanese GAAP and U.S. GAAP for lease-related assets and liabilities as of March 31, 2013, 2012 and 2011, and income statement related information for the years ended March 31, 2013, 2012 and 2011:

	Thousands of Yen			Thousands of U.S. Dollars
	2013	2012	2011	2013
Machinery and equipment	¥69,451	¥77,032	¥91,666	$739
Furniture and fixtures	533,333	886,733	1,211,962	5,674
Other assets	18,713	50,694	95,727	198
Accumulated depreciation	(285,510)	(608,492)	(1,006,895)	(3,037)
Lease obligation	(348,732)	(422,504)	(406,439)	(3,710)
Other long-term liabilities		85	471

Net impact on equity	¥(12,745)	¥(16,452)	¥(13,508)	$(136)

Reversal of operating lease expense	¥170,842	¥259,943	¥390,044	$1,817
Lease asset depreciation under U.S. GAAP	(158,839)	(253,049)	(367,066)	(1,690)
Lease related interest expense under U.S. GAAP	(8,296)	(9,838)	(15,262)	(88)

Lease related impact on net income before income tax	¥3,707	¥(2,944)	¥7,716	$39

e. Tax Effect of Adjustments

Accounting for income taxes in accordance with Japanese GAAP is substantially similar to accounting for income taxes in accordance with ASC 740, “Income Taxes.” Other than the deferred tax impact related to the U.S. GAAP reconciliation items, there is no material difference in connection with accounting for income taxes resulting from the application of U.S. GAAP.

The following table illustrates the impact on the Japanese GAAP deferred tax assets and liabilities in the Group’s consolidated balance sheets as a result of the U.S. GAAP adjustments as of March 31, 2013 and 2012:

	Thousands of Yen			Thousands of U.S. Dollars
	2013			2013
	Japanese GAAP Balances	ASC 740 Applied to U.S. GAAP Adjustments	U.S. GAAP Balances	Japanese GAAP Balances	ASC 740 Applied to U.S. GAAP Adjustments	U.S. GAAP Balances
Balance sheet:
Current deferred tax assets	¥1,814,557	¥906,836	¥2,721,393	$19,304	$9,647	$28,951
Non-current deferred tax assets	479,500	13,110	492,610	5,101	140	5,241
Non-current deferred tax liabilities		(970,427)	(970,427)		(10,324)	(10,324)

Net deferred tax assets	¥2,294,057	¥(50,481)	¥2,243,576	$24,405	$(537)	$23,868

	Thousands of Yen
	2012
	Japanese GAAP Balances	ASC 740 Applied to U.S. GAAP Adjustments	U.S. GAAP Balances
Balance sheet:
Current deferred tax assets	¥1,768,432	¥874,041	¥2,642,473
Non-current deferred tax assets	522,264	49,377	571,641
Non-current deferred tax liabilities		(863,378)	(863,378)

Net deferred tax assets	¥2,290,696	¥60,040	¥2,350,736

Tax effects arising from U.S. GAAP adjustments for the years ended March 31, 2013, 2012 and 2011 were charged or credited to the following items:

	Thousands of Yen			Thousands of U.S. Dollars
	2013	2012	2011	2013
Income taxes	¥143,326	¥226,435	¥173,776	$1,525
Other comprehensive income: employees’ retirement benefits	(253,847)	150,868	172,534	(2,701)

Total tax effects	¥(110,521)	¥377,303	¥346,310	$(1,176)

U.S. GAAP adjustments related to the reversal of goodwill amortization charges recorded under Japanese GAAP have no tax effects since they are not deductible for tax purposes under Japanese Tax Laws and Regulations.

f. Cash and Cash Equivalents

The adjustment in the statements of cash flows to U.S. GAAP from Japanese GAAP mainly consisted of certain lease transactions which are only accounted for as capital leases under U.S. GAAP. Lease payments related to such are presented in financing activities under U.S. GAAP rather than operating activities under Japanese GAAP.

The following table represents the Group’s condensed consolidated information related to the statements of cash flows under U.S. GAAP for the years ended March 31, 2013, 2012 and 2011:

	Thousands of Yen			Thousands of U.S. Dollars
	2013	2012	2011	2013
Net cash provided by operating activities	¥3,896,823	¥6,087,013	¥4,108,530	$41,456
Net cash provided by (used in) investing activities	1,916,363	(6,427,498)	(379,726)	20,387
Net cash used in financing activities	(5,929,428)	(4,155,591)	(184,352)	(63,079)

Net (decrease) increase in cash and cash equivalents	(116,242)	(4,496,076)	3,544,452	(1,236)
Cash and cash equivalents at beginning of year	7,825,451	12,321,527	8,777,075	83,249

Cash and cash equivalents at end of year	¥7,709,209	¥7,825,451	¥12,321,527	$82,013

g. Recent Accounting Pronouncements Adopted and to Be Adopted in Future Periods

U.S. GAAP

In October 2009, the FASB issued Accounting Standard Update regarding the accounting for multiple-deliverable arrangements, Accounting Standard Update No. 2009-13, “Revenue Recognition (Topic 605).” The guidance addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. The amendments in this guidance were effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The effect of the adoption of this guidance on the Company’s financial position and results of operations was immaterial.

In January 2010, the FASB issued Accounting Standard Update which requires an additional disclosure and clarifies existing disclosure requirements related to fair value measurements, Accounting Standard Update No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements.” The guidance requires additional disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and activity in Level 3 fair value measurement. This guidance also clarifies existing disclosure requirements regarding the level of disaggregation and valuation inputs and techniques. This guidance was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosure of the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which was effective for interim and annual reporting periods beginning after December 15, 2010. The adoption of this guidance had no impact on the Company’s financial position and results of operations.

In May 2011, the FASB issued Accounting Standard Update No. 2011-04, “Fair Value Measurement (Topic 820)—Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” The guidance amends the terms used in the requirements for fair value measurements and disclosures under ASC 820, “Fair Value Measurement.” It also amends certain principles and requirements of fair value measurements and disclosures, and expands the disclosure requirements. This guidance was effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance had no impact on the Company’s financial position and results of operations.

In June 2011, the FASB issued Accounting Standard Update No. 2011-05, “Comprehensive Income (Topic 220)—Presentation of Comprehensive Income.” The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in equity and requires that all non-owner changes in equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. This guidance was effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this provision had no impact on the Company’s financial position and results of operations.

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, “Intangibles—Goodwill and Other (Topic 350)—Testing Goodwill for Impairments.” The guidance allows companies an option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining if it is necessary to perform the two-step quantitative goodwill impairment test. Under the guidance, a reporting entity is no longer required to calculate the fair value of a reporting unit unless the entity determines, based on the qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The guidance was effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The effect of the adoption of this guidance on the Company’s financial position and results of operations was immaterial.

In December 2011, the FASB issued Accounting Standards Update No. 2011-11 “Balance sheet (Topic 210).” The guidance requires a reporting entity to disclose information about offsetting and related arrangements to enable financial statement users to understand the effect of such arrangements on the statement of financial position as well as to improve comparability of balance sheets prepared under U.S. GAAP and International Financial Reporting Standards. The guidance is required to be applied retrospectively and is effective for annual periods for fiscal years beginning on or after January 1, 2013. The Company does not expect its adoption will have a material impact on its financial position and results of operations.

In July 2012, the FASB issued Accounting Standards Update No. 2012-02, “Intangibles—Goodwill and Other (Topic 350) : Testing Indefinite-lived Intangible Assets for Impairment” The guidance allows entities an option to first assess qualitative factors to determine whether it is more likely than not that indefinite lived intangible assets are impaired as a basis for determining if it is necessary to perform the quantitative impairment test. Under the new guidance, entities are no longer required to calculate the fair value of the assets unless the entities determine, based on the qualitative assessment, that it is more likely than not that indefinite lived intangible assets is impaired. The new guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Company does not expect its adoption will have a material impact on its financial position and results of operations.

In February 2013, the FASB issued Accounting Standards Update No. 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income”. The guidance requires entities to report the significant reclassifications out of accumulated other comprehensive income if the amount is required to be reclassified in its entirety to net income. For other amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required that provide additional detail about those amounts.

In February 2013, the FASB issued Accounting Standard Update No. 2013-04, “Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (a consensus of the FASB Emerging Issues Task Force)”. This guidance requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors, plus any additional amount the reporting entity expects to pay on behalf of its co-obligors. The new guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company does not expect its adoption will have a material impact on its financial position and results of operations.

Japanese GAAP

In December 2009, the ASBJ issued Accounting Standard—ASBJ Statement No. 24, “Accounting Standard for Accounting Changes and Error Corrections” and ASBJ Implementation Guidance No. 24, “Guidance on Accounting Standard for Accounting Changes and Error Corrections.” This new standard and implementation guidance clarify the treatment for retrospective applications to past financial statements when changes in accounting policies, changes in presentations and corrections of prior period errors are made, as well as the treatment for changes in accounting estimates, as required in the global accounting standards. This standard and implementation guidance apply to accounting changes and corrections of prior period errors which are made after the beginning of the fiscal year beginning on or after April 1, 2011. The effect of adoption of this provision on the Company’s financial position and results of operations was immaterial.

In March 2011, the ASBJ issued Accounting Standard—ASBJ Statement No. 22, “Revised Accounting Standard for Consolidated Financial Statements”, ASBJ Guidance No. 15, “Revised Guidance on Disclosures about Certain Special Purpose Entities,” ASBJ Guidance No. 22, “Revised Guidance on Determining a Subsidiary and an Affiliate” and PITF No. 20, “Revised Practical Solution on Application of the Control Criteria and Influence Criteria to Investment Associations.” These revisions are aimed to provide a short-term improvement to the existing standards to address current treatment for certain special purpose entities. Those pronouncements will be effective for the annual periods beginning on or after April 1, 2013. Early adoption is permitted. The Company does not expect adoption of those pronouncements will have a significant impact on its financial position and results of operations.

In May 2012, the ASBJ issued Accounting Standard—ASBJ Statement No. 26, “Accounting Standard for Retirement Benefits” and ASBJ Guidance No. 25, “Guidance on Accounting Standard for Retirement Benefits.” The standard and the guidance replace previous standards and guidance for retirement benefits and include (a) recognition of actuarial gains and losses and past service costs to be recognized in profit and loss as other comprehensive income after adjusting for tax effects and the deficit or surplus would be recognized as a liability or asset, (b) the choice of the method of attributing expected benefit to periods between straight-line basis and benefit formula basis and (c) enhancement of disclosures. The standard and guidance will be effective for the end of annual periods beginning on or after April 1, 2013. The Company is currently evaluating the potential impact from adopting the standard and guidance on its financial position and results of operations.

ARAMARK Corporation

5.75% Senior Notes due 2020

Prospectus

                    , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The registration rights agreement relating to the securities of the registrants being registered hereby provides that ARAMARK Corporation will bear all expenses in connection with such registration. These expenses include printer expenses and legal and accounting fees in an approximate aggregate amount of $240,000.

Item 14.	Indemnification of Directors and Officers.

(a) ARAMARK Corporation, ARAMARK Holdings Corporation, Addison Concessions, Inc., ARAMARK Cleanroom Services (Puerto Rico) Inc., ARAMARK Construction Services, Inc., ARAMARK Executive Management Services USA, Inc., ARAMARK Food and Support Services Group, Inc., ARAMARK Healthcare Support Services of the Virgin Islands, Inc., ARAMARK Japan, Inc., ARAMARK Marketing Services Group, Inc., ARAMARK Organizational Services, Inc., ARAMARK RBI, Inc., ARAMARK SCM, Inc., ARAMARK Senior Notes Company, ARAMARK Services of Puerto Rico, Inc., ARAMARK SM Management Services, Inc., ARAMARK Uniform & Career Apparel Group, Inc., ARAMARK Uniform Manufacturing Company, ARAMARK Venue Services, Inc., COHR Holdings, Inc., COHR Inc., Delsac VIII, Inc., D.G. Maren II, Inc., Filterfresh Coffee Service, Inc., GTP Acquisition Co., MPBP Holdings, Inc., ReMedPar, Inc. and Van Houtte USA Holdings Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The amended and restated certificate of incorporation and bylaws of ARAMARK Corporation and the amended and restated certificate of incorporation and the amended and restated bylaws of ARAMARK Holdings Corporation provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment). We will also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of ARAMARK Corporation’s amended and restated certificate of incorporation and by-laws, and ARAMARK Holdings Corporation’s amended and restated certificate of incorporation, and amended and restated by-laws, agreement, vote of stockholders or directors or otherwise.

We maintain insurance to protect ourselves and our directors, officers and representatives against any such expense, liability or loss, whether or not we would have the power to indemnify him against such expense, liability or loss under the Delaware General Corporation Law.

(b) 1st & Fresh, LLC, ARAMARK Asia Management, LLC, ARAMARK Business & Industry, LLC, ARAMARK Business Center, LLC, ARAMARK Business Facilities, LLC, ARAMARK Campus, LLC, ARAMARK Cleanroom Services, LLC, ARAMARK Confection LLC, ARAMARK Construction and Energy Services, LLC, ARAMARK Correctional Services, LLC, ARAMARK CTS, LLC, ARAMARK Educational Group, LLC, ARAMARK Educational Services, LLC, ARAMARK Engineering Associates, LLC, ARAMARK Entertainment, LLC, ARAMARK Facilities Management, LLC, ARAMARK Facility Services, LLC, ARAMARK FHC Business Services, LLC, ARAMARK FHC Campus Services, LLC, ARAMARK FHC Correctional Services, LLC, ARAMARK FHC Healthcare Support Services, LLC, ARAMARK FHC Refreshment Services, LLC, ARAMARK FHC School Support Services, LLC, ARAMARK FHC Services, LLC, ARAMARK FHC Sports and Entertainment Services, LLC, ARAMARK FHC, LLC, ARAMARK Food Service LLC, ARAMARK FSM, LLC, ARAMARK Healthcare Support Services, LLC, ARAMARK Healthcare Technologies, LLC, ARAMARK/HMS, LLC, ARAMARK India Holdings LLC, ARAMARK Industrial Services, LLC, ARAMARK Management, LLC, ARAMARK North Carolina Technical Services, LLC, ARAMARK Processing, LLC, ARAMARK Qatar, LLC, ARAMARK Rail Services, LLC, ARAMARK RAV, LLC, ARAMARK Refreshment Services, LLC, ARAMARK Refreshment Services of Tampa, LLC, ARAMARK Schools Facilities, LLC, ARAMARK Schools, LLC, ARAMARK Senior Living Services, LLC, ARAMARK SMMS LLC, ARAMARK SMMS Real Estate LLC, ARAMARK Sports and Entertainment Group, LLC, ARAMARK Sports and Entertainment Services, LLC, ARAMARK Sports, LLC, ARAMARK Sports Facilities, LLC, ARAMARK Summer Games 1996, LLC, ARAMARK Togwotee, LLC, ARAMARK U.S. Offshore Services, LLC, ARAMARK Uniform & Career Apparel, LLC, ARAMARK Uniform Services (Baltimore) LLC, ARAMARK Uniform Services (Carmelo) LLC, ARAMARK Uniform Services (Matchpoint) LLC, ARAMARK Uniform Services (Midwest) LLC, ARAMARK Uniform Services (Texas) LLC, ARAMARK Uniform Services (Rochester) LLC, ARAMARK Uniform Services (Santa Ana) LLC, ARAMARK Uniform Services (Syracuse) LLC, ARAMARK Uniform Services (West Adams) LLC, ARAMARK WTC, LLC, Filterfresh Franchise Group, LLC, Fine Host Holdings, LLC, Harrison Conference Associates, LLC, Harry M. Stevens, LLC, Landy Textile Rental Services LLC, Lifeworks Restaurant Group, LLC, New ARAMARK, LLC and Potomac Coffee, LLC are each limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

In accordance with this provision the operating agreement of ARAMARK Engineering Associates LLC provides that subject to certain limitations and conditions each Person (“Indemnified Person”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (“Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, because the Indemnified Person was or is a Member or an officer of the Company or the Indemnified Person was or is the legal representative of or a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a Member or of an officer of the Company, shall be indemnified by the Company against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys’ fees) actually incurred by such Indemnified Person in connection with such Proceeding, provided that the Indemnified Person acted in good faith and in a manner that the Indemnified Person reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the Indemnified Person had reasonable cause to believe that his or her conduct was unlawful.

(c) ARAMARK Aviation Services Limited Partnership and ARAMARK Management Services Limited Partnership are each limited partnerships organized under the laws of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. Section 15-110 of the Delaware Limited Partnership Act provides that a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The ARAMARK Management Services Agreement of Limited Partnership provides that to the fullest extent permitted by law, the partnership shall indemnify any person (the “Person”) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that the Person is or was a general partner or a stockholder, director, officer or employee of a general partner, or is or was serving at the request of a general partner or the partnership as a stockholder, director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, unless such Person failed to act in good faith and in a manner that such Person actually believed to be in or not opposed to the best interests of the partnership. The indemnification shall continue as to any Person who has ceased to serve in any or all of the foregoing capacities and shall inure to the benefit of the heirs, executors and administrators of any deceased person. The right to this indemnification shall be deemed a contract right and shall include the right to be advanced currently the expenses incurred in connection with any such action, suit or proceeding.

If a claim under the previous paragraph is not paid in full by the partnership within 60 days after a written claim has been received by the partnership, except in the case of a claim for the advancement of expenses incurred in connection with any action, suit or proceeding in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the partnership to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the partnership to recover the advancement of expenses incurred in connection with any action, suit or proceeding, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such a claim. The right to indemnification and the advancement of expenses shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, act of the limited partners or otherwise.

The partnership may maintain insurance, at its expense, to protect any person against any expense, liability or loss, whether or not the partnership would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

The partnership may, to the extent authorized from time to time by the managing general partner, grant rights to indemnification and the advancement of expenses to any employee or agent of the partnership or any affiliate lesser than or coextensive with the rights set forth above in this Section.

In no event may an indemnitee subject a limited partner to personal liability by reason of these indemnification provisions.

An indemnitee shall not be denied indemnification in whole or in part because the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(d) Old Time Coffee Co. and Shoreline Operating Company, Inc. are incorporated under the laws of California.

Under Section 317 of the California General Corporation Law (“CGCL”), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized under Section 317.

The articles of incorporation of Shoreline Operating Company, Inc. provides that the corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.

(e) L&N Uniform Supply Co., LLC, Lake Tahoe Cruises, LLC, Paradise Hornblower, LLC and Tahoe Rocket LP are each limited liability companies organized under the laws of California.

Under Section 17153 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against on incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The amended and restated operating agreement of Paradise Hornblower, LLC provides that the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such Member is or was a Member, Manager, officer, employee or other agent of the Company or that, being or having been such a Member, Manager, officer, employee or agent, such Member is or was serving at the request of the Company as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “agent”), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The Managers shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Managers deem appropriate in their business judgment.

(f) American Snack & Beverage, LLC is a limited liability company organized under the laws of Florida.

Section 608.4229 of the Florida Limited Liability Company Act provides that a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608-426 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

Section 607.0850 of the Florida Business Corporation Act provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Florida corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

(g) ARAMARK Services Management of HI, Inc. is incorporated under the laws of Hawaii.

Section 414-242 through 246 of the Hawaii Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if: the individual conducted the individual’s self in good faith and the individual reasonably believed: (i) in the case of conduct of official capacity, that the individual’s conduct was in the best interests of the corporation; and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Notwithstanding the foregoing, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Furthermore, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

(h) ARAMARK Kitty Hawk, Inc. is incorporated under the laws of Idaho.

Under Sections 30-1-851 and 30-1-852 of the Idaho Business Corporation Act, an Idaho corporation: (1) shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding; (2) may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if the officer or director conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all cases, that his conduct was at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by section 30-1-202(2)(e), Idaho Code; and (3) may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director; and if he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or liability arising out of conduct that constitutes receipt by him of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

(i) ARAMARK Distribution Services, Inc., ARAMARK Services Management of IL, Inc. and Harrison Conference Center of Lake Bluff, Inc. are each incorporated under the laws of Illinois.

Under Section 8.75 of the Illinois Business Corporation Act of 1983, as amended, (the “IBA”) a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the IBA.

(j) ARAMARK Facility Management Corporation of Iowa is incorporated under the laws of Iowa.

Sections 851 and 856 of the Iowa Business Corporation Act (the “IBCA”) provides that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe that his or her conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation on the basis that the director received a financial benefit to which the director was now entitled, whether or not involving action in the director’s official capacity.

(k) ARAMARK FHC Kansas, Inc., ARAMARK Food Service Corporation of Kansas and ARAMARK Services of Kansas, Inc. are incorporated under the laws of Kansas.

Section 17-6305 of the Kansas General Corporation Law provides that a corporation may indemnify any person who was or is, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Section 17-6305 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 17-6305 also provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful in defense of any action, suit or proceeding referred to above, such person shall be indemnified against expenses actually and reasonably incurred in connection therewith, including attorney fees and that the indemnification and advancement of expenses provided by, or granted pursuant to Section 17-6305 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

(l) Harrison Conference Services of Massachusetts, LLC and Harrison Conference Services of Wellesley, LLC are each limited liability companies organized under the laws of Massachusetts.

Section 8 of the Massachusetts Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or manager.

No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

The certificate of organization or a written operating agreement may eliminate or limit the personal liability of a member or manager for breach of any duty to the limited liability company or to another member or manager.

(m) ARAMARK Services Management of MI, Inc. and Restaura, Inc. are each incorporated under the laws of Michigan.

Section 450.1561 of Michigan’s Business Corporation Act provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

(n) Genesis Technology Partners, LLC is a limited liability company organized under the laws of Nebraska.

Sections 21-110(f) and 21-137 of the Nebraska Uniform Limited Liability Company Act gives Nebraska limited liability companies broad powers to indemnify any member or manager or former member or manager against any debt, obligation, or other liability, except for breaches of duties and other matters set forth in the Nebraska Uniform Limited Liability Company Act.

(o) Travel Systems, LLC is a limited liability company organized under the laws of Nevada.

Under Section 86.411 of the Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 86.421 of the Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a manager, member, employee or agent of a limited-liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 86.411 or 86.421 or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under such Sections, unless ordered by a court or advanced pursuant to Section 86.441, may be made by the limited-liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made (a) by the members or managers as provided in the articles of organization or the operating agreement, (b) if there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding, (c) if a majority in interest of the members who are not parties to the action, suit or proceeding so order, by independent legal counsel in a written opinion or (d) if members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(p) ARAMARK Services Management of NJ, Inc., Harrison Conference Services of Princeton, Inc. and Harry M. Stevens, Inc. of New Jersey are each incorporated under the state of New Jersey.

Section 14A of the Business Corporation Act (the “BCA”) states that any corporation organized for any purpose under any general or special law of New Jersey shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

(q) Harrison Conference Center of Glen Cove, Inc. is incorporated under the laws of New York.

The New York Business Corporation Law (“BCL”), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors. Indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

A corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. A corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

The articles of incorporation of Harrison Conference Center of Glen Cove, Inc. provides that (a) any person, made a party to an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, may be indemnified against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation under Section 717 of the New York

Business Corporation Law. (b) The indemnification authorized under paragraph (a) shall in no case include: (1) Amounts paid in settling or otherwise disposing of a threatened action, or a pending action with or without court approval; or (2) Expenses incurred in defending a threatened action, or a pending action which is settled or otherwise disposed of without court approval.

Any person, made, or threatened to be made a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator, or intestate, was a director or officer of the Corporation, or served such other corporation in any capacity, may be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

(r) ARAMARK Technical Services North Carolina, Inc. is incorporated under the laws of North Carolina.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee conducted himself in good faith, reasonably believed that his conduct in his official capacity with the corporation was in the best interests of the corporation or that in all other cases his conduct at least was not opposed to the corporation’s best interests, and in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

A corporation may not indemnify a director, officer, agent or employee under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director, officer, agent or employee was adjudged liable to the corporation or in connection with a proceeding in which a director, officer, agent or employee was adjudged liable on the basis of having received an improper personal benefit. In addition, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of such capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless limited by its articles of incorporation, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he is or was a director of officer of the corporation against reasonable expenses incurred in connection with the proceeding. Unless a corporation’s articles of incorporation provide otherwise, a director or officer also may apply for and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56. Finally,

Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party.

The bylaws of the North Carolina Registrant provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than a proceeding by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. “Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that are in the interest of the participants and beneficiaries of the employee benefit plan.

(s) Harrison Conference Services of North Carolina, LLC is a limited liability company organized under the laws of North Carolina.

Section 57C-3-32 of the North Carolina Limited Liability Company Act provides that the articles of organization or a written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty (provided for in Section 57C-3-22 other than liability under 57C-4-07) as manager, director, or executive and provides for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive.

No provision permitted under this section shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for: (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date the provision became effective, except that indemnification may be provided if approved by all the members.

(t) ARAMARK Services Management of OH, Inc. is incorporated under the laws of Ohio.

Section 1701.13(E) of the Ohio Revised Code sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 1701.13(E) provides that a corporation shall have the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in as a director, trustee, officer, employee, member, manager, or agent of another corporation domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful.

With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13(E) on a basis similar to that set forth above, except that no indemnity may be provided in respect of certain claims, including any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in performing his or her duty to the corporation unless and to the extent that the Court of Common Pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Moreover, Section 1701.13(E) provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified.

Section 1701.13(E) establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13(E) is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any articles, regulations, agreement, vote of shareholders or disinterested directors or otherwise.

(u) ARAMARK American Food Services, LLC is a limited liability company organized under the laws of Ohio.

Section 1705.32 of the Ohio Limited Liability Company Act provides that a limited liability company may indemnify or agree to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding, other than an action by or in right of the company, because he is or was a manager, member, partner, officer, employee, or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. The company may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement that actually and reasonably were incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

With respect to a suit by or in the right of the company, indemnity may be provided to the foregoing persons under Section 1705.32 on a basis similar to that set forth above, except that no indemnity may be provided in respect of certain claims, including any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and to the extent that the Court of Common Pleas or the court in which such action or suit was brought determines, upon application, that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Moreover, Section 1705.32 provides for mandatory indemnification of a manager, officer, employee or agent of a limited liability company to the extent that such person has been successful in defense of any claim, issue, or matter in an action, suit or proceeding referred to in those divisions, he shall be indemnified against expenses, including attorney’s fees, that were actually and reasonably incurred by him in connection with the action suit and proceeding.

(v) ARAMARK Consumer Discount Company, Harry M. Stevens, Inc. of Penn. and MyAssistant, Inc. are each incorporated under the laws of Pennsylvania.

Under Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), subject to certain limitations, a corporation has the power to indemnify directors, officers and other parties under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a representative of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Expenses incurred by parties in defending any action may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the party to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

(w) ARAMARK Services Management of SC, Inc. is incorporated under the laws of South Carolina.

Under Sections 33-8-510 and 33-8-520 of the South Carolina Business Corporation Act, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may not indemnify a director under this section in connection with a proceeding by or in right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

(x) ARAMARK Healthcare Support Services of Texas, Inc. and, Brand Coffee Service, Inc. are incorporated under the laws of Texas.

Section 8.051 of Texas Business Organization Code states that: (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 states that (a) on application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith;

(B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 states that (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

(y) ARAMARK Business Dining Services of Texas, LLC, ARAMARK Educational Services of Texas, LLC, ARAMARK Food Service of Texas, LLC and ARAMARK Sports and Entertainment Services of Texas, LLC are each limited liability companies organized under the laws of Texas.

Section 2.20 of the Texas Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or in its regulations, a limited liability company shall have the power to indemnify members and managers, officers and other persons and purchase and maintain liability insurance for such persons.

(z) ARAMARK Educational Services of Vermont, Inc. is incorporated under the laws of Vermont.

Section 8.51 of the Vermont Business Corporation Act (the “VBCA”) permits a corporation to indemnify an individual who is or was a director against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in that capacity if: (i) the director conducted himself or herself in good faith, (ii) the director reasonably believed that his or her conduct, in an official capacity with the corporation, was in the best interests of the corporation and, in all other cases, the conduct was at least not opposed to its best interests, and (iii) in a proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre is not, of itself, determinative that the director did not meet the standard of conduct necessary for indemnification. Notwithstanding the foregoing, a corporation may not indemnify a director if the director was adjudged liable to the corporation in a proceeding by or in the right of a corporation, or on the basis that a personal benefit was improperly received by the director in a proceeding charging improper personal benefit to the director. In addition, Section 8.52 of the VBCA provides that, unless limited in a corporation’s charter, a corporation shall indemnify its directors who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the directors are parties by reason of their service in those capacities against reasonable expenses incurred in connection with the proceeding.

(aa) Overall Laundry Services, Inc. incorporated under the laws of Washington.

Sections 23B.08.510 through 23B.08.600 of the Washington Business Corporation Act contain specific provisions relating to the indemnification of directors and officers of Washington corporations. Section 23B.08.510 provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed: (i) in the case of conduct in his official capacity with the limited liability company, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of conduct that was not opposed to the best interests of the corporation.

Under Section 23B.08.510 a corporation may not indemnify a director in connection with a proceeding by or in right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action it the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Section 23B.08.520 provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 23B.08.540 provides for court ordered indemnification in certain circumstances listed in the statute and Section 23B.08.570 provides that unless the articles of incorporation of a corporation provides otherwise an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 23B.08.520 and is entitled to apply for court ordered indemnification under Section 23B.08.540 in each case to the same extent as a director.

The articles of incorporation of Overall Laundry Services, Inc. provides that in furtherance of and not in limitation of the general powers conferred by the State Laws of Washington, the corporation shall also have the power to indemnify directors, trustees, officers, employees or agents of the corporation in any manner and with respect to any matter now or hereafter permitted by statute.

(bb) ARAMARK Services Management of WI, Inc., is incorporated under the laws of Wisconsin.

Under Section 180.0851 of the Wisconsin Business Corporation Law, a corporation shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In all other cases, the corporation shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the corporation, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the corporation’s articles of incorporation or bylaws.

Section 180.0859 of the Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the Wisconsin Business Corporation Law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

(cc) ARAMARK Capital Asset Services, LLC and Kowalski-Dickow Associates, LLC are each limited liability companies organized under the laws of the state of Wisconsin.

Section 183.0106(2) of the Wisconsin Limited Liability Company Act permits a limited liability company to indemnify a member, manager, employee, officer or agent or any other person. Section 183.0403(2) provides that a company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the limited liability company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager.

Item. 15.	Recent Sales of Unregistered Securities.

Equity Securities

During the fiscal year ended September 27, 2013, we granted to certain of our employees (i) 4,769,764 time-based stock options, (ii) 462,500 performance-based stock options, (iii) 350,000 installment stock purchase opportunities, (iv) 1,247,056 restricted stock units and (v) 42,462 deferred stock units. These securities were issued under the Company’s equity incentive plan without registration in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 701 promulgated thereunder.

On July 29, 2013 we closed an exchange offer for our outstanding installment stock purchase opportunities. In the exchange offer, 51 employees exchanged 1,334,000 installment stock purchase opportunities for 225,262 shares of restricted stock and 1,108,738 time based stock options. These securities were issued under the Company’s equity incentive plan without registration in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 701 promulgated thereunder.

During the fiscal year ended September 28, 2012, we granted to certain of our employees (i) 2,699,000 time-based stock options, (ii) 2,699,000 performance-based stock options, (iii) 920,000 installment stock purchase opportunities, (iv) 3,500,000 Seamless unit options, and (v) 34,480 deferred stock units. These securities were issued under the Company’s equity incentive plans without registration in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 701 promulgated thereunder.

During the fiscal year ended September 30, 2011, we granted to certain of our employees (i) 2,112,000 time-based stock options, (ii) 2,112,000 performance-based stock options, (iii) 1,000,000 installment stock purchase opportunities, (iv) 6,000,000 Seamless unit options, and (v) 71,594 deferred stock units. These securities were issued under the Company’s equity incentive plans without registration in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 701 promulgated thereunder.

Debt Securities

On March 7, 2013, ARAMARK Corporation issued $1,000,000,000 5.75% Senior Notes due 2020 at a price of 100.00% of their face value resulting in approximately $986.8 million of gross proceeds, which was used, together with other funds of the Company, to fund cash tender offers for certain of our notes and to fund fees, expenses and premiums in connection with certain amendments to our senior credit agreement. The initial purchasers for these notes were Goldman, Sachs & Co., J.P. Morgan Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Rabo Securities USA, Inc., PNC Capital Markets LLC, Santander Investment Securities Inc. and SMBC Nikko Capital Markets Limited.

On April 28, 2011, we issued $600,000,000 8.625%/9.375% Senior Notes due 2016 at a price of 99.00% of their face value resulting in approximately $579.5 million of gross proceeds, which was used along with borrowings under the extended U.S. dollar revolving credit facility to make a $711.7 million distribution to our stockholders and to pay fees and expenses related to the extension of our revolving credit facility. The initial purchasers for these notes were J.P. Morgan Securities LLC, Goldman, Sachs & Co., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, PNC Capital Markets LLC and Santander Investments Securities Inc.

Each of the above offerings of debt securities was offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. investors outside the United States in compliance with Regulation S of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

(b) Financial Statement Schedules

See Index to Consolidated Financial Statements at page F-1.

Item 17.	Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offered in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK HOLDINGS CORPORATION

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds and Harold Dichter and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Joseph Neubauer Joseph Neubauer	Chairman of the Board and Director

/s/ Eric J. Foss Eric J. Foss	Chief Executive Officer, President and Director

/s/ L. Frederick Sutherland L. Frederick Sutherland	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Joseph Munnelly Joseph Munnelly	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Todd M. Abbrecht Todd M. Abbrecht	Director

/s/ Lawrence T. Babbio, Jr. Lawrence T. Babbio, Jr.	Director

/s/ David A. Barr David A. Barr	Director

Signature	Capacity

/s/ Leonard S. Coleman, Jr. Leonard S. Coleman, Jr.	Director

/s/ Daniel J. Heinrich Daniel J. Heinrich	Director

/s/ James E. Ksansnak James E. Ksansnak	Director

/s/ Sanjeev Mehra Sanjeev Mehra	Director

/s/ Stephen P. Murray Stephen P. Murray	Director

/s/ Stephen Sadove Stephen Sadove	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CORPORATION

By:	/s/ Eric J. Foss
Name:	Eric J. Foss
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Eric J. Foss Eric J. Foss	Chief Executive Officer and President (Principal Executive Officer) and Director

/s/ L. Frederick Sutherland L. Frederick Sutherland	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Joseph Neubauer Joseph Neubauer	Chairman of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

1ST & FRESH, LLC

By:	/s/ Gary Crompton
Name:	Gary Crompton
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Gary Crompton Gary Crompton	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ADDISON CONCESSIONS, INC.

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

AMERICAN SNACK & BEVERAGE, LLC

By:	/s/ Mike Walsh
Name:	Mike Walsh
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mike Walsh Mike Walsh	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK AMERICAN FOOD SERVICES, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK ASIA MANAGEMENT, LLC

By:	/s/ Martin K. Welch
Name:	Martin K. Welch
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Martin K. Welch Martin K. Welch	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Japan, Inc., the Sole Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK AVIATION SERVICES LIMITED PARTNERSHIP

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer, ARAMARK SMMS LLC, the General Partner

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member of ARAMARK SMMS LLC, the General Partner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK BUSINESS & INDUSTRY, LLC

By:	/s/ Gary Crompton
Name:	Gary Crompton
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Gary Crompton Gary Crompton	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK BUSINESS CENTER, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK BUSINESS DINING SERVICES OF TEXAS, LLC

By:	/s/ Gary Crompton
Name:	Gary Crompton
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Gary Crompton Gary Crompton	President (Principal Executive Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK BUSINESS FACILITIES, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	President (Principal Executive Officer) and Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CAMPUS, LLC

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer) and Director of ARAMARK Corporation, the indirect controlling Member

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CAPITAL ASSET SERVICES, LLC

By:	/s/ Kenneth Sandifer
Name:	Kenneth Sandifer
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Kenneth Sandifer Kenneth Sandifer	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CLEANROOM SERVICES (PUERTO RICO), INC.

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CLEANROOM SERVICES, LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CONFECTION, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CONSTRUCTION AND ENERGY SERVICES, LLC

By:	/s/ Mark Nelson
Name:	Mark Nelson
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mark Nelson Mark Nelson	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CONSTRUCTION SERVICES, INC.

By:	/s/ Mark Nelson
Name:	Mark Nelson
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mark Nelson Mark Nelson	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CONSUMER DISCOUNT COMPANY

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	President and Treasurer (Principal Executive Officer and Principal Financial Officer) and Sole Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CORRECTIONAL SERVICES, LLC

By:	/s/ John Hanner
Name:	John Hanner
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ John Hanner John Hanner	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK CTS, LLC

By:	/s/ Kenneth Sandifer
Name:	Kenneth Sandifer
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Kenneth Sandifer Kenneth Sandifer	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Corporation, the Sole Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK DISTRIBUTION SERVICES, INC.

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK EDUCATIONAL GROUP, LLC

By:	/s/ Mark Nelson
Name:	Mark Nelson
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mark Nelson Mark Nelson	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Corporation, the Sole Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK EDUCATIONAL SERVICES OF TEXAS, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer), Director of ARAMARK Corporation, the indirect controlling Member and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK EDUCATIONAL SERVICES OF VERMONT, INC.

By:	/s/ Mark Nelson
Name:	Mark Nelson
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mark Nelson Mark Nelson	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK EDUCATIONAL SERVICES, LLC

By:	/s/ Mark Nelson
Name:	Mark Nelson
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mark Nelson Mark Nelson	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Corporation, the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK ENGINEERING ASSOCIATES, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK SM Management Services, Inc., the Sole Member, and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK ENTERTAINMENT, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Corporation, the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK EXECUTIVE MANAGEMENT SERVICES USA, INC.

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer) and Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FACILITIES MANAGEMENT, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Corporation, the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FACILITY MANAGEMENT CORPORATION OF IOWA

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FACILITY SERVICES, LLC

By:	/s/ Joseph J. Tinney, Jr.
Name:	Joseph J. Tinney, Jr.
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Joseph J. Tinney, Jr. Joseph J. Tinney, Jr.	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Corporation, the Sole Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FHC BUSINESS SERVICES, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer), Director of ARAMARK Corporation, the indirect controlling Member and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FHC CAMPUS SERVICES, LLC

By:	/s/ Mark Nelson
Name:	Mark Nelson
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mark Nelson Mark Nelson	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FHC CORRECTIONAL SERVICES, LLC

By:	/s/ John Hanner
Name:	John Hanner
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ John Hanner John Hanner	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FHC HEALTHCARE SUPPORT SERVICES, LLC

By:	/s/ Michael Leone
Name:	Michael Leone
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Michael Leone Michael Leone	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FHC KANSAS, INC.

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FHC REFRESHMENT SERVICES, LLC

By:	/s/ Mike Walsh
Name:	Mike Walsh
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mike Walsh Mike Walsh	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FHC SCHOOL SUPPORT SERVICES, LLC

By:	/s/ Jeffrey Gilliam
Name:	Jeffrey Gillian
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Jeffrey Gilliam Jeffrey Gilliam	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Financial Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FHC SERVICES, LLC

By:	/s/ Joseph M. Munnelly
Name:	Joseph M. Munnelly
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Joseph M. Munnelly Joseph M. Munnelly	President and Assistant Treasurer (Principal Executive Officer and Principal Accounting Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FHC SPORTS AND ENTERTAINMENT SERVICES, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FHC, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FOOD AND SUPPORT SERVICES GROUP, INC.

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer) and Director

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FOOD SERVICE CORPORATION OF KANSAS

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FOOD SERVICE OF TEXAS, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FOOD SERVICE, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK FSM, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK HEALTHCARE SUPPORT SERVICES OF TEXAS, INC.

By:	/s/ Michael Leone
Name:	Michael Leone
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Michael Leone Michael Leone	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Director and Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK HEALTHCARE SUPPORT SERVICES OF THE VIRGIN ISLANDS, INC.

By:	/s/ Michael Leone
Name:	Michael Leone
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Michael Leone Michael Leone	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK HEALTHCARE SUPPORT SERVICES, LLC

By:	/s/ Michael Leone
Name:	Michael Leone
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Michael Leone Michael Leone	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK HEALTHCARE TECHNOLOGIES, LLC

By:	/s/ Kenneth Sandifer
Name:	Kenneth Sandifer
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Kenneth Sandifer Kenneth Sandifer	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK INDIA HOLDINGS LLC

By:	/s/ Martin K. Welch
Name:	Martin K. Welch
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Martin K. Welch Martin K. Welch	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK INDUSTRIAL SERVICES, LLC

By:	/s/ Joseph J. Tinney, Jr.
Name:	Joseph J. Tinney, Jr.
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Joseph J. Tinney, Jr. Joseph J. Tinney, Jr.	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK JAPAN, INC.

By:	/s/ Martin K. Welch
Name:	Martin K. Welch
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Martin K. Welch Martin K. Welch	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK KITTY HAWK, INC.

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK MANAGEMENT, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	President (Principal Executive Officer) and Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK MARKETING SERVICES GROUP, INC.

By:	/s/ John Orobono
Name:	John Orobono
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ John Orobono John Orobono	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK MANAGEMENT SERVICES LIMITED PARTNERSHIP

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer, ARAMARK SMMS LLC, the General Partner

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member of ARAMARK SMMS LLC, the General Partner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK NORTH CAROLINA TECHNICAL SERVICES, LLC

By:	/s/ Mark Nelson
Name:	Mark Nelson
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mark Nelson Mark Nelson	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK ORGANIZATIONAL SERVICES, INC.

By:	/s/ Joseph M. Munnelly
Name:	Joseph M. Munnelly
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Joseph M. Munnelly Joseph M. Munnelly	President (Principal Executive Officer and Principal Accounting Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK PROCESSING, LLC

By:	/s/ Joseph J. Tinney, Jr.
Name:	Joseph J. Tinney, Jr.
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Joseph J. Tinney, Jr. Joseph J. Tinney, Jr.	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and serving as Principal Accounting Officer

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK QATAR, LLC

By:	/s/ Martin K. Welch
Name:	Martin K. Welch
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Martin K. Welch Martin K. Welch	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK RAIL SERVICES, LLC

By:	/s/ Joseph J. Tinney, Jr.
Name:	Joseph J. Tinney, Jr.
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Joseph J. Tinney, Jr. Joseph J. Tinney, Jr.	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK RAV, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member, and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK RBI, INC.

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK REFRESHMENT SERVICES OF TAMPA, LLC

By:	/s/ Mike Walsh
Name:	Mike Walsh
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mike Walsh Mike Walsh	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK REFRESHMENT SERVICES, LLC

By:	/s/ Mike Walsh
Name:	Mike Walsh
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mike Walsh Mike Walsh	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SCHOOLS FACILITIES, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	President (Principal Executive Officer) and Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SCHOOLS, LLC

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer) and Director of ARAMARK Corporation, the indirect controlling Member

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SCM, INC.

By:	/s/ John Orobono
Name:	John Orobono
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ John Orobono John Orobono	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SENIOR LIVING SERVICES, LLC

By:	/s/ Michael Leone
Name:	Michael Leone
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Michael Leone Michael Leone	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SENIOR NOTES COMPANY

By:	/s/ Joseph M. Munnelly
Name:	Joseph M. Munnelly
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Joseph M. Munnelly Joseph M. Munnelly	President (Principal Executive Officer and Principal Accounting Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SERVICES MANAGEMENT OF HI, INC.

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer and Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer) and Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SERVICES MANAGEMENT OF IL, INC.

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer and Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer) and Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SERVICES MANAGEMENT OF MI, INC.

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer and Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer) and Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SERVICES MANAGEMENT OF NJ, INC.

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer and Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer) and Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SERVICES MANAGEMENT OF OH, INC.

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer and Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer) and Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SERVICES MANAGEMENT OF SC, INC.

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer and Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer) and Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SERVICES MANAGEMENT OF WI, INC.

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer and Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer) and Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SERVICES OF KANSAS, INC.

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SERVICES OF PUERTO RICO, INC.

By:	/s/ Gary Crompton
Name:	Gary Crompton
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Gary Crompton Gary Crompton	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SM MANAGEMENT SERVICES, INC.

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	President and Treasurer (Principal Executive Officer and Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SMMS LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SMMS REAL ESTATE LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SPORTS AND ENTERTAINMENT GROUP, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SPORTS AND ENTERTAINMENT SERVICES OF TEXAS, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SPORTS AND ENTERTAINMENT SERVICES, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SPORTS FACILITIES, LLC

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer) and Director of ARAMARK Corporation, the indirect controlling Member

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SPORTS, LLC

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer) and Director of ARAMARK Corporation, the indirect controlling Member

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK SUMMER GAMES 1996, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK TECHNICAL SERVICES NORTH CAROLINA, INC.

By:	/s/ Mark Nelson
Name:	Mark Nelson
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mark Nelson Mark Nelson	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK TOGWOTEE, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK U.S. OFFSHORE SERVICES, LLC

By:	/s/ Joseph M. Munnelly
Name:	Joseph M. Munnelly
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Joseph M. Munnelly Joseph M. Munnelly	President and Assistant Treasurer (Principal Executive Officer and Principal Accounting Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM & CAREER APPAREL GROUP, INC.

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM & CAREER APPAREL, LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the Sole Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM MANUFACTURING COMPANY

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM SERVICES (BALTIMORE), LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM SERVICES (CARMELO) LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM SERVICES (MATCHPOINT), LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM SERVICES (MIDWEST), LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM SERVICES (ROCHESTER), LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM SERVICES (SANTA ANA), LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM SERVICES (SYRACUSE), LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM SERVICES (TEXAS), LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK UNIFORM SERVICES (WEST ADAMS), LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK VENUE SERVICES, INC.

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK WTC, LLC

By:	/s/ Bruce Fears
Name:	Bruce Fears
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Bruce Fears Bruce Fears	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

ARAMARK/ HMS, LLC

By:	/s/ Joseph M. Munnelly
Name:	Joseph M. Munnelly
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Joseph M. Munnelly Joseph M. Munnelly	President (Principal Executive Officer and Principal Accounting Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

BRAND COFFEE SERVICE, INC.

By:	/s/ Mike Walsh
Name:	Mike Walsh
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mike Walsh Mike Walsh	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

COHR HOLDINGS, INC.

By:	/s/ Kenneth Sandifer
Name:	Kenneth Sandifer
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Kenneth Sandifer Kenneth Sandifer	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

COHR INC.

By:	/s/ Kenneth Sandifer
Name:	Kenneth Sandifer
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Kenneth Sandifer Kenneth Sandifer	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

D.G. MAREN II, INC.

By:	/s/ Mark Nelson
Name:	Mark Nelson
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mark Nelson Mark Nelson	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

DELSAC VIII, INC.

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

FILTERFRESH COFFEE SERVICE, INC.

By:	/s/ Mike Walsh
Name:	Mike Walsh
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mike Walsh Mike Walsh	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

FILTERFRESH FRANCHISE GROUP, LLC

By:	/s/ Mike Walsh
Name:	Mike Walsh
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mike Walsh Mike Walsh	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

FINE HOST HOLDINGS, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer), and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

GENESIS TECHNOLOGY PARTNERS, LLC

By:	/s/ Kenneth Sandifer
Name:	Kenneth Sandifer
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Kenneth Sandifer Kenneth Sandifer	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

GTP ACQUISITION CO.

By:	/s/ Kenneth Sandifer
Name:	Kenneth Sandifer
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Kenneth Sandifer Kenneth Sandifer	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

HARRISON CONFERENCE ASSOCIATES, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

HARRISON CONFERENCE CENTER OF GLEN COVE, INC.

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer), Director and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

HARRISON CONFERENCE CENTER OF LAKE BLUFF, INC.

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer), Director and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

HARRISON CONFERENCE SERVICES OF MASSACHUSETTS, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

HARRISON CONFERENCE SERVICES OF NORTH CAROLINA, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

HARRISON CONFERENCE SERVICES CENTER OF PRINCETON, INC.

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer), Director and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

HARRISON CONFERENCE CENTER OF WELLESLEY, LLC

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

HARRY M. STEVENS, INC. OF NEW JERSEY

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

HARRY M. STEVENS, INC. OF PENN.

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

HARRY M. STEVENS, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

KOWALSKI-DICKOW ASSOCIATES, LLC

By:	/s/ Michael Leone
Name:	Michael Leone
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Michael Leone Michael Leone	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

L&N UNIFORM SUPPLY, LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

LAKE TAHOE CRUISES, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

LANDY TEXTILE RENTAL SERVICES, LLC

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Uniform & Career Apparel Group, Inc., the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

LIFEWORKS RESTAURANT GROUP, LLC

By:	/s/ Gary Crompton
Name:	Gary Crompton
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Gary Crompton Gary Crompton	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

MPBP HOLDINGS, INC.

By:	/s/ Kenneth Sandifer
Name:	Kenneth Sandifer
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Kenneth Sandifer Kenneth Sandifer	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

MYASSISTANT, INC.

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

NEW ARAMARK LLC

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

OLD TIME COFFEE CO.

By:	/s/ Mike Walsh
Name:	Mike Walsh
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mike Walsh Mike Walsh	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

OVERALL LAUNDRY SERVICES, INC.

By:	/s/ Brad Drummond
Name:	Brad Drummond
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Brad Drummond Brad Drummond	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

PARADISE HORNBLOWER, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

POTOMAC COFFEE, LLC

By:	/s/ Mike Walsh
Name:	Mike Walsh
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mike Walsh Mike Walsh	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

REMEDPAR, INC.

By:	/s/ Kenneth Sandifer
Name:	Kenneth Sandifer
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Kenneth Sandifer Kenneth Sandifer	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

RESTAURA, INC.

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director and serving as Principal Executive Officer

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

SHORELINE OPERATING COMPANY, INC.

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

TAHOE ROCKET LP

By:	/s/ Karen A. Wallace
Name:	Karen A. Wallace
Title:	Treasurer, ARAMARK Sports and Entertainment, LLC, the General Partner

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member of ARAMARK Sports and Entertainment Services, LLC, the General Partner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

TRAVEL SYSTEMS, LLC

By:	/s/ Marc Bruno
Name:	Marc Bruno
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Marc Bruno Marc Bruno	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer)

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director of ARAMARK Corporation, the indirect controlling Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 21, 2014.

VAN HOUTTE USA HOLDINGS INC.

By:	/s/ Mike Walsh
Name:	Mike Walsh
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds, Harold B. Dichter and Robert T. Rambo Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 21, 2014.

Signature	Capacity

/s/ Mike Walsh Mike Walsh	President (Principal Executive Officer)

/s/ Karen A. Wallace Karen A. Wallace	Treasurer (Principal Financial Officer) and Director

/s/ Joseph M. Munnelly Joseph M. Munnelly	Assistant Treasurer (Principal Accounting Officer)

/s/ L. Frederick Sutherland L. Frederick Sutherland	Director

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of August 8, 2006 between ARAMARK Corporation, RMK Acquisition Corporation and RMK Finance LLC (incorporated by reference to exhibit 2.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on August 8, 2006, pursuant to the Exchange Act (file number 001-16807)).

2.2	Certificate of Ownership and Merger (merging ARAMARK Corporation into ARAMARK Services, Inc.) (incorporated by reference to Exhibit 99.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on April 5, 2007, pursuant to the Exchange Act (file number 001-16807)).

3.1	Amended and Restated Certificate of Incorporation of ARAMARK Holdings Corporation (incorporated by reference to Exhibit 3.1 to ARAMARK Holdings Corporation’s Current Report on Form 8-K filed with the SEC on December 16, 2013, pursuant to the Exchange Act (file number 001-36223)).

3.2	Amended and Restated By-laws of ARAMARK Holdings Corporation (incorporated by reference to Exhibit 3.2 to ARAMARK Holdings Corporation’s Current Report on Form 8-K filed with the SEC on December 16, 2013, pursuant to the Exchange Act (file number 001-36223)).

3.3	Certificate of Incorporation of ARAMARK Corporation (incorporated by reference to Exhibit 3.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on April 5, 2007, pursuant to the Exchange Act (file number 001-16807)).

3.4	By-laws of ARAMARK Corporation (incorporated by reference to Exhibit 3.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on April 5, 2007, pursuant to the Exchange Act (file number 001-16807)).

3.5	Certificate of Formation of 1st& Fresh, LLC (incorporated by reference to Exhibit 3.5 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.6	Operating Agreement of 1st& Fresh, LLC (incorporated by reference to Exhibit 3.6 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.7	Certificate of Incorporation of Addison Concessions, Inc. (incorporated by reference to Exhibit 3.3 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.8	By-laws of Addison Concessions, Inc. (incorporated by reference to Exhibit 3.4 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.9	Articles of Organization of American Snack & Beverage, LLC (incorporated by reference to Exhibit 3.5 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.10	Limited Liability Company Agreement of American Snack & Beverage, LLC (incorporated by reference to Exhibit 3.6 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.11	Articles of Organization of ARAMARK American Food Services, LLC (incorporated by reference to Exhibit 3.7 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.12	Limited Liability Company Agreement of ARAMARK American Food Services, LLC (incorporated by reference to Exhibit 3.8 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.13	Certificate of Formation of ARAMARK Asia Management, LLC (incorporated by reference to Exhibit 3.9 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.14	Limited Liability Company Agreement of ARAMARK Asia Management, LLC (incorporated by reference to Exhibit 3.10 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.15	Certificate of Formation of ARAMARK Business & Industry, LLC (incorporated by reference to Exhibit 3.15 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.16	Certificate of Limited Partnership of ARAMARK Aviation Services Limited Partnership (incorporated by reference to Exhibit 3.11 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.17	Agreement of Limited Partnership of ARAMARK Aviation Services Limited Partnership (incorporated by reference to Exhibit 3.12 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.18	Operating Agreement of ARAMARK Business & Industry, LLC (incorporated by reference to Exhibit 3.18 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.19	Certificate of Formation of ARAMARK Business Center, LLC (incorporated by reference to Exhibit 3.19 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.20	Limited Liability Company Agreement of ARAMARK Business Center, LLC (incorporated by reference to Exhibit 3.20 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.21	Certificate of Formation of ARAMARK Business Dining Services of Texas, LLC (incorporated by reference to Exhibit 3.13 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.22	Company Agreement of ARAMARK Business Dining Services of Texas, LLC (incorporated by reference to Exhibit 3.14 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.23

Certificate of Formation of ARAMARK Business Facilities, LLC (incorporated by reference to Exhibit 3.23 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.24	Operating Agreement of ARAMARK Business Facilities, LLC (incorporated by reference to Exhibit 3.24 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.25	Certificate of Formation of ARAMARK Campus, LLC (incorporated by reference to Exhibit 3.15 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.26	Limited Liability Company Agreement of ARAMARK Campus, LLC (incorporated by reference to Exhibit 3.16 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.27	Articles of Organization of ARAMARK Capital Asset Services, LLC (incorporated by reference to Exhibit 3.17 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.28	Limited Liability Company Agreement of ARAMARK Capital Asset Services, LLC (incorporated by reference to Exhibit 3.18 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.29	Certificate of Formation of ARAMARK Cleanroom Services, LLC (incorporated by reference to Exhibit 3.19 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.30	Limited Liability Company Agreement of ARAMARK Cleanroom Services, LLC (incorporated by reference to Exhibit 3.20 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.31	Certificate of Incorporation of ARAMARK Cleanroom Services (Puerto Rico), Inc. (incorporated by reference to Exhibit 3.21 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.32	By-laws of ARAMARK Cleanroom Services (Puerto Rico), Inc. (incorporated by reference to Exhibit 3.22 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.33	Certificate of Formation of ARAMARK Confection, LLC (incorporated by reference to Exhibit 3.25 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.34	Limited Liability Company Agreement of ARAMARK Confection, LLC (incorporated by reference to Exhibit 3.26 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.35	Certificate of Formation of ARAMARK Construction and Energy Services, LLC (incorporated by reference to Exhibit 3.35 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.36	Limited Liability Company Agreement of ARAMARK Construction and Energy Services, LLC (incorporated by reference to Exhibit 3.36 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.37	Certificate of Incorporation of ARAMARK Construction Services, Inc. (incorporated by reference to Exhibit 3.37 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.38	By-laws of ARAMARK Construction Services, Inc. (incorporated by reference to Exhibit 3.38 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.39	Articles of Incorporation of ARAMARK Consumer Discount Company (incorporated by reference to Exhibit 3.27 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.40	By-laws of ARAMARK Consumer Discount Company (incorporated by reference to Exhibit 3.28 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.41	Certificate of Formation of ARAMARK Correctional Services, LLC (incorporated by reference to Exhibit 3.29 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.42	Limited Liability Company Agreement of ARAMARK Correctional Services, LLC (incorporated by reference to Exhibit 3.30 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.43	Certificate of Formation of ARAMARK CTS, LLC (incorporated by reference to Exhibit 3.31 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.44	Limited Liability Company Operating Agreement of ARAMARK CTS, LLC (incorporated by reference to Exhibit 3.32 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.45	Articles of Incorporation of ARAMARK Distribution Services, Inc. (incorporated by reference to Exhibit 3.33 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.46	Bylaws of ARAMARK Distribution Services, Inc. (incorporated by reference to Exhibit 3.34 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.47	Certificate of Formation of ARAMARK Educational Group, LLC (incorporated by reference to Exhibit 3.35 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.48	Limited Liability Company Agreement of ARAMARK Educational Group, LLC (incorporated by reference to Exhibit 3.36 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.49	Certificate of Formation of ARAMARK Educational Services of Texas, LLC (incorporated by reference to Exhibit 3.37 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.50	Company Agreement of ARAMARK Educational Services of Texas, LLC (incorporated by reference to Exhibit 3.38 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.51	Articles of Association of ARAMARK Educational Services of Vermont, Inc. (incorporated by reference to Exhibit 3.39 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.52	By-laws of ARAMARK Educational Services of Vermont, Inc. (incorporated by reference to Exhibit 3.40 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.53	Certificate of Formation of ARAMARK Educational Services, LLC (incorporated by reference to Exhibit 3.41 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.54	Limited Liability Company Agreement of ARAMARK Educational Services, LLC (incorporated by reference to Exhibit 3.42 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.55	Certificate of Formation of ARAMARK Engineering Associates, LLC (incorporated by reference to Exhibit 3.43 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.56	Operating Agreement of ARAMARK Engineering Associates, LLC (incorporated by reference to Exhibit 3.44 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.57	Certificate of Formation of ARAMARK Entertainment, LLC (incorporated by reference to Exhibit 3.45 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.58	Limited Liability Company Agreement of ARAMARK Entertainment, LLC (incorporated by reference to Exhibit 3.46 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.59	Certificate of Incorporation of ARAMARK Executive Management Services USA, Inc. (incorporated by reference to Exhibit 3.47 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.60	By-laws of ARAMARK Executive Management Services USA, Inc. (incorporated by reference to Exhibit 3.48 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.61	Certificate of Formation of ARAMARK Facilities Management, LLC (incorporated by reference to Exhibit 3.49 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.62	Limited Liability Company Agreement of ARAMARK Facilities Management, LLC (incorporated by reference to Exhibit 3.50 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.63	Articles of Incorporation of ARAMARK Facility Management Corporation of Iowa (incorporated by reference to Exhibit 3.51 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.64	Bylaws of ARAMARK Facility Management Corporation of Iowa (incorporated by reference to Exhibit 3.52 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.65	Certificate of Formation of ARAMARK Facility Services, LLC (incorporated by reference to Exhibit 3.53 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.66	Operating Agreement of ARAMARK Facility Services, LLC (incorporated by reference to Exhibit 3.54 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.67	Certificate of Formation of ARAMARK FHC Business Services, LLC (incorporated by reference to Exhibit 3.55 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.68	Limited Liability Company Agreement of ARAMARK FHC Business Services, LLC (incorporated by reference to Exhibit 3.56 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.69	Certificate of Formation of ARAMARK FHC Campus Services, LLC (incorporated by reference to Exhibit 3.57 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.70	Limited Liability Company Agreement of ARAMARK FHC Campus Services, LLC (incorporated by reference to Exhibit 3.58 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.71	Certificate of Formation of ARAMARK FHC Correctional Services, LLC (incorporated by reference to Exhibit 3.59 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.72	Limited Liability Company Agreement of ARAMARK FHC Correctional Services, LLC (incorporated by reference to Exhibit 3.60 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.73	Certificate of Formation of ARAMARK FHC Healthcare Support Services, LLC (incorporated by reference to Exhibit 3.61 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.74	Limited Liability Company Agreement of ARAMARK FHC Healthcare Support Services, LLC (incorporated by reference to Exhibit 3.62 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.75	Articles of Incorporation of ARAMARK FHC Kansas, Inc. (incorporated by reference to Exhibit 3.63 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.76	By-laws of ARAMARK FHC Kansas, Inc. (incorporated by reference to Exhibit 3.64 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.77	Certificate of Formation of ARAMARK FHC Refreshment Services, LLC (incorporated by reference to Exhibit 3.65 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.78	Limited Liability Company Agreement of ARAMARK FHC Refreshment Services, LLC (incorporated by reference to Exhibit 3.66 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.79	Certificate of Formation of ARAMARK FHC School Support Services, LLC (incorporated by reference to Exhibit 3.67 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.80	Limited Liability Company Agreement of ARAMARK FHC School Support Services, LLC (incorporated by reference to Exhibit 3.68 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.81	Certificate of Formation of ARAMARK FHC Services, LLC (incorporated by reference to Exhibit 3.69 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.82	Limited Liability Company Agreement of ARAMARK FHC Services, LLC (incorporated by reference to Exhibit 3.70 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.83	Certificate of Formation ARAMARK FHC Sports and Entertainment Services, LLC (incorporated by reference to Exhibit 3.71 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.84	Limited Liability Company Agreement of ARAMARK FHC Sports and Entertainment Services, LLC (incorporated by reference to Exhibit 3.72 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.85	Certificate of Formation of ARAMARK FHC, LLC (incorporated by reference to Exhibit 3.73 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.86	Limited Liability Company Agreement of ARAMARK FHC, LLC (incorporated by reference to Exhibit 3.74 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.87	Certificate of Incorporation of ARAMARK Food and Support Services Group, Inc. (incorporated by reference to Exhibit 3.75 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.88	By-laws of ARAMARK Food and Support Services Group, Inc. (incorporated by reference to Exhibit 3.76 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.89	Certificate of Formation of ARAMARK Food Service, LLC (incorporated by reference to Exhibit 3.77 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.90	Limited Liability Company Agreement of ARAMARK Food Service, LLC (incorporated by reference to Exhibit 3.78 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.91	Articles of Incorporation of ARAMARK Food Service Corporation of Kansas (incorporated by reference to Exhibit 3.79 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.92	By-laws of ARAMARK Food Service Corporation of Kansas (incorporated by reference to Exhibit 3.80 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.93	Certificate of Formation of ARAMARK Food Service of Texas, LLC (incorporated by reference to Exhibit 3.81 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.94	Company Agreement of ARAMARK Food Service of Texas, LLC (incorporated by reference to Exhibit 3.82 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.95	Certificate of Formation of ARAMARK FSM, LLC (incorporated by reference to Exhibit 3.83 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.96	Limited Liability Company Agreement of ARAMARK FSM, LLC (incorporated by reference to Exhibit 3.84 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.97	Articles of Incorporation of ARAMARK Healthcare Support Services of Texas, Inc. (incorporated by reference to Exhibit 3.85 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.98	By-laws of ARAMARK Healthcare Support Services of Texas, Inc. (incorporated by reference to Exhibit 3.86 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.99	Articles of Incorporation of ARAMARK Healthcare Support Services of the Virgin Islands, Inc. (incorporated by reference to Exhibit 3.87 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.100	By-laws of ARAMARK Healthcare Support Services of the Virgin Islands, Inc. (incorporated by reference to Exhibit 3.88 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.101	Certificate of Formation of ARAMARK Healthcare Support Services, LLC (incorporated by reference to Exhibit 3.89 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.102	Limited Liability Company Agreement of ARAMARK Healthcare Support Services, LLC (incorporated by reference to Exhibit 3.90 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.103	Certificate of Formation of ARAMARK/HMS, LLC (incorporated by reference to Exhibit 3.91 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.104	Limited Liability Company Agreement of ARAMARK/HMS, LLC (incorporated by reference to Exhibit 3.92 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.105	Certificate of Formation of ARAMARK Healthcare Technologies, LLC (incorporated by reference to Exhibit 3.105 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.106	Limited Liability Company Agreement of ARAMARK Healthcare Technologies, LLC (incorporated by reference to Exhibit 3.24 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.107	Certificate of Formation of ARAMARK India Holdings LLC (incorporated by reference to Exhibit 3.93 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.108	Operating Agreement of ARAMARK India Holdings LLC (incorporated by reference to Exhibit 3.94 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.109	Certificate of Formation of ARAMARK Industrial Services, LLC (incorporated by reference to Exhibit 3.95 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.110	Limited Liability Company Agreement of ARAMARK Industrial Services, LLC (incorporated by reference to Exhibit 3.96 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.111	Certificate of Incorporation of ARAMARK Japan, Inc. (incorporated by reference to Exhibit 3.97 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.112	By-laws of ARAMARK Japan, Inc. (incorporated by reference to Exhibit 3.98 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.113	Articles of Incorporation of ARAMARK Kitty Hawk, Inc. (incorporated by reference to Exhibit 3.99 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.114	By-laws of ARAMARK Kitty Hawk, Inc. (incorporated by reference to Exhibit 3.100 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.115	Certificate of Formation of ARAMARK Management, LLC (incorporated by reference to Exhibit 3.115 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.116	Operating Agreement of ARAMARK Management, LLC (incorporated by reference to Exhibit 3.116 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.117	Certificate of Limited Partnership of ARAMARK Management Services Limited Partnership (incorporated by reference to Exhibit 3.101 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.118	Agreement of Limited Partnership of ARAMARK Management Services Limited Partnership (incorporated by reference to Exhibit 3.102 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.119	Restated Certificate of Incorporation of ARAMARK Marketing Services Group, Inc. (incorporated by reference to Exhibit 3.103 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.120	By-laws of ARAMARK Marketing Services Group, Inc. (incorporated by reference to Exhibit 3.104 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.121	Certificate of Formation of ARAMARK North Carolina Technical Services, LLC (incorporated by reference to Exhibit 3.121 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.122	Operating Agreement of ARAMARK North Carolina Technical Services, LLC (incorporated by reference to Exhibit 3.122 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.123	Certificate of Incorporation of ARAMARK Organizational Services, Inc. (incorporated by reference to Exhibit 3.105 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.124	By-laws of ARAMARK Organizational Services, Inc. (incorporated by reference to Exhibit 3.106 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.125	Certificate of Formation of ARAMARK Processing, LLC (incorporated by reference to Exhibit 3.125 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.126	Operating Agreement of ARAMARK Processing, LLC (incorporated by reference to Exhibit 3.126 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.127	Certificate of Formation of ARAMARK Qatar, LLC (incorporated by reference to Exhibit 3.127 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.128	Operating Agreement of ARAMARK Qatar, LLC (incorporated by reference to Exhibit 3.128 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.129	Certificate of Formation of ARAMARK Rail Services, LLC (incorporated by reference to Exhibit 3.129 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.130	Operating Agreement of ARAMARK Rail Services, LLC (incorporated by reference to Exhibit 3.130 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.131	Certificate of Formation of ARAMARK RAV, LLC (incorporated by reference to Exhibit 3.107 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.132	Limited Liability Company Agreement of ARAMARK RAV, LLC (incorporated by reference to Exhibit 3.108 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.133	Certificate of Incorporation of ARAMARK RBI, Inc. (incorporated by reference to Exhibit 3.109 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.134	By-laws of ARAMARK RBI, Inc. (incorporated by reference to Exhibit 3.110 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.135	Certificate of Formation of ARAMARK Refreshment Services of Tampa, LLC (incorporated by reference to Exhibit 3.135 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.136	Operating Agreement of ARAMARK Refreshment Services of Tampa, LLC (incorporated by reference to Exhibit 3.136 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.137	Certificate of Formation of ARAMARK Refreshment Services, LLC (incorporated by reference to Exhibit 3.111 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.138	Limited Liability Company Agreement of ARAMARK Refreshment Services, LLC (incorporated by reference to Exhibit 3.112 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.139	Certificate of Formation of ARAMARK Schools Facilities, LLC (incorporated by reference to Exhibit 3.139 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.140	Operating Agreement of ARAMARK Schools Facilities, LLC (incorporated by reference to Exhibit 3.140 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.141	Certificate of Formation of ARAMARK Schools, LLC (incorporated by reference to Exhibit 3.113 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.142	Limited Liability Company Agreement of ARAMARK Schools, LLC (incorporated by reference to Exhibit 3.114 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.143	Certificate of Incorporation of ARAMARK SCM, Inc. (incorporated by reference to Exhibit 3.115 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.144	By-laws of ARAMARK SCM, Inc. (incorporated by reference to Exhibit 3.116 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.145	Certificate of Formation of ARAMARK Senior Living Services, LLC (incorporated by reference to Exhibit 3.117 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.146	Limited Liability Company Agreement of ARAMARK Senior Living Services, LLC (incorporated by reference to Exhibit 3.118 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.147	Certificate of Incorporation of ARAMARK Senior Notes Company (incorporated by reference to Exhibit 3.119 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.148	By-laws of ARAMARK Senior Notes Company (incorporated by reference to Exhibit 3.120 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.149	Articles of Incorporation of ARAMARK Services Management of HI, Inc. (incorporated by reference to Exhibit 3.121 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.150	By-laws of ARAMARK Services Management of HI, Inc. (incorporated by reference to Exhibit 3.122 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.151	Articles of Incorporation of ARAMARK Services Management of IL, Inc. (incorporated by reference to Exhibit 3.123 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.152	By-laws of ARAMARK Services Management of IL, Inc. (incorporated by reference to Exhibit 3.124 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.153	Articles of Incorporation of ARAMARK Services Management of MI, Inc. (incorporated by reference to Exhibit 3.125 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.154	By-laws of ARAMARK Services Management of MI, Inc. (incorporated by reference to Exhibit 3.126 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.155	Certificate of Incorporation of ARAMARK Services Management of NJ, Inc. (incorporated by reference to Exhibit 3.127 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.156	By-laws of ARAMARK Services Management of NJ, Inc. (incorporated by reference to Exhibit 3.128 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.157	Articles of Incorporation of ARAMARK Services Management of OH, Inc. (incorporated by reference to Exhibit 3.129 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.158	By-laws of ARAMARK Services Management of OH, Inc. (incorporated by reference to Exhibit 3.130 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.159	Articles of Incorporation of ARAMARK Services Management of SC, Inc. (incorporated by reference to Exhibit 3.131 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.160	By-laws of ARAMARK Services Management of SC, Inc. (incorporated by reference to Exhibit 3.132 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.161	Articles of Incorporation of ARAMARK Services Management of WI, Inc. (incorporated by reference to Exhibit 3.133 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.162	By-laws of ARAMARK Services Management of WI, Inc. (incorporated by reference to Exhibit 3.134 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.163	Articles of Incorporation of ARAMARK Services of Kansas, Inc. (incorporated by reference to Exhibit 3.135 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.164	By-laws of ARAMARK Services of Kansas, Inc. (incorporated by reference to Exhibit 3.136 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.165	Restated Certificate of Incorporation of ARAMARK Services of Puerto Rico, Inc. (incorporated by reference to Exhibit 3.137 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.166	By-laws of ARAMARK Services of Puerto Rico, Inc. (incorporated by reference to Exhibit 3.138 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.167	Certificate of Incorporation of ARAMARK SM Management Services, Inc. (incorporated by reference to Exhibit 3.139 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.168	By-laws of ARAMARK SM Management Services, Inc. (incorporated by reference to Exhibit 3.140 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.169	Certificate of Formation of ARAMARK SMMS LLC (incorporated by reference to Exhibit 3.141 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.170	Limited Liability Company Agreement of ARAMARK SMMS LLC (incorporated by reference to Exhibit 3.142 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.171	Certificate of Formation of ARAMARK SMMS Real Estate LLC (incorporated by reference to Exhibit 3.143 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.172	Limited Liability Agreement of ARAMARK SMMS Real Estate LLC (incorporated by reference to Exhibit 3.144 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.173	Certificate of Formation of ARAMARK Sports and Entertainment Group, LLC (incorporated by reference to Exhibit 3.145 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.174	Limited Liability Company Agreement of ARAMARK Sports and Entertainment Group, LLC (incorporated by reference to Exhibit 3.146 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.175	Certificate of Formation of ARAMARK Sports and Entertainment Services of Texas, LLC (incorporated by reference to Exhibit 3.147 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.176	Company Agreement of ARAMARK Sports and Entertainment Services of Texas, LLC (incorporated by reference to Exhibit 3.148 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.177	Certificate of Formation of ARAMARK Sports and Entertainment Services, LLC (incorporated by reference to Exhibit 3.149 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.178	Limited Liability Company Agreement of ARAMARK Sports and Entertainment Services, LLC (incorporated by reference to Exhibit 3.150 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.179	Certificate of Formation of ARAMARK Sports Facilities, LLC (incorporated by reference to Exhibit 3.151 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.180	Operating Agreement of ARAMARK Sports Facilities, LLC (incorporated by reference to Exhibit 3.152 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.181	Certificate of Formation of ARAMARK Sports, LLC (incorporated by reference to Exhibit 3.153 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.182	Limited Liability Company Agreement of ARAMARK Sports, LLC (incorporated by reference to Exhibit 3.154 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.183	Certificate of Formation of ARAMARK Summer Games 1996, LLC (incorporated by reference to Exhibit 3.155 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.184	Limited Liability Company Agreement of ARAMARK Summer Games 1996, LLC (incorporated by reference to Exhibit 3.156 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.185	Restated Articles of Incorporation of ARAMARK Technical Services North Carolina, Inc. (incorporated by reference to Exhibit 3.185 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.186	By-laws of ARAMARK Technical Services North Carolina, Inc. (incorporated by reference to Exhibit 3.186 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.187	Certificate of Formation of ARAMARK Togwotee, LLC (incorporated by reference to Exhibit 3.187 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.188	Operating Agreement of ARAMARK Togwotee, LLC (incorporated by reference to Exhibit 3.188 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.189	Certificate of Formation of ARAMARK U.S. Offshore Services, LLC (incorporated by reference to Exhibit 3.157 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.190	Limited Liability Company Agreement of ARAMARK U.S. Offshore Services, LLC (incorporated by reference to Exhibit 3.158 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.191	Certificate of Incorporation of ARAMARK Uniform & Career Apparel Group, Inc. (incorporated by reference to Exhibit 3.159 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.192	By-laws of ARAMARK Uniform & Career Apparel Group, Inc. (incorporated by reference to Exhibit 3.160 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.193	Certificate of Formation of ARAMARK Uniform & Career Apparel, LLC (incorporated by reference to Exhibit 3.161 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.194	Limited Liability Company Agreement of ARAMARK Uniform & Career Apparel, LLC (incorporated by reference to Exhibit 3.162 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.195	Restated Certificate of Incorporation of ARAMARK Uniform Manufacturing Company (incorporated by reference to Exhibit 3.163 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.196	By-laws of ARAMARK Uniform Manufacturing Company (incorporated by reference to Exhibit 3.164 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.197	Certificate of Formation of ARAMARK Uniform Services (Baltimore) LLC (incorporated by reference to Exhibit 3.197 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.198	Operating Agreement of ARAMARK Uniform Services (Baltimore) LLC (incorporated by reference to Exhibit 3.171 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.199	Certificate of Formation of ARAMARK Uniform Services (Carmelo) LLC (incorporated by reference to Exhibit 3.199 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.200	Operating Agreement of ARAMARK Uniform Services (Carmelo) LLC (incorporated by reference to Exhibit 3.200 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.201	Certificate of Formation of ARAMARK Uniform Services (Matchpoint) LLC (incorporated by reference to Exhibit 3.165 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.202	Operating Agreement of ARAMARK Uniform Services (Matchpoint) LLC (incorporated by reference to Exhibit 3.166 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.203	Certificate of Formation of ARAMARK Uniform Services (Midwest) LLC (Delaware) (incorporated by reference to Exhibit 3.167 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.204	Operating Agreement of ARAMARK Uniform Services (Midwest) LLC (Delaware) (incorporated by reference to Exhibit 3.168 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.205	Certificate of Formation of ARAMARK Uniform Services (Texas) LLC (incorporated by reference to Exhibit 3.169 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.206	Operating Agreement of ARAMARK Uniform Services (Texas) LLC (incorporated by reference to Exhibit 3.170 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.207	Certificate of Formation of ARAMARK Uniform Services (Rochester) LLC (incorporated by reference to Exhibit 3.171 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.208	Limited Liability Company Agreement of ARAMARK Uniform Services (Rochester) LLC (incorporated by reference to Exhibit 3.172 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.209	Certificate of Formation of ARAMARK Uniform Services (Santa Ana) LLC (incorporated by reference to Exhibit 3.173 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.210	Limited Liability Company Agreement of ARAMARK Uniform Services (Santa Ana) LLC (incorporated by reference to Exhibit 3.174 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.211	Certificate of Formation of ARAMARK Uniform Services (Syracuse) LLC (incorporated by reference to Exhibit 3.175 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.212	Limited Liability Company Agreement ARAMARK Uniform Services (Syracuse) LLC (incorporated by reference to Exhibit 3.176 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.213	Certificate of Formation of ARAMARK Uniform Services (West Adams) LLC (incorporated by reference to Exhibit 3.179 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.214	Operating Agreement of ARAMARK Uniform Services (West Adams) LLC (incorporated by reference to Exhibit 3.180 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.215	Certificate of Formation of ARAMARK WTC, LLC (incorporated by reference to Exhibit 3.215 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.216	Limited Liability Company Agreement of ARAMARK WTC, LLC (incorporated by reference to Exhibit 3.216 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.217	Articles of Amendment to the Articles of Incorporation of Brand Coffee Service, Inc. (incorporated by reference to Exhibit 3.217 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.218	By-laws of Brand Coffee Service, Inc. (incorporated by reference to Exhibit 3.218 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.219	Amended and Restated Certificate of Incorporation of COHR Holdings, Inc. (incorporated by reference to Exhibit 3.219 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.220	By-laws of COHR Holdings, Inc. (incorporated by reference to Exhibit 3.220 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.221	Restated Certificate of Incorporation of COHR, Inc. (incorporated by reference to Exhibit 3.221 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.222	By-laws of COHR, Inc (incorporated by reference to Exhibit 3.222 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

Exhibit No.	Description

3.223	Certificate of Incorporation of D.G. Maren II, Inc. (incorporated by reference to Exhibit 3.223 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.224	By-laws of D.G. Maren II, Inc. (incorporated by reference to Exhibit 3.224 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.225	Certificate of Incorporation of ARAMARK Venue Services, Inc. (incorporated by reference to Exhibit 3.181 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.226	By-laws of ARAMARK Venue Services, Inc. (incorporated by reference to Exhibit 3.182 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.227	Certificate of Incorporation of Delsac VIII, Inc. (incorporated by reference to Exhibit 3.183 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.228	By-laws of Delsac VIII, Inc. (incorporated by reference to Exhibit 3.184 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.229	Amended and Restated Certificate of Incorporation of Filterfresh Coffee Service, Inc. (incorporated by reference to Exhibit 3.229 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.230	By-laws of Filterfresh Coffee Services, Inc. (incorporated by reference to Exhibit 3.230 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.231	Certificate of Formation of Filterfresh Franchise Group, LLC (incorporated by reference to Exhibit 3.231 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.232	Limited Liability Company Agreement of Filterfresh Franchise Group, LLC (incorporated by reference to Exhibit 3.232 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.233	Certificate of Formation of Fine Host Holdings, LLC (incorporated by reference to Exhibit 3.185 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.234	Limited Liability Company Agreement of Fine Host Holdings, LLC (incorporated by reference to Exhibit 3.186 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.235	Articles of Organization of Genesis Technology Partners, LLC (incorporated by reference to Exhibit 3.235 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.236	Limited Liability Company Agreement of Genesis Technology Partners, LLC (incorporated by reference to Exhibit 3.236 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.237	Certificate of Incorporation of GTP Acquisition Co. (incorporated by reference to Exhibit 3.237 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

Exhibit No.	Description

3.238	By-laws of GTP Acquisition Co. (incorporated by reference to Exhibit 3.238 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.239	Certificate of Formation of Harrison Conference Associates, LLC (incorporated by reference to Exhibit 3.189 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.240	Limited Liability Company Agreement of Harrison Conference Associates, LLC (incorporated by reference to Exhibit 3.190 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.241	Certificate of Incorporation of Harrison Conference Center of Glen Cove, Inc. (incorporated by reference to Exhibit 3.191 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.242	By-laws of Harrison Conference Center of Glen Cove, Inc. (incorporated by reference to Exhibit 3.192 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.243	Articles of Incorporation of Harrison Conference Center of Lake Bluff, Inc. (incorporated by reference to Exhibit 3.193 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.244	By-laws of Harrison Conference Center of Lake Bluff, Inc. (incorporated by reference to Exhibit 3.194 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.245	Certificate of Organization of Harrison Conference Services of Massachusetts, LLC (incorporated by reference to Exhibit 3.195 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.246	Operating Agreement of Harrison Conference Services of Massachusetts, LLC (incorporated by reference to Exhibit 3.196 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.247	Articles of Organization of Harrison Conference Services of North Carolina, LLC (incorporated by reference to Exhibit 3.197 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.248	Operating Agreement of Harrison Conference Services of North Carolina, LLC (incorporated by reference to Exhibit 3.198 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.249	Certificate of Incorporation of Harrison Conference Services of Princeton, Inc. (incorporated by reference to Exhibit 3.199 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.250	By-laws of Harrison Conference Services of Princeton, Inc. (incorporated by reference to Exhibit 3.200 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.251	Certificate of Organization of Harrison Conference Services of Wellesley, LLC (incorporated by reference to Exhibit 3.201 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.252	Operating Agreement of Harrison Conference Services of Wellesley, LLC (incorporated by reference to Exhibit 3.202 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.253	Certificate of Formation of Harry M. Stevens, LLC (incorporated by reference to Exhibit 3.203 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.254	Operating Agreement of Harry M. Stevens, LLC (incorporated by reference to Exhibit 3.204 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.255	Certificate of Incorporation of Harry M. Stevens, Inc. of New Jersey (incorporated by reference to Exhibit 3.205 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.256	By-laws of Harry M. Stevens, Inc. of New Jersey (incorporated by reference to Exhibit 3.206 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.257	Articles of Incorporation of Harry M. Stevens, Inc. of Penn. (incorporated by reference to Exhibit 3.207 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.258	By-laws of Harry M. Stevens, Inc. of Penn. (incorporated by reference to Exhibit 3.208 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.259	Articles of Organization of Kowalski-Dickow Associates, LLC (incorporated by reference to Exhibit 3.209 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.260	Limited Liability Company Agreement of Kowalski-Dickow Associates, LLC (incorporated by reference to Exhibit 3.210 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.261	Articles of Organization-Conversion of L&N Uniform Supply, LLC (incorporated by reference to Exhibit 3.211 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.262	Operating Agreement of L&N Uniform Supply, LLC (incorporated by reference to Exhibit 3.212 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.263	Articles of Organization-Conversion of Lake Tahoe Cruises, LLC (incorporated by reference to Exhibit 3.213 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.264	Operating Agreement of Lake Tahoe Cruises, LLC (incorporated by reference to Exhibit 3.214 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.265	Certificate of Formation of Landy Textile Rental Services, LLC (incorporated by reference to Exhibit 3.215 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.266	Operating Agreement of Landy Textile Rental Services, LLC (incorporated by reference to Exhibit 3.216 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.267	Certificate of Formation of Lifeworks Restaurant Group LLC (incorporated by reference to Exhibit 3.267 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

Exhibit No.	Description

3.268	Operating Agreement of Lifeworks Restaurant Group, LLC (incorporated by reference to Exhibit 3.268 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.269	Amended and Restated Certificate of Incorporation of MPBP Holdings, Inc. (incorporated by reference to Exhibit 3.269 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.270	By-laws of MPBP Holdings, Inc. (incorporated by reference to Exhibit 3.270 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.271	Articles of Incorporation of MyAssistant, Inc. (incorporated by reference to Exhibit 3.217 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.272	By-laws of MyAssistant, Inc. (incorporated by reference to Exhibit 3.218 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.273	Certificate of Formation of New ARAMARK LLC (incorporated by reference to Exhibit 3.273 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.274	Limited Liability Company Agreement of New ARAMARK LLC (incorporated by reference to Exhibit 3.274 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.275	Certificate of Incorporation of Old Time Coffee Co. (incorporated by reference to Exhibit 3.275 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.276	By-laws of Old Time Coffee Co. (incorporated by reference to Exhibit 3.276 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.277	Articles of Incorporation of Overall Laundry Services, Inc. (incorporated by reference to Exhibit 3.219 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.278	By-laws of Overall Laundry Services, Inc. (incorporated by reference to Exhibit 3.220 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.279	Articles of Organization of Paradise Hornblower, LLC (incorporated by reference to Exhibit 3.221 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.280	Amended and Restated Operating Agreement of Paradise Hornblower, LLC (incorporated by reference to Exhibit 3.222 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.281	Restated Articles of Incorporation of Restaura, Inc. (incorporated by reference to Exhibit 3.223 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.282	By-laws of Restaura, Inc. (incorporated by reference to Exhibit 3.224 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

Exhibit No.	Description

3.283	Certificate of Formation of Potomac Coffee, LLC (incorporated by reference to Exhibit 3.283 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.284	Limited Liability Company Agreement of Potomac Coffee, LLC (incorporated by reference to Exhibit 3.284 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.285	Certificate of Incorporation of ReMedPar, Inc. (incorporated by reference to Exhibit 3.285 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.286	By-laws of ReMedPar, Inc. (incorporated by reference to Exhibit 3.286 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.287	Articles of Incorporation of Shoreline Operating Company, Inc. (incorporated by reference to Exhibit 3.227 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.288	By-laws of Shoreline Operating Company, Inc. (incorporated by reference to Exhibit 3.228 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.289	Certificate of Limited Partnership of Tahoe Rocket LP (incorporated by reference to Exhibit 3.229 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.290

Limited Partnership Agreement of Tahoe Rocket LP (incorporated by reference to Exhibit 3.230 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.291	Articles of Organization of Travel Systems, LLC (incorporated by reference to Exhibit 3.233 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.292	Operating Agreement of Travel Systems, LLC (incorporated by reference to Exhibit 3.234 to ARAMARK Corporation’s Form S-4 filed with the SEC on June 7, 2007, pursuant to the Exchange Act (file number 333-143569)).

3.293	Certificate of Incorporation of Van Houtte USA Holdings Inc. (incorporated by reference to Exhibit 3.293 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

3.294	By-laws of Van Houtte USA Holdings Inc. (incorporated by reference to Exhibit 3.294 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

4.1	Indenture, dated as of March 7, 2013, among ARAMARK Corporation, the guarantors named therein and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on March 7. 2013 pursuant to the Exchange Act (file number 001-04762)).

4.2	Registration Rights Agreement, dated as of March 7, 2013, among ARAMARK Corporation, the guarantors named therein, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers (incorporated by reference to Exhibit 4.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on March 7. 2013 pursuant to the Exchange Act (file number 001-04762)).

Exhibit No.	Description

4.3	First Supplemental Indenture, dated as of December 17, 2013, among ARAMARK Holdings Corporation and The Bank of New York Mellon, as trustee. (incorporated by reference to Exhibit 4.3 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

4.4	Second Supplemental Indenture, dated as of December 17, 2013, among the entities listed in Schedule I thereto and The Bank of New York Mellon, as trustee. (incorporated by reference to Exhibit 4.4 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of Stephen R. Reynolds, Executive Vice President, General Counsel and Secretary to ARAMARK Holdings Corporation.

10.1†	Employment Agreement dated November 2, 2004 between ARAMARK Corporation and Joseph Neubauer (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K/A filed with the SEC on November 8, 2004, pursuant to the Exchange Act (file number 001-04762)).

10.2†	Amendment, effective as of January 26, 2007, to the Employment Agreement dated November 2, 2004 between ARAMARK Corporation and Joseph Neubauer (incorporated by reference to Exhibit 10.3 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on February 1, 2007, pursuant to the Exchange Act (file number 001-04762)).

10.3†	Amendment, effective as of November 15, 2007, to the Employment Agreement dated November 2, 2004 between ARAMARK Corporation and Joseph Neubauer (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on November 16, 2007, pursuant to the Exchange Act (file number 001-04762)).

10.4†	Letter relating to Joseph Neubauer’s Employment Agreement dated November 14, 2008 (incorporated by reference to Exhibit 10.4 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 15, 2008, pursuant to the Exchange Act (file number 001-04762)).

10.5†	Letter relating to Joseph Neubauer’s Employment Agreement dated May 7, 2012 (incorporated by reference to Exhibit 10.7 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.6†	Third Amendment dated as of November 14, 2012 to the Employment Agreement, dated as of November 2, 2004, as amended from time to time, between ARAMARK Corporation and Joseph Neubauer (incorporated by reference to Exhibit 10.4 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on November 19, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.7†	Letter Agreement dated May 7, 2012 between ARAMARK Corporation and Eric Foss (incorporated by reference to Exhibit 10.4 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.8†	Agreement Relating to Employment and Post-Employment Competition dated May 7, 2012 between ARAMARK Corporation and Eric Foss (incorporated by reference to Exhibit 10.5 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.9†	Amendment, effective as of June 25, 2013, to the Letter Agreement dated May 7, 2012 between ARAMARK Corporation and Eric Foss (incorporated by reference to Exhibit 10.6 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on June 26, 2013, pursuant to the Exchange Act (file number 001-04762)).

Exhibit No.	Description

10.10†	Form of Agreement Relating to Employment and Post-Employment Competition and Schedule 1 listing each Executive Officer who is a party to such Agreement (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on July 19, 2007, pursuant to the Exchange Act (file number 001-04762)).

10.11†	Form of Amendment to Agreement Relating to Employment and Post-Employment Competition (incorporated by reference to Exhibit 10.8 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 15, 2008, pursuant to the Exchange Act (file number 001-04762)).

10.12†	Agreement Relating to Employment and Post-Employment Competition dated November 14, 2007 between ARAMARK Corporation and Joseph Munnelly (incorporated by reference to Exhibit 10.2 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on February 6, 2008, pursuant to the Exchange Act (file number 001-04762)).

10.13†	Agreement Relating to Employment and Post-Employment Competition dated November 8, 2004 between ARAMARK Corporation and Karen A. Wallace (incorporated by reference to Exhibit 10.21 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 20, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.14†	Offer Letter dated July 20, 2012 between ARAMARK and Stephen R. Reynolds (incorporated by reference to Exhibit 10.12 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 20, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.15†	Agreement Relating to Employment and Post-Employment Competition dated December 6, 2012 between ARAMARK Corporation and Stephen R. Reynolds (incorporated by reference to Exhibit 10.13 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 20, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.16†	Agreement Relating to Employment and Post-Employment Competition dated July 1, 2013 between ARAMARK Corporation and Christina Takoudes Morrison (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2013, pursuant to the Exchange Act (file number 001-04762)).

10.17†	Form of Indemnification Agreement and attached schedule (incorporated by reference to Exhibit 10.4 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on August 10, 2005, pursuant to the Exchange Act (file number 001-04762)).

10.18†	Indemnification Agreement dated May 7, 2012 between Eric Foss and ARAMARK Corporation (incorporated by reference to Exhibit 10.6 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.19†	Indemnification Agreement dated December 15, 2011 between Joseph Munnelly and ARAMARK Corporation (incorporated by reference to Exhibit 10.13 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 15, 2011, pursuant to the Exchange Act (file number 001-04762)).

10.20†	Indemnification Agreement dated December 12, 2012 between Karen A. Wallace and ARAMARK Corporation (incorporated by reference to Exhibit 10.21 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 20, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.21†	Indemnification Agreement dated December 12, 2012 between Stephen R. Reynolds and ARAMARK Corporation (incorporated by reference to Exhibit 10.22 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 20, 2012, pursuant to the Exchange Act (file number 001-04762)).

Exhibit No.	Description

10.22†	Indemnification Agreement dated February 4, 2014 between Daniel J. Heinrich and ARAMARK Holdings Corporation (incorporated by reference to Exhibit 10.1 to ARAMARK Holdings Corporation’s Quarterly Report on Form 10-Q filed with the SEC on February 5, 2014, pursuant to the Exchange Act (file number 001-36223)).

10.23†	Indemnification Agreement dated February 4, 2014 between Stephen Sadove and ARAMARK Holdings Corporation (incorporated by reference to Exhibit 10.2 to ARAMARK Holdings Corporation’s Quarterly Report on Form 10-Q filed with the SEC on February 5, 2014, pursuant to the Exchange Act (file number 001-36223)).

10.24†	Indemnification Agreement dated February 4, 2014 between Christina Morrison and ARAMARK Holdings Corporation (incorporated by reference to Exhibit 10.3 to ARAMARK Holdings Corporation’s Quarterly Report on Form 10-Q filed with the SEC on February 5, 2014, pursuant to the Exchange Act (file number 001-36223)).

10.25†	Form of Performance Stock Unit Award Agreement (incorporated by reference to Exhibit 10.4 to ARAMARK Holdings Corporation’s Quarterly Report on Form 10-Q filed with the SEC on February 5, 2014, pursuant to the Exchange Act (file number 001-36223)).

10.26†	Fifth Amended and Restated ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

10.27†	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.5 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on February 1, 2007, pursuant to the Exchange Act (file number 001-04762)).

10.28†	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.2 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2007, pursuant to the Exchange Act (file number 001-04762)).

10.29†	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on November 16, 2007, pursuant to the Exchange Act (file number 001-04762)).

10.30†	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on March 1, 2010, pursuant to the Exchange Act (file number 001-04762)).

10.31†	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on June 22, 2011, pursuant to the Exchange Act (file number 001-04762)).

10.32†	Amendment to Outstanding Non-Qualified Stock Option Agreements dated March 1, 2010 (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on March 1, 2010, pursuant to the Exchange Act (file number 001-04762)).

10.33†	Form of Amendment to Outstanding Non-Qualified Stock Option Agreements (incorporated by reference to Exhibit 10.4 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on June 22, 2011, pursuant to the Exchange Act (file number 001-04762)).

10.34†	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.2 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.35†	Form of Non-Qualified Installment Stock Purchase Opportunity Agreement (incorporated by reference to Exhibit 10.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on June 22, 2011, pursuant to the Exchange Act (file number 001-04762)).

Exhibit No.	Description

10.36†	Form of Non-Qualified Installment Stock Purchase Opportunity Agreement (incorporated by reference to Exhibit 10.3 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.37†	Form of Non-Qualified Installment Stock Purchase Opportunity Agreement (incorporated by reference to Exhibit 10.3 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on November 19, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.38†	Form of Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on June 26, 2013, pursuant to the Exchange Act (file number 001-04762)).

10.39†	Form of Time-Based Restricted Stock Unit Award Agreement with ARAMARK Holdings Corporation (incorporated by reference to Exhibit 10.3 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on June 26, 2013, pursuant to the Exchange Act (file number 00104762)).

10.40†	Form of Restricted Stock Award Agreement with ARAMARK Holdings Corporation (incorporated by reference to Exhibit 10.4 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on June 26, 2013, pursuant to the Exchange Act (file number 001-04762)).

10.41†	Form of Replacement Stock Option Award Agreement with ARAMARK Holdings Corporation (incorporated by reference to Exhibit 10.5 to ARAMARK Corporation’s Current Report on Form 8K filed with the SEC on June 26, 2013, pursuant to the Exchange Act (file number 001-04762)).

10.42†	Schedule 1s to Outstanding Non-Qualified Stock Option Agreements (incorporated by reference to Exhibit 10.18 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 15, 2009, pursuant to the Exchange Act (file number 001-04762)).

10.43†	Schedules 1 to Outstanding Non-Qualified Stock Option Agreements (incorporated by reference to Exhibit 10.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on March 1, 2010, pursuant to the Exchange Act (file number 001-04762)).

10.44†	New Schedule 1 to Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on November 18, 2011, pursuant to the Exchange Act (file number 001-04762)).

10.45†	Revised Schedule 1s to outstanding Non-Qualified Stock Option Agreements (incorporated by reference to Exhibit 10.3 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on November 18, 2011, pursuant to the Exchange Act (file number 001-04762)).

10.46†	New Schedule 1 to Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on November 19, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.47†	Revised Schedule 1s to outstanding Non-Qualified Stock Option Agreements (incorporated by reference to Exhibit 10.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on November 19, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.48†	Amended and Restated ARAMARK 2001 Stock Unit Retirement Plan (incorporated by reference to Exhibit 10.22 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 19, 2003, pursuant to the Exchange Act (file number 001-04762)).

10.49†	Second Amended and Restated ARAMARK Savings Incentive Retirement Plan (incorporated by reference to Exhibit 10.45 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

Exhibit No.	Description

10.50†	Form of Deferred Stock Unit Award Agreement (incorporated by reference to Exhibit 10.46 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

10.51†	ARAMARK 2001 Deferred Compensation Plan (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Registration Statement on Form S-8 filed with the SEC on May 24, 2002, pursuant to the Securities Act (Registration No. 333-89120)).

10.52†	Second Amended and Restated ARAMARK 2005 Deferred Compensation Plan (incorporated by reference to Exhibit 10.48 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

10.53†	Amended and Restated ARAMARK Holdings Corporation Senior Executive Performance Bonus Plan (incorporated by reference to Exhibit 10.49 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

10.54†	Amended and Restated Executive Leadership Council Management Incentive Bonus Plan (2014) (incorporated by reference to Exhibit 10.50 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

10.55†	ARAMARK Holdings Corporation Hardship Stock Repurchase Policy (incorporated by reference to Exhibit 10.35 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 15, 2011, pursuant to the Exchange Act (file number 001-04762)).

10.56†	Limited Liquidity Program (incorporated by reference to Exhibit 10.36 to ARAMARK Corporation’s Annual Report on Form 10-K filed with the SEC on December 15, 2011, pursuant to the Exchange Act (file number 001-04762)).

10.57†	Amended Survivor Income Protection Plan (incorporated by reference to Exhibit 10.5 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2007, pursuant to the Exchange Act (file number 001-04762)).

10.58

Amended and Restated Stockholders Agreement, dated as of December 10, 2013, among ARAMARK Holdings Corporation and the other parties thereto (incorporated by reference to Exhibit 10.1 to ARAMARK Holdings Corporation’s Current Report on Form 8-K filed with the SEC on December 16, 2013, pursuant to the Exchange Act (file number 001-36223)).

10.59	Amended and Restated Registration Rights and Coordination Committee Agreement, dated as of December 10, 2013, among ARAMARK Holdings Corporation and the other parties thereto (incorporated by reference to Exhibit 10.2 to ARAMARK Holdings Corporation’s Current Report on Form 8-K filed with the SEC on December 16, 2013, pursuant to the Exchange Act (file number 001-36223)).

10.60	U.S. Pledge and Security Agreement, dated as of January 26, 2007, among ARAMARK Intermediate Holdco Corporation, RMK Acquisition Corporation, ARAMARK Corporation, the Subsidiary Parties from time to time party thereto and Citibank, N.A., as collateral agent (incorporated by reference to Exhibit 10.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on February 1, 2007, pursuant to the Exchange Act (file number 001-04762)).

10.61	Credit Agreement, dated as of January 26, 2007, as amended and restated as of March 26, 2010, by and among ARAMARK Corporation (as successor to RMK Acquisition Corporation, ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co KG, ARAMARK GmbH, ARAMARK Intermediate Holdco Corporation, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and LC facility issuing bank and the other parties thereto from time to time (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on March 31, 2010, pursuant to the Exchange Act (file number 001-04762)).

Exhibit No.	Description

10.62	Amendment Agreement No. 1, dated as of April 18, 2011, to the Credit Agreement, dated as of January 26, 2007, as amended and restated as of March 26, 2010, by and among ARAMARK Corporation (as successor to RMK Acquisition Corporation), ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co KG, ARAMARK GmbH, ARAMARK Intermediate Holdco Corporation, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and LC facility issuing bank and the other parties thereto from time to time (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on April 18, 2011, pursuant to the Exchange Act (file number 001-04762)).

10.63	Amendment Agreement No. 2, dated as of February 29, 2012, to the Credit Agreement, dated as of January 26, 2007, as amended and restated as of March 26, 2010, by and among ARAMARK Corporation (as successor to RMK Acquisition Corporation), ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co KG, ARAMARK GmbH, ARAMARK Intermediate Holdco Corporation, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and LC facility issuing bank and the other parties thereto from time to time (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on March 1, 2012, pursuant to the Exchange Act (file number 001-04672).

10.64	Amendment Agreement No. 3, dated as of December 20, 2012, to the Credit Agreement, dated as of January 26, 2007, as amended and restated as of March 26, 2010, as amended by Amendment Agreement No. 1 dated as of April 18, 2011 and as amended by Amendment Agreement No. 2 dated as of February 29, 2012, by and among ARAMARK Corporation (as successor to RMK Acquisition Corporation), ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co KG, ARAMARK GmbH, ARAMARK Intermediate Holdco Corporation, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and LC facility issuing bank and the other parties thereto from time to time (incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K filed with the SEC on December 20, 2012, pursuant to the Exchange Act (file number 001-04762)).

10.65	Amendment Agreement No. 4, dated as of February 22, 2013, to the Credit Agreement, dated as of January 26, 2007, as amended and restated as of March 26, 2010, as amended by Amendment Agreement No. 1 dated as of April 18, 2011, as amended by Amendment Agreement No. 2 dated as of February 29, 2012 and as amended by Amendment Agreement No. 3 dated as of December 20, 2012 by and among ARAMARK Corporation (as successor to RMK Acquisition Corporation), ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co KG, ARAMARK GmbH, ARAMARK Intermediate Holdco Corporation, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and LC facility issuing bank and the other parties thereto from time to time (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on February 28, 2013, pursuant to the Exchange Act (file number 001-04762)).

Exhibit No.	Description

10.66	Amendment Agreement No. 5, dated as of March 22, 2013, to the Credit Agreement, dated as of January 26, 2007, as amended and restated as of March 26, 2010, as amended by Amendment Agreement No. 1 dated as of April 18, 2011, as amended by Amendment Agreement No. 2 dated as of February 29, 2012, as amended by Amendment Agreement No. 3 dated as of April 20, 2012 and as amended by Amendment Agreement No. 4 dated as of February 22, 2013 by and among ARAMARK Corporation (as successor to RMK Acquisition Corporation), ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co KG, ARAMARK GmbH, ARAMARK Intermediate Holdco Corporation, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and LC facility issuing bank and the other parties thereto from time to time (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on March 28, 2013, pursuant to the Exchange Act (file number 001-04762)).

10.67	Assumption Agreement, dated as of March 30, 2007, relating to the Credit Agreement dated as of January 26, 2007 among ARAMARK Corporation, the other Borrowers and Loan Guarantors party thereto, the Lenders party thereto, Citibank, N.A., as administrative agent and collateral agent for the Lenders, and the other parties thereto from time to time (incorporated by reference to Exhibit 99.2 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on April 5, 2007, pursuant to the Exchange Act (file number 001-04762)).

10.68	Joinder Agreement, dated as of December 17, 2013, between each New Subsidiary listed on Schedule I thereto and JPMorgan Chase Bank, N.A., as agent. (incorporated by reference to Exhibit 10.64 to ARAMARK Holdings Corporation’s Form S-4 filed with the SEC on December 17, 2013, pursuant to the Exchange Act (file number 333-192907)).

10.69	Amended and Restated Master Distribution Agreement effective as of March 5, 2011 between SYSCO Corporation and ARAMARK Food and Support Services Group, Inc. (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2011, pursuant to the Exchange Act (file number 001-04762)) (Portions omitted pursuant to a request for confidential treatment).

10.70	Share Purchase Agreement among Veris plc, ARAMARK Ireland Holdings Limited, ARAMARK Investments Limited and ARAMARK Corporation dated October 2009 (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on November 4, 2009, pursuant to the Exchange Act (file number 001-04762)).

10.71	Agreement and Plan of Merger by and among MPBP Holdings, Inc., ARAMARK Clinical Technology Services, LLC, RMK Titan Acquisition Corporation, ARAMARK Corporation and the stockholders of MPBP Holdings, Inc. party thereto dated March 18, 2011 (incorporated by reference to Exhibit 10.1 to ARAMARK Corporation’s Current Report on Form 8-K filed with the SEC on March 24, 2011, pursuant to the Exchange Act (file number 001-04762)).

10.72†	ARAMARK 2005 Deferred Compensation Plan for Directors (incorporated by reference to Exhibit 10.67 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

10.73†	Revised Schedule 1s to Outstanding Non-Qualified Stock Option Agreements (incorporated by reference to Exhibit 10.68 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

10.74†	Form of Amendment to Outstanding Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.69 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

10.75†	ARAMARK Holdings Corporation 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.70 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

Exhibit No.	Description

10.76†	Form of Non-Qualified Stock Option Award under 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.71 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

10.77†	Form of Restricted Stock Unit Award under 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.72 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

10.78†	Form of Deferred Stock Unit Award under 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.73 to ARAMARK Holdings Corporation’s Form S-1/A filed with the SEC on November 19, 2013, pursuant to the Exchange Act (file number 333-191057)).

12.1*	Ratio of Earnings to Fixed Charges.

21.1	List of subsidiaries of ARAMARK Holdings Corporation (incorporated by reference to Exhibit 21.1 to ARAMARK Holdings Corporation’s Form S-1 filed with the SEC on September 9, 2013, pursuant to the Exchange Act (file number 333-191057)).

23.1*	Consent of Independent Registered Public Accounting Firm—KPMG LLP.

23.2*	Consent of Independent Auditors—Deloitte Touche Tohmatsu LLC.

23.3*	Consent of Simpson Thacher & Bartlett LLP (included in exhibit 5.1).

23.4*	Consent of Stephen R. Reynolds, Executive Vice President, General Counsel and Secretary of ARAMARK Holdings Corporation (included in exhibit 5.2).

24.1*	Power of Attorney (included on the signature page hereto).

*	Filed herewith.
†	Identifies exhibits that consist of a management contract or compensatory plan or arrangement.